As filed with the Securities and Exchange Commission on  October 2, 2026.

Registration No. 333-[•]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Tigerless AI Holdings Inc.
(Exact name of registrant as specified in its charter)

For co-registrants, see “Table of Co-Registrants” on the following page.

Nevada	6411	42-1978519
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

450 7th Avenue, Suite 905

New York, New York 10123

(866) 996-0777

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Zikang Wu, CEO

450 7th Avenue, Suite 905

New York, New York 10123

 (866) 996-0777

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey M. Gallant, Esq. Brian L. Ross, Esq. Graubard Miller 405 Lexington Avenue, 44th Floor New York, New York 10174 (212) 818-8800	Ari Edelman, Esq. Edelman Legal Advisory PLLC 400 Rella Boulevard, Suite 165 Suffern, New York 10901 (845) 533-3435

Approximate date of commencement of proposed sale to the public: As soon as practicable after (i) this registration statement is declared effective and (ii) upon completion of the applicable transactions described in the enclosed proxy statement/prospectus.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the SEC, acting pursuant to Section 8(a), may determine.

TABLE OF CO-REGISTRANTS

Exact Name of Co-Registrant as Specified in its Charter(1)(2)	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Tigerless Health, Inc.	New York	6411	83-2718739

(1) The Co-Registrant has the following principal executive office:

Tigerless Health, Inc.

450 7th Avenue, Suite 905

New York, New York 10123

Attention: Zikang Wu

(2) The agent for service for the Co-Registrant is:

Tigerless Health, Inc.

450 7th Avenue, Suite 905

New York, New York 10123

The information in this preliminary proxy statement/prospectus is not complete and may be changed. The registrant may not sell the securities described in this preliminary proxy statement/prospectus until the registration statement filed with the U.S. Securities and Exchange Commission, of which this proxy statement/prospectus is a part, is declared effective. This preliminary proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROXY STATEMENT/PROSPECTUS

SUBJECT TO COMPLETION, DATED  OCTOBER 2 , 2026

PROXY STATEMENT FOR THE EXTRAORDINARY GENERAL MEETING OF

PIERMONT VALLEY ACQUISITION CORP.

PROSPECTUS FOR

11,554,450 SHARES OF CLASS A COMMON STOCK, 22,400,000 SHARES OF CLASS B COMMON STOCK

AND

11,500,000 WARRANTS (AND 11,500,000 SHARES OF CLASS A COMMON STOCK UNDERLYING SUCH WARRANTS)

OF

TIGERLESS AI HOLDINGS INC.

–––––––––––––––––––––––––––––

PIERMONT VALLEY ACQUISITION CORP.

732 S 6th Street, #5386

Las Vegas, Nevada 89101

LETTER TO SHAREHOLDERS

Dear Piermont Valley Acquisition Corp. Shareholder:

You are cordially invited to attend an extraordinary general meeting of Piermont Valley Acquisition Corp., a Cayman Islands exempted company (“PVAC”), which will be held on [•], 2026, at [•] [a.m./p.m.], Eastern Time, as a virtual meeting, or at such other time, on such other date and at such other place to which the meeting may be postponed or adjourned (the “Shareholder Meeting”).

You can participate in the virtual Shareholder Meeting, vote and submit questions via live webcast by visiting https://[•]. Please see “Questions and Answers about the PVAC Shareholder Proposals — How do I attend the virtual Shareholder Meeting?” in the accompanying proxy statement/prospectus for more information. Even if you are planning on attending the Shareholder Meeting online, please promptly submit your proxy vote online, or, if you received a printed form of proxy in the mail, by completing, dating, signing and returning the enclosed proxy, so your shares will be represented at the Shareholder Meeting.

On April 17, 2026, PVAC entered into an Agreement and Plan of Merger (the “Business Combination Agreement”), by and among PVAC, Tigerless Health, Inc., a New York corporation (the “Company” or “Tigerless Health”), Tigerless AI Holdings Inc., a Nevada corporation and wholly-owned subsidiary of the Company (“Pubco”), Tigerless Merger Sub 1 Corp., a New York corporation and wholly-owned subsidiary of Pubco (“Merger Sub 1”), and Tigerless Merger Sub 2 Corp., a Cayman Islands exempted company and wholly-owned subsidiary of Pubco (“Merger Sub 2” and together with Merger Sub 1, the “Merger Subs”). The Business Combination Agreement and the transactions contemplated thereby (the “Business Combination”) were approved by the board of directors of each of PVAC (the “PVAC Board”), Pubco, the Merger Subs, and the Company. Pursuant to the Business Combination Agreement, upon the closing of the Business Combination (the “Closing”), the Company will merge with and into Merger Sub 1 (the “Reorganization Merger”), with the Company being the surviving corporation of the Reorganization Merger and becoming a wholly-owned subsidiary of Pubco, and then, immediately following the consummation of the Reorganization Merger, Merger Sub 2 will merge with and into PVAC (the “Acquisition Merger”, and together with the Reorganization Merger the “Mergers”), with PVAC being the surviving corporation of the Acquisition Merger and becoming a wholly-owned subsidiary of Pubco.

In connection with the Mergers, each (i) PVAC Class A ordinary share, par value $0.0001 per share (the “PVAC Class A Ordinary Shares”), and (ii) PVAC Class B ordinary share, par value $0.0001 per share (the “PVAC Class B Ordinary Shares” and, together with the PVAC Class A Ordinary Shares, the “PVAC Ordinary Shares”), issued and outstanding immediately prior to the effective time of the Mergers (the “Effective Time”) will be automatically cancelled and extinguished and converted into the right to receive one share of Class A nonvoting common stock of Pubco, par value $0.0001 per share (“Pubco Class A Common Stock”). All PVAC Ordinary Shares held in treasury by PVAC or owned by the Company will be cancelled and extinguished without consideration. At the Effective Time, each whole warrant of PVAC, each currently exercisable for one PVAC Class A ordinary share at an exercise price of $11.50 per share (the “PVAC Public Warrants”), that is outstanding immediately prior to the Effective Time shall be converted into a warrant to purchase one share of Pubco Class A Common Stock (“Pubco Warrants”), with each such warrant subject to substantially the same terms and conditions applicable to the PVAC Public Warrants prior to such conversion. Each PVAC unit, each consisting of one PVAC Class A Ordinary Share and one half of one PVAC Public Warrant (the “PVAC Units”), that is outstanding immediately prior to the Effective Time will be automatically separated into one PVAC Class A Ordinary Share and one-half of one PVAC Public Warrant, which underlying securities will be converted as described above; provided, however, that no fractional Pubco Warrants will be issued.

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PVAC has had three sponsors since its IPO as follows:

Sponsor Name	Formation Jurisdiction	Control Person
CEMAC Sponsor LP (“IPO Sponsor”)	Cayman Islands	Robert Oudhof
Vikasati Sponsor, LLC (“Vikasati Sponsor”)	Delaware	Suresh Guduru
Valleypark Road, LLC (“New Sponsor”)	Delaware	Xinying Wu

Unless the context requires otherwise, references to the “SPAC Sponsors” mean the IPO Sponsor, the Vikasati Sponsor and the New Sponsor.

Following the consummation of the Business Combination, Zikang Wu, the founder and Chief Executive Officer of Tigerless Health and the expected Chief Executive Officer and a director of Pubco, is currently expected to be the only Pre-Closing Company Stockholder eligible to receive contingent post-closing earn-out consideration under the Business Combination Agreement. If all of the earn-out conditions are met, Mr. Wu would receive up to an additional 10,000,000 shares of Pubco Class A Common Stock. See “Proposal 1: The Business Combination Proposal-Business Combination Agreement-Consideration-Potential Earn Out Stock Issuance.”

Pubco has a dual common stock structure comprised of Pubco Class A Common Stock, which generally has no voting rights, and Pubco Class B Common Stock, par value $0.0001 per share (“Pubco Class B Common Stock” and together with the Pubco Class A Common Stock, the “Pubco Common Stock”), which has one vote per share. See “Description of Pubco Securities” in the accompanying proxy statement/prospectus.

Upon consummation of the business combination, the former Company stockholders will hold an aggregate of 5,600,000 shares of Pubco Class A Common Stock and 22,400,000 shares of Pubco Class B Common Stock and the former stockholders of PVAC will hold an aggregate of 5,954,450 shares of Pubco Class A Common Stock (assuming no redemption of PVAC shares).

The PVAC Units, PVAC Class A Ordinary Shares and PVAC Public Warrants are not currently quoted on any exchange or trading market. Pubco has applied for listing of the Pubco Class A Common Stock and Pubco Warrants on The Nasdaq Stock Market LLC (“Nasdaq”), under the symbols “TGAI” and “TGAIW,” respectively, as of immediately following the Closing.

The accompanying notice of the Shareholder Meeting and proxy statement/prospectus describe the business PVAC will conduct at the Shareholder Meeting and provide information about PVAC and the Company that you should consider when you vote your shares. As more fully described in the accompanying proxy statement/prospectus, which is dated [•], 2026, and is first being mailed to shareholders on or about that date, the Shareholder Meeting will be held for the purpose of considering and voting on the following proposals:

●	Shareholder Proposal No. 1 — Business Combination Proposal — a proposal to adopt and approve the Business Combination Agreement, attached hereto as Annex A to this proxy statement/prospectus, and the transactions contemplated thereby (including the Business Combination) (the “Business Combination Proposal”).

●

Shareholder Proposal No. 2 – Pubco Organizational Document Advisory Proposals — To consider and vote upon the proposals to approve (on an advisory basis only, but which approval shall be a condition to the closing of the mergers) the material differences between the PVAC Charter and the certificate of incorporation and bylaws of Pubco, attached hereto as Annex B and Annex C to this proxy statement/prospectus, respectively, to be in effect upon consummation of the Business Combination (the “Pubco Organizational Documents Advisory Proposals”):

(A) Authorized Capital Stock — To approve authorized capital stock of Pubco of 500,000,000 shares of Pubco Class A Common Stock, par value $0.0001 per share, 75,000,000 shares of Pubco Class B Common Stock, par value $0.0001 per share, and 20,000,000 shares of preferred stock (“Pubco Preferred Stock”);

(B) Removal of Directors — To approve a provision that any or all of the directors of Pubco may be removed from office at any time, but only for cause and only by the affirmative vote of holders of 66 2/3% of the voting power of all then-outstanding shares of capital stock of Pubco entitled to vote generally in the election of directors, voting together as a single class, as permitted under the Nevada Revised Statutes (“NRS”);

(C) Chapter 78 Opt Out – To approve a provision that Pubco will elect not to be governed by certain provisions of Chapter 78 of the NRS relating to business combinations with interested stockholders (including NRS 78.411 through 78.444, inclusive), and instead will include in its articles of incorporation provisions that are substantially similar to such statutes, but which exclude certain parties from the definition of “interested stockholder.”

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(D) Stockholder Action by Written Consent — To approve a provision that any action required or permitted to be taken by the stockholders of Pubco must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders, provided that for so long as Zikang Wu owns a majority of the total voting power of stock entitled to vote generally in election of directors, any action required or permitted to be taken by stockholders may be taken by written consent in lieu of a meeting;

(E) Special Meetings of Stockholders — To approve a provision that special meetings of Pubco stockholders may be called only by or at the direction of Pubco’s board of directors (the “Pubco Board”), the chairperson of the Pubco Board or the Chief Executive Officer of Pubco and may not be called by any stockholder, provided that for so long as Zikang Wu owns a majority of the total voting power of stock entitled to vote generally in election of directors, special meetings may be called by or at the request of stockholders collectively holding a majority of the total voting power of stock entitled to vote generally in the election of directors;

(F) Amendment of the Charter — To approve a provision that amendment of the amended and restated certificate of incorporation of Pubco (the “Pubco Charter”) generally requires the approval of the Pubco Board and a majority of the combined voting power of the then-outstanding shares of voting stock, voting together as a single class, with the exception of certain provisions that would require the affirmative vote of at least 66 2/3% of the total voting power of all the then outstanding shares of stock of the company entitled to vote thereon, voting as a single class;

(G) Amendment of the Bylaws — To approve a provision expressly authorizing the Pubco Board to make, alter, amend or repeal the bylaws of Pubco (the “Pubco Bylaws”, and collectively with the Pubco Charter, the “Pubco Organizational Documents”) by an affirmative vote of a majority of the Pubco Board. The Pubco Bylaws may also be adopted, amended, altered or repealed by the Pubco Stockholders representing at least 66 2/3% of the voting power of all of the then-outstanding shares of capital stock of Pubco entitled to vote generally in the election of directors;

(H) Provisions Related to Status as Blank Check Company — To approve the removal of all of the provisions applicable only to blank check companies; and

●

Shareholder Proposal No. 3 — Adjournment Proposal — a proposal to adjourn the Shareholder Meeting to a later date or dates if more time is necessary to consummate the Business Combination (the “Adjournment Proposal”).

Each of the (a) Business Combination Proposal, (b) Pubco Organizational Documents Advisory Proposals, and (c) Adjournment Proposal are more fully described in the accompanying proxy statement/prospectus. Please take the time to read carefully each of the proposals in the accompanying proxy statement/prospectus before you vote.

When considering the PVAC Board’s recommendation, shareholders should consider the interests of Wei Qian, PVAC’s Chairman, Chief Executive Officer and Chief Financial Officer, and each of the SPAC Sponsors-CEMAC Sponsor LP, controlled by Robert Oudhof; Vikasati Sponsor, LLC, controlled by Suresh Guduru; and Valleypark Road, LLC, controlled by Xinying Wu. These interests include the Founder Shares to be converted into Pubco Class A Common Stock, the New Sponsor’s outstanding working-capital note and conversion right, voting arrangements, non-redemption and share-transfer arrangements, indemnification and D&O insurance rights, and PVAC’s right to designate one director to the Pubco Board. See “Interests of PVAC’s Directors and Officers and Others in the Business Combination,” “Information About PVAC-SPAC Sponsors” and “Certain Relationships and Related Person Transactions”for additional information on the foregoing interests.

Immediately following consummation of the Business Combination, the PVAC shareholders will beneficially own none of the voting power of Pubco Common Stock and certain of the pre-closing holders of Company Common Stock (including Zikang Wu who will serve as the Chief Executive Officer of Pubco upon consummation of the Business Combination) will beneficially own 100% of the voting power of Pubco Common Stock. Accordingly, following consummation of the Business Combination, Pubco will be a “controlled company” as defined in the corporate governance rules of Nasdaq and Zikang Wu will have the ability to determine all matters requiring shareholder approval following the Business Combination. While Pubco does not currently intend to take advantage of the exemptions to the corporate governance rules as a result of being a controlled company, it may do so in the future.

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The following tables set forth the anticipated beneficial ownership of Pubco Common Stock immediately following consummation of the Business Combination, separately identifying affiliated and unaffiliated holders and showing Pubco Class A Common Stock and Pubco Class B Common Stock separately, under each redemption scenario. The first table is presented on a basic outstanding share basis; the second is presented on a fully diluted basis (giving effect to all earn-out shares, the exercise of all Pubco Warrants and New Sponsor Conversion Warrants, the conversion of all 5,000 shares of Series A Preferred Stock at the $10.00 conversion price, and the issuance of all shares reserved under the Pubco 2026 Equity Incentive Plan).

Beneficial Ownership — Basic Outstanding Share Basis

	No Redemption				Maximum Redemption
Holder	Class A	Class B	Total	%	Class A	Class B	Total	%
Affiliated Holders:
Zikang Wu, Chief Executive Officer (1)	—	22,400,000	22,400,000	66.0%	—	22,400,000	22,400,000	66.4%
CEMAC Sponsor LP / IPO Sponsor (Robert Oudhof)	1,824,999	—	1,824,999	5.4%	1,824,999	—	1,824,999	5.4%
Vikasati Sponsor, LLC (Suresh Guduru)	1,686,001	—	1,686,001	5.0%	1,686,001	—	1,686,001	5.0%
Valleypark Road, LLC / New Sponsor (Xinying Wu)	2,239,000	—	2,239,000	6.6%	2,239,000	—	2,239,000	6.6%
Total Affiliated Holders	5,750,000	22,400,000	28,150,000	82.9%	5,750,000	22,400,000	28,150,000	83.4%
Unaffiliated Holders:
Unaffiliated PVAC Public Shareholders	204,450	—	204,450	0.6%	—	—	—	0.0%
Unaffiliated Tigerless Health stockholders, as a group (5 holders)(2)	5,600,000	—	5,600,000	16.5%	5,600,000	—	5,600,000	16.6%
Total Unaffiliated Holders	5,804,450	—	5,804,450	17.1%	5,600,000	—	5,600,000	16.6%
Total Pubco Common Stock Outstanding	11,554,450	22,400,000	33,954,450	100.0%	11,350,000	22,400,000	33,750,000	100.0%

Note: The SPAC Sponsor holdings shown in the table above do not give effect to the 740,077 Founder Shares in the aggregate that are subject to transfer obligations at the Closing (510,077 held by CEMAC Sponsor LP, 140,000 held by Vikasati Partners LLC and 90,000 held by Valleypark Road, LLC). After giving effect to those transfers, the SPAC Sponsors are expected to hold 1,314,922, 1,546,001 and 2,149,000 shares of Pubco Class A Common Stock, respectively. See “Information about PVAC – SPAC Sponsors — Quantification of Sponsor Amounts, Obligations and Ownership.”

(1)	Zikang Wu, founder and Chief Executive Officer of Tigerless Health and expected Chief Executive Officer and Director of Pubco.

(2)

Represents five holders of pre-Closing Tigerless Health Common Stock, none of whom is a founder, director, director nominee, officer, employee or affiliate of Pubco or the Company, and each of whom beneficially owns less than 5% of the outstanding Pubco Common Stock.

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Beneficial Ownership — Fully Diluted Basis

	No Redemption				Maximum Redemption
Holder / Dilution Source	Class A	Class B	Total	%	Class A	Class B	Total	%
Affiliated Holders:
Zikang Wu, CEO (incl. earn-out shares issuable to him)	10,000,000	22,400,000	32,400,000	51.5%	10,000,000	22,400,000	32,400,000	51.6%
CEMAC Sponsor LP / IPO Sponsor (Robert Oudhof)	1,824,999	—	1,824,999	2.9%	1,824,999	—	1,824,999	2.9%
Vikasati Sponsor, LLC (Suresh Guduru)	1,686,001	—	1,686,001	2.7%	1,686,001	—	1,686,001	2.7%
Valleypark Road, LLC / New Sponsor (Xinying Wu)	2,239,000	—	2,239,000	3.6%	2,239,000	—	2,239,000	3.6%
New Sponsor Conversion Warrants (Valleypark Road, LLC)	666,667	—	666,667	1.1%(3)	666,667	—	666,667	1.1%
Total Affiliated Holders	16,416,667	22,400,000	38,816,667	61.6%	16,416,667	22,400,000	38,816,667	61.9%
Unaffiliated Holders:
Unaffiliated PVAC Public Shareholders	204,450	—	204,450	0.3%	—	—	—	0.0%
Holders of Pubco Warrants (converted from PVAC Public Warrants)	11,500,000	—	11,500,000	18.3%(4)	11,500,000	—	11,500,000	18.3%
Unaffiliated Tigerless Health stockholders, as a group (5 holders)(2)	5,600,000	—	5,600,000	8.9%	5,600,000	—	5,600,000	8.9%
Capstan Point, LLC / PIPE Investor — Series A Preferred Stock conversion shares(6)	550,000	—	550,000	0.9%	550,000	—	550,000	0.9%
Total Unaffiliated Holders	17,854,450	—	17,854,450	28.4%	17,650,000	—	17,650,000	28.1%
Other:
Pubco 2026 Equity Incentive Plan reserve	6,296,791	—	6,296,791	10.0%(5)	6,274,074	—	6,274,074	10.0%
Total Fully Diluted Shares	40,567,908	22,400,000	62,967,908	100.0%	40,340,741	22,400,000	62,740,741	100.0%

Note: The SPAC Sponsor holdings shown in the table above do not give effect to the 740,077 Founder Shares in the aggregate that are subject to transfer obligations at the Closing (510,077 held by CEMAC Sponsor LP, 140,000 held by Vikasati Partners LLC and 90,000 held by Valleypark Road, LLC). After giving effect to those transfers, the SPAC Sponsors are expected to hold 1,314,922, 1,546,001 and 2,149,000 shares of Pubco Class A Common Stock, respectively. See “Information about PVAC – SPAC Sponsors — Quantification of Sponsor Amounts, Obligations and Ownership.”

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(1)	Zikang Wu, founder and Chief Executive Officer of Tigerless Health and expected Chief Executive Officer and Director of Pubco.

(2)

Represents five holders of pre-Closing Tigerless Health Common Stock, none of whom is a founder, director, director nominee, officer, employee or affiliate of Pubco or the Company, and each of whom beneficially owns less than 5% of the outstanding Pubco Common Stock.

(3)	Assumes the issuance of warrants upon conversion of the August 2025 Note and the subsequent issuance of shares upon exercise of such warrants.

(4)	Assuming exercise of all Pubco Warrants into which the PVAC Public Warrants convert.

(5)

Represents shares that may be issued upon exercise of options and other equity-based awards that may be made be under Pubco’s 2026 Equity Incentive Plan (which plan is subject to customary evergreen increases) following consummation of the Business Combination.

(6)

Represents the minimum number of shares of Pubco Class A Common Stock issuable upon conversion of the 5,000 shares of Series A Preferred Stock to be issued to the PIPE Investor in the PIPE Financing, at the $10.00 conversion price and the 110% conversion amount. The number of shares issuable is variable and would be substantially greater at lower conversion prices, subject to the applicable floor price, and conversions are subject to a 4.99% beneficial-ownership limitation. The table does not reflect the 2,000,000 Closing Fee Shares to be transferred to the PIPE Investor by existing stockholders of Tigerless Health and/or PVAC, which do not change the number of shares outstanding. See “Summary of the Proxy Statement/Prospectus — PIPE Financing.”

 As contemplated by PVAC’s Amended and Restated Memorandum and Articles of Association (the “PVAC Charter”), the holders (the “Public Shareholders”) of the PVAC Class A Ordinary Shares (the “Public Shares”) issued as part of the Units in PVAC’s initial public offering may elect to redeem all or a portion of their shares in exchange for their pro rata portion of the funds held in the trust account established in connection with the IPO (the “Trust Account”) if the Business Combination is consummated, regardless of how such Public Shareholders vote in regard to the Business Combination Proposal.

On [•], 2026, the most recent practicable date prior to the date of this proxy statement/prospectus, the redemption price per share was approximately $[•] (which is expected to be the same approximate amount two business days prior to the Shareholder Meeting), based on the aggregate amount on deposit in the Trust Account of approximately $[•] as of [•], 2026 (net of taxes paid and payable), divided by the total number of then outstanding Public Shares. The redemption price per share may increase between the date of this proxy statement/prospectus and the date that is two business days prior to the Shareholder Meeting due to any interest that accrues on the amount on deposit in the Trust Account prior to such date. PVAC’s shares are not currently trading. Accordingly, PVAC cannot assure shareholders that they will be able to sell their Public Shares in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in its securities when such shareholders wish to sell their shares.

SPAC Sponsors Compensation

Pursuant to the SEC’s rules governing special purpose acquisition companies (SPACs), securities of PVAC, and promissory notes from PVAC issued to any entity and/or person primarily responsible for organizing, directing or managing the business and affairs of a SPAC, such as PVAC, excluding its officers and directors who are not affiliates of any such entity, may be considered “compensation” awarded to or earned by a SPAC Sponsor (as defined in such rules).

On May 12, 2021, IPO Sponsor purchased an aggregate of 5,750,000 Class B ordinary shares, par value $0.0001 per share, of PVAC (“PVAC Class B Ordinary Shares”) for an aggregate purchase price of $25,000, or approximately $0.004 per share.

On December 3, 2021, PVAC consummated its initial public offering (“IPO”) of 23,000,000 PVAC Units, which included the exercise in full of the underwriter’s option to purchase an additional 3,000,000 PVAC Units at a price of $10.00 per PVAC Unit generating gross proceeds of $230.0 million before underwriting discounts and expenses. Simultaneously with the closing of the IPO, PVAC completed the private sale of an aggregate of 10,500,000 warrants (the “2021 PVAC Private Placement Warrants”), each exercisable to purchase one PVAC Class A Ordinary Share for $11.50 per share, subject to adjustment, to IPO Sponsor at a price of $1.00 per 2021 PVAC Private Placement Warrant. Also, in connection with the exercise of the underwriters’ over-allotment, the IPO Sponsor purchased an additional 1,200,000 warrants (the “Over-Allotment Warrants” and together with the 2021 PVAC Private Placement Warrants, the “PVAC 2021 Private Warrants”) at a purchase price of $1.00 per warrant, generating gross proceeds of $1,200,000.

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On February 1, 2023, a loan agreement was entered into by and between PVAC and the IPO Sponsor (the “2023 Working Capital Loan”), pursuant to which the IPO Sponsor agreed to provide a loan of up to $1,500,000 to PVAC. On April 19, 2024, IPO Sponsor and PVAC terminated and cancelled the 2023 Working Capital Loan pursuant to a loan termination and release deed (the “Termination Agreement”). The Termination Agreement also provided for a mutual release of claims.

On May 18, 2023 and May 22, 2023, certain of PVAC’s unaffiliated investors (the “Non-Redeeming Investors”) entered into non-redemption agreements (“2023 Non-Redemption Agreements”) with the IPO Sponsor, pursuant to which such investors agreed to (a) not redeem an aggregate of up to 4,399,737 outstanding PVAC Class A Ordinary Shares (the “Investor Shares”) in connection with the an extension of time to complete a Business Combination and (b) vote the Investor Shares in favor of such extension at a meeting of shareholders. In consideration of the foregoing agreement, immediately prior to, and substantially concurrently with, the closing of an initial business combination, (i) the IPO Sponsor (or its designees) agreed to surrender and forfeit to PVAC, for no consideration, an aggregate of 1,099,935 PVAC Ordinary Shares and (ii) PVAC would issue to the Non-Redeeming Investors a like number of PVAC Class A Ordinary Shares.

On February 29, 2024, PVAC held an extraordinary general meeting in lieu of an annual general meeting of shareholders. At the meeting, PVAC’s shareholders approved a proposal to amend, by special resolution, PVAC’s Charter (a) to extend the date by which PVAC would be required to consummate a business combination to March 3, 2025 and (b) to permit the PVAC Board, in its sole discretion, to elect to wind up PVAC’s operations on an earlier date than March 3, 2025 (including prior to March 3, 2024).

On April 19, 2024, IPO Sponsor entered into a securities purchase agreement with Vikasati Sponsor, pursuant to which, among other things, Vikasati Sponsor purchased (a) one Class B ordinary share of PVCA (“PVAC Class B Ordinary Share”), (ii) 3,925,000 PVAC Class A Ordinary Shares and (iii) 7,605,000 2021 PVAC Private Warrants from IPO Sponsor, the existing directors and officers of PVAC resigned, and new directors and officers designated by Vikasati Sponsor were appointed.

On February 28, 2025, PVAC held another extraordinary general meeting of its shareholders (the “2025 Meeting”) to approve, among other proposals, an amendment to the PVAC’s Charter to extend the date by which it has to consummate an initial business combination to March 3, 2026. Effective February 27, 2025, PVAC and the Vikasati Sponsor entered into a non-redemption agreement with an unaffiliated third-party shareholder of PVAC in exchange for such shareholder agreeing to not redeem an aggregate of 200,000 PVAC Class A Ordinary Shares at the 2025 Meeting. In exchange for the foregoing commitment, the Vikasati Sponsor agreed to transfer to such shareholder, immediately prior to the closing of the Business Combination, an aggregate of 80,000 PVAC Class A Ordinary Shares held by the Vikasati Sponsor, provided that such shareholder did not exercise its redemption rights with respect to the 200,000 PVAC Class A Ordinary Shares in connection with the 2025 Meeting.

Effective as of July 11, 2025, the Vikasati Sponsor and New Sponsor entered into a purchase agreement (the “July 2025 Purchase Agreement”). Pursuant to the July 2025 Purchase Agreement, among other things: (a) Vikasati Sponsor transferred to New Sponsor an aggregate of 2,238,999 PVAC Class A Ordinary Shares and one PVAC Class B Ordinary Share; (b) PVAC, Vikasati Sponsor, and New Sponsor executed an amendment to the letter agreement originally executed in connection with the IPO; (c) Vikasati Sponsor gave to New Sponsor the irrevocable right to vote the shares retained by it on its behalf and Vikasati Sponsor; (d) IPO Sponsor agreed to take certain other actions on its behalf with respect to certain matters; and (d) IPO Sponsor and Vikasati Sponsor agreed to cancel an aggregate of 11,700,000 PVAC 2021 Private Warrants purchased by the IPO Sponsor at the time of the IPO.

On August 14, 2025, New Sponsor agreed to loan to PVAC up to an aggregate of $1,000,000 for working capital purposes. The loan is evidenced by a promissory note (the “August 2025 Note”) which is non-interest bearing and payable upon the consummation by PVAC of the Business Combination. Upon consummation of the Business Combination, New Sponsor will have the option, but not the obligation, to convert the principal balance of the Note, in whole or in part, into up to an aggregate of 666,667 warrants of Pubco (“New Sponsor Conversion Warrants” and together with the PVAC 2021 Private Warrants, the “PVAC Private Warrants”) at a conversion price of $1.50 per warrant, with each New Sponsor Conversion Warrant entitling the holder to purchase one share of Pubco Class A Common Stock, at an exercise price of $11.50 per share. The New Sponsor Conversion Warrants to be issued as a result of any conversion of the August 2025 Note will be identical to the PVAC 2021 Private Warrants If PVAC does not consummate the Business Combination, the August 2025 Note will not be repaid and all amounts owed under the August 2025 Note will be forgiven except to the extent that PVAC has funds available to it outside of the Trust Account.

On March 2, 2026, PVAC held another extraordinary general meeting of its shareholders (the “2026 Meeting”) to approve, among other proposals, an amendment to the PVAC’s Charter to extend the date by which it has to consummate an initial business combination to March 3, 2027. Effective February 24, 2026, PVAC and New Sponsor entered into a non-redemption agreement with an unaffiliated third-party shareholder of PVAC in exchange for such shareholder agreeing to not redeem an aggregate of 200,000 PVAC Class A Ordinary Shares at the 2026 Meeting. In exchange for the foregoing commitment, New Sponsor agreed to transfer to such shareholder, immediately prior to the closing of the Business Combination, an aggregate of 90,000 PVAC Class A Ordinary Shares held by New Sponsor, provided that such shareholder did not exercise its redemption rights with respect to the 200,000 shares in connection with the 2026 Meeting.

See the sections of this proxy statement/prospectus entitled “Certain Relationships and Related Party Transactions” for more information about certain of the above-described transactions.

In accordance with the SEC rules, the IPO Sponsor, Vikasati Sponsor, and New Sponsor are deemed to be PVAC’s sponsors.

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The actual consideration paid for the sponsor securities was as follows: the IPO Sponsor paid PVAC $25,000 for 5,750,000 Founder Shares in April 2021 and $11,700,000 for 11,700,000 private placement warrants in December 2021; Vikasati Sponsor paid the IPO Sponsor $1.00 in April 2024 for one Class B Ordinary Share, 3,925,000 Class A Ordinary Shares and 7,605,000 private placement warrants; and the New Sponsor paid Vikasati Sponsor $100 in July 2025 for 2,238,999 Class A Ordinary Shares and one Class B Ordinary Share. All 11,700,000 private placement warrants were cancelled for no consideration on July 11, 2025 and will not be outstanding at the Closing. Based on an assumed value of $10.00 per share, the 1,824,999 Founder Shares held by the IPO Sponsor, the 1,686,001 Founder Shares held by Vikasati Sponsor and the 2,239,000 Founder Shares held by the New Sponsor have implied aggregate values of $18,249,990, $16,860,010 and $22,390,000, respectively, in each case before giving effect to the 740,077 Founder Shares in the aggregate that are subject to transfer obligations at the Closing, after which the SPAC Sponsors are expected to hold 1,314,922, 1,546,001 and 2,149,000 shares of Pubco Class A Common Stock, respectively. For a quantification of the amounts paid, owed and/or forgiven by each SPAC Sponsor and of each sponsor’s ownership before and after giving effect to those transfer obligations, see “Sponsor Compensation” in the Summary and “Information about PVAC – SPAC Sponsors — Quantification of Sponsor Amounts, Obligations and Ownership.”

The issuances of Pubco Class A Common Stock at Closing may result in material dilution of the non-redeeming shareholders of PVAC who become shareholders of Pubco. Each of the SPAC Sponsors, including the details of their involvement with PVAC, background about their key personnel and the involvement of such key personnel with other SPACs, is described further in the section of this proxy statement/prospectus entitled “Information about PVAC – SPAC Sponsors”.

Sponsor Transition and Related Arrangements.

On April 19, 2024, the IPO Sponsor, controlled by Robert Oudhof, entered into a securities purchase agreement with Vikasati Sponsor, controlled by Suresh Guduru, pursuant to which Vikasati Sponsor acquired one PVAC Class B ordinary share, 3,925,000 PVAC Class A ordinary shares and 7,605,000 private placement warrants, and the prior directors and officers resigned and were replaced by persons designated by Vikasati Sponsor.

Effective July 11, 2025, Vikasati Sponsor entered into a purchase agreement with the New Sponsor, controlled by Xinying Wu, pursuant to which Vikasati Sponsor transferred 2,238,999 PVAC Class A ordinary shares and one PVAC Class B ordinary share to the New Sponsor, the parties amended the IPO letter agreement, and the IPO Sponsor and Vikasati Sponsor granted the New Sponsor authority to vote an aggregate of 3,511,000 additional PVAC Class A ordinary shares held by them in favor of any proposed business combination, including the Business Combination and other related matters. The IPO Sponsor and Vikasati Sponsor also agreed to cancel an aggregate of 11,700,000 PVAC 2021 Private Warrants.

Proposed Post-IPO Material Financing and Related Transactions of SPAC

Pursuant to the Business Combination Agreement, PVAC and the Company are required to use their reasonable best efforts to identify, and obtain commitments from, potential investors for a private investment in an aggregate amount of $5,000,000 or more, to be consummated concurrently with or immediately prior to the Closing (the “PIPE Financing”). The terms of any PIPE Financing are to be mutually agreed by PVAC and the Company and set forth in subscription or purchase agreements satisfactory to both parties (the “PIPE Agreements”), which PVAC is responsible for preparing or causing to be prepared. The Company is required to reasonably cooperate in connection with the PIPE Financing process, including by providing information, access and management participation, subject to customary limitations. PVAC is also required to use its reasonable best efforts to cause any PIPE Financing reflected in executed PIPE Agreements to be consummated in accordance with its terms. On September 30, 2026, Pubco, PVAC and Tigerless Health entered into the PIPE Securities Purchase Agreement with Capstan Point, LLC (the “PIPE Investor”), pursuant to which the PIPE Investor committed to purchase 5,000 shares of Pubco’s Series A Convertible Preferred Stock for an aggregate purchase price of $5.0 million, without original issue discount. The financing is to be funded in two post-Closing tranches: $3.5 million on the first business day following the Closing and $1.5 million on the ninetieth business day following the Closing, subject to the conditions contained in the PIPE Securities Purchase Agreement. The Series A Preferred Stock is convertible into Pubco Class A Common Stock at a variable conversion price and includes a downward-resetting floor price, and therefore may result in substantial dilution to holders of Pubco Class A Common Stock. In addition, an aggregate of 2,000,000 shares of Pubco Class A Common Stock held by existing stockholders are to be transferred to the PIPE Investor as a closing fee, subject to a 4.99% beneficial-ownership limitation that may cause a portion of those shares to be delivered after the Closing. See “Summary of the Proxy Statement/Prospectus — PIPE Financing,” “Risk Factors,” “Unaudited Pro Forma Condensed Combined Financial Information” and “Shares Eligible for Future Sale.”

Other Important Information:

The Business Combination Proposal and Pubco Organizational Documents Advisory Proposals are conditioned on the approval and adoption of each such proposal. The Adjournment Proposal is not conditioned upon the approval of any other proposal.

Approval of the Business Combination Proposal requires a special resolution under Cayman Islands law, being the affirmative vote of the holders of two-thirds of the PVAC Ordinary Shares represented in person, virtually, or by proxy and entitled to vote thereon and who vote at the Shareholder Meeting.

The Pubco Organizational Document Advisory Proposals and the Adjournment Proposal each require an ordinary resolution under the Companies Act of the Cayman Islands (Revised) (the “Cayman Companies Act”), being the affirmative vote of at least a majority of the votes cast by the holders of the issued and outstanding PVAC Ordinary Shares who are present in person (including virtually) or represented by proxy and entitled to vote thereon at the Shareholder Meeting.

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The PVAC Board has fixed the close of business on [•], 2026 (the “Record Date”) as the date for determining PVAC’s shareholders entitled to receive notice of and vote at the Shareholder Meeting and any adjournment thereof. Only holders of record of PVAC Ordinary Shares on that date are entitled to have their votes counted at the Shareholder Meeting or any adjournment thereof.

Information about the Shareholder Meeting, the Business Combination, the Mergers and other related business to be considered by the shareholders of PVAC at the Shareholder Meeting is included in the accompanying proxy statement/prospectus. Whether or not you plan to attend the Shareholder Meeting, all shareholders of PVAC are urged to carefully read the accompanying proxy statement/prospectus, including the Annexes and the accompanying financial statements of PVAC and the Company carefully and in their entirety. In particular, you are urged to read carefully the section entitled “Risk Factors” beginning on page  66 of the accompanying proxy statement/prospectus.

After careful consideration, the PVAC Board has unanimously determined that the foregoing proposals are advisable and in the best interests of PVAC and its shareholders, approved the Business Combination Agreement and the Business Combination and recommends that shareholders of PVAC vote “FOR” the Business Combination Proposal, “FOR” the Pubco Organizational Document Advisory Proposals, and “FOR” all other proposals presented to shareholders of PVAC in the accompanying proxy statement/prospectus. When you consider the PVAC Board’s recommendation of these proposals, you should keep in mind that certain directors and officers of PVAC have interests in the Business Combination that may conflict with your interests as a shareholder. Please see the section entitled “Shareholder Proposal No. 1: The Business Combination Proposal — Interests of PVAC’s Directors and Officers and Others in the Business Combination” in the accompanying proxy statement/prospectus for additional information.

Your vote is very important. Whether or not you plan to attend the Shareholder Meeting, please vote as soon as possible by following the instructions in the accompanying proxy statement to make sure that your shares are represented and voted at the Shareholder Meeting. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the Shareholder Meeting.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” each of the proposals presented at the Shareholder Meeting. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not attend the Shareholder Meeting in person virtually, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the Shareholder Meeting and will not constitute votes cast at the Shareholder Meeting and therefore will have the same effect as a vote “AGAINST” the Business Combination Proposal, the Pubco Organizational Document Advisory Proposals, and the Adjournment Proposal. If you are a shareholder of record and you wish to attend the Shareholder Meeting and vote at the meeting, you may do so, even if you previously returned a proxy. If you previously returned a proxy, it will be automatically revoked if you attend the Shareholder Meeting and vote at the meeting.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST DEMAND IN WRITING THAT YOUR PVAC CLASS A ORDINARY SHARES ARE REDEEMED FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES TO PVAC’S TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE INITIALLY SCHEDULED VOTE AT THE SHAREHOLDER MEETING. YOU MAY TENDER YOUR SHARES BY EITHER TENDERING OR DELIVERING YOUR PVAC ORDINARY SHARES (AND CERTIFICATES (IF ANY)) AND OTHER REDEMPTION FORMS TO THE TRANSFER AGENT OR BY TENDERING OR DELIVERING YOUR PVAC ORDINARY SHARES (AND SHARE CERTIFICATES (IF ANY) AND OTHER REDEMPTION FORMS) ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.

Enclosed is the proxy statement/prospectus containing detailed information about the Shareholder Meeting, the Business Combination Proposal and the Adjournment Proposal. Whether or not you plan to attend the Shareholder Meeting, PVAC urges you to read this material carefully and vote your shares.

By Order of the Board of Directors of
Piermont Valley Acquisition Corp.

Wei Qian, Chairman

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ABOUT THIS PROXY STATEMENT/PROSPECTUS

This document, which forms part of a registration statement on Form S-4 filed with the U.S. Securities and Exchange Commission (the “SEC”) by Pubco (File No. 333-[•]), constitutes a prospectus of Pubco under Section 5 of the U.S. Securities Act of 1933, as amended, with respect to certain securities of Pubco to be issued in connection with the Business Combination. This document also constitutes a notice of meeting and a proxy statement under Section 14(a) of the Securities Exchange Act of 1934, as amended, for an extraordinary general meeting of PVAC to be held in connection with the Business Combination and at which PVAC shareholders will be asked to consider and vote upon a proposal to adopt the Business Combination Agreement and approve the Business Combination, among other matters.

ADDITIONAL INFORMATION

You may request copies of this proxy statement/prospectus and any other publicly available information concerning PVAC, without charge, by mailing a written request to Piermont Valley Acquisition Corp., 732 S 6th Street, #5386, Las Vegas, Nevada 8910, or by calling [•], or by contacting PVAC’s proxy solicitor, [ClearTrust, LLC], by calling [•] (toll free), or for banks and brokers, by calling [•] (collect), or by emailing [•]; or from the SEC through the SEC website at http://www.sec.gov.

In order for a PVAC shareholders to receive timely delivery of the applicable documents in advance of the extraordinary general meeting to be held on [•], 2026, such shareholders must request the information no later than five business days prior to the date of the meeting, or by [•], 2026.

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PIERMONT VALLEY ACQUISITION CORP.

732 S 6th Street, #5386

Las Vegas, Nevada 89101

NOTICE OF AN EXTRAORDINARY GENERAL MEETING

OF PIERMONT VALLEY ACQUISITION CORP.

TO BE HELD ON [•], 2026

To the Piermont Valley Acquisition Corp. Shareholders:

NOTICE IS HEREBY GIVEN that an extraordinary general meeting of Piermont Valley Acquisition Corp., a Cayman Islands exempted company (“PVAC”), will be held on [•], 2026, at [•] [a.m./p.m.], Eastern Time, as a virtual meeting, or at such other time, on such other date and at such other place to which the meeting may be postponed or adjourned (the “Shareholder Meeting”).

You can participate in the Shareholder Meeting, vote, and submit questions via live webcast by visiting https://[•]. Please see “Questions and Answers about the PVAC Shareholder Proposals — How do I attend the virtual Shareholder Meeting?” in the accompanying proxy statement/prospectus for more information. Even if you are planning on attending the Shareholder Meeting online, please promptly submit your proxy vote online, or, if you received a printed form of proxy in the mail, by completing, dating, signing and returning the enclosed proxy, so your shares will be represented at the Shareholder Meeting.

On April 17, 2026, PVAC entered into an Agreement and Plan of Merger (the “Business Combination Agreement”), by and among PVAC, Tigerless Health, Inc., a New York corporation (the “Company”), Tigerless AI Holdings Inc., a Nevada corporation and wholly-owned subsidiary of the Company (“Pubco”), Tigerless Merger Sub 1 Corp., a New York corporation and wholly-owned subsidiary of Pubco (“Merger Sub 1”), and Tigerless Merger Sub 2 Corp., a Cayman Islands exempted company and wholly-owned subsidiary of Pubco (“Merger Sub 2” and together with Merger Sub 1, the “Merger Subs”). The Business Combination Agreement and the transactions contemplated thereby (the “Business Combination”) were approved by the board of directors of each of PVAC (the “PVAC Board”), Pubco, the Merger Subs, and the Company. Pursuant to the Business Combination Agreement, upon the closing of the Business Combination (the “Closing”), the Company will merge with and into Merger Sub 1 (the “Reorganization Merger”), with the Company being the surviving corporation of the Reorganization Merger and becoming a wholly-owned subsidiary of Pubco, and then, immediately following the consummation of the Reorganization Merger, Merger Sub 2 will merge with and into PVAC (the “Acquisition Merger”, and together with the Reorganization Merger the “Mergers”), with PVAC being the surviving corporation of the Acquisition Merger and becoming a wholly-owned subsidiary of Pubco.

In connection with the Mergers, each (i) PVAC Class A ordinary share, par value $0.0001 per share (the “PVAC Class A Ordinary Shares”), and (ii) PVAC Class B ordinary share, par value $0.0001 per share (the “PVAC Class B Ordinary Shares” and, together with the PVAC Class A Ordinary Shares, the “PVAC Ordinary Shares”), issued and outstanding immediately prior to the effective time of the Mergers (the “Effective Time”) will be automatically cancelled and extinguished and converted into the right to receive one share of Class A nonvoting common stock of Pubco, par value $0.0001 per share (“Pubco Class A Common Stock”). All PVAC Ordinary Shares held in treasury by PVAC or owned by the Company will be cancelled and extinguished without consideration. At the Effective Time, each whole warrant of PVAC, each currently exercisable for one PVAC Class A ordinary share at an exercise price of $11.50 per share (the “PVAC Public Warrants”), that is outstanding immediately prior to the Effective Time shall be converted into a warrant to purchase one share of Pubco Class A Common Stock (“Pubco Warrants”), with each such warrant subject to substantially the same terms and conditions applicable to the PVAC Public Warrants prior to such conversion. Each PVAC unit, each consisting of one PVAC Class A Ordinary Share and one half of one PVAC Public Warrant (the “PVAC Units”), that is outstanding immediately prior to the Effective Time will be automatically separated into one PVAC Class A Ordinary Share and one-half of one PVAC Public Warrant, which underlying securities will be converted as described above; provided, however, that no fractional Pubco Warrants will be issued.

As a result of the transaction, Tigerless Health will effectively become a public company by combining with PVAC, a special purpose acquisition company. Before the closing, Tigerless Health formed Pubco as a new Nevada holding company. At the closing, Tigerless Health will merge with a New York merger subsidiary of Pubco, with Tigerless Health surviving as a wholly owned subsidiary of Pubco. Immediately after that merger, a Cayman Islands merger subsidiary of Pubco will merge with PVAC, with PVAC surviving as another wholly owned subsidiary of Pubco. As a result, Pubco will become the public holding company for Tigerless Health and PVAC. PVAC shareholders will receive one share of Pubco Class A Common Stock for each PVAC ordinary share they own, and PVAC warrants will become warrants to purchase Pubco Class A Common Stock. Tigerless Health stockholders will receive, in the aggregate, 5,600,000 shares of Pubco Class A Common Stock and 22,400,000 shares of Pubco Class B Common Stock. Pubco Class A Common Stock generally will not have voting rights, while Pubco Class B Common Stock will have one vote per share. Immediately after the closing, Zikang Wu is expected to hold all outstanding Pubco Class B Common Stock and therefore control all voting power of Pubco.

Following the consummation of the business combination, certain Company stockholders identified in the Business Combination Agreement, referred to in this proxy statement/prospectus as the “Pre-Closing Company Stockholders,” will be eligible to receive contingent post-closing earn-out consideration in the form of shares of Pubco Class A Common Stock. See “Proposal I: The Business Combination Proposal – Business Combination Agreement - Consideration – Potential Earn Out Stock Issuance.” Zikang Wu is currently anticipated to be the only Pre-Closing Company Stockholder that will be eligible to receive any earn-out issuances.

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You are cordially invited to attend the Shareholder Meeting that will be held for the purpose of considering and, if thought fit, voting upon the following resolutions:

●	Shareholder Proposal No. 1 — Business Combination Proposal — a proposal to adopt and approve the Business Combination Agreement, attached hereto as Annex A to this proxy statement/prospectus, and the transactions contemplated thereby (including the Business Combination) (the “Business Combination Proposal”).

●

Shareholder Proposal No. 2 – Pubco Organizational Document Advisory Proposals — To consider and vote upon the following proposals to approve (on an advisory basis only, but which approval shall be a condition to the closing of the mergers) the material differences between the PVAC Charter and the certificate of incorporation and bylaws of Pubco, attached hereto as Annex B and Annex C to this proxy statement/prospectus, respectively, to be in effect upon consummation of the Business Combination (the “Pubco Organizational Documents Advisory Proposals”):

(A) Authorized Capital Stock — To approve authorized capital stock of Pubco of 500,000,000 shares of Pubco Class A Common Stock, par value $0.00001 per share, 75,000,000 shares of Pubco Class B Common Stock, par value $0.00001 per share, and 20,000,000 shares of preferred stock (“Pubco Preferred Stock”);

(B) Removal of Directors — To approve a provision that any or all of the directors of Pubco may be removed from office at any time, but only for cause and only by the affirmative vote of holders of 66 2/3% of the voting power of all then-outstanding shares of capital stock of Pubco entitled to vote generally in the election of directors, voting together as a single class, as permitted under the Nevada Revised Statutes (“NRS”);

(C) Chapter 78 Opt Out – To approve a provision that Pubco will elect not to be governed by certain provisions of Chapter 78 of the NRS relating to business combinations with interested stockholders (including NRS 78.411 through 78.444, inclusive), and instead will include in its articles of incorporation provisions that are substantially similar to such statutes, but which exclude certain parties from the definition of “interested stockholder.”

(D) Stockholder Action by Written Consent — To approve a provision that any action required or permitted to be taken by the stockholders of Pubco must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders, provided that for so long as Zikang Wu owns a majority of the total voting power of stock entitled to vote generally in election of directors, any action required or permitted to be taken by stockholders may be taken by written consent in lieu of a meeting;

(E) Special Meetings of Stockholders — To approve a provision that special meetings of Pubco stockholders may be called only by or at the direction of Pubco’s board of directors (the “Pubco Board”), the chairperson of the Pubco Board or the Chief Executive Officer of Pubco and may not be called by any stockholder, provided that for so long as Zikang Wu owns a majority of the total voting power of stock entitled to vote generally in election of directors, special meetings may be called by or at the request of stockholders collectively holding a majority of the total voting power of stock entitled to vote generally in the election of directors;

(F) Amendment of the Charter — To approve a provision that amendment of the amended and restated certificate of incorporation of Pubco (the “Pubco Charter”) generally requires the approval of the Pubco Board and a majority of the combined voting power of the then-outstanding shares of voting stock, voting together as a single class, with the exception of certain provisions that would require the affirmative vote of at least 66 2/3% of the total voting power of all the then outstanding shares of stock of the company entitled to vote thereon, voting as a single class;

(G) Amendment of the Bylaws — To approve a provision expressly authorizing the Pubco Board to make, alter, amend or repeal the bylaws of Pubco (the “Pubco Bylaws”, and collectively with the Pubco Charter, the “Pubco Organizational Documents”) by an affirmative vote of a majority of the Pubco Board. The Pubco Bylaws may also be adopted, amended, altered or repealed by the Pubco Stockholders representing at least 66 2/3% of the voting power of all of the then-outstanding shares of capital stock of Pubco entitled to vote generally in the election of directors;

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(H) Provisions Related to Status as Blank Check Company — To approve the removal of all of the provisions applicable only to blank check companies; and

●	Shareholder Proposal No. 3 — Adjournment Proposal — a proposal to adjourn the Shareholder Meeting to a later date or dates if more time is necessary to consummate the Business Combination (the “Adjournment Proposal”).

Each of the (a) Business Combination Proposal, (b) Pubco Organizational Document Advisory Proposals, and (c) Adjournment Proposal are more fully described in the accompanying proxy statement/prospectus, which is dated [•], 2026 and is first being mailed to shareholders on or about that date.

Record holders of PVAC Ordinary Shares at the close of business on [•], 2026 (the “Record Date”) are entitled to vote or have their votes cast at the Shareholder Meeting. On the Record Date, there were [•] issued and outstanding PVAC Ordinary Shares, including without limitation the PVAC Class A ordinary shares (the “PVAC Class A Ordinary Shares”, and collectively with the PVAC Class B Ordinary Shares (as defined below), the “PVAC Ordinary Shares”) included in the units of PVAC (the “PVAC Units”) sold in PVAC’s initial public offering (the “IPO”, such PVAC Class A Ordinary Shares the “Public Shares”). Each PVAC Unit consists of one Public Share and one-half of one warrant, each whole warrant exercisable for one PVAC Class A Ordinary Share at an exercise price of $11.50 per share (the “PVAC Public Warrants”).

The holders of PVAC’s Class B Ordinary Shares issued prior to the IPO (and any PVAC Class A Ordinary Shares into which such Class B Ordinary Shares have been converted) (collectively, the “Founder Shares”) and PVAC’s officers and directors have agreed, subject to applicable securities laws, to vote any PVAC Ordinary Shares owned by them, including the Founder Shares, in favor of the proposals presented at the Shareholder Meeting, and have agreed to waive their redemption rights with respect to any PVAC Ordinary Shares owned by them in connection with this Shareholder Meeting. As of the date of the accompanying proxy statement/prospectus, the holders of the Founder Shares collectively hold approximately 96.6% of the issued and outstanding PVAC Ordinary Shares. As a result, it is expected that the proposals will be approved even if no holders of Public Shares vote in favor of such proposals.

After careful consideration, the PVAC Board has approved the Business Combination Agreement and the Business Combination and recommends that shareholders of PVAC vote “FOR” the Business Combination Proposal,” “FOR” the Pubco Organizational Document Advisory Proposals, and “FOR” all other proposals presented to shareholders of PVAC in the accompanying proxy statement/prospectus. When you consider the PVAC Board’s recommendation of these proposals, you should keep in mind that certain directors and officers of PVAC have interests in the Business Combination that may conflict with your interests as a shareholder. Please see the section entitled “Shareholder Proposal No. 1: The Business Combination Proposal — Interests of PVAC’s Directors and Officers and Others in the Business Combination” in the accompanying proxy statement/prospectus for additional information.

As contemplated by PVAC’s current Amended and Restated Memorandum and Articles of Association (as amended, the “PVAC Charter”), the holders of Public Shares (the “Public Shareholders”) may elect to redeem all or a portion of their Public Shares in exchange for their pro rata portion of the funds held in the trust account established in connection with the IPO (the “Trust Account”) if the Business Combination is consummated, regardless of how such Public Shareholders vote, or whether they vote at all, on the Business Combination Proposal.

On [•], 2026, the most recent practicable date prior to the date of this proxy statement/prospectus, the redemption price per share would have been approximately $[•], based on the aggregate amount on deposit in the Trust Account of approximately $[•] as of [•], 2026 (including interest not previously released to PVAC but net of expected taxes payable), divided by the total number of then outstanding shares of Public Shares. The redemption price per share may increase between the date of this proxy statement/prospectus and the date that is two business days prior to the Shareholder Meeting due to any interest that accrues on the amount on deposit in the Trust Account prior to such date, although we expect the redemption price two business days prior to the Shareholder Meeting will be approximately the same as the amount set forth above. PVAC’s shares are not currently trading. Accordingly, PVAC cannot assure shareholders that they will be able to sell their Public Shares in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in its securities when such shareholders wish to sell their shares.

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TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST DEMAND IN WRITING THAT YOUR PVAC CLASS A ORDINARY SHARES ARE REDEEMED FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES TO PVAC’S TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE VOTE AT THE SHAREHOLDER MEETING. YOU MAY TENDER YOUR SHARES BY EITHER TENDERING OR DELIVERING YOUR PVAC CLASS A ORDINARY SHARES (AND SHARE CERTIFICATES (IF ANY) AND OTHER REDEMPTION FORMS) TO THE TRANSFER AGENT OR BY TENDERING OR DELIVERING YOUR PVAC CLASS A ORDINARY SHARES (AND SHARE CERTIFICATES (IF ANY) AND OTHER REDEMPTION FORMS) ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.

The accompanying proxy statement/prospectus contains important information about the Shareholder Meeting, the Business Combination and the proposals described above. Whether or not you plan to attend the Shareholder Meeting, PVAC urges you to read this material carefully and vote your shares.

The accompanying proxy statement is dated [•], 2026 and is first being mailed to shareholders on or about that date.

By Order of the Board of Directors of
Piermont Valley Acquisition Corp.

Wei Qian, Chairman

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FREQUENTLY USED TERMS

Unless otherwise stated in this proxy statement/prospectus or the context otherwise requires:

“Acquisition Merger” means the merger of Merger Sub 2 with and into PVAC on the Closing Date immediately following the Reorganization Merger, with PVAC being the surviving corporation of the Acquisition Merger and becoming a wholly owned subsidiary of Pubco.

“ASC” means the FASB’s Accounting Standards Codification.

“Business Combination” or “Transactions” means the transactions contemplated by the Business Combination Agreement, including without limitation the Mergers.

“Business Combination Agreement” means that certain Agreement and Plan of Merger, by and among PVAC, the Company, Pubco and the Merger Subs, as the same may be amended from time to time, attached to this proxy statement/prospectus as Annex A.

“Business Combination Proposal” means the proposal to be considered at the Shareholder Meeting to approve the Business Combination.

“Cayman Companies Act” means the Companies Act (Revised) of the Cayman Islands, as amended from time to time.

“Certificate of Designations” means the Certificate of Designations of Series A Convertible Preferred Stock of Pubco to be filed with the Nevada Secretary of State prior to the first closing of the PIPE Financing.

“Closing” means the closing of the Business Combination.

“Closing Date” means the date on which the Closing occurs.

“ Closing Fee Shares ” means an aggregate of 2,000,000 shares of Pubco Class A Common Stock to be transferred to the PIPE Investor by one or more stockholders of Tigerless Health and/or PVAC pursuant to the PIPE Securities Purchase Agreement, with the timing and amount of each transfer subject to the 4.99% beneficial-ownership limitation described therein.

“Company” means Tigerless Health, Inc., a New York corporation.

“Company Class A Common Stock” means the Class A common stock, par value $0.0001 per share, of the Company.

“Company Class B Common Stock” means the Class B common stock, par value $0.0001 per share, of the Company.

“Company Common Stock” means the Company Class A Common Stock and Company Class B Common Stock, collectively.

“Company Stock Rights” means the options, warrants and other rights to purchase or convert or exchange into Company Stock.

“Company Stockholders” means the stockholders of the Company prior to the Closing.

“Continental” means Continental Stock Transfer & Trust Company, trustee of the Trust Account, warrant agent of the PVAC Public Warrants and transfer agent of the PVAC Ordinary Shares.

“Dissenting Holders” means holders of PVAC Class A Ordinary Shares that have not voted in favor of the Transactions and not withdrawn a demand for appraisal rights pursuant to Section 238 of the Companies Act.

“Equity Securities” means, with respect to any Person, (i) any shares of capital or capital stock, partnership, membership, joint venture or similar interest, or other voting securities of, or other ownership interest in, such Person, (ii) bonds, debentures, notes or other Indebtedness having the right to vote (or convertible or exchangeable into or exercisable for securities having the right to vote) on any matters on which stockholders of the Person, in their capacity as such, would have the right to vote (“Voting Debt”), (iii) any securities of such Person convertible into or exchangeable for shares of capital or capital stock or other voting securities of, or other ownership interests in, such Person, (iv) any warrants, calls, subscriptions, options or other rights (including preemptive rights) to subscribe for, purchase or acquire from such Person, or other obligations of such Person to issue, any shares of capital or capital stock, Voting Debt or other voting securities of, or other ownership interests in, or securities convertible into or exchangeable for shares of capital or capital stock, Voting Debt or other voting securities of, or other ownership interests in, such Person, or (v) any restricted shares, stock appreciation rights, restricted units, performance units, contingent value rights, “phantom” stock or similar securities, profit participation, equity-based awards, or rights issued by or with the approval of such Person that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital or capital stock or other voting securities of, other ownership interests in, such Person or any business, products or assets of such Person.

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“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FASB” means the Financial Accounting Standards Board.

“Founder Shares” mean the PVAC Class B Ordinary Shares issued prior to the IPO and any PVAC Class A Ordinary Shares into which the PVAC Class B Ordinary Shares have been converted.

“Insiders” means the holders of the Founder Shares and each of the directors and officers of PVAC.

“Interim Period” means the period of time from April 17, 2026 until the earlier of the closing of the Business Combination or the termination of the Business Combination Agreement in accordance with its terms.

“IPO” means the initial public offering PVAC consummated on December 3, 2021.

“IPO Registration Statement” means the Registration Statement on Form S-1 filed with the SEC on October 27, 2021, as amended, and declared effective on November 30, 2021 (File No. 333-260513).

”Lockup Agreements” means the agreements to be entered into by certain securityholders of the Company restricting such holders right to sell their Pubco securities as provided for in such agreements.

“Mergers” means the Reorganization Merger and the Acquisition Merger, collectively.

“Merger Sub 1” means Tigerless Merger Sub 1 Corp., a New York corporation and wholly-owned subsidiary of Pubco.

“Merger Sub 2” means Tigerless Merger Sub 2 Corp., a Cayman Islands exempted company and wholly-owned subsidiary of Pubco.

“Nasdaq” means the Nasdaq Stock Market LLC.

“Person” means any individual, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or other entity of any kind.

“ PIPE Financing ” means the private placement pursuant to the PIPE Securities Purchase Agreement under which Pubco has agreed to issue and sell to the PIPE Investor 5,000 shares of Series A Convertible Preferred Stock for an aggregate purchase price of $5,000,000, without original issue discount, in two tranches following the Closing, subject to the conditions described under “Summary of the Proxy Statement/Prospectus — PIPE Financing.”

“ PIPE Investor ” means Capstan Point, LLC.

“ PIPE Securities Purchase Agreement ” means the Securities Purchase Agreement, dated as of September 30, 2026, by and among Pubco, PVAC, Tigerless Health and Capstan Point, LLC, as amended from time to time in accordance with its terms.

“Pubco Class A Common Stock” means the Class A common stock of Pubco.

“Pubco Class B Common Stock” means the Class B common stock of Pubco.

“Pubco Warrants” means the warrants to purchase Pubco Class A Common Stock.

“PVAC” means Piermont Valley Acquisition Corp., a Cayman Islands exempted company.

“PVAC Charter” means PVAC’s Amended and Restated Memorandum and Articles of Association, as amended.

“PVAC Class A Ordinary Shares” means the Class A ordinary shares, par value $0.0001 per share, of PVAC.

“PVAC Class B Ordinary Shares” means the Class B ordinary shares, par value $0.0001 per share, of PVAC.

“PVAC Ordinary Shares” means the PVAC Class A Ordinary Shares and PVAC Class B Ordinary Shares, collectively.

“PVAC Public Warrants” means the warrants issued in the IPO, each subject to the Warrant Agreement, dated November 30, 2021, by and between PVAC and Continental Stock Transfer & Trust Company, as warrant agent.

“PVAC Units” means the units of PVAC, which consist of one Public Share and one-half of one PVAC Public Warrant.

“Pubco” means Tigerless AI Holdings Inc., a Nevada corporation and wholly-owned subsidiary of the Company, which, following the Closing, will wholly own each of PVAC and the Company.

“Public Shares” means the PVAC Class A Ordinary Shares sold in the IPO.

“Public Shareholders” means holders of the Public Shares.

“Record Date” means [•], 2026, the record date for the Shareholder Meeting.

“Registration Statement” means the registration statement on Form S-4 of which this proxy statement/prospectus forms a part, as the same may be amended from time to time.

“Reorganization Merger” means the merger of the Company with and into Merger Sub 1 on the Closing Date, of which the Company will be the surviving corporation and a wholly owned subsidiary of Pubco.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“ Series A Preferred Stock ” means Pubco’s Series A Convertible Preferred Stock, par value $0.00001 per share, having the rights, preferences, powers, restrictions and limitations set forth in the Certificate of Designations.

“Shareholder Meeting” means the extraordinary general meeting of PVAC, currently scheduled for [•], 2026, where holders of PVAC Ordinary Shares will be asked to consider and vote upon the Business Combination Proposal, among other proposals, and to approve the Business Combination and adopt the Business Combination Agreement.

”U.S. GAAP” means the accounting principles generally accepted in the United States of America.

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 TRADEMARKS

The Company has proprietary rights to certain of the trademarks and trade names used in this proxy statement/prospectus. This proxy statement/prospectus also contains trademarks, service marks, copyrights and trade names of other companies, which are the property of their respective owners. Pubco, PVAC and the Company do not intend their use or display of other companies’ trademarks, copyrights or trade names to imply a relationship with, or endorsement or sponsorship of Pubco, PVAC or the Company by any other company. Solely for convenience, our trademarks and trade names referred to in this proxy statement/prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that Pubco, PVAC or the Company will not assert, to the fullest extent under applicable law, its rights or the right of the applicable licensor to these trademarks and trade names.

MARKET AND INDUSTRY DATA

This proxy statement/prospectus includes industry position and industry data and forecasts that Pubco, PVAC and the Company obtained or derived from internal company reports, independent third-party publications and other industry data. Some data are also based on good faith estimates, which are derived from internal company analyses or review of internal company reports as well as the independent sources referred to above.

Statements as to industry position are based on market data currently available. While none of Pubco, PVAC or the Company are aware of any misstatements regarding the industry data presented herein, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this proxy statement/prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements include, among other things, statements about the parties’ ability to close the Business Combination, the timing of the Closing, the anticipated benefits of the Business Combination, and the financial conditions, results of operations, earnings outlook and prospects of Pubco, PVAC and the Company during the period following the consummation of the Business Combination. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would,” “will,” “seek,” “target,” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on information available as of the date of this proxy statement/prospectus and on the current expectations, forecasts and assumptions of the management of Pubco, PVAC and the Company, involve a number of judgments, risks and uncertainties, and are inherently subject to changes in circumstances and their potential effects and speak only as of the date of such statements. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks and uncertainties that may cause actual results or performance to be materially different from those expressed, contemplated or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in “Risk Factors,” those discussed and identified in public filings made with the SEC by PVAC and the following:

●	the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement;

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●	the inability to consummate the Business Combination, including due to any failure to obtain approval of the PVAC stockholders or Company stockholders or other conditions to the Closing in the Business Combination Agreement;

●	delays in obtaining, or the inability to obtain, any necessary regulatory approvals required to complete the Business Combination;

●	the inability to obtain, or maintain, the listing of the Pubco Class A Common Stock and Pubco Warrants on Nasdaq following the Business Combination;

●	the dual class nature of the Pubco Common Stock, in which holders of Pubco Class A Common Stock generally do not have voting rights;

●	costs related to the Business Combination;

●	the Company’s ability to execute its business model, including market acceptance of its products;

●	risks related to the Company’s limited operating history;

●	the Company’s financial and business performance, including financial projections and business metrics and any underlying assumptions thereunder;

●	changes in the Company’s strategy, future operations, financial position, estimated revenue and losses, projected costs, prospects and plans;

●	the Company’s ability to attract and retain a large number of customers;

●	the Company’s future capital requirements and sources and uses of cash;

●	the Company’s ability to attract and retain key personnel;

●	the Company’s expectations regarding its ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

●	changes in applicable laws or regulations; and

●	the possibility that Pubco, the Company, or PVAC may be adversely affected by other economic, business, and/or competitive.

Should one or more of these risks or uncertainties materialize, or should any of the assumptions made by the management of Pubco, PVAC or the Company prove incorrect, actual results may vary in material respects from those projected in or contemplated by these forward-looking statements.

All subsequent written and oral forward-looking statements concerning the Business Combination or other matters addressed in this proxy statement/prospectus and attributable to Pubco, PVAC, or the Company or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this proxy statement/prospectus. Except to the extent required by applicable law or regulation, none of Pubco, PVAC, or the Company undertakes any obligation to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events.

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QUESTIONS AND ANSWERS ABOUT THE PVAC SHAREHOLDER PROPOSALS

 The questions and answers below highlight only selected information from this document and only briefly address certain commonly asked questions about the proposals to be presented at the Shareholder Meeting, including with respect to the proposed Business Combination. The following questions and answers do not include all the information that may be important to PVAC shareholders. Shareholders are urged to read carefully this entire proxy statement/prospectus, including the Annexes and other documents referred to herein, to fully understand the proposals to be presented at the Shareholder Meeting and the voting procedures for the Shareholder Meeting.

Q: Why am I receiving this proxy statement/prospectus?

A: You are receiving this proxy statement/prospectus in connection with the Shareholder Meeting. PVAC is holding the Shareholder Meeting to consider and vote upon the proposals described below. Your vote is important. You are encouraged to vote as soon as possible after carefully reviewing this proxy statement/prospectus.

PVAC’s shareholders are being asked to consider and vote upon the Business Combination Proposal to approve the Business Combination Agreement and the Business Combination contemplated thereby. The Business Combination Agreement provides that, among other things, upon the Closing, the Company will merge with and into Merger Sub 1 in the merger, with the Company being the surviving company of such Reorganization Merger and becoming a wholly owned subsidiary of Pubco, and, immediately thereafter and as part of the Closing, Merger Sub 2 will merge with and into PVAC in the Acquisition Merger, with PVAC being the surviving company of such Acquisition Merger and also becoming a wholly owned subsidiary of Pubco.

Pursuant to the Business Combination Agreement, at the Effective Time, each PVAC Ordinary Share issued and outstanding immediately prior to the effective time of the Mergers will be automatically cancelled and extinguished and converted into the right to receive one share of Pubco Class A Common Stock. All PVAC Ordinary Shares held in treasury by PVAC or owned by the Company will be cancelled and extinguished without consideration. At the Effective Time, each PVAC Public Warrant that is outstanding immediately prior to the Effective Time shall be converted into a warrant to purchase one share of Pubco Class A Common Stock, with each such Pubco Warrant subject to substantially the same terms and conditions applicable to the PVAC Public Warrants prior to such conversion. Each PVAC Unit, each consisting of one PVAC Class A Ordinary Share and one half of one PVAC Public Warrant, that is outstanding immediately prior to the Effective Time will be automatically separated into one PVAC Class A Ordinary Share and one-half of one PVAC Public Warrant, which underlying securities will be converted as described above; provided, however, that no fractional Pubco Warrants will be issued.

Accordingly, upon consummation of the business combination, the former Company stockholders will hold an aggregate of 5,600,000 shares of Pubco Class A Common Stock and 22,400,000 shares of Pubco Class B Common Stock and the former stockholders of PVAC will hold an aggregate of 5,954,450 shares of Pubco Class A Common Stock (assuming no redemption of PVAC shares).

Following the consummation of the business combination, certain Pre-Closing Company Stockholders will be eligible to receive contingent post-closing earn-out consideration in the form of shares of Pubco Class A Common Stock. See “Proposal I: The Business Combination Proposal – Business Combination Agreement - Consideration – Potential Earn Out Stock Issuance.” Zikang Wu is currently anticipated to be the only Pre-Closing Company Stockholder that will be eligible to receive any earn-out issuances.

In accordance with the Business Combination Agreement, the parties agreed to use commercially reasonable efforts to solicit investors for a PIPE Financing on terms approved by each of PVAC and the Company. On September 30, 2026, Pubco, PVAC and the Company entered into the PIPE Securities Purchase Agreement with the PIPE Investor. See “Summary of the Proxy Statement/Prospectus — PIPE Financing.”

PVAC’s shareholders are being asked to consider and vote upon the Business Combination Proposal, Pubco Organizational Document Advisory Proposals, and the Adjournment Proposal, each as described in more detail below.

The New Sponsor currently owns 2,239,000 PVAC Class A Ordinary Shares and one PVAC Class B Ordinary Share and has been granted a power of authority to vote an aggregate of 3,511,000 additional PVAC Class A Ordinary Shares collectively held by the IPO Sponsor and Vikasati Sponsor, representing approximately 96.6% of the outstanding PVAC Ordinary Shares. The New Sponsor intends to vote, or cause to be voted, all of such shares in favor of the proposals. Accordingly, it is expected that the proposals will be approved.

Q: What is the expected per share value of the cash to be received by Pubco in the Business Combination?

A: As described in the sections entitled “Summary of the Proxy Statement/Prospectus — Sources and Uses of Funds for the Business Combination,” and ”— What happens if a substantial number of Public Shareholders exercise their redemption rights?”, the net cash to the balance sheet of Pubco and the total number of shares of Pubco Stock outstanding immediately following the Closing will depend upon the extent to which PVAC Public Shareholders exercise their redemption rights and the final size of any PIPE Financing. Although the parties to the Business Combination have deemed the value of the Pubco Common Stock to be $10.00 per share, the cash value per share of the Pubco Common Stock and the trading price of Pubco Common Stock following the Business Combination could be substantially less than such amount as well as the per-share amount held in the Trust Account.

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Set forth below is a calculation of the estimated net cash to be received by Pubco from the Trust Account in a no redemption scenario, 25% redemption scenario, 75% redemption scenario, and the 100% redemption scenario. Such calculations are based upon cash held in the Trust Account as of June 30, 2026 of approximately $12.12 per Public Share (rounded to the nearest cent).The total number of shares outstanding in the table below gives effect to the issuance of shares of Pubco Class A Common Stock to the PVAC Shareholders as consideration for their PVAC Ordinary Share in the Business Combination after giving effect to the number of Public Shares assumed redeemed as indicated in the table. The calculations do not assume the receipt of any debt or equity financing in connection with the Closing, including any PIPE Financing, or the issuance of any Pubco Common Stock under the 2026 Equity Incentive Plan or upon issuance of any Pubco Warrants.

	Assuming No Redemption(1)	Assuming 25% Redemption(2)	Assuming 75% Redemption(3)	Assuming 100% Redemption(4)
PVAC Ordinary Shares Not Redeemed	204,450	153,337	51,112	-
Gross Cash Proceeds of Trust Account at $12.12 per Share	$2,478,814	$1,859,111	$619,704	$-
Total Common Shares Outstanding	33,954,450	33,903,337	33,801,112	33,750,000
Net Cash Per Share of PVAC Ordinary Shares Outstanding	$0.07	$0.05	$0.02	$-

(1)	Assumes no Public Shares are redeemed by Public Shareholders.
(2)	Assumes that 51,113 Public Shares are redeemed by Public Shareholders.
(3)	Assumes that 153,338 Public Shares are redeemed by Public Shareholders.
(4)	Assumes that 204,450 Public Shares are redeemed by Public Shareholders.

Q: What are the specific proposals on which I am being asked to vote at the Shareholder Meeting?

A:PVAC shareholders are being asked to consider and vote on the following proposals:

●	Shareholder Proposal No. 1 — Business Combination Proposal — a proposal, as a special resolution, to adopt and approve the Business Combination Agreement and the transactions contemplated thereby, including the Business Combination (the “Business Combination Proposal”);

●

Shareholder Proposal No. 2 – Pubco Organizational Document Advisory Proposals — To consider and vote upon, on an advisory basis the following proposals to approve (which shall be on an advisory basis only, but which approval shall be a condition to the closing of the mergers) the material differences between the PVAC Charter and the certificate of incorporation and bylaws of Pubco, attached hereto as Annex B and Annex C to this proxy statement/prospectus, respectively, and as described in this proxy statement/prospectus, to be in effect upon consummation of the Business Combination (the “Pubco Organizational Documents Advisory Proposals ”); and

●	Shareholder Proposal No. 3 — Adjournment Proposal — a proposal to adjourn the Shareholder Meeting to a later date or dates if more time is necessary to consummate the Business Combination (the “Adjournment Proposal”).

For more information, please see “Shareholder Proposal No. 1: The Business Combination Proposal,” “Shareholder Proposal No. 2: The Pubco Organizational Document Advisory Proposals,” and “Shareholder Proposal No. 3: The Adjournment Proposal.”

After careful consideration, the PVAC Board has unanimously determined that the foregoing proposals are advisable and in the best interests of PVAC and its shareholders and unanimously recommends that you vote “FOR” or give instruction to vote “FOR” each of these proposals.

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The existence of financial and personal interests of PVAC’s directors and officers may result in conflicts of interest, including a conflict between what may be in the best interests of PVAC and its shareholders and what may be best for an officer’s or director’s personal interests when determining to recommend that shareholders vote for the proposals. See the sections entitled “Shareholder Proposal No. 1: The Business Combination Proposal — Interests of PVAC’s Directors and Officers and Others in the Business Combination” and “Beneficial Ownership of Securities” for a further discussion of these considerations.

THE VOTE OF SHAREHOLDERS IS IMPORTANT. SHAREHOLDERS ARE URGED TO SUBMIT THEIR PROXIES AS SOON AS POSSIBLE AFTER CAREFULLY REVIEWING THIS PROXY STATEMENT/PROSPECTUS.

Q: Are the proposals conditioned on one another?

A: The Business Combination Proposal and Pubco Organizational Document Advisory Proposals are conditioned on the approval and adoption of each of the proposals. The Adjournment Proposal is not conditioned upon the approval of any other proposal. The Adjournment Proposal will only be put forth for a vote if PVAC and the Company mutually determine that additional time is required to consummate the Business Combination. If the Adjournment Proposal is put forth for a vote, none of the other proposals will be presented.

Q: Why is PVAC proposing the Business Combination Proposal?

A: PVAC is a Cayman Islands exempted company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses. In its review of the Company, the PVAC Board considered a variety of factors weighing positively and negatively in connection with the Business Combination. After careful consideration, the PVAC Board has determined that the positive factors outweighed the negative factors and that the Business Combination presents an attractive business combination opportunity and is in the best interests of Public Shareholders. The PVAC Board believes that, based on its review and consideration, the Business Combination with the Company presents an opportunity to increase shareholder value. However, there can be no assurance that the anticipated benefits of the Business Combination will be achieved. Approval of the Business Combination by holders of PVAC Ordinary Shares is required by the Business Combination Agreement and the PVAC Charter.

Q: What will happen in the Business Combination?

A: Pursuant to the terms of the Business Combination Agreement, PVAC and the Company will complete a business combination, which will be effected through the merger of the Company with and into Merger Sub 1, with the Company being the surviving company of such Reorganization Merger and continuing in existence as a wholly owned subsidiary of Pubco, and the merger of Merger Sub 2 with and into PVAC, with PVAC being the surviving company of such Acquisition Merger and continuing in existence as a wholly owned subsidiary of Pubco. For information on how the Business Combination will affect the securities of PVAC, Pubco, and the Company, please see “— Why am I receiving this proxy statement/prospectus?” above and “Proposal No. 1: The Business Combination” below.

Q: What happens if a substantial number of Public Shareholders exercise their redemption rights?

A: Public Shareholders may vote “FOR,” “AGAINST” or not vote at all on the Business Combination and still exercise their redemption rights. In addition, there is no minimum cash condition to the closing of the Business Combination. Accordingly, the Business Combination may be consummated even though the funds available from the Trust Account and the number of Public Shareholders are reduced substantially as a result of redemptions by Public Shareholders.

Given the terms of the Business Combination, the current shareholders of PVAC will beneficially own a lesser percentage of Pubco after Closing than they own of PVAC now. The Public Shareholders who do not redeem their Public Shares may experience dilution from several additional sources to varying degrees in connection with and after the Business Combination. Additionally, Pubco following the Closing may determine, subject to the receipt of any shareholder or stock exchange approvals that may be required, to issue more Pubco Common Stock or other equity securities of equal or senior rank in connection with privately negotiated transactions following the consummation of the Business Combination.

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The issuance of Pubco Common Stock (or other equity securities of equal or senior rank) could have the following effects for holders of Public Shares who elect not to redeem their shares:

●	your ownership interest in Pubco following the Closing compared to your ownership interest in PVAC now will decrease;

●	the relative voting strength of the previously outstanding PVAC Ordinary Shares following the Business Combination will be eliminated; and/or

●	the market price of the Pubco Common Stock may decline.

The tables below show the anticipated ownership of Pubco upon completion of the Business Combination, along with other potential sources of dilution. The tables show the potential impact of redemptions on the share ownership by non-redeeming shareholders in (i) a no redemption scenario, (ii) 25% redemption scenario, (iii) 75% redemption scenario, and (iv) 100% redemption scenario. The information in the tables below has been rounded to the nearest whole number or the nearest decimal. Therefore, the sum of the numbers in a column may not conform exactly to the total figure given for that column in the below table. In addition, certain percentages presented in the tables below reflect calculations based upon the underlying information prior to rounding and, accordingly, may not conform exactly to the percentages that would be derived if the relevant calculations were based upon the rounded numbers or may not sum due to rounding. “Pro Forma Book Value” amounts set forth in the table below are calculated by subtracting total liabilities and the Series A Convertible Preferred Stock from total assets in each redemption scenario. “Dilution in Book Value Per Share to Class A Public Shareholders at Closing as Compared to Initial Public Offering Price of $10 per Share” set forth in the table below are calculated by subtracting pro forma book value per share in each redemption scenario from $10.00 per share. “Dilution in Book Value Per Share to Class A Public Shareholders at Closing as Compared to Redemption Price of $12.12 per Share as of June 30, 2026” set forth in the table below are calculated by subtracting pro forma book value per share in each redemption scenario from $12.12 per share.

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	Assuming No Redemption (1)			Assuming 25% Redemption (2)			Assuming 75% Redemption (3)			Assuming 100% Redemption (4)
Common Shareholders	Ownership in Shares	% Basic	% fully diluted	Ownership in Shares	% Basic	% Fully Diluted	Ownership in Shares	% Basic	% Fully diluted	Ownership in Shares	% Basic	% Fully diluted
Holders of Public PVAC Class A Ordinary Shares	204,450	0.6%	0.3%	153,337	0.5%	0.2%	51,112	0.2%	0.1%	-	0.0%	0.0%
Sponsor – CEMAC Sponsor LP	1,824,999	5.4%	2.9%	1,824,999	5.4%	2.9%	1,824,999	5.4%	2.9%	1,824,999	5.4%	2.9%
Sponsor – Vikasati Sponsor, LLC	1,686,001	5.0%	2.7%	1,686,001	5.0%	2.7%	1,686,001	5.0%	2.7%	1,686,001	5.0%	2.7%
Sponsor – Valleypark Road	2,239,000	6.6%	3.6%	2,239,000	6.6%	3.6%	2,239,000	6.6%	3.6%	2,239,000	6.6%	3.6%
Existing Tigerless Health security holder – Mr. Zikang Wu	22,400,000	66.0%	35.6%	22,400,000	66.1%	35.6%	22,400,000	66.3%	35.7%	22,400,000	66.4%	35.7%
Existing Tigerless Health security holder – the remaining shareholders	5,600,000	16.5%	8.9%	5,600,000	16.5%	8.9%	5,600,000	16.6%	8.9%	5,600,000	16.6%	8.9%
Pro Forma Pubco Common Shares at Closing	33,954,450	100.0%	53.9%	33,903,337	100.0%	53.9%	33,801,112	100.0%	53.8%	33,750,000	100.0%	53.8%
Pro Forma Book Value Amount	$18,595,249			$17,975,546			$16,736,139			$16,116,435
Pro Forma Book Value Amount per Share	$0.55			$0.53			$0.50			$0.48
Difference between Book Value Per Share to Class A Public Shareholders at Closing and Initial Public Offering Price of $10 per Share	$9.45			$9.47			$9.50			$9.52
Difference between Book Value Per Share to Class A Public Shareholders at Closing and Redemption Price of $12.12 per Share as of June 30, 2026	$11.58			$11.59			$11.63			$11.65

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	Assuming no redemption (1)		Assuming 25% Redemption (2)		Assuming 75% Redemption (3)		Assuming 100% Redemption (4)
Potential Dilution Sources	Ownership in Shares	% fully diluted	Ownership in Shares	% fully diluted	Ownership in Shares	% fully diluted	Ownership in Shares	% fully diluted
2026 Incentive Plan	6,296,791	10.0%	6,291,112	10.0%	6,279,753	10.0%	6,274,074	10.0%
PVAC Public Warrants (5)	11,500,000	18.3%	11,500,000	18.3%	11,500,000	18.3%	11,500,000	18.3%
Valley park Road, LLC Working Capital Warrants ($1.50 per Warrant)(6)	666,667	1.1%	666,667	1.1%	666,667	1.1%	666,667	1.1%
Earnout Shares (issuable upon achievement of post-Business Combination performance targets)	10,000,000	15.9%	10,000,000	15.9%	10,000,000	15.9%	10,000,000	15.9%
Series A Preferred Stock — conversion shares (7)	550,000	0.9%	550,000	0.9%	550,000	0.9%	550,000	0.9%
Total Additional Dilution Sources	29,013,458	46.1%	29,007,779	46.1%	28,996,420	46.2%	28,990,741	46.2%
Total Pro Forma Fully Dilution Shares Outstanding	62,967,908	100%	62,911,116	100%	62,797,532	100%	62,740,741	100%

(1)	Assumes no Public Shares are redeemed by Public Shareholders.

(2)	Assumes that 51,113 Public Shares are redeemed by Public Shareholders.

(3)	Assumes that 153,338 Public Shares are redeemed by Public Shareholders.

(4)	Assumes that 204,450 Public Shares are redeemed by Public Shareholders.

(5)

Including an aggregate of 11,500,000 shares of Pubco Class A Common Stock to be issued upon exercise of the outstanding PVAC Public Warrants which will become Pubco Warrants upon consummation of the Business Combination. The fair market value of the PVAC Public Warrants is $1,150,000 as of June 30, 2026, based on the valuation of the warrants on such date.

(6)	Assumes the issuance of warrants upon conversion of the August 2025 Note.

(7)

Represents the minimum number of shares of Pubco Class A Common Stock issuable upon conversion of all 5,000 shares of Series A Preferred Stock to be issued in the PIPE Financing, assuming conversion of the full $5.0 million stated value at the $10.00 Conversion Price and the 110% Conversion Amount, before dividends, Triggering Event adjustments and other amounts. The Series A Preferred Stock has a variable Conversion Price equal to the lower of $10.00 and 93% of the lowest daily VWAP during the five trading days preceding conversion, subject to a floor price that is initially $2.00 and that resets lower, and only lower, on the Effective Registration Date and every six months thereafter to 20% of the market-price measure specified in the Certificate of Designations. At the initial $2.00 floor price, the 5,000 shares would be convertible into 2,750,000 shares, or approximately 4.2% of the fully diluted shares under each redemption scenario. Accordingly, 2,750,000 shares is not a maximum potential issuance. A lower reset floor price, declared dividends, a 15% Triggering Event increase in stated value, default dividends and other amounts payable under the Transaction Documents could increase the number of shares issuable. The 4.99%/9.99% beneficial-ownership blocker limits the number of shares that may be held by the PIPE Investor at one time but does not reduce the aggregate number of shares that may be issued over time as the PIPE Investor converts and disposes of shares. The 2026 Incentive Plan reserve is presented at 10.0% of the fully diluted shares shown, including the Series A Preferred Stock conversion shares. The 2,000,000 Closing Fee Shares to be transferred to the PIPE Investor by existing stockholders of Tigerless Health and/or PVAC are not a source of dilution because they do not increase the number of shares outstanding. See “Summary of the Proxy Statement/Prospectus — PIPE Financing.”

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The Insiders, the Company and/or their directors, officers, advisors or respective affiliates, may purchase Public Shares from Public Shareholders in privately negotiated transactions or in the open market prior to or following the completion of the Business Combination. If such purchases are made, the public “float” of Public Shares (prior to the Closing) or the Pubco Common Stock (following the Closing) and the number of beneficial holders of PVAC Ordinary Shares (prior to the Closing) or the Pubco Common Stock (following the Closing) may be reduced, possibly making it difficult to obtain or maintain the quotation, listing or trading of such securities on Nasdaq or another national securities exchange or reducing the liquidity of the trading market for such securities.

Q: Will the parties engage in any third party financing in connection with the Business Combination?

A. Yes. On September 30, 2026, Pubco, PVAC and Tigerless Health entered into the PIPE Securities Purchase Agreement with the PIPE Investor. The PIPE Investor committed to purchase 5,000 shares of Series A Preferred Stock for $5.0 million in the aggregate, consisting of 3,500 shares for $3.5 million on the first business day following the Closing and 1,500 shares for $1.5 million on the ninetieth business day following the Closing. Although the second-tranche commitment is binding and is not subject to a market-price, trading-volume, financing, due-diligence-out or discretionary condition, it remains subject to the continuing conditions specified in the PIPE Securities Purchase Agreement, including among others specified representations and covenants being true and correct, continued Nasdaq listing, absence of continuing Triggering Events or Pubco Defaults (as defined in the PIPE Securities Purchase Agreement), required registration-statement filings and any stockholder approval required by Nasdaq.

Each Preferred Share has a stated value of $1,000 and, absent a Triggering Event, is convertible at the holder’s option based on a Conversion Amount equal to 110% of stated value plus declared and unpaid dividends and other amounts then owed. The Conversion Price is the lower of $10.00 and 93% of the lowest daily VWAP during the five trading days preceding conversion, subject to a floor price initially equal to $2.00. The floor price resets lower, and only lower, on the effective date of the resale registration statement and every six months thereafter to 20% of the lower of the prior trading day’s closing price and the average closing price during the preceding five trading days, subject to applicable Nasdaq rules. Consequently, the number of shares of Pubco Class A Common Stock issuable upon conversion is variable and can increase substantially if the market price declines.

See “Summary of the Proxy Statement/Prospectus — PIPE Financing,” “Risk Factors,” “Unaudited Pro Forma Condensed Combined Financial Information” and “Shares Eligible for Future Sale” for additional information.

Q: Did the PVAC Board obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?

A: No. The PVAC Board determined it was not necessary to obtain a third-party valuation or fairness opinion given the due diligence it conducted in consultation with its financial and legal advisors and the expertise of its management team. The officers and directors of PVAC have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries. The PVAC officers and directors used their collective experience and concluded that the valuation ascribed to the Company in the Business Combination was adequately substantiated.

Q: By what date must PVAC complete a business combination?

A: PVAC is a special purpose acquisition company formed as a Cayman Islands exempted company for the purpose of effecting an initial business combination with one or more businesses. Pursuant to the PVAC Charter, PVAC must consummate a business combination by March 3, 2027, unless PVAC’s shareholders approve an amendment to the PVAC Charter providing PVAC with additional time to complete a business combination.

Q: How are the funds in the Trust Account currently being held?

A: The Trust Account is located in the United States, with Continental acting as trustee. The funds are currently held in demand deposit accounts.

Q: What happens to the funds deposited in the Trust Account after completion of the Business Combination?

A: After completion of the Business Combination, the funds held in the Trust Account will be used to pay holders of Public Shares who exercise redemption rights and to pay transaction expenses in an amount currently anticipated to be approximately $1.1 million, with any remaining balance used for the working capital and general corporate purposes of Pubco.

As of June 30, 2026, the Trust Account held approximately $2.48 million, representing approximately $12.12 per Public Share, based on 204,450 Public Shares outstanding. The funds currently remaining in the Trust Account have been significantly reduced as a result of prior redemptions by public shareholders in connection with extensions of PVAC’s deadline to complete a business combination. If the maximum number of Public Shares are redeemed in connection with the Business Combination, substantially all of the funds held in the Trust Account would be distributed to redeeming shareholders, and the combined company will have limited cash from the Trust Account available following the closing of the Business Combination. If a significant number of Public Shares are redeemed, however, Pubco may have limited funds available from the Trust Account and may need to rely on alternative sources of financing, including working capital loans from the SPAC Sponsors or other financing arrangements, to fund its operations following the Business Combination; alternatively, if no Public Shares are redeemed, the combined company would expect to have approximately $2.48 million available from the Trust Account before payment of transaction expenses. After payment of estimated transaction expenses associated with the Business Combination, the remaining funds will be used for working capital and general corporate purposes of the combined company. The Business Combination is not conditioned on the combined company having a minimum amount of cash at closing.

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The redemption price per share will equal the aggregate amount on deposit in the Trust Account (including interest earned on the funds held in the Trust Account and not previously released to pay taxes) divided by the total number of then outstanding Public Shares. The redemption price per share may increase between the date of this proxy statement/prospectus and the date that is two business days prior to the Shareholder Meeting due to any interest that accrues on the amount on deposit in the Trust Account prior to such date, although we expect the redemption price two business days prior to the Shareholder Meeting will be approximately the same as the amount set forth above. These funds will not be released until the earlier of the completion of a business combination or PVAC’s liquidation.

Q: What conditions must be satisfied to complete the Business Combination?

A: Pursuant to the terms of the Business Combination Agreement, and subject to applicable law, the consummation of the Business Combination is subject to a number of conditions set forth in the Business Combination Agreement including, among others, receipt of the requisite shareholder approvals contemplated by this proxy statement/prospectus. For a summary of the conditions that must be satisfied or waived prior to completion of the Business Combination, see the section entitled “Shareholder Proposal No. 1: The Business Combination Proposal — Business Combination Agreement — Conditions to Closing.”

Q: When do you expect the Business Combination to be completed?

A: It is currently expected that the Business Combination will be completed in the second half of 2026. This timing depends, among other things, on the approval of the proposals to be presented at the Shareholder Meeting. However, such meeting could be adjourned if the Adjournment Proposal is adopted at the Shareholder Meeting and PVAC elects to adjourn the Shareholder Meeting to a later date or dates if PVAC and the Company mutually determine that additional time is required to consummate the Business Combination.

Q: How will the classes of Pubco Common Stock vote in the future?

A. Pursuant to the Business Combination Agreement, (i) each PVAC Ordinary Share issued and outstanding will be automatically converted into one share of Pubco Class A Common Stock (an aggregate of 5,954,450 shares assuming no redemption of Public Shares) and (ii) all Company Common Stock issued and outstanding immediately prior to the Effective Time, other than (a) Company Stock held in treasury by the Company or its wholly owned subsidiaries, as applicable, and (b) those shares of Company Common Stock owned by a Dissenting Holder, will be automatically converted into the right to receive an aggregate of 5,600,000 shares of Pubco Class A Common Stock and 22,400,000 shares of Pubco Class B Common Stock. Pubco Class A Common Stock will have no general voting rights and Pubco Class B Common Stock will have one vote per share. Accordingly, following consummation of the Business Combination, the PVAC equity holders and other holders of Pubco Class A Common Stock will have no voting power through their Pubco Class A Common Stock and the holders of the Pubco Class B Common Stock (including Zikang Wu, the Chief Executive Officer of the Company and who will serve as the Chief Executive Officer of Pubco upon consummation of the Business Combination) will beneficially own 100% of the combined voting power of Pubco Common Stock. As a result, following consummation of the Business Combination, Pubco will be a “controlled company” as defined in the corporate governance rules of Nasdaq and Zikang Wu will have the ability to determine all matters requiring shareholder approval following the Business Combination.

Q: Why is PVAC proposing the Pubco Organizational Document Advisory Proposals?

A: In connection with the Business Combination, Pubco will be domiciled in Nevada, as opposed to the Cayman Islands where PVAC is domiciled. The PVAC Charter contains various provisions that will not be applicable to Pubco following consummation of the Business Combination, including the provisions related to PVAC’s status as a blank check company. Removal of these provisions is desirable because they will serve no purpose following the Business Combination. For example, these proposed amendments remove the requirement for PVAC to dissolve and liquidate if a business combination is not completed within a certain period of time. In addition, pursuant to the Business Combination Agreement, PVAC and the Company have mutually determined that the authorized share capital of Pubco will be different from that of PVAC prior to the Business Combination. Such changes will be reflected in the proposed Pubco Charter to be adopted in connection with the Closing, which PVAC shareholders may vote upon on a non-binding advisory basis. For more information, see the section entitled “Shareholder Proposal No. 2: The Pubco Organizational Document Advisory Proposals”.

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Q: Why is PVAC proposing the Adjournment Proposal?

A: Public Shareholders are also being asked to consider and vote upon the Adjournment Proposal to approve the adjournment of the Shareholder Meeting to a later date or dates if PVAC and the Company determine, among other things, that more time is necessary to consummate the Business Combination for any reason. For more information, see the section entitled “Shareholder Proposal No. 2: The Adjournment Proposal.”

Q: When and where will the Shareholder Meeting be held?

A: The Shareholder Meeting will be held on [•], 2026, at [•] [a.m./p.m.], Eastern Time, as a virtual meeting, or at such other time, on such other date and at such other place to which the meeting may be postponed or adjourned. Only shareholders who hold PVAC Ordinary Shares at the close of business on the Record Date will be entitled to vote at the Shareholder Meeting.

You can participate in the meeting, vote and submit questions via live webcast by visiting https://www. /[•]. Please see “— How do I attend the virtual Shareholder Meeting?” for more information.

Q: Who is entitled to vote at the Shareholder Meeting?

A: PVAC has fixed [•], 2026 as the Record Date. If you are a shareholder of PVAC at the close of business on the Record Date, you are entitled to vote on matters that come before the Shareholder Meeting.

Q: How do I vote?

A: If you were a holder of record of PVAC Ordinary Shares on the Record Date, you may vote with respect to the proposals electronically, or by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

●	Voting by Mail. By signing the proxy card and returning it in the enclosed prepaid and addressed envelope, you are authorizing the individuals named on the proxy card to vote your shares at the Shareholder Meeting in the manner you indicate. You are encouraged to sign and return the proxy card even if you plan to attend the Shareholder Meeting so that your shares will be voted if you are unable to attend the Shareholder Meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted. Votes submitted by mail must be received by 5:00 p.m., Eastern Time, on [•], 2026.

●	Voting Electronically. You may attend and vote at the Shareholder Meeting by visiting https://[•] and entering the control number found on your proxy card or notice included in the proxy materials.

Shareholders who hold their investments through a broker, bank or other nominee should follow the directions provided by their broker, bank or other nominee to vote their PVAC Ordinary Shares. For more information, see “— If my shares are held in ‘street name,’ will my broker, bank or nominee automatically vote my shares for me?”

Q: How do I attend the virtual Shareholder Meeting?

A: If you are a registered shareholder as of the Record Date, you will receive a proxy card from Continental, acting as transfer agent. The form contains instructions on how to attend the virtual Shareholder Meeting including the URL address, along with your control number. You will need your control number for access. If you do not have your control number, contact [•] at [•], or email at [•].

You can pre-register to attend the virtual Shareholder Meeting starting [•], 2026, at 9:00 a.m., Eastern Time (two business days prior to the meeting date). Enter the URL address into your browser https://[•], enter your control number, name and email address. Once you pre-register, you can vote or enter questions in the chat box. At the start of the Shareholder Meeting, you will need to log in again using your control number and will also be prompted to enter your control number if you vote during the Shareholder Meeting.

If you do not have access to Internet, you can listen only to the meeting by dialing [•] (or [•] if you are located outside the United States and Canada (standard rates apply)) and when prompted enter the pin number [•]#. Please note that you will not be able to vote or ask questions at the Shareholder Meeting if you choose to participate telephonically.

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Shareholders who hold their investments through a broker, bank or other nominee will need to contact Continental to receive a control number to attend the virtual Shareholder Meeting. If you plan to vote at the Shareholder Meeting, you will need to have a legal proxy from your bank or broker or, if you would like to join and not vote, Continental will issue you a guest control number with proof of ownership. In either case you must contact Continental for specific instructions on how to receive the control number. Continental can be contacted at the number or email address above. Please allow up to 72 hours prior to the meeting for processing your control number.

Q: If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A: If your shares are held in “street name” in a stock brokerage account or by a broker, bank or other nominee, you must provide the record holder of your shares with instructions on how to vote your shares. Please follow the directions provided by your broker, bank or other nominee to submit a voting instruction card or otherwise communicate your voting instructions to your broker, bank or other nominee. Please note that you may not vote shares held in “street name” by returning a proxy card directly to PVAC or by voting online at the Shareholder Meeting unless you provide a “legal proxy,” which you must obtain from your broker, bank or other nominee.

Under the rules of Nasdaq, brokers who hold shares in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are not permitted to exercise their voting discretion with respect to the approval of matters that Nasdaq determines to be “non-routine” without specific instructions from the beneficial owner. The Business Combination Proposal is a “non-routine” matter and therefore, brokers are not permitted to exercise their voting discretion with respect to these proposals.

If you hold your shares of PVAC in “street name” and you do not instruct your broker, bank or other nominee on how to vote your shares, your broker, bank or other nominee will not vote your shares on the Business Combination Proposal. Accordingly, your bank, broker, or other nominee can vote your shares on the Business Combination Proposal at the Shareholder Meeting only if you provide instructions on how to vote. You should instruct your broker to vote your shares as soon as possible in accordance with directions you provide. If your broker does not vote, it will have no effect on the Business Combination Proposal or the Adjournment Proposal. However, if your broker does not vote, your shares will not be counted as present for the purposes of establishing a quorum.

Q: What proposals must be passed in order for the Business Combination to be completed?

A: The Business Combination will not be completed unless the Business Combination Proposal and the Pubco Organization document Advisory Proposals are approved. If PVAC does not complete a Business Combination by the date required by the PVAC Charter, PVAC is required to cease all operations except for the purpose of winding up, redeeming out of funds lawfully available therefor all then outstanding Public Shares, and dissolve and liquidate, subject in each case to PVAC’s obligations under the Cayman Companies Act to provide for claims of creditors and other requirements of applicable law.

Q: How does the PVAC Board recommend that I vote?

A: The PVAC Board unanimously recommends that PVAC’s shareholders entitled to vote on the proposals vote as follows:

●	“FOR” approval of the Business Combination Proposal;

●	“FOR” approval of each of the Pubco Organizational Document Advisory Proposals; and

●	“FOR” approval of the Adjournment Proposal, if presented.

Q: How many votes do I have?

A: Public Shareholders have one vote per each PVAC Ordinary Share held by them on the Record Date for each of the proposals to be voted upon.

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Q: How do the PVAC Insiders intend to vote?

A: The Insiders have agreed, subject to applicable securities laws, to vote any PVAC Ordinary Shares owned by them in favor of all of the proposals presented at the Shareholder Meeting. The Insiders also have agreed to waive their redemption rights with respect to any PVAC Ordinary Shares owned by them in connection with the Shareholder Meeting. The New Sponsor currently owns 2,239,000 PVAC Class A Ordinary Shares and one PVAC Class B Ordinary Share and has been granted a power of authority to vote an aggregate of 3,511,000 additional PVAC Class A Ordinary Shares collectively held by the IPO Sponsor and Vikasati Sponsor, representing approximately 96.6% of the outstanding PVAC Ordinary Shares. The New Sponsor intends to vote, or cause to be voted, all of such shares in favor of the proposals. Accordingly, it is expected that the proposals will be approved.

Q: What interests do the Insiders, including PVAC’s officers and directors, have that are different than the Public Shareholders?

A: When you consider the recommendation of the PVAC Board in favor of approval of the Business Combination Proposal, you should keep in mind that the Insiders, including PVAC’s directors and executive officers, and their respective affiliates have interests in such proposal that are different from, or in addition to, those of Public Shareholders generally. These interests include, among other things, the interests described below:

●	the fact that the Insiders have certain economic interests in the Business Combination including:

o	the Founder Shares were initially purchased for an aggregate of $25,000;

o

the Insiders have agreed to waive their redemption rights with respect to their Founder Shares and any Public Shares they hold in connection with the Business Combination and to waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares held by them if the Business Combination is not approved and PVAC fails to complete a business combination within the required time period;

o	no consideration was provided to the Insiders in exchange for this waiver.

o

the Founder Shares would be worthless if the Business Combination or another business combination is not consummated within the required time period because the holders thereof are not entitled to participate in any redemption or liquidation distribution with respect to such shares. Such securities may have a significantly higher value at the time of the Business Combination, and if unrestricted and freely tradable would be valued at approximately $57.5 million based upon an assumed price of $10.00 per share;

●

As of the date of this proxy statement/prospectus, there is an aggregate principal amount of $276,521 of outstanding loans payable to New Sponsor. The loan is non-interest bearing and payable upon the consummation by PVAC of the Business Combination. Upon consummation of a Business Combination, New Sponsor will have the option, but not the obligation, to convert the principal balance of the note, in whole or in part, into Pubco Warrants;

●	As of the date of this proxy statement/prospectus, the Insiders had $0 in aggregate out-of-pocket expenses to be repaid by PVAC. However, the Insiders may incur out-of-pocket expenses after the date of this proxy statement/prospectus, which amounts would be reimbursed only if the Business Combination is consummated;

●	the Insiders will lose their entire investment in PVAC and will not be reimbursed for any loans extended or out-of-pocket expenses incurred on PVAC’s behalf related to identifying, investigating, negotiating and completing an initial business combination if the Business Combination is not consummated within the required time period;

●

the aggregate Sponsor Outlay of the three SPAC Sponsors is approximately $14.4 million, as quantified in the table under “Summary of the Proxy Statement/Prospectus – Sponsor Compensation” and described under “Information about PVAC – SPAC Sponsors”;

●	in addition, the Insiders can earn a positive rate of return on their investment, even if other PVAC shareholders experience a negative rate of return;

●

the fact that pursuant to the Business Combination Agreement, PVAC has the right to designate one director to the Pubco Board post-Closing. Such director, in the future, may receive any cash fees, stock options or stock awards that the Pubco Board determines to pay to its directors. PVAC has designated Dr. Jing Lu to be a director on the Pubco Board post-Closing;

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●	the fact that the Business Combination Agreement provides for the continued indemnification of PVAC’s existing directors and officers and/or requires Pubco to purchase, at or prior to the Closing, and maintain in effect for a period of six years after the Closing, a “tail” policy providing directors’ and officers’ liability insurance coverage for certain PVAC directors and officers after the Business Combination;

●

the fact that if the Trust Account is liquidated, including in the event PVAC is unable to complete an initial business combination within the required time period, the IPO Sponsor has agreed to indemnify PVAC to ensure that the proceeds in the Trust Account are not reduced below $10.20 per Public Share, or such lesser per share amount as is in the Trust Account, by the claims of prospective target businesses with which PVAC has entered into an acquisition agreement or claims of any third party for services rendered or products sold to PVAC, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account; and

●	the fact that if the Business Combination or another business combination is not consummated within the required time period, PVAC will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding Public Shares for cash and, subject to the approval of its remaining shareholders and the PVAC Board, dissolving and liquidating.

The personal and financial interests of the Insiders as well as PVAC’s executive officers and directors may have influenced their motivation in identifying and selecting the Company as a business combination target, completing the Business Combination with the Company and influencing the operation of the business following the Business Combination. The existence of such financial and personal interests may result in conflicts of interest on the part of such executive officers, directors and Insiders between what he, she, or they may believe is in the best interests of PVAC and what he, she, or they may believe is best for himself, herself, or themselves in determining to recommend that shareholders vote for the proposals. In considering the recommendations of the PVAC Board to vote for the proposals, its shareholders should consider these interests. See this section entitled “Shareholder Proposal No. 1: The Business Combination Proposal — Interests of PVAC’s Directors and Officers and Others in the Business Combination.”

In addition to the foregoing, PVAC’s officers and directors had fiduciary or contractual obligations to other entities while PVAC was seeking to locate a target business for a business combination. Accordingly, if any of PVAC’s officers or directors had become aware of a business combination opportunity which was suitable for an entity to which he or she had then-current fiduciary or contractual obligations, such officer or director would have been entitled to honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity prior to PVAC and might have only decided to present it to PVAC if such entity rejected the opportunity and consummating the same would not violate any restrictive covenants to which such officers and directors were subject. PVAC’s Existing Charter provides that to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer of PVAC shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as PVAC; and (ii) PVAC renounced any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and PVAC, on the other. Notwithstanding the foregoing, these other fiduciary or contractual obligations, and the Existing Charter’s waiver of such rights, did not impact PVAC’s search for an acquisition target.

Q: What are the material U.S. federal income tax consequences of the Business Combination?

A: The parties intend that the Business Combination should qualify as a “reorganization” within the meaning of Section 368(a) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) and/or a transaction governed by Section 351 of the Code for U.S. federal income tax purposes. As such, no gain or loss should be recognized as a result of the Business Combination. Furthermore, although the Business Combination should qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and the parties to the Business Combination Agreement intend to report the Business Combination consistent with such qualification, such treatment is not a condition to completion of the Business Combination. If the Business Combination does not qualify as a reorganization within the meaning of Section 368(a) of the Code and does not otherwise qualify for tax-free treatment under Section 351 of the Code, it will be treated as a taxable stock sale. See the section entitled “Certain Material United States Federal Income Tax Considerations — U.S. Federal Income Taxation of U.S. Holders — Material U.S. Federal Income Tax Effects of the Business Combination.”

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Q: What constitutes a quorum?

A: A quorum of our shareholders is necessary to hold a valid meeting. The presence, in person virtually or by proxy, of shareholders holding a majority of the PVAC Ordinary Shares entitled to vote at the Shareholder Meeting constitutes a quorum at the Shareholder Meeting. Abstentions will be considered present for the purposes of establishing a quorum. The holders of the Founder Shares beneficially own approximately 96.6% of the issued and outstanding PVAC Ordinary Shares as of the Record Date and will count towards this quorum. In the absence of a quorum, PVAC’s directors have the power to adjourn the Shareholder Meeting.

Q: What vote is required to approve the proposals presented at the Shareholder Meeting?

A: The approval of the Business Combination Proposal requires a special resolution under Cayman Islands law, being the affirmative vote of the holders of two-thirds of the PVAC Ordinary Shares represented in person, virtually, or by proxy and entitled to vote thereon and who vote at the Shareholder Meeting. Each of the other proposals requires an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the PVAC Ordinary Shares represented in person virtually or by proxy and entitled to vote thereon and who vote at the Shareholder Meeting at which a quorum is present. The New Sponsor currently owns 2,239,000 PVAC Class A Ordinary Shares and one PVAC Class B Ordinary Share and has been granted a power of authority to vote an aggregate of 3,511,000 additional PVAC Class A Ordinary Shares collectively held by the IPO Sponsor and Vikasati Sponsor, representing approximately 96.6% of the outstanding PVAC Ordinary Shares. The New Sponsor intends to vote, or cause to be voted, all of such shares in favor of the proposals. Accordingly, it is expected that the proposals will be approved.

Q: What if I do not want to vote “FOR” any of the proposals?

A: If you do not want any of the proposals to be approved, you should vote “AGAINST” such proposal.

If you attend the Shareholder Meeting in person virtually or by proxy, you may vote “AGAINST” the proposals and your PVAC Ordinary Shares will be counted for the purposes of determining whether the proposals (as the case may be) are approved.

However, if you fail to attend the Shareholder Meeting in person virtually or by proxy, or if you do attend the Shareholder Meeting in person virtually or by proxy but you abstain or otherwise fail to vote at the Shareholder Meeting (including as a result of a broker non-vote), your PVAC Ordinary Shares will not be counted for the purposes of determining whether any proposal is approved. Accordingly, your abstention or failure to vote (including as a result of a broker non-vote) will have no effect on the outcome of such proposal.

The Adjournment Proposal only will be put forth for a vote if PVAC and the Company mutually determine that additional time is required to consummate the Business Combination for any reason.

Q: What happens if the Business Combination is not consummated?

A: As indicated above, the New Sponsor currently owns 2,239,000 PVAC Class A Ordinary Shares and one PVAC Class B Ordinary Share and has been granted a power of authority to vote an aggregate of 3,511,000 additional PVAC Class A Ordinary Shares collectively held by the IPO Sponsor and Vikasati Sponsor, representing approximately 96.6% of the outstanding PVAC Ordinary Shares. The New Sponsor intends to vote, or cause to be voted, all of such shares in favor of the Business Combination. Accordingly, it is expected that Business Combination will be approved.

Notwithstanding the foregoing, it is possible the Business Combination may not be consummated for other business reasons or if the parties fail to satisfy all closing conditions. If the Business Combination or another initial business combination is not completed within the required time period provided for in the PVAC Charter, then as contemplated by and in accordance with the PVAC Charter, PVAC will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem 100% of the Public Shares in consideration of a per-share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the Trust Account, including interest not previously released to PVAC to pay its taxes (less up to $100,000 of such net interest to pay dissolution expenses), by (B) the total number of then outstanding Public Shares, which redemption will completely extinguish rights of the Public Shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the PVAC Board in accordance with applicable law, dissolve and liquidate, subject in each case to PVAC’s obligations under the Cayman Companies Act to provide for claims of creditors and other requirements of applicable law.

The holders of the Founder Shares waived their right to participate in any liquidation distribution with respect to the Founder Shares owned by them. There will be no distribution from the Trust Account with respect to the PVAC Public Warrants, which will expire worthless in the event PVAC dissolves and liquidates the Trust Account.

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Q: May I change my vote after I have mailed my signed proxy card?

A: Yes. Shareholders of record may send a later-dated, signed proxy card to Piermont Valley Acquisition Corp. at the address indicated for PVAC in the Notice of Meeting above, so that it is received by PVAC prior to the vote at the Shareholder Meeting (which is scheduled to take place on [•], 2026) or attend the virtual Shareholder Meeting and vote electronically. Shareholders also may revoke their proxy by sending a notice of revocation to PVAC’s Chief Executive Officer, which must be received by PVAC’s Chief Executive Officer prior to the vote at the Shareholder Meeting. However, if your shares are held in “street name” by your broker, bank or another nominee, you must contact your broker, bank or other nominee to change your vote.

Q: How are votes counted?

A: Votes will be counted by the inspector of election appointed for the Shareholder Meeting, who will separately count “FOR” and “AGAINST” votes, abstentions and broker non-votes, if any. Shareholders who attend the Shareholder Meeting, either in person virtually or by proxy, will be counted (and the number of PVAC Ordinary Shares held by such shareholders will be counted) for the purposes of determining whether a quorum is present at the Shareholder Meeting. The presence, in person virtually or by proxy, of shareholders holding a majority of the PVAC Ordinary Shares entitled to vote at the Shareholder Meeting constitutes a quorum at the Shareholder Meeting.

Q: If I am not going to attend the Shareholder Meeting, should I return my proxy card instead?

A: Yes. Whether you plan to attend the Shareholder Meeting virtually or not, please read the enclosed proxy statement/prospectus carefully, and vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Q: What will happen if I return my proxy card without indicating how to vote?

A: If you sign and return your proxy card without indicating how to vote on any particular proposal, the Ordinary Shares represented by your proxy will be voted in favor of each proposal. Proxy cards that are returned without a signature will not be counted as present at the Meeting and cannot be voted.

Q: What happens if I sell my shares before the Shareholder Meeting?

A: The Record Date for the Shareholder Meeting is earlier than the date of the Shareholder Meeting, as well as the date that the Business Combination is expected to be consummated. If you transfer your PVAC Ordinary Shares after the Record Date, but before the Shareholder Meeting, unless the transferee obtains from you a proxy to vote those shares, you would retain your right to vote at the Shareholder Meeting, but will transfer ownership of the shares and will not hold an interest in PVAC after the Business Combination is consummated.

Q: Are there risks associated with the Business Combination that I should consider in deciding how to vote?

A: Yes. There are a number of risks related to the Business Combination and other transactions contemplated by the Business Combination Agreement, that are discussed in this proxy statement/prospectus. Please read with particular care the detailed description of the risks described in “Risk Factors” beginning on page 58 of this proxy statement/prospectus.

Q: If I am a holder of PVAC Ordinary Shares, do I have appraisal rights if I object to the Business Combination Proposal?

A: Holders of record of PVAC Ordinary Shares have appraisal rights in connection with the Merger under the Cayman Companies Act. PVAC shareholders wishing to exercise such statutory dissenter rights and make a demand for payment of the fair value for their PVAC Ordinary Shares must give written objection to the Business Combination Agreement and follow the procedures set out in Section 238 of the Cayman Companies Act, noting that any shareholder to whom the notice of dissent relates shall cease to have any of the rights of a shareholder of the Company except the right to be paid the fair value of his shares and certain other rights pursuant to section 238(7) of the Cayman Companies Act, until such dissenter rights may subsequently be lost and/or extinguished pursuant to the Cayman Companies Act. Since PVAC is a SPAC entity with no assets save for the trust proceeds, in practice, this will be largely similar to the redemption price. Accordingly, PVAC believes that such fair value would equal $[•] (the redemption price per share as of [•], 2026). A PVAC shareholder who elects to exercise appraisal rights must do so in respect of all of the PVAC Ordinary Shares that person holds and will lose their right to exercise their redemption rights as described herein. PVAC shareholders are recommended to seek their own legal advice as soon as possible on the application and procedure to be followed in respect of the appraisal rights under the Cayman Companies Act.

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Q: How do I exercise my redemption rights?

A: If you are a holder of Public Shares and wish to exercise your right to have your Public Shares redeemed in connection with the Business Combination Proposal, you must:

●	prior to 5:00 p.m., Eastern Time, on [•], 2026 (two business days prior to the initially scheduled vote at the Shareholder Meeting) submit a written request to Continental, acting as transfer agent, that PVAC redeem all or a portion of your Public Shares for cash; and

●	deliver your Public Shares to Continental, physically or electronically through DTC no later than two business days prior to the Shareholder Meeting.

The address of Continental is listed under the question “— Who can help answer my questions?” below.

Holders of PVAC Units must elect to separate the underlying Public Shares and PVAC Public Warrants prior to exercising redemption rights with respect to the Public Shares. If holders hold their PVAC Units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the PVAC Units into the underlying Public Shares and PVAC Public Warrants, or if a holder holds PVAC Units registered in its own name, the holder must contact Continental directly and instruct it to do so.

In connection with the Business Combination Proposal, any holder of Public Shares will be entitled to request that their Public Shares be redeemed for a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the Shareholder Meeting, including interest earned on the funds held in the Trust Account and not previously released to PVAC to pay its taxes (which interest shall be net of taxes payable), divided by the number of then-outstanding Public Shares. As of [•], 2026, this would have amounted to approximately $[•] per Public Share.

However, the proceeds deposited in the Trust Account could become subject to the claims of our creditors, if any, which have priority over the redemption rights of Public Shareholders. Therefore, the per share distribution from the Trust Account in such a situation may be less than originally anticipated due to such claims. We anticipate that the funds to be distributed to Public Shareholders electing to redeem their Public Shares will be distributed promptly after the Shareholder Meeting.

Any request for redemption, once made by a holder of Public Shares, may be withdrawn at any time until the deadline for exercising redemption requests. If you tender or deliver your shares for redemption to Continental, acting as transfer agent, and later decide prior to the deadline for exercising redemption requests not to elect redemption, you may request that PVAC instruct Continental to return the shares (physically or electronically). You may make such request by contacting Continental at the phone number or address listed at the end of this section. We will be required to honor such request only if made prior to the deadline for exercising redemption requests (although the PVAC Board may agree to honor such requests after such deadline in its sole discretion).

No request for redemption will be honored unless the holder’s shares have been tendered or delivered (either physically or electronically) to Continental by 5:00 p.m., Eastern Time, on [•], 2026 (two business days prior to the initially scheduled date of the Shareholder Meeting).

If a holder of Public Shares properly makes a request for redemption and the Public Shares are tendered or delivered as described above, then, PVAC will, subject to the availability of lawful funds and consummation of the Business Combination, redeem Public Shares for a pro rata portion of funds deposited in the Trust Account, calculated as of two business days prior to the Shareholder Meeting. If you are a holder of Public Shares and you exercise your redemption rights, it will not result in the loss of any PVAC Public Warrants that you may hold.

If the Shareholder Meeting is abandoned for any reason, then holders of Public Shares shall not have the right to redeem their Public Shares at this time.

Q: Am I required to vote against the Business Combination Proposal in order to have my Ordinary Shares redeemed?

A: No. You are not required to vote against the Business Combination Proposal, or to vote at all, in order to have the right to demand that PVAC redeem your Public Shares for cash equal to your pro rata share of the aggregate amount then on deposit in the Trust Account (including interest earned on their pro rata portion of the Trust Account, net of taxes payable). If the Business Combination is not completed, holders of PVAC Ordinary Shares electing to exercise their redemption rights will not be entitled to receive such payments and their PVAC Ordinary Shares will be returned to them.

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Q: If I am a holder of PVAC Units, can I exercise redemption rights with respect to my PVAC Units?

A: No. Holders of issued and outstanding PVAC Units must elect to separate the PVAC Units into the underlying Public Shares and PVAC Public Warrants prior to exercising redemption rights with respect to the Public Shares. If you hold your PVAC Units in an account at a brokerage firm or bank, you must notify your broker or bank that you elect to separate the PVAC Units into the underlying Public Shares and PVAC Public Warrants or, if you hold PVAC Units registered in your own name, you must contact Continental, as transfer agent, directly and instruct them to do so. You are required to cause your Public Shares to be separated and delivered to Continental by 5:00 p.m., Eastern Time, on [•], 2026 (two business days before the Shareholder Meeting) in order to exercise your redemption right with respect to your Public Shares.

Q: What are the U.S. federal income tax consequences of exercising my redemption rights?

A: The U.S. federal income tax consequences of exercising redemption rights depend on a holder’s particular facts and circumstances. See the section entitled “— Certain Material United States Federal Income Tax Considerations — U.S. Federal Income Tax Consequences to U.S. Holders of PVAC Securities of Exercising Redemption Rights.” You are urged to consult your tax advisor regarding the tax consequences of exercising your redemption rights.

Q: What should I do if I receive more than one set of voting materials for the Shareholder Meeting?

A: You may receive more than one set of voting materials for the Shareholder Meeting, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive, or follow the directions to submit your proxy or voting instructions online, in order to cast your vote with respect to all of your shares.

Q: Who will solicit and pay the cost of soliciting proxies for the Shareholder Meeting?

A: PVAC will pay the cost of soliciting proxies for the Shareholder Meeting. PVAC has engaged ClearTrust, LLC to assist in the solicitation of proxies for the Shareholder Meeting and will pay ClearTrust, LLC a fee for such services. PVAC will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of Public Shares for their expenses in forwarding soliciting materials to beneficial owners of Public Shares and in obtaining voting instructions from those owners. The directors, officers and employees of PVAC may also solicit proxies by telephone, by facsimile, by mail or on the Internet, but they will not be paid any additional amounts for soliciting proxies.

Q: What do I need to do now?

A: You are urged to read carefully and consider the information contained in this proxy statement/prospectus and to consider how the Business Combination Proposal and the Adjournment Proposal will affect you as a shareholder. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus and on the enclosed proxy card or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or nominee, and determine if you desire to exercise redemption rights in connection with the Business Combination Proposal.

Q: Who can help answer my questions?

A: If you have questions about the proposals or if you need additional copies of this proxy statement or the enclosed proxy card you should contact:

ClearTrust, LLC

16540 Pointe Village Dr, Ste 210

Lutz, FL 33558

Email: inbox@cleartrusttransfer.com

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You also may obtain additional information about PVAC from documents filed with the SEC by following the instructions in the section entitled “— Where You Can Find More Information.” If you are a holder of Public Shares and you intend to seek redemption of your shares, you will need to tender or deliver your Public Shares (and share certificates (if any) and other redemption forms) (either physically or electronically) to Continental, acting as transfer agent, at the address below prior to 5:00 p.m., Eastern Time, on [•], 2026 (two business days prior to the date of the Shareholder Meeting). If you have questions regarding the certification of your position tendering or delivery of your shares, please contact:

Continental Stock Transfer & Trust Company

1 State Street Plaza, 30th Floor

New York, New York 10004

Attn: SPAC Redemption Team

E-mail: spacredemptions@continentalstock.com

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SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

This summary highlights selected information from this proxy statement/prospectus and may not contain all of the information that is important to you. To better understand the Proposals to be submitted for a vote at the Shareholder Meeting, whether or not you plan to attend such meeting, you should read this entire document carefully, including the Business Combination Agreement, attached as Annex A to this proxy statement/prospectus. The Business Combination Agreement is the legal document that governs the Business Combination and the other transactions that will be undertaken in connection therewith. The Business Combination Agreement is also described in detail in this proxy statement/prospectus in the section entitled “The Business Combination Agreement.” This proxy statement/prospectus also includes forward-looking statements that involve risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statements.”

Parties to the Business Combination

PVAC

PVAC is a Cayman Islands exempted company incorporated on April 20, 2021 under the name Capitalworks Emerging Markets Acquisition Corp. PVAC was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities.

The address of PVAC is 732 S 6th Street, #5386, Las Vegas, Nevada 89101.

Post-IPO Material Financing and Related Transactions of SPAC

Since the IPO, the material financing transactions listed in the table below have occurred prior to, or will occur in connection with, the consummation of the Business Combination, as described in further detail following the table:

Date	Description	Amount	Outstanding as of June 30, 2026
2023-2024	Working capital loans from IPO Sponsor (1)	$1,500,000	$0
2023-2024	Extension deposits funded by IPO Sponsor (CEMAC) (2)	$450,000	$0
2023-2024	Lexasure loan commitments (3)	$1,000,000 (Aggregate)	$0
2024-2025	Advances and vendor obligations funded or settled by Vikasati Sponsor (4)	$400,068	$0
April 2024	Unsecured, non-interest-bearing promissory note issued to Vikasati Sponsor to finance transaction costs in connection with a business combination (5)	$108,000	$0
2025-2026	Working capital note and advances from New Sponsor (Valleypark) (6)	$1,000,000 (Aggregate)	$276,521

(1)

On February 1, 2023, PVAC and the IPO Sponsor entered into a loan agreement pursuant to which the IPO Sponsor agreed to provide working capital loans of up to $1,500,000 to PVAC to fund operating expenses incurred in connection with identifying and evaluating prospective business combination targets. The loans were unsecured, non-interest bearing and payable upon the consummation of a business combination. At the option of the lender, the outstanding principal amount of such loans could be converted into private placement warrants of PVAC at a price of $1.00 per warrant, with such warrants having terms identical to the private placement warrants issued to the IPO Sponsor in connection with PVAC’s initial public offering. An aggregate of $1,471,195 was outstanding under these loans as of March 31, 2025. In connection with the sponsor transition completed on July 11, 2025, the prior sponsor waived the outstanding balance; the waiver was recorded as a capital contribution during the fiscal year ended March 31, 2026. As of March 31, 2026, no amount was outstanding under these loans.

(2)

In connection with the shareholder-approved extension of the deadline for PVAC to complete its initial business combination, the IPO Sponsor funded nine $50,000 deposits into the Trust Account, or $450,000 in the aggregate, during the fiscal year ended March 31, 2024. PVAC recorded the deposits as advances from a related party. The related advance balance was extinguished during the fiscal year ended March 31, 2024, and no amount remained payable as of March 31, 2026 and 2025.

(3)

In connection with the previously proposed business combination with Lexasure, Lexasure Financial Group Limited agreed to provide PVAC with loan commitments of up to $1,000,000 in the aggregate to fund working capital expenses and extension deposits. The commitments terminated upon the termination of the Lexasure business combination agreement in March 2024, and no amounts were drawn or outstanding under this arrangement.

(4)

Vikasati Sponsor funded advances to PVAC and satisfied or settled specified vendor obligations of PVAC totaling $400,068. In connection with the sponsor transition completed on July 11, 2025, Vikasati Sponsor waived reimbursement of those amounts, and PVAC recorded the resulting extinguishment as a capital contribution during the fiscal year ended March 31, 2026. No amount remained outstanding as of June 30, 2026.

(5)

On April 18, 2024, PVAC issued Vikasati Sponsor an unsecured, non-interest-bearing promissory note in the principal amount of $108,000 to finance transaction costs in connection with a business combination. The $108,000 note is separate from and is not included in the $400,068 amount described above. No amount remained outstanding under the note by July 11, 2025 or as of June 30, 2026.

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(6)

On August 14, 2025, the New Sponsor agreed to loan PVAC up to $1,000,000 pursuant to the August 2025 Note to fund working capital expenses in connection with PVAC’s operations and the proposed business combination. The August 2025 Note is payable upon the consummation of a business combination and, in the event PVAC does not complete a business combination, will be repaid only from funds held outside the Trust Account. Upon the consummation of a business combination, the New Sponsor may elect to convert the outstanding principal balance of the August 2025 Note, in whole or in part, into warrants to purchase PVAC Class A ordinary shares at a conversion price of $1.50 per warrant, with such warrants having terms substantially identical to the private placement warrants issued in connection with PVAC’s initial public offering. As of June 30, 2026, $276,521 was outstanding under the August 2025 Note and related advances.

Sponsor Compensation

Pursuant to the SEC’s rules governing special purpose acquisition companies (SPACs), securities of PVAC and promissory notes from PVAC issued to any entity and/or person primarily responsible for organizing, directing or managing the business and affairs of PVAC, excluding its officers and directors who are not affiliates of any such entity, may be considered “compensation” awarded to or earned by a SPAC Sponsor.

In accordance with the SEC rules, the SPAC Sponsors are deemed to be PVAC’s sponsors.

PVAC has had three SPAC Sponsors: CEMAC Sponsor LP, controlled by Robert Oudhof; Vikasati Partners LLC, controlled by Suresh Guduru; and Valleypark Road, LLC, controlled by Xinying Wu. Suresh Guduru served as PVAC’s Chairman and Chief Executive Officer from April 25, 2024 until July 11, 2025, when Wei Qian, the New Sponsor’s designee, became PVAC’s Chairman, Chief Executive Officer and Chief Financial Officer.

The actual consideration paid for the sponsor securities was as follows: the IPO Sponsor paid PVAC $25,000 for 5,750,000 Founder Shares in April 2021 and $11,700,000 for 11,700,000 private placement warrants in December 2021; Vikasati Sponsor paid the IPO Sponsor $1.00 in April 2024 for one Class B Ordinary Share, 3,925,000 Class A Ordinary Shares and 7,605,000 private placement warrants; and the New Sponsor paid Vikasati Sponsor $100 in July 2025 for 2,238,999 Class A Ordinary Shares and one Class B Ordinary Share. All 11,700,000 private placement warrants were cancelled for no consideration on July 11, 2025 and will not be outstanding at the Closing. No SPAC Sponsor has received any salary, fee or administrative payment from PVAC; PVAC’s former administrative services agreement with an affiliate of the IPO Sponsor, which provided for up to $20,000 per month, was terminated in connection with the April 2024 sponsor transition without any amounts having been paid.

The amounts to be paid by PVAC to the SPAC Sponsors consist of the $276,521 outstanding under the August 2025 Note and related advances, payable or convertible at the Closing. Separately, under the maximum-redemption scenario presented in the unaudited pro forma financial information, the New Sponsor has agreed, or will agree prior to Closing, to provide a $1,500,000 Transaction Cost Note; no amount under that contemplated note was funded or outstanding as of June 30, 2026. See “Unaudited Pro Forma Condensed Combined Financial Information.”

The following table presents information regarding the SPAC Sponsor compensation:

Amounts shown as consideration paid for sponsor securities reflect the actual aggregate consideration paid in the applicable issuance or transfer.

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Note	Date	Source of Consideration	Sponsor Outlay ($)	PVAC Securities (#)	Pubco Securities to be Received at Closing (#)	Value per Pubco Security ($)	Aggregate Value as of Closing ($)	Net Consideration in the Aggregate ($)
		IPO Sponsor
(1)	Apr-21	Founder Shares	25,000	1,824,999	1,824,999	10.00	18,249,990	18,224,990
(2)	2023-2026	Non-redemption and other transfer obligations — Shares Payable at Closing	—	—	(510,077)	10.00	(5,100,770)	(5,100,770)
(3)	Dec-21	Private Placement Warrants (cancelled July 2025)	11,700,000	11,700,000	—	—	—	(11,700,000)
(4)	2023-2024	Extension deposits (advances, extinguished fiscal 2024)	450,000	—	—	—	—	(450,000)
(5)	2023-2025	Working capital loans (waived)	1,471,195	—	—	—	—	(1,471,195)
		Totals	13,646,195	1,824,999	1,314,922	—	13,149,220	(496,975)
		Vikasati Sponsor
(6)	Apr-24	Founder Shares (acquired from IPO Sponsor)	1.00	1,686,001	1,686,001	10.00	16,860,010	16,860,009
(7)	Feb-25	Non-Redemption Agreement Shares Payable at Closing	—	—	(80,000)	10.00	(800,000)	(800,000)
(8)	Jul-25	Meteora Shares Payable at Closing	—	—	(60,000)	10.00	(600,000)	(600,000)
(9)	2024-2025	Advances and vendor obligations funded or settled (waived)	400,068	—	—	—	—	(400,068)
(10)	Apr-24	Promissory note funding advanced to PVAC	108,000	—	—	—	—	(108,000)
		Totals	508,069	1,686,001	1,546,001	—	15,460,010	14,951,941
		New Sponsor
(11)	Jul-25	Founder Shares (acquired from Vikasati Sponsor)	100	2,239,000	2,239,000	10.00	22,390,000	22,389,900
(12)	Feb-26	Non-Redemption Agreement Shares Payable at Closing	—	—	(90,000)	10.00	(900,000)	(900,000)
(13)	Aug-25	Loans to PVAC (August 2025 Note and related advances)	276,521	—	—	—	—	(276,521)
		Totals	276,621	2,239,000	2,149,000	—	21,490,000	21,213,379

1.

In connection with the formation of PVAC, the IPO Sponsor purchased an aggregate of 5,750,000 Founder Shares for an aggregate purchase price of $25,000. Following the sale of securities to Vikasati Sponsor in April 2024, the IPO Sponsor retains 1,824,999 Founder Shares, which will convert into shares of Pubco Class A Common Stock on a one-for-one basis. Based on an assumed value of $10.00 per share, the 1,824,999 Founder Shares have an implied aggregate value of $18,249,990.

2.

The IPO Sponsor’s Founder Shares are subject to transfer obligations at the Closing aggregating 510,077 shares, consisting of (i) 443,577 shares that the IPO Sponsor is solely responsible for transferring to the legacy non-redemption investors pursuant to Section 7.5 of the July 2025 Purchase Agreement, (ii) 62,500 shares to be transferred to Meteora Strategic Capital, LLC and (iii) 4,000 shares subject to a conditional assignment to the Fir Tree funds, for which the Fir Tree funds are required to pay the IPO Sponsor an aggregate of $16 and no amount is payable by PVAC. The forfeiture and issuance provisions of the 2023 Non-Redemption Agreements, under which the IPO Sponsor would have surrendered, and PVAC would have issued, 1,099,935 shares, were not triggered because PVAC did not consummate an initial business combination by the then-applicable deadline.

3.

In December 2021, simultaneously with the closing of PVAC’s initial public offering, the IPO Sponsor purchased 11,700,000 private placement warrants for an aggregate purchase price of $11,700,000, or $1.00 per warrant. In April 2024, 7,605,000 of these warrants were transferred to Vikasati Sponsor as part of the aggregate $1.00 consideration under the 2024 Purchase Agreement, and the IPO Sponsor retained the remaining 4,095,000 warrants. On July 11, 2025, all 11,700,000 private placement warrants, whether held by the IPO Sponsor or Vikasati Sponsor, were cancelled for no consideration and will not be outstanding at the Closing. Because the IPO Sponsor paid the entire $11,700,000 original purchase price and no Pubco securities will be received in respect of the cancelled warrants, the full $11,700,000 is reflected as IPO Sponsor Outlay. Vikasati Sponsor acquired 7,605,000 of those warrants as part of the aggregate $1.00 sponsor-transfer consideration, and no separate Sponsor Outlay is attributed to those warrants.

4.

In connection with the shareholder-approved extension of PVAC’s deadline to complete a business combination, the IPO Sponsor funded nine $50,000 deposits into the Trust Account, or $450,000 in the aggregate, during the fiscal year ended March 31, 2024. PVAC recorded the deposits as advances from a related party; the related advance balance was extinguished during the fiscal year ended March 31, 2024, and no amount remained payable.

5.

An aggregate of $1,471,195 was outstanding under the IPO Sponsor working capital loans as of March 31, 2025. In connection with the sponsor transition completed on July 11, 2025, the prior sponsor waived the outstanding balance; the waiver was recorded as a capital contribution during the fiscal year ended March 31, 2026. See “Post-IPO Material Financing and Related Transactions of SPAC.”

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6.

In April 2024, Vikasati Sponsor acquired one Class B Ordinary Share, 3,925,000 Class A Ordinary Shares and 7,605,000 private placement warrants from the IPO Sponsor pursuant to the 2024 Purchase Agreement for aggregate consideration of $1.00. In July 2025, Vikasati Sponsor sold 2,238,999 Class A Ordinary Shares and the Class B Ordinary Share to the New Sponsor for $100 pursuant to the July 2025 Purchase Agreement, and retains 1,686,001 Founder Shares. The Founder Shares will convert into shares of Pubco Class A Common Stock on a one-for-one basis. Based on an assumed value of $10.00 per share, the 1,686,001 Founder Shares have an implied aggregate value of $16,860,010.

7.

Pursuant to the non-redemption agreement and assignment of economic interest effective February 27, 2025, Vikasati Sponsor will transfer 80,000 Founder Shares to Funicular Funds, LP immediately prior to the Closing.

8.	Pursuant to the July 2025 Purchase Agreement, 60,000 Founder Shares held by Vikasati Sponsor are to be transferred to Meteora Strategic Capital, LLC at the Closing.

9.

Vikasati Sponsor funded advances to PVAC and satisfied or settled vendor obligations of PVAC totaling $400,068. In connection with the sponsor transition completed on July 11, 2025, Vikasati Sponsor waived reimbursement of those amounts, and PVAC recorded the resulting extinguishment as a capital contribution during the fiscal year ended March 31, 2026.

10.

On April 18, 2024, PVAC issued Vikasati Sponsor an unsecured, non-interest-bearing promissory note in the principal amount of $108,000 to finance transaction costs in connection with a business combination. The $108,000 note is separate from and is not included in the $400,068 amount reflected above. No amount remained outstanding under the note by July 11, 2025 or as of June 30, 2026.

11.

On July 11, 2025, the New Sponsor acquired 2,238,999 Class A Ordinary Shares and one Class B Ordinary Share from Vikasati Sponsor pursuant to the July 2025 Purchase Agreement for aggregate consideration of $100. Based on an assumed value of $10.00 per share, the 2,239,000 Founder Shares have an implied aggregate value of $22,390,000.

12.

Pursuant to the non-redemption agreement effective February 24, 2026, the New Sponsor will transfer 90,000 Founder Shares to the unaffiliated shareholder party thereto immediately prior to the Closing.

13.

On August 14, 2025, PVAC issued the August 2025 Note to the New Sponsor pursuant to which the New Sponsor agreed to loan PVAC up to $1,000,000 to fund working capital requirements. As of June 30, 2026, $276,521 was outstanding under the August 2025 Note and related advances. The August 2025 Note is non-interest bearing and is payable upon the earlier of the consummation of an initial business combination or the liquidation of PVAC. At the option of the lender, the outstanding principal amount may be converted into private placement warrants at a price of $1.50 per warrant, which warrants would be identical to the private placement warrants issued in connection with PVAC’s initial public offering. Because no conversion is required and no securities are issued automatically at closing, no Pubco securities are reflected in the table in respect of this loan.

In connection with the sponsor transition transactions, certain working capital loans and related-party balances of PVAC were waived and all private placement warrants were cancelled without consideration. These actions were undertaken to facilitate PVAC’s continued efforts to complete a business combination and did not result in additional dilution to PVAC’s public shareholders.

Pubco

Pubco is a wholly-owned subsidiary of the Company formed solely for the purpose of effectuating the Business Combination. Pubco was incorporated in Nevada on March 6, 2026. Pubco’s only material assets are its equity securities constituting 100% ownership of each of Merger Sub 1 and Merger Sub 2. Pubco does not operate any business. Immediately after and as a result of the Mergers, Pubco will own 100% of each of the Company and PVAC as the surviving entities of the Reorganization Merger and Acquisition Merger, respectively. Assuming approval for listing of its securities on Nasdaq following the Closing, Pubco will be the listed company whose Pubco Class A Common Stock is initially held by persons who held Equity Securities of PVAC and the Company, respectively, prior to the Business Combination.

The principal executive offices of Pubco is 450 7th Avenue, Suite 905, New York, New York 10123 and its telephone number is (866) 996-0777.

Merger Sub 1

Merger Sub 1 is a wholly-owned subsidiary of Pubco formed solely for the purpose of effectuating the Reorganization Merger as part of the Business Combination. Merger Sub 1 was incorporated in New York on March 6, 2026. Merger Sub 1 does not own any material assets and does not operate any business. Immediately after and as a result of the Reorganization Merger, Merger Sub 1 will cease to exist as a separate legal entity.

The principal executive offices of Merger Sub 1 is 450 7th Avenue, Suite 905, New York, New York 10123, and its telephone number is (866) 996-0777.

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Merger Sub 2

Merger Sub 2 is a wholly-owned subsidiary of Pubco formed solely for the purpose of effectuating the Acquisition Merger as part of the Business Combination. Merger Sub 2 was formed in the Cayman Islands on March 11, 2026. Merger Sub 2 does not own any material assets and does not operate any business. Immediately after and as a result of the Acquisition Merger, Merger Sub 2 will cease to exist as a separate legal entity.

The principal executive offices of Merger Sub 2 is 450 7th Avenue, Suite 905, New York, New York 10123, and its telephone number is (866) 996-0777.

Tigerless Health Inc.

Tigerless Health Inc. a licensed Insurtech agency serving the U.S. health and property & casualty insurance markets through a proprietary digital platform. Founded in 2018, it is dedicated to making insurance accessible and understandable for communities in the United States that are often underserved and require personalized support to navigate the U.S. insurance system. Recognizing that navigating insurance can be complex, the Company has curated a diverse range of plans to help customers identify options that best meet their individual needs.

The principal executive offices of the Company is 450 7th Avenue, Suite 905, New York, New York 10123 and its telephone number is (866) 996-0777.

Background of the Business Combination

PVAC completed its IPO on December 3, 2021 and thereafter evaluated potential business combination targets. Following sponsor transitions in April 2024 and July 2025, the New Sponsor and PVAC management focused on opportunities in technology-enabled insurance and related sectors. PVAC and Tigerless Health began formal discussions in July 2025, and exchanged diligence materials and negotiated the Business Combination Agreement during the following months. The Business Combination Agreement was executed on April 17, 2026. The transaction will be effected through two mergers, with Tigerless Health and PVAC each becoming wholly owned subsidiaries of Pubco. PVAC security holders will receive Pubco Class A Common Stock and Pubco Warrants, while Tigerless Health stockholders will receive Pubco Class A Common Stock and Pubco Class B Common Stock.

Business Combination Agreement

This section describes the material provisions of the Business Combination Agreement but does not purport to describe all of the terms of the Business Combination Agreement. This summary is qualified in its entirety by reference to the complete text of the Business Combination Agreement, a copy of which is attached as Annex A hereto and which is incorporated herein by reference. You and other interested readers are urged to read the Business Combination Agreement, carefully and in its entirety (and, if appropriate, with the advice of financial and legal counsel), because it is the primary legal document that governs the Business Combination.

General Description of the Business Combination Agreement

The Business Combination Agreement contemplates that, at the Closing, upon the terms and subject to the conditions of the Business Combination Agreement and in accordance with the Cayman Companies Act and NYBCL, as applicable, the Company will merge with and into Merger Sub 1 in the Reorganization Merger, with the Company being the surviving company of such Reorganization Merger and becoming a wholly owned subsidiary of Pubco, and, immediately thereafter and as part of the Closing, Merger Sub 2 will merge with and into PVAC in the Acquisition Merger, with PVAC being the surviving company of such Acquisition Merger and also becoming a wholly owned subsidiary of Pubco. The holders of securities of PVAC and the Company prior to the Closing will receive securities of Pubco in the Closing as described further below.

Organization Structure After the Consummation of the Business Combination

The following table demonstrates the structure of the parties to the Business Combination Agreement both prior to and after consummation of the Business Combination:

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Prior to Mergers

PRIOR TO THE CLOSING (Pre-Business Combination Structure)

TIGERLESS GROUP		PVAC GROUP

Tigerless Health Stockholders(1)		IPO Sponsor (CEMAC Sponsor LP)	30.6%
Zikang Wu (Founder) Class B Common Stock	80.0%	Vikasati Sponsor, LLC	28.3%
Unaffiliated Five Additional Stockholders (2) Class A Common Stock	20.0%	New Sponsor (Valleypark Road, LLC)	37.6%
Total	100.0%	Unaffiliated Public Shareholders	3.5%
		Total	100.0%

100%
Tigerless Health, Inc. (New York)		100%
		Piermont Valley Acquisition Corp. (Cayman)

100%
Tigerless AI Holdings Inc. (Nevada)

100%	100%
Tigerless Merger Sub A (New York)	Tigerless Merger Sub B (Cayman)

Tigerless Merger Sub A and Tigerless Merger Sub B are wholly owned subsidiaries of Tigerless AI Holdings Inc. and were formed in connection with the Business Combination.

(1) Immediately prior to the Closing, Tigerless Health, Inc. was owned by Zikang Wu, the founder, and five additional stockholders.

(2) None of the five additional stockholders beneficially owned more than 5% of the outstanding Class A Common Stock immediately prior to the Closing. Accordingly, their individual identities are not presented.

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After Mergers

AFTER THE CLOSING (Post-Business Combination Structure)

			Tigerless AI Holdings Inc. (Nevada)

AFFILIATED HOLDERS 100.0% of Total Voting Power (1)				UNAFFILIATED HOLDERS 0.0% of Total Voting Power (1)

Class A Ordinary Shares		Class B Ordinary Shares		Class A Ordinary Shares
IPO Sponsor (CEMAC Sponsor LP)	5.4%	Zikang Wu, Chief Executive Officer (3)	66.0%	Unaffiliated Tigerless Health stockholders, as a group (4)	16.5%
Vikasati Sponsor, LLC	5.0%			Unaffiliated PVAC Public Shareholders	0.6%
New Sponsor (Valleypark Road, LLC)	6.6%			Total Class A	17.1%
Total Class A	17.0%	Total Class B	66.0%

		Tigerless Health, Inc. (New York)		Piermont Valley Acquisition Corp. (Cayman)

(1) Ownership percentages are presented on a basic outstanding share basis immediately after the Closing and assuming no redemptions of PVAC's public shares.

(2) Includes direct affiliated holders, if any, none of whom individually owns more than 5% of the outstanding Class A Common Stock.

(3) Zikang Wu, the founder of Tigerless Health, Inc., will hold Class B Ordinary Shares representing super-voting rights.

(4) Represents five additional stockholders of Tigerless Health, Inc., none of whom beneficially owns more than 5% of the outstanding Class A Common Stock.

Consideration

Pursuant to the Business Combination Agreement, at the Effective Time, each PVAC Ordinary Share issued and outstanding immediately prior to the Effective Time will be automatically cancelled and extinguished and converted into the right to receive one share of Pubco Class A Common Stock. All PVAC Ordinary Shares held in treasury by PVAC or owned by the Company will be cancelled and extinguished without consideration. At the Effective Time, each whole PVAC Public Warrant, each currently exercisable for one PVAC Class A ordinary share at an exercise price of $11.50 per share, that is outstanding immediately prior to the Effective Time shall be converted into a Pubco Warrant to purchase one share of Pubco Class A Common Stock, with each such warrant subject to substantially the same terms and conditions applicable to the PVAC Public Warrants prior to such conversion. Each PVAC Unit, each consisting of one PVAC Class A Ordinary Share and one half of one PVAC Public Warrant, that is outstanding immediately prior to the Effective Time will be automatically separated into one PVAC Class A Ordinary Share and one-half of one PVAC Public Warrant, which underlying securities will be converted as described above; provided, however, that no fractional Pubco Warrants will be issued.

Accordingly, upon consummation of the business combination, the former Company stockholders will hold an aggregate of 5,600,000 shares of Pubco Class A Common Stock and 22,400,000 shares of Pubco Class B Common Stock and the former stockholders of PVAC will hold an aggregate of 5,954,450 shares of Pubco Class A Common Stock (assuming no redemption of PVAC shares).

Following the consummation of the business combination, certain Pre-Closing Company Stockholders will be eligible to receive up to $100 million of contingent post-closing earn-out consideration in the form of shares of Pubco Class A Common Stock based on three tests:

●

the “Revenue/Policyholder Growth Test,” meaning year-over-year growth of greater than 30% in either consolidated revenue of the combined company, determined in accordance with GAAP consistently applied, or revenue generated during the comparable years by active policyholders of Pubco or the applicable successor business units;

●	the “Gross Margin Improvement Test,” meaning year-over-year improvement of greater than 3% in the consolidated gross margin percentage of the combined company; or

●

the “Systems Integration Test,” meaning at least 60% integration of the Company’s systems across Pubco’s designated core services, together with measurable operational efficiency gains, including faster processing times, reduced cost-to-serve or materially improved service-level metrics, in each case reasonably demonstrated in writing by Pubco and certified by Pubco’s Chief Financial Officer.

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See “Proposal I: The Business Combination Proposal – Business Combination Agreement - Consideration – Potential Earn Out Stock Issuance.”

Summary of Ownership

Pre-Merger Structure

Before the Business Combination, Tigerless Health owns 100% of Pubco, and Pubco owns 100% of Merger Sub 1 and Merger Sub 2. PVAC is a Cayman Islands exempted company and is not affiliated with Tigerless Health before the Business Combination. PVAC’s sponsor history consists of three sponsors: the IPO Sponsor, controlled by Robert Oudhof; Vikasati Sponsor, controlled by Suresh Guduru; and the New Sponsor, controlled by Xinying Wu. Immediately before the closing, the New Sponsor will hold 2,238,999 PVAC Class A ordinary shares and one PVAC Class B ordinary share and will have authority to vote an aggregate of 3,511,000 additional PVAC Class A ordinary shares held by the IPO Sponsor and Vikasati Sponsor.

Post-Merger Structure

After the Business Combination, Pubco will be the public holding company and will own 100% of Tigerless Health and 100% of PVAC. Former PVAC holders will receive Pubco Class A Common Stock and Pubco Warrants. Former Tigerless Health stockholders will receive Pubco Class A Common Stock and Pubco Class B Common Stock. Pubco Class A Common Stock generally will not have voting rights, and Pubco Class B Common Stock will have one vote per share.

The following tables set forth the anticipated beneficial ownership of Pubco Common Stock immediately following consummation of the Business Combination, separately identifying affiliated and unaffiliated holders and showing Pubco Class A Common Stock and Pubco Class B Common Stock separately, under each redemption scenario. The first table is presented on a basic outstanding share basis; the second is presented on a fully diluted basis (giving effect to all earn-out shares, the exercise of all Pubco Warrants and New Sponsor Conversion Warrants, the conversion of all 5,000 shares of Series A Preferred Stock at the $10.00 conversion price, and the issuance of all shares reserved under the Pubco 2026 Equity Incentive Plan).

Beneficial Ownership — Basic Outstanding Share Basis

	No Redemption				Maximum Redemption
Holder	Class A	Class B	Total	%	Class A	Class B	Total	%
Affiliated Holders:
Zikang Wu, Chief Executive Officer (1)	—	22,400,000	22,400,000	66.0%	—	22,400,000	22,400,000	66.4%
CEMAC Sponsor LP / IPO Sponsor (Robert Oudhof)	1,824,999	—	1,824,999	5.4%	1,824,999	—	1,824,999	5.4%
Vikasati Sponsor, LLC (Suresh Guduru)	1,686,001	—	1,686,001	5.0%	1,686,001	—	1,686,001	5.0%
Valleypark Road, LLC / New Sponsor (Xinying Wu)	2,239,000	—	2,239,000	6.6%	2,239,000	—	2,239,000	6.6%
Total Affiliated Holders	5,750,000	22,400,000	28,150,000	82.9%	5,750,000	22,400,000	28,150,000	83.4%
Unaffiliated Holders:
Unaffiliated PVAC Public Shareholders	204,450	—	204,450	0.6%	—	—	—	0.0%
Unaffiliated Tigerless Health stockholders, as a group (5 holders)(2)	5,600,000	—	5,600,000	16.5%	5,600,000	—	5,600,000	16.6%
Total Unaffiliated Holders	5,804,450	—	5,804,450	17.1%	5,600,000	—	5,600,000	16.6%
Total Pubco Common Stock Outstanding	11,554,450	22,400,000	33,954,450	100.0%	11,350,000	22,400,000	33,750,000	100.0%

Note: The SPAC Sponsor holdings shown in the table above do not give effect to the 740,077 Founder Shares in the aggregate that are subject to transfer obligations at the Closing (510,077 held by CEMAC Sponsor LP, 140,000 held by Vikasati Partners LLC and 90,000 held by Valleypark Road, LLC). After giving effect to those transfers, the SPAC Sponsors are expected to hold 1,314,922, 1,546,001 and 2,149,000 shares of Pubco Class A Common Stock, respectively. See “Information about PVAC – SPAC Sponsors — Quantification of Sponsor Amounts, Obligations and Ownership.”

(1)	Zikang Wu, founder and Chief Executive Officer of Tigerless Health and expected Chief Executive Officer and Director of Pubco.

(2)

Represents five holders of pre-Closing Tigerless Health Common Stock, none of whom is a founder, director, director nominee, officer, employee or affiliate of Pubco or the Company, and each of whom beneficially owns less than 5% of the outstanding Pubco Common Stock.

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Beneficial Ownership — Fully Diluted Basis

	No Redemption				Maximum Redemption
Holder / Dilution Source	Class A	Class B	Total	%	Class A	Class B	Total	%
Affiliated Holders:
Zikang Wu, CEO (incl. earn-out shares issuable to him)(1)	10,000,000	22,400,000	32,400,000	51.5%	10,000,000	22,400,000	32,400,000	51.6%
CEMAC Sponsor LP / IPO Sponsor (Robert Oudhof)	1,824,999	—	1,824,999	2.9%	1,824,999	—	1,824,999	2.9%
Vikasati Sponsor, LLC (Suresh Guduru)	1,686,001	—	1,686,001	2.7%	1,686,001	—	1,686,001	2.7%
Valleypark Road, LLC / New Sponsor (Xinying Wu)	2,239,000	—	2,239,000	3.6%	2,239,000	—	2,239,000	3.6%
New Sponsor Conversion Warrants (Valleypark Road, LLC)	666,667	—	666,667	1.1%(3)	666,667	—	666,667	1.1%
Total Affiliated Holders	16,416,667	22,400,000	38,816,667	61.6%	16,416,667	22,400,000	38,816,667	61.9%
Unaffiliated Holders:
Unaffiliated PVAC Public Shareholders	204,450	—	204,450	0.3%	—	—	—	0.0%
Holders of Pubco Warrants (converted from PVAC Public Warrants)	11,500,000	—	11,500,000	18.3%(4)	11,500,000	—	11,500,000	18.3%
Unaffiliated Tigerless Health stockholders, as a group (5 holders)(2)	5,600,000	—	5,600,000	8.9%	5,600,000	—	5,600,000	8.9%
Capstan Point, LLC / PIPE Investor — Series A Preferred Stock conversion shares(6)	550,000	—	550,000	0.9%	550,000	—	550,000	0.9%
Total Unaffiliated Holders	17,854,450	—	17,854,450	28.4%	17,650,000	—	17,650,000	28.1%
Other:
Pubco 2026 Equity Incentive Plan reserve	6,296,791	—	6,296,791	10.0%(5)	6,274,074	—	6,274,074	10.0%
Total Fully Diluted Shares	40,567,908	22,400,000	62,967,908	100.0%	40,340,741	22,400,000	62,740,741	100.0%

Note: The SPAC Sponsor holdings shown in the table above do not give effect to the 740,077 Founder Shares in the aggregate that are subject to transfer obligations at the Closing (510,077 held by CEMAC Sponsor LP, 140,000 held by Vikasati Partners LLC and 90,000 held by Valleypark Road, LLC). After giving effect to those transfers, the SPAC Sponsors are expected to hold 1,314,922, 1,546,001 and 2,149,000 shares of Pubco Class A Common Stock, respectively. See “Information about PVAC – SPAC Sponsors — Quantification of Sponsor Amounts, Obligations and Ownership.”

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(1)	Zikang Wu, founder and Chief Executive Officer of Tigerless Health and expected Chief Executive Officer and Director of Pubco.

(2)

Represents five holders of pre-Closing Tigerless Health Common Stock, none of whom is a founder, director, director nominee, officer, employee or affiliate of Pubco or the Company, and each of whom beneficially owns less than 5% of the outstanding Pubco Common Stock.

(3)	Assumes the issuance of warrants upon conversion of the August 2025 Note and the subsequent issuance of shares upon exercise of such warrants.

(4)	Assuming exercise of all Pubco Warrants into which the PVAC Public Warrants convert.

(5)

Represents shares that may be issued upon exercise of options and other equity-based awards that may be made be under Pubco’s 2026 Equity Incentive Plan (which plan is subject to customary evergreen increases) following consummation of the Business Combination.

(6)

Represents the minimum number of shares of Pubco Class A Common Stock issuable upon conversion of the 5,000 shares of Series A Preferred Stock to be issued to the PIPE Investor in the PIPE Financing, at the $10.00 conversion price and the 110% conversion amount. The number of shares issuable is variable and would be substantially greater at lower conversion prices, subject to the applicable floor price, and conversions are subject to a 4.99% beneficial-ownership limitation. The table does not reflect the 2,000,000 Closing Fee Shares to be transferred to the PIPE Investor by existing stockholders of Tigerless Health and/or PVAC, which do not change the number of shares outstanding. See “Summary of the Proxy Statement/Prospectus — PIPE Financing.”

Due to the dual-class structure of Pubco's capital stock, equity ownership and voting power will differ following the consummation of the Business Combination. Each share of Pubco Class A Common Stock will have no general voting rights, and each share of Pubco Class B Common Stock will have one vote per share. Accordingly, Mr. Zikang Wu, as the sole holder of Pubco Class B Common Stock, will hold 100% of the general voting power of Pubco immediately following the Business Combination, notwithstanding that he will hold approximately 66.0% of the outstanding Pubco Common Stock on a basic basis (approximately 51.5% on a fully diluted basis). This concentration of voting control will exist under both the no-redemption and maximum-redemption scenarios.

Representations and Warranties

The Business Combination Agreement contains representations and warranties of PVAC relating to, among other things, organization and qualification; subsidiaries; capitalization; authority relative to the Business Combination Agreement; there being no conflict between the PVAC’s charter documents and other legal requirements and the Transactions and requiring only certain governmental consents; compliance with applicable legal requirements; financial statements; PVAC SEC reports and financial statements; having no undisclosed liabilities; the absence of certain changes or events; there being no claims, suits, actions, complaints, demands or other proceedings pending or, to the knowledge of the PVAC, threatened against PVAC before any governmental entity; employee benefit plans; labor matters; business activities; title to property; taxes; environmental matters; brokers; third-party expenses; intellectual property; agreements, contracts and commitments; governmental actions/filings; interested party transactions; top customers and top suppliers; and board approval; Nasdaq listing eligibility; board approval; and the Trust Account.

The Business Combination Agreement contains representations and warranties of the Company, Pubco, Merger Sub 1, and Merger Sub 2 relating to, among other things, organization and qualification; subsidiaries; capitalization; authority relative to the Business Combination Agreement; there being no conflict between the Company’s charter documents and other legal requirements and the Transactions and requiring only certain governmental consents; the Company having no undisclosed liabilities; the absence of certain changes or events; litigation; employee benefit plans; labor matters; business activities; title to property; taxes; environmental matters; brokers; intellectual property; agreements, contracts and commitments; insurance; interested party transactions; and board approval.

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Covenants

The Business Combination Agreement includes customary affirmative and negative covenants of the parties with respect to business operations prior to consummation of the Transactions. The parties also agreed to abide by certain exclusivity provisions, to use reasonable best efforts to consummate the Mergers, and to provide insurance for PVAC’s and the Company’s directors and officers and indemnification for PVAC’s directors and officers after the Closing. The Business Combination Agreement also contains additional covenants of the parties, including, among others: (i) PVAC and the Company will cooperate in the preparation and filing of the Registration Statement of which this proxy statement/prospectus forms a part for the offer and sale of Pubco Common Stock and Pubco Warrants issuable pursuant to the Business Combination Agreement; (ii) each of PVAC and the Company will use reasonable best efforts to solicit and obtain the approval of the Mergers and Transactions, by the requisite number of holders of the respective party’s Equity Securities, as promptly as practicable following the date hereof; (iii) Pubco will adopt the 2026 Equity Incentive Plan and share reservation to be effective following the Closing; (iv) the parties will use commercially reasonable efforts to ensure that the Pubco Common Stock, Pubco Warrants and Pubco Units are listed on Nasdaq following the Closing; and (v) PVAC and the Company will use commercially reasonable efforts to solicit investors for a potential PIPE Financing with Pubco, on terms approved by the Company and PVAC.

Conditions to Closing

Mutual Conditions

The consummation of the Mergers and the other transactions contemplated by the Business Combination Agreement is conditioned upon the following, among other things: (i) the required approval of the Business Combination by the PVAC shareholders (“PVAC Shareholder Approval”) and Company stockholders (“Company Stockholder Approval”), respectively, having been received by PVAC and the Company; (ii) the approval for listing on Nasdaq or another national securities exchange of Pubco Common Stock to be issued in connection with the Transactions, subject, if applicable, to official notice of issuance thereof and the requirement to have a sufficient number of round lot holders; (iii) the Registration Statement having become effective in accordance with the provisions of the Securities Act, no stop order having been issued by the SEC that remains in effect with respect to the Registration Statement, and no proceeding seeking such a stop order having been threatened or initiated by the SEC which remains pending; (iv) all required waiting periods under the HSR Act, if any, having expired or been terminated; and (v) there being no action, suit or proceeding being pending or threatened before any governmental entity which would prevent consummation of any of the Transactions, would cause any of the Transactions to be rescinded following consummation or would affect materially and adversely or otherwise encumber the title of the Pubco Common Stock or Pubco Warrants to be issued by Pubco in connection with the Mergers, and no order, judgment, decree, stipulation or injunction to any such effect being in effect.

Other Conditions to PVAC’s Obligations

The obligations of PVAC to consummate the Transactions are also conditioned upon, among other things: (i) the accuracy of the representations and warranties of the Company, Pubco, Merger Sub 1 and Merger Sub 2; (ii) performance in all material respects of the agreements and covenants of the Company, Pubco, Merger Sub 1 and Merger Sub 1 required by the Business Combination Agreement to be performed on or prior to the Closing; (iii) certain employees of the Company having executed employment agreements with Pubco containing customary non-compete provisions; and (iv) all outstanding material indebtedness owed to the Company or its subsidiaries by affiliates or officers, directors, or employees thereof or by any other Person designated by the Company who will become an officer, director, or employee of PVAC upon the Closing having been repaid in full.

Other Conditions to the Company’s Obligations

The obligations of PVAC, Pubco, Merger Sub 1 and Merger Sub 2 to consummate the Transactions are also conditioned upon, among other things: (i) the accuracy of the representations and warranties of PVAC; (ii) performance in all material respects of the covenants of PVAC required by the Business Combination Agreement to be performed on or prior to the Closing; and (iii) the funds from the Trust Account must be set to release to Pubco, released to Pubco and available for use by Pubco.

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Termination

The Business Combination Agreement may be terminated at any time prior to the Closing as follows: (i) by mutual written consent of PVAC and the Company; (ii) by either PVAC or the Company, if the Effective Time has not occurred on or before September 30, 2026; provided, however, that such date shall be automatically extended to December 31, 2026 if the SEC has not declared the Registration Statement effective on or prior to September 30, 2026, and provided, further, that this termination right is not available to a party that is in breach or violation of the Business Combination Agreement and such breach or violation is the primary cause of the failure to close by such date; (iii) by either PVAC or the Company, if a governmental entity shall have issued an order, decree, judgment or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable; (iv) by either PVAC or Company, if the other party has breached any of its covenants or representations and warranties, or any representation or warranty has become untrue, such that the terminating party’s closing conditions would not be satisfied (subject to a thirty-day cure period, if such breach is curable), provided that this termination right is not available to a party that is in breach of the Business Combination Agreement such that the other party’s closing conditions would not be satisfied; or (v) by either PVAC or the Company, if the PVAC Shareholder Approval is not obtained.

Material Differences in Rights

Before the Business Combination, PVAC shareholders hold Cayman Islands ordinary shares with one vote per share and redemption rights in connection with the Business Combination. After the Business Combination, PVAC shareholders who do not redeem will hold Pubco Class A Common Stock of a Nevada corporation. Pubco Class A Common Stock will have economic rights but generally no voting rights. Tigerless Health stockholders currently hold shares of a New York corporation and will receive Pubco Class A Common Stock and Pubco Class B Common Stock. Pubco Class B Common Stock will have one vote per share and is expected to be held entirely by Zikang Wu immediately after the closing. As a result, Mr. Wu will control all matters submitted to Pubco stockholders, including the election of directors and approval of significant corporate transactions.

Potential Impact of Redemptions

Public Shareholders may redeem their Public Shares regardless of whether they vote for or against the Business Combination Proposal. If redemptions increase, the cash available to Pubco from the Trust Account will decrease, and non-redeeming Public Shareholders will own a smaller percentage of Pubco. Because Pubco Class A Common Stock generally will not have voting rights, non-redeeming Public Shareholders will not have voting power through the shares they receive in the Business Combination. Non-redeeming Public Shareholders will also be subject to dilution from Pubco Warrants, the 2026 Equity Incentive Plan, the PIPE Financing, the New Sponsor Conversion Warrants and any earn-out shares issued to participating Pre-Closing Company Stockholders.

Ancillary Agreements

PIPE Financing

Pursuant to the Business Combination Agreement, PVAC and Tigerless Health were required during the Interim Period to use reasonable best efforts to identify and obtain commitments for a private investment of at least $5.0 million. On September 30, 2026, Pubco, PVAC and Tigerless Health entered into the PIPE Securities Purchase Agreement with the PIPE Investor. The PIPE Securities Purchase Agreement provides for Pubco to issue and sell 5,000 shares of Series A Preferred Stock at a purchase price of $1,000 per share, equal to stated value and without original issue discount, for aggregate gross proceeds of $5.0 million.

The purchase price will be funded in two tranches following completion of the Business Combination. At the first closing, scheduled for the first business day following the Closing, Pubco will issue 3,500 Preferred Shares and receive $3.5 million. At the second closing, scheduled for the ninetieth business day following the Closing, Pubco will issue 1,500 additional Preferred Shares and receive $1.5 million. The PIPE Investor’s second-tranche obligation is a binding commitment and is not subject to market-price, trading-volume, financing, due-diligence-out or discretionary conditions. It is, however, subject to the continuing closing conditions in the PIPE Securities Purchase Agreement, including among others specified representations and covenants remaining true and correct and satisfied, no continuing Triggering Event or Pubco Default (as defined in the PIPE Securities Purchase Agreement), continued Nasdaq listing, required registration filings and any stockholder approval required under Nasdaq rules. If specified curable failures are continuing when the second closing would otherwise occur, the second closing may be extended, but generally not more than 30 trading days.

Because Section 7.10 of the Business Combination Agreement contemplates financing on a timetable different from the two post-Closing fundings provided by the PIPE Securities Purchase Agreement, the PIPE Securities Purchase Agreement requires, as a condition to the first PIPE closing, evidence that the Business Combination Agreement has been amended or the applicable parties have granted a waiver sufficient to permit the PIPE funding schedule.

The rights and preferences of the Series A Preferred Stock are set forth in a Certificate of Designations to be filed with the Nevada Secretary of State before the first PIPE closing. Each Preferred Share has a stated value of $1,000 and ranks senior to Pubco Common Stock with respect to dividends, distributions and payments upon liquidation, dissolution or winding up. Dividends do not accrue unless declared by the Pubco Board, except that default dividends accrue following a Triggering Event as described below. The liquidation preference per Preferred Share is the greater of the applicable Conversion Amount and the amount the holder would receive on an as-converted basis.

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Each Preferred Share is convertible at the holder’s option. The number of shares issuable on conversion is determined by dividing the applicable Conversion Amount by the Conversion Price. The Conversion Amount generally equals 110% of stated value, plus declared and unpaid dividends and other amounts owed under the Transaction Documents. The Conversion Price is the lower of (i) $10.00 and (ii) 93% of the lowest daily VWAP of Pubco Class A Common Stock during the five trading days immediately preceding conversion, subject to a floor price. The initial floor price is $2.00. On the date all conversion shares are freely tradable pursuant to an effective resale registration statement or Rule 144 without volume or manner-of-sale limitations, and every six months thereafter, the floor price automatically resets lower, and only lower, to 20% of the lower of (x) the closing price on the immediately preceding trading day and (y) the average closing price during the five trading days ending on the immediately preceding trading day, in each case subject to applicable Nasdaq rules. At a $10.00 Conversion Price, the 5,000 Preferred Shares would initially be convertible into at least 550,000 shares of Pubco Class A Common Stock; at the initial $2.00 floor price, they would initially be convertible into approximately 2,750,000 shares, in each case before declared dividends, Triggering Event adjustments or other amounts. If the floor price resets below $2.00, a larger number of shares could become issuable.

Conversions are subject initially to a 4.99% beneficial-ownership limitation. A holder may decrease that percentage or increase it to a percentage not exceeding 9.99%; any increase becomes effective only on the sixty-first day after notice. Pubco also is required to reserve at least 200% of the number of shares then necessary to convert all outstanding Preferred Shares at the applicable floor price, without giving effect to conversion limitations.

The Certificate of Designations contains customary and negotiated Triggering Events relating to, among other matters, failures to maintain required resale registration, trading or Nasdaq listing failures, failures to timely deliver conversion shares or remove legends, certain payment failures, specified defaults on indebtedness, bankruptcy and insolvency events, judgments, material breaches of Transaction Documents, delinquent Exchange Act reporting, a Material Adverse Effect and certain DTC restrictions. Upon a Triggering Event, the stated value of each outstanding Preferred Share increases by 15% on a one-time basis and a 5% annual default dividend begins to accrue while the Triggering Event continues. In addition, if a Triggering Event remains uncured, a holder may require Pubco to apply up to 25% of the gross cash proceeds of each subsequent debt or equity financing to redeem Preferred Shares. During specified Triggering Events a holder may also use an alternate conversion price that may be lower than the otherwise applicable Conversion Price, subject to the applicable floor-price provisions. These provisions could increase the cash and share obligations associated with the PIPE following a Triggering Event.

Pubco may redeem all or a portion of the outstanding Preferred Shares for cash at 110% of the stated value being redeemed plus declared and unpaid dividends and other amounts then owed, on at least fifteen business days’ notice, subject to the holder’s continuing right to convert before payment and provided no Triggering Event is continuing. In specified fundamental transactions, the successor entity generally must assume the Series A Preferred Stock or Pubco must redeem it at the applicable optional-redemption price; if the transaction results in Pubco no longer being publicly traded on a national securities exchange, each holder may elect cash redemption. Holders also have specified participation rights with respect to purchase rights, corporate events and distributions.

As a one-time closing fee, one or more existing stockholders of Tigerless Health and/or PVAC are obligated to transfer an aggregate of 2,000,000 shares of Pubco Class A Common Stock to the PIPE Investor. Immediately prior to the Closing, the transferring holders will deliver only the maximum number of such shares that can be delivered without causing the PIPE Investor and its attribution parties to exceed 4.99% beneficial ownership. Thereafter, within one trading day after each written notice from the PIPE Investor certifying its then-current beneficial ownership, the transferring holders must deliver the maximum additional number of remaining Closing Fee Shares that can be received without exceeding the 4.99% cap, until all 2,000,000 shares have been delivered. Because these shares are transferred by existing holders, their transfer does not itself increase the number of Pubco shares outstanding, although it changes the distribution of ownership and may increase the number of shares held by an investor that is contractually permitted to resell shares as described below.

Pubco has agreed to reimburse up to $25,000 of the PIPE Investor’s reasonable documented legal and diligence expenses at the first closing. Pubco also must file, within 30 calendar days after the first closing, a resale registration statement covering 200% of the maximum number of shares issuable upon conversion at the initial floor price, together with Closing Fee Shares to the extent they are not then freely tradable. Pubco must use best efforts to cause that registration statement to become effective no later than 30 days after the filing deadline if the SEC does not review it and no later than 60 days after the filing deadline if the SEC reviews it, subject to specified exceptions. Additional registration statements are required if the shares covered by effective registration statements later become insufficient because, among other things, the floor price resets.

If specified registration deadlines are missed or the PIPE Investor is unable to use an effective prospectus, subject to stated exceptions, Pubco must pay cash liquidated damages equal to 5% of the purchase price paid for the then-outstanding Preferred Shares when the registration event occurs and an additional 5% for each 30-day period that the event continues, prorated for partial periods. Unpaid liquidated damages bear interest at 18% per year, subject to the maximum lawful rate. Pubco may suspend use of a resale prospectus for specified material nonpublic-information periods of up to ten consecutive days and twenty aggregate days in any 365-day period. The PIPE Investor also has specified demand and piggyback registration rights.

Until the earlier of termination of the PIPE Securities Purchase Agreement and completion of the second closing, the PIPE Investor is subject to daily leak-out restrictions on open-market sales of Closing Fee Shares and shares received upon conversion. The PIPE Investor may nevertheless sell on any trading day a number of shares not exceeding the greater of (i) $75,000 divided by the prior trading day’s closing price and (ii) 8% of the trading volume on the day of sale. After that period, the contractual leak-out restriction terminates, subject to applicable securities laws.

For so long as any Preferred Shares remain outstanding, the Certificate of Designations restricts, among other things, cash dividends and repurchases of junior or parity securities and the issuance of senior or parity preferred securities without the required holders’ consent. The Preferred Shares generally have no voting rights except for protective votes specified in the Certificate of Designations and voting rights required under Nevada law. Pubco must use the PIPE proceeds for working capital, growth initiatives, transaction expenses and general corporate purposes.

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Support Agreements

Concurrently with the execution of the Business Combination Agreement, PVAC and certain of its shareholders entered into voting and support agreements (each, a “Support Agreement”), pursuant to which, among other things, each such shareholder or stockholder agreed, with respect to all Equity Securities held by them, to vote in favor of, or consent in writing to, the adoption of the Business Combination Agreement and the approval of the transactions contemplated thereby, including the Reorganization Merger or Acquisition Merger, as applicable, in order to effect the required shareholder approvals.

Lockup Agreement

Pursuant to and as a condition to closing the transactions contemplated by the Business Combination Agreement, PVAC, the Company, Zikang Wu, the unaffiliated Tigerless Health stockholders, as a group, and certain PVAC securityholders, including CEMAC Sponsor LP, Vikasati Sponsor, LLC and Valleypark Road, LLC, will enter into the Lockup Agreement. Pursuant to such Lockup Agreement, subject to certain exceptions, (i) the unaffiliated Tigerless Health stockholders receiving Pubco Class A Common Stock in the Business Combination will agree not to sell, transfer or assign such shares for a period of six months from the Closing, and (ii) Zikang Wu and the PVAC securityholders named above will agree not to sell, transfer or assign the shares of Pubco Class A Common Stock and Pubco Class B Common Stock they receive in the Business Combination for a period of twelve months from the Closing.

PVAC Shareholder Proposals

Proposal 1 – The Business Combination Proposal

As discussed in this proxy statement/prospectus, PVAC is asking its shareholders to approve the Business Combination Agreement and the transactions contemplated thereby, including the Mergers pursuant to which the Company will merged with and into Merger Sub 1 in the Reorganization Merger, with the Company being the surviving company of such Reorganization Merger and becoming a wholly owned subsidiary of Pubco, and, immediately thereafter and as part of the Closing, Merger Sub 2 will merge with and into PVAC in the Acquisition Merger, with the Company being the surviving company of such Acquisition Merger and also becoming a wholly owned subsidiary of Pubco. PVAC shareholders should carefully read this proxy statement/prospectus in its entirety for more detailed information concerning the Business Combination Agreement, which is attached as Annex A to this proxy statement/prospectus. Please see the section entitled the “Shareholder Proposal No. 1: The Business Combination Proposal — The Business Combination Agreement” for additional information and a summary of the material terms of the Business Combination Agreement. You are urged to read the Business Combination Agreement in its entirety before voting on this proposal.

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Proposal 2 –

As discussed in this proxy statement/prospectus, PVAC is asking its shareholders to approve, on an advisory basis for purposes of the separate organizational document comparison vote, but as a closing condition under the Business Combination Agreement, the Pubco Organizational Documents Advisory Proposals comprising (which shall be on an advisory basis only, but which approval shall be a condition to the closing of the mergers) the material differences between the PVAC Charter and the certificate of incorporation and bylaws of Pubco, attached hereto as Annex B and Annex C to this proxy statement/prospectus, respectively, including (a) increases to the authorized capital of the public company, (b) certain director removal provisions, (c) a Chapter 78 Opt Out, (d) allowance of stockholder action by written consent, (e) provisions relating to special meeting of stockholders procedures, (f) provisions relating to the amendment of the public company’s charter, (g0 provisions relating to the amendment of the public company’s bylaws, and (h) the removal of certain blank check company provisions from the public company’s charter. Please see the section entitled “Shareholder Proposal No. 2: The Pubco Organizational Documents Advisory Proposals” for additional detail.

Proposal 3 – The Adjournment Proposal

As discussed in this proxy statement/prospectus, PVAC is asking its shareholders to approve the adjournment of the Shareholder Meeting to a later date or dates if additional time is required to consummate the Business Combination. Please see the section entitled “Shareholder Proposal No. 3: The Adjournment Proposal” for additional detail.

PVAC Board’s Reasons for Approval of the Business Combination

In reaching its determinations (a) that the Business Combination Agreement and the transactions contemplated thereby, including the Business Combination, are advisable and in the best interests of PVAC and (b) to recommend that the PVAC Shareholders adopt the Business Combination Agreement and the transactions contemplated thereby, including the Business Combination, the PVAC Board (i) consulted with PVAC’s legal and financial advisors in connection with its evaluation of the Business Combination Agreement and the Business Combination, (ii) reviewed the results of due diligence conducted by PVAC’s management team, together with its legal and financial advisors and (iii) considered a range of factors, including, but not limited to, the factors discussed below. In light of the number and wide variety of factors considered in connection with its evaluation of the Business Combination, the PVAC Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. The PVAC Board viewed its decision as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors. In approving the Business Combination, the PVAC Board determined it was not necessary to obtain a fairness opinion. The officers and directors of PVAC have substantial experience with mergers and acquisitions and in evaluating the operating and financial merits of companies from a wide range of industries and concluded that their experience and background, together with experience and sector expertise of PVAC’s advisors, enabled them to make the necessary analyses and determinations regarding the Business Combination.

The PVAC Board considered a number of factors pertaining to the Business Combination as generally supporting its decision to enter into the Business Combination Agreement and the transactions contemplated thereby, including, but not limited to, the following material factors:

●	Innovative Insurtech Platform and Consumer Experience. Tigerless Health operates a digital, technology-enabled insurance services platform that simplifies the process of selecting, comparing, and managing insurance coverage. The Company’s proprietary technology and data-driven design enable personalized matching, instant quoting, and automated support, creating a streamlined and accessible experience for consumers navigating complex insurance markets. This positions Tigerless at the forefront of the Insurtech transformation in the U.S. insurance ecosystem.

●	Rapid Growth Potential in a Large, Underserved Market. The U.S. individual insurance market—particularly for health, student, auto, and specialty insurance segments—remains large and fragmented, with meaningful demand from international students, immigrant communities, and other demographics that have historically faced barriers to affordable, transparent coverage. Tigerless’ tailored offerings and bilingual support infrastructure provide a scalable entry point into these expanding segments.

●	Expansive and Diversified Customer Base. Tigerless has attracted momentum among international students, visa holders, and expatriate populations through targeted health insurance plans (including F-1, OPT, H-1B, and J-1 health insurance) that meet institutional waiver requirements and compliance standards, fostering both new user acquisition and recurring customer engagement across multiple insurance lines.

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●	Compelling Market Opportunity and Demographic Trends. Ongoing demographic trends—such as increasing international student enrollment, global mobility, and growing consumer preference for digital insurance solutions—create a significant addressable market for Tigerless. The Company’s ability to capture market share in both core health insurance and adjacent coverages (e.g., auto, home, vision, pet) underscores its potential for continued expansion within the broader insurance ecosystem.

●	Competitive Advantages and Differentiation. Tigerless’ combination of technology, bilingual customer service, partnerships with national networks (e.g., Aetna PPO for health coverage), and tailored product design yields differentiated value propositions relative to traditional insurance intermediaries. These factors enhance customer acquisition, retention, and brand loyalty while presenting barriers to entry for competitors targeting similar underserved niches.

●	Experienced Leadership and Specialized Expertise. The Company’s leadership team brings experience in insurance, technology, and operations geared toward serving a diverse user base. This expertise is seen as critical in driving continued product innovation, customer engagement strategies, and execution across regulatory and distribution channels.

●	Strategic and Visionary Alignment. There is alignment between PVAC’s strategic objectives and the Company’s mission to democratize access to insurance through technology and personalized service. This shared vision reinforces the cultural and operational fit between the parties and supports the expected long-term value creation of the combined entity.

●	Attractive Valuation and Future Financial Prospects. The Board considered Tigerless’ valuation relative to its growth prospects, revenue potential, and scale opportunities within the broader insurtech landscape. Compared with publicly traded peers and relevant benchmarks in digital insurance and technology-enabled services, the Board believes the Business Combination represents an attractive entry point with upside potential.

PVAC’s Board also considered a variety of uncertainties and risks and other potentially negative factors concerning the Business Combination, including, but not limited to, the following:

●	Regulatory and Compliance Risks. Tigerless operates in a highly regulated industry, including federal and state insurance laws, licensing requirements, Affordable Care Act regulations, and applicable privacy frameworks such as HIPAA and state-level data protection statutes. Changes in insurance regulation, broker compensation rules, underwriting standards, immigration policy affecting international students or visa holders, or enhanced compliance enforcement could increase operating costs, limit product offerings, or adversely affect profitability.

●	Carrier and Partner Dependence. The Company’s business model depends in part on relationships with third-party insurance carriers and network providers. The termination, modification, or non-renewal of key carrier agreements, changes in commission structures, or reduced underwriting appetite for targeted customer segments could materially impact revenue and customer acquisition.

●	Technology Infrastructure and Platform Investment Requirements. Tigerless relies on proprietary technology and third-party digital infrastructure to deliver quoting, enrollment, and customer service functionality. Continued investment is required to enhance cybersecurity, automation, AI-driven matching capabilities, and regulatory compliance tools. These upgrades may require substantial capital expenditures and operational focus and could impact short-term financial performance.

●	Market Competition and Pricing Pressure. The digital insurance brokerage and insurtech markets are highly competitive and include traditional brokers, online aggregators, venture-backed insurtech platforms, and large, established carriers investing directly in digital distribution. Competitive pressures may drive down commission margins, increase marketing costs, or necessitate additional spending on product development and customer acquisition to maintain or grow market share.

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●	Customer Concentration and Demographic Exposure. A meaningful portion of the Company’s business is tied to international students, visa holders, and globally mobile populations. Changes in immigration policy, fluctuations in international enrollment at U.S. institutions, geopolitical events, or macroeconomic downturns affecting international mobility could negatively impact demand.

●	Key Personnel Retention. The Company’s continued success depends on the experience and relationships of its management team and key personnel, particularly in regulatory compliance, carrier negotiations, and technology development. The loss of key executives or technical staff could disrupt operations, strategic execution, or growth initiatives.

●	Historical Financial Performance and Capital Requirements. The Company has experienced net losses in prior periods and may require additional capital to support growth initiatives, technology investment, regulatory compliance, and working capital needs. If the Company’s auditor has previously included a going concern qualification or if future capital is not available on favorable terms, the combined company’s financial condition and growth prospects could be adversely affected.

●	Macroeconomic and Insurance Market Risks. Macroeconomic conditions, including inflation, interest rate fluctuations, employment trends, and healthcare cost inflation, may impact consumer purchasing behavior, insurance premium levels, and carrier underwriting practices. Adverse economic conditions could reduce discretionary insurance purchases or increase lapse rates.

●	PVAC Shareholders Receiving a Minority Ownership Position and No Voting Position. Following the Business Combination, existing PVAC shareholders are expected to hold a minority ownership position in the combined company and will hold Pubco Class A Common Stock which will not vote on any matters. Accordingly, they will not have any ability to influence corporate governance matters.

●	Cybersecurity, Data Privacy, and Operational Risks. Given the Company’s handling of sensitive personal and health-related information, cybersecurity threats, data breaches, system outages, or failures in third-party service providers could result in regulatory penalties, reputational harm, litigation exposure, and operational disruption.

●

Risks Related to the Acquisition of Mercury Pointe Patent Portfolio. The portfolio of patents and related patent records (the “Patent Portfolio”) acquired from Mercury Pointe, LLC (“Mercury Pointe”) represents substantially all of Tigerless Health’s assets, has not been utilized in Tigerless Health’s business operations and accordingly has not generated revenue, and was valued using significant Level 3 unobservable inputs. If Tigerless Health is unable to integrate, commercialize, license or otherwise monetize the portfolio, Tigerless Health may not realize the expected benefits of the acquisition and may be required to recognize a material impairment charge.

●	Other Business Risks. Additional risks include technological disruption, changes in digital advertising economics affecting customer acquisition costs, reputational risks within niche communities served by the Company, evolving healthcare reimbursement structures, and other risks described in the “Risk Factors” section of applicable disclosure documents.

The PVAC Board concluded, in its business judgment, that the potential benefits that it expects PVAC and its shareholders to achieve as a result of the Business Combination outweigh the potentially negative and other factors associated with the Business Combination. Accordingly, the PVAC Board determined that the Business Combination and the transactions contemplated by the Business Combination Agreement (including the Mergers) are fair and advisable to, and in the best interests of, PVAC and its shareholders. The above discussion of the material factors considered by the PVAC Board is not intended to be exhaustive but does set forth the principal factors considered by the PVAC Board. This explanation of PVAC’s reasons for the Business Combination and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements.”

Date, Time and Place of the Shareholder Meeting

The Shareholder Meeting will be held on [•], 2026, at [•] [a.m./p.m.], Eastern Time, via a virtual meeting, or at such other time, on such other date and at such place to which the meeting may be postponed or adjourned.

You may attend the Shareholder Meeting and vote your shares electronically during the Shareholder Meeting via live audio webcast by visiting www.[•]. You will need the control number that is printed on your proxy card to enter the Shareholder Meeting. PVAC recommends that you log in at least 15 minutes before the meeting to ensure you are logged in when the Shareholder Meeting starts. Please note that you will not be able to attend the Shareholder Meeting in person as the meeting will be virtually only.

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If you hold your PVAC Ordinary Shares through a bank or broker, you will need to contact Continental, PVAC’s transfer agent, to receive a control number. If you plan to vote at the Shareholder Meeting, you will need to have a legal proxy from your bank or broker, or if you would like to join and not vote, Continental can issue you a guest control number with proof of ownership. Either way you must contact the Continental for specific instructions on how to receive the control number. Continental can be contacted at the number or email address below. Please allow up to 72 hours prior to the meeting for processing your control number.

You can pre-register to attend the virtual Shareholder Meeting starting [•], 2026 at [•]:00 a.m., Eastern Time (two business days prior to the meeting date). Enter the following URL address into your browser www.[•], enter your control number, name and email address. Once you pre-register you can vote or enter questions in the chat box. At the start of the Shareholder Meeting, you will need to log in again using your control number and will also be prompted to enter your control number if you want to vote during the Shareholder Meeting.

If you do not have access to the internet, you can listen only to the Shareholder Meeting by dialing [•] (or [•] if you are located outside of the United States and Canada (standard rates apply)) and when prompted enter the pin number [•]#. Please note you will not be able to vote or enter questions during the Shareholder Meeting if you choose to participate telephonically.

Voting Power; Record Date

The PVAC Board has fixed the close of business on [•], 2026 as the Record Date for determining PVAC shareholders entitled to notice of and to attend and vote at the Shareholder Meeting. As of the close of business on the Record Date, there were [•] PVAC Class A Ordinary Shares and [•] PVAC Class B Ordinary Shares outstanding and entitled to vote. Each PVAC Ordinary Share is entitled to one vote per share at the Shareholder Meeting.

The PVAC Insiders have agreed, subject to applicable securities laws, to vote any PVAC Ordinary Shares owned by them in favor of the proposals presented at the Shareholder Meeting. As of the date of the proxy statement/prospectus, the holders of the Founder Shares collectively hold approximately 96.6% of the issued and outstanding PVAC Ordinary Shares. As a result, it is expected that the proposals will be approved even if no holders of Public Shares vote in favor of such proposals.

Quorum and Vote for PVAC Shareholders

A quorum of our shareholders is necessary to hold a valid meeting. Pursuant to the PVAC Charter, the presence, in person virtually or by proxy, of shareholders holding a majority of the PVAC Ordinary Shares entitled to vote at the Shareholder Meeting constitutes a quorum at the Shareholder Meeting. Abstentions will be considered present for the purposes of establishing a quorum.

The approval of the Business Combination Proposal requires a special resolution under Cayman Islands law, being the affirmative vote of the holders of two-thirds of the PVAC Ordinary Shares represented in person, virtually, or by proxy and entitled to vote thereon and who vote at the Shareholder Meeting. Each of the other proposals requires an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the PVAC Ordinary Shares represented in person virtually or by proxy and entitled to vote thereon and who vote at the Shareholder Meeting at which a quorum is present.

As of the date of the accompanying proxy statement/prospectus, the holders of the Founder Shares collectively hold approximately 96.6% of the issued and outstanding PVAC Ordinary Shares. As a result, it is expected that a quorum will be present at the Shareholder Meeting even if no holders of Public Shares are present.

Redemption Rights

Pursuant to the PVAC Charter, a holder of Public Shares may demand that PVAC redeem such shares for a pro rata portion of the Trust Account if the Business Combination is consummated. Holders of Public Shares will be entitled to receive cash for these shares only if they deliver their shares to the Transfer Agent no later than two (2) business days prior to the Shareholder Meeting. Holders of Public Shares do not need to vote for or against, or even vote at all on, the Business Combination Proposal, and do not need to be holders of such Public Shares as of the record date, in order to exercise redemption rights. If the Business Combination is not consummated, these shares will not be redeemed for cash. If a holder of Public Shares properly demands redemption, delivers his, her, or its shares to the Transfer Agent as described above, and the Business Combination is consummated, PVAC will redeem each Public Share for a full pro rata portion of the Trust Account, calculated as of two (2) business days prior to the anticipated consummation of the Business Combination. It is anticipated that this would amount to approximately $[•] per share. If a holder of Public Shares exercises its redemption rights, then it will be exchanging its PVAC Ordinary Shares for cash and will no longer own the shares. See the section of this proxy statement/prospectus titled “Shareholder Meeting — Redemption Rights” for a detailed description of the procedures to be followed if you wish to redeem your shares for cash.

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Holders of Warrants will not have redemption rights with respect to such Warrants. However, holders of Warrants will retain their Warrants even if they exercise redemption rights with respect to their Public Shares. Accordingly, they may sell their Warrants freely in the open market. However, PVAC cannot assure the holders of Warrants that they will be able to sell their Warrants in the open market as there may not be sufficient liquidity in such securities when holders of Warrants wish to sell their Warrants.

Appraisal Rights

Holders of record of PVAC Ordinary Shares have appraisal rights in connection with the Merger under the Cayman Companies Act. PVAC shareholders wishing to exercise such statutory dissenter rights and make a demand for payment of the fair value for their PVAC Ordinary Shares must give written objection to the Business Combination Agreement and follow the procedures set out in Section 238 of the Cayman Companies Act, noting that any shareholder to whom the notice of dissent relates shall cease to have any of the rights of a shareholder of the Company except the right to be paid the fair value of his shares and certain other rights pursuant to section 238(7) of the Cayman Companies Act, until such dissenter rights may subsequently be lost and/or extinguished pursuant to the Cayman Companies Act. Since PVAC is a SPAC entity with no assets save for the trust proceeds, in practice, this will be largely similar to the redemption price. Accordingly, PVAC believes that such fair value would equal $[•] (the redemption price per share as of [•], 2026). A PVAC shareholder who elects to exercise appraisal rights must do so in respect of all of the PVAC Ordinary Shares that person holds and will lose their right to exercise their redemption rights as described herein. PVAC shareholders are recommended to seek their own legal advice as soon as possible on the application and procedure to be followed in respect of the appraisal rights under the Cayman Companies Act.

Proxy Solicitation

PVAC is soliciting proxies on behalf of the PVAC Board. This proxy solicitation is being made by mail, but also may be made by telephone or in person. PVAC has engaged ClearTrust, LLC to assist in the solicitation of proxies for the Shareholder Meeting.

If a shareholder of PVAC grants a proxy, such shareholder may still revoke such proxy by attending the Shareholder Meeting and voting electronically. A shareholder of PVAC may also change its vote by sending another proxy card with a later date, as described in the section entitled “Shareholder Meeting — Revoking Your Proxy.”

Interests of PVAC’s Directors and Officers and Others in the Business Combination

When you consider the recommendation of the PVAC Board in favor of approval of the Business Combination Proposal, you should keep in mind that the Insiders, including PVAC’s directors and executive officers, and their respective affiliates have interests in such proposal that are different from, or in addition to, those of Public Shareholders generally. These interests include, among other things, the interests described below:

●	the fact that the Insiders have certain economic interests in the Business Combination including:

o	the Founder Shares were initially purchased for an aggregate of $25,000;

o

the Insiders have agreed to waive their redemption rights with respect to their Founder Shares and any Public Shares they hold in connection with the Business Combination and to waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares held by them if the Business Combination is not approved and PVAC fails to complete a business combination within the required time period;

o	no consideration was provided to the Insiders in exchange for this waiver.

o

the Founder Shares would be worthless if the Business Combination or another business combination is not consummated within the required time period because the holders thereof are not entitled to participate in any redemption or liquidation distribution with respect to such shares. Such securities may have a significantly higher value at the time of the Business Combination, and if unrestricted and freely tradable would be valued at approximately $57.5 million based upon an assumed price of $10.00 per share;

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●

As of the date of this proxy statement/prospectus, there is an aggregate principal amount of $276,521 of outstanding loans payable to New Sponsor. The loan is non-interest bearing and payable upon the consummation by PVAC of the Business Combination. Upon consummation of a Business Combination, New Sponsor will have the option, but not the obligation, to convert the principal balance of the note, in whole or in part, into Pubco Warrants;

●	As of the date of this proxy statement/prospectus, the Insiders had $0 in aggregate out-of-pocket expenses to be repaid by PVAC. However, the Insiders may incur out-of-pocket expenses after the date of this proxy statement/prospectus, which amounts would be reimbursed only if the Business Combination is consummated;

●	the Insiders will lose their entire investment in PVAC and will not be reimbursed for any loans extended or out-of-pocket expenses incurred on PVAC’s behalf related to identifying, investigating, negotiating and completing an initial business combination if the Business Combination is not consummated within the required time period;

●

the aggregate Sponsor Outlay of the three SPAC Sponsors is approximately $14.4 million, as quantified in the table under “Summary of the Proxy Statement/Prospectus – Sponsor Compensation” and described under “Information about PVAC – SPAC Sponsors”;

●	in addition, the Insiders can earn a positive rate of return on their investment, even if other PVAC shareholders experience a negative rate of return;

●

the fact that pursuant to the Business Combination Agreement, PVAC has the right to designate one director to the Pubco Board post-Closing. Such director, in the future, may receive any cash fees, stock options or stock awards that the Pubco Board determines to pay to its directors. PVAC has designated Dr. Jing Lu to be a director on the Pubco Board post-Closing;

●	the fact that the Business Combination Agreement provides for the continued indemnification of PVAC’s existing directors and officers and/or requires Pubco to purchase, at or prior to the Closing, and maintain in effect for a period of six years after the Closing, a “tail” policy providing directors’ and officers’ liability insurance coverage for certain PVAC directors and officers after the Business Combination;

●

the fact that if the Trust Account is liquidated, including in the event PVAC is unable to complete an initial business combination within the required time period, the IPO Sponsor has agreed to indemnify PVAC to ensure that the proceeds in the Trust Account are not reduced below $10.20 per Public Share, or such lesser per share amount as is in the Trust Account, by the claims of prospective target businesses with which PVAC has entered into an acquisition agreement or claims of any third party for services rendered or products sold to PVAC, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account; and

●	the fact that if the Business Combination or another business combination is not consummated within the required time period, PVAC will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding Public Shares for cash and, subject to the approval of its remaining shareholders and the PVAC Board, dissolving and liquidating.

The personal and financial interests of the Insiders as well as PVAC’s executive officers and directors may have influenced their motivation in identifying and selecting the Company as a business combination target, completing the Business Combination with the Company and influencing the operation of the business following the Business Combination. The existence of such financial and personal interests may result results in conflicts of interest on the part of such executive officers, directors and Insiders between what he, she, or they may believe is in the best interests of PVAC and what he, she, or they may believe is best for himself, herself, or themselves in determining to recommend that shareholders vote for the proposals. In considering the recommendations of the PVAC Board to vote for the proposals, its shareholders should consider these interests. See this section entitled “Shareholder Proposal No. 1: The Business Combination Proposal — Interests of PVAC’s Directors and Officers and Others in the Business Combination.”

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In addition to the foregoing, PVAC’s officers and directors had fiduciary or contractual obligations to other entities while PVAC was seeking to locate a target business for a business combination. Accordingly, if any of PVAC’s officers or directors had become aware of a business combination opportunity which was suitable for an entity to which he or she had then-current fiduciary or contractual obligations, such officer or director would have been entitled to honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity prior to PVAC and might have only decided to present it to PVAC if such entity rejected the opportunity and consummating the same would not violate any restrictive covenants to which such officers and directors were subject. PVAC’s charter provides that to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer of PVAC shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as PVAC; and (ii) PVAC renounced any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and PVAC, on the other. Notwithstanding the foregoing, these other fiduciary or contractual obligations, and the Existing Charter’s waiver of such rights, did not impact PVAC’s search for an acquisition target.

Recommendation of the PVAC Board

The PVAC Board approved the Business Combination and determined that the Business Combination, on the terms and conditions set forth in the Business Combination Agreement, was advisable and in the best interests of PVAC and its shareholders and has directed that the proposals set forth in this proxy statement/prospectus be submitted to its shareholders for approval at the Shareholder Meeting on the date and at the time and place set forth in this proxy statement/prospectus.

On July 14, 2026, the Company advised PVAC that the projections presented to the PVAC Board in connection with its initial approval of the transaction no longer reflected the current view of the Company’s management regarding the Company’s future performance. Seethe section titled “Certain Unaudited Prospective Financial Information of the Company” for further information. Notwithstanding the foregoing, the PVAC Board has reconsidered the transaction in light of this change and continues to believe the transaction is advisable and in the best interests of PVAC and its shareholders. The PVAC Board therefore recommends that PVAC’s shareholders vote “FOR” the Business Combination Proposal, “FOR” the Pubco Organizational Documents Advisory Proposals and “FOR” the Adjournment Proposal (if necessary). See the section entitled “Shareholder Proposal No. 1: The Business Combination Proposal — Recommendation of the PVAC Board and Reasons for the Business Combination” for additional information.

Anticipated Accounting Treatment

The Business Combination will be accounted for as a reverse recapitalization under U.S. GAAP. Under this method of accounting, PVAC will be treated as the “acquired” company for financial reporting purposes. This determination is primarily based on the Company’s stockholders being expected to comprise 70.9% or 71.2% of the voting power of Pubco under the two redemption scenarios, respectively, directors appointed by the Company constituting four of the five members of the Pubco board of directors, the Company’s operations prior to the acquisition comprising the only ongoing operations of Pubco, and the Company’s senior management comprising all of the senior management of Pubco.

Accordingly, for accounting purposes, the financial statements of Pubco will represent a continuation of the financial statements of the Company with the Business Combination treated as the equivalent of the Company issuing stock for the net assets of PVAC, accompanied by a recapitalization. The net assets of PVAC will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be presented as those of the Company in future reports of Pubco.

Regulatory Matters

The Business Combination is not subject to any additional federal or state regulatory requirement or approval, except for (i) filings with the Cayman Islands necessary to effectuate the Business Combination, and (ii) filings of solicitation materials required pursuant to Rule 14a-12 of the Exchange Act.

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Emerging Growth Company

Following the Business Combination, Pubco will be an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, it will be eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in their periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find the combined company’s securities less attractive as a result, there may be a less active trading market for the combined company’s securities and the prices of the combined company’s securities may be more volatile.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. Pursuant to the JOBS Act, the combined company has elected to take advantage of the benefits of this extended transition period for complying with new or revised accounting standards as required when they are adopted for public companies. As a result, the combined company’s operating results and financial statements may not be comparable to the operating results and financial statements of other companies who have adopted the new or revised accounting standards.

The combined company will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the IPO, (b) in which it has total annual gross revenue of at least $1.235 billion, or (c) in which the combined company is deemed to be a large accelerated filer, which means the market value of the combined company’s common equity that is held by non-affiliates exceeds $700 million as of the last business day of its most recently completed second fiscal quarter; and (ii) the date on which the combined company has issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Material U.S. Federal Income Tax Considerations

For a description of material U.S. federal income tax consequences of the Business Combination, the exercise of redemption rights in respect of PVAC Ordinary Shares and the ownership and disposition of PVAC Ordinary Shares and Pubco Common Stock, please see “Material Tax Considerations — Material U.S. Federal Income Tax Considerations to U.S. Holders.”

Summary Risk Factors

The Business Combination, the Company and PVAC are subject to numerous risks and uncertainties. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” of this proxy statement/prospectus. Such risks include, but are not limited to those listed below.

Unless otherwise indicated or the context otherwise requires, references to “we”, “us”, “our” and other similar terms refer to the Company prior to the Business Combination and to Pubco and its subsidiaries following the Closing.

Risks Relating to the Company’s Business and Industry

In this section, unless otherwise stated, “we,” “us” or “our” refer to the Tigerless Health Inc. and its subsidiaries prior to the Business Combination and to Pubco and its subsidiaries after Closing.

●	Customer Acquisition and Retention Risk. The Company must continuously acquire new customers to offset natural turnover among international students and visa holders and may face challenges increasing cross-selling of additional insurance products.

●	Dependence on International Student and Visa Populations. A significant portion of revenue is tied to F-1, OPT, and H-1B populations; changes in immigration policy, geopolitical tensions, or enrollment trends could materially reduce demand.

●	Regulatory and Licensing Risk. The Company operates in a highly regulated industry and must maintain insurance licenses and comply with varying state and federal laws, including privacy and cybersecurity requirements.

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●	Carrier and Commission Dependence. Revenue depends on third-party insurance carriers for underwriting, product availability, pricing, and commission structures; changes in carrier relationships could materially impact revenue.

●	Competitive Pressure. The Company faces competition from traditional insurance carriers, brokers, and digital Insurtech platforms, which may increase acquisition costs, compress margins, and reduce market share.

●	Technology and Cybersecurity Risk. The Company relies on its digital platform and third-party technology providers; system failures, cybersecurity incidents, or data breaches could disrupt operations and harm reputation.

●	Brand and Reputation Risk. As a relatively new brand competing against established incumbents, reputational harm from customer dissatisfaction, carrier claim disputes, or negative publicity could adversely affect growth.

●	Liquidity and Capital Requirements. The Company has incurred net losses and may require additional capital to fund operations, marketing, technology investments, and expansion initiatives.

●	Seasonality and Revenue Volatility. Revenue is influenced by academic calendars and visa cycles, resulting in seasonal concentration and potential quarterly fluctuations.

●	Expansion and Execution Risk. Efforts to expand into new product lines (including P&C and potential future verticals) may not succeed and could require significant investment and management attention.

●	Internal Controls and Public Company Readiness. As a newly public company, the combined entity will incur increased compliance costs and must establish effective internal controls; failure to do so could adversely affect financial reporting and investor confidence.

●	Macroeconomic and Catastrophic Events. Economic downturns, inflation, severe weather events affecting carrier markets, public health crises, or other extraordinary events could indirectly reduce demand or product availability.

●	Forward-Looking Projection Risk. Financial projections and pro forma information are based on assumptions that may not prove accurate, and actual results may differ materially.

●

The Patent Portfolio acquired from Mercury Pointe represents substantially all of Tigerless Health’s assets, has not been utilized in Tiger Health’s business operations, has not generated revenue, and was valued using significant Level 3 unobservable inputs. If Tigerless Health is unable to integrate, commercialize, license or otherwise monetize the portfolio, Tigerless Health may not realize the expected benefits of the acquisition and may be required to recognize a material impairment charge.

For additional detail on these and other risks, see “Risk Factors” starting on page  66 of this proxy statement/prospectus.

Risks Related to PVAC before the Business Combination and in connection with the Business Combination and Redemptions

In this section, unless otherwise stated, “we,” “us” or “our” refer to the PVAC and its subsidiaries prior to the Business Combination and to Pubco and its subsidiaries after Closing.

●	If third parties bring claims against us, the proceeds held in the Trust Account could be reduced and the per-share redemption amount received by shareholders may be less than $[•] per share.

●	The holders of the Founder Shares have agreed to vote their shares in favor of the Business Combination, regardless of how the Public Shareholders vote.

●	PVAC’s director may decide not to enforce the indemnification obligations of the IPO Sponsor, resulting in a reduction in the amount of funds in the Trust Account available for distribution to our Public Shareholders.

●	If, after we distribute the proceeds in the Trust Account to PVAC’s Public Shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceed and we and our board may be exposed to claims of punitive damages.

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●	If, before distributing the proceeds in the Trust Account to our Public Shareholders, PVAC files a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our shareholders and the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

●	PVAC’s shareholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

●	Securities of companies formed through mergers with SPACs may experience a material decline in price relative to the share price of the SPACs prior to the merger.

●	PVAC’s officers and directors have interests in the Business Combination that are different from those of Public Shareholders.

●	The Insiders and PVAC’s directors, officers, advisors and their affiliates may elect to purchase Public Shares prior to the consummation of the Business Combination, which may result it being more likely that we can consummate the Business Combination and reduce the public “float” of our Public Share.

●	Zikang Wu will own a majority of Pubco’s voting power following consummation of the Business Combination and thus may control certain actions requiring a stockholder vote.

●	On the Closing Date, the trading price per share value of PVAC Ordinary Shares may be less than the per share value of the Trust Account.

●	Reports published by analysts, including projections in those reports that differ from our actual results, as well as the failure of research analysts to publish reports on us, could adversely affect the price and trading volume of our commons stock.

●	PVAC may become involved in litigation, including securities class action litigation relating to the proposed Business Combination that may materially adversely affect us.

●	Holders of Public Shares who wish to redeem their Public Shares for a pro rata portion of the Trust Account must comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline If shareholders fail to comply with the redemption requirements specified in this proxy statement/prospectus, they will not be entitled to redeem their Public Shares for a pro rata portion of the funds held in the Trust Account.

●	If a Public Shareholders fails to receive notice of its right to redeem Public Shares in connection with the Business Combination or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

●	PVAC does not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete the Business Combination even if a substantial majority of PVAC’s shareholders do not support it.

●	If you or a “group” of shareholders of which you are a part are deemed to hold an aggregate of more than 15% of the Public Shares, you (or, if a member of such a group, all of the members of such group in the aggregate) will lose the ability to redeem all such shares in excess of 15% of the Public Shares.

●	There is no guarantee that a shareholder’s decision whether to redeem its shares for a pro rata portion of the Trust Account will put the shareholder in a better future economic position.

●	PVAC’s Public Shareholders will experience immediate dilution as a consequence of the issuance of PVAC’s ordinary shares as consideration in the Business Combination. Having a minority share position may reduce the influence that the current Public Shareholders have on the management of Pubco.

For additional detail on these and other risks, see “Risk Factors” starting on page  66 of this proxy statement/prospectus.

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SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following summary unaudited pro forma condensed combined financial information (the “Summary Pro Forma Information”) of PVAC and Tigerless Health, Inc. (the “Company”) gives effect to the Business Combination, the PIPE Financing and related transactions described elsewhere in this proxy statement/prospectus. The Summary Pro Forma Information has been prepared in accordance with Article 11 of Regulation S-X, as amended by SEC Release No. 33-10786, “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The Summary Pro Forma Information has been derived from, and should be read together with, the more detailed unaudited pro forma condensed combined financial information included in the section titled “Unaudited Pro Forma Condensed Combined Financial Information” in this proxy statement/prospectus and the accompanying notes thereto. The Summary Pro Forma Information is based upon, and should be read in conjunction with, the historical financial statements and related notes of PVAC and the Company for the applicable periods included elsewhere in this proxy statement/prospectus. The Summary Pro Forma Information has been presented for informational purposes only and is not necessarily indicative of what the combined company’s financial position or results of operations would have been had the Business Combination and related transactions been completed as of the dates indicated, nor is it indicative of the future financial position or results of operations of the combined company following the reverse recapitalization.

The unaudited pro forma condensed combined financial information has been prepared using the assumptions below with respect to the potential redemption for cash of PVAC Ordinary Shares:

Scenario 1 — Assuming No Redemptions: This presentation assumes that no Public Shareholders exercise redemption rights with respect to their Public Shares for a pro rata share of the funds in the Trust Account.

Scenario 2 — Assuming Maximum Redemptions: This presentation assumes that Public Shareholders holding all 204,450 Public Shares exercise redemption rights for $2,478,814 of funds in the Trust Account. The maximum redemption scenario assumes, for illustrative purposes, that no funds will remain in the Trust Account after all Public Shares are redeemed.

Unaudited Pro Forma Condensed Combined Balance Sheet As of June 30, 2026

	Pro Forma Combined Assuming No Redemption	Pro Forma Combined Assuming Max Redemption
Total current assets	4,257,205	3,278,391
Total noncurrent assets	19,383,000	19,383,000
Total assets	$23,640,205	$22,661,391
Total current liabilities	377,956	1,877,956
Total noncurrent liabilities	1,192,000	1,192,000
Total liabilities	$1,569,956	$3,069,956
Series A Convertible Preferred Stock (temporary equity)	3,475,000	3,475,000
Total stockholders’ equity	18,595,249	16,116,435
Total liabilities, temporary equity and stockholders’ equity	$23,640,205	$22,661,391

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Unaudited Pro Forma Condensed Combined Statement of Operations

For the Annual Period Presented (Tigerless: Year Ended June 30, 2026; PVAC: Year Ended March 31, 2026)

	Pro Forma Combined Assuming No Redemption	Pro Forma Combined Assuming Max Redemption
Total revenues	$780,242	$780,242
Total operating expenses	2,753,769	2,753,769
(Loss) from operations	(1,973,527)	(1,973,527)
Total other income (expense)	(1,497,224)	(1,497,224)
(Loss) before provision for income taxes	(3,470,751)	(3,470,751)
Provision for income taxes	(61,589)	(61,589)
Net income (loss)	(3,532,340)	(3,532,340)
Net loss per share - basic and diluted	(0.10)	(0.10)
Weighted average shares outstanding - basic and diluted	33,954,450	33,750,000

COMPARATIVE PER SHARE DATA

The following tables set forth per share data for the Company and PVAC, on a stand-alone basis and on an unaudited pro forma combined basis, as follows:

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●

unaudited pro forma per share information of Pubco for the annual period presented, after giving effect to the Business Combination and the PIPE Financing, assuming two redemption scenarios as follows:

o

assuming no redemptions: this presentation assumes that no PVAC Public Shareholders exercise their redemption rights with respect to their Public Shares for a pro rata portion of the funds held in the Trust Account; and

o

assuming maximum redemptions: this presentation assumes that all PVAC Public Shareholders exercise their redemption rights with respect to all outstanding Public Shares for a pro rata portion of the funds held in the Trust Account.

The weighted-average shares outstanding and net income (loss) per share information reflect the Business Combination as if it had occurred on July 1, 2025, the beginning of the annual period presented.

This information is only a summary and should be read in conjunction with the historical financial statements of the Company and related notes included elsewhere in this proxy statement/prospectus. The unaudited pro forma combined per share information of the Company and PVAC is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included elsewhere in this proxy statement/prospectus.

The unaudited pro forma combined net income per share information below does not purport to represent the net loss per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of the Company and PVAC would have been had the companies been combined during the periods presented. The calculations do not assume the issuance of any Pubco Common Stock under the 2026 Incentive Plan or exercise of any Pubco Warrants.

For the Annual Period Presented:

(Tigerless: Year Ended June 30, 2026; PVAC: Year Ended March 31, 2026)

	Tigerless	PVAC	Pro Forma Combined — No Redemption	Pro Forma Combined — Maximum Redemption
Net loss attributable to shareholders	$(654,473)	$(1,696,790)	$(3,532,340)	$(3,532,340)
Weighted average shares outstanding – basic and diluted	28,000,000	5,954,957	33,954,450	33,750,000
Basic and diluted net loss per share	$(0.02)	$(0.28)	$(0.10)	$(0.10)

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TICKER SYMBOLS AND DIVIDEND INFORMATION

Market Information

The PVAC Units, PVAC Class A Ordinary Shares and PVAC Public Warrants are currently not quoted or traded. Pubco has applied for listing of the Pubco Class A Common Stock and Pubco Warrants on the Nasdaq Global Market (“Nasdaq”), under the symbols “TGAI” and “TGAIW,” respectively, as of immediately following the Closing.

The Company is a privately-held corporation and none of its securities are publicly traded.

Holders

As of ______, 2026, the Record Date, there was one holder of record of PVAC Units, three holders of record of PVAC Class A Ordinary Shares, one holder of record of PVAC Class B Ordinary Shares and one holders of record of PVAC Public Warrants. The number of holders of record does not include a substantially greater number of “street name” holders or beneficial holders whose PVAC Units, PVAC Ordinary Shares and PVAC Public Warrants are held of record by banks, brokers and other financial institutions.

As of ______, 2026, the Record Date, there were six holders of record of Company Common Stock.

Dividends

PVAC has not paid any cash dividends to date and does not intend to pay cash dividends prior to the completion of the Business Combination.

There is no public market for the Company’s equity securities. The Company has not paid any cash dividends on its stock to date and does not intend to pay cash dividends prior to the completion of the Business Combination.

Assuming the Business Combination is consummated, the payment of cash dividends by Pubco in the future will be dependent, among other things, upon Pubco’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the Business Combination as well as compliance with the Pubco Charter and the NRS. The ability of Pubco to declare dividends may also be limited by the terms of financing or other agreements entered into by Pubco from time to time, as well as any regulations that may restrict the payment of dividends in the future. In addition, for so long as any shares of Series A Preferred Stock remain outstanding, the Certificate of Designations will prohibit Pubco and its subsidiaries from paying cash dividends on, or repurchasing, shares of Pubco Common Stock and other junior stock without the consent of the required holders of the Series A Preferred Stock.

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RISK FACTORS

You should carefully consider all the following risk factors, together with all of the other information in this proxy statement/prospectus, including the financial information, before deciding how to vote or instruct your vote to be cast to approve the Proposals described in this proxy statement/prospectus.

The value of your investment following the completion of the Business Combination will be subject to significant risks affecting, among other things, Pubco’s and the Company’s business, financial condition and results of operations. If any of the risks described below materialize, Pubco’s post-Business Combination business and financial results could be adversely affected in material respects. This could result in a decline, which may be significant, in the trading price of Pubco’s securities and you therefore may lose all or part of your investment. The risk factors described below are not necessarily exhaustive and are based on certain assumptions made by Pubco and the Company, which later may prove to be incorrect or incomplete. Pubco and the Company may face additional risks and uncertainties that are not presently known to them, or that are currently deemed immaterial, but which may also ultimately have an adverse effect on any such party or on the Business Combination.

Risks Related to the Company’s Business and Operations

The Company is new to the property and casualty industry with limited operating history and revenue in that segment.

In 2023, the Company expanded its business lines to include property and casualty (“P&C”) insurance products, including auto and homeowners insurance. Prior to this expansion, the Company had no experience operating in the P&C market. P&C insurance differs materially from health insurance in regulatory requirements, licensing structures, underwriting methodologies, claims administration, customer demographics, marketing strategies, and operational frameworks.

Each of these areas requires specialized expertise, additional licensed personnel, new carrier relationships, expanded compliance oversight, and meaningful financial and technological investment. Because the Company lacks historical operating data in the P&C segment, it has no established performance trends to guide expectations regarding revenue stability, seasonality, customer acquisition costs, commission structures, or profitability. Entry into this market therefore exposes the Company to risks inherent in operating a new line of business. There can be no assurance that the Company’s efforts to develop and scale its P&C business will be successful or profitable.

Retaining and expanding the Company’s customer base is critical to its success.

The Company’s business depends heavily on its ability to attract new customers and retain existing ones. A significant portion of its customers consists of international students and foreign workers on temporary visas, many of whom reside in the United States for limited durations. As a result, the customer base naturally turns over, requiring continuous new customer acquisition to replace departing members.

The Company’s ability to acquire and retain customers depends on numerous factors, including competitive pricing, product design, claims processing efficiency, customer support quality, access to competitive provider networks, digital platform reliability, and overall customer satisfaction. Weakness in any of these areas may result in attrition.

Additional factors that could adversely affect customer growth include:

●	Failure to offer competitive or appropriately structured products;

●	Inability to serve certain visa types for which suitable health insurance products are unavailable;

●	Replication or enhancement of the Company’s digital platform by competitors;

●	Ineffective use of search engines, social media platforms, digital app stores, or content-based online advertising to generate traffic;

●	Technical disruptions, system failures, or degraded user experience;

●	Reputational harm arising from negative publicity, whether accurate or not;

●	Termination or non-renewal of contracts with strategic partners;

●	Cybersecurity incidents affecting the Company or collaborating third parties; and

●	Failure to maintain required licenses and approvals in key markets.

If the Company fails to attract sufficient new customers to offset natural attrition, its revenue base may contract, materially and adversely affecting its business and financial condition.

Our expansion into new geographic markets may not be successful and may increase operational and compliance complexity.

Although we are licensed to operate in all 50 states and the District of Columbia, our ability to successfully expand in additional geographic markets depends on factors beyond licensing alone. Insurance product availability, carrier participation, underwriting criteria, pricing, plan design, commission structures, and consumer preferences may vary significantly by state and region. As a result, products and carrier relationships that are effective in one market may not be equally available, competitive, or profitable in another market.

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Expansion into new markets may also require us to adapt our marketing strategy, customer education materials, servicing workflows, compliance procedures, and carrier coordination processes to state-specific requirements and local market conditions. Even with a primarily digital operating model, entering new markets may involve higher customer acquisition costs, lower conversion rates, longer sales cycles, or greater servicing complexity than we currently anticipate.

In addition, our target customer base, including immigrants and globally diverse communities, may differ across regions in terms of insurance needs, language preferences, income levels, distribution channels, and trust in online insurance platforms. We may not be able to effectively identify, reach, or convert customers in new markets, and our existing brand awareness and community-based customer acquisition strategies may not scale as expected.

If we are unable to successfully expand into new geographic markets, adapt our platform and operations to local market conditions, maintain effective carrier relationships, or achieve expected customer growth in these markets, our growth strategy, business, financial condition, and results of operations could be adversely affected.

The Company’s brand may not achieve or maintain the recognition or trust of established incumbents, and reputational harm could have lasting effects.

The insurance industry relies heavily on credibility, reputation, and consumer confidence. Many competitors, including large national carriers, benefit from decades of brand recognition and established customer loyalty. As a relatively new entrant, the Company must build awareness and trust among consumers unfamiliar with its platform.

Negative publicity relating to business practices, marketing activities, compliance with applicable laws and regulations, data integrity, privacy practices, cybersecurity incidents, or other operational matters—regardless of accuracy—could diminish confidence in the Company’s brand. As the Company expands into new product lines and geographic markets, failure to establish positive brand perception among new customer segments could materially impair growth. There can be no assurance that the Company will successfully maintain or enhance brand awareness in a cost-effective manner.

The Company’s limited operating history makes evaluating its performance and future prospects difficult.

The Company began offering health insurance in 2019 and expanded into P&C insurance in 2023. Although the business has experienced growth since inception, its relatively short operating history limits the ability to assess long-term performance trends, and the Company remains subject to the risks and uncertainties commonly experienced by companies with limited operating histories. On July 14, 2026, the Company advised PVAC that the projections provided to the PVAC Board in connection with its initial evaluation of the transaction no longer reflected the current view of the Company’s management regarding the Company’s future performance. For the fiscal year ended June 30, 2026, the Company reported total revenue of $780,242 and a net loss of $654,473, compared with the fiscal 2026 projection of total revenue of $1,564,377 and net income of $162,342. The differences reflected, among other things, a more gradual pace of policy transaction growth, carrier expansion and development of certain growth initiatives, including school-program, subscription, licensing, affiliate and institutional distribution initiatives, than management had assumed when the projections were prepared, as well as higher operating expenses. Accordingly, the projections should not be relied upon as a current forecast of the Company’s or the post-combination company’s future performance.

Customer acquisition costs, retention patterns, seasonality, carrier relationships, and product mix continue to evolve. Newer lines of business, including renters, auto, and homeowners’ insurance, have shorter operating track records and may perform differently from initial expectations. As the Company scales operations and refines its digital platform, expenses, growth rates, and revenue composition may fluctuate. Historical results may not be indicative of future performance, particularly in newly developed segments. While we believe our platform and strategy position us well for continued growth, the limited duration of our operating history across certain segments means we may face challenges in forecasting results or adapting to changes in market, regulatory, or competitive conditions. If our assumptions prove inaccurate or if we are unable to adjust quickly to evolving circumstances, our growth and profitability could be adversely affected.

The Company’s success depends on maintaining insurance licenses and regulatory approvals across multiple jurisdictions.

The Company operates as a licensed insurance agency through Tigerless Insurance Agency, LLC and must comply with insurance licensing requirements in all 50 U.S. states and the District of Columbia. Each jurisdiction imposes specific standards regarding licensure, renewals, continuing education, advertising, producer appointments, recordkeeping, and consumer protection.

Compliance with these varying regulatory frameworks requires continuous monitoring and administrative resources. Failure to maintain good standing in any jurisdiction could result in fines, license suspension or revocation, regulatory audits, reputational harm, or restrictions on future licensing applications. Because the Company distributes insurance products nationwide through a centralized digital platform, loss of licensure in one or more states could materially disrupt operations and adversely affect carrier and customer relationships.

The Company relies on third-party insurance carriers for underwriting, pricing, and claims administration.

The Company distributes products underwritten by third-party carriers and earns commission-based compensation. It does not control premium pricing, underwriting rules, eligibility standards, policy terms, benefits, exclusions, or claims determinations.

If a carrier modifies its commission structure, changes underwriting criteria, discontinues product offerings, or terminates its agreement with the Company, revenue could be immediately affected. The Company also depends on carriers’ financial stability and operational reliability. Delays in claims processing, solvency issues, or adverse publicity affecting a carrier may be attributed to the Company, even if the underlying issue is not within its control. Because the Company may depend on a limited number of carriers for key product lines, disruption in one significant carrier relationship could materially affect revenue and operations.

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The Company’s focus on non-ACA-compliant health insurance products for international students limits the size of its addressable market.

The Company distributes both ACA-compliant and non-ACA-compliant health insurance products where permitted. However, its current health insurance offerings primarily consist of non-ACA-compliant individual plans designed to satisfy university waiver requirements. The market for non-ACA-compliant student plans is inherently limited. Certain colleges and universities require students to enroll in ACA-compliant coverage and do not accept non-ACA-compliant plans for waiver purposes. If additional institutions adopt stricter waiver requirements, mandate school-sponsored coverage, or eliminate acceptance of external plans, the number of students eligible to purchase the Company’s products may decline materially.

Inadequate coverage in distributed policies could lead to claim denials, damaging the Company’s reputation and financial performance.

Although insurance products are underwritten by partner carriers, customers may perceive the Company as responsible for coverage limitations or claim denials. If customers believe that policies were not appropriately structured or that coverage terms were unclear, dissatisfaction may arise even where denials are contractually justified. Perceptions of inadequate coverage could result in reputational harm, increased attrition, regulatory complaints, or potential litigation. Any widespread loss of confidence in product suitability could materially and adversely affect the Company’s growth prospects.

The Company depends on a limited number of key partners, administrators, and technology vendors.

The Company’s operations rely on external service providers, including claims administrators, hosting and cloud infrastructure providers, payment processors, and digital marketing platforms. For example, Administrative Concepts, Inc. manages claims administration for certain health insurance products. Service disruptions, errors, cybersecurity breaches, financial instability, or termination of vendor relationships could impair operations and damage customer relationships. Because these vendors operate independently, the Company has limited ability to control their performance. Transitioning to replacement vendors may involve substantial time, cost, and implementation risk.

The Company relies on key management and skilled employees, and the loss of such personnel could disrupt operations.

The Company’s continued success depends on the expertise of its management team and other key personnel with specialized experience in insurance regulation, technology development, compliance, and digital operations. Competition for qualified talent is intense, particularly for bilingual professionals capable of serving both U.S. and international customer segments. Loss of key executives or technical personnel could disrupt operations, delay strategic initiatives, and weaken relationships with regulators and carrier partners.

If the Company fails to expand its product offerings, future growth may be limited.

The Company’s long-term growth depends in part on its ability to expand beyond its historical focus on health insurance. Expansion into property and casualty markets and potential entry into additional verticals, such as life insurance, require compliance with new regulatory regimes, collaboration with additional carriers, and substantial investment in technology and marketing. Failure to execute expansion strategies effectively may result in slower revenue growth, reduced profitability, and diminished investor confidence.

The Company may not realize the anticipated benefits of the patent portfolio acquired from Mercury Pointe, which represents substantially all of the Company’s assets, has not been utilized in the Company’s business operations and was valued using significant unobservable inputs.

On October 14, 2025, the Company acquired the Patent Portfolio from Mercury Pointe in exchange for 10 shares of Tigerless Class A common stock, representing approximately 4.8% of the Company’s issued and outstanding capital stock immediately following the issuance. As of June 30, 2026, the acquired patent portfolio had a carrying value of $19.383 million and represented substantially all of Tigerless Health’s total assets. As of June 30, 2026, the Patent Portfolio had not utilized in Tigerless Health’s business operations, had not been integrated into Tigerless Health’s operations, and accordingly had not generated any revenue.

Our ability to realize value from the Patent Portfolio depends on our ability to integrate selected patent families into our technology-enabled insurance distribution platform, develop or acquire complementary technology, allocate sufficient engineering and capital resources, comply with applicable insurance, privacy, data-security, healthcare, consumer-protection and intellectual-property laws, and obtain market acceptance from customers, carriers, partners or licensees. We may not successfully integrate the Patent Portfolio on the expected timeline, or at all. We may also determine not to pursue integration or commercialization of one or more patent families included in the Patent Portfolio if the cost, timing, regulatory burden, available capital, engineering resources or expected economic return is unfavorable.

The fair value of the Patent Portfolio was estimated using Level 3 inputs, including projected economic benefits by technology area, royalty-rate assumptions, market-growth assumptions, a risk-adjusted discount rate, a required rate of return, a market-derived multiple and scenario weightings. These assumptions are inherently judgmental and may prove incorrect. If our expected use, integration timeline, commercialization plans, market opportunity, regulatory assumptions or projected cash flows change, or if we are unable to monetize the Patent Portfolio through internal use, licensing, partnerships or other means, we may be required to recognize an impairment charge, which could be material.

In addition, patents and patent-related rights are subject to significant risks. The patents may expire before we realize meaningful economic benefit; may be challenged, designed around, invalidated or narrowed; may not cover technologies that are ultimately material to our platform; may not prevent competitors from offering similar functionality; and may require maintenance, enforcement or defense costs. We have not entered into material licensing, customer, partnership or commercialization arrangements related to the portfolio, and we may never generate revenue from it. Any failure to realize the expected economic or strategic benefits of the Patent Portfolio would materially and adversely affect our business, financial condition, results of operations and stockholders’ equity.

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The Company’s success depends on continued growth in the use of the internet for purchasing insurance products.

The Company distributes insurance products through its website, competing with traditional offline brokers and carrier distribution channels. Continued growth depends on consumer willingness to purchase insurance products online and to rely on digital tools for quoting, enrollment, and servicing. If consumers perceive online purchasing as less effective than traditional methods, or if digital adoption trends slow, the Company’s business, results of operations, and financial condition could be adversely affected.

The Company’s technology platform and data analytics capabilities are essential to operations and competitive positioning.

The Company’s digital platform supports customer acquisition, policy management, waiver documentation, carrier integrations, and customer service operations. System failures, performance degradation, software vulnerabilities, or data errors could disrupt operations and reduce customer confidence. The Company’s ability to compete also depends on continued development of proprietary technology and maintenance of confidentiality. Regulatory developments affecting digital insurance distribution, AI tools, and data usage may require operational changes or disclosure of proprietary systems, potentially reducing competitive advantage. Security incidents, cyberattacks, or undetected software defects could result in unauthorized access to sensitive data, prolonged system outages, regulatory inquiries, or litigation, materially and adversely affecting the Company’s business.

The Company’s success depends on its ability to continue to develop and implement its technology and to maintain the confidentiality of this technology.

The Company’s success depends on its ability to continue developing and implementing the technology that supports its operations as an Insuretech company and to maintain the confidentiality of that technology. Its platform relies on proprietary digital tools and workflows that support quoting, enrollment, data processing, waiver documentation, carrier integrations, customer service operations, and internal process automation. These systems are critical to the Company’s ability to efficiently serve its customers. Federal and state regulators are increasingly implementing rules governing data usage, digital insurance distribution, and the operation of technology-driven insurance agencies, including state Department of Insurance requirements related to consumer data protection, digital marketing and solicitation standards, cybersecurity controls, and the NAIC’s model guidance on the use of algorithms and technology in insurance. New regulations or changes in interpretation of existing regulations may restrict how the Company designs or deploys its technology, require modifications to its digital workflows, impose new disclosure or documentation requirements, or limit the ways in which the Company collects, stores, or processes data. In certain cases, regulators may require the Company to provide information about how its internal systems operate, which could expose aspects of its proprietary technology to third parties or reduce its competitive value. If the Company is unable to maintain the confidentiality, security, or regulatory compliance of its technology, or if regulatory developments limit its ability to enhance or expand its digital platform, the Company’s competitive position and business performance could be adversely affected.

The Company may be unable to prevent, monitor, or detect fraudulent activity.

The insurance industry is vulnerable to fraudulent activity, including submission of false applications, manipulation of enrollment documentation, and improper claims submissions. Although the Company maintains internal controls and oversight procedures, fraudulent conduct may occur and may be difficult to detect. Fraud or misconduct by employees, agents, contractors, or third parties could result in financial loss, regulatory penalties, reputational harm, and potential litigation.

The Company is subject to data privacy, cybersecurity, and third-party system risks.

The Company collects, processes, and stores sensitive personal information, including passport and visa data, academic enrollment documentation, addresses, payment information, and other personally identifiable information. As a digital insurance distribution platform, the Company also relies on third-party service providers for payment processing, cloud hosting, CRM systems, verification tools, and carrier data integrations. The Company is subject to an expanding body of federal and state privacy and cybersecurity laws, including the Gramm–Leach–Bliley Act, the FTC Safeguards Rule, state data breach notification requirements, the California Consumer Privacy Act and similar state laws, and cybersecurity regulations applicable to insurance entities. Several states have adopted or are considering adoption of cybersecurity regulations modeled after the NAIC Insurance Data Security Model Law, which imposes obligations relating to information security programs, risk assessments, incident response, vendor oversight, and reporting of cybersecurity events.

Compliance with these requirements requires ongoing monitoring of regulatory developments, continued investment in security infrastructure, audits, internal controls, and vendor oversight. Cyber threats continue to increase in frequency and sophistication, including phishing, social engineering, ransomware, malware, credential compromise, and other malicious activity. Any unauthorized access to or loss of customer data—whether originating within the Company’s systems or through third-party vendors—could result in regulatory enforcement, contractual liability, litigation, remediation costs, and reputational harm. Even if no breach occurs, ongoing compliance obligations may materially increase operating expenses.

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Security incidents or real or perceived errors, failures, or bugs in the Company’s systems, website, or applications could impair operations and harm the Company’s reputation.

The Company’s continued success depends on the reliability and availability of its systems and applications. The Company relies on internal technology personnel and external vendors to maintain and enhance its digital platform. Like all technology-based systems, the Company’s website and applications may contain errors, vulnerabilities, or defects, particularly when new features are deployed. System interruptions, delays, website outages, or data loss could impair operations, frustrate customers, and reduce trust in the platform. Unauthorized disclosure, access, or alteration of sensitive information could result in legal claims and regulatory action. Even perceived weaknesses in system performance or security could damage the Company’s brand and reduce customer retention and acquisition.

The Company’s operations may be adversely affected by geopolitical tensions and immigration policies.

A substantial portion of the Company’s customer base consists of international students and visa-dependent individuals. Changes in immigration policy, visa processing timelines, work authorization programs, or geopolitical relations may materially affect enrollment levels and insurance demand. A substantial portion of the Company’s customer base consists of Chinese international students and recent immigrants. The number of Chinese students studying in the United States has declined in recent years due to geopolitical tensions, visa restrictions, and shifting perceptions of U.S. education. Further deterioration in U.S.–China relations, heightened visa scrutiny, or restrictions on certain fields of study could lead to additional decreases in Chinese student enrollment.

Declines in international student enrollment due to visa delays, geopolitical tensions, economic pressures in sending countries, or competition from alternative destinations such as Canada, the United Kingdom, or Australia could reduce the Company’s addressable market. Public health crises, diplomatic disputes, travel restrictions, or changes in U.S. higher education policy may further discourage international enrollment and materially reduce revenue.

A decline in Chinese student enrollment or further deterioration in U.S.–China relations could materially reduce demand.

Chinese nationals represent one of the largest international student populations in the United States and have historically comprised a meaningful portion of the Company’s customer base. In recent years, enrollment from China has declined due to longer visa processing times, increased scrutiny during visa interviews, administrative processing delays, and broader geopolitical tensions.

Further deterioration in U.S.–China relations, additional visa restrictions, currency fluctuations, restrictions on outbound education spending, or expanded alternative study destinations could reduce Chinese student enrollment. Any sustained decline in this demographic could materially reduce demand for the Company’s health, auto, and related insurance products.

New legislation or regulatory requirements may affect how the Company communicates with customers.

Federal and state regulators are increasingly focusing on digital marketing, artificial intelligence, automated communications, and consumer protection in insurance distribution. Future legislation or regulatory guidance may impose new disclosure, documentation, transparency, or auditing requirements related to digital communications and AI-driven processes.

The Company is also subject to consumer protection laws governing automated messaging, text communications, and email outreach. Changes in regulatory interpretation or enforcement priorities could restrict the Company’s marketing practices and reduce customer acquisition effectiveness, materially affecting growth and profitability.

The Company’s liquidity may be affected by timing mismatches or delays in carrier commission payments.

The Company’s revenue is primarily derived from commissions and service fees paid by carrier partners. The Company does not control the timing of commission payments. Delays, reductions, or disputes relating to commission payments may disrupt cash flow. Operating expenses—including marketing, payroll, and technology investments—must be funded regardless of commission timing. Prolonged payment delays or reductions in commission structures could strain liquidity and limit the Company’s ability to invest in growth initiatives.

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Premium refunds or refund disputes may negatively affect cash flow and reputation.

The Company may issue premium refunds in circumstances such as school waiver rejections, unsuccessful policy activation, or duplicate transactions. These refund cases are typically processed within a defined time window in accordance with the Company’s internal policies and carrier requirements. Although such refunds represent a small portion of total transactions, the frequency and aggregate amount of refunds may fluctuate due to factors beyond the Company’s control, including changes in school waiver policies, carrier processing delays, or customer misunderstandings about eligibility.

An increase in refund volume or delays in refund processing could temporarily affect the Company’s cash flow and working capital. Disputes regarding refund timing or eligibility may also lead to negative customer sentiment, reputational damage, or regulatory inquiries. In addition, refund transactions often require coordination among customers, carriers, schools, and payment processors, which may result in administrative delays or errors. Any significant increase in refund requests or disputes could adversely affect the Company’s liquidity, financial performance, and brand reputation.

The Company has incurred, and may continue to incur, net losses.

The Company incurred a net loss of $654,473 for the fiscal year ended June 30, 2026, compared with a net loss of $50,951 for the fiscal year ended June 30, 2025, and had an accumulated deficit of $858,904 as of June 30, 2026. As discussed in Note 2 to the Company’s consolidated financial statements included elsewhere in this proxy statement/prospectus, these conditions, together with the Company’s negative working capital and cash used in operating activities, raise substantial doubt about the Company’s ability to continue as a going concern. Future profitability depends on the Company’s ability to grow revenue faster than expenses, improve operating efficiency, and maintain cost discipline. Continued investment in digital innovation, automation, and brand development may result in additional losses, and there can be no assurance that profitability will be achieved or sustained.

The Company plans to continue investing in digital innovation, automation, and brand visibility to enhance user experience and long-term growth. However, if revenue growth slows or operating costs increase unexpectedly, the Company may continue to incur net losses and experience negative cash flows, which could adversely affect its financial condition and operating results.

Misconduct or fraudulent acts by employees, agents, or third parties could expose the Company to losses and regulatory scrutiny.

The insurance industry is vulnerable to misconduct, including misrepresentation, falsification of information, unauthorized data access, and improper handling of customer information. As a digital insurance agency handling sensitive immigration and payment data, the Company faces heightened exposure to internal fraud, policy irregularities, and unauthorized system access.

Despite internal controls, training programs, and oversight procedures, misconduct may occur and may be difficult to detect. Any such incident could result in financial loss, customer disputes, regulatory enforcement, litigation, and reputational damage.

The Company depends on continued consumer adoption of online insurance purchasing.

The Company’s business model relies on digital engagement and consumers’ willingness to purchase insurance products online. If adoption of online purchasing slows or shifts toward traditional in-person brokerage, traffic and conversion rates may decline. Consumer concerns regarding cybersecurity, data privacy, online payment security, or unfamiliarity with U.S. financial systems may discourage online transactions, particularly among newly arrived international students. Regulatory restrictions affecting digital advertising or solicitation may further reduce acquisition efficiency.

Changes in federal or state laws restricting digital advertising, email and SMS outreach, targeted marketing to students, or the use of certain data for marketing purposes could reduce the efficiency of the Company’s marketing channels or limit its ability to reach prospective customers. Restrictions on online insurance solicitation or requirements for enhanced disclosures could further limit the effectiveness of the Company’s digital platform.

Adoption of digital insurance purchasing also varies significantly by region, cultural background, age group, and comfort with technology. If any demographic subgroup central to the Company’s business such as F-1 international students adopts digital insurance purchasing more slowly than expected or shifts away from it for any reason, the Company’s growth opportunities, customer acquisition efficiency, and long-term profitability could be adversely affected.

New lines of business or new products and services may subject the Company to additional risks.

From time to time, the Company may expand into new lines of business or introduce new products within existing lines. These initiatives require significant investment and may involve markets that are evolving or not fully developed. New business ventures may require different management competencies, regulatory compliance frameworks, and risk management processes. Failure to execute expansion strategies effectively could adversely affect revenue growth, profitability, and financial condition.

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Our AI platform, Lara, is recently launched and may not perform as expected

We have launched AI Lara as a customer-facing and internal support tool. As a recently deployed system, Lara may experience technical limitations, integration challenges, performance variability, or unanticipated operational issues as usage increases. If the platform does not function reliably, scale effectively, or deliver the intended operational efficiencies or customer experience improvements, our reputation and business performance could be adversely affected.

Risks Related to the Company’s Industry

The Company faces significant competition.

Competition in the insurance industry is intense. The Company competes with large national carriers such as Allstate, State Farm, Progressive, GEICO, Farmers, and Travelers, which benefit from stronger brand recognition, financial resources, and established distribution networks than the Company. These advantages allow such carriers to attract customers aggressively and offer a wider range of products, placing pressure on pricing and customer expectations. The Company’s future growth will depend in large part on our ability to grow our insurance business in which traditional insurance companies retain certain advantages.

The Company also competes with Insurtech firms and digital-first distributors such as Lemonade and Hippo. These competitors may offer automated underwriting, instant quoting, AI-driven service features, and scalable digital platforms. Competitive pressures may increase customer acquisition costs, reduce commission margins, and limit market share growth.

While the development of advanced insurance technology platforms requires substantial engineering resources and financial investment, digital-first distributors generally operate with lower fixed infrastructure costs and can scale more rapidly than traditional insurance agencies once their systems are built. These companies often provide fast, mobile-first user experiences and may deploy data-driven pricing, real-time decisioning tools, or AI-powered customer service features that appeal to younger consumers, including international students and early-career professionals. As a result, although the initial technology development barrier is relatively high, the ongoing operational barriers to entry and expansion are lower compared to traditional insurance businesses, enabling digital competitors to launch new offerings, expand geographically, or target niche demographic segments at scale. These may allow Insurtech competitors to introduce more attractive user experiences, increase advertising spending, or engage customers through channels that overlap with the Company’s, which could increase competitive pressure, raise the Company’s customer acquisition costs, and limit its ability to grow its revenues.

The Company’s business experiences significant seasonality and quarterly fluctuations.

Demand for many of the Company’s products follows academic calendars and visa cycles. Sales of F-1 student health insurance typically peak from July through September, resulting in revenue concentration in the first fiscal quarter. Demand for OPT and H-1B coverage often increases later in the year. Changes in university waiver deadlines, immigration timelines, enrollment trends, or academic calendars may affect the timing and magnitude of revenue. As a result, quarterly results may fluctuate and may not reflect full-year performance.

Severe weather events, climate-related risks, and catastrophic losses may negatively affect the insurance markets in which the Company operates.

Although the Company does not underwrite risk, its P&C product lines are indirectly affected by catastrophic events. Hurricanes, wildfires, floods, and other disasters may cause carriers to increase premiums, tighten underwriting standards, reduce coverage availability, or withdraw from certain markets. Carrier responses to catastrophe losses may reduce product availability, increase pricing, or affect commission structures, negatively impacting the Company’s revenue. Climate-related risk trends may accelerate such market shifts.

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The Company depends on third-party insurance carriers for underwriting, product approval, and commission structures.

The Company’s business model relies entirely on maintaining strong relationships with carrier partners. Carriers determine product design, pricing, underwriting rules, and commission rates. Changes in carrier strategy, reductions in commissions, discontinuation of product lines, or non-renewal of agency appointments could materially affect revenue. Carrier concentration risk may increase exposure if a limited number of carriers account for a substantial portion of sales.

Because the student and visa-based insurance markets are relatively specialized, we also face carrier concentration risk: if a limited number of carriers account for a substantial portion of student, OPT, or H-1B insurance revenue, any adverse development affecting those carriers, including financial instability, changes in ownership, shifts in strategic focus, reductions in international student-related product lines, or regulatory pressure in the states where they operate, could materially reduce the number of plans the Company ;s able to offer, diminish the Company’s competitiveness, or impair its ability to meet customer expectations. Given that the Company relies entirely on third-party carriers for product continuity and pricing, any disruption, reduction in carrier participation, or adverse change in carrier policies could materially and adversely affect the Company’s revenue, growth prospects, and overall business performance.

Changes in state insurance regulations or university waiver policies may increase compliance burdens or reduce eligibility for the Company’s products.

State Departments of Insurance impose extensive regulatory requirements, including licensing, advertising standards, appointment rules, consumer protection obligations, and data privacy regulations. Universities frequently revise waiver requirements, including minimum coverage levels, deductibles, exclusions, and documentation standards. Some institutions may restrict non-ACA-compliant plans or mandate school-sponsored insurance. Regulatory or institutional changes may materially reduce the number of eligible customers and increase compliance costs.

Universities also frequently revise their health insurance waiver requirements, including minimum benefit levels, deductibles, out-of-pocket limits, exclusions, mental health coverage requirements, emergency care standards, and the types of plans they deem “comparable” to school-sponsored insurance. Some institutions periodically add new waiver forms or documentation requirements, restrict the acceptance of non-ACA plans, or limit the number of external plans they permit for waiver approval. If universities raise their waiver standards in a way that disqualifies the Company’s products, require additional coverage features that the Company’s carriers do not offer, or choose to make school-sponsored insurance mandatory, the number of students eligible to purchase the Company’s plans could decline substantially. Because the Company’s core business depends on students’ ability to obtain waivers and select third-party insurance, any regulatory or university policy changes that narrow eligibility, increase administrative burdens, or reduce the acceptance of external plans may materially reduce demand for the Company’s student health insurance products and negatively impact the Company’s revenue and growth trajectory.

Unfavorable economic conditions may reduce demand and adversely affect growth.

Recession, inflation, high unemployment, reduced economic activity, and currency fluctuations may reduce international enrollment and discretionary spending. Students and visa holders may delay purchasing insurance, choose lower-cost options, or decline optional coverages. Carriers may also respond to adverse economic conditions by increasing premiums or tightening underwriting standards. Any sustained economic downturn may materially reduce revenue and profitability.

The Company’s business depends heavily on international student enrollment and visa-dependent foreign workers in the United States, and changes in immigration trends or government policies could materially reduce demand for the Company’s products.

A significant portion of the Company’s revenue is generated from F-1 international students, OPT participants, and H-1B visa holders, and the Company’s ability to grow depends heavily on the continued presence and stability of these populations in the United States. Demand for the Company’s products is highly sensitive to fluctuations in U.S. immigration and education policies. For example, delays in visa issuance can cause students to defer or cancel U.S. enrollment, reducing the number of students requiring health insurance. Similarly, changes to the STEM OPT program, which currently allows certain graduates to work for up to three years, could shorten or eliminate the period in which former students remain in the United States and purchase insurance from the Osmany.

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Enrollment patterns for international students may also be influenced by geopolitical tensions, fluctuating foreign exchange rates, and economic conditions in students’ home countries. For instance, economic slowdowns, restrictions on overseas remittances, or currency depreciation in countries such as China, India, and South Korea can directly impact families’ ability to afford U.S. tuition and living expenses. Additionally, alternative destinations like Canada, the United Kingdom, and Australia have expanded their post-study work programs and streamlined visa processes, making them increasingly competitive with the United States. As these countries continue to promote themselves as lower-cost or more immigration-friendly options, international students may choose to study elsewhere, thereby reducing the addressable U.S. market for the Company’s products.

Public perceptions about the safety, affordability, and political environment of U.S. higher education institutions also play a significant role. Events such as campus safety concerns, political protests, or adverse media coverage may deter prospective international students. Changes in airline accessibility, international travel restrictions, or global health emergencies can also affect student mobility and insurance purchasing patterns.

In addition, universities and colleges control their own insurance waiver requirements, which directly affect how many students are eligible to purchase third-party insurance plans. Schools may increase the minimum coverage levels required for waiver approval, restrict the types of plans allowed, impose additional documentation requirements, or decide to make school-sponsored insurance mandatory. Some universities periodically renegotiate or tighten waiver standards in response to carrier feedback, rising medical costs, or administrative burden, and in some cases have moved to eliminate external waiver options entirely. If universities adopt stricter standards that the Company’s plans do not meet, or if they reduce the number of private plans permitted for waiver, the portion of the student population eligible to purchase the Company’s products could decline materially.

Any of these developments, whether driven by immigration policy, economic conditions, geopolitical issues, competing study destinations, or changes in university waiver practices, could significantly reduce the number of F-1, OPT, or H-1B individuals in the United States or the number of those individuals eligible or inclined to purchase private insurance. As a result, the Company’s total addressable market could shrink unexpectedly, and its revenues and growth prospects could be materially and adversely affected.

A decline in the number of Chinese students studying in the United States, or further deterioration in the U.S.–China relations, could materially reduce demand for our insurance products.

A decline in the number of Chinese students studying in the United States, or further deterioration in U.S.–China relations, could materially reduce demand for the Company’s insurance products. Chinese students represent one of the largest international student groups in the United States and have historically been a significant component of our customer base for F-1, OPT, and graduate-level insurance products. In recent years, Chinese enrollment has decreased due to longer visa processing times, increased scrutiny during F-1 interviews, additional administrative processing requirements, and periodic diplomatic or consular staffing constraints that slow down appointment availability. Heightened geopolitical tensions, concerns about campus safety, perceived discrimination, academic freedom debates, and negative media coverage of U.S.-China relations have also contributed to shifts in Chinese students’ study-abroad preferences. At the same time, competing destinations such as Canada, the United Kingdom, and Australia have actively expanded post-study work opportunities, simplified student visa pathways, and marketed themselves as more affordable or immigration-friendly alternatives. Economic factors including weakened currency exchange rates, tightening household budgets, or restrictions on outbound education spending may further reduce Chinese families’ willingness or ability to pursue U.S. degrees. Additionally, fluctuations in bilateral relations may lead to changes in visa policies, export controls, or academic collaboration restrictions that contribute to uncertainty for prospective students. Any continued decline in Chinese student enrollment, whether caused by policy shifts, economic pressures, or geopolitical developments, could significantly reduce the addressable market for our student, OPT, and H-1B insurance products and materially impact the Company’s revenue and growth prospects.

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Increasing data privacy and cybersecurity requirements may expose us to regulatory, operational, and reputational risks.

Increasing data privacy and cybersecurity requirements may expose us to regulatory, operational, and reputational risks. The Company collect sand store sensitive personal information from its customers, including passport and visa details, academic enrollment records, medical and claims-related information provided for waiver submissions, payment data, and other personally identifiable information, which subjects us to a broad range of federal and state privacy and data-security obligations. These include the Gramm–Leach–Bliley Act, the FTC Safeguards Rule, state data breach notification laws, and cybersecurity requirements in certain jurisdictions such as New York. In addition, an increasing number of states have adopted or are considering adopting cybersecurity regulations modeled after the NAIC Insurance Data Security Model Law, which applies to insurance agents and agencies and imposes requirements related to data-security programs, risk assessments, incident response planning, oversight of third-party service providers, and timely reporting of cybersecurity events. As more states enact versions of this model law and each with differing effective dates, definitions, and compliance standards, the Company may face heightened compliance burdens, increased operational complexity, and additional ongoing monitoring obligations. Cybersecurity incidents whether arising from phishing attacks, credential compromise, system misconfigurations, software vulnerabilities, employee error, third-party vendor breaches, or malicious external actors, could result in service disruptions, unauthorized access to sensitive information, loss or corruption of data, regulatory investigations, enforcement actions, fines, litigation, customer notification costs, and reputational harm. Even if no data breach occurs, ongoing efforts to comply with evolving federal and state cybersecurity regulations may require the Company to implement new technical safeguards, enhance internal controls, perform more comprehensive vendor due diligence, invest in additional IT security personnel or systems, and incur substantial administrative and financial costs. As regulatory expectations continue to expand and cyber-risk standards evolve, any failure to comply fully with existing or future cybersecurity requirements, or any actual or perceived weakness in the Company’s cybersecurity posture, could materially and adversely affect the Company’s business, financial condition, and reputation.

The Company is subject to payment processing risk.

The Company relies on third-party payment processors to accept and settle payments from its customers, including credit card and debit card networks and certain digital payment platforms, and any disruption, degradation, or change in the availability of these services could adversely affect our business. The Company depends on these vendors to securely process premium payments and enrollment fees, transmit payment confirmations to carriers, manage recurring payments, and support international transactions commonly used by F-1, OPT, and H-1B customers. If any payment processor experiences outages, security incidents, declines to support certain types of transactions, increases fees, imposes additional compliance requirements, or becomes unwilling or unable to continue providing services to the Company, the Company may be unable to accept customer payments or may experience delays in processing transactions, which could negatively affect conversions, customer experience, and the Company’s ability to timely submit enrollments to carriers. International students often use cross-border payment methods, foreign-issued cards, or digital wallets with higher rates of payment failures, chargebacks, and fraud attempts, which increases our exposure to payment-related risk. Additionally, if the Company or its payment vendors fail to comply with card network rules, digital wallet requirements, or applicable data-security standards, or if payment-related data are compromised in a breach, the Company could incur fines, increased transaction costs, higher chargeback rates, or restrictions on its ability to accept certain payment types. Any inability to accept payments reliably or securely, or any material increase in fraud or payment-processing costs, could harm the Company’s business, revenue, and results of operations.

Rapid technological change in the insurance industry may require continued investment to remain competitive, and failure to adapt could impair our growth.

Rapid technological change in the insurance industry may require continued investment to remain competitive, and failure to adapt could impair the Company’s growth. Insurance distribution is undergoing rapid technology-driven transformation, including the use of AI-based customer support systems, automated underwriting and eligibility assessment workflows, digital claims management tools offered by carriers, API-based policy administration and enrollment systems, identity verification and fraud prevention technologies, and increasingly personalized recommendation engines driven by machine learning. Competitors, both traditional agencies investing in modern digital platforms and newer Insurtech companies, may adopt these technologies more quickly or more effectively, enabling them to deliver faster quoting and enrollment experiences, more accurate plan recommendations, lower operating costs, higher automation in customer service, and enhanced digital experiences that appeal to international students and young professionals. In addition, insurance carriers are increasingly requiring digital integration capabilities, such as real-time API connectivity for quoting, enrollment, and servicing, and agencies that cannot meet these requirements may lose access to certain products or preferred distribution arrangements. Keeping pace with these evolving technology standards may require ongoing and substantial investment in engineering resources, user interface and mobile development, cybersecurity protections, data infrastructure, systems reliability, and third-party software integrations. If the Company fails to implement new technologies efficiently or in a timely manner, it may be unable to maintain competitive service levels, support new carrier products, or satisfy customer expectations. As competitors continue to enhance their technology stacks and expand their digital capabilities, any lag in the Company’s ability to innovate could weaken the Company’s market position, reduce customer acquisition and retention, and limit its ability to grow its business.

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Risks Relating to Being a Public Company and Pubco’s Securities

The Company will incur increased costs as a public company.

Following completion of the Business Combination, the Company will be subject to SEC reporting requirements, the Sarbanes-Oxley Act, exchange listing standards, and enhanced corporate governance obligations. Compliance will increase legal, accounting, auditing, and administrative costs and require substantial management attention. additional expenses may include professional services, regulatory filings, investor relations activities, expanded compliance functions, and increased directors’ and officers’ insurance premiums. If the Company fails to maintain effective internal control over financial reporting, its business and stock price could be adversely affected.

As a public company, the Company must establish and maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.

The Company’s internal control environment was developed as a private company and may not meet public company standards. If material weaknesses are identified or controls are ineffective, the Company may be unable to produce accurate and timely financial statements. Such deficiencies could result in restatements, regulatory scrutiny, loss of investor confidence, and declines in the trading price of its securities. Remediation efforts may also increase costs and divert management attention from core operations.

Going public through a merger rather than an underwritten offering presents risks to unaffiliated investors. Subsequent to our completion of the business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could negatively affect our financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.

Going public through a merger rather than an underwritten offering, as the Company is seeking to do, presents risks to unaffiliated investors. Such risks include the absence of a due diligence investigation conducted by an underwriter that might be subject to liability for any material misstatements or omissions in a registration statement. We cannot assure you that due diligence conducted in connection with this business combination has identified all material issues that may be present in the Company’s business prior to the completion of the Business Combination or that factors outside of the Company’s control will not later arise. As a result of these factors, Pubco may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in Pubco reporting losses. Even if the due diligence investigation successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with the preliminary risk analysis. Although these charges may be non-cash items and not have an immediate impact on Pubco’s liquidity, the fact that it reports charges of this nature could contribute to negative market perceptions about the post-combination company or its securities. In addition, charges of this nature may cause Pubco to violate net worth or other covenants to which it may be subject as a result of assuming pre-existing debt held by a target business or by virtue of obtaining debt financing thereafter. Accordingly, any shareholders who choose to remain shareholders following the Business Combination could suffer a reduction in the value of their securities.

If securities or industry analysts do not publish research, publish inaccurate or unfavorable research or cease publishing research about Pubco, the price for our shares and the trading volume could decline significantly.

The trading market for Pubco’s shares will depend, in part, on the research and reports that securities or industry analysts publish about Pubco or its business. We may be unable to sustain coverage by well-regarded securities and industry analysts. If only a limited number of securities or industry analysts maintain coverage of Pubco, or if these securities or industry analysts are not widely respected within the general investment community, the demand for Pubco’s shares could decrease, which might cause the price for Pubco’s shares and the trading volume to decline significantly. In the event that Pubco obtains securities or industry analyst coverage, if one or more of the analysts who cover Pubco downgrade their assessment of Pubco or publish inaccurate or unfavorable research about our business, the market price and liquidity for Pubco’s shares could be negatively impacted.

A market for Pubco’s Shares may not develop, which would adversely affect the liquidity and price of Pubco’s Shares.

An active trading market for Pubco’s shares may never develop or, if developed, may not be sustained. You may be unable to sell your Pubco’s shares unless a market can be established and sustained. This risk will be exacerbated if there is a high level of redemptions of PVAC’s Public Shares in connection with the Closing of the Business Combination.

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The trading prices of Pubco’s shares may be volatile and may fluctuate due to a variety of factors, some of which are beyond our control, including, but not limited to:

●	actual or anticipated fluctuations in our financial condition or results of operations;

●	variance in our financial performance from expectations of securities analysts;

●	changes in our projected operating and financial results;

●	changes in laws and regulations affecting our business, our customers, suppliers, or our industry;

●	announcements of new offerings and expansions by us or our competitors;

●	our ability to continue to innovate and bring offerings to market in a timely manner;

●	our involvement in actual or potential litigation or regulatory investigations;

●	negative publicity about us, our offerings or our industry;

●	changes in our senior management or key personnel;

●	announcements of new investments, acquisitions, strategic partnerships, or joint ventures by us or our competitors;

●	sales of our securities by us or our shareholders or, as well as the anticipation of lockup releases;

●	our operating results failing to meet the expectation of securities analysts or investors in a particular period;

●	changes in the post-combination company’s capital structure, such as future issuances of securities or the incurrence of additional debt;

●	the volume of Pubco Common Stock available for public sale;

●	general economic, political, regulatory, industry, and market conditions;

●	natural disasters or major catastrophic events; and

●	other events or factors, including those resulting from war, incidents of terrorism, natural disasters, pandemics or responses to these events.

These and other factors may cause the market price and demand for Pubco’s shares to fluctuate substantially, which may limit or prevent investors from readily selling their shares and may otherwise negatively affect the liquidity of Pubco’s shares. Fluctuations may be even more pronounced in the trading market for Pubco’s shares shortly following the Business Combination. Following periods of such volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. Because of the potential volatility of Pubco’s shares, Pubco may become the target of securities litigation in the future. Securities litigation could result in substantial costs and divert management’s attention and resources from its business.

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If the Business Combination’s benefits do not meet the expectations of investors or securities analysts, the market price of Pubco’s securities may decline.

If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of Pubco’s securities may decline. In addition, following the Business Combination, fluctuations in the price of Pubco’s securities could contribute to the loss of all or part of your investment. Prior to the Business Combination, there has not been a public market for the Company’s securities. Accordingly, the valuation ascribed to the Company’s Ordinary Shares in the Business Combination may not be indicative of the actual price that will prevail in the trading market following the Business Combination. If an active market for Pubco’s securities develops and continues, the trading price of its securities following the Business Combination could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond its control. Pubco/s securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of Pubco’s securities may not recover and may experience a further decline, which could have a material adverse effect on your investment in our securities.

Broad market and industry factors may materially harm the market price of our securities irrespective of Pubco’s operating performance. The stock market in general has experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of Pubco’s securities, may not be predictable. A loss of investor confidence in the market for the stocks of other companies that investors perceive to be similar to the post-combination company could depress Pubco’s stock price regardless of its business, prospects, financial conditions or results of operations. A decline in the market price of Pubco’s securities also could adversely affect its ability to obtain additional financing in the future.

Our issuance of additional shares in connection with financings, acquisitions, investments, our equity incentive plans or otherwise will dilute all other shareholders.

We expect to issue additional share capital in the future that will result in dilution to all other shareholders. We expect to grant equity awards to key employees under our equity incentive plans including without limitation the 2026 Equity Incentive Plan. In addition to the PIPE Financing (under which the number of shares of Pubco Class A Common Stock issuable upon conversion of the Series A Preferred Stock varies inversely with the market price of the Pubco Class A Common Stock, subject to a floor price, so that conversions at lower market prices would be substantially more dilutive) we also intend to raise capital through equity financings shortly after the consummation of the Business Combination and in the future. As part of our business strategy, we may acquire or make investments in companies, solutions or technologies and issue equity securities to pay for any such acquisition or investment. Any such issuances of additional share capital may cause shareholders to experience significant dilution of their ownership interests and the per share value of Pubco’s shares to decline.

The variable conversion price and downward-resetting floor price of the Series A Preferred Stock could result in substantial and increasing dilution and could place downward pressure on the market price of Pubco Class A Common Stock.

The Series A Preferred Stock does not convert at a fixed number of shares. The Conversion Price is the lower of $10.00 and 93% of the lowest daily VWAP during the five trading days before conversion, subject to a floor price that is initially $2.00 but automatically resets lower, and only lower, on the effective registration date and every six months thereafter to 20% of the applicable market-price measure specified in the Certificate of Designations. Accordingly, as the market price of Pubco Class A Common Stock declines, the number of shares issuable upon conversion generally increases. Based solely on the original $5.0 million stated value and the 110% conversion amount, and before dividends, Triggering Event adjustments and other amounts, the Preferred Shares would be convertible into approximately 550,000 shares at a $10.00 Conversion Price and approximately 2,750,000 shares at the initial $2.00 floor price. If the floor price subsequently resets below $2.00, substantially more shares could become issuable. Pubco also must reserve at least 200% of the number of shares then necessary to convert all outstanding Preferred Shares at the applicable floor price. Issuances upon conversion could materially dilute existing holders of Pubco Class A Common Stock, increase the number of shares available for public sale and place downward pressure on the trading price, which in turn could increase the number of shares issuable on later conversions.

Triggering Events under the Series A Preferred Stock can materially increase Pubco’s payment and share-delivery obligations and could reduce cash available for operations or future financing.

The Certificate of Designations includes numerous Triggering Events, including specified failures involving resale registration, Nasdaq trading or listing, conversion-share delivery, legend removal, payment obligations, indebtedness defaults, bankruptcy or insolvency, judgments, Exchange Act reporting, DTC eligibility, material breaches of the Transaction Documents and a Material Adverse Effect. Upon a Triggering Event, the stated value of every outstanding Preferred Share increases by 15% on a one-time basis and a 5% annual default dividend begins accruing while the event continues. Holders may also obtain the benefit of an alternate conversion price during specified Triggering Events, which may increase the number of shares issuable. If a Triggering Event remains uncured, a holder may require Pubco to use up to 25% of the gross cash proceeds of each subsequent financing to redeem Preferred Shares. These remedies could increase dilution, require substantial cash payments at a time when Pubco is experiencing financial or operational difficulties, reduce cash otherwise available for the business and make future financing more difficult or expensive.

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The PIPE Investor will receive significant additional equity consideration and contractual resale rights, and sales of those shares may create substantial market overhang following the Business Combination.

In addition to purchasing the Series A Preferred Stock, the PIPE Investor is entitled to receive an aggregate of 2,000,000 shares of Pubco Class A Common Stock from existing Tigerless Health and/or PVAC stockholders as a closing fee. Delivery is subject to a 4.99% beneficial-ownership cap, so a portion of the shares may be delivered after the Closing as the PIPE Investor’s ownership permits. The transfer of the Closing Fee Shares will not increase Pubco’s total outstanding shares because they are transferred by existing holders, but it will concentrate a significant block of Pubco Class A Common Stock in the hands of the PIPE Investor. Pubco also must register for resale the conversion shares and, to the extent necessary, the Closing Fee Shares. Before the Second Closing, the PIPE Investor is subject to a daily leak-out limitation, but it is permitted to make limited open-market sales during that period, and the contractual leak-out restriction terminates after the Second Closing. Resales of Closing Fee Shares and conversion shares, or the market’s perception that such resales may occur, could increase volatility and place downward pressure on Pubco’s share price.

Pubco will not receive the entire $5.0 million PIPE commitment at the Business Combination Closing, and the second $1.5 million funding remains subject to conditions.

Only $3.5 million of the PIPE purchase price is scheduled to be funded on the first business day after the Business Combination Closing, and Pubco will reimburse up to $25,000 of the PIPE Investor’s transaction expenses at that time. The remaining $1.5 million is scheduled to be funded on the ninetieth business day after the Closing. Although the PIPE Investor’s obligation to fund the second tranche is binding and is not subject to market-price, trading-volume, financing, due-diligence-out or discretionary conditions, the second closing remains subject to specified conditions, including continued Nasdaq listing, no continuing Triggering Event or Pubco Default, required registration filings, compliance with material covenants, delivery of required Closing Fee Shares and any stockholder approval required by Nasdaq. The second closing may also be delayed for certain curable failures. Accordingly, Pubco will not have the entire $5.0 million available at Closing, and circumstances after Closing could delay or prevent receipt of the second tranche.

The Series A Preferred Stock gives its holders rights that are senior to Pubco Common Stock and may restrict Pubco’s flexibility to pay dividends, repurchase shares, issue senior or parity securities or complete certain transactions.

The Series A Preferred Stock ranks senior to Pubco Common Stock for dividends, distributions and liquidation payments and has a liquidation preference equal to the greater of its applicable Conversion Amount and its as-converted value. Without the required holders’ consent, Pubco generally may not pay cash dividends on or repurchase junior or parity securities or issue additional senior or parity preferred securities. In a Fundamental Transaction, Pubco generally must cause the successor entity to assume the Series A Preferred Stock or redeem the Preferred Shares, and holders have additional redemption rights if Pubco ceases to be publicly traded on a national securities exchange. These rights could limit Pubco’s capital-allocation and financing flexibility and could make certain strategic transactions more costly or difficult.

Future resales of our outstanding securities, including the registration of securities for resale under the Registration Rights Agreement, may cause the market price of our securities to drop significantly, even if our business is doing well.

Pubco will have 11,554,450 shares of Class A Common Stock and 22,400,000 shares of Class B Common Stock outstanding immediately following the consummation of the Business Combination (assuming that no ordinary shares are redeemed by PVAC’s Public Shareholders). Additionally, Pubco will have the obligation to register the resale of certain securities held by the Insiders and affiliates of the Company following consummation of the Business Combination. Accordingly, there may be a large number of ordinary shares of Pubco sold in the market following the consummation of the Business Combination, or shortly thereafter. The sale or possibility of sale of these securities could have the effect of increasing the volatility in our share price or putting significant downward pressure on the price of our common stock.

The requirements of being a public company may divert our management’s attention and affect our ability to attract and retain qualified board members.

We will be subject to the reporting requirements of the Securities Exchange Act of 1934, the Sarbanes-Oxley Act, the Dodd-Frank Act, Nasdaq listing requirements and other applicable securities rules and regulations. The Exchange Act requires, among other things, that we file annual and current reports with respect to our business and operating results. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. We may need to hire more employees post-Business Combination or engage outside consultants to comply with these requirements.

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Changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We expect these laws and regulations to increase our legal and financial compliance costs after the Business Combination and to render some activities more time-consuming and costly, although we are currently unable to estimate these costs with any degree of certainty.

As a result of disclosure of information in this proxy statement/prospectus and in filings required of a public company, our business and financial condition will become more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be adversely affected, and, even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could cause an adverse effect on our business, financial condition, results of operations, prospects and reputation.

We will be an “emerging growth company,” and it cannot be certain if the reduced SEC reporting requirements applicable to emerging growth companies will make Pubco’s Shares less attractive to investors, which could have a material and adverse effect on us, including our growth prospects.

Upon consummation of the Business Combination, we will be an “emerging growth company” as defined in the JOBS Act. We will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the IPO, (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of shares of Pubco Common Stock held by non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (ii) the date on which we issued more than $1.0 billion in non-convertible debt during the prior three-year period. We intend to take advantage of exemptions from various reporting requirements that are applicable to most other public companies, including, but not limited to, an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting and reduced disclosure obligations regarding executive compensation.

In addition, Section 102(b)(1) of the JOBS Act exempts “emerging growth companies” from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

As a “smaller reporting company” we are permitted to provide less disclosure than larger public companies which may make our common stock less attractive to investors.

PVAC is currently a “smaller reporting company,” as defined by Rule 12b-2 of the Exchange Act and Pubco will continue to be one immediately after the Business Combination. As a smaller reporting company, it is eligible to take advantage of certain exemptions from various reporting requirements applicable to other public companies. Consequently, it may be more challenging for investors to analyze our results of operations and financial prospects which may result in less investor confidence. Investors may find the Pubco Common Stock less attractive as a result of our smaller reporting company status. If some investors find the Pubco Common Stock less attractive, there may be a less active trading market for the Pubco Common Stock and the share price may be more volatile.

We have incurred and expect to incur significant costs associated with the Business Combination. Whether or not the Business Combination is completed, the incurrence of these costs will reduce the amount of cash available to be used for other corporate purposes by Pubco and the Company.

We expect to incur significant costs associated with the Business Combination. We will only pay some of these expenses if the Business Combination occurs. Other fees and expenses, including legal fees, independent auditor fees, fees to our solicitation agent, and expenses incurred in connection with the proxy solicitation for the Shareholder Meeting will be incurred regardless of whether the Business Combination occurs. These expenses will reduce the amount of cash available to be used for other corporate purposes by Pubco and the Company whether or not the Business Combination is completed.

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We may fail to realize any or all of the anticipated benefits of the Business Combination.

The success of the Business Combination will depend, in part, on Pubco’s ability to successfully manage and deploy the cash received upon the consummation of the Business Combination. Although it intends to use the cash received upon the consummation of the Business Combination for the continued development of its offerings, there can be no assurance that it will be able to achieve our intended objectives.

If the Business Combination does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code or as part of an “exchange” within the meaning of Section 351(a) of the Code, then the Business Combination generally will be taxable to U.S. Holders.

The Business Combination should qualify as a “reorganization” within the meaning of Section 368(a) of the Code and may qualify as an “exchange” within the meaning of Section 351(a) of the Code. However, as discussed in further detail in the section titled “Certain Material United States Federal Income Tax Considerations — Material U.S. Federal Income Tax Effects of the Business Combination” there are significant legal uncertainties with respect to such qualification, and the U.S. Internal Revenue Service (the “IRS”) could take, and a court possibly could sustain, a different position. Moreover, the closing is not conditioned upon the receipt of an opinion of counsel that the Business Combination will qualify as a reorganization, and none of Pubco, PVAC or the Company intends to request a ruling from the IRS regarding the U.S. federal income tax treatment of the Business Combination. Accordingly, no assurance can be given that the Business Combination will qualify as a reorganization.

If the Business Combination does not qualify as a reorganization or as part of an exchange within the meaning of Section 351 of the Code, then a U.S. Holder generally will recognize gain or loss in an amount equal to the difference between the fair market value (as of the closing date of the Business Combination) of Pubco securities received in the Business Combination over such holder’s aggregate adjusted tax basis in the corresponding securities surrendered by such holder in the Business Combination in exchange therefor. The tax consequences of the Business Combination are complex and will depend on each U.S. Holder’s particular circumstances.

Pubco may be unable to maintain the listing of its securities on Nasdaq following the closing of the Business Combination.

Pubco has applied to have its securities listed on Nasdaq upon consummation of the Business Combination. Pursuant to recent Nasdaq listing rule amendments effective October 7, 2024, Pubco must comply with listing standards immediately upon consummation of the Business Combination or face suspension or delisting, with no grace period to “cure” the deficiencies. If Pubco is unable to meet the listing requirements immediately upon consummation of the Business Combination, Pubco’s securities may not be listed or traded on a national securities exchange. Additionally, if Pubco is unable to continue to meet the listing requirements of Nasdaq following the closing of the Business Combination, Pubco’s securities could be delisted from trading on Nasdaq in the future. If its securities are delisted, Pubco could face significant material adverse consequences, including:

●	a limited availability of market quotations for its securities;

●	reduced liquidity with respect to its securities;

●	a determination that its shares are a “penny stock,” which will require brokers trading in its securities to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for its securities;

●	a limited amount of news and analyst coverage for the post-transaction company; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

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It is expected that Pubco will retain most, if not all, of its available funds and any future earnings after the Business Combination to fund the development and growth of its business. As a result, it is not expected that Pubco will pay any cash dividends in the foreseeable future. Following completion of the Business Combination, the Pubco Board of directors will have discretion as to whether to distribute dividends. Even if the board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on the future results of operations and cash flow, capital requirements and surplus, the amount of distributions, if any, received by us from subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by the board of directors. Accordingly, you may need to rely on sales of Pubco’s shares after price appreciation, which may never occur, as the only way to realize any future gains on your investment. There is no guarantee that the shares of Pubco Common Stock will appreciate in value after the Business Combination or that the market price of the shares of Pubco Common Stock will not decline.

Our management team has limited experience managing a public company.

Most of the members of our management team have limited or no experience in managing a publicly traded company, interacting with public company investors, and complying with the increasingly complex laws and regulations pertaining to public companies. Our management team may not successfully or efficiently manage our transition to being a public company subject to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from our senior management and may divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial condition, and operating results.

We may be adversely affected by the effects of inflation and a potential recession.

Global inflation has adversely affected, and may continue to affect, our liquidity, business, financial condition, and results of operations by increasing our overall cost structure, particularly if we are unable to increase the prices we charge for our offerings. The existence of inflation in the economy has resulted in, and may continue to result in, higher interest rates and capital costs, increased costs of labor, weakening exchange rates and other similar effects. As a result of inflation, we have experienced and may continue to experience, cost increases. In addition, poor economic and market conditions, including a potential recession, may negatively impact the research and development investments and consumer spending levels and willingness, which would adversely affect our operating income and results of operations. If we are unable to take effective measures in a timely manner to mitigate the impact of the inflation as well as a potential recession, our business, financial condition, and results of operations could be adversely affected. In addition, inflationary pressures have increased certain operating costs, including personnel-related expenses, technology expenses and professional service costs, and continued inflation may adversely affect operating margins if such cost increases cannot be offset through operational efficiencies or revenue growth.

A decline in general economic conditions or a disruption of financial markets may affect the discretionary income of consumers, which in turn could adversely affect our profitability.

Our operations and profitability are directly or indirectly affected by general economic conditions and, in particular, conditions that have a direct impact on the demand for extracurricular educational activities. A decline in general economic conditions could reduce the level of discretionary income that players have to spend on our offerings, which could negatively impact our revenue. The revenue generated from a particular offering could be affected directly by declines in consumer spending more broadly, resulting in a reduction in revenue we receive through various income-sharing and/or profit-sharing arrangements. In addition, adverse economic conditions, including volatility and disruptions in financial markets, may also affect other shareholders or investors in this arena, thereby potentially affecting their ability to cooperate with us.

We may not realize the anticipated benefits of the patent portfolio acquired from Mercury Pointe, which represents substantially all of our assets, has not been placed into service, and was valued using significant unobservable inputs.

On October 14, 2025, Tigerless Health acquired the Patent Portfolio from Mercury Pointe in exchange for 10 shares of Tigerless Class A common stock, representing approximately 4.8% of Tigerless’s issued and outstanding capital stock immediately following the issuance. As of June 30, 2026, the acquired Patent Portfolio had a carrying value of $19.383 million and represented substantially all of Tigerless Health’s total assets. The Patent Portfolio had not been utilized in Tigerless Health’s business operations as of June 30, 2026, had not been integrated into Tigerless Health’s operations, and had not generated any revenue.

Our ability to realize value from the Patent Portfolio depends on our ability to integrate selected patent families into our technology-enabled insurance distribution platform, develop or acquire complementary technology, allocate sufficient engineering and capital resources, comply with applicable insurance, privacy, data-security, healthcare, consumer-protection and intellectual-property laws, and obtain market acceptance from customers, carriers, partners or licensees. We may not successfully integrate the portfolio on the expected timeline, or at all. We may also determine not to pursue integration or commercialization of one or more patent families if the cost, timing, regulatory burden, available capital, engineering resources or expected economic return is unfavorable.

The fair value of the Patent Portfolio was estimated using Level 3 inputs, including projected economic benefits by technology area, royalty-rate assumptions, market-growth assumptions, a discount rate applied to royalty-relief income streams, a required rate of return applied in the concluding venture-capital pre-money method, a market-derived multiple and scenario weightings. These assumptions are inherently judgmental and may prove incorrect. If our expected use, integration timeline, commercialization plans, market opportunity, regulatory assumptions or projected cash flows change, or if we are unable to monetize the portfolio through internal use, licensing, partnerships or other means, we may be required to recognize an impairment charge, which could be material.

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In addition, patents and patent-related rights are subject to significant risks. The patents may expire before we realize meaningful economic benefit; may be challenged, designed around, invalidated or narrowed; may not cover technologies that are ultimately material to our platform; may not prevent competitors from offering similar functionality; and may require maintenance, prosecution, recordation, enforcement or defense costs. The valuation report identified one Korean patent application as live and pending and noted that certain public patent-registry records continued to identify prior owners because recordation of assignments may lag the underlying transfers. These matters may create additional uncertainty or costs in connection with prosecution, ownership recordation, enforcement or monetization. We have not entered into material licensing, customer, partnership or commercialization arrangements related to the portfolio, and we may never generate revenue from it. Any failure to realize the expected economic or strategic benefits of the portfolio would materially and adversely affect our business, financial condition, results of operations and stockholders’ equity.

PVAC has previously failed to timely file certain reports required under the Exchange Act, and although it has recently become current in its SEC reporting obligations, its history of delayed and missed filings may adversely affect investor confidence, increase regulatory scrutiny, complicate the SEC review process and impair the ability to consummate the Business Combination.

Piermont Valley Acquisition Corp. previously failed to timely file a number of reports required to be filed under the Securities Exchange Act of 1934, as amended, including periodic reports and other filings required to maintain current public disclosure. Although PVAC has recently filed the delinquent reports and believes that it is now current in its Exchange Act reporting obligations, there can be no assurance that the prior reporting delays and gaps will not have continuing adverse consequences.

A history of delinquent SEC reporting may negatively affect investor confidence in PVAC and the proposed Business Combination, may cause potential investors, counterparties, financing sources and market participants to view PVAC as having a heightened compliance or execution risk profile, and may increase the likelihood of comments, scrutiny or delay in the SEC’s review of this registration statement and the transactions contemplated hereby. In addition, prior failures to timely file required reports may raise concerns regarding PVAC’s disclosure controls and procedures, internal controls, financial reporting processes, personnel resources or overall compliance infrastructure, even if PVAC has since taken steps to remediate those issues.

PVAC’s prior reporting deficiencies could also adversely affect Pubco’s ability to obtain or maintain a listing of its securities on Nasdaq, impair the marketability of Pubco’s securities, reduce analyst or investor interest in the combined company, and increase legal, accounting, auditing and other compliance costs associated with the Business Combination and operation of the post-combination company. In addition, if the SEC were to determine that additional disclosure, amended filings or other remedial actions are necessary as a result of PVAC’s prior reporting history, the consummation of the Business Combination could be delayed or jeopardized.

Any of the foregoing could materially and adversely affect the timing, consummation and perceived attractiveness of the Business Combination and, following the Closing, the trading market, liquidity and value of Pubco’s securities.

The unaudited pro forma financial information included elsewhere in this proxy statement may not be indicative of what Pubco’s actual financial position or results of operations would have been.

PVAC and the Company currently operate as separate companies and have had no prior history as a combined entity, and PVAC’s and the Company’s operations have not previously been managed on a combined basis. The pro forma financial information included in this proxy statement/prospectus is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have actually occurred had the Business Combination been completed at or as of the dates indicated, nor is it indicative of the future operating results or financial position of Pubco. The pro forma statement of operations does not reflect future nonrecurring charges resulting from the Business Combination. The unaudited pro forma financial information does not reflect future events that may occur after the Business Combination and does not consider potential impacts of future market conditions on revenues or expenses. The pro forma financial information included in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” has been derived from PVAC’s and the Company’s historical financial statements and certain adjustments and assumptions have been made regarding the Company after giving effect to the Business Combination. There may be differences between estimates in the pro forma financial information and the final acquisition accounting, which could result in material differences from the pro forma information presented in this proxy statement in respect of the estimated financial position and results of operations of the Company. In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate and other factors may affect the Company’s financial condition or results of operations following the closing. As an example, on July 14, 2026, the Company advised PVAC that the projections that were presented to the PVAC Board in connection with its initial evaluation of the transaction no longer reflected the current view of the Company’s management regarding the Company’s future performance. In addition, the expansion of carrier relationships and the development of the projected school-program, acquisition, subscription, licensing and affiliate distribution initiatives occurred more slowly than management had assumed when the projections were prepared. Accordingly, any potential decline in the Company’s financial condition or results of operations may cause significant variations in the stock price of Pubco.

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Pubco may redeem unexpired warrants prior to their exercise at a time that is disadvantageous to holders, thereby making the Pubco Warrants worthless.

Pubco will have the ability to redeem outstanding Pubco Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the closing price of the Pubco Class A Common Stock equals or exceeds $18.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to proper notice of such redemption and provided that certain other conditions are met on the date Pubco gives notice of redemption. Pubco will not redeem the warrants unless an effective registration statement under the Securities Act covering the Pubco Class A Common Stock issuable upon exercise of the warrants is effective and a current prospectus relating to those Pubco Class A Common Stock is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the Pubco Warrants become redeemable by Pubco, Pubco may exercise its redemption right even if Pubco is unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding Pubco Warrants could force you to (i) exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants.

Risks Related to PVAC Before the Business Combination, the Business Combination and Redemptions

If third parties bring claims, the proceeds held in the Trust Account could be reduced and the per-share redemption amount received by shareholders may be less than $11.91 per share.

PVAC placing of funds in the Trust Account may not protect those funds from third-party claims. Although we will seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of our Public Shareholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the Trust Account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the Trust Account.

Upon redemption of our Public Shares, if we are unable to complete our initial business combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the ten years following redemption. Accordingly, the per-share redemption amount received by Public Shareholders could be less than the $11.91 per share initially held in the Trust Account, due to claims of such creditors. The SPAC Sponsors have agreed that it will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.20 per public share or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under our indemnity of the underwriters of our IPO against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, then the IPO Sponsor will not be responsible to the extent of any liability for such third-party claims. We have not independently verified whether the IPO Sponsor has sufficient funds to satisfy their indemnity obligations and believe that the IPO Sponsor’s only assets are securities of our company. We have not asked the IPO Sponsor to reserve for such indemnification obligations. Therefore, we believe it is unlikely that the IPO Sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the Trust Account, the funds available for our initial business combination and redemptions could be reduced to less than $[•] per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your Public Shares. None of PVAC’s officers or directors are required to indemnify PVAC for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

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The holders of the Founder Shares have agreed to vote their shares in favor of the Business Combination, regardless of how the Public Shareholders vote.

The holders of the Founder Shares, have, subject to applicable securities laws, agreed, among other things, to vote all of their PVAC Ordinary Shares in favor of all the proposals being presented at the Shareholder Meeting, including the Business Combination Proposal and the transactions contemplated thereby. As of the date of this proxy statement/prospectus, the Founder Shares represented 96.6% of the issued and outstanding PVAC Ordinary Shares. As a result, it is expected that the proposals will be approved even if no holders of Public Shares vote in favor of such proposals.

Our director may decide not to enforce the indemnification obligations of the IPO Sponsor, resulting in a reduction in the amount of funds in the Trust Account available for distribution to our Public Shareholders.

In the event that the proceeds in the Trust Account are reduced below the lesser of (i) $10.20 per public share or (ii) such lesser amount per share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, and the IPO Sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our director would determine whether to take legal action against the IPO Sponsor to enforce its indemnification obligations.

While we currently expect that our director would take legal action on our behalf against the IPO Sponsor to enforce the applicable indemnification obligations to us, it is possible that our director in exercising his business judgment may choose not to do so. For example, he may determine that the cost of such legal action is too high relative to the amount recoverable or that a favorable outcome is not likely. If our director chooses not to enforce these indemnification obligations, the amount of funds in the Trust Account available for distribution to our Public Shareholders may be reduced below $10.20 per share.

The PVAC Board did not obtain a fairness opinion in determining whether or not to proceed with the Business Combination and, as a result, the terms may not be fair from a financial point of view to the Public Shareholders.

The PVAC Board did not obtain a third-party valuation or fairness opinion in connection with its determination to approve the Business Combination. Accordingly, investors will be relying solely on the judgment of the PVAC Board in valuing the Company and assuming the risk that the PVAC Board may not have properly valued the business. There can be no assurance, however, that the PVAC Board was correct in its assessment of the Business Combination. For a complete discussion of the factors utilized by the PVAC Board in approving the Business Combination, see the section entitled “The Business Combination Proposal.”

If, after we distribute the proceeds in the Trust Account to our Public Shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and we and our board may be exposed to claims of punitive damages.

If, after we distribute the proceeds in the Trust Account to our Public Shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our shareholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying Public Shareholders from the Trust Account prior to addressing the claims of creditors.

PVAC could be deemed an unregistered investment company under the Investment Company Act of 1940.

To mitigate the risk of PVAC being deemed to have been operating as an unregistered investment company, PVAC instructed Continental to liquidate any U.S. government treasury obligations or money market funds held in the Trust Account and to hold the funds in the Trust Account in demand deposit accounts or other cash items pending consummation of a business combination or liquidation. As of the most recent practicable date, the Trust Account is held in demand deposit accounts and does not hold U.S. government treasury obligations or money market funds. Because the Trust Account no longer holds investment securities, PVAC believes the risk that it could be deemed an unregistered investment company under the Investment Company Act has been reduced; however, no assurance can be given that the SEC or a court would agree with this position.

If, before distributing the proceeds in the Trust Account to our Public Shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our shareholders and the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the Trust Account to our Public Shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the Trust Account, the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

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Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

If we are forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover some or all amounts received by our shareholders. Furthermore, our directors may be viewed as having breached their fiduciary duties to us or our creditors and/or may have acted in bad faith, thereby exposing themselves and our company to claims, by paying Public Shareholders from the Trust Account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons. We and our directors and officers who knowingly and willfully authorized or permitted any distribution to be paid out of our share premium account while we were unable to pay our debts as they fall due in the ordinary course of business would be guilty of an offence and may be liable for a fine of approximately $18,000 and imprisonment for five years in the Cayman Islands.

Securities of companies formed through mergers with SPACs such as Pubco may experience a material decline in price relative to the share price of the SPACs prior to the merger.

PVAC issued PVAC Ordinary Shares as part of units for $10.00 per unit upon the closing of its initial public offering. As with other SPACs, the $10.00 per share price of PVAC reflected each PVAC Ordinary Share having the right to redeem such share for a pro rata portion of the proceeds held in the Trust Account. Following Closing, the outstanding Public Shares will no longer have any such redemption right and may be dependent upon the fundamental value of Pubco, as well as other relevant factors such as market conditions and trading multiples. The securities of other companies formed through mergers with SPACs in recent years have traded at prices significantly less than $10.00 per share after consummation of their business combinations.

PVAC’s officers and directors have interests in the Business Combination that are different from those of Public Shareholders.

When you consider the recommendation of the PVAC Board in favor of approval of the Business Combination Proposal, you should keep in mind that the Insiders, including PVAC’s executive officers and directors, and their respective affiliates have interests in such proposal that are different from, or in addition to, those of Public Shareholders generally. These interests include that the Insiders will lose their entire investment in PVAC if an initial business combination is not completed (other than with respect to Public Shares they may acquire in the future), and that the Insiders will benefit from the completion of a business combination and may be incentivized to complete a business combination, even if it is with a less favorable target company or on less favorable terms to shareholders, rather than liquidate PVAC. Further, the personal and financial interests of the SPAC Sponsors, as well as PVAC’s executive officers and directors may have influenced their motivation in identifying and selecting the Company as a business combination target and completing the Business Combination with the Company. In considering the recommendations of the PVAC Board to vote for the proposals, Public Shareholders should consider these interests as well as, among other things, the interests described below:

●	the fact that the Insiders have certain economic interests in the Business Combination including:

o	the Founder Shares were initially purchased for an aggregate of $25,000;

o

the Insiders have agreed to waive their redemption rights with respect to their Founder Shares and any Public Shares they hold in connection with the Business Combination and to waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares held by them if the Business Combination is not approved and PVAC fails to complete a business combination within the required time period;

o	no consideration was provided to the Insiders in exchange for this waiver.

o

the Founder Shares would be worthless if the Business Combination or another business combination is not consummated within the required time period because the holders thereof are not entitled to participate in any redemption or liquidation distribution with respect to such shares. Such securities may have a significantly higher value at the time of the Business Combination, and if unrestricted and freely tradable would be valued at approximately $57.5 million based upon an assumed price of $10.00 per share;

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●

As of the date of this proxy statement/prospectus, there is an aggregate principal amount of $276,521 of outstanding loans payable to New Sponsor. The loan is non-interest bearing and payable upon the consummation by PVAC of the Business Combination. Upon consummation of a Business Combination, New Sponsor will have the option, but not the obligation, to convert the principal balance of the note, in whole or in part, into Pubco Warrants;

●	As of the date of this proxy statement/prospectus, the Insiders had $0 in aggregate out-of-pocket expenses to be repaid by PVAC. However, the Insiders may incur out-of-pocket expenses after the date of this proxy statement/prospectus, which amounts would be reimbursed only if the Business Combination is consummated;

●	the Insiders will lose their entire investment in PVAC and will not be reimbursed for any loans extended or out-of-pocket expenses incurred on PVAC’s behalf related to identifying, investigating, negotiating and completing an initial business combination if the Business Combination is not consummated within the required time period;

●

the aggregate Sponsor Outlay of the three SPAC Sponsors is approximately $14.4 million, as quantified in the table under “Summary of the Proxy Statement/Prospectus – Sponsor Compensation” and described under “Information about PVAC – SPAC Sponsors”;

●	in addition, the Insiders can earn a positive rate of return on their investment, even if other PVAC shareholders experience a negative rate of return;

●

the fact that pursuant to the Business Combination Agreement, PVAC has the right to designate one director to the Pubco Board post-Closing. Such director, in the future, may receive any cash fees, stock options or stock awards that the Pubco Board determines to pay to its directors. PVAC has designated Dr. Jing Lu to be a director on the Pubco Board post-Closing;

●	the fact that the Business Combination Agreement provides for the continued indemnification of PVAC’s existing directors and officers and/or requires Pubco to purchase, at or prior to the Closing, and maintain in effect for a period of six years after the Closing, a “tail” policy providing directors’ and officers’ liability insurance coverage for certain PVAC directors and officers after the Business Combination;

●

the fact that if the Trust Account is liquidated, including in the event PVAC is unable to complete an initial business combination within the required time period, the IPO Sponsor has agreed to indemnify PVAC to ensure that the proceeds in the Trust Account are not reduced below $10.20 per Public Share, or such lesser per share amount as is in the Trust Account, by the claims of prospective target businesses with which PVAC has entered into an acquisition agreement or claims of any third party for services rendered or products sold to PVAC, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account; and

●	the fact that if the Business Combination or another business combination is not consummated within the required time period, PVAC will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding Public Shares for cash and, subject to the approval of its remaining shareholders and the PVAC Board, dissolving and liquidating.

The personal and financial interests of the Insiders as well as PVAC’s executive officers and directors may have influenced their motivation in identifying and selecting the Company as a business combination target, completing the Business Combination with the Company and influencing the operation of the business following the Business Combination. The existence of such financial and personal interests may result results in conflicts of interest on the part of such executive officers, directors and Insiders between what he, she, or they may believe is in the best interests of PVAC and what he, she, or they may believe is best for himself, herself, or themselves in determining to recommend that shareholders vote for the proposals. In considering the recommendations of the PVAC Board to vote for the proposals, its shareholders should consider these interests.

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The Insiders and PVAC’s directors, officers, advisors and their affiliates may elect to purchase Public Shares prior to the consummation of the Business Combination, which may result it being more likely that we can consummate the Business Combination and reduce the public “float” of our Public Share.

At any time at or prior to the Business Combination, during a period when they are not then aware of any material nonpublic information regarding us or our securities, the Insiders and PVAC’s directors, officers, advisors or respective affiliates may purchase Public Shares from institutional and other investors who vote, or indicate an intention to vote, against any of the proposals presented at the Shareholder Meeting, or execute agreements to purchase such shares from such investors in the future, or they may enter into transactions with such investors and others to provide them with incentives to acquire Public Shares or vote their Public Shares in favor of the proposals presented at the Shareholder Meeting. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that the Insiders or PVAC’s directors, officers, advisors or respective affiliates purchase Public Shares in privately negotiated transactions from Public Shareholders who have already elected to exercise their redemption rights, such selling shareholder would be required to revoke their prior elections to redeem their Public Shares. The purpose of such share purchases and other transactions would be to decrease the number of shares that have been or may be submitted for redemption.

Entering into any such arrangements may have a depressive effect on the market price of PVAC Ordinary Shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he or she owns, either at or prior to the Business Combination.

As of the date of this proxy statement/prospectus, there have been no such discussions and no agreements to such effect have been entered into with any such investor or holder. If such transactions are effected, the consequence could be to cause the Business Combination to be consummated in circumstances where such consummation could not otherwise occur. We will file or submit a Form 8-K to disclose any material arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the proposals to be put to the Shareholder Meeting or the redemption threshold. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

If any shares were so purchased, the purchaser would not vote any such shares in favor of approval of the Business Combination Proposal. Additionally, the purchaser would waive any redemption rights with respect to any securities so purchased.

Any purchases by the Insiders and PVAC’s officers and directors and/or their respective affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. The Insiders and PVAC’s officers and directors and/or their respective affiliates will not make purchases of shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. Additionally, in the event the Insiders or our directors, officers, advisors or their affiliates were to purchase Public Shares from Public Shareholders, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act.

Pubco will have a dual-class structure following the Mergers, which will concentrate all voting control in Zikang Wu.

Following the Closing, Pubco will have a dual-class common stock structure under which the publicly held Class A common stock will have no voting rights and the Class B common stock will have one vote per share. Because Zikang Wu is expected to hold all of the outstanding Class B common stock immediately following the Closing, he will control all of Pubco’s voting power and therefore will be able to control the outcome of all matters requiring stockholder approval.

Although Pubco Class A Common Stock generally will not have voting rights under the Pubco Charter, holders of Pubco Class A Common Stock may be entitled to vote if, and only to the extent, required by the NRS, federal securities laws, Nasdaq listing rules or another applicable legal requirement. If any such vote is required, the number of votes, the applicable voting standard and whether the Class A Common Stock votes separately as a class or together with the Class B Common Stock will depend on the applicable legal requirement and the terms of the Pubco Charter and Pubco Bylaws then in effect. Except where such materials are required by applicable law, exchange rules or the Pubco Charter or Bylaws, holders of Pubco Class A Common Stock will not receive voting materials for matters on which they are not entitled to vote, although they will receive information required to be provided to stockholders under applicable securities laws.

The dual-class structure may have anti-takeover effects because Zikang Wu, as the expected holder of all Pubco Class B Common Stock immediately after the closing, will control all voting power of Pubco. This voting control could delay, deter or prevent a change in control or other transaction that holders of Pubco Class A Common Stock might consider favorable. Future issuances of Pubco Class B Common Stock, if permitted by the Pubco Charter and applicable law, could further dilute the economic or voting position of holders of Pubco Class A Common Stock. In addition, the non-voting nature of Pubco Class A Common Stock may create additional challenges for listing, maintaining an active trading market or attracting investors, and no assurance can be given that an active trading market for Pubco Class A Common Stock will develop or be sustained.

Zikang Wu will own all of Pubco’s voting power following consummation of the Business Combination and thus will control all actions requiring a stockholder vote.

Upon consummation of the Business Combination, Pubco will have two classes of common stock outstanding: Class A common stock, which will be publicly traded and will have no voting rights, and Class B common stock, which will entitle its holders to one vote per share. Immediately following consummation of the Business Combination, Zikang Wu will own and control all of the outstanding shares of Pubco Class B common stock and, as a result, will control 100% of the voting power of Pubco, regardless of the number of Public Shares redeemed in connection with the Business Combination.

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Accordingly, for so long as Zikang Wu continues to own or control all or substantially all of the outstanding Class B common stock, he will be able to control all matters submitted to Pubco’s stockholders for approval, including the election and removal of directors, amendments to Pubco’s organizational documents, approval of mergers, consolidations, sales of substantially all of Pubco’s assets and other significant corporate transactions, and any other matters requiring stockholder approval under applicable law or Pubco’s organizational documents. As a result, Zikang Wu will have the ability to control Pubco’s management and affairs and to prevent or cause a change in control or other transaction that might otherwise be favorable to Pubco’s other stockholders. This concentration of ownership and voting control may have the effect of delaying, deterring or preventing acts that would otherwise be favored by Pubco’s other stockholders and may adversely affect the market price of Pubco’s Class A common stock.

Because more than 50% of the voting power for the election of directors of Pubco will be held by a single individual, Pubco will be a “controlled company” within the meaning of the Nasdaq listing rules and may elect not to comply with certain corporate governance requirements otherwise applicable to Nasdaq-listed companies, including the requirements that a majority of the board consist of independent directors and that Pubco maintain fully independent compensation and nominating/corporate governance committees. As a result, Pubco’s stockholders may not have the same protections afforded to stockholders of companies that are subject to all of Nasdaq’s corporate governance requirements.

On the Closing Date, the trading price per share value of PVAC Ordinary Shares may be less than the per share value of the Trust Account.

Although the parties to the Business Combination agreed the consideration to be provided to PVAC shareholders was valued at a price equal to the per share amount in the Trust Account at the time of the execution of the Business Combination Agreement, the cash backed value per PVAC Ordinary Share following the Business Combination may be substantially less than a per share price. Accordingly, Public Shareholders who do not exercise redemption rights will hold PVAC Ordinary Shares that will have a value to them ascribed by their trading price, if any, which may be substantially less than the amount they would have received upon exercise of redemption rights. In particular, the shares of most companies that are the result of a recently completed business combinations between a SPAC and an operating company have traded at prices substantially below $10.00 per share. As such, Public Shareholders who do not exercise redemptions right may hold securities that never obtain a value equal to or exceeding the current per share value of the Trust Account.

Reports published by analysts, including projections in those reports that differ from our actual results, as well as the failure of research analysts to publish reports on us, could adversely affect the price and trading volume of our commons stock.

Securities research analysts may establish and publish their own periodic projections for Pubco following consummation of the Business Combination. Pubco does not control these analysts or the content and opinions included in their reports. Projections included in these reports may vary widely and may not accurately predict the results we actually achieve. Pubco’s share price may decline if our actual results do not match the projections of these securities research analysts. Similarly, if one or more of the analysts who write reports on us downgrades the Pubco Common Stock or publishes inaccurate or unfavorable research about our business, our share price could decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, our share price or trading volume could decline. While we expect research analyst coverage following consummation of the Business Combination, if no analysts commence coverage of us, the market price and volume for Pubco Common Stock could be adversely affected.

We may become involved in litigation, including securities class action litigation relating to the proposed Business Combination that may materially adversely affect us.

From time to time, we may become involved in various legal proceedings relating to the proposed Business Combination. Such matters can be time-consuming, divert management’s attention and resources, cause us to incur significant expenses or liability or require us to change our business practices. Because of the potential risks, expenses and uncertainties of litigation, we may, from time to time, settle disputes, even where we believe that we have meritorious claims or defenses. Because litigation is inherently unpredictable, we cannot assure you that the results of any of these actions will not have a material adverse effect on our business.

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Following the Business Combination, the share price of the Pubco Common Stock may be volatile and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities litigation, including class action litigation. Additionally, Pubco may be the target of this type of litigation in the future. Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could have a material adverse effect on Pubco’s business, financial condition, and results of operations. Any adverse determination in litigation could also subject Pubco to significant liabilities.

Public Shareholders who wish to redeem their Public Shares for a pro rata portion of the Trust Account must comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline. If shareholders fail to comply with the redemption requirements specified in this proxy statement/prospectus, they will not be entitled to redeem their Public Shares for a pro rata portion of the funds held in the Trust Account.

A Public Shareholders will be entitled to receive cash for any Public Shares to be redeemed only if such Public Shareholders: (i) holds Public Shares; (ii) submits a written request to the Transfer Agent in which it requests that PVAC redeem all or a portion of its Public Shares for cash; and (iii) delivers its Public Shares to the Transfer Agent, physically or electronically through DTC. Holders must complete the procedures for electing to redeem their Public Shares in the manner described above prior to 5:00 p.m., Eastern Time, on [•], 2026 (two business days before the Shareholder Meeting) in order for their shares to be redeemed. In order to obtain a physical share certificate, a shareholder’s broker and/or clearing broker, DTC and the Transfer Agent will need to act to facilitate this request. It is PVAC’s understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because PVAC does not have any control over this process or over DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. If it takes longer than anticipated to obtain a physical certificate, Public Shareholders who wish to redeem their Public Shares may be unable to obtain physical certificates by the deadline for exercising their redemption rights and thus will be unable to redeem their shares.

If the Business Combination is consummated, and if a Public Shareholders properly exercises its right to redeem all or a portion of the Public Shares that it holds and timely delivers its shares to the Transfer Agent, PVAC will redeem such Public Shares for a per-share price, payable in cash, equal to the pro rata portion of the Trust Account, calculated as of two business days prior to the consummation of the Business Combination.

If a Public Shareholders fails to receive notice of its right to redeem Public Shares in connection with the Business Combination or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

If, despite PVAC’s compliance with the proxy rules, a Public Shareholders fails to receive PVAC’s proxy materials, such Public Shareholders may not become aware of the opportunity to redeem his, her or its Public Shares. In addition, the proxy materials that PVAC is furnishing to holders of Public Shares in connection with the Business Combination describes the various procedures that must be complied with in order to validly redeem Public Shares. In the event that a Public Shareholders fails to comply with these procedures, its Public Shares may not be redeemed.

PVAC does not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete the Business Combination even if a substantial majority of PVAC’s shareholders do not support it.

PVAC does not have a specified maximum redemption threshold. As a result, PVAC may be able to complete the Business Combination even though a substantial portion of Public Shareholders do not agree with the transaction and have redeemed their shares or have entered into privately negotiated agreements to sell their shares.

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If you or a “group” of shareholders of which you are a part are deemed to hold an aggregate of more than 15% of the Public Shares, you (or, if a member of such a group, all of the members of such group in the aggregate) will lose the ability to redeem all such shares in excess of 15% of the Public Shares.

A Public Shareholders, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 15% of the Public Shares. In order to determine whether a shareholder is acting in concert or as a group with another shareholder, PVAC will require each Public Shareholders seeking to exercise redemption rights to certify to PVAC whether such shareholder is acting in concert or as a group with any other shareholder. Such certifications, together with other public information relating to stock ownership available to PVAC at that time, such as Section 13D, Section 13G and Section 16 filings under the Exchange Act, will be the sole basis on which PVAC makes the above-referenced determination. Your inability to redeem any such excess PVAC Ordinary Shares will reduce your influence over PVAC’s ability to consummate the Business Combination and you could suffer a material loss on your investment in PVAC if you sell such excess shares in open market transactions. Additionally, you will not receive redemption distributions with respect to such excess shares if PVAC consummates the Business Combination. As a result, you will continue to hold that number of shares aggregating to more than 15% of the Public Shares and, in order to dispose of such excess shares, would be required to sell your shares in open market transactions, potentially at a loss. PVAC cannot assure you that the value of such excess shares will appreciate over time following the Business Combination or that the market price of the Public Shares will exceed the per-share redemption price. Notwithstanding the foregoing, shareholders may challenge PVAC’s determination as to whether a shareholder is acting in concert or as a group with another shareholder in a court of competent jurisdiction.

There is no guarantee that a shareholder’s decision whether to redeem its shares for a pro rata portion of the Trust Account will put the shareholder in a better future economic position.

PVAC can give no assurance as to the price at which a shareholder may be able to sell the Pubco Common Stock receipt of its Public Shares in the future following the completion of the Business Combination or any alternative business combination. Certain events following the consummation of any initial business combination, including the Business Combination, may cause an increase in PVAC’s share price, and may result in a lower value realized now than a shareholder of PVAC might realize in the future had the shareholder not redeemed its shares. Similarly, if a shareholder does not redeem its shares, the shareholder will bear the risk of ownership of Public Shares after the consummation of any initial business combination, and there can be no assurance that a stockholder can sell its shares in the future for a greater amount than the redemption price set forth in this proxy statement/prospectus. A shareholder should consult the shareholder’s own financial advisor for assistance on how this may affect his, her or its individual situation.

PVAC’s Public Shareholders will experience immediate dilution as a consequence of the Business Combination.

PVAC’s Public Shareholders will experience immediate dilution as a consequence of the Business Combination. It is anticipated that upon completion of the Business Combination and assuming no redemptions by the Public Shareholders, PVAC’s Public Shareholders will retain an ownership interest of approximately 0.6% of Pubco, the Insiders will retain an ownership interest of approximately 16.9% of Pubco (excluding any shares issuable upon conversion of the Series A Preferred Stock in the PIPE Financing) and the Company security holders will own approximately 82.5% of Pubco. These levels of ownership interest: (a) do not include the impact of the shares issuable upon exercise of the Pubco Warrants, (b) assume that no Public Shareholders exercise redemption rights with respect to their shares for a pro rata portion of the funds in the Trust Account and (c) assume that no shares are issued pursuant to the 2026 Equity Incentive Plan. On a fully diluted basis, assuming no redemption by the Public Shareholders and giving effect to the exercise of all Pubco Warrants and New Sponsor Conversion Warrants, the issuance of all Earnout Shares, the conversion of the Series A Preferred Stock at the $10.00 conversion price and the issuance of all shares reserved under the 2026 Equity Incentive Plan, it is anticipated that PVAC’s Public Shareholders will retain an ownership interest of approximately 0.3% of Pubco (approximately 18.6% including the shares issuable upon exercise of the Pubco Warrants held by them), the Insiders will retain an ownership interest of approximately 10.2%, the Company security holders will own approximately 60.3% of Pubco and the PIPE Investor will hold approximately 0.9% of Pubco. If the actual facts are different from these assumptions (which they are likely to be), the percentage ownership retained by the PVAC shareholders will be different. See “Unaudited Pro Forma Condensed Combined Financial Information.”

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The following table shows all possible sources and the extent of dilution that our shareholders who elect not to redeem their shares may experience in connection with the Business Combination, assuming different redemption scenarios, and assuming no shares of Pubco Class A Common Stock are issued upon conversion of the Series A Preferred Stock in the PIPE Financing or pursuant to the 2026 Equity Incentive Plan or upon exercise of the PVAC Warrants:

	Assuming no redemption (1)	Assuming 25% redemption (2)	Assuming 75% redemption (3)	Assuming maximum redemption (4)
PVAC Common Shares Not Redeemed	204,450	153,337	51,112	-
Gross Cash Proceeds of Trust Account at $12.12 per Share	$2,478,814	$1,859,111	$619,704	$-
Estimated Incremental Transaction Expenses	$1,100,000	$1,100,000	$1,100,000	$1,100,000
Total Common Shares Outstanding	33,954,450	33,903,337	33,801,112	33,750,000
Net Cash per Share of PVAC Common Shares Outstanding	$0.04	$0.02	$(0.01)	$(0.03)

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(1)	Assumes no Public Shares are redeemed by Public Shareholders.

(2)	Assumes that 51,113 Public Shares are redeemed by Public Shareholders.

(3)	Assumes that 153,338 Public Shares are redeemed by Public Shareholders.

(4)	Assumes that 204,450 Public Shares are redeemed by Public Shareholders.

The issuance of additional Equity Securities will significantly dilute the equity interests of existing holders of PVAC securities and may adversely affect prevailing market prices for our Public Shares and PVAC Warrants. Having a minority ownership interest in Pubco may reduce the influence that the Public Shareholders have on the management of Pubco.

The Business Combination may become subject to review by government regulators which could delay or cause the transaction to not be completed.

Certain individuals affiliated with the parties to the Business Combination Agreement are non-U.S. persons. As a result, this may make it harder for the parties to complete the Business Combination if the Business Combination is determined to be subject to U.S. foreign investment regulations and review by a U.S. government entity. The Committee on Foreign Investment in the United States (“CFIUS”) is an interagency committee authorized to review certain transactions involving foreign investment in the United States by foreign persons in order to determine the effect of such transactions on the national security of the United States. The scope of CFIUS was expanded by the Foreign Investment Risk Review Modernization Act of 2018 (“FIRRMA”) to include certain non-passive, non-controlling investments in sensitive U.S. businesses and certain acquisitions of real estate even with no underlying U.S. business. FIRRMA and subsequent implementing regulations that are now in force also subject certain categories of investments to mandatory filings. If the Business Combination falls within the scope of foreign ownership restrictions, the parties may be unable to consummate the Business Combination.

In addition, if the Business Combination falls within CFIUS’s jurisdiction, the parties may be required to make a mandatory filing, determine to submit a voluntary notice to CFIUS, or proceed with the Business Combination without notifying CFIUS and then bear the risk of CFIUS intervention, before or after closing the Business Combination. CFIUS may decide to block or delay the Business Combination or impose conditions to mitigate national security concerns with respect to such Business Combination if the parties proceeded without first obtaining CFIUS clearance.

The foreign ownership limitations, and the potential impact of CFIUS, may limit the attractiveness of the Business Combination. Moreover, the process of government review, whether by CFIUS or otherwise, could be lengthy. Failure to obtain any required approvals within the requisite time period may prevent the parties from completing the Business Combination and require Bowen to liquidate. If PVAC liquidates, PVAC’s warrants will expire worthless and Public Shareholders may lose the potential investment opportunity in Pubco and the opportunity of realizing future gains on the securities of Pubco through any price appreciation in the combined company.

Conflicts of interest may exist between the SPAC Sponsors, PVAC’s directors and officers and unaffiliated PVAC security holders.

The SPAC Sponsors and PVAC’s directors and officers have interests in the Business Combination that may differ from, or conflict with, the interests of unaffiliated PVAC security holders. These conflicts include the ability of the SPAC Sponsors to receive Pubco Class A Common Stock for Founder Shares acquired at a nominal price, the risk that the SPAC Sponsors’ Founder Shares and any unrepaid sponsor loans will have no value or will not be repaid if PVAC does not complete a business combination, the ability of the New Sponsor to vote or cause to be voted approximately 96.6% of PVAC’s outstanding ordinary shares, the absence of any requirement that a majority of unaffiliated PVAC security holders approve the Business Combination, and the possibility that unaffiliated holders who do not redeem will hold non-voting Pubco Class A Common Stock and be subject to substantial dilution. In addition, any purchases of Public Shares by the SPAC Sponsors, PVAC, the Company or their affiliates could increase the likelihood that the Business Combination is completed while reducing the public float and liquidity of Pubco Class A Common Stock. As a result, the Business Combination may be completed in circumstances where unaffiliated PVAC security holders do not support the transaction, and unaffiliated holders who do not redeem may experience a negative investment outcome even if the SPAC Sponsors or their affiliates realize a positive return.

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EXTRAORDIANRY GENERAL MEETING OF PVAC SHAREHOLDERS

General

PVAC is furnishing this proxy statement/prospectus to its shareholders as part of the solicitation of proxies by the PVAC Board for use at the Shareholder Meeting to be held on [•], 2026 and at any adjournment or postponement thereof. This proxy statement/prospectus provides PVAC shareholders with information they need to know to be able to vote or direct their vote to be cast at the Shareholder Meeting.

Date, Time and Place of the Shareholder Meeting

The Shareholder Meeting will be held on [•], 2026, at [•] [a.m./p.m.], Eastern Time, via a virtual meeting, or at such other time, on such other date and at such place to which the meeting may be postponed or adjourned.

On or about [•], 2026, PVAC commenced mailing this proxy statement/prospectus and the enclosed form of proxy to its shareholders entitled to vote at the Shareholder Meeting. You may attend the Shareholder Meeting and vote your shares electronically during the Shareholder Meeting via live audio webcast by visiting www.[•]. You will need the control number that is printed on your proxy card to enter the Shareholder Meeting. PVAC recommends that you log in at least 15 minutes before the meeting to ensure you are logged in when the Shareholder Meeting starts. Please note that you will not be able to attend the Shareholder Meeting in person as the meeting will be virtually only.

If you hold your PVAC Ordinary Shares through a bank or broker, you will need to contact Continental, PVAC’s transfer agent, to receive a control number. If you plan to vote at the Shareholder Meeting, you will need to have a legal proxy from your bank or broker, or if you would like to join and not vote, Continental can issue you a guest control number with proof of ownership. Either way you must contact Continental for specific instructions on how to receive the control number. Continental can be contacted at the number or email address below. Please allow up to 72 hours prior to the meeting for processing your control number.

You can pre-register to attend the virtual Shareholder Meeting starting [•], 2026 at 9:00 a.m., Eastern Time (two business days prior to the meeting date). Enter the following URL address into your browser www.[•], enter your control number, name and email address. Once you pre-register you can vote or enter questions in the chat box. At the start of the Shareholder Meeting, you will need to log in again using your control number and will also be prompted to enter your control number if you want to vote during the Shareholder Meeting.

If you do not have access to the internet, you can listen only to the Shareholder Meeting by dialing [•] (or [•] if you are located outside of the United States and Canada (standard rates apply)) and when prompted enter the pin number [•]#. Please note you will not be able to vote or enter questions during the Shareholder Meeting if you choose to participate telephonically.

Purpose of the Shareholder Meeting

At the Shareholder Meeting, PVAC shareholders are being asked to vote on the following proposals:

●	the Business Combination Proposal;

●	the Pubco Organizational Documents Advisory Proposals; and

●	the Adjournment Proposal (if necessary).

The Adjournment Proposal is not conditioned upon the approval of any other proposal.

Record Date; Who is Entitled to Vote

The PVAC Board has fixed the close of business on [•], 2026 as the Record Date for determining PVAC shareholders entitled to notice of and to attend and vote at the Shareholder Meeting. As of the close of business on the Record Date, there were [•] PVAC Ordinary Shares outstanding and entitled to vote. Each PVAC Ordinary Share is entitled to one vote per share at the Shareholder Meeting.

The Insiders have agreed, subject to applicable securities laws, to vote any PVAC Ordinary Shares owned by them in favor of the proposals presented at the Shareholder Meeting. As of the date of the accompanying proxy statement/prospectus, the holders of the Founder Shares collectively hold approximately 96.6% of the issued and outstanding PVAC Ordinary Shares. As a result, it is expected that the proposals will be approved even if no holders of Public Shares vote in favor of such proposals.

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Quorum and Required Vote for Proposals for the Shareholder Meeting

A quorum of PVAC shareholders is necessary to hold a valid meeting. A quorum will be present at the Shareholder Meeting if a majority of the voting power of all outstanding PVAC Ordinary Shares entitled to vote as of the Record Date at the Shareholder Meeting is represented at the Shareholder Meeting virtually or by proxy. Abstentions will be counted as present for the purpose of determining a quorum. The Founder Shares, which currently represent approximately 96.6% of the issued and outstanding PVAC Ordinary Shares, will count towards this quorum. Accordingly, a quorum is anticipated to be present even if no holders of Public Shares are represented.

The approval of the Business Combination Proposal requires a special resolution under Cayman Islands law, being the affirmative vote of the holders of two-thirds of the PVAC Ordinary Shares represented in person, virtually, or by proxy and entitled to vote thereon and who vote at the Shareholder Meeting. Each of the other proposals require an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the PVAC Ordinary Shares represented in person virtually or by proxy and entitled to vote thereon and who vote at the Shareholder Meeting at which a quorum is present.

Abstentions and Broker Non-Votes

Abstentions are considered present for the purposes of establishing a quorum and will have no effect on the approval of any of the Business Combination Proposal or the Adjournment Proposal.

Under Nasdaq rules, if a shareholder holds their shares in “street” name through a bank, broker or other nominee and the shareholder does not instruct their broker, bank or other nominee how to vote their shares on a proposal, the broker, bank or other nominee has the authority to vote the shares in its discretion on certain “routine” matters. However, banks, brokers and other nominees are not authorized to exercise their voting discretion on any “non-routine” matters. This can result in a “broker non-vote,” which occurs on a proposal when (i) a bank, broker or other nominee has discretionary authority to vote on one or more “routine” proposals to be voted on at a meeting of shareholders or has received instructions as to how to vote on some but not all of the “non-routine” proposals, (ii) there are one or more “non-routine” proposals to be voted on at the meeting for which the bank, broker or other nominee does not have authority to vote without instructions from the beneficial owner of the shares and (iii) the beneficial owner fails to provide the bank, broker or other nominee with voting instructions on a “non-routine” matter.

We believe that all of the proposals to be voted on at the Shareholder Meeting, with the exception of the Adjournment Proposal, will be considered non-routine matters. As a result, if you hold your shares in street name, your bank, brokerage firm or other nominee cannot vote your shares on any of the proposals to be voted on at the Shareholder Meeting without your instruction.

Recommendation of the PVAC Board

The PVAC Board has determined that the Business Combination, on the terms and conditions set forth in the Business Combination Agreement, is advisable and in the best interests of PVAC and its shareholders and has directed that the proposals set forth in this proxy statement/prospectus be submitted to its shareholders for approval at the Shareholder Meeting on the date and at the time and place set forth in this proxy statement/prospectus. The PVAC Board recommends that PVAC’s shareholders vote “FOR” the Business Combination Proposal, “FOR” the Pubco Organizational Documents Advisory Proposals and “FOR” the Adjournment Proposal (if necessary). See the section entitled “Shareholder Proposal No. 1: The Business Combination Proposal — Recommendation of the PVAC Board and Reasons for the Business Combination” for additional information.

PVAC’s Insiders, directors and officers may have financial interests in the Business Combination that are different from, or in addition to, their interests as shareholders of PVAC and the interests of shareholders of PVAC generally. The existence of financial and personal interests of one or more of PVAC’s directors may result in a conflict of interest on the part of such director(s) between what they may believe is in the best interests of PVAC and its shareholders and what they may believe is best for themselves in determining to recommend that shareholders vote for the proposals. See the section entitled “Shareholder Proposal No. 1: The Business Combination Proposal — Interests of PVAC’s Directors and Officers and Others in the Business Combination.”

Voting Your Shares

If you were a holder of record of Public Shares as of the close of business on [•], 2026, the Record Date for the Shareholder Meeting, you may vote with respect to the proposals electronically, or by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. Your proxy card shows the number of Public Shares that you own. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

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There are two ways to vote your Public Shares at the Shareholder Meeting:

●	Voting by Mail. By signing the proxy card and returning it in the enclosed prepaid and addressed envelope, you are authorizing the individuals named on the proxy card to vote your shares at the Shareholder Meeting in the manner you indicate. You are encouraged to sign and return the proxy card even if you plan to attend the Shareholder Meeting so that your shares will be voted if you are unable to attend the Shareholder Meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted. Votes submitted by mail must be received by 5:00 p.m., Eastern Time, on [•], 2026.

●	Voting Electronically. You may attend, vote and examine the list of shareholders entitled to vote at the Shareholder Meeting by visiting the website listed on your proxy card or voting instruction form and entering the control number found on your proxy card, voting instruction form or notice included in the proxy materials.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before the Shareholder Meeting or at the Shareholder Meeting by doing any one of the following:

●	you may send another proxy card with a later date;

●	you may notify PVAC’s Chief Executive Officer in writing to Piermont Valley Acquisition Corp., 732 S 6th Street, #5386, Las Vegas, Nevada 89101, before the Shareholder Meeting that you have revoked your proxy; or

●	you may attend the Shareholder Meeting virtually and vote electronically, as indicated above.

Vote of Insiders, Directors and Officers

Pursuant to a letter agreement with PVAC, the Insiders have agreed, subject to applicable securities laws, to vote any PVAC Ordinary Shares owned by them in favor of the proposals presented at the Shareholder Meeting, and have agreed to waive their redemption rights with respect to any PVAC Ordinary Shares owned by them in connection with the Shareholder Meeting. No consideration was provided to the Insiders in exchange for this waiver. As of the date of the accompanying proxy statement/prospectus, the holders of the Founder Shares collectively hold approximately 96.6% of the issued and outstanding PVAC Ordinary Shares. As a result, it is expected that the proposals will be approved even if no holders of Public Shares vote in favor of such proposals.

No Additional Matters May Be Presented at the Shareholder Meeting

The Shareholder Meeting has been called only to consider the approval of the Business Combination Proposal, the Pubco Organizational Documents Advisory Proposals and the Adjournment Proposal (if necessary). Under the PVAC Charter, no other matters may be considered at the Shareholder Meeting if they are not included in this proxy statement/prospectus, which serves as the notice of the Shareholder Meeting.

Who Can Answer Your Questions about Voting Your Shares?

If you are a PVAC shareholder and have any questions about how to vote or direct a vote in respect of your PVAC Ordinary Shares, you may call ClearTrust, LLC, our proxy solicitor, by calling [•] or emailing inbox@cleartrusttransfer.com, or banks and brokers can call [•], or by emailing [•].

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Redemption Rights

Pursuant to the PVAC Charter, holders of Public Shares may seek to redeem, out of funds legally available therefor, their shares for cash, regardless of whether they vote for or against, or whether they do not vote at all on, the Business Combination Proposal. Any shareholder holding Public Shares may demand that PVAC redeem such shares for a full pro rata portion of the Trust Account (which, for illustrative purposes, was approximately $[•] per share of Public Shares as of [•], 2026, the most recent practicable date prior to the date of this proxy statement/prospectus), calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account and not previously released to PVAC to pay its taxes (which interest shall be net of taxes payable). If a holder properly seeks redemption as described in this section and the Business Combination is consummated, PVAC will, subject to funds being legally available therefor, redeem these shares for a pro rata portion of funds deposited in the Trust Account and the holder will no longer own these shares following the Business Combination.

As a Public Shareholders, you will be entitled to receive cash for any Public Shares to be redeemed only if you:

(i)

(a) hold Public Shares directly or (b) hold Public Shares through PVAC Units and elect to separate your PVAC Units into the underlying Public Shares and PVAC Warrants prior to exercising your redemption rights with respect to the Public Shares;

(ii)	submit a written request to Continental, PVAC’s transfer agent, in which you request that PVAC redeem all or a portion of your Public Shares for cash; and

(iii)	deliver your Public Shares (and share certificates (if any)) to Continental, PVAC’s transfer agent, physically or electronically through DTC.

A Public Shareholders must complete the procedures for electing to redeem its Public Shares in the manner described above prior to 5:00 p.m., Eastern Time, on [•], 2026 (two business days before the initially scheduled date of the Shareholder Meeting), in order for its shares to be redeemed.

If you hold your shares in “street name,” you will have to coordinate with your broker to have your shares certificated or delivered electronically. Public Shares that have not been tendered (either physically or electronically) in accordance with these procedures will not be redeemed for cash. There is a nominal cost associated with this tendering process and the act of certificating the shares or tendering/delivering them through DTC’s DWAC system. Continental will typically charge the tendering broker a fee and it would be up to the broker whether or not to pass this cost on to the redeeming shareholder. In the event the proposed Business Combination is not consummated, this may result in an additional cost to shareholders for the return of their shares.

Any request for redemption, once made by a Public Shareholders, may be withdrawn at any time until the deadline for exercising redemption requests. If you tender or deliver your shares for redemption to Continental, acting as transfer agent, and later decide prior to the deadline for exercising redemption requests not to elect redemption, you may request that PVAC instruct Continental to return the shares (physically or electronically). You may make such request by contacting Continental at the phone number or address listed at the end of this section. PVAC will be required to honor such request only if made prior to the deadline for exercising redemption requests (although the PVAC Board may agree to honor such requests after such deadline in its sole discretion).

Notwithstanding the foregoing, a Public Shareholders, together with any affiliate of such Public Shareholders or any other person with whom such Public Shareholders is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from redeeming its Public Shares with respect to more than an aggregate of 15% of the Public Shares, without our prior consent. Accordingly, if a Public Shareholders, alone or acting in concert or as a group, seeks to redeem more than 15% of the outstanding Public Shares, then any such shares in excess of that 15% limit would not be redeemed for cash, without our prior consent.

If the Business Combination is not approved or completed for any reason, then the Public Shareholders who elected to exercise their redemption rights will not be entitled to redeem their shares for a full pro rata portion of the Trust Account, as applicable. In such case, PVAC will promptly return any shares (and share certificates (if any)) tendered or delivered by Public Shareholders.

PVAC’s transfer agent can be contacted at the following address:

Continental Stock Transfer & Trust Company

1 State Street Plaza, 30th Floor

New York, New York 10004

Attn: SPAC Redemption Team

E-mail: spacredemptions@continentalstock.com

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The cash held in the Trust Account was approximately $[•] (including interest not previously released to PVAC to pay its taxes) (approximately $[•] per share of Public Shares). PVAC cannot assure its shareholders that they will be able to sell their Public Shares in the open market, as there may not be sufficient liquidity in its securities when its shareholders wish to sell their shares.

If a holder of Public Shares exercises his, her or its redemption rights, then he, she or it will be exchanging its Public Shares for cash and will no longer own those shares. You will be entitled to receive cash for these shares only if you properly demand redemption by tendering or delivering your Public Shares (and share certificates (if any) and other redemption forms) (either physically or electronically) to PVAC’s transfer agent as described above and the Business Combination is consummated.

For a discussion of certain material United States federal income tax considerations for shareholders with respect to the exercise of these redemption rights, see “Certain Material United States Federal Income Tax Considerations — U.S. Federal Income Tax Consequences to U.S. Holders of Exercising Redemption Rights.” The consequences of a redemption to any particular shareholder will depend on that shareholder’s particular facts and circumstances. Accordingly, you are urged to consult your tax advisor to determine your tax consequences from the exercise of your redemption rights, including the applicability and effect of U.S. federal, state, local and non-U.S. income and other tax laws in light of your particular circumstances.

Appraisal Rights

Holders of record of PVAC Ordinary Shares have appraisal rights in connection with the Merger under the Cayman Companies Act. PVAC shareholders wishing to exercise such statutory dissenter rights and make a demand for payment of the fair value for their PVAC Ordinary Shares must give written objection to the Business Combination Agreement and follow the procedures set out in Section 238 of the Cayman Companies Act, noting that any shareholder to whom the notice of dissent relates shall cease to have any of the rights of a shareholder of the Company except the right to be paid the fair value of his shares and certain other rights pursuant to section 238(7) of the Cayman Companies Act, until such dissenter rights may subsequently be lost and/or extinguished pursuant to the Cayman Companies Act. Since PVAC is a SPAC entity with no assets save for the trust proceeds, in practice, this will be largely similar to the redemption price. Accordingly, PVAC believes that such fair value would equal $[•] (the redemption price per share as of [•], 2026). A PVAC shareholder who elects to exercise appraisal rights must do so in respect of all of the PVAC Ordinary Shares that person holds and will lose their right to exercise their redemption rights as described herein. PVAC shareholders are recommended to seek their own legal advice as soon as possible on the application and procedure to be followed in respect of the appraisal rights under the Cayman Companies Act.

Proxy Solicitation Costs

PVAC is soliciting proxies on behalf of the PVAC Board. This proxy solicitation is being made by mail, but also may be made by telephone or in person. PVAC has engaged ClearTrust, LLC to assist in the solicitation of proxies for the Shareholder Meeting. PVAC and its directors, officers and employees may also solicit proxies in person. PVAC will ask banks, brokers and other institutions, nominees and fiduciaries to forward this proxy statement/prospectus and the related proxy materials to their principals and to obtain their authority to execute proxies and voting instructions.

PVAC will bear the entire cost of the proxy solicitation, including the preparation, assembly, printing, mailing and distribution of this proxy statement/prospectus and the related proxy materials. PVAC will pay ClearTrust, LLC a fee of $[•], plus disbursements, reimburse ClearTrust, LLC for its reasonable out-of-pocket expenses and indemnify ClearTrust, LLC and its affiliates against certain claims, liabilities, losses, damages and expenses for its services as PVAC’s proxy solicitor. PVAC will reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding this proxy statement and the related proxy materials to PVAC shareholders. Directors, officers and employees of PVAC who solicit proxies will not be paid any additional compensation for soliciting.

Insider Ownership of PVAC Ordinary Shares

As of the date of the accompanying proxy statement/prospectus, the holders of the Founder Shares collectively hold approximately 96.6% of the issued and outstanding PVAC Ordinary Shares. The Insiders have agreed, subject to applicable securities laws, to vote any PVAC Ordinary Shares owned by them in favor of the proposals presented at the Shareholder Meeting, and have agreed to waive their redemption rights with respect to any PVAC Ordinary Shares owned by them in connection with this Shareholder Meeting. No consideration was provided to the Insiders in exchange for this waiver. As a result, it is expected that the proposals will be approved even if no holders of Public Shares vote in favor of such proposals.

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Potential Purchases of Public Shares

At any time at or prior to the Business Combination, during a period when they are not then aware of any material nonpublic information regarding us or our securities, the Insiders, PVAC, the Company and/or their respective directors, officers, advisors or respective affiliates may purchase Public Shares from institutional and other investors who vote, or indicate an intention to vote, against any of the proposals presented at the Shareholder Meeting, or execute agreements to purchase such shares from such investors in the future, or they may enter into transactions with such investors and others to provide them with incentives to acquire Public Shares or vote their Public Shares in favor of the proposals presented at the Shareholder Meeting. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that the Insiders, PVAC, the Company and/or their respective directors, officers, advisors or respective affiliates purchase Public Shares in privately negotiated transactions from Public Shareholders who have already elected to exercise their redemption rights, such selling shareholder would be required to revoke their prior elections to redeem their Public Shares. The purpose of such share purchases and other transactions would be to decrease the number of shares that have been or may be submitted for redemption.

Entering into any such arrangements may have a depressive effect on the market price of PVAC Ordinary Shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he or she owns, either at or prior to the Business Combination.

As of the date of this proxy statement/prospectus, there have been no such discussions and no agreements to such effect have been entered into with any such investor or holder. If such transactions are effected, the consequence could be to cause the Business Combination to be consummated in circumstances where such consummation could not otherwise occur. We will file or submit a Form 8-K to disclose any material arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the proposals to be put to the Shareholder Meeting or the redemption threshold. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

If any shares were so purchased, the purchaser would not vote any such shares in favor of approval of the Business Combination Proposal. Additionally, the purchaser would waive any redemption rights with respect to any securities so purchased.

Any purchases by the Insiders and PVAC’s officers and directors and/or their respective affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. The Insiders and PVAC’s officers and directors and/or their respective affiliates will not make purchases of shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. Additionally, in the event the Insiders or PVAC’s directors, officers, advisors or their affiliates were to purchase Public Shares from Public Shareholders, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act.

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PROPOSAL 1: THE BUSINESS COMBINATION PROPOSAL

Overview

PVAC is asking its shareholders to approve the Business Combination Agreement and the transactions contemplated thereby, including the Mergers pursuant to which upon the Closing, the Company will merge with and into Merger Sub 1 in the Reorganization Merger, with the Company being the surviving company of such Reorganization Merger and becoming a wholly owned subsidiary of Pubco, and, immediately thereafter and as part of the Closing, Merger Sub 2 will merge with and into PVAC in the Acquisition Merger, with PVAC being the surviving company of such Acquisition Merger and also becoming a wholly owned subsidiary of Pubco. PVAC shareholders should carefully read this proxy statement/prospectus in its entirety for more detailed information concerning the Business Combination Agreement, which is attached as Annex A to this proxy statement/prospectus. Please see the section entitled the “— The Business Combination Agreement” for additional information and a summary of certain terms of the Business Combination Agreement. You are urged to read the Business Combination Agreement in its entirety before voting on this proposal.

As a result of the transaction, Tigerless Health will effectively become a public company by combining with PVAC, a special purpose acquisition company. Before the closing, Tigerless Health formed Pubco as a new Nevada holding company. At the closing, Tigerless Health will merge with a New York merger subsidiary of Pubco, with Tigerless Health surviving as a wholly owned subsidiary of Pubco. Immediately after that merger, a Cayman Islands merger subsidiary of Pubco will merge with PVAC, with PVAC surviving as another wholly owned subsidiary of Pubco. As a result, Pubco will become the public holding company for Tigerless Health and PVAC. PVAC shareholders will receive one share of Pubco Class A Common Stock for each PVAC ordinary share they own, and PVAC warrants will become warrants to purchase Pubco Class A Common Stock. Tigerless Health stockholders will receive, in the aggregate, 5,600,000 shares of Pubco Class A Common Stock and 22,400,000 shares of Pubco Class B Common Stock. Pubco Class A Common Stock generally will not have voting rights, while Pubco Class B Common Stock will have one vote per share. Immediately after the closing, Zikang Wu is expected to hold all outstanding Pubco Class B Common Stock and therefore control all voting power of Pubco.

Because we are holding an extraordinary general meeting of shareholders to vote on the Business Combination, we may consummate the Business Combination only if the Business Combination Proposal is approved by the required votes (in person virtually or by proxy) by the holders of PVAC Ordinary Shares entitled to vote at the Shareholder Meeting. Approval of the Business Combination Proposal requires a special resolution under Cayman Islands law, being the affirmative vote of the holders of two-thirds of the PVAC Ordinary Shares represented in person, virtually, or by proxy and entitled to vote thereon and who vote at the Shareholder Meeting. Under the Business Combination Agreement, the approval of the Business Combination Proposal is a condition to the consummation of the Business Combination. If the Business Combination Proposal is not approved by PVAC’s shareholders, the Business Combination will not be consummated.

The Business Combination is not structured to require approval of at least a majority of PVAC’s unaffiliated security holders. The holders of the Founder Shares and related sponsor-held shares have agreed to vote in favor of the Business Combination, and the New Sponsor has authority to vote or cause to be voted approximately 96.6% of PVAC’s outstanding ordinary shares. Accordingly, it is expected that the Business Combination Proposal will be approved even if no unaffiliated Public Shareholders vote in favor of the Business Combination Proposal.

Business Combination Agreement

This section describes the material provisions of the Business Combination Agreement but does not purport to describe all of the terms of the Business Combination Agreement. This summary is qualified in its entirety by reference to the complete text of the Business Combination Agreement, a copy of which is attached as Annex A hereto and which is incorporated herein by reference. You and other interested readers are urged to read the Business Combination Agreement, carefully and in its entirety (and, if appropriate, with the advice of financial and legal counsel), because it is the primary legal document that governs the Business Combination.

The Business Combination Agreement contains representations, warranties and covenants that the parties thereto made to each other as of the date of the Business Combination Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the parties to the Business Combination Agreement and are subject to important qualifications and limitations agreed to in connection with negotiating the Business Combination Agreement, including by the underlying disclosure schedules of both PVAC and the Company and its subsidiaries, which are not filed publicly and are subject to a contractual standard of materiality different from that generally applicable to shareholders and were used for the purpose of allocating risk among the parties to the Business Combination Agreement rather than establishing matters as facts. We do not believe that the disclosure schedules contain information that is material to an investment decision.

Additionally, the representations and warranties of the parties to the Business Combination Agreement may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this proxy statement/prospectus. Accordingly, no person or entity should rely on the representations and warranties in the Business Combination Agreement or the summaries thereof in this proxy statement/prospectus as characterizations about the actual state of facts of the parties.

The Business Combination Agreement and the transactions contemplated thereby have been unanimously approved by the boards of directors of PVAC, Pubco, Merger Subs and the Company and are expected to be consummated as soon as possible following the Shareholder Meeting should the requisite vote be obtained.

General Description of the Business Combination Agreement

The Business Combination Agreement contemplates that, at the Closing, upon the terms and subject to the conditions of the Business Combination Agreement, the Company will merge with and into Merger Sub 1 in the Reorganization Merger, with the Company being the surviving company of such Reorganization Merger and becoming a wholly owned subsidiary of Pubco, and, immediately thereafter and as part of the Closing, Merger Sub 2 will merge with and into PVAC in the Acquisition Merger, with PVAC being the surviving company of such Acquisition Merger and also becoming a wholly owned subsidiary of Pubco.

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Consideration

Conversion of Securities

Pursuant to the Business Combination Agreement, at the Effective Time, (i) each PVAC Ordinary Share issued and outstanding will be automatically converted into the right to receive one (1) share of Pubco Class A Common Stock and (ii) all Company Common Stock issued and outstanding immediately prior to the Effective Time, other than (a) Company Stock held in treasury by the Company or its wholly owned subsidiaries, as applicable, and (b) those shares of Company Common Stock owned by a Dissenting Holder, will be automatically converted into the right to receive an aggregate of 5,600,000 shares of Pubco Class A Common Stock and 22,400,000 shares of Pubco Class B Common Stock. For the avoidance of doubt, any consideration attributable to Dissenting Holders shall not be issued and shall not be included in the aggregate merger consideration amounts. The following table sets forth the anticipated ownership of Pubco following consummation of the Business Combination.

	Percentage Ownership of Pubco Common Stock
Holder Group	No Redemption		Max Redemption
PVAC Public Shareholders	0.32%		0.00%
Public Shareholders holding PVAC Public Warrants	18.26%	(1)	18.33%	(1)
Holders of PVAC Founder Shares and Working Capital Warrants	10.19%	(2)	10.23%	(2)
Existing Securityholders of Tigerless Health Inc.	60.35%		60.57%
Capstan Point, LLC / PIPE Investor — Series A Preferred Stock conversion shares	0.87%	(4)	0.88%	(4)
Pubco 2026 Equity Incentive Plan	10.00%	(3)	10.00%	(3)
	100.00%		100.00%

(1)	Assuming exercise of all Pubco Warrants into which the PVAC Public Warrants convert.
(2)	Assumes the issuance of warrants upon conversion of the August 2025 Note and the subsequent issuance of shares upon exercise of such warrants.
(3)

Represents shares that may be issued upon exercise of options and other equity-based awards that may be made be under Pubco’s 2026 Equity Incentive Plan (which plan is subject to customary evergreen increases) following consummation of the Business Combination.

(4)

Represents the minimum number of shares of Pubco Class A Common Stock (550,000) issuable upon conversion of the 5,000 shares of Series A Preferred Stock at the $10.00 conversion price; the number of shares issuable is variable. See “— PIPE Financing” below.

In accordance with the Business Combination Agreement, the parties agreed to use commercially reasonable efforts to solicit investors for a PIPE Financing on terms approved by each of PVAC and the Company. On September 30, 2026, Pubco, PVAC and the Company entered into the PIPE Securities Purchase Agreement with the PIPE Investor. See “— PIPE Financing.”

For the avoidance of doubt, at the Effective Time, each PVAC Unit that is outstanding immediately prior to the Effective Time will be automatically separated into one Public Share and one-half of one PVAC Warrant, and each outstanding PVAC Warrant will automatically be converted into a Pubco Warrant.

Potential Earn Out Stock Issuance

Pursuant to the Business Combination Agreement, and in addition to the shares to be issued in the Mergers, certain Pre-Closing Company Stockholders will have the contractual right to receive contingent post-closing earn-out consideration from Pubco in the form of shares of Pubco Class A Common Stock.

The earn-out covers four separate annual earn-out periods, each corresponding to a fiscal year completed after the closing. By way of example in the Business Combination Agreement, if the closing occurs during 2026, the first applicable annual earn-out period would be the fiscal year ending December 31, 2026. Across the four annual earn-out periods, the maximum aggregate earn-out opportunity is $100.0 million in value, payable in shares of Pubco Class A Common Stock, with no more than $25.0 million in value issuable in respect of any single annual earn-out period.

For each annual earn-out period, the participating Pre-Closing Company Stockholders will become entitled to receive earn-out shares if an “Earn Out Achievement” occurs during that period. An Earn Out Achievement is defined as the satisfaction of any one of the following three tests:

•	the “Revenue/Policyholder Growth Test,” meaning year-over-year growth of greater than 30% in either consolidated revenue of the combined company, determined in accordance with GAAP consistently applied, or revenue generated during the comparable years by active policyholders of Pubco or the applicable successor business units;

•	the “Gross Margin Improvement Test,” meaning year-over-year improvement of greater than 3% in the consolidated gross margin percentage of the combined company; or

•	the “Systems Integration Test,” meaning at least 60% integration of the Company’s systems across Pubco’s designated core services, together with measurable operational efficiency gains, including faster processing times, reduced cost-to-serve or materially improved service-level metrics, in each case reasonably demonstrated in writing by Pubco and certified by Pubco’s Chief Financial Officer.

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If any one of the foregoing tests is satisfied for an annual earn-out period, Pubco will be required to issue to the Pre-Closing Company Stockholders that number of shares of Pubco Class A Common Stock having an aggregate value equal to $25.0 million. The number of earn-out shares issuable for any such period is calculated by dividing $25.0 million by the “Share Price,” which is defined as the volume-weighted average price of Pubco Class A Common Stock for the 10 consecutive trading days ending on, and including, the applicable measurement date. Any fractional shares resulting from that calculation are rounded down to the nearest whole share.

The “Measurement Date” for any annual earn-out period is defined as the date on which Pubco’s audited consolidated financial statements for that annual earn-out period are first approved or filed with the SEC by Pubco’s board of directors. If an earn-out is earned for a particular annual earn-out period, Pubco must issue the applicable earn-out shares no later than 10 business days following the relevant measurement date.

The Business Combination Agreement provides that each annual earn-out period is tested independently. As a result, earn-out shares not earned for one annual earn-out period may not be carried forward into a later year. In addition, even if more than one milestone test is satisfied during the same annual earn-out period, the maximum earn-out for that annual period remains capped at $25.0 million in value.

The Business Combination Agreement establishes procedures for determining whether an Earn Out Achievement has occurred. Pubco is required to deliver to the Company Stockholders Representative (as defined in the Business Combination Agreement) a written statement, referred to as the “Earn Out Statement,” setting forth Pubco’s determination of whether an Earn Out Achievement has been satisfied and including the supporting data and workpapers used in making that determination. If no earn-out shares are issuable for a given fiscal year, Pubco must still provide the Earn Out Statement within 10 business days following the applicable measurement date.

All financial metrics used to determine whether an Earn Out Achievement has occurred must be prepared in accordance with GAAP consistently applied, using the accounting methodologies, policies and classifications of the Company as in effect immediately prior to the closing, and without giving effect to any post-closing changes in accounting policies that would reasonably be expected to materially affect the applicable earn-out calculation. In the case of the Systems Integration Test, Pubco must also provide integration milestone reports, project management dashboards or similar evidence of the percentage of integration across core services, and a written certification from Pubco’s Chief Financial Officer describing the measurable efficiency gains achieved.

The Company Stockholders Representative has the right, at its sole expense except as otherwise provided, to review the Earn Out Statement and the books, records, systems documentation and data used to prepare it. If the Company Stockholders Representative disputes Pubco’s determination, it must notify Pubco within 30 days after receipt of the Earn Out Statement. If the parties are unable to resolve the dispute within 15 days after receipt of the objections, either party may submit the dispute to an independent nationally recognized accounting firm selected by mutual agreement. The determination of that firm is final, binding and conclusive on the parties absent manifest error, and the fees and expenses of the independent accountant are borne by Pubco.

Any earn-out shares that become issuable will be allocated among certain of the Pre-Closing Company Stockholders. Accordingly, although the earn-out is measured by reference to post-closing performance of the combined company, the right to receive the earn-out belongs only to the specified participating Pre-Closing Company Stockholders and not to all former holders of Company common stock.

The Business Combination Agreement provides that Pubco may not, and must cause its subsidiaries and affiliates not to, take or fail to take any action with the primary purpose of delaying, avoiding or preventing the achievement of any Earn Out Achievement or manipulating any metric used to calculate an Earn Out Achievement. At the same time, the Business Combination Agreement expressly states that the Company will retain full and ultimate discretion with respect to operation of the business after the closing.

The Business Combination Agreement provides that Pubco and the participating Pre-Closing Company Stockholders will treat any issuance of earn-out shares as additional merger consideration for U.S. federal income tax purposes, unless otherwise required by applicable law.

Because the earn-out is payable only to certain specified Company stockholders, and not to all holders of Company common stock, the accounting treatment of the earn-out may be subject to additional analysis, including whether some or all of the earn-out should be characterized as compensation expense rather than purchase price for financial reporting purposes. The final accounting treatment will be determined by Pubco in consultation with its accounting advisors and may affect the post-combination company’s financial statements.

Potential Dilution to Non-Redeeming PVAC Public Shareholders

The equity stake held by PVAC non-redeeming Public Shareholders, the Company shareholders, and the holders of PVAC Founder Shares in Pubco immediately following consummation of the Business Combination will depend on the number of redemptions from the Trust Account by PVAC Public Shareholders at the Closing as well as various other factors, as described in the assumptions set forth below. Approximate equity stakes for each of these shareholder groups upon consummation of the Business Combination, and their corresponding approximate collective share percentage in Pubco, are set forth in the table below in respect of four redemption scenarios: (1) “Scenario A,” in which there are no redemptions of Public Shares; (2) “Scenario B,” in which 25% of the Public Shares are redeemed; (3) “Scenario C,” in which 75% of the Public Shares are redeemed; and (4) “Scenario D,” in which there are maximum redemptions of Public Shares. Assuming no changes to any other assumptions, if any PVAC Public Shareholders exercise their redemption rights, then the percentage of Pubco Common Stock held collectively by all non-redeeming Public Shareholders will decrease and the percentage of Pubco Common Stock held by the Company shareholders, and the PVAC Founders will increase, in each case, relative to the percentage held if no Public Shares are redeemed.

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The table set forth below also states the anticipated pro forma equity value of Pubco for each of the scenarios described above. These pro forma equity values reflect an assumed price for Pubco Common Stock of $10.0 per share, being the price per share negotiated with the Company and set forth in the Business Combination Agreement for shares to be issued as consideration in the Business combination. The number of Public Shares redeemed by PVAC Public Shareholders with cash from the Trust Account at the Closing is not, all else being equal, expected to materially affect the equity value per share held by non-redeeming Public Shareholders as at the time immediately following the Closing, each redemption will result in (x) the cancellation of one Public Share, and (y) the payment of approximately $11.36 per share to the redeeming Public Shareholders and, accordingly, such funds will not be available to the Pubco or reflected in its financial statements following the Closing. Equalizing Company Value or ECV is the valuation of Pubco at or above which the potential dilution results in the amount of the non-redeeming shareholders’ interest per share of Pubco Common Stock being at least PVAC IPO offering price per share of $10.00.

							Scenario D
	Scenario A		Scenario B		Scenario C		Maximum
	No redemptions (1)		25% redemptions (2)		75% redemptions (3)		redemptions (4)
Holder of Pubco Common Share	No. of Shares	Percentage	No. of Shares	Percentage	No. of Shares	Percentage	No. of Shares	Percentage
PVAC Public Shareholders (5)	204,450	0.6%	153,337	0.5%	51,112	0.2%	-	0.0%
PVAC Founder and Affiliates (6)	5,750,000	16.9%	5,750,000	17.0%	5,750,000	17.0%	5,750,000	17.0%
Tigerless Shareholders (7)	28,000,000	82.5%	28,000,000	82.6%	28,000,000	82.8%	28,000,000	83.0%
Pro Forma Pubco common share at closing	33,954,450	100.0%	33,903,337	100.0%	33,801,112	100.0%	33,750,000	100.0%
Pro Forma Equalizing Company Value (ECV)	$339,544,500		$339,033,370		$338,011,120		$337,500,000
Pro Forma Book Value
Total Pro Forma Book Value	$19,063,978		$18,449,733		$17,221,243		$16,606,998

(1)

This scenario assumes that no Public Shares are redeemed by Public Shareholders, 204,450 Public Shares remain outstanding, and the Trust Account retains $2,478,814 prior to the potential transactions represented on this table.

(2)

This scenario assumes that 51,113 Public Shares are redeemed by Public Shareholders, 153,337 Public Shares remain outstanding, and the Trust Account retains $1,859,111 prior to the potential transactions represented on this table.

(3)

This scenario assumes that 153,338 Public Shares are redeemed by Public Shareholders, 51,112 Public Shares remain outstanding, and the Trust Account retains $619,704 prior to the potential transactions represented on this table.

(4)

This scenario assumes that 204,450 Public Shares are redeemed by Public Shareholders, 0 Public Shares remain outstanding, and the Trust Account retains $0 prior to the potential transactions represented on this table.

(5)	As of the date of this proxy statement/prospectus, there were 204,450 Public Shares issued and outstanding which are subject to redemption.

(6)

As of the date of this proxy statement/prospectus, the Founders held 5,749,999 shares of PVAC Class A Common Share and 1 share of PVAC Class B Common Share, which will be converted to 5,750,000 shares of Pubco Class A Common Share at the closing of business combination.

(7)	Representing 28,000,000 shares of consideration in Pubco Common share, consisting of 22,400,000 Pubco Class B common stock and 5,600,000 Class A common stock

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The ownership percentages set forth below for non-redeeming PVAC Public Shareholders and all other Pubco shareholders may be diluted, all else being equal, in the event that the exercise of all PVAC Warrants, each of which are exercisable for one share of Pubco Class A Common Share at a price of $11.50 per share. The issuance of shares of Pubco Class A Common Stock upon conversion of the Series A Preferred Stock in the PIPE Financing would have a dilutive effect; the number of shares issuable varies with the market price of the Pubco Class A Common Stock, subject to a floor price, and is presented in the table below at the minimum of 550,000 shares issuable at the $10.00 conversion price. See “— PIPE Financing.” The issuance of any shares or other awards in connection with the 2026 Equity Incentive Plan following the Business Combination would also have a dilutive effect on Pubco shareholders’ ownership percentages, all else being equal, however, the magnitude of any such potential issuances is not known as at the date of this proxy statement/prospectus. The table below presents the anticipated share ownership in Pubco on a fully diluted basis in the no redemption, 50%, 75% and maximum redemptions scenarios. The dilution sources are added as adjustments to pro forma Pubco common shares at closing to calculate fully diluted pro forma Pubco common shares at closing.

							Scenario D
	Scenario A		Scenario B		Scenario C		Maximum
	No redemptions (1)		25% redemptions (2)		75% redemptions (3)		redemptions (4)
Holder of Pubco Common Share	No. of Shares	Percentage	No. of Shares	Percentage	No. of Shares	Percentage	No. of Shares	Percentage
PVAC Public Shareholders (5)	11,704,450	18.6%	11,653,337	18.5%	11,551,112	18.4%	11,500,000	18.3%
PVAC Founder and Affiliates (6)	5,750,000	9.1%	5,750,000	9.1%	5,750,000	9.2%	5,750,000	9.2%
Tigerless Shareholders (7)	38,000,000	60.3%	38,000,000	60.4%	38,000,000	60.5%	38,000,000	60.6%
2026 Equity Incentive Plan (8)	6,296,791	10.0%	6,291,112	10.0%	6,279,753	10.0%	6,274,074	10.0%
Valleypark Road, LLC Working Capital Warrants (9)	666,667	1.1%	666,667	1.1%	666,667	1.1%	666,667	1.1%
Series A Preferred Stock — conversion shares (10)	550,000	0.9%	550,000	0.9%	550,000	0.9%	550,000	0.9%
Fully Diluted Pro Forma Pubco common shares at closing	62,967,908	100.0%	62,911,116	100.0%	62,797,532	100.0%	62,740,741	100.0%

(1)

This scenario assumes that no Public Shares are redeemed by Public Shareholders, 204,450 Public Shares remain outstanding, and the Trust Account retains $2,478,814 prior to the potential transactions represented on this table.

(2)

This scenario assumes that 51,113 Public Shares are redeemed by Public Shareholders, 153,337 Public Shares remain outstanding, and the Trust Account retains $1,859,111 prior to the potential transactions represented on this table.

(3)

This scenario assumes that 153,338 Public Shares are redeemed by Public Shareholders, 51,112 Public Shares remain outstanding, and the Trust Account retains $619,704 prior to the potential transactions represented on this table.

(4)

This scenario assumes that 204,450 Public Shares are redeemed by Public Shareholders, 0 Public Shares remain outstanding, and the Trust Account retains $0 prior to the potential transactions represented on this table.

(5)

Representing 204,450 Public Shares issued and outstanding as of the date of this proxy statement/prospectus, which are subject to redemption, and an aggregate of 11,500,000 shares of Pubco Class A Common Share that may be issued upon exercise of the outstanding PVAC Warrants, which will become Pubco Warrants upon consummation of the Business Combination, for an exercise price of $11.50 per share, for an aggregate of $132,250,000.

(6)

As of the date of this proxy statement/prospectus, the Founders held 5,749,999 shares of PVAC Class A Common Share and 1 share of PVAC Class B Common Share, which will be converted to 5,750,000 shares of Pubco Class A Common Share at the closing of business combination.

(7)

Represents up to 38,000,000 shares issuable to Tigerless shareholders, consisting of 28,000,000 shares of Pubco common stock issued as base merger consideration, and up to 10,000,000 additional shares issuable as contingent consideration, comprised of 22,400,000 shares of Pubco Class B common stock and 5,600,000 shares of Pubco Class A common stock, which will be issued upon the achievement of certain post-closing performance milestones as described in this proxy statement/prospectus.

(8)	Representing 10.0% of the issued and outstanding shares of Pubco Common Share at the closing on a fully diluted basis.
(9)

PVAC has issued to the New Sponsor the August 2025 Note pursuant to which the New Sponsor agreed to provide PVAC with loans of up to $1,000,000 for working capital purposes. The August 2025 Note is non-interest bearing and is payable upon the consummation of an initial business combination, including the Business Combination. Upon the consummation of such business combination, the holder of the August 2025 Note will have the option, but not the obligation, to convert the outstanding principal balance of the note, in whole or in part, into private placement warrants of PVAC, at a conversion price of $1.50 per warrant, with each such warrant entitling the holder to purchase one share of PVAC Class A common stock at an exercise price of $11.50 per share, subject to the terms and conditions of the applicable warrant agreement. This assumes the note has been converted into warrants.

(10)

Represents the minimum number of shares of Pubco Class A Common Stock issuable upon conversion of all 5,000 shares of Series A Preferred Stock to be issued in the PIPE Financing at the $10.00 conversion price and the 110% conversion amount; at the initial $2.00 floor price the same shares would convert into 2,750,000 shares, and a lower reset floor price, declared dividends, Triggering Event adjustments and other amounts payable under the Transaction Documents could increase the number of shares issuable. The 2,000,000 Closing Fee Shares are transferred by existing holders and do not increase the number of shares outstanding. See “— PIPE Financing.”

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The anticipated ownership of Pubco’s securities set forth above, including the potential effect of any dilutive events, is accurate, subject to the assumptions and exclusions set forth above, as of the date of filing of this proxy statement/prospectus, and does not take into account any transactions that may be entered into after the date hereof unless explicitly set forth above. If the actual facts differ from our assumptions, the numbers of shares and ownership percentages set forth above, including the anticipated equity stake of non-redeeming Public Shareholders in Pubco following the Business Combination, will be different.

You should read the section of this proxy statement/prospectus entitled “Unaudited Pro Forma Condensed Combined Financial Information” for further information.

Pursuant to Item 1604 (c) of Regulation S-K, the following table sets forth, with respect to material transactions reasonably likely to occur in connection with the Business Combination while excluding the Business Combination itself, across potential redemption levels, (i) the number of shares of Pubco Class A Common Stock to be issued pursuant to such material transactions, (ii) the as-adjusted net tangible book value per share (NVPS) of all Pubco Common Stock issued and outstanding after giving effect to such material transactions reasonably likely to occur in connection with the Business Combination, (iii) the difference between the as-adjusted NVPS and the PVAC IPO offering price per share of $10.00.

The net tangible book value per share (NVPS) represents the net tangible book value as of June 30, 2026 divided by Pubco Class A common stock to be issued at each redemption scenario. The as-adjusted net tangible book value per share (as adjusted NVPS), after taking effect of dilution sources that are material and reasonably likely to occur in connection with the business combination, represents adjusted net tangible book value as of June 30, 2026 divided by adjusted Pubco Class A common stock to be issued at each redemption scenario. Adjustments to the net tangible book value (numerator) include transaction costs in connection with the business combination and the net proceeds of the first tranche of the PIPE Financing. Adjustments to the Pubco shares at closing (denominator) include the minimum number of shares of Pubco Class A Common Stock issuable upon conversion of the first-tranche Series A Preferred Stock at the $10.00 fixed conversion price; because the conversion price may be as low as the floor price then in effect, the number of shares actually issued upon conversion may be substantially greater. See footnote (5) below. Certain dilution sources, including 1) 2026 Equity Incentive Plan, 2) PVAC Public Warrants, and 3) PVAC Private Warrants, are not material transactions reasonably likely to occur and thus are excluded in the dilution table below. The dilution adjustments made below have not taken into account any transactions that may be entered into after the date of this prospectus.

Book Value	Scenario A — No redemptions	Scenario B — 25% redemptions	Scenario C — 75% redemptions	Scenario D — Maximum redemptions
Net Tangible Book Value	$976,109	$356,406	$(883,002)	$(1,502,705)
Pubco Shares at Closing	5,954,450	5,903,337	5,801,112	5,750,000
NVPS	$0.16	$0.06	$(0.15)	$(0.26)
Adjustments to Net Tangible Book Value
Incremental de-SPAC transaction costs	$(100,000)	$(100,000)	$(100,000)	$(100,000)
First-tranche PIPE Financing net proceeds	$3,475,000	$3,475,000	$3,475,000	$3,475,000
Adjusted Net Tangible Book Value	$4,351,109	$3,731,406	$2,491,999	$1,872,295
Shares issuable on conversion of first-tranche Series A Preferred Stock at the $10.00 conversion price (minimum)(5)	385,000	385,000	385,000	385,000
Adjusted Pubco Shares at Closing	6,339,450	6,288,337	6,186,112	6,135,000
As-adjusted NVPS	$0.69	$0.59	$0.40	$0.31
Difference between as-adjusted NVPS and NVPS	$0.52	$0.53	$0.56	$0.57
Difference between as-adjusted NVPS and SPAC IPO Price	$(9.31)	$(9.41)	$(9.60)	$(9.69)
Difference between as-adjusted NVPS and Redemption Price of $12.12 as of June 30, 2026	$(11.44)	$(11.53)	$(11.72)	$(11.82)
Company Valuation at SPAC IPO Price per Share	$63,394,500	$62,883,370	$61,861,120	$61,350,000

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(1)

This scenario assumes that no Public Shares are redeemed by Public Shareholders, 204,450 Public Shares remain outstanding, and the Trust Account retains $2,478,814 prior to the potential transactions represented on this table.

(2)

This scenario assumes that 51,113 Public Shares are redeemed by Public Shareholders, 153,337 Public Shares remain outstanding, and the Trust Account retains $1,859,111 prior to the potential transactions represented on this table.

(3)

This scenario assumes that 153,338 Public Shares are redeemed by Public Shareholders, 51,112 Public Shares remain outstanding, and the Trust Account retains $619,704 prior to the potential transactions represented on this table.

(4)

This scenario assumes that 204,450 Public Shares are redeemed by Public Shareholders, 0 Public Shares remain outstanding, and the Trust Account retains $0 prior to the potential transactions represented on this table.

(5)

Represents 3,500 first-tranche shares of Series A Preferred Stock with an aggregate conversion amount of $3,850,000 (110% of stated value), converted at the $10.00 fixed conversion price, the minimum number of shares issuable. At the initial $2.00 floor price, the same conversion amount would yield 1,925,000 shares, and the as-adjusted NVPS in the no-redemption scenario would be $0.55. The second tranche of the PIPE Financing funds approximately ninety business days after the Closing and is not reflected.

The table below is a list of dilution sources that are not material transactions reasonably likely to occur and thus excluded from the dilution table with respect to the determination of net tangible book value per share, as adjusted.

	Scenario A	Scenario B	Scenario C	Scenario D
	No redemption (1)	25% redemption (2)	75% redemption (3)	Maximum redemption (4)
Dilution Sources not Included in the Dilution Table	No. of Shares	No of Shares	No. of Shares	No. of Shares
2026 Equity Incentive Plan	6,296,791	6,291,112	6,279,753	6,274,074
PVAC Public Warrants	11,500,000	11,500,000	11,500,000	11,500,000
New Sponsor Conversion Warrants (1)	666,667	666,667	666,667	666,667
Transaction Cost Note Warrants ($1.50 per Warrant) (2)	—	—	—	1,000,000
Earnout Shares (issuable upon achievement of post-Business Combination performance targets)	10,000,000	10,000,000	10,000,000	10,000,000
Series A Preferred Stock — second-tranche conversion shares at the $10.00 conversion price (minimum) (3)	165,000	165,000	165,000	165,000
Total	28,628,458	28,622,779	28,611,420	29,605,741

(1)	Assumes the New Sponsor converts its working capital loans into warrants pursuant to the promissory notes governing such working capital loans.
(2)

Assumes the New Sponsor provides the $1,000,000 Transaction Cost Note contemplated under the maximum-redemption scenario presented in the unaudited pro forma condensed combined financial information and converts it in full into warrants at a price of $1.50 per warrant. No amount under the Transaction Cost Note was funded or outstanding as of

June 30, 2026.

(3)

Represents the minimum number of shares issuable upon conversion of the 1,500 second-tranche shares of Series A Preferred Stock (aggregate conversion amount of $1,650,000, or 110% of stated value) at the $10.00 fixed conversion price. The 385,000 shares issuable upon conversion of the 3,500 first-tranche shares are included in the dilution table above. At the initial $2.00 floor price, the second tranche would convert into 825,000 shares. The second tranche funds on the ninetieth business day following the Closing and is not reflected in the dilution table above.

Representations and Warranties

The Business Combination Agreement contains representations and warranties of the Company relating to, among other things, organization and qualification; subsidiaries; capitalization; authority relative to the Business Combination Agreement; there being no conflict between the Company’s charter documents and other legal requirements and the Transactions and requiring only certain governmental consents; compliance with applicable legal requirements; financial statements; having no undisclosed liabilities; the absence of certain changes or events; there being no claims, suits, actions, complaints, demands or other proceedings pending or, to the knowledge of the Company, threatened against the Company before any governmental entity; employee benefit plans; labor matters; business activities; title to property; taxes; environmental matters; brokers; third-party expenses; intellectual property; agreements, contracts and commitments; governmental actions/filings; interested party transactions; top customers and top suppliers; and board approval.

The Business Combination Agreement contains representations and warranties of PVAC, Pubco, Merger Sub 1 and Merger Sub 2 relating to, among other things, organization and qualification; subsidiaries; capitalization; authority relative to the Business Combination Agreement; there being no conflict between PVAC’s charter documents and other legal requirements and the Transactions and requiring only certain governmental consents; PVAC SEC reports and financial statements; having no undisclosed liabilities; the absence of certain changes or events; litigation; employee benefit plans; labor matters; business activities; title to property; taxes; environmental matters; brokers; intellectual property; agreements, contracts and commitments; insurance; interested party transactions; Nasdaq listing; board approval; and the Trust Account.

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Covenants

The Business Combination Agreement includes customary affirmative and negative covenants of the parties with respect to business operations prior to consummation of the Transactions. The parties also agreed to abide by certain exclusivity provisions, to use reasonable best efforts to consummate the Mergers, and to provide insurance for PVAC’s and the Company’s directors and officers and indemnification for PVAC’s directors and officers after the Closing. The Business Combination Agreement also contains additional covenants of the parties, including, among others:

•

PVAC and the Company will cooperate in the preparation and filing of the Registration Statement of which this proxy statement/prospectus forms a part for the offer and sale of PVAC Ordinary Shares issuable pursuant to the Business Combination Agreement.

•

The Company will, as sole stockholder of Pubco, duly adopt and enact the Pubco incentive equity plan (the “2026 Equity Incentive Plan”) and reserve 10.0% of the total combined number of shares of Pubco Common Stock, calculated as of after the Closing, for issuance thereunder.

•

Commencing as soon as practicable, PVAC and the Company would use commercially reasonable efforts to solicit the investors to enter into the PIPE Agreement, on terms approved by the Company (such approval not to be unreasonably withheld, conditioned or delayed), pursuant to which the PIPE Investor would consummate the PIPE Financing by purchasing equity or equity-linked securities in an aggregate amount of $5,000,000 or more. On September 30, 2026, Pubco, PVAC and the Company entered into the PIPE Securities Purchase Agreement with the PIPE Investor. See “— PIPE Financing” below.

Conditions to Closing

Mutual Conditions

The consummation of the Mergers and the other transactions contemplated by the Business Combination Agreement is conditioned upon the following, among other things:

•	The PVAC Shareholder Approval and the Company Stockholder Approval having been received by PVAC and the Company, respectively;

•

The approval for listing on Nasdaq or another national securities exchange of Pubco Class A Common Stock to be issued in connection with the Transactions, subject, if applicable, to official notice of issuance thereof and the requirement to have a sufficient number of round lot holders;

•

The Registration Statement having become effective in accordance with the provisions of the Securities Act, no stop order having been issued by the SEC that remains in effect with respect to the Registration Statement, and no proceeding seeking such a stop order having been threatened or initiated by the SEC which remains pending;

•	All required waiting periods under the HSR Act, if any, having expired or been terminated;

Other Conditions to PVAC’s Obligations

The obligations of PVAC to consummate the Transactions are also conditioned upon, among other things:

•	The accuracy of the representations and warranties of the Company, Pubco and the Merger Subs;

•	Performance in all material respects of the agreements and covenants of the Company required by the Business Combination Agreement to be performed on or prior to the Closing;

•

No action, suit or proceeding being pending or threatened before any governmental entity which would (i) prevent consummation of any of the Transactions, (ii) cause any of the Transactions to be rescinded following consummation, (iii) would affect materially and adversely or otherwise encumber the title of the Pubco Class A Common Stock to be issued to holders of PVAC Ordinary Sharees in connection with the Mergers or (iv) affect materially and adversely the right of the Surviving Reorganization Corporation to own, operate or control any of the assets and operations of the Company following the Reorganization Merger, and no order, judgment, decree, stipulation or injunction to any such effect being in effect;

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•	Certain employees of the Company having executed employment agreements with Pubco;

•

All outstanding material indebtedness owed to the Company or its subsidiaries by affiliates or officers, directors, or employees thereof or by any other Person designated by the Company who will become an officer, director, or employee of Pubco upon the Closing having been repaid in full; all outstanding material guaranties and similar arrangements pursuant to which the Company or any of its subsidiaries has guaranteed the payment or performance of any obligations of any such affiliate or officer, director, or employee, or other Person, to a third party having been terminated; and no affiliate of the Company owning any direct equity interests in any company that utilizes in its name or otherwise “Tigerless Health” or any derivative thereof.

Other Conditions to the Company’s Obligations

The obligations of the Company, Pubco, and the Merger Subs to consummate the Transactions are also conditioned upon, among other things:

•	The accuracy of the representations and warranties of PVAC;

•	Performance in all material respects of the covenants of PVAC required by the Business Combination Agreement to be performed on or prior to the Closing; and

•

No action, suit or proceeding being pending or threatened before any governmental entity which would (i) prevent consummation of any of the Transactions, (ii) cause any of the Transactions to be rescinded following consummation, (iii) would affect materially and adversely or otherwise encumber the title of the Pubco Common Stock to be issued to holders of Company Class A Common Stock or Company Class B Common Stock in connection with the Mergers or (iv) affect materially and adversely the right of the Surviving Acquisition Company to own, operate or control any of the assets and operations of PVAC following the Acquisition Merger, and no order, judgment, decree, stipulation or injunction to any such effect being in effect;

Termination

The Business Combination Agreement may be terminated at any time prior to the Closing as follows:

•	by mutual written consent of PVAC and the Company;

•

by either PVAC or the Company, if the Effective Time has not occurred on or before September 30, 2026; provided, however, that such date shall be automatically extended to December 31, 2026 if the SEC has not declared the Registration Statement effective on or prior to September 30, 2026, and provided, further, that this termination right is not available to a party that is in breach or violation of the Business Combination Agreement and such breach or violation is the primary cause of the failure to close by such date;

•

by either PVAC or the Company, if a governmental entity shall have issued an order, decree, judgment or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Mergers, which order, decree, ruling or other action is final and nonappealable;

•

by either PVAC or Company, if the other party has breached any of its covenants or representations and warranties, or any representation or warranty has become untrue, such that the terminating party’s closing conditions would not be satisfied (subject to a thirty-day cure period, if such breach is curable), provided that this termination right is not available to a party that is in breach of the Business Combination Agreement such that the other party’s closing conditions would not be satisfied;

•	by either PVAC or the Company, if the PVAC Shareholder Approval is not obtained; and

•	by PVAC, if the Company Stockholder Approval is not obtained by the requisite vote within five (5) days following the date the Registration Statement is declared effective.

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Upon termination of the Business Combination Agreement, the Business Combination Agreement will become void (with certain customary exceptions), except that the parties shall not be relieved of liability for any willful breach of the Business Combination Agreement.

Fees and Expenses

All fees and expenses incurred in connection with the Business Combination Agreement and the other transactions contemplated by the Business Combination Agreement will be paid for by the party incurring such expenses; provided that any filing fees relating to the filing of the registration statement of which this proxy statement/prospectus forms a part or of this proxy statement/prospectus itself shall be borne by the Company.

Waivers

Either PVAC or the Company may extend the time for performance of any obligation of any other Party, waive any inaccuracies in the representations and warranties of any other Party contained in the Business Combination Agreement or in any document delivered pursuant to the Business Combination Agreement, and waive compliance with any agreements of any other party or any condition to its own obligations contained in the Business Combination Agreement.

Governing Law

The Business Combination Agreement shall be governed by and construed in accordance with the internal law of the State of New York regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof. Notwithstanding the foregoing, the Mergers and the exercise of appraisal and dissenters’ rights under the Cayman Companies Act, the fiduciary or other duties of the board of directors of PVAC with respect to the Business Combination shall in each case be construed, performed and enforced in accordance with the laws of the Cayman Islands.

PIPE Financing

Pursuant to the Business Combination Agreement, PVAC and Tigerless Health were required during the Interim Period to use reasonable best efforts to identify and obtain commitments for a private investment of at least $5.0 million. On September 30, 2026, Pubco, PVAC and Tigerless Health entered into the PIPE Securities Purchase Agreement with the PIPE Investor. The PIPE Securities Purchase Agreement provides for Pubco to issue and sell 5,000 shares of Series A Preferred Stock at a purchase price of $1,000 per share, equal to stated value and without original issue discount, for aggregate gross proceeds of $5.0 million.

The purchase price will be funded in two tranches following completion of the Business Combination. At the first closing, scheduled for the first business day following the Closing, Pubco will issue 3,500 Preferred Shares and receive $3.5 million. At the second closing, scheduled for the ninetieth business day following the Closing, Pubco will issue 1,500 additional Preferred Shares and receive $1.5 million. The PIPE Investor’s second-tranche obligation is a binding commitment and is not subject to market-price, trading-volume, financing, due-diligence-out or discretionary conditions. It is, however, subject to the continuing closing conditions in the PIPE Securities Purchase Agreement, including among others specified representations and covenants remaining true and correct and satisfied, no continuing Triggering Event or Pubco Default (as defined in the PIPE Securities Purchase Agreement), continued Nasdaq listing, required registration filings and any stockholder approval required under Nasdaq rules. If specified curable failures are continuing when the second closing would otherwise occur, the second closing may be extended, but generally not more than 30 trading days.

Because Section 7.10 of the Business Combination Agreement contemplates financing on a timetable different from the two post-Closing fundings provided by the PIPE Securities Purchase Agreement, the PIPE Securities Purchase Agreement requires, as a condition to the first PIPE closing, evidence that the Business Combination Agreement has been amended or the applicable parties have granted a waiver sufficient to permit the PIPE funding schedule.

The rights and preferences of the Series A Preferred Stock are set forth in a Certificate of Designations to be filed with the Nevada Secretary of State before the first PIPE closing. Each Preferred Share has a stated value of $1,000 and ranks senior to Pubco Common Stock with respect to dividends, distributions and payments upon liquidation, dissolution or winding up. Dividends do not accrue unless declared by the Pubco Board, except that default dividends accrue following a Triggering Event as described below. The liquidation preference per Preferred Share is the greater of the applicable Conversion Amount and the amount the holder would receive on an as-converted basis.

Each Preferred Share is convertible at the holder’s option. The number of shares issuable on conversion is determined by dividing the applicable Conversion Amount by the Conversion Price. The Conversion Amount generally equals 110% of stated value, plus declared and unpaid dividends and other amounts owed under the Transaction Documents. The Conversion Price is the lower of (i) $10.00 and (ii) 93% of the lowest daily VWAP of Pubco Class A Common Stock during the five trading days immediately preceding conversion, subject to a floor price. The initial floor price is $2.00. On the date all conversion shares are freely tradable pursuant to an effective resale registration statement or Rule 144 without volume or manner-of-sale limitations, and every six months thereafter, the floor price automatically resets lower, and only lower, to 20% of the lower of (x) the closing price on the immediately preceding trading day and (y) the average closing price during the five trading days ending on the immediately preceding trading day, in each case subject to applicable Nasdaq rules. At a $10.00 Conversion Price, the 5,000 Preferred Shares would initially be convertible into at least 550,000 shares of Pubco Class A Common Stock; at the initial $2.00 floor price, they would initially be convertible into approximately 2,750,000 shares, in each case before declared dividends, Triggering Event adjustments or other amounts. If the floor price resets below $2.00, a larger number of shares could become issuable.

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Conversions are subject initially to a 4.99% beneficial-ownership limitation. A holder may decrease that percentage or increase it to a percentage not exceeding 9.99%; any increase becomes effective only on the sixty-first day after notice. Pubco also is required to reserve at least 200% of the number of shares then necessary to convert all outstanding Preferred Shares at the applicable floor price, without giving effect to conversion limitations.

The Certificate of Designations contains customary and negotiated Triggering Events relating to, among other matters, failures to maintain required resale registration, trading or Nasdaq listing failures, failures to timely deliver conversion shares or remove legends, certain payment failures, specified defaults on indebtedness, bankruptcy and insolvency events, judgments, material breaches of Transaction Documents, delinquent Exchange Act reporting, a Material Adverse Effect and certain DTC restrictions. Upon a Triggering Event, the stated value of each outstanding Preferred Share increases by 15% on a one-time basis and a 5% annual default dividend begins to accrue while the Triggering Event continues. In addition, if a Triggering Event remains uncured, a holder may require Pubco to apply up to 25% of the gross cash proceeds of each subsequent debt or equity financing to redeem Preferred Shares. During specified Triggering Events a holder may also use an alternate conversion price that may be lower than the otherwise applicable Conversion Price, subject to the applicable floor-price provisions. These provisions could increase the cash and share obligations associated with the PIPE following a Triggering Event.

Pubco may redeem all or a portion of the outstanding Preferred Shares for cash at 110% of the stated value being redeemed plus declared and unpaid dividends and other amounts then owed, on at least fifteen business days’ notice, subject to the holder’s continuing right to convert before payment and provided no Triggering Event is continuing. In specified fundamental transactions, the successor entity generally must assume the Series A Preferred Stock or Pubco must redeem it at the applicable optional-redemption price; if the transaction results in Pubco no longer being publicly traded on a national securities exchange, each holder may elect cash redemption. Holders also have specified participation rights with respect to purchase rights, corporate events and distributions.

As a one-time closing fee, one or more existing stockholders of Tigerless Health and/or PVAC are obligated to transfer an aggregate of 2,000,000 shares of Pubco Class A Common Stock to the PIPE Investor. Immediately prior to the Closing, the transferring holders will deliver only the maximum number of such shares that can be delivered without causing the PIPE Investor and its attribution parties to exceed 4.99% beneficial ownership. Thereafter, within one trading day after each written notice from the PIPE Investor certifying its then-current beneficial ownership, the transferring holders must deliver the maximum additional number of remaining Closing Fee Shares that can be received without exceeding the 4.99% cap, until all 2,000,000 shares have been delivered. Because these shares are transferred by existing holders, their transfer does not itself increase the number of Pubco shares outstanding, although it changes the distribution of ownership and may increase the number of shares held by an investor that is contractually permitted to resell shares as described below.

Pubco has agreed to reimburse up to $25,000 of the PIPE Investor’s reasonable documented legal and diligence expenses at the first closing. Pubco also must file, within 30 calendar days after the first closing, a resale registration statement covering 200% of the maximum number of shares issuable upon conversion at the initial floor price, together with Closing Fee Shares to the extent they are not then freely tradable. Pubco must use best efforts to cause that registration statement to become effective no later than 30 days after the filing deadline if the SEC does not review it and no later than 60 days after the filing deadline if the SEC reviews it, subject to specified exceptions. Additional registration statements are required if the shares covered by effective registration statements later become insufficient because, among other things, the floor price resets.

If specified registration deadlines are missed or the PIPE Investor is unable to use an effective prospectus, subject to stated exceptions, Pubco must pay cash liquidated damages equal to 5% of the purchase price paid for the then-outstanding Preferred Shares when the registration event occurs and an additional 5% for each 30-day period that the event continues, prorated for partial periods. Unpaid liquidated damages bear interest at 18% per year, subject to the maximum lawful rate. Pubco may suspend use of a resale prospectus for specified material nonpublic-information periods of up to ten consecutive days and twenty aggregate days in any 365-day period. The PIPE Investor also has specified demand and piggyback registration rights.

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Until the earlier of termination of the PIPE Securities Purchase Agreement and completion of the second closing, the PIPE Investor is subject to daily leak-out restrictions on open-market sales of Closing Fee Shares and shares received upon conversion. The PIPE Investor may nevertheless sell on any trading day a number of shares not exceeding the greater of (i) $75,000 divided by the prior trading day’s closing price and (ii) 8% of the trading volume on the day of sale. After that period, the contractual leak-out restriction terminates, subject to applicable securities laws.

For so long as any Preferred Shares remain outstanding, the Certificate of Designations restricts, among other things, cash dividends and repurchases of junior or parity securities and the issuance of senior or parity preferred securities without the required holders’ consent. The Preferred Shares generally have no voting rights except for protective votes specified in the Certificate of Designations and voting rights required under Nevada law. Pubco must use the PIPE proceeds for working capital, growth initiatives, transaction expenses and general corporate purposes.

See “Risk Factors,” “Unaudited Pro Forma Condensed Combined Financial Information” and “Beneficial Ownership of Securities.”

Registration Statement and Proxy Statement

The parties made customary covenants regarding the Registration Statement, including to file with the Registration Statement in connection with the registration under the Securities Act of Pubco Equity Securities to be issued under the Business Combination Agreement. The Registration Statement is required to contain PVAC’s proxy statement to solicit proxies from PVAC shareholders to approve, among other things, the Business Combination Proposal and the other matters described herein. Accordingly, this document serves as both a prospectus and proxy statement for PVAC.

Related Agreements

Support Agreements

Concurrently with the execution of the Business Combination Agreement, PVAC, the Company and certain of their shareholders and stockholders, respectively, entered into Support Agreements (each, a “Support Agreement”), pursuant to which, among other things, each such shareholder or stockholder, as applicable, agreed, with respect to all Equity Securities held by such Persons, to vote in favor of, or consent in writing to, the adoption of the Business Combination Agreement and the approval of the transactions contemplated thereby, including the Mergers, in order to effect the required shareholder approvals.

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Lockup Agreement

Pursuant to and as a condition to closing the transactions contemplated by the Business Combination Agreement, PVAC, the Company and certain of the Company’s securityholders will enter into a lockup agreement substantially in the form filed as Exhibit 10.3 to the Registration Statement of which this proxy statement/prospectus forms a part (‘Lock-Up Agreement”). Pursuant to such Lockup Agreement, subject to certain exceptions, the person noted below will agree not to sell, transfer or assign (i) the shares of Pubco Class A Common Stock and Pubco Class B Common Stock received by them in the Business Combination, (ii) any shares of Pubco Common Stock issued upon conversion, exchange or exercise of securities received in the Business Combination, and (iii) any securities issued as a dividend, distribution, stock split, recapitalization or similar transaction with respect to such shares(collectively, the “Lock-Up Shares”) for a prescribed period of time as noted below.

Each of the five unaffiliated Tigerless Health stockholders receiving securities in the Business Combination shall have a lock-up period of six months commencing from the closing date of the Mergers. Each of CEMAC Sponsor LP, Vikasati Sponsor, LLC, and Valleypark Road, LLC, Zikang Wu shall have a lock-up period of 12 months commencing from the closing date of the Mergers.

Interests of PVAC’s Directors and Officers and Others in the Business Combination

When you consider the recommendation of the PVAC Board in favor of approval of the Business Combination Proposal, you should keep in mind that the Insiders, including PVAC’s executive officers and directors, and their respective affiliates have interests in such proposal that are different from, or in addition to, those of Public Shareholders generally. These interests include that the Insiders will lose their entire investment in PVAC if an initial business combination is not completed (other than with respect to Public Shares they may acquire in the future), and that the Insiders will benefit from the completion of a business combination and may be incentivized to complete a business combination, even if it is with a less favorable target company or on less favorable terms to shareholders, rather than liquidate PVAC. Further, the personal and financial interests of the Insiders, as well as PVAC’s executive officers and directors may have influenced their motivation in identifying and selecting the Company as a business combination target and completing the Business Combination with the Company. In considering the recommendations of the PVAC Board to vote for the proposals, Public Shareholders should consider these interests as well as, among other things, the interests described below:

•	the fact that the Insiders have certain economic interests in the Business Combination including:

o	the Founder Shares were initially purchased for an aggregate of $25,000;

o

the Insiders have agreed to waive their redemption rights with respect to their Founder Shares and any Public Shares they hold in connection with the Business Combination and to waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares held by them if the Business Combination is not approved and PVAC fails to complete a business combination within the required time period;

o	no consideration was provided to the Insiders in exchange for this waiver.

o

the Founder Shares would be worthless if the Business Combination or another business combination is not consummated within the required time period because the holders thereof are not entitled to participate in any redemption or liquidation distribution with respect to such shares. Such securities may have a significantly higher value at the time of the Business Combination, and if unrestricted and freely tradable would be valued at approximately $57.5 million based upon an assumed price of $10.00 per share;

•

As of the date of this proxy statement/prospectus, there is an aggregate principal amount of $276,521 of outstanding loans payable to New Sponsor. The loan is non-interest bearing and payable upon the consummation by PVAC of the Business Combination. Upon consummation of a Business Combination, New Sponsor will have the option, but not the obligation, to convert the principal balance of the note, in whole or in part, into Pubco Warrants;

•

As of the date of this proxy statement/prospectus, the Insiders had $0 in aggregate out-of-pocket expenses to be repaid by PVAC. However, the Insiders may incur out-of-pocket expenses after the date of this proxy statement/prospectus, which amounts would be reimbursed only if the Business Combination is consummated;

•

the Insiders will lose their entire investment in PVAC and will not be reimbursed for any loans extended or out-of-pocket expenses incurred on PVAC’s behalf related to identifying, investigating, negotiating and completing an initial business combination if the Business Combination is not consummated within the required time period;

•

the aggregate Sponsor Outlay of the three SPAC Sponsors is approximately $14.4 million, as quantified in the table under “Summary of the Proxy Statement/Prospectus – Sponsor Compensation” and described under “Information about PVAC – SPAC Sponsors”;

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•	in addition, the Insiders can earn a positive rate of return on their investment, even if other PVAC shareholders experience a negative rate of return;

•

the fact that pursuant to the Business Combination Agreement, PVAC has the right to designate one director to the Pubco Board post-Closing. Such director, in the future, may receive any cash fees, stock options or stock awards that the Pubco Board determines to pay to its directors. PVAC has designated Dr. Jing Lu to be a director on the Pubco Board post-Closing;

•

the fact that the Business Combination Agreement provides for the continued indemnification of PVAC’s existing directors and officers and/or requires Pubco to purchase, at or prior to the Closing, and maintain in effect for a period of six years after the Closing, a “tail” policy providing directors’ and officers’ liability insurance coverage for certain PVAC directors and officers after the Business Combination;

•

the fact that if the Trust Account is liquidated, including in the event PVAC is unable to complete an initial business combination within the required time period, the IPO Sponsor has agreed to indemnify PVAC to ensure that the proceeds in the Trust Account are not reduced below $10.20 per Public Share, or such lesser per share amount as is in the Trust Account, by the claims of prospective target businesses with which PVAC has entered into an acquisition agreement or claims of any third party for services rendered or products sold to PVAC, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account; and

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the fact that if the Business Combination or another business combination is not consummated within the required time period, PVAC will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding Public Shares for cash and, subject to the approval of its remaining shareholders and the PVAC Board, dissolving and liquidating.

The personal and financial interests of the Insiders as well as PVAC’s executive officers and directors may have influenced their motivation in identifying and selecting the Company as a business combination target, completing the Business Combination with the Company and influencing the operation of the business following the Business Combination. The existence of such financial and personal interests may result results in conflicts of interest on the part of such executive officers, directors and Insiders between what he, she, or they may believe is in the best interests of PVAC and what he, she, or they may believe is best for himself, herself, or themselves in determining to recommend that shareholders vote for the proposals. In considering the recommendations of the PVAC Board to vote for the proposals, its shareholders should consider these interests. See this section entitled “Shareholder Proposal No. 1: The Business Combination Proposal — Interests of PVAC’s Directors and Officers and Others in the Business Combination.”

In addition to the foregoing, PVAC’s officers and directors had fiduciary or contractual obligations to other entities while PVAC was seeking to locate a target business for a business combination, as listed below. Accordingly, if any of PVAC’s officers or directors had become aware of a business combination opportunity which was suitable for an entity to which he or she had then-current fiduciary or contractual obligations, such officer or director would have been entitled to honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity prior to PVAC and might have only decided to present it to PVAC if such entity rejected the opportunity and consummating the same would not violate any restrictive covenants to which such officers and directors were subject. PVAC’s existing Charter provides that to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer of PVAC shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as PVAC; and (ii) PVAC renounced any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and PVAC, on the other. Notwithstanding the foregoing, these other fiduciary or contractual obligations, and the Existing Charter’s waiver of such rights, did not impact PVAC’s search for an acquisition target.

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Furthermore, pursuant to the Business Combination Agreement, all Company Common Stock issued and outstanding immediately prior to the Effective Time, other than (a) Company Stock held in treasury by the Company or its wholly owned subsidiaries, as applicable, and (b) those shares of Company Common Stock owned by a Dissenting Holder, will be automatically converted into the right to receive an aggregate of 5,600,000 shares of Pubco Class A Common Stock and 22,400,000 shares of Pubco Class B Common Stock. Pubco Class A Common Stock will have no general voting power and Pubco Class B Common Stock will have one vote per share. Accordingly, following consummation of the Business Combination, the holders of the Pubco Class B Common Stock (including Zikang Wu, the founder and Chief Executive Officer of the Company and who will serve as the Chief Executive Officer of Pubco upon consummation of the Business Combination) will beneficially own 100% of the voting power of Pubco Common Stock, assuming no redemptions by the Public Shareholders. As a result, following consummation of the Business Combination, Pubco will be a “controlled company” as defined in the corporate governance rules of Nasdaq and Zikang Wu will have the ability to determine all matters requiring shareholder approval following the Business Combination.

The following table describes the fiduciary duties and other obligations of PVAC’s directors and officers to other entities that could give rise to conflicts in evaluating business combination opportunities:

Name	PVAC Office	Other Positions	Nature of Fiduciary or Contractual Duties
Wei Qian	Chief Executive Officer	Fusion Park, LLC	Director of Capital Markets

Except as disclosed above, PVAC is not aware of any fiduciary or contractual obligation of its officers or directors to another entity that materially affected PVAC’s search for, negotiation of or decision to approve the Business Combination.

Background of the Business Combination

Piermont Valley Acquisition Corp. is a blank check company incorporated on April 20, 2021 as a Cayman Islands exempted company with the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities.

The proposed Business Combination with the Company is the result of an extensive search for a potential merger partner utilizing the networking, investing and transactional experience of PVAC’s management team. The terms of the Business Combination Agreement are the result of extensive arm’s-length negotiations between representatives of PVAC and the Company.

On December 3, 2021, PVAC consummated its IPO. PVAC did not select any business combination target in advance of the IPO and did not, nor did anyone on its behalf, initiate any substantive discussions, directly or indirectly, with any business combination target regarding a business combination with PVAC in advance of its IPO. After completion of the IPO on December 3, 2021, PVAC’s management team commenced an active search for prospective businesses or assets to acquire, drawing upon, among other things, the extensive network and investing and operating experience of PVAC’s management team. On an ongoing basis during this period, PVAC’s management team reviewed self-generated ideas and initiated contact and were contacted by a number of individuals and entities with respect to business combination opportunities. PVAC’s officers and directors and their affiliates actively searched for and brought business combination targets to PVAC’s attention across several business sectors, including, without limitation, renewable energy storage, clean energy technologies, retail technologies, automotive technologies, artificial intelligence (AI), mining and metals, electric vehicles and battery technologies. These entities were primarily based in the United States, although certain potential targets were based internationally. PVAC was also assisted by various advisors and consultants that helped PVAC review transactions and potential targets, including but not limited legal advisors and financial and business advisors.

PVAC evaluated potential acquisition targets based on criteria that were the same or similar to the criteria the PVAC board used in evaluating the Business Combination with the Company (as discussed below) which included, among other criteria, such potential acquisition targets’ public company readiness and PVAC management’s assessment regarding their potential to become a long-term leader among public companies in their industries, including, but not limited to, their growth potential, competitive stance, financial health, the effectiveness and expertise of leadership and management teams, valuation anticipations, and the likelihood of successfully consummating the transaction.

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Description of PVAC’s discussions with candidates other than the Company

The potential targets that PVAC considered in greater detail and with which PVAC entered into formal negotiations included: (i) a company engaged in enterprise software and business process outsourcing focused on the banking, financial services and insurance sector (“Company A”); (ii) a company providing global capability center services with its primary operations in India (“Company B”); (iii) a global investment management firm focused on strategic sectors including artificial intelligence, infrastructure, critical materials and defense (“Company C”); (iv) a company developing an artificial intelligence-enabled ambient intelligence platform focused on contact-free presence detection and wellness monitoring for residential applications (“Company D”); (v) a company providing an artificial intelligence-powered investment intelligence platform focused on financial news aggregation, data analytics and personalized tools for individual investors (“Company E”); (vi) a company engaged in the design, development and commercialization of artificial intelligence-integrated smart electric vehicles and sustainable mobile living solutions (“Company F”); and (vii) Lexasure Financial Group Limited, a Cayman Islands exempted company (“Lexasure”).

In March 2024, representatives of PVAC participated in an introductory business update call with principals of Company A and its financial advisor. In April 2024, the parties held discussions regarding a potential business combination structure and anticipated timing considerations. In May 2024, PVAC was granted access to certain due diligence materials and conducted a preliminary review of Company A’s business and financial condition. In August 2024, the parties held further discussions regarding Company A’s growth strategy and capital requirements. In September 2024, Company A informed PVAC that it had elected not to pursue a transaction at that time, and discussions between the parties ceased.

In May 2024, representatives of PVAC held an introductory business update call with the chief executive officer of Company B. During the subsequent months, PVAC sought to continue discussions regarding a potential transaction; however, no further substantive engagement occurred. In December 2024, PVAC determined not to pursue further discussions with Company B.

In August 2024, representatives of PVAC engaged in discussions with Company C regarding a potential business combination involving one of its portfolio companies. During this period, Company C conducted preliminary diligence on PVAC in connection with such potential transactions. In September 2024, Company C advised PVAC that the time required to prepare the relevant portfolio company for a public listing would likely exceed the remaining duration of PVAC’s business combination period, and the parties did not proceed with further discussions.

In June 2025, representatives of PVAC were introduced to both Company D and Company E at an artificial intelligence industry conference.

Following the conference, PVAC’s management contacted a representative of Company D to schedule a follow-up call. On the call, Company D provided a preliminary overview of its technology platform, product development status and commercialization roadmap. The parties thereafter continued to discuss the possible transaction. After completing a preliminary internal review of Company D’s business, PVAC determined that Company D’s current stage of development and near-term capital requirements were not aligned with PVAC’s business combination objectives at that time, and PVAC elected not to pursue further discussions.

In July 2025, PVAC’s management subsequently arranged a preliminary discussion with Company E’s management team to explore the possibility of a potential transaction between the two parties. The initial discussion, conducted through a virtual meeting, allowed both parties to present their strategic visions and assess alignment. During this meeting, the parties touched upon their respective market positions, technology development roadmaps and overarching business philosophies. Both parties subsequently engaged in further discussions to examine their potential collaboration areas and business intersections. Following these conversations, both PVAC and Company E acknowledged the challenges in identifying mutually agreeable grounds for a transaction, and the parties agreed to cease further exploratory discussions.

In August 2025, PVAC was introduced to Company F through a contact within the technology industry. PVAC arranged for an initial virtual meeting with Company F’s management team, during which both companies shared insights into their operational focus, product development pipeline and strategic goals, aiming to determine if there was a common path for a business combination. However, as discussions progressed, it became evident that both parties held different perspectives on strategic execution and target market approach. After a series of discussions and internal consultations, PVAC and Company F ultimately concluded that the time was not right for a transaction, and the parties mutually terminated ongoing discussions.

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None of the foregoing discussions resulted in an executed letter of intent.

On March 1, 2023, we entered into a definitive business combination agreement (the “Lexasure Business Combination Agreement”) with Lexasure, a provider of reinsurance and digital insurance products.

On May 18, 2023 and May 22, 2023, certain Non-Redeeming Investors entered into the 2023 Non-Redemption Agreements with the IPO Sponsor, pursuant to which such investors agreed to (a) not redeem an aggregate of up to 4,399,737 Investor Shares in connection with an extension of time to complete a Business Combination and (b) vote the Investor Shares in favor of such extension at a meeting of shareholders. In consideration of the foregoing agreement, immediately prior to, and substantially concurrently with, the closing of an initial business combination, (i) the IPO Sponsor (or its designees) agreed to surrender and forfeit to PVAC, for no consideration, an aggregate of 1,099,935 PVAC Ordinary Shares and (ii) PVAC would issue to the Non-Redeeming Investors a like number of PVAC Class A Ordinary Shares.

On March 22, 2024, the parties to the Lexasure Business Combination Agreement entered into a Termination and Release Agreement pursuant to which they agreed to terminate the Lexasure Business Combination Agreement and the transactions contemplated thereby. The termination was a strategic decision reached by mutual agreement of the parties, as the Company prepared for a significant transition in its sponsorship and leadership oversight. This allowed the Company to pivot its focus toward a new strategic direction under incoming governance.

The decision not to pursue any other particular target business that PVAC evaluated was generally the result of one or more of: (i) PVAC’s determination that such business either was not ready to become a public entity or did not represent an attractive target due to a combination of business and growth prospects, strategic direction, management issues, structure and/or valuation considerations; (ii) a difference in initial valuation expectations between PVAC, on the one hand, and the target and/or its owners, on the other hand; (iii) a potential target’s unwillingness to engage in substantive discussions with PVAC given the timing and uncertainty of closing due to the requirement for PVAC to obtain shareholder approval as a condition to consummating any business combination; (iv) a potential target’s desire to remain a privately held company; or (v) a potential target’s unwillingness to engage in substantive discussions with PVAC in light of conflicting business objectives on the target’s side.

PVAC ultimately elected to pursue a merger with the Company, discerning that the Company represented a significant opportunity due to various factors, including: an evaluation of the Company’s business model and potential for growth; the recognition of the Company’s digital insurance platform and unique addressable insureds market; the Company’s adept management team and their expertise in the online insurance and InsureTech marketplaces; and the advantageous valuation implied for shareholders in the Business Combination.

Rationale for Pivot to Insuretech and Tigerless Health Market

Following the April 2024 transfer of sponsorship from IPO Sponsor, controlled by Robert Oudhof, to Vikasati Sponsor, controlled by Suresh Guduru, and the appointment of new directors and officers designated by Vikasati Sponsor, the newly appointed Board and officers initiated a fresh review of market conditions and potential target industries. PVAC subsequently determined that a business combination with Tigerless Health, focused on the InsureTech sector, better reflected the new leadership’s strategic vision and was more appropriately aligned with current market opportunities than the previous direction.

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Description of Negotiation Process with the Company

The following summarizes the key meetings and events that led to the execution of the Business Combination Agreement. This chronology does not purport to catalogue every conversation among representatives of PVAC, Tigerless and their respective advisors.

On July 15, 2025, Mr. Wei Qian, Chief Executive Officer of PVAC, and Mr. Zikang Wu, Founder of Tigerless, met at a business gathering. During this event, Mr. Wei Qian and Mr. Zikang Wu engaged in an introductory conversation regarding a potential transaction between Tigerless Health and PVAC. During this discussion, Mr. Wu indicated that Tigerless had been considering potential paths to becoming a public company, and Mr. Qian noted that PVAC was still in the process of identifying potential target companies for an initial business combination. Both parties expressed interest in continuing discussions relating to a potential transaction between the two companies at a later time.

During the weekend of July 19–20, 2025, Mr. Qian and Mr. Wu held a brief follow-up telephone call. During this call, the parties reaffirmed their mutual interest in further discussions and agreed that a more formal meeting involving additional members of each management team would be appropriate. The parties agreed to schedule a videoconference meeting for the following week to discuss the matter in greater detail.

On July 25, 2025, Mr. Wei Qian, on behalf of PVAC, and representatives of Tigerless, including Mr. Zikang Wu and Ms. Weiyi Zheng, Public Relations Specialist of the Company, held their first formal management meeting via videoconference. During this meeting, the Company provided PVAC with a high-level overview of its business, including its core services, operating model and positioning within the insurance technology sector, and presented information regarding its competitive strengths and operations. Mr. Wu and Ms. Zheng noted that the Company was a licensed insurance technology agency operating across all 50 U.S. states and Washington, D.C., offering health and property and casualty insurance products through a proprietary digital platform. The Company provides a range of insurance solutions, including health, auto, homeowners, renters and pet insurance, and utilizes data-driven tools to support plan comparison and enrollment. The possibility of a business combination with the Company aligned with PVAC’s investment thesis, as the Company operates a nationwide, technology-enabled, multi-line insurance platform with an established regulatory footprint. In this meeting, Mr. Qian also described PVAC’s mandate, structure and timeline as a SPAC and indicated that PVAC was actively seeking a suitable target company for a potential business combination. Based on the information presented and the discussions up to this point in the negotiations, PVAC indicated that the Company appeared to align with PVAC’s target criteria and sector focus and expressed its willingness to further explore a potential business combination with Tigerless.

Following the meeting, Mr. Wu agreed that, subject to the execution of a customary non-disclosure agreement, the Company would permit PVAC to access certain confidential information, including access to Tigerless’ data room, to facilitate further evaluation and due diligence.

On July 26, 2025, PVAC and the Company entered into such mutual non-disclosure agreement to allow PVAC to review additional information regarding the Company’s business operations, historical financial information, management financial projections and technology platform.

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Commencing on July 28, 2025, following the execution of the non-disclosure agreement, Mr. Wei Qian commenced preliminary due diligence on the Company through document review and multiple telephone and videoconference discussions with Mr. Zikang Wu and Ms. Weiyi Zheng. During this initial phase of diligence, Mr. Wei Qian reviewed materials made available by Tigerless through its data room, which included information relating to Tigerless’ business operations, insurance licensing and regulatory framework across the states in which it operates, historical financial information, technology platform architecture and general corporate matters, including its organizational structure and capitalization table. In connection with its review, Mr. Wei Qian identified certain areas requiring additional follow-up, including with respect to the Company’s multi-state licensing compliance framework, its carrier relationships and distribution arrangements, and the scalability of its proprietary technology platform. Mr. Wei Qian prepared a list of diligence questions and follow-up requests, which were transmitted to the Mr. Wu and Ms. Zheng in advance of the parties’ next scheduled meeting.

On August 5, 2025, representatives of PVAC and Tigerless held a videoconference involving senior management of both parties. Participants included Mr. Wei Qian, Chief Executive Officer of PVAC, and representatives of Tigerless, including Mr. Wu and Ms. Zheng. During this meeting, the Company’s management responded to PVAC’s outstanding diligence inquiries and provided additional context regarding the Company’s operating model, regulatory compliance practices, carrier and distribution relationships, product offerings across its insurance lines and the architecture and development roadmap of its proprietary technology platform. This primarily included discussions about Tigerless’s continued development and improvement of Lara as an insurance-focused AI platform, as well as a presentation on Lara’s core functions and the general direction for further improving the platform, including multilingual customer support, organizing insurance-related knowledge, and workflow assistance capabilities. Mr. Wu also provided an overview of the Company’s growth strategy and its approach to customer acquisition and retention across its various product lines. Following the meeting, Tigerless agreed to supplement its data room with certain additional materials requested by PVAC, including updated financial schedules and supporting documentation relating to its licensing and compliance infrastructure.

On August 12, 2025, Mr. Qian, Mr. Wu and Ms. Zheng held a second diligence videoconference. During this meeting, the parties engaged in a more detailed discussion of the Company’s financial profile, including its revenue model, cost structure and historical financial performance. Mr. Wu and Ms. Zheng also provided additional detail regarding the development roadmap for its technology platform and its approach to regulatory compliance across its multiple lines of insurance business. Mr. Qian raised follow-up questions relating to the Company’s financial reporting practices, the terms of its key carrier relationships and the general competitive landscape within the insurance technology sector.

From August 13, 2025 through September 2, 2025, Mr. Qian continued its preliminary diligence efforts through additional management calls and ongoing internal review of materials provided by Tigerless. Topics covered during this period included, among others, the Company’s business model and revenue profile, financial reporting practices and internal controls, the regulatory licensing framework applicable to its insurance operations, the Company’s technology platform capabilities and product development pipeline, and the Company’s broader strategic priorities. PVAC’s management also conducted independent research on the insurance technology sector, including a review of publicly available information regarding industry trends and the general characteristics of comparable companies, to supplement its evaluation of Tigerless.

On August 29, 2025, Mr. Wei Qian discussed the preliminary diligence findings to date and assessed the overall merits of a potential business combination with Tigerless with Mr. Xinying Wu, managing member of PVAC's sponsor. Following these discussions, Mr. Wei Qian determined to proceed with the preparation of a preliminary, non-binding proposal and engaged legal counsel to advise on the structuring, negotiation and documentation of a potential transaction.

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On September 5, 2025, PVAC, with the assistance of its legal counsel, delivered to Tigerless an initial non-binding letter of intent proposing a potential business combination, pursuant to which PVAC would issue 8,000,000 Class A ordinary shares to Tigerless equityholders as merger consideration. The proposal provided that the post-closing board of directors of PVAC would include at least one director designated by PVAC’s current board, and contemplated that a post-closing equity incentive plan would be adopted, with the applicable percentage to be agreed upon by the parties. The proposal did not include a dual-class structure or contingent earn-out consideration. The proposal also did not include a minimum cash closing condition and contemplated a 45-day exclusivity period. All terms were non-binding and subject to further negotiation, completion of due diligence and execution of definitive transaction documentation.

On September 12, 2025, Tigerless, having reviewed PVAC’s initial proposal, responded with a revised non-binding letter of intent reflecting its counterproposal. Tigerless indicated that it viewed a potential business combination with PVAC constructively but believed that the proposed merger consideration proposed by PVAC of 8,000,000 Class A ordinary shares did not adequately reflect the Company’s business profile and growth prospects. Tigerless therefore proposed revised merger consideration consisting of 62,500,000 PVAC Class A ordinary shares and 1,000,000 preferred shares, the specific economic terms of which were subject to further negotiation, to be issued to Tigerless equityholders at closing. Tigerless’s counterproposal therefore represented an increase of 54,500,000 shares, or approximately 681%, from PVAC’s initial proposal. The counterproposal further provided for a six-month lock-up period applicable to Tigerless equityholders following the closing of the business combination, a post-closing equity incentive plan representing up to 30% of the combined company’s total outstanding shares on the closing date, and a post-closing board composition that would include one director designated by PVAC’s current board. Tigerless proposed that the transaction not be subject to a minimum cash closing condition and included a proposed 45-day exclusivity period. All terms remained non-binding and subject to further negotiation, completion of due diligence and execution of definitive documentation.

Following receipt of the Company’s counterproposal, Mr. Wei Qian and PVAC’s legal counsel reviewed the proposed terms in detail. Mr. Qian noted that, while the parties were broadly aligned on certain structural aspects of the proposed transaction, including the absence of a minimum cash closing condition and the proposed board composition, the aggregate merger consideration of 62,500,000 PVAC Class A ordinary shares and 1,000,000 preferred shares proposed by Tigerless represented a significant increase from PVAC’s initial proposal. Mr. Qian also expressed the view that a post-closing equity incentive plan representing 30% of the combined company’s outstanding shares was in excess of market practice for comparable transactions and had the potential to be materially dilutive to the interests of PVAC’s public shareholders.

On September 19, 2025, PVAC delivered a further revised non-binding letter of intent proposing to revise the merger consideration to 35,000,000 PVAC Class A ordinary shares and 1,000,000 preferred shares (representing aggregate merger consideration of approximately 56% of the amount last proposed by PVAC), to reduce the post-closing equity incentive plan to up to 15% of the combined company’s total outstanding shares on the closing date, and to extend the proposed exclusivity period to 60 days to allow sufficient time to complete confirmatory due diligence and negotiate definitive documentation. All other material terms not addressed in the revised proposal remained unchanged, and the proposal continued to be non-binding and subject to further negotiation, completion of due diligence and execution of definitive transaction documentation.

During the period from September 20 through September 26, 2025, Mr. Wei Qian, Mr. Zikang Wu and Ms. Weiyi Zheng held discussions regarding the remaining open terms, including the aggregate merger consideration. Tigerless indicated its willingness to moderate its position on merger consideration but maintained that additional consideration mechanisms should be incorporated to reflect the potential future performance of the combined business following closing. The parties agreed that Tigerless would submit a further revised proposal reflecting its updated position. During this time, the Company proposed a private placement of equity securities as part of the transaction framework, recognizing its importance in securing investor confidence and providing additional capital to the transaction and surviving company. After extensive discussions and review, the parties agreed to target a financing of $5,000,000 or more. This amount was determined to be sufficient to meet anticipated needs, validate the Company’s valuation and business model, and provide the financial resources required to achieve operational and strategic goals.

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Following the exchange of revised proposals, PVAC and the Company, having agreed on an exclusivity period, commenced a more detailed phase of confirmatory due diligence during the period from September 27, 2025 through November 10, 2025. This phase was more comprehensive in scope than the preliminary diligence conducted prior to delivery of PVAC’s initial letter of intent and included, among other areas, a detailed review of the Company’s corporate records and governance documents, a comprehensive assessment of its insurance licensing and regulatory compliance framework across all jurisdictions in which it operates, a review of its material contracts, including its carrier agreements and key vendor relationships with insurance carriers, third-party technology providers and operational service vendors that support the Company’s insurance distribution, customer servicing and platform operations. PVAC also engaged in a more detailed analysis the Company’s financial statements and management projections. During this period, PVAC’s legal counsel also commenced preparation of an initial draft term sheet for the Business Combination Agreement, which was shared with the Company’s legal counsel for review and comment.

From the end of September 2025 through the beginning of November 2025, the parties and their advisors continued to discuss the aggregate valuation, the allocation of merger consideration, post-closing voting control and the earn-out structure. During those discussions, Tigerless proposed that Pubco adopt a dual-class structure under which the shares issued to PVAC securityholders and certain Tigerless stockholders would be Pubco Class A Common Stock with economic rights but generally no voting rights, while Pubco Class B Common Stock carrying one vote per share would be issued to Zikang Wu. Tigerless stated that the structure was intended to preserve continuity of control and facilitate execution of its post-closing business plan. PVAC considered the effect of the structure on its Public Shareholders, including that non-redeeming Public Shareholders would receive non-voting shares, and negotiated enhanced disclosure concerning voting control, conflicts of interest and dilution.

The parties also discussed the continuing interests of the IPO Sponsor and Vikasati Sponsor. The parties understood that the former sponsors would retain 1,824,999 and 1,686,001 Founder Shares, respectively, noting that no warrants would be held by such parties due to the fact that the 11,700,000 private placement warrants had been previously cancelled in connection with the July 2025 sponsor transition. The parties further considered the former sponsors’ delegation to the New Sponsor of voting authority over their retained Founder Shares and their continuing obligations under applicable non-redemption, transfer and lock-up arrangements. These retained interests were reflected in the capitalization, conflict-of-interest and dilution analyses reviewed by the PVAC Board.

On November 11, 2025, following a period of continued internal deliberation and taking into account the confirmatory diligence findings and the parties’ prior discussions, The Company delivered a further revised non-binding letter of intent. The Company proposed to reduce the aggregate base merger consideration to 28,000,000 Pubco shares, consisting of 5,600,000 shares of Pubco Class A Common Stock and 22,400,000 shares of Pubco Class B Common Stock, together with a contingent earn-out of up to 10,000,000 shares of Pubco Class A Common Stock, and 1,000,000 preferred shares, and to introduce a performance-based earnout mechanism pursuant to which PVAC would issue to the Company equityholders up to an additional $160,000,000 in value of PVAC Class A ordinary shares over a period of four years following the closing (representing up to $40,000,000 per year), upon the achievement by the combined company of any one of the following performance metrics: (i) greater than 30% year-over-year growth in revenue or active policyholders; (ii) greater than 3% year-over-year improvement in gross margin; or (iii) greater than 60% integration of the Company’s AI systems across core services with measurable efficiency gains. Under the proposed earnout, the PVAC shares issuable upon achievement of each metric would be valued at the closing price of PVAC shares at the time of achievement. The Company proposed to maintain the post-closing equity incentive plan at up to 15% of the combined company’s total outstanding shares on the closing date, consistent with PVAC’s prior revised proposal. All other terms remained non-binding and subject to further negotiation, completion of due diligence and execution of definitive transaction documentation.

On November 12, 2025, following review of the Company’s revised proposal by PVAC’s management and its legal counsel, PVAC indicated that it had no further comments to the proposed terms, and PVAC and the Company executed the final non-binding letter of intent (the “Letter of Intent”). The Letter of Intent set forth the principal terms of the proposed business combination, including the aggregate merger consideration, the earnout structure, the post-closing equity incentive plan, the proposed board composition and the exclusivity period, all of which remained subject to further negotiation and execution of definitive documentation.

Between November 2025 and March 2026, the parties kept continually in contact and progressed various parts of the transaction forward, including the drafting of the Business Combination Agreement. The parties also continued to discuss the overall structure of the transaction.

In December 2025, the parties determined to revise the transaction structure from its current approach whereby PVAC would acquire the Company to a structure where the Company would acquire PVAC. Such change was done for tax efficiencies and other business reasons. As a result, Tigerless would form Pubco and the Merger Subs so as to accommodate the new structure. As a result, Pubco would issue its stock to the equity holders of both the Company and PVAC in the amounts that were ultimately set forth in the Business Combination Agreement. It was also determined at this time that the anticipated listed security of Pubco would be non-voting common stock.Counsel to the Company thereafter revised the Business Combination Agreement to reflect the new structureand anticipated listed security.

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In February 2026, counsels to the Company and PVAC circulated several drafts of the Business Combination Agreement reflecting the agreed upon terms. At the same time, the parties began work on this proxy statement/prospectus.

In March 2026, the Company formed Pubco and the Merger Subs and the parties continued work on this proxy statement/prospectus.

In early April 2026, the parties finalized the Business Combination Agreement along with related schedules.

On April 14, 2026, the boards of directors of each of the Company, PVAC, Pubco and the Merger Subs unanimously approved the Business Combination Agreement and the related transactions.

On April 17, 2026, the parties signed the Business Combination Agreement.

Although the IPO Sponsor and Vikasati Sponsor ceased serving as PVAC’s active sponsors in April 2024 and July 2025, respectively, each retained economic interests and certain contractual obligations arising from PVAC’s IPO and subsequent extension and sponsor-transition transactions. The IPO Sponsor retained 1,824,999 Founder Shares and Vikasati Sponsor retained 1,686,001 Founder Shares. At the Closing, those Founder Shares will convert on a one-for-one basis into Pubco Class A Common Stock and, based on an assumed value of $10.00 per share, would have implied values of approximately $18.25 million and $16.86 million, respectively. Under the July 2025 sponsor-transition arrangements, the IPO Sponsor and Vikasati Sponsor granted the New Sponsor authority to vote the 3,511,000 Founder Shares they retained in favor of any proposed business combination, including the Business Combination, and related matters. See the section titled “Information about PVAC – SPAC Sponsors” for further information relating to the extension and sponsor-transition transactions.

The former sponsors did not retain their private placement warrants. In connection with the July 2025 sponsor transition, the IPO Sponsor and Vikasati Sponsor agreed to cancel the 11,700,000 private placement warrants that had been previously issued. In addition, the IPO Sponsor’s administrative services agreement and working capital loan were terminated, and outstanding sponsor and related-party balances, including extension-funding obligations, were waived, forgiven or recorded as capital contributions as described under “Information About PVAC-SPAC Sponsors.” No amounts are currently payable to either former sponsor under those terminated or waived arrangements.

Certain obligations associated with prior non-redemption arrangements remain relevant to the securities to be issued at Closing. Specifically, the applicable sponsor or its designee is required to surrender or transfer the number of Founder Shares specified in those agreements to the participating non-redeeming investors immediately prior to or concurrently with the Closing, subject to satisfaction of the conditions in the applicable agreement. The former sponsors have agreed to surrender or transfer an aggregate of 650,077 Founder Shares to the participating non-redeeming investors pursuant to such agreements. The former sponsors’ retained Founder Shares also remain subject to the applicable IPO letter agreement, as amended, and the Lock-Up Agreement to be entered into in connection with the Business Combination. Except for the foregoing retained Founder Shares, voting authority, transfer obligations and lock-up restrictions, neither former sponsor has any continuing right to direct PVAC’s operations or any contractual right to receive cash consideration from the Business Combination. See “Information About PVAC-SPAC Sponsors” and “Certain Relationships and Related Person Transactions.”

Recommendation of the PVAC Board and Reasons for the Business Combination

In evaluating the Business Combination, PVAC’s Board determined not to obtain a fairness opinion or a third-party valuation report on the Company’s business. This decision was grounded in the substantial experience of PVAC’s officers and directors, who have extensive backgrounds in evaluating the operating and financial merits of companies across various consumer and technology sectors. Leveraging their collective expertise, they conducted a thorough due diligence process, internally and externally with third party consultant, scrutinizing the Company’s financial statements, business model, market position, and growth prospects. This comprehensive review provided them with a high level of confidence in the valuation ascribed to the Company.

The Board also considered the Company’s historical performance and future financial projections, analyzing key metrics such as revenue growth, gross margin improvement, and operating efficiency trends, which reinforced their confidence in the transaction’s fairness. Additionally, they performed analysis on comparable publicly traded companies within the industry and assessed current market conditions, determining that the terms of the Business Combination were in line with market standards. Given these factors, along with considerations of cost and time, the Board concluded that external validation was unnecessary, ensuring that the decision was in the best interests of the shareholders.

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The PVAC Board reviewed and discussed the results of the Company management’s due diligence investigation. In reaching its unanimous decision to (i) determine that the Business Combination was in the best interests of PVAC and its shareholders, (ii) approve and declare advisable the Business Combination Agreement and the transactions contemplated thereby, including the Business Combination and the issuance of PVAC Ordinary Shares in connection therewith, and (iii) recommend that the PVAC shareholders adopt the Business Combination Agreement, and the transactions contemplated thereby, the PVAC Board considered a range of factors, including, but not limited to, the factors discussed below. In light of the number and wide variety of factors considered in connection with its evaluation of the Business Combination, the PVAC Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. The PVAC Board viewed its decision as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors. This explanation of PVAC’s reasons for approval of the Business Combination and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Forward-Looking Statements.”

In considering the business combination, the PVAC Board gave considerable weight to the following factors:

•

Innovative Insurtech Platform and Consumer Experience. The Company operates a digital, technology-enabled insurance services platform that simplifies the process of selecting, comparing, and managing insurance coverage. The Company’s proprietary technology and data-driven design enable personalized matching, instant quoting, and automated support, creating a streamlined and accessible experience for consumers navigating complex insurance markets. This positions The Company at the forefront of the insurtech transformation in the U.S. insurance ecosystem.

•

Rapid Growth Potential in a Large, Underserved Market. The U.S. individual insurance market—particularly for health, student, auto, and specialty insurance segments—remains large and fragmented, with meaningful demand from international students, immigrant communities, and other demographics that have historically faced barriers to affordable, transparent coverage. The Company’s tailored offerings and bilingual support infrastructure provide a scalable entry point into these expanding segments.

•

Expansive and Diversified Customer Base. The Company has attracted momentum among international students, visa holders, and expatriate populations through targeted health insurance plans (including F-1, OPT, H-1B, and J-1 health insurance) that meet institutional waiver requirements and compliance standards, fostering both new user acquisition and recurring customer engagement across multiple insurance lines.

•

Compelling Market Opportunity and Demographic Trends. Ongoing demographic trends—such as increasing international student enrollment, global mobility, and growing consumer preference for digital insurance solutions—create a significant addressable market for The Company. The Company’s ability to capture market share in both core health insurance and adjacent coverages (e.g., auto, home, vision, pet) underscores its potential for continued expansion within the broader insurance ecosystem.

•

Competitive Advantages and Differentiation. The Company’s combination of technology, bilingual customer service, partnerships with national networks (e.g., Aetna PPO for health coverage), and tailored product design yields differentiated value propositions relative to traditional insurance intermediaries. These factors enhance customer acquisition, retention, and brand loyalty while presenting barriers to entry for competitors targeting similar underserved niches.

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•

Experienced Leadership and Specialized Expertise. The Company’s leadership team brings experience in insurance, technology, and operations geared toward serving a diverse user base. This expertise is seen as critical in driving continued product innovation, customer engagement strategies, and execution across regulatory and distribution channels.

•

Strategic and Visionary Alignment. There is alignment between PVAC’s strategic objectives and the Company’s mission to democratize access to insurance through technology and personalized service. This shared vision reinforces the cultural and operational fit between the parties and supports the expected long-term value creation of the combined entity.

•

Attractive Valuation and Future Financial Prospects. The Board considered The Company’s valuation relative to its growth prospects, revenue potential, and scale opportunities within the broader insurtech landscape. Compared with publicly traded peers and relevant benchmarks in digital insurance and technology-enabled services, the Board believes the Business Combination represents an attractive entry point with upside potential.

PVAC’s Board also considered a variety of uncertainties and risks and other potentially negative factors concerning the Business Combination, including, but not limited to, the following:

•

Regulatory and Compliance Risks. The Company operates in a highly regulated industry, including federal and state insurance laws, licensing requirements, Affordable Care Act regulations, and applicable privacy frameworks such as HIPAA and state-level data protection statutes. Changes in insurance regulation, broker compensation rules, underwriting standards, immigration policy affecting international students or visa holders, or enhanced compliance enforcement could increase operating costs, limit product offerings, or adversely affect profitability.

•

Carrier and Partner Dependence. The Company’s business model depends in part on relationships with third-party insurance carriers and network providers. The termination, modification, or non-renewal of key carrier agreements, changes in commission structures, or reduced underwriting appetite for targeted customer segments could materially impact revenue and customer acquisition.

•

Technology Infrastructure and Platform Investment Requirements. The Company relies on proprietary technology and third-party digital infrastructure to deliver quoting, enrollment, and customer service functionality. Continued investment is required to enhance cybersecurity, automation, AI-driven matching capabilities, and regulatory compliance tools. These upgrades may require substantial capital expenditures and operational focus and could impact short-term financial performance.

•

Market Competition and Pricing Pressure. The digital insurance brokerage and insurtech markets are highly competitive and include traditional brokers, online aggregators, venture-backed insurtech platforms, and large, established carriers investing directly in digital distribution. Competitive pressures may drive down commission margins, increase marketing costs, or necessitate additional spending on product development and customer acquisition to maintain or grow market share.

•

Customer Concentration and Demographic Exposure. A meaningful portion of the Company’s business is tied to international students, visa holders, and globally mobile populations. Changes in immigration policy, fluctuations in international enrollment at U.S. institutions, geopolitical events, or macroeconomic downturns affecting international mobility could negatively impact demand.

•

Key Personnel Retention. The Company’s continued success depends on the experience and relationships of its management team and key personnel, particularly in regulatory compliance, carrier negotiations, and technology development. The loss of key executives or technical staff could disrupt operations, strategic execution, or growth initiatives.

•

Historical Financial Performance and Capital Requirements. The Company has experienced net losses in prior periods and may require additional capital to support growth initiatives, technology investment, regulatory compliance, and working capital needs. If the Company’s auditor has previously included a going concern qualification or if future capital is not available on favorable terms, the combined company’s financial condition and growth prospects could be adversely affected.

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•

Macroeconomic and Insurance Market Risks. Macroeconomic conditions, including inflation, interest rate fluctuations, employment trends, and healthcare cost inflation, may impact consumer purchasing behavior, insurance premium levels, and carrier underwriting practices. Adverse economic conditions could reduce discretionary insurance purchases or increase lapse rates.

•

PVAC Shareholders Receiving a Minority Ownership Position and No Voting Position. Following the Business Combination, existing PVAC shareholders are expected to hold a minority ownership position in the combined company and will hold Pubco Class A Common Stock which will not vote on any matters. Accordingly, they will not have any ability to influence corporate governance matters.

•

Cybersecurity, Data Privacy, and Operational Risks. Given the Company’s handling of sensitive personal and health-related information, cybersecurity threats, data breaches, system outages, or failures in third-party service providers could result in regulatory penalties, reputational harm, litigation exposure, and operational disruption.

•

Other Business Risks. Additional risks include technological disruption, changes in digital advertising economics affecting customer acquisition costs, reputational risks within niche communities served by the Company, evolving healthcare reimbursement structures, and other risks described in the “Risk Factors” section of applicable disclosure documents.

PVAC’s Board concluded that the potential benefits that it expected to achieve as a result of the Business Combination outweighed the potentially negative factors associated with the Business Combination. Accordingly, PVAC’s Board unanimously determined that the Business Combination Agreement and the Mergers contemplated therein were advisable, fair to and in the best interests of PVAC and its shareholders. The director on PVAC’s Board did not retain an unaffiliated representative to act solely on behalf of unaffiliated security holders for purposes of negotiating the terms of the Business Combination and/or preparing a report concerning the approval of the Business Combination.

Notwithstanding the foregoing, the holders of the Founder Shares have agreed to vote in favor of each of the proposals presented at the Shareholder Meeting, and have agreed to waive their redemption rights with respect to any PVAC Ordinary Shares owned by them in connection with this Shareholder Meeting. This is unlike some other similarly structured transactions where the insiders vote in accordance with the vote of the public holders and therefore a majority of unaffiliated shareholders would be required to approve a proposed transaction. Because of this agreement to vote in favor of the Business Combination Proposal, the transaction is not structured such that the vote of a majority of unaffiliated shareholders is required to approve the Business Combination Proposal.

The Company’s Reasons for Engaging in the Business Combination

The Company’s decision to pursue a de-SPAC transaction and become publicly listed in the U.S. was primarily driven by the need to access broader, more liquid capital markets. A major exchange listing would allow the Company to raise funds more efficiently, supporting key growth initiatives such as product development, market expansion and acquisitions. In addition, the enhanced visibility and credibility gained from being publicly traded was also expected to strengthen the Company’s brand and build trust among investors, customers and partners.

Additionally, becoming a publicly listed company would provide the Company with greater strategic flexibility, including the ability to use its securities to finance any future mergers and acquisitions. It would also help attract and retain top talent through the ability to utilize equity-based compensation, aligning employee interests with long-term company goals. Moreover, the transition would enhance corporate governance and accountability, leading to improved operational discipline and increased investor confidence.

The Company highly valued PVAC’s management team’s expertise in capital markets and their ability to provide critical resources during this transition. PVAC’s ability to negotiate potential PIPE financings and managing other key aspects of the transaction was seen to be instrumental in ensuring a smooth and successful entry into the public market. This partnership was a key reason the Company chose to pursue the Business Combination with PVAC, as PVAC’s support was expected to significantly enhance the Company’s long-term success as a publicly traded entity.

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Certain Unaudited Prospective Financial Information of the Company

	Audited Actual		Projected
In US$	2025	2026	2026	2027
Total Revenue	1,090,947	780,242	1,564,377	9,375,794
Growth % for Revenue	(9)%	(28)%	43%	499%
Operating Expenses	1,110,646	1,373,126	1,302,535	3,482,651
Growth % for Costs and Expenses	2%	24%	17%	167%
Income Before Income Taxes	(19,699)	(592,884)	261,842	5,893,143
Net Income (Loss)	(50,951)	(654,473)	162,342	3,653,748

Purpose and Current Status of the Projections

The prospective financial information was prepared by the Company’s management for internal use in connection with the evaluation of the proposed Business Combination and was provided to the PVAC Board for its consideration of the transaction. The projections were not prepared with a view toward public disclosure or compliance with U.S. GAAP or published guidelines regarding the preparation of prospective financial information. The projections reflected management’s estimates and judgments at the time they were prepared and involved numerous assumptions concerning future operating performance and the timing and successful execution of planned growth initiatives.

As of the most recent practicable date prior to the date of this proxy statement/prospectus, the Company has advised PVAC that the projections no longer reflect the current view of the Company’s management regarding the Company’s future performance. For the fiscal year ended June 30, 2026, the Company reported total revenue of $780,242 and a net loss of $654,473, compared with the fiscal 2026 projection of total revenue of $1,564,377 and net income of $162,342. The variance was primarily due to lower-than-projected revenue growth, higher-than-projected operating expenses, and the fact that the expansion of carrier relationships and the development of the projected school-program, acquisition, subscription, licensing and affiliate distribution initiatives occurred more slowly than management had assumed when the projections were prepared.

The projections have not been updated and are included solely because they were provided to and considered by the PVAC Board in its historical evaluation of the Business Combination. Neither the Company’s management nor the PVAC Board currently relies on the projections as a forecast of the Company’s future performance. Management continues to pursue the initiatives described below, although the timing and extent of any results from those initiatives remain uncertain. The projections should be considered together with the assumptions and material uncertainties described below, the Company’s historical and interim financial results and the risk factors included elsewhere in this proxy statement/prospectus.

Projected Revenue Components

The Company has advised PVAC that the total revenue projections reflected the following approximate revenue components. The projection model grouped revenue from the Company’s existing and expanded insurance agency and other service operations, including core policy commissions, cross-sold P&C products, carrier expansion and potential acquisition-related contribution, rather than separately allocating projected revenue among each of those subcomponents.

Projected revenue component	Fiscal 2026	Fiscal 2027
Existing and expanded insurance agency and other service operations, including cross-selling, carrier expansion and potential acquisition-related contribution	$1,421,000	$3,706,000
School-sponsored or school-endorsed insurance programs	$70,000	$3,249,000
AI-enabled agent and Lara subscription and enterprise/agency license services	$45,000	$1,500,000
Affiliate, referral and institutional distribution revenue	$28,377	$920,794
Total projected revenue	$1,564,377	$9,375,794

The fiscal 2027 projection therefore depended substantially more than the fiscal 2026 projection on initiatives that had not generated material revenue in fiscal 2025. The separately identified school-program, AI/Lara and affiliate, referral and institutional distribution components represented approximately 60% of projected fiscal 2027 total revenue.

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Comparison of Projected and Actual Fiscal 2026 Results

In US$ except operating metrics	Fiscal 2026 Projection	Fiscal 2026 Actual	Difference	% Difference
Total revenue	$1,564,377	$780,242	$(784,135)	(50.1)%
Operating expenses	$1,302,535	$1,373,126	$70,591	5.4%
Income before income taxes	$261,842	$(592,884)	$(854,726)	(326.4)%
Net income (loss)	$162,342	$(654,473)	$(816,815)	(503.1)%
Total individually sourced health-insurance policy transactions	2,800	1,634	(1,166)	(41.6)%
New policy transactions	1,680	892	(788)	(46.9)%
Renewal policy transactions	1,120	742	(378)	(33.8)%
Principal health-carrier relationships	2	1	(1)	(50.0)%
P&C carrier appointments or referral relationships	Approximately 25	Approximately 23	Approximately (2)	(8.0)%
Cross-sell penetration among core health-insurance customers	Approximately 8.0%	Approximately 9.5%	Approximately 1.5 percentage points	18.8%
Implied customers purchasing at least one additional P&C product	Approximately 224	Approximately 156	Approximately (68)	(30.4)%

The Company’s fiscal 2026 actual results differed from the projections previously provided to PVAC. For the fiscal year ended June 30, 2026, the Company reported total revenue of $780,242 and a net loss of $654,473, compared with projected total revenue of $1,564,377 and projected net income of $162,342. The differences reflected, among other things, a longer development timeline for certain growth initiatives, including school-program, AI-enabled subscription and license, affiliate and institutional distribution initiatives, as well as a more gradual expansion of carrier relationships and policy transaction volume than management had assumed when the projections were prepared. The Company also incurred operating expenses above the projected level during fiscal 2026. As a result, the Company has advised PVAC that the projections no longer reflect management’s current view of the Company’s future performance and are not currently relied upon by the Company’s management or the PVAC Board as a forecast of future performance.

Core Insurance Agency Operating Assumptions

Operating assumption	Fiscal 2025 actual / estimated base	Fiscal 2026 projected	Fiscal 2026 actual	Fiscal 2027 projected
Total individually sourced health-insurance policy transactions	2,295	2,800	1634	3,500
New policy transactions	1,346	1,680	892	1,850
Renewal policy transactions	949	1,120	742	1,650
Growth in total policy transactions	-	22.0%	(28.8)%	25.0%
Principal health-carrier relationships assumed	1	2	1	4
P&C carrier appointments or referral relationships assumed	Approximately 20	Approximately 25	Approximately 23	Approximately 30
Cross-sell penetration among core health-insurance customers	Approximately 3%	Approximately 8%	Approximately 9.5%	Approximately 15%
Implied customers purchasing at least one additional P&C product	Approximately 69	Approximately 224	Approximately 156	Approximately 525

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Management projected individually sourced health-insurance policy transactions to increase from 2,295 in fiscal 2025 to 2,800 in fiscal 2026, an increase of 505 transactions, or 22.0%, and to 3,500 in fiscal 2027, a further increase of 700 transactions, or 25.0%. Actual individually sourced health-insurance policy transactions for fiscal 2026 were 1,634, representing a decrease of 661 transactions, or 28.8%, from fiscal 2025, and 1,166 transactions below the fiscal 2026 projection. Actual fiscal 2026 new policy transactions were 892, compared with the projected 1,680, and actual fiscal 2026 renewal policy transactions were 742, compared with the projected 1,120.

The projected increases were not based on an assumption of broad-based growth in international student enrollment. Management instead assumed increased penetration within the Company’s existing and target customer segments, increased new-policy conversion through localized digital marketing and school-focused outreach, recurring annual insurance needs within the existing customer base, renewal reminders and multilingual customer support. The projected renewal transactions reflected management’s expectation that existing customers would continue to require coverage as they progressed through study, post-completion practical training and employment. The projected policy totals were management planning targets, were not based on executed customer commitments and should not be read as cohort-based customer retention rates.

Actual fiscal 2026 individually sourced health-insurance policy transactions were 1,634, compared with the projected 2,800, and decreased by 661 transactions, or 28.8%, from fiscal 2025. Actual fiscal 2026 new policy transactions were 892, compared with the projected 1,680, and actual fiscal 2026 renewal policy transactions were 742, compared with the projected 1,120. Accordingly, actual fiscal 2026 policy transaction volume was below the level assumed in the projections.

For purposes of these assumptions, a principal health-carrier relationship meant a carrier arrangement through which the Company expected to offer health coverage, while the P&C relationship count included both direct carrier appointments and referral relationships and therefore did not represent direct carrier appointments only. Management assumed that principal health-carrier relationships would increase from one in fiscal 2025 to two in fiscal 2026 and four in fiscal 2027, and that P&C carrier appointments and referral relationships would increase from approximately 20 to approximately 25 and 30, respectively. These counts were planning targets based on management’s intended outreach and applications to additional carriers and referral partners, the Company’s existing distribution platform and management’s expectation that projected policy volume and product demand would support broader product access. No additional carrier relationship included in these assumptions was subject to a binding agreement when the projections were prepared. Management assumed that the additional relationships would broaden product availability, provide additional coverage and pricing options and support retention and cross-selling. Carrier expansion was an operating enabler and was not assumed, by itself, to generate a separately identified amount of revenue.

Actual fiscal 2026 carrier expansion also occurred more slowly than assumed. Principal health-carrier relationships remained at one, compared with the projected increase to two, and P&C carrier appointments or referral relationships were approximately 23, compared with the projected approximately 25.

For purposes of the projections, cross-sell penetration represented the percentage of core health-insurance customers expected to purchase at least one additional P&C product, such as renters or automobile insurance. For planning purposes, management applied the assumed percentages to individually sourced health-policy transactions as an approximate customer proxy because each health policy generally related to one primary customer. The fiscal 2025 base of approximately 3%, or approximately 69 customers, was management’s contemporaneous planning estimate based on available ancillary-product commission and referral activity. The fiscal 2026 assumption of approximately 8%, or approximately 224 customers, reflected an initial targeted rollout to existing health customers through renewal and customer-servicing contacts. The fiscal 2027 assumption of approximately 15%, or approximately 525 customers, reflected a broader rollout after the assumed expansion of available products and carrier relationships and continued use of renewal and customer-servicing contacts. Management based the projected increase on the expectation that customers would develop additional insurance needs as they moved through different stages of study, employment and residency. These percentages were management planning targets and were not based on customer commitments or contracted purchases.

Actual fiscal 2026 cross-sell activity was approximately 156 customers, representing approximately 9.5% of fiscal 2026 individually sourced health-insurance policy transactions, compared with the projected approximately 224 customers, or approximately 8.0%.

Additional Growth-Initiative Assumptions

School-sponsored or school-endorsed insurance programs. The fiscal 2026 projection assumed one limited pilot program covering approximately 200 students or other eligible participants and average net commission and administrative revenue of approximately $350 per participant, resulting in approximately $70,000 of projected revenue. The fiscal 2027 projection assumed arrangements with approximately six educational institutions covering approximately 9,000 participants and average net commission and administrative revenue of approximately $361 per participant, resulting in approximately $3,249,000 of projected revenue. Participants in these programs were not included in the individually sourced policy transaction totals above. Achievement of these amounts depended on entering into institutional arrangements, obtaining carrier support, completing systems integration and achieving the assumed participation levels.

AI-enabled agent and Lara subscription and license services. The fiscal 2026 projection assumed a limited commercial launch involving approximately 150 paid individual subscribers at an average fee of approximately $30 per month for an average of ten months, resulting in approximately $45,000 of projected revenue. The fiscal 2027 projection assumed approximately 4,000 paid individual subscribers at an average fee of approximately $25 per month for twelve months, together with approximately ten enterprise or agency license arrangements generating average annual revenue of approximately $30,000 per arrangement, resulting in approximately $1,500,000 of projected revenue. Achievement of these amounts depended on product development, commercial launch, customer adoption and retention, conversion of users to paid subscriptions and execution and implementation of enterprise or agency license arrangements.

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Affiliate, referral and institutional distribution. The fiscal 2026 projection assumed approximately $28,377 of revenue from an expanded initial relationship base. The fiscal 2027 projection assumed approximately 40 active affiliate, referral or institutional distribution relationships generating average annual revenue of approximately $23,020 per relationship, resulting in approximately $920,794 of projected revenue. Achievement of these amounts depended on identifying and maintaining relationships with schools, student organizations, immigration-service providers, employers, insurance agencies and other organizations serving international students, recent graduates and temporary visa holders, and converting referrals or leads into completed transactions.

Potential insurance agency acquisitions. The aggregate insurance-agency revenue component also contemplated potential selective acquisitions of smaller insurance agencies as one possible means of expanding the customer base, renewal book, producer network, carrier access and geographic reach. The projections did not assume a fixed number of acquisitions, a specific acquisition target or an executed acquisition agreement and did not separately allocate acquisition-related revenue from organic policy commissions and cross-selling within the aggregate insurance-agency revenue component. Any acquisition-related contribution depended on identifying suitable targets, negotiating definitive agreements, obtaining any required approvals, obtaining financing and successfully integrating acquired operations.

Actual fiscal 2026 results for the additional growth initiatives were below the levels assumed in the projections. The Company did not generate material revenue from school-sponsored or school-endorsed insurance programs, AI-enabled agent and Lara subscription and enterprise/agency license services, or potential insurance agency acquisitions during fiscal 2026. Affiliate, referral and other non-core activity also developed more slowly than management had assumed when the projections were prepared.

Material Uncertainties and PVAC Board Consideration

The assumptions described above were subject to material execution risk. The projected results depended on, among other matters, the Company obtaining additional carrier access and appointments, increasing policy transaction volume and cross-selling, entering into school and institutional arrangements, commercializing the Lara services, obtaining paid individual and enterprise customers, developing affiliate and referral relationships, obtaining financing and operational resources and, where applicable, completing and integrating acquisitions. Actual fiscal 2026 results differed materially from the projections, and there can be no assurance that any projected assumptions for future periods will be achieved.

At the time the PVAC Board evaluated and approved the Business Combination, it considered the projections as one of several quantitative and qualitative factors and understood that they reflected management’s estimates and judgments then available. The projections were not determinative of the PVAC Board’s decision. As described above, the projections no longer reflect management’s current view and are not currently relied upon by the Company’s management or the PVAC Board as a forecast of future performance.

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Material Factors Affecting Revenue and Cost Assumptions

The Company operates under a capital-light model and does not underwrite insurance risk. Accordingly, the projections emphasized operating leverage through automation and cost discipline rather than gross margin expansion from underwriting spreads.

Key assumptions in PVAC’s evaluation of the Company included:

•

Compensation and Benefits. Compensation and benefits increased 6.6% year-over-year to $409,353 in fiscal 2025 from $384,119 in fiscal 2024. Management assumed personnel costs would remain relatively stable as the Company scaled, supported by (a) stabilization of personnel headcount, (b) limited incremental hiring due to increasing automation and centralized operational processes, and (c) improved revenue per employee as digital quoting, policy servicing and customer management tools expand.

•

General and Administrative Expenses. General and administrative expenses remained effectively flat year-over-year at approximately $701,293 in fiscal 2025 compared to $701,189 in fiscal 2024. The projections assumed (a) continued discipline in professional fees, licensing and compliance costs, (b) renegotiation of certain vendor and technology service agreements, and (c) ongoing cost control initiatives focused on non-core expenditures. Management assumed operating expenses as a percentage of revenue would decline over time as revenue growth outpaced fixed administrative costs.

•

Operating Margin Recovery. The Company reported income before income taxes of $112,511 in fiscal 2024 and a loss before income taxes of $(19,699) in fiscal 2025, primarily reflecting lower commission revenue in fiscal 2025 while operating expenses remained relatively stable.

•

ERC-Related Tax Adjustment. For fiscal 2025, the Company recorded income tax expense of $31,252 despite reporting a pre-tax loss. This tax expense primarily relates to adjustments associated with the Employee Retention Credit (“ERC”) program, including tax treatment of ERC-related items recognized during the period. These adjustments were not expected to recur in future periods and were not considered by PVAC in evaluating the Company’s financial projections.

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Other Assumptions for the Projection:

The following were additional assumptions underlying the projections:

•

Liquidity and Cash Flow: The Company generated net cash from operations of $84,572 in fiscal 2025 compared to $12,965 in fiscal 2024, reflecting significant working capital improvements. As of June 30, 2025, the Company had a cash balance of $276,729 and working capital surplus of $32,613. The projections assumed: continued positive operating cash flow; Limited capital expenditure requirements; No material investing activity; Servicing of outstanding SBA EIDL debt (3.75% interest, $42,000 principal balance) without refinancing pressure. PVAC considered the Company’s then-improving operating cash flow profile as a key factor supporting transaction rationale.

•

Market Demand and Demographics. The Company’s revenue is sensitive to (a) international student and immigrant population trends; (b) visa and immigration policy changes; and (c) college and university enrollment patterns.

•	Carrier Commission Structures. The Company’s revenue depends on (a) commission rates negotiated with insurance carriers; (b) renewal rates; and (c) product mix shifts between health and P&C lines.

•

Marketing Efficiency and Conversion. The Company’s performance is influenced by digital marketing efficiency and conversion rates. The projections assumed continued use of proprietary database tools and targeted campaigns to improve conversion economics.

•	Retention and Renewal Rates. Recurring commission streams depend on renewal activity.

•	Regulatory Environment. Changes in immigration policy, insurance regulations, or data privacy laws could materially affect growth assumptions

•

Competitive Landscape. The assumptions consider the Company’s ability to effectively compete in a rapidly evolving market. This involves staying ahead of competitors through unique value propositions, superior technology, quality customer service, and continuous improvements in the quality of insurance offerings.

These underlying assumptions and strategic initiatives were critical to achieving the projected financial outcomes. The projections were subject to the inherent uncertainties and risks associated with forward-looking information. Readers are advised to refer to the comprehensive discussion on “Risk Factors” and “Forward-Looking Statements and Risk Factor Summary” contained elsewhere in this proxy statement/prospectus for a holistic understanding of the potential contingencies and challenges that may impact the realization of these projections.

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Evaluation of Company Historic Results

In evaluating the Company’s financial projections, PVAC’s management and board considered its historical performance and business model. Although fiscal 2025 reflected a modest net loss, PVAC noted:

•	strong operating cash generation;

•	stable expense base;

•	minimal leverage;

•	absence of underwriting risk;

•	high scalability of the digital platform;

•	Recurring commission-based revenue model; and

At the time the PVAC Board evaluated and approved the Business Combination, it considered the projections as one of several quantitative and qualitative factors and understood that they reflected management’s estimates and judgments then available. The projections were not determinative of the PVAC Board’s decision. In light of the Company’s actual results through June 30, 2026 and the slower-than-assumed development of the projected growth initiatives, the projections no longer reflect management’s current view and neither the Company’s management nor the PVAC Board currently relies on them as a forecast of future performance. The projections are included solely because they were provided to and considered by the PVAC Board in its historical evaluation of the Business Combination. PVAC also concluded that The Company possesses other favorable characteristics including:

•	A capital-light, scalable Insuretech platform;

•	Predictable commission-based revenue;

•	Favorable operating leverage potential; and

•	Opportunity for public-market access to accelerate growth.

Public Comparables Analysis

Given the Company’s Insurtech agency model, PVAC evaluated comparable publicly traded insurance distribution and Insuretech platforms that:

•	Operate as agencies or brokers (not carriers);

•	Generate commission-based revenue;

•	Are listed on U.S. exchanges;

•	Exhibit digital distribution capabilities.

PVAC focused primarily on forward revenue multiples and forward EBITDA multiples, given The Company’s modest current earnings base and transitional fiscal year performance.

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The Company valuation was benchmarked against comparable Insurtech agency platforms using:

•	Enterprise value to revenue multiples;

•	Enterprise value to EBITDA multiples;

•	Implied forward earnings where applicable.

PVAC determined that the purchase price implied a valuation multiple that reflected:

•	The Company’s recent revenue contraction;

•	Its small absolute earnings base;

•	Its strong operating cash flow profile;

•	Its scalability and limited capital intensity;

•	Its niche demographic positioning.

PVAC concluded that the valuation appropriately balances near-term earnings volatility with long-term scalable growth potential.

PVAC’s analysis aimed to identify companies meeting specific criteria: 1) being listed on a United States public market, 2) operating in the Insuretech segment, and 3) projected to generate positive net income in upcoming fiscal year 2026 according to Wall Street investment bank analysts. PVAC selected public comparables meeting these criteria to ensure a relevant valuation assessment of the Company.

Satisfaction of 80% Test

It is a requirement under the PVAC Charter that any business acquired by PVAC have a fair market value equal to at least 80% of the balance of the funds in the Trust Account (excluding deferred underwriting discounts and commissions and taxes payable on the interest earned on the Trust Account) at the time of the execution of a definitive agreement for an initial business combination. Based on the financial analysis of PVAC generally used to approve the transaction, the PVAC Board determined that this requirement was met. The PVAC Board determined that the consideration being paid in the Business Combination, which amount was negotiated at arm’s length, was fair to and in the best interests of PVAC and its shareholders and appropriately reflected the value of the Company and its subsidiaries. In reaching this determination, the PVAC Board concluded that it was appropriate to base such valuation in part on qualitative factors such as management strength and depth, competitive positioning, customer relationships, and technical expertise, as well as quantitative factors such as the strong growth prospects of the Company and its subsidiaries and the Company’s industry, and the Company’s potential for future growth in revenue and profits. The PVAC Board believes that the financial skills and background of its members qualify it to conclude that the acquisition of the Company and its subsidiaries met this requirement and make the other determinations regarding the transaction.

Redemption Rights

Pursuant to the PVAC Charter, holders of Public Shares may seek to redeem their shares for cash, regardless of whether they vote “FOR” or “AGAINST,” or do not vote at all on, the Business Combination Proposal. Any PVAC Public Shareholders holding Public Shares as of the Record Date may demand that PVAC redeem such shares for a pro rata portion of the Trust Account (which, for illustrative purposes, was approximately $___ per share as of _______, 2026, the most recent practicable date prior to the date of this proxy statement/prospectus), calculated as of two business days prior to the anticipated consummation of the Business Combination, including interest earned on the funds held in the Trust Account and not previously released to PVAC to pay its taxes (which interest shall be net of taxes payable). If a holder properly seeks redemption and the Business Consummation is consummated, PVAC will, subject to funds being legally available therefor, redeem these shares for a pro rata portion of funds deposited in the Trust Account and the holder will no longer own these shares following the Business Combination. Please see the section entitled “Special Meeting of PVAC Shareholders — Redemption Rights.”

Material U.S. Federal Income Tax Consequences

For a detailed discussion of material tax consequences of the Business Combination to the holders of PVAC Ordinary Shares, see the section entitled “Certain Material United States Federal Income Tax Considerations” in this proxy statement/prospectus.

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Anticipated Accounting Treatment

The Business Combination will be accounted for as a reverse recapitalization under U.S. GAAP. Under this method of accounting, PVAC will be treated as the “acquired” company for financial reporting purposes. This determination is primarily based on the Company’s stockholders being expected to comprise approximately 70.9% or 71.2% of the outstanding equity of Pubco on a fully diluted basis under the no redemption and full redemption scenarios, respectively, directors appointed by the Company constituting four of the five members of the Pubco board of directors, the Company’s senior management comprising the senior management of Pubco, and the Company’s operations prior to the Business Combination comprising the only ongoing operations of Pubco. In addition, PVAC is a blank check company with no substantive operations and nominal assets other than cash held in its trust account.

Accordingly, for accounting purposes, the financial statements of Pubco will represent a continuation of the financial statements of the Company with the Business Combination treated as the equivalent of the Company issuing stock for the net assets of PVAC, accompanied by a recapitalization. The net assets of PVAC will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be presented as those of the Company in future reports of Pubco.

Regulatory Matters

The Business Combination is not subject to any additional federal or state regulatory requirement or approval, except for filings with the Cayman Islands and Nevada, respectively, necessary to effectuate the Business Combination.

Appraisal Rights

Holders of record of PVAC Ordinary Shares have appraisal rights in connection with the Merger under the Cayman Companies Act. PVAC shareholders wishing to exercise such statutory dissenter rights and make a demand for payment of the fair value for their PVAC Ordinary Shares must give written objection to the Business Combination Agreement and follow the procedures set out in Section 238 of the Cayman Companies Act, noting that any shareholder to whom the notice of dissent relates shall cease to have any of the rights of a shareholder of the Company except the right to be paid the fair value of his shares and certain other rights pursuant to section 238(7) of the Cayman Companies Act, until such dissenter rights may subsequently be lost and/or extinguished pursuant to the Cayman Companies Act. Since PVAC is a SPAC entity with no assets save for the trust proceeds, in practice, this will be largely similar to the redemption price. Accordingly, PVAC believes that such fair value would equal $[•] (the redemption price per share as of [•], 2026). A PVAC shareholder who elects to exercise appraisal rights must do so in respect of all of the PVAC Ordinary Shares that person holds and will lose their right to exercise their redemption rights as described herein. PVAC shareholders are recommended to seek their own legal advice as soon as possible on the application and procedure to be followed in respect of the appraisal rights under the Cayman Companies Act.

Resolution to be Voted Upon

Full text of the resolution to be passed is as follows:

”RESOLVED, as a special resolution, that the Business Combination Agreement dated as of April 17, 2026 (as it may be amended and/or restated from time to time, the “Business Combination Agreement”), by and among Piermont Valley Acquisition Corp., an exempted company with limited liability incorporated under the laws of the Cayman Islands (“PVAC”), Tigerless Health Holdings, Inc., a Nevada corporation and wholly owned subsidiary of the Company (“Pubco”), Tigerless Merger Sub 1 Corp., a New York corporation and wholly owned subsidiary of Pubco (“Merger Sub 1”), Tigerless Merger Sub 2 Corp. a Cayman Island exempted company and wholly owned subsidiary of Pubco (“Merger Sub 2”), and Tigerless Health, Inc., a New York corporation (the “Company”), a copy of which is attached to the accompanying proxy statement/prospectus as Annex A, and the transactions contemplated thereunder, be and each is hereby approved, ratified, confirmed and adopted (as applicable) in all respects.”

Required Vote

The approval of the Business Combination Proposal requires a special resolution under Cayman Islands law, being the affirmative vote of the holders of two-thirds of the PVAC Ordinary Shares represented in person virtually or by proxy and entitled to vote thereon and who vote at the Shareholder Meeting at which a quorum is present. Abstentions will be considered present for the purposes of establishing a quorum but will not constitute votes cast at the Shareholder Meeting and therefore will have no effect on the approval of the Business Combination Proposal. Broker non-votes, if any, will also have no effect on the approval of the Business Combination Proposal.

Recommendation of the PVAC Board

THE PVAC BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL, IF PRESENTED.

The existence of financial and personal interests of PVAC’s directors may result in a conflict of interest on the part of one or more of the directors between what he, she or they may believe is in the best interests of PVAC and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, PVAC’s Officers may have interests in the Business Combination Proposal that may conflict with your interests as a shareholder. See the section entitled “— Interests of PVAC’s Directors and Officers and Others in the Business Combination” for a further discussion.

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PROPOSAL 2: THE PUBCO ORGANIZATIONAL DOCUMENTS ADVISORY PROPOSAL

Overview

The Pubco Organizational Document Advisory Proposals ask shareholders of PVAC to approve, on a non-binding, advisory basis for purposes of the separate organizational document comparison vote, but as a closing condition under the Business Combination Agreement, the material differences between the PVAC Charter currently in effect and the Pubco Charter and Pubco Bylaws, attached as Annex B and Annex C to this proxy statement/prospectus, to be in effect upon consummation of the Business Combination.

Although the vote on the Pubco Organizational Document Advisory Proposals is advisory and non-binding as a matter of the separate proposal, the Business Combination Agreement conditions the closing of the Business Combination on the approval of the Business Combination Proposal and the Pubco Organizational Document Advisory Proposals. Accordingly, if the Pubco Organizational Document Advisory Proposals are not approved, PVAC and the Company would not be obligated to consummate the Business Combination unless the condition is waived to the extent permitted by the Business Combination Agreement and applicable law.

The proposal includes the following sub-proposals:

(A) Authorized Capital Stock — To approve authorized capital stock of Pubco of 500,000,000 shares of Pubco Class A Common Stock, par value $0.0001 per share, 75,000,000 shares of Pubco Class B Common Stock, par value $0.0001 per share, and 20,000,000 shares of preferred stock;

(B) Removal of Directors — To approve a provision that any or all of the directors of Pubco may be removed from office at any time, but only for cause and only by the affirmative vote of holders of 66 2/3% of the voting power of all then-outstanding shares of capital stock of Pubco entitled to vote generally in the election of directors, voting together as a single class, as permitted under the NRS;

(C) Chapter 78 Opt Out – To approve a provision that Pubco will elect not to be governed by certain provisions of Chapter 78 of the Nevada Revised Statutes relating to business combinations with interested stockholders (including NRS 78.411 through 78.444, inclusive), and instead will include in its articles of incorporation provisions that are substantially similar to such statutes, but which exclude certain parties from the definition of “interested stockholder.”

(D) Stockholder Action by Written Consent — To approve a provision that any action required or permitted to be taken by the stockholders of Pubco must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders, provided that for so long as Zikang Wu owns a majority of the total voting power of stock entitled to vote generally in election of directors, any action required or permitted to be taken by stockholders may be taken by written consent in lieu of a meeting;

(E) Special Meetings of Stockholders — To approve a provision that special meetings of Pubco stockholders may be called only by or at the direction of the Pubco Board, the chairperson of the Pubco Board or the Chief Executive Officer of Pubco and may not be called by any stockholder, provided that for so long as Zikang Wu owns a majority of the total voting power of stock entitled to vote generally in election of directors, special meetings may be called by or at the request of stockholders collectively holding a majority of the total voting power of stock entitled to vote generally in the election of directors;

(F) Amendment of the Charter — To approve a provision that amendment of the Pubco Charter generally requires the approval of the Pubco Board and a majority of the combined voting power of the then-outstanding shares of voting stock, voting together as a single class, with the exception of certain provisions that would require the affirmative vote of at least 66 2/3% of the total voting power of all the then outstanding shares of stock of the company entitled to vote thereon, voting as a single class;

(G) Amendment of the Bylaws — To approve a provision expressly authorizing the Pubco Board to make, alter, amend or repeal the Pubco Bylaws by an affirmative vote of a majority of the Pubco Board. The Pubco Bylaws may also be adopted, amended, altered or repealed by the Pubco Stockholders representing at least 66 2/3% of the voting power of all of the then-outstanding shares of capital stock of Pubco entitled to vote generally in the election of directors; and

(H) Provisions Related to Status as Blank Check Company — To approve the removal of all of the provisions applicable only to blank check companies.

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Reasons for the Approval of the Pubco Organizational Document Advisory Proposals

The Pubco Organizational Documents were negotiated in connection with the Business Combination Agreement. The principal purpose of this proposal is to enable Pubco to effect the transactions contemplated by the Business Combination and successfully operate as a combined company after the Closing, as described further below.

Authorized Shares (Proposal 2A)

The PVAC Board believes that it is important for Pubco to have available for issuance a sufficient number of authorized shares of Pubco Class A Common Stock, Pubco Class B Common Stock and preferred stock to facilitate the transactions contemplated by the Business Combination, to support Pubco’s growth and to provide flexibility for future corporate needs (including, if needed, as part of financing for future growth acquisitions). Pubco Class A Common Stock will have no voting rights, and Pubco Class B Common Stock will be entitled to one vote per share on all matters submitted to stockholders.

Notwithstanding the foregoing, authorized but unissued shares of Pubco Class B Common Stock, which constitute the sole class of voting common stock, may enable the Pubco Board to render more difficult or discourage an attempt to obtain control of Pubco and, as a result, may protect continuity of management, which could adversely affect the market price of Pubco Class B Common Stock. If, in the due exercise of its fiduciary duties, the Pubco Board were to determine that a takeover proposal was not in the best interests of Pubco and its stockholders, such shares of Pubco Class B Common Stock could be issued by the Pubco Board without further stockholder approval in one or more private placements or other transactions that might prevent, render more difficult or make more costly the completion of any attempted takeover by diluting the voting power of a proposed acquirer or insurgent stockholder group, by creating a substantial voting bloc in institutional or other hands that might support the position of the Pubco Board, by effecting an acquisition that might complicate or preclude the takeover, or otherwise. Although Pubco Class A Common Stock does not carry voting rights, the issuance of such shares could also have economic dilution effects.

The authorization of additional shares will provide Pubco with flexibility to issue shares in the future for financing its business, acquiring other businesses, forming strategic partnerships and alliances, and effecting stock dividends or stock splits. Pubco currently has no plans, proposals or arrangements, written or otherwise, to issue any additional authorized shares for such purposes.

Removal of Directors (Proposal 2B)

The PVAC Charter provides that shareholders may remove directors by the affirmative vote of holders of a majority of the voting power of all then outstanding PVAC Ordinary Shares then entitled to vote generally in the election of directors, voting together as a single class. The Pubco Organizational Documents provide that directors may only be removed for cause by the affirmative vote of the holders of at least 66 2/3% of the voting power of then-outstanding shares entitled to vote in the election of directors, voting together as a single class. The PVAC Board believes that such a standard will (a) increase board continuity and the likelihood that experienced board members with familiarity of Pubco’s business operations would serve on the Pubco Board at any given time and (b) make it more difficult for a potential acquiror or other person, group or entity to gain control of the Pubco Board.

NRS Chapter 78 Opt-Out and Replacement (Proposal 2C)

Pubco will not be subject to Sections 78.411 through 78.444 of the NRS (the “Nevada Business Combination Statute”), Nevada’s anti-takeover statute applicable to certain publicly held Nevada corporations. The Nevada Business Combination Statute generally prohibits a resident domestic corporation from engaging in a “combination” (which includes certain mergers, share exchanges, asset sales and other transactions) with an “interested stockholder” (generally, a person or group that beneficially owns 10% or more of the corporation’s voting power) for a period of two years after such person first becomes an interested stockholder, unless the board of directors approved the transaction by which the person became an interested stockholder prior to such time. In addition, after the two-year period, certain additional supermajority stockholder approval requirements apply unless specified fair price or other statutory conditions are satisfied.

The NRS permit a corporation to opt out of the Nevada Business Combination Statute through provisions in its articles of incorporation. Pubco will elect not to be governed by the Nevada Business Combination Statute. However, the Pubco Organizational Documents will contain provisions substantially similar in effect to the protections afforded by the Nevada Business Combination Statute, including restrictions on certain business combinations with significant stockholders that have not been approved by the Pubco Board.

These provisions are intended to encourage any potential acquiror to negotiate with the Pubco Board and to provide the Board with leverage to seek the highest value reasonably available to stockholders. The provisions may make it more difficult for a third party to effect certain unsolicited or hostile transactions that have not been approved by the Pubco Board, including coercive two-tiered transactions or attempts to acquire control without paying an appropriate premium to all stockholders. However, these provisions would not prevent a transaction that receives the requisite stockholder approval.

The replacement business-combination provisions in the Pubco Charter exclude Zikang Wu and his affiliates and associates, and any person whose beneficial ownership is attributed to any of them from the definition of “interested stockholder” solely by reason of the ownership of Pubco securities received or acquired in connection with the Business Combination. As a result, the restrictions that otherwise apply to business combinations with an interested stockholder will not apply to such excluded persons unless they subsequently become an interested stockholder in a transaction or event not covered by the exclusion.

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Stockholder Action by Written Consent (Proposal 2D)

Under the Pubco Organizational Documents, Pubco’s stockholders will have the ability to propose items of business (subject to the restrictions set forth in this proxy statement/prospectus) at duly convened stockholder meetings. Limiting stockholders’ rights to act by written consent (after the time at which the holders of the Pubco Class A Common Stock cease to own a majority of the total voting power of stock entitled to vote generally in election of directors) limits the circumstances under which stockholders can act on their own initiative to remove directors, or alter or amend the Pubco Organizational Documents outside of a duly called special or annual meeting of the stockholders of Pubco. Further, the PVAC Board believes continuing to limit stockholders’ ability to act by written consent will reduce the time and effort the Pubco Board and Pubco’s management would need to devote to stockholder proposals, which time and effort could distract Pubco’s directors and management from other important company business.

In addition, the elimination of the stockholders’ ability to act by written consent may have certain anti-takeover effects by forcing a potential acquirer to take control of the Pubco Board only at a duly called special or annual meeting. However, this proposal is not in response to any effort of which either PVAC or the Company is aware to obtain control of Pubco, and neither PVAC nor the Company and their respective management do not presently intend to propose other anti-takeover measures in future proxy solicitations. Further, the PVAC Board does not believe that the effects of the elimination of stockholder action by written consent will create a significant impediment to a tender offer or other effort to take control of Pubco. Inclusion of these provisions in the Pubco Organizational Documents might also increase the likelihood that a potential acquirer would negotiate the terms of any proposed transaction with the Pubco Board and, as a result, help protect stockholders from the use of abusive and coercive takeover tactics.

Special Meetings of Stockholders (Proposal 2E)

Under the Pubco Organizational Documents, special meetings of Pubco stockholders may be called only by or at the direction of the Pubco Board, the chairperson of the Pubco Board or the Chief Executive Officer of Pubco and may not be called by any stockholder; provided that for so long as Zikang Wu owns a majority of the total voting power of stock entitled to vote generally in election of directors, special meetings may be called by or at the request of stockholders collectively holding a majority of the total voting power of stock entitled to vote generally in the election of directors.

Amendment of the Charter (Proposal 2F)

Requiring the approval by affirmative vote of holders of at least 66 2/3% of the voting power of Pubco’s then-outstanding shares of capital stock entitled to vote in an election of directors to make any amendment to certain provisions of the Pubco Charter is intended to protect key provisions of the Pubco Charter from arbitrary amendment and to prevent a simple majority of stockholders from taking actions that may be harmful to other stockholders or making changes to provisions that are intended to protect all stockholders.

Amendment of the Bylaws (Proposal 2G)

Requiring the approval by affirmative vote of holders of at least 66 2/3% of the voting power of Pubco’s then-outstanding shares of capital stock entitled to vote in an election of directors to make any amendment to the Pubco Bylaws not approved by the Pubco Board is intended to protect key provisions of the Pubco Bylaws from arbitrary amendment and to prevent a simple majority of stockholders from taking actions that may be harmful to other stockholders or making changes to provisions that are intended to protect all stockholders.

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Provisions Related to Status as Blank Check Company (Proposal 2H)

The elimination of all of the provisions related to PVAC’s status as a blank check company is desirable because these provisions will serve no purpose following the Business Combination. For example, certain provisions in the PVAC Organizational Documents require that proceeds from the PVAC IPO be held in the Trust Account until a business combination or redemption of 100% of the Public Shares has occurred. These provisions cease to apply once the Business Combination is consummated and are therefore not included in the Pubco Organizational Documents.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, that the Pubco Charter and Pubco Bylaws to be adopted by Pubco in connection with the Business Combination be approved and adopted in all respects on a non-binding advisory basis.”

Required Vote

The approval of each of Pubco Organizational Document Advisory Proposals requires an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the PVAC Ordinary Shares represented in person virtually or by proxy and entitled to vote thereon and who vote at the Shareholder Meeting at which a quorum is present. Abstentions will be considered present for the purposes of establishing a quorum but will not constitute votes cast at the Shareholder Meeting and therefore will have no effect on the approval of the Pubco Organizational Document Advisory Proposals. Broker non-votes, if any, will also have no effect on the approval of the Pubco Organizational Document Advisory Proposals. If the Business Combination Proposal is not approved, the Pubco Organizational Document Advisory Proposals will not be presented at the Shareholder Meeting.

Recommendation of the PVAC Board

THE PVAC BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE PUBCO ORGANIZATIONAL DOCUMENT ADVISORY PROPOSALS, IF PRESENTED.

The existence of financial and personal interests of PVAC’s directors may result in a conflict of interest on the part of one or more of the directors between what he, she or they may believe is in the best interests of PVAC and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, PVAC’s officers and directors may have interests in the Business Combination Proposal that may conflict with your interests as a shareholder. See the section entitled “— Interests of PVAC’s Directors and Officers and Others in the Business Combination” for a further discussion

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PROPOSAL 3: THE ADJOURNMENT PROPOSAL

The adjournment proposal allows PVAC’s Board to submit a proposal to adjourn the Shareholder Meeting to a later date or dates if more time is necessary to consummate the Business Combination.

Purpose of the Adjournment Proposal

The purpose of the adjournment proposal is to provide more time if the parties determine such additional time is necessary to consummate the Business Combination. For instance, if the parties determined that too many holders of Public Shares were seeking redemption at the Shareholder Meeting, they might wish to delay the Shareholder Meeting to seek to reverse such redemption requests.

Consequences if the Adjournment Proposal is not Approved

If an adjournment proposal is presented to the Shareholder Meeting and is not approved by the PVAC shareholders, PVAC’s Board may not be able to adjourn the Shareholder Meeting to a later date if necessary.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, that if additional time is necessary to consummate the Business Combination, the chairman of the Meeting be instructed to adjourn the Meeting.”

Required Vote

The Adjournment Proposal will not be submitted if the Business Combination Proposal is approved. Adoption of the Adjournment Proposal is not conditioned upon the adoption of any of the other proposals.

Approval of the Adjournment Proposal will require an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the PVAC Ordinary Shares present (in person virtually or by proxy or, if a corporation or other non-natural person, by its duly authorized representative) who, being entitled to vote on such proposal at the Shareholder Meeting at which a quorum is present, vote. Abstentions will be considered present for the purposes of establishing a quorum but will not constitute votes cast at the Shareholder Meeting and therefore will have no effect on the approval of the Adjournment Proposal. Broker non-votes, if any, will also have no effect on the approval of the Adjournment Proposal.

Recommendation of the PVAC Board

THE PVAC BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT PVAC SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

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UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information presents the combination of the historical financial statements of PVAC and Tigerless Health, Inc. (the “Company”) after giving effect to the Business Combination and related transactions described elsewhere in this proxy statement/prospectus.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and is presented for illustrative purposes only. The unaudited pro forma condensed combined financial information does not necessarily reflect what the combined company’s financial position or results of operations would have been had the Business Combination occurred on the dates indicated, nor is it necessarily indicative of the future financial position or results of operations of the combined company.

The unaudited pro forma condensed combined balance sheet as of June 30, 2026 combines the historical audited consolidated balance sheet of the Company as of June 30, 2026 with the historical unaudited condensed balance sheet of PVAC as of June 30, 2026, giving effect to the Business Combination and the PIPE Financing as if they had been consummated on June 30, 2026.

PVAC has a March 31 fiscal year end and the Company has a June 30 fiscal year end. Because the fiscal year ends differ by one fiscal quarter (91 days), the unaudited pro forma condensed combined statement of operations has been prepared using the most recent annual fiscal periods of each entity, consistent with Rule 11-02(c)(3) of Regulation S-X.

The unaudited pro forma condensed combined statement of operations for the annual period presented combines the audited historical consolidated statement of operations of the Company for the year ended June 30, 2026 with the audited historical statement of operations of PVAC for the year ended March 31, 2026, giving effect to the Business Combination as if it had occurred on July 1, 2025, the beginning of the Company’s annual period presented. No pro forma statement of operations for an interim period is presented because the Company’s latest fiscal year ended on June 30, 2026, the date of the latest balance sheet included in this proxy statement/prospectus, and there is accordingly no subsequent interim period to present.

Notwithstanding the legal form of the Business Combination, the transaction will be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, PVAC will be treated as the acquired company and the Company will be treated as the accounting acquirer for financial reporting purposes. Accordingly, the historical financial statements of the Company will become the historical financial statements of the combined company.

The adjustments presented in the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an understanding of the combined company upon consummation of the Business Combination. The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not necessarily reflect what the combined company’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated, nor is it necessarily indicative of the future results or financial position of the combined company.

PVAC and the Company have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined financial information has been prepared assuming two redemption scenarios as following:

•

Assuming No Redemptions: This scenario assumes that no PVAC Public Shares are redeemed and funds held in the Trust Account will be fully retained and released to Pubco at closing of the Business Combination;

•

Assuming Maximum Redemptions: This scenario assumes that all of PVAC’s 204,450 Public Shares subject to redemption are redeemed at a price of approximately $12.12 per share, resulting in an aggregate payment of approximately $2.48 million out of the Trust Account.

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The pro forma outstanding Pubco Common Stock immediately after the Business Combination under two redemption scenarios (which amounts are based on information as of the date of this proxy statement/prospectus) is as follows:

	Pro Forma Combined
	Assuming No Redemptions		Assuming Maximum Redemptions
	Number of Common Shares	%	Number of Common Shares	%
PVAC Public Shares	204,450	0.6%	-	-
PVAC Founder Share (including non- redeemable PVAC Class A Ordinary Shares held by Founders)	5,750,000	16.9%	5,750,000	17.0%
Mr. Zikang Wu - Company founder and shareholder (super voting class)	22,400,000	66.0%	22,400,000	66.4%
The rest of Company shareholders	5,600,000	16.5%	5,600,000	16.6%
Total common shares outstanding	33,954,450	100%	33,750,000	100%

Note: The table does not give effect to the transfer of the 2,000,000 Closing Fee Shares to the PIPE Investor by one or more existing stockholders of the Company and/or PVAC under the PIPE Securities Purchase Agreement, the timing of which is subject to a 4.99% beneficial-ownership limitation. The transfers move shares among holders and do not change the total number of shares of Pubco Common Stock outstanding.

See Note 4 to the unaudited pro forma condensed combined financial information.

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The historical financial information of PVAC was derived from the audited financial statements of PVAC as of and for the fiscal years ended March 31, 2026 and March 31, 2025, and the unaudited condensed financial statements of PVAC as of and for the three months ended June 30, 2026, which are included elsewhere in this proxy statement/prospectus.

Pubco, Merger Sub 1, and Merger Sub 2 were formed solely for purposes of effecting the Business Combination and have had no material operations, assets, or liabilities, other than nominal formation and administrative costs. Accordingly, the historical financial statements of Pubco, Merger Sub 1, and Merger Sub 2 are not presented separately in the unaudited pro forma condensed combined financial information, as their impact is not material to the combined financial statements. Refer to Note 1 to the unaudited pro forma condensed combined financial information for further discussion.

The historical financial information of the Company was derived from the audited consolidated financial statements of the Company as of and for the fiscal years ended June 30, 2026 and June 30, 2025, which are included elsewhere in this proxy statement/prospectus.

This information is only a summary and should be read together with PVAC’s, Pubco’s, and the Company’s audited and unaudited financial statements and related notes, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information included elsewhere in this proxy statement/prospectus.

The following unaudited pro forma condensed combined financial information is provided to aid investors in their analysis of the financial aspects of the Business Combination and related transactions. The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined.

The Business Combination has not been consummated as of the date of preparation of these pro forma financial statements, and there can be no assurance that the Business Combination will be consummated. See “Risk Factors” for additional discussion of risks associated with the pro forma financial information.

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Tigerless AI Holdings Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of June 30, 2026

	Tigerless	PVAC	Transaction Accounting Adjustments		Pro Forma Combined (No Redemption)	Additional Transaction Adjustments (Max)		Pro Forma Combined (Max Redemption)
ASSETS — Current assets:
Cash and cash equivalents	230,787	2,875	2,478,814	(a)	4,201,707			3,222,893
Settlement of liabilities from trust proceeds			(885,769	)(b)
Payment of Business Combination costs – PVAC			(100,000	)(c)
Payment of Business Combination costs – Tigerless			(1,000,000	)(d)
Proceeds from PIPE Financing – First Tranche, net			3,475,000	(v)
Payment to redeeming shareholders						(2,478,814	)(r)
Proceeds from transaction cost note						1,500,000	(s)
Prepaid expenses	14,736	-			14,736			14,736
Other receivable	40,762	-			40,762			40,762
Total current assets	286,285	2,875	3,968,045		4,257,205	(978,814)		3,278,391
Noncurrent assets:
Cash held in trust account	-	2,478,814	(2,478,814	)(e)	-			-
Intangible assets	19,383,000	-			19,383,000			19,383,000
Total noncurrent assets	19,383,000	2,478,814	(2,478,814)		19,383,000	-		19,383,000
Total assets	$19,669,285	$2,481,689	$1,489,231		$23,640,205	$(978,814)		$22,661,391
LIABILITIES — Current liabilities:
Accounts payable, accrued and other liabilities	333,686	-			333,686			333,686
Due to related parties	44,270	-			44,270			44,270
Note payable – related party (PVAC)	-	276,521	(276,521	)(f)	-			-
Accrued expenses (PVAC)	-	79,059	(79,059	)(g)	-			-
Promissory notes payable – related party (Tigerless)	530,189	-	(530,189	)(h)	-	1,500,000	(t)	1,500,000
Total current liabilities	908,145	355,580	(885,769)		377,956	1,500,000		1,877,956
Noncurrent liabilities:
Loan payable – SBA – EIDL	42,000	-			42,000			42,000
Warrant liability	-	1,150,000			1,150,000			1,150,000
Total liabilities	$950,145	$1,505,580	$(885,769)		$1,569,956	$1,500,000		$3,069,956
Commitments and contingencies
Class A ordinary shares subject to possible redemption	-	2,478,814	(2,478,814	)(i)	-	-		-
Series A Convertible Preferred Stock; 3,500 shares at $1,000 stated value, net of issuance costs	-	-	3,475,000	(v)	3,475,000	-		3,475,000
Stockholders’ equity:
Tigerless Health Inc. Class A and Class B common stock, $0.01 par value	2	-	(2	)(j)	-	-		-
PVAC Class A ordinary shares, $0.0001 par value		575	(575	)(k)	-	-		-
PVAC Class B ordinary shares, $0.0001 par value		-	-		-	-		-
New issuance of Pubco Class B Common Stock to Tigerless Shareholders, $0.0001 par value			2,240	(l)	2,240	-		2,240
New issuance of Pubco Class A Common Stock to Tigerless Shareholders, $0.0001 par value			560	(m)	560	-		560
New issuance of Pubco Class A Common Stock to PVAC Public Shareholders, $0.0001 par value			20	(n)	20	(20	)(u)	-
New issuance of Pubco Class A Common Stock to PVAC Sponsors, $0.0001 par value			575	(o)	575	-		575
Additional paid-in capital	19,578,042	-	972,716	(p)	20,550,758	(2,478,794	)(u)	18,071,964
Retained earnings (Accumulated deficit)	(858,904)	(1,503,280)	403,280	(q)	(1,958,904)	-		(1,958,904)
Total stockholders’ equity	$18,719,140	$(1,502,705)	$1,378,814		$18,595,249	$(2,478,814)		$16,116,435
Total liabilities, temporary equity and stockholders’ equity	$19,669,285	$2,481,689	$1,489,231		$23,640,205	$(978,814)		$22,661,391

See accompanying notes to the unaudited pro forma Condensed combined financial statements.

141

Tigerless AI Holdings Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended June 30, 2026

	Tigerless	PVAC	Transaction Accounting Adjustments		Pro Forma Combined (No Redemption)	Additional Transaction Adjustments (Max)	Pro Forma Combined (Max Redemption)
Commissions and fees	702,472	-	-		702,472	-	702,472
Other income	77,770	-			77,770		77,770
Total revenues	780,242	-	-		780,242	-	780,242
General and administrative	967,394	280,643	1,000,000	AA	2,248,037		2,248,037
Business Combination costs – PVAC			100,000	BB	100,000		100,000
Compensation and benefits	405,732	-			405,732		405,732
Total operating expenses	1,373,126	280,643	1,100,000		2,753,769	-	2,753,769
(Loss) from operations	(592,884)	(280,643)	(1,100,000)		(1,973,527)	-	(1,973,527)
Interest income on trust account	-	81,077	(81,077	)CC	-	-	-
Change in fair value of warrants	-	(1,574,244)			(1,574,244)		(1,574,244)
Forgiveness of debt	-	76,984			76,984		76,984
Bank interest income	-	36			36		36
Total other income (expense)	-	(1,416,147)	(81,077)		(1,497,224)	-	(1,497,224)
Income (Loss) before provision for income taxes	(592,884)	(1,696,790)	(1,181,077)		(3,470,751)	-	(3,470,751)
Provision for income taxes	(61,589)	-			(61,589)		(61,589)
Net income (loss)	$(654,473)	$(1,696,790)	$(1,181,077)		$(3,532,340)	$-	$(3,532,340)
Net loss per share – basic and diluted	(0.02)	(0.28)			(0.10)		(0.10)
Weighted average shares outstanding – basic and diluted	28,000,000	5,954,957	(507	)DD	33,954,450	(204,450)	33,750,000

The Tigerless historical column reflects Tigerless Health, Inc.’s audited consolidated results for the year ended June 30, 2026. The PVAC historical column reflects PVAC’s audited results for the year ended March 31, 2026. The periods differ by one fiscal quarter because PVAC and Tigerless Health, Inc. have different fiscal year ends; PVAC’s results for the three months ended June 30, 2026 (a net loss of $5,402) are excluded from the annual pro forma period and are included in PVAC’s unaudited condensed financial statements appearing elsewhere in this proxy statement/prospectus.

See accompanying notes to the unaudited pro forma Condensed combined financial statements.

142

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Description of the Business Combination and Basis of Presentation

Description of the Business Combination

On April 17, 2026, the Company, Pubco, Merger Subs and PVAC entered into the Business Combination Agreement, pursuant to which the following two-step merger structure will be effected at Closing:

In the first step, Merger Sub 1 will merge with and into the Company (the “Reorganization Merger”), with the Company surviving the merger and becoming a wholly-owned subsidiary of Pubco.

Immediately following the Reorganization Merger, Merger Sub 2 will merge with and into PVAC (the “Acquisition Merger”), with PVAC surviving the merger and becoming a wholly-owned subsidiary of Pubco.

Upon consummation of the Business Combination, Pubco will become the publicly traded parent company, with Tigerless Health, Inc. and PVAC becoming wholly-owned subsidiaries of Pubco, and the existing shareholders of Tigerless Health and PVAC will receive equity interests in Pubco.

Upon consummation of the Business Combination (the “Closing”), (i) each PVAC ordinary share issued and outstanding immediately prior to the Effective Time will be automatically converted into one share of Pubco Class A Common Stock, par value $0.0001 per share; and (ii) all shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares held in treasury or owned by dissenting holders) will be automatically converted into the right to receive an aggregate of 28,000,000 shares of Pubco common stock, consisting of 5,600,000 shares of Pubco Class A Common Stock and 22,400,000 shares of Pubco Class B Common Stock.

Pubco will have a dual-class capital structure consisting of Pubco Class A Common Stock and Pubco Class B Common Stock. Pubco Class A Common Stock will not have general voting rights, while Pubco Class B Common Stock will have voting rights. Pubco Class B Common Stock is expected to be issued to Zikang Wu, the founder of the Company, in connection with the Business Combination, and Pubco Class A Common Stock is expected to be issued to the remaining holders of Company Common Stock and PVAC shareholders.

In addition, each outstanding PVAC Public Warrant, currently exercisable for one PVAC Class A Ordinary Share at an exercise price of $11.50 per share, will be converted into a warrant to purchase one share of Pubco Class A Common Stock on substantially the same terms and conditions (the “Pubco Warrants”).

Up to 10,000,000 additional shares of Pubco Common Stock may be issued as earnout consideration to pre-closing Tigerless Health shareholders upon achievement of certain post-closing performance milestones as described in the Business Combination Agreement (the “Earnout Shares”). The Earnout Shares have been excluded from the unaudited pro forma condensed combined financial information as their issuance is contingent upon future events and therefore does not meet the "factually supportable" criterion under Article 11 of Regulation S-X.

The Business Combination is expected to be accounted for as a reverse recapitalization in accordance with U.S. GAAP, whereby Tigerless Health, Inc. will be treated as the accounting acquirer and PVAC will be treated as the acquired company for accounting purposes only. Accordingly, the historical financial statements of Tigerless Health, Inc. will become the historical financial statements of Pubco following the Business Combination. No goodwill or other intangible assets are expected to be recognized in connection with the Business Combination.

143

Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended by SEC Release No. 33-10786, "Amendments to Financial Disclosures about Acquired and Disposed Businesses," and the rules and regulations of the SEC. The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not necessarily indicative of what the combined company's financial position or results of operations would have been had the Business Combination been consummated on the dates indicated, nor is it indicative of the future financial position or results of operations of the combined company.

The unaudited pro forma condensed combined balance sheet as of June 30, 2026 gives pro forma effect to the Business Combination and the PIPE Financing as if they had been consummated on June 30, 2026. The unaudited pro forma condensed combined statement of operations for the annual period presented gives pro forma effect to the Business Combination as if it had been consummated on July 1, 2025, the beginning of the annual period presented.

Because PVAC and Tigerless Health, Inc. have different fiscal year ends, the unaudited pro forma condensed combined statement of operations has been prepared using the most recent annual fiscal periods of each entity, consistent with Rule 11-02(c)(3) of Regulation S-X. PVAC has a March 31 fiscal year end and Tigerless Health, Inc. has a June 30 fiscal year end. The unaudited pro forma condensed combined financial information should be read in light of these different fiscal periods. PVAC and the Company did not have any historical relationship prior to the Business Combination, and accordingly, no pro forma adjustments were required to eliminate intercompany activities between the parties.

The pro forma adjustments are based on currently available information and certain assumptions and estimates that management believes are reasonable. The unaudited pro forma condensed combined financial information does not reflect the realization of any cost savings, operating synergies, or revenue enhancements that may result from the Business Combination. The pro forma adjustments are preliminary and subject to change. The final determination of pro forma adjustments will be made upon completion of the Business Combination and may differ materially from those reflected in the unaudited pro forma condensed combined financial information.

Accounting Treatment — Reverse Recapitalization

Notwithstanding the legal form of the Business Combination, the transaction will be accounted for as a reverse recapitalization in accordance with U.S. GAAP (ASC 805-40). Under this method of accounting, PVAC will be treated as the “acquired” company for financial reporting purposes, and Tigerless Health, Inc. (the “Company”) will be treated as the accounting acquirer. This determination is based primarily on the following factors:

•	Immediately following the Closing, the pre-closing holders of Company Common Stock, including Mr. Zikang Wu, are expected to beneficially own a majority of the outstanding common stock and voting power of Pubco;
•	Directors designated by the Company are expected to constitute a majority of the members of the Pubco Board of Directors;
•	The Company’s senior management is expected to comprise substantially all of the senior management of Pubco;
•	The Company represents the only ongoing operating business of the combined company, while PVAC is a blank check company with nominal operations other than cash held in its Trust Account; and
•	Pubco and the Merger Subs were formed solely for purposes of effecting the Business Combination and have had no substantive operations.

Accordingly, for accounting purposes, the financial statements of Pubco will represent a continuation of the financial statements of the Company, with the Business Combination treated as the equivalent of the Company issuing equity for the net assets of PVAC, accompanied by a recapitalization. The net assets of PVAC will be recorded at their historical carrying amounts, with no goodwill or other intangible assets recorded as a result of the transaction. Following the Closing, the consolidated financial statements of the combined company will reflect:

•	the historical financial position and results of operations of the Company; and
•	the assets and liabilities of PVAC at their historical carrying values.

144

Redemption Scenarios

The unaudited pro forma condensed combined financial information is presented under two redemption scenarios, reflecting the range of possible outcomes with respect to the redemption of PVAC Class A Ordinary Shares by PVAC Public Shareholders:

Assuming No Redemptions

This scenario assumes that no PVAC Public Shareholders exercise their redemption rights in connection with the Business Combination. The full balance of approximately $2,478,814 held in PVAC's Trust Account (based on 204,450 public shares at approximately $12.12 per share as of June 30, 2026) is assumed to be available to Pubco following the Closing. The redemption value per share and total Trust Account balance are based on amounts as of June 30, 2026 and are subject to change based on interest earned on the Trust Account, taxes payable, and other permitted withdrawals prior to the Closing of the Business Combination.

Assuming Maximum Redemptions

This scenario assumes that all 204,450 PVAC Public Shares subject to redemption are redeemed immediately prior to the Closing for an aggregate redemption payment of approximately $2,478,814, representing the full balance of the Trust Account. Under this scenario, no Trust Account proceeds are available to Pubco. The maximum redemption scenario includes all adjustments contained in the no redemption scenario and presents additional adjustments to reflect the effect of maximum redemptions.

The actual redemption level may differ materially from the assumptions presented. There is no minimum cash condition to the Closing of the Business Combination. The Business Combination Agreement does not include a minimum available cash requirement as a condition to closing, and accordingly, the Business Combination may be consummated even if all PVAC Public Shareholders elect to redeem their shares. Under the maximum redemption scenario, the combined company would have limited unrestricted cash from the Trust Account following the Closing. To fund transaction costs and working capital requirements under this scenario, New Sponsor (Valleypark Road LLC) agreed to loan to PVAC up to $1,000,000 which amount is evidenced by a promissory note  (the “Transaction Cost Note”) to cover estimated transaction costs associated with the Business Combination. The Transaction Cost Note is non-interest bearing and payable within four months following the Closing. Upon the Closing, New Sponsor will have the option, but not the obligation, to convert the outstanding principal balance of the Transaction Cost Note, in whole or in part, into Pubco Warrants. Refer to Note 2(r) and Note 2(s) for the pro forma treatment of the Transaction Cost Note.

Pro Forma Share Ownership

The following table presents the anticipated pro forma share ownership of Pubco immediately following the Closing under each redemption scenario. The table does not include shares issuable upon exercise of Pubco Warrants, under the 2026 Equity Incentive Plan, as Earnout Shares or upon conversion of the Series A Preferred Stock, and does not give effect to the transfer of the Closing Fee Shares to the PIPE Investor, which does not change the total number of shares outstanding. See Note 4.

Stockholder Group	No Redemption Shares	No Redemption %	Max Redemption Shares	Max Redemption %
PVAC Public Shareholders (Pubco Class A)	204,450	0.6%	-	-
PVAC Sponsor Shares (Pubco Class A)(1)	5,750,000	16.9%	5,750,000	17.0%
Mr. Zikang Wu — Tigerless Health Founder (Pubco Class B)	22,400,000	66.0%	22,400,000	66.4%
Remaining Tigerless Health Shareholders (Pubco Class A)	5,600,000	16.5%	5,600,000	16.6%
Total Common Shares Outstanding	33,954,450	100.0%	33,750,000	100.0%

(1) Includes 1,824,999 shares held by IPO Sponsor (CEMAC Sponsor LP), 1,686,001 shares held by Vikasati Sponsor (Vikasati Partners, LLC), and 2,239,000 shares held by New Sponsor (Valleypark Road LLC), representing the aggregate 5,750,000 shares that constitute the Founder Shares and non-redeemable PVAC Class A Ordinary Shares held by SPAC Sponsors. The amounts shown do not give effect to the 740,077 Founder Shares in the aggregate that the SPAC Sponsors are obligated to transfer to other holders at or immediately prior to the Closing; such transfers do not change the total number of shares of Pubco Common Stock outstanding. See “Information about PVAC – SPAC Sponsors — Quantification of Sponsor Amounts, Obligations and Ownership.”

145

Sources of Historical Financial Information

The unaudited pro forma condensed combined financial information is based on, and should be read in conjunction with, the following historical financial statements and their respective notes, which are included elsewhere in this proxy statement/prospectus:

•

The audited financial statements of PVAC as of and for the fiscal years ended March 31, 2026 and March 31, 2025, and the unaudited condensed financial statements of PVAC as of and for the three months ended June 30, 2026;

•	The audited consolidated financial statements of Tigerless Health, Inc. as of and for the fiscal years ended June 30, 2026 and June 30, 2025; and
•

The historical financial statements of Pubco, Merger Sub 1 and Merger Sub 2, which were formed solely for purposes of the Business Combination, had no substantive operations or material assets or liabilities, other than nominal formation and administrative costs of approximately $4,000 incurred by Pubco. Such amounts are not considered material to the unaudited pro forma condensed combined financial information, and accordingly, Pubco, Merger Sub 1 and Merger Sub 2 are not presented as separate columns in the pro forma financial statements

All dollar amounts in the notes to the unaudited pro forma condensed combined financial information are presented in U.S. dollars.

2. Transaction Accounting Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2026

The following adjustments have been reflected in the unaudited pro forma condensed combined balance sheet as of June 30, 2026 to give effect to the Business Combination and the PIPE Financing as if they had been consummated on June 30, 2026. The adjustments are designated by lower case letters (a) through (v), which correspond to the reference letters appearing in the unaudited pro forma condensed combined balance sheet.

(a)

Release of Trust Account - No Redemption Scenario: Reflects the reclassification of approximately $2,478,814 of cash and cash equivalents held in PVAC's Trust Account to cash and cash equivalents available for general corporate purposes of Pubco following the Closing under the no redemption scenario. This amount represents 204,450 PVAC Class A Ordinary Shares subject to possible redemption at a per-share redemption price of approximately $12.12 as of June 30, 2026. The Trust Account funds are released upon consummation of the Business Combination, and are no longer subject to restrictions. The corresponding non-current asset balance for cash held in trust is eliminated upon reclassification.

(b)

Reflects the settlement at Closing of PVAC's note payable – related party of $276,521 and accrued expenses of $79,059, and Tigerless Health's promissory notes payable – related party of $530,189, totaling $885,769. These amounts are contractually payable upon consummation of the Business Combination and are assumed settled in cash at Closing.

(c)

PVAC Transaction Costs - Cash Reduction: Reflects preliminary estimated direct and incremental transaction costs expected to be incurred by PVAC in connection with the Business Combination of approximately $100,000, consisting primarily of legal fees, accounting fees, SEC filing fees, financial printing costs and other transaction-related costs. These costs are non-recurring and are directly attributable to the Business Combination. Under the no redemption scenario, these costs are assumed to be settled in cash at or prior to the Closing and are reflected as a reduction of cash, with a corresponding charge to retained earnings (accumulated deficit) or additional paid-in capital, as applicable. Under the maximum redemption scenario, these costs are assumed to be funded by the Transaction Cost Note. These costs are also reflected in the pro forma statements of operations as they represent nonrecurring transaction costs that are directly attributable to the Business Combination. Refer to adjustment (BB) in Note 3.

(d)

Tigerless Health Transaction Costs - Cash Reduction: Reflects preliminary estimated direct and incremental transaction costs expected to be incurred by Tigerless Health, Inc. in connection with the Business Combination of approximately $1,000,000, consisting of approximately: legal fees of $500,000, financial advisory, accounting and audit fees of $220,000, and other transaction execution costs of $280,000. These costs are non-recurring and are directly attributable to the Business Combination. Under the no redemption scenario, these costs are assumed to be settled in cash at or prior to the Closing and are reflected as a reduction of cash, with a corresponding charge to retained earnings (accumulated deficit) or additional paid-in capital, as applicable. Under the maximum redemption scenario, these costs are assumed to be funded by the Transaction Cost Note. Refer to adjustments (s) and (t). These costs are also reflected in the pro forma statements of operations as they represent nonrecurring transaction costs that are directly attributable to the Business Combination. Refer to adjustment (AA) in Note 3.

(e)

Elimination of PVAC Trust Account - Non-Current Asset: Reflects the elimination of the non-current asset balance representing cash held in PVAC's Trust Account of approximately $2,478,814 upon release of the Trust Account at Closing. This adjustment, together with adjustment (a), represents the complete reclassification of Trust Account funds: (i) under the no redemption scenario, the full $2,478,814 is reclassified from non-current restricted investments to unrestricted cash and cash equivalents; and (ii) under the maximum redemption scenario, the full $2,478,814 is paid out to redeeming shareholders and is reflected as a reduction of both the Trust Account asset and the Class A ordinary shares subject to possible redemption liability. Refer to adjustment (i).

146

(f)

Settlement of PVAC Related Party Advances and Promissory Notes: Reflects the repayment and extinguishment at Closing of PVAC's note payable – related party of $276,521 outstanding under the August 2025 Note as of June 30, 2026. These amounts are assumed to be settled in cash at Closing using proceeds released from the Trust Account under the no redemption scenario, with a corresponding reduction to cash and due to related parties. Under the maximum redemption scenario, a portion of these liabilities may be settled using proceeds from the Transaction Cost Note. Refer to adjustment (s).

(g)

Settlement of PVAC Accrued Liabilities: Reflects the settlement at Closing of PVAC's accrued liabilities of approximately $79,059, representing amounts owed primarily to PVAC's legal counsel, accountants, and other service providers for services rendered in connection with PVAC's operations and the Business Combination through June 30, 2026. These amounts are assumed to be settled in cash from Trust Account proceeds at the Closing under the no redemption scenario. Under the maximum redemption scenario, the settlement of these accrued liabilities is assumed to be funded from the Transaction Cost Note. Refer to adjustments (s) and (t).

(h)

Settlement of Tigerless Health’s Promissory Note: Reflects the repayment of Tigerless Health’s outstanding promissory notes payable – related party of $530,189 in the aggregate under the January 2026 Note and the June 2026 Note, which by their terms are payable upon consummation of the Business Combination. Accrued interest of $5,274 on the notes is included within accounts payable, accrued and other liabilities and is not assumed settled.

(i)

Derecognition of PVAC Class A Ordinary Shares Subject to Possible Redemption: Reflects the reclassification and derecognition of PVAC Class A Ordinary Shares classified as temporary equity ("mezzanine equity") subject to possible redemption of $2,478,814 (representing 204,450 shares at approximately $12.12 per share). Under the no redemption scenario, this balance is reclassified from temporary equity to permanent equity as part of the recapitalization of PVAC in connection with the Business Combination, as the redemption feature associated with the shares is extinguished at Closing. Under the maximum redemption scenario, this balance is eliminated against cash upon payment to redeeming shareholders. This reclassification is consistent with ASC 480-10-S99-3A (previously SAB Topic 14) regarding the accounting for securities with embedded redemption features in connection with a business combination.

(j)

Elimination of Tigerless Health Historical Common Stock: Reflects the elimination of the historical common stock balance of Tigerless Health, Inc. of $2 (representing 210 shares at $0.01 par value per share) in connection with the reverse recapitalization. Under reverse recapitalization accounting, the historical equity accounts of the Company (as the accounting acquirer) are eliminated and replaced with the equity structure of Pubco, the legal acquiree and issuing entity. The historical capital structure of Tigerless Health, including authorized, issued and outstanding shares and par value, is replaced with the authorized capital structure of Pubco following the Closing.

(k)

Elimination of PVAC Class A Ordinary Shares Historical Balance: Reflects the elimination of the historical PVAC Class A Ordinary Shares par value balance of $575 (representing 5,750,000 non-redeemable Class A Ordinary Shares held by SPAC Sponsors at $0.0001 par value, as the 204,450 redeemable Class A Ordinary Shares are classified as temporary equity and addressed in adjustment (i)). This elimination is part of the reverse recapitalization accounting, under which all historical equity accounts of PVAC (as the acquired entity) are eliminated. The corresponding PVAC accumulated deficit of approximately $1,503,280 is also reclassified to additional paid-in capital of Pubco as part of the recapitalization. Refer to adjustment (p).

(l)

Issuance of Pubco Class B Common Stock to Tigerless Health Shareholders: Reflects the issuance of 22,400,000 shares of Pubco Class B Common Stock, par value $0.0001 per share, to the pre-closing equity holder of Tigerless Health, Inc. in connection with the Reorganization Merger. The amount recorded to Pubco Class B Common Stock is $2,240 (22,400,000 shares × $0.0001 par value), with the corresponding offset recorded to additional paid-in capital. These shares are part of the aggregate 28,000,000 shares of Pubco common stock issued to Tigerless Health equity holders as the base merger consideration, consisting of 22,400,000 shares of Pubco Class B Common Stock and 5,600,000 shares of Pubco Class A Common Stock. In accordance with reverse recapitalization accounting, the issuance of Pubco shares is treated as a recapitalization of Tigerless Health, Inc., with no recognition of goodwill or other intangible assets.

147

(m)

Issuance of Pubco Class A Common Stock to Tigerless Health Shareholders: Reflects the issuance of 5,600,000 shares of Pubco Class A Common Stock, par value $0.0001 per share, to the pre-closing equity holders of Tigerless Health, Inc. in connection with the Reorganization Merger. These shares do not carry general voting rights. The amount recorded to Pubco Class A Common Stock is $560 (5,600,000 shares × $0.0001 par value), with the corresponding offset recorded to additional paid-in capital. Together with the Pubco Class B Common Stock issued in adjustment (k), the aggregate 28,000,000 shares represent the base merger consideration for the Reorganization Merger. Up to an additional 10,000,000 shares of Pubco common stock (the “Earnout Shares”) may be issued to Tigerless Health equity holders upon the achievement of post-closing performance milestones; however, such shares are not reflected in the unaudited pro forma condensed combined financial information because their issuance is contingent upon future events and therefore not factually supportable under Article 11 of Regulation S-X.

(n)

Issuance of Pubco Class A Common Stock to PVAC Public Shareholders - No Redemption: Reflects the issuance of 204,450 shares of Pubco Class A Common Stock, par value $0.0001 per share, to the PVAC Public Shareholders (holders of redeemable PVAC Class A Ordinary Shares) in connection with the Acquisition Merger, on a one-for-one basis. The par value recorded is $20 (204,450 shares × $0.0001 par value), with the remainder of the consideration equal to the redemption value of $2,478,814 recorded to additional paid-in capital. This adjustment applies under the no redemption scenario only. Under the maximum redemption scenario, all 204,450 Public Shares are assumed to be redeemed for cash prior to the Effective Time and therefore no shares are issued to these holders. Refer to adjustment (v) for the maximum redemption scenario treatment.

(o)

Issuance of Pubco Class A Common Stock to SPAC Sponsors: Reflects the issuance of 5,750,000 shares of Pubco Class A Common Stock, par value $0.0001 per share, to the SPAC Sponsors in exchange for their non-redeemable PVAC Class A Ordinary Shares and PVAC Class B Ordinary Shares held immediately prior to the Effective Time, on a one-for-one basis. The par value recorded is $575 (5,750,000 shares × $0.0001 per share), with the corresponding elimination of the historical PVAC Class A ordinary shares par value balance addressed in adjustment (k). This adjustment applies under both the no redemption and maximum redemption scenarios as the SPAC Sponsors shares are not subject to redemption.

(p)

Additional Paid-in Capital - Recapitalization Adjustment : Reflects the net adjustment to additional paid-in capital ("APIC") resulting from the reverse recapitalization. Under reverse recapitalization accounting, Tigerless Health, Inc. is treated as the accounting acquirer and PVAC’s historical equity balances are eliminated, with Pubco’s equity structure reflecting that of the combined company following the Business Combination. The adjustment primarily reflects: (i) the reclassification of PVAC Class A ordinary shares subject to possible redemption of $2,478,814 to permanent equity ($20 par; $2,478,794 additional paid-in capital); (ii) the recognition of par value for newly issued Pubco Class A and Class B Common Stock of $3,375; and (iii) the elimination of PVAC’s historical accumulated deficit of $1,503,280 and historical par value balances. The net effect of these adjustments results in an increase to additional paid-in capital of approximately $972,716 under the no redemption scenario. The excess of consideration over par value of shares issued in the recapitalization is recorded to APIC consistent with ASC 805-40-45-2.

(q)

Retained Earnings (Accumulated Deficit) -Transaction Cost Charge: Reflects the adjustment to retained earnings (accumulated deficit) resulting from transaction costs associated with the Business Combination and the reverse recapitalization. The adjustment primarily reflects transaction costs of approximately $1,100,000, consisting of $100,000 incurred by PVAC and $1,000,000 incurred by Tigerless Health, Inc. PVAC’s historical accumulated deficit of approximately $1,503,280 is eliminated as part of the reverse recapitalization and is not carried forward in the combined company’s retained earnings. Following these adjustments, the pro forma accumulated deficit is approximately $(1,958,904), consisting of Tigerless Health, Inc.'s historical accumulated deficit of $(858,904) and transaction costs of approximately $(1,100,000).

148

(r)

Maximum Redemption - Trust Account Cash Outflow: Under the maximum redemption scenario, reflects the payment of approximately $2,478,814 from PVAC's Trust Account to the 204,450 PVAC Public Shareholders who exercise their redemption rights immediately prior to the Closing. This results in a cash reduction of $2,478,814 and the corresponding elimination of the Class A ordinary shares subject to possible redemption balance of $2,478,814, as reflected in adjustment (i) under the maximum redemption scenario. No Trust Account proceeds are available to Pubco following the Closing under this scenario.

(s)

Maximum Redemption - Proceeds from Sponsor Transaction Cost Note (Inflow): Under the maximum redemption scenario, reflects the proceeds of  $1,000,000  from the Transaction Cost Note issued by PVAC to New Sponsor (Valleypark Road LLC) to fund estimated transaction costs and related working capital requirements at and following the Closing. The Transaction Cost Note is non-interest bearing and payable within four months following the consummation of the Business Combination. Upon the Closing, New Sponsor will have the option, but not the obligation, to convert the outstanding principal balance of the note, in whole or in part, into Pubco Warrants at a conversion price of $1.50 per warrant. The proceeds are reflected as an increase to cash of $1,000,000 under the maximum redemption scenario only. Refer to adjustment (s) for the corresponding liability recognition.

(t)

Maximum Redemption - Sponsor Promissory Note Payable (Liability): Under the maximum redemption scenario, reflects the recognition of a promissory note payable to New Sponsor (Valleypark Road LLC) of $1,000,000, representing the Transaction Cost Note described in adjustment (s). The note is classified as a current liability given its repayment terms of within four months following the Closing. This note replaces what would otherwise have been cash payments of  $1,000,000  in transaction costs at Closing (adjustments c and d) plus $380,009 of PVAC / Tigerless liabilities and approximately $20,000 of working capital, thereby ensuring that cash is not further depleted under the maximum redemption scenario. If New Sponsor elects to convert all or a portion of the Transaction Cost Note into Pubco Warrants at $1.50 per warrant upon the Closing, the corresponding liability would be derecognized and the warrant liability (or equity) would be recognized at that time. The accounting for any such conversion will be determined at the time of conversion. Under the no redemption scenario, transaction costs are assumed to be settled in cash at the Closing and this liability does not arise.

(u)

Maximum Redemption - Elimination of PVAC Public Shares Converted to Pubco Class A Common Stock: Under the maximum redemption scenario, reflects the redemption of 204,450 PVAC Class A ordinary shares held by public shareholders immediately prior to the Closing. As a result, no Pubco Class A Common Stock is issued to PVAC Public Shareholders under this scenario. This adjustment reverses the issuance reflected in adjustment (n), resulting in a reduction of Pubco Class A Common Stock of approximately $20 (204,450 shares × $0.0001 par value) and a corresponding reduction of additional paid-in capital of approximately $2,478,794, representing the redemption value in excess of par value. The total reduction to stockholders’ equity of approximately $2,478,814 reflects the full redemption amount of PVAC Public Shares under the maximum redemption scenario and corresponds to the reduction in cash reflected in adjustment (r).

(v)

PIPE Financing — First Tranche: Reflects the issuance of 3,500 shares of Series A Convertible Preferred Stock for gross proceeds of $3,500,000, less $25,000 of issuance costs comprising the reimbursement of the PIPE Investor’s transaction expenses, for net proceeds of $3,475,000. The first closing occurs on the first business day following the Closing of the Business Combination and is reflected as if it had occurred on June 30, 2026 under both redemption scenarios. The Series A Preferred Stock is presented as temporary equity outside of permanent stockholders’ equity in accordance with ASC 480-10-S99-3A, pending finalization of the accounting for the instrument at issuance. The second tranche of 1,500 shares ($1,500,000), which funds on the ninetieth business day following the Closing pursuant to a binding commitment, is not reflected in the unaudited pro forma condensed combined balance sheet because it is not received at the Closing; see Note 4.

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Note 3. Transaction Accounting Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended June 30, 2026

The following adjustments have been reflected in the unaudited pro forma condensed combined statement of operations for the year ended June 30, 2026 (combining the Company's fiscal year ended June 30, 2026 with PVAC's fiscal year ended March 31, 2026) to give effect to the Business Combination as if it had been consummated on July 1, 2025:

(AA)

Nonrecurring Transaction Costs — Tigerless Health, Inc.: Reflects preliminary estimated nonrecurring transaction costs of approximately $1,000,000 expected to be incurred by Tigerless Health, Inc. in connection with the Business Combination. These costs are presented as an increase to general and administrative expenses. Per Rule 11-02(b)(6) of Regulation S-X, nonrecurring charges directly attributable to the transaction are included in the pro forma statement of operations even though they will not have a continuing impact on the results of the combined company. This adjustment applies under both the no redemption and maximum redemption scenarios.

(BB)

Nonrecurring Transaction Costs — PVAC: Reflects preliminary estimated nonrecurring transaction costs of approximately $100,000 expected to be incurred by PVAC in connection with the Business Combination. These costs are presented as an increase to general and administrative expenses. Refer to the discussion of nonrecurring transaction costs in adjustment (AA) above. This adjustment applies under both the no redemption and maximum redemption scenarios.

(CC)

Elimination of PVAC Trust Account Interest Income — Annual Period Presented: Reflects the elimination of interest income attributable to PVAC's Trust Account for the year ended March 31, 2026, consisting of $81,077. This adjustment is made on the basis that, had the Business Combination been consummated on July 1, 2025, the Trust Account would have been dissolved at that date and no Trust Account interest income would have been earned during the period. This adjustment applies under both the no redemption and maximum redemption scenarios.

(DD)

Pro Forma Weighted-Average Shares Outstanding — Annual Period Presented: Reflects the calculation of pro forma weighted-average shares outstanding for the year ended June 30, 2026, as if the Business Combination had been consummated on July 1, 2025.

Under the no redemption scenario, pro forma weighted-average shares outstanding are 33,954,450, consisting of 28,000,000 shares issued to Tigerless Health shareholders, 5,750,000 shares issued to SPAC Sponsors, and 204,450 shares issued to PVAC Public Shareholders, each assumed to be outstanding from July 1, 2025.

Under the maximum redemption scenario, pro forma weighted-average shares outstanding are 33,750,000, reflecting the assumed redemption of all 204,450 PVAC Public Shares at the beginning of the period.

The adjustment to historical weighted-average shares reflects the recapitalization of the historical share structure into the Pubco share structure expected to be outstanding immediately after the Business Combination. Shares of Pubco Class A Common Stock issuable upon conversion of the Series A Preferred Stock, upon exercise of Pubco Warrants and Working Capital Warrants, as Earnout Shares, or under the 2026 Equity Incentive Plan have been excluded from diluted per share calculations because their inclusion would be anti-dilutive given the net loss position of the combined company for the period presented.

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Note 4. PIPE Financing

On September 30, 2026, Pubco, PVAC and the Company entered into the PIPE Securities Purchase Agreement with the PIPE Investor providing for the issuance and sale of 5,000 shares of Series A Convertible Preferred Stock, par value $0.00001 per share, at a stated value and purchase price of $1,000 per share ($5,000,000 in the aggregate, without original issue discount), in two tranches following the Closing: 3,500 shares ($3,500,000) on the first business day following the Closing and 1,500 shares ($1,500,000) on the ninetieth business day following the Closing, in each case subject to the conditions set forth in the PIPE Securities Purchase Agreement. The first tranche, net of the $25,000 reimbursement of the PIPE Investor’s transaction expenses payable at the first closing, is reflected in the unaudited pro forma condensed combined balance sheet as $3,475,000 of Series A Convertible Preferred Stock presented as temporary equity, as described in adjustment (v) in Note 2. The second tranche is not reflected because the proceeds are not received at the Closing; see Note 10.

The Series A Preferred Stock ranks senior to Pubco Common Stock with respect to dividends, distributions and payments upon liquidation, and has a liquidation preference per share equal to the greater of its Conversion Amount and the amount the holder would receive on an as-converted basis. Dividends are payable only when, as and if declared by the Pubco Board; accordingly, no pro forma adjustment to the unaudited pro forma condensed combined statement of operations has been made. Each share is convertible at the holder’s election into Pubco Class A Common Stock based on a Conversion Amount equal to 110% of stated value plus declared and unpaid dividends and other amounts owed under the Transaction Documents, at a Conversion Price equal to the lower of (i) $10.00 and (ii) 93% of the lowest daily volume-weighted average price of the Pubco Class A Common Stock during the five trading days preceding conversion, subject to a floor price that is initially $2.00 and that resets lower, and only lower, on the Effective Registration Date and every six months thereafter to 20% of the market-price measure specified in the Certificate of Designations. At the $10.00 Conversion Price, the 5,000 shares would convert into a minimum of 550,000 shares of Pubco Class A Common Stock (385,000 shares in respect of the first tranche); at the initial $2.00 floor price, into 2,750,000 shares. Conversions are subject to a 4.99% beneficial-ownership limitation, which the holder may increase to not more than 9.99% upon 61 days’ notice. Pubco may redeem the Series A Preferred Stock for cash at 110% of stated value plus declared and unpaid dividends and other amounts then owed on at least fifteen business days’ notice, provided no Triggering Event is continuing.

Upon a Triggering Event under the Certificate of Designations, the stated value of each outstanding share increases by 15% on a one-time basis, dividends accrue at 5% per annum while the Triggering Event continues, the holder may convert at an alternate conversion price and, if the Triggering Event remains uncured, the holder may require Pubco to apply up to 25% of the gross cash proceeds of subsequent financings to redeem the shares. The PIPE Securities Purchase Agreement also provides for cash liquidated damages equal to 5% of the purchase price paid for the then-outstanding shares upon specified failures to satisfy Pubco’s resale registration obligations, plus an additional 5% for each 30-day period the failure continues, with unpaid amounts bearing interest at 18% per annum. No amount has been reflected for the default premium, default dividends, liquidated damages or any other contingent payment under the Transaction Documents, because none has occurred and none is factually supportable.

As a one-time closing fee, one or more existing stockholders of the Company and/or PVAC are obligated to transfer the 2,000,000 Closing Fee Shares to the PIPE Investor, in installments the timing of which is subject to the 4.99% beneficial-ownership limitation. Because the Closing Fee Shares are transferred by existing holders, they do not change the total number of shares of Pubco Common Stock outstanding or the pro forma weighted-average shares. The fair value of the Closing Fee Shares will be recognized as a cost of the PIPE Financing with a corresponding capital contribution, consistent with SEC Staff Accounting Bulletin Topic 5.T; because Pubco Class A Common Stock is not yet publicly traded, that fair value is not factually supportable as of the date of this proxy statement/prospectus and no amount has been reflected. The final classification and measurement of the Series A Preferred Stock, including the evaluation of its conversion, floor-reset, Triggering Event and registration-related features as embedded features, will be determined at issuance.

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Note 5. Net Loss Per Share

The following table presents the calculation of pro forma basic and diluted net loss per share for the periods presented, computed in accordance with ASC 260, Earnings Per Share:

	Annual Period Presented - No Redemption	Annual Period Presented - Max Redemption
Pro Forma Net Loss	$(3,532,340)	$(3,532,340)
Pro Forma Weighted-Average Shares — Basic and Diluted	33,954,450	33,750,000
Pro Forma Net Loss Per Share — Basic and Diluted	$(0.10)	$(0.10)

The following potentially dilutive securities have been excluded from the computation of diluted pro forma net loss per share for all periods presented because their inclusion would be anti-dilutive given the net loss position of the combined company:

•

shares of Pubco Class A Common Stock issuable upon conversion of the Series A Preferred Stock, the number of which varies with the market price of the Pubco Class A Common Stock (a minimum of 550,000 shares for both tranches at the $10.00 fixed conversion price, and a greater number at any lower conversion price, subject to the floor price then in effect);

•	11,500,000 shares of Pubco Class A Common Stock issuable upon exercise of outstanding PVAC Public Warrants (converted to Pubco Warrants at Closing), each exercisable at $11.50 per share;

•	666,667 shares of Pubco Class A Common Stock issuable upon exercise of Working Capital Warrants held by the New Sponsor, exercisable at $1.50 per share;

•	Up to 10,000,000 Earnout Shares of Pubco Common Stock contingently issuable to Tigerless Health equity holders upon the achievement of post-closing performance milestones; and

•

Shares reserved for future issuance under the Tigerless AI Holdings Inc. 2026 Equity Incentive Plan (the "2026 Plan"), representing up to 10% of the total fully diluted shares outstanding at Closing (approximately 6,296,791 shares under the no redemption scenario).

The fair market value of the PVAC Public Warrants as of June 30, 2026 was approximately $1,150,000, based on the then-current valuation of such warrants. The aggregate exercise price of the PVAC Public Warrants, if exercised in full, would be approximately $132,250,000. Because the combined company reported a net loss in all periods presented, the inclusion of any potentially dilutive securities would reduce the net loss per share and is therefore anti-dilutive. Accordingly, basic and diluted net loss per share are the same for all periods presented.

Note 6. PVAC Warrant Liability

As of June 30, 2026, PVAC had outstanding Public Warrants with an aggregate fair value of approximately $1,150,000, classified as a liability in accordance with ASC 815-40, Derivatives and Hedging — Contracts in Entity's Own Equity. The warrant liability is measured at fair value on a recurring basis with changes in fair value recorded in the statement of operations. Under reverse recapitalization accounting, the historical PVAC warrant liability of $1,150,000 is carried forward at its historical fair value as a non-current liability of the combined company. No pro forma adjustment is required to this balance as it is carried over at its June 30, 2026 historical fair value.

Upon consummation of the Business Combination, each PVAC Public Warrant will be converted into a Pubco Warrant on substantially the same terms and conditions, exercisable for one share of Pubco Class A Common Stock at an exercise price of $11.50 per share. The classification of the Pubco Warrants as liabilities or equity will be reassessed at the time of the Business Combination in accordance with applicable accounting guidance. If the Pubco Warrants are determined to qualify for equity classification upon reassessment, the warrant liability balance of $1,150,000 would be reclassified from liabilities to additional paid-in capital at that time. The pro forma financial statements do not reflect any such reclassification as this determination has not yet been made.

The change in the fair value of the warrant liability of $(1,574,244) for the year ended March 31, 2026 is reflected in PVAC’s historical statement of operations and is carried through to the pro forma statement of operations. No change in fair value was recognized during the three months ended June 30, 2026.

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Note 7. SBA EIDL Loan Payable

As of June 30, 2026, the Company had an outstanding non-current loan payable of $42,000 under the U.S. Small Business Administration Economic Injury Disaster Loan ("SBA EIDL") program. This loan was obtained by the Company in connection with the COVID-19 pandemic and carries a fixed annual interest rate of 3.75%, with a maturity of 30 years from the date of origination. The SBA EIDL loan is not subject to forgiveness and will remain outstanding following the consummation of the Business Combination as an obligation of the surviving operating entity. No pro forma adjustment has been made to this balance as it is assumed to be carried forward at its historical outstanding principal amount. Interest expense on this loan will continue to accrue following the Closing.

Note 8. Intangible Assets

The Company’s intangible assets consist of a patent portfolio (the “Patent Portfolio”) acquired from Mercury Pointe, LLC on October 14, 2025 in exchange for 10 shares of the Company’s Class A common stock, representing approximately 4.8% of the Company’s issued and outstanding capital stock immediately following the issuance. The transaction was accounted for as an asset acquisition in exchange for equity consideration, and the Patent Portfolio was recorded at its estimated fair value of $19,383,000 as of the acquisition date. As of June 30, 2026, the Patent Portfolio had not been placed into service and no amortization expense had been recognized.

In connection with the Business Combination, which is expected to be accounted for as a reverse recapitalization with the Company treated as the accounting acquirer, the assets and liabilities of the Company, including the Patent Portfolio, are carried forward at their historical carrying amounts. No step-up or step-down to fair value is recorded, and no goodwill or other intangible assets are recognized as a result of the Business Combination. Accordingly, the Patent Portfolio is reflected in the unaudited pro forma condensed combined financial information at its historical carrying amount of $19,383,000.

For information regarding the acquisition, the ASC 850 and SAB Topic 5.G analyses, the nature and status of the acquired patent rights, the valuation techniques and significant assumptions, the component-level allocation of estimated fair value, the estimated useful life and impairment considerations, see Note 4 to Tigerless’s audited consolidated financial statements for the year ended June 30, 2026 included elsewhere in this proxy statement/prospectus.

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Note 9. Income Tax Considerations

The unaudited pro forma condensed combined financial information does not reflect adjustments to income tax expense for the tax effects of the pro forma adjustments, as such adjustments are either not material or relate to nonrecurring items for which no tax benefit has been recognized. Transaction costs reflected in the unaudited pro forma condensed combined financial information are nonrecurring in nature and are generally not deductible for U.S. federal income tax purposes to the extent such costs are treated as equity issuance costs or otherwise capitalized. Accordingly, no tax benefit has been reflected for these transaction costs. Additionally, the elimination of PVAC historical Trust Account interest income and other pro forma adjustments would not result in a material tax impact, as PVAC has historically maintained deferred tax assets offset by a full valuation allowance. As a result, no incremental tax effects have been reflected in the unaudited pro forma condensed combined financial information. The Company has historically maintained a full valuation allowance against its deferred tax assets due to uncertainty regarding the realization of future taxable income. Accordingly, no tax benefit has been recognized for any incremental deferred tax assets arising from the pro forma adjustments. The combined company's actual income tax position following the Closing will depend on various factors, including the final determination of the tax treatment of transaction costs, utilization of net operating loss carryforwards, and changes in applicable tax laws. Accordingly, the actual income tax effects may differ materially from those reflected in the unaudited pro forma condensed combined financial information.

Note 10. Pro Forma Adjustments Not Reflected

The following items have not been reflected in the unaudited pro forma condensed combined financial information because they are not factually supportable, are contingent upon future events, or are dependent upon management decisions, and therefore do not meet the requirements for inclusion under Article 11 of Regulation S-X:

Second Tranche of the PIPE Financing

The second tranche of 1,500 shares of Series A Preferred Stock ($1,500,000) funds on the ninetieth business day following the Closing pursuant to a binding commitment of the PIPE Investor that is not subject to market-price, trading-volume, financing, due-diligence or discretionary conditions. Because the proceeds are not received at the Closing, no adjustment has been reflected in the unaudited pro forma condensed combined balance sheet.

Earnout Shares

Up to 10,000,000 Earnout Shares of Pubco Common Stock may be issued to certain stockholders of the Company upon the achievement of specified post-closing performance milestones. Because the issuance of these earnout shares is contingent upon future events, no adjustment has been reflected in the unaudited pro forma condensed combined financial information. The earnout arrangement will be accounted for upon Closing in accordance with applicable U.S. GAAP.

2026 Equity Incentive Plan

Pubco intends to adopt the Tigerless AI Holdings Inc. 2026 Equity Incentive Plan (the “2026 Plan”) with an initial share reserve equal to approximately 10% of the fully diluted shares outstanding at Closing. As of the date of this proxy statement/prospectus, no awards have been granted under the 2026 Plan. Accordingly, no stock-based compensation expense has been reflected in the unaudited pro forma condensed combined financial information. Future equity-based compensation expense will be recognized in accordance with ASC 718 upon the grant of awards.

Changes in Fair Value of Warrant Liability Post-Closing

Changes in the fair value of PVAC Public Warrants, which will convert into Pubco Warrants at Closing, will continue to be recognized in the combined company’s statement of operations following the Closing to the extent such warrants remain classified as liabilities under U.S. GAAP. Because future changes in warrant fair value are not determinable as of the date of this proxy statement/prospectus, no adjustment has been reflected in the unaudited pro forma condensed combined financial information.

New Sponsor Conversion Right

Upon consummation of the Business Combination, the New Sponsor will have the option to convert the outstanding principal balance of the August 2025 promissory note (approximately $276,521) and the Transaction Cost Note (up to $1,000,000 under the maximum redemption scenario) into Pubco Warrants. Because the exercise of this conversion option is at the discretion of the New Sponsor and is contingent upon future events, no adjustment has been reflected in the unaudited pro forma condensed combined financial information. If exercised, the resulting warrants will be measured and classified in accordance with applicable U.S. GAAP at the time of issuance.

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Note 11. Liquidity and Going Concern Considerations

Under the maximum redemption scenario, all $2,478,814 of Trust Account proceeds would be paid to redeeming PVAC Public Shareholders and no Trust Account proceeds would be available to Pubco. Under that scenario, the combined company’s liquidity at the Closing would consist of the entities’ operating cash balances, the $1,000,000 Transaction Cost Note from New Sponsor described in Note 2, adjustments (s) and (t), and the net proceeds of the PIPE Financing: $3,475,000 from the first tranche on the first business day following the Closing and $1,500,000 from the second tranche on the ninetieth business day following the Closing. On a pro forma basis as of June 30, 2026, the combined company would have cash and cash equivalents of approximately $4.2 million under the no-redemption scenario and approximately $3.2 million under the maximum-redemption scenario, in each case before the second tranche of the PIPE Financing.

Management currently estimates that the combined company will require approximately $840,000 of minimum cash and working capital to fund operations for at least the twelve months following the Closing, based primarily on projected payroll, operating expenses, technology and compliance costs. Based on the pro forma cash position under each redemption scenario, together with the committed second tranche of the PIPE Financing, anticipated operating cash flows and, if needed, working capital loans or other financing arrangements from New Sponsor or its affiliates, management believes the combined company will have sufficient liquidity to fund its operations for at least twelve months following the Closing under both redemption scenarios. The combined company’s longer-term liquidity will depend on its ability to generate sufficient revenue and operating cash flows and to obtain additional financing as needed. The funding of the PIPE Financing is subject to the satisfaction of closing conditions under the PIPE Securities Purchase Agreement, including the delivery of the Closing Fee Shares, and there can be no assurance that those conditions will be satisfied. The pro forma financial statements do not include any adjustments that might result from these uncertainties.

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CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

U.S. Federal Income Tax Considerations

The following discussion is a summary of certain U.S. federal income tax considerations for U.S. Holders and Non-U.S. Holders (each as defined below, and together, “holders”) of (i) the exercise of redemption rights by U.S. Holders (as defined below) of PVAC Ordinary Shares, (ii) the Business Combination to U.S. Holders (as defined below) of PVAC Ordinary Shares  and (iii)  the ownership and disposition of the Pubco Class A Common Stock received at Closing after the Business Combination.

This section applies only to holders that hold PVAC securities, or as applicable, Company securities and, after the completion of the Business Combination, Pubco securities, as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not discuss all aspects of U.S. federal income taxation that may be relevant to holders in light of their particular circumstances or status including:

•	financial institutions or financial services entities;

•	broker-dealers;

•	taxpayers that are subject to the mark-to-market accounting rules;

•	tax-exempt entities;

•	governments or agencies or instrumentalities thereof;

•	insurance companies;

•	regulated investment companies or real estate investment trusts;

•	expatriates or former long-term residents of the United States;

•

persons that actually or constructively own five percent or more of our voting shares or five percent or more of the total value of all classes of our shares, or following the Business Combination, will own five percent or more of the shares of Pubco, by vote or value;

•	persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

•	persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction;

•	persons whose functional currency is not the U.S. dollar;

•	controlled foreign corporations; or

•	passive foreign investment companies.

With respect to the consequences of ownership and disposition of Pubco Common Stock, this discussion is limited to U.S. Holders that will acquire such shares of Pubco Class A Common Stock by virtue of the Business Combination.

This discussion is based on the Code, proposed, temporary and final Treasury regulations promulgated under the Code, and judicial and administrative interpretations thereof, all as of the date hereof. The foregoing is subject to change, which change could apply retroactively and could affect the tax considerations described herein. This discussion does not address U.S. federal taxes other than those pertaining to U.S. federal income taxation (such as estate or gift taxes, the alternative minimum tax or the Medicare tax on investment income), nor does it address any aspects of U.S. state or local or non-U.S. taxation.

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We have not and do not intend to seek any rulings from the Internal Revenue Service (“IRS”) regarding the Business Combination or any other related matters. There can be no assurance that the IRS will not take positions inconsistent with the considerations discussed below or that any such positions would not be sustained by a court.

As used in this proxy statement/prospectus, the term “U.S. Holder” means a beneficial owner of PVAC securities or Company securities, as applicable, and after the Business Combination, Pubco securities received in the Business Combination, who or that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity that is treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•

a trust if (i) a U.S. court can exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person for U.S. federal income tax purposes.

A “Non-U.S. Holder” means a beneficial owner of PVAC securities or Company securities, and, after the Business Combination, Pubco securities received in the Business Combination, that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. Holder.

This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or any entity or arrangement so characterized for U.S. federal income tax purposes) holds PVAC securities or Company securities, the U.S. federal income tax treatment of such partnership and a person treated as a partner of such partnership will generally depend on the status of the partner and the activities of the partnership. A holder that is a partnership and the partners in such partnership should consult their own tax advisors with regard to the U.S. federal income tax consequences of the transactions described herein.

THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE BUSINESS COMBINATION, OWNERSHIP AND DISPOSITION OF PUBCO SECURITIES AND THE EXERCISE OF REDEMPTION RIGHTS. IN ADDITION, THE U.S. FEDERAL INCOME TAX TREATMENT OF THE BENEFICIAL OWNERS OF PVAC SECURITIES, THE COMPANY SECURITIES OR PUBCO SECURITIES MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN AND DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. HOLDERS OF PVAC SECURITIES OR THE COMPANY SECURITIES SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE BUSINESS COMBINATION AND OF THE OWNERSHIP AND DISPOSITION OF PUBCO SECURITIES AFTER THE BUSINESS COMBINATION, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX LAWS.

U.S. Federal Income Taxation of U.S. Holders

Material U.S. Federal Income Tax Consequences of Exercising Redemption Rights

In the event that a U.S. Holder of PVAC Ordinary Shares elects to exercise its redemption rights pursuant to the redemption provisions described in this proxy statement/prospectus, the treatment of the redemption for U.S. federal income tax purposes will generally depend on whether the redemption qualifies as a sale under Section 302 of the Code or as a distribution, the consequences of which will be impacted by the PFIC rules, as discussed below.

Subject to such PFIC rules, the U.S. federal income tax consequences to a U.S. Holder of PVAC Ordinary Shares that exercises its redemption rights to receive cash from the Trust Account in exchange for all or a portion of its PVAC Ordinary Shares will depend on whether the redemption qualifies as a sale of such shares redeemed under Section 302 of the Code or is treated as a distribution under Section 301 of the Code.

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The redemption of PVAC Ordinary Shares will generally qualify as a sale of such shares redeemed if such redemption (i) is “substantially disproportionate” with respect to the redeeming U.S. Holder, (ii) results in a “complete termination” of such U.S. Holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to such U.S. Holder. These tests are explained more fully below.

For purposes of such tests, a U.S. Holder takes into account not only PVAC Ordinary Shares actually owned by such U.S. Holder, but also PVAC Ordinary Shares that are constructively owned by such U.S. Holder. A redeeming U.S. Holder may constructively own, in addition to PVAC Ordinary Shares owned directly, PVAC Ordinary Shares owned by certain related individuals and entities in which such U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any PVAC Ordinary Shares such U.S. Holder has a right to acquire by exercise of an option, which would generally include PVAC Ordinary Shares which could be acquired pursuant to the rights.

The redemption of PVAC Ordinary Shares will generally be “substantially disproportionate” with respect to a redeeming U.S. Holder if the percentage of our outstanding voting shares that such U.S. Holder actually or constructively owns immediately after the redemption is less than 80 percent of the percentage of our outstanding voting shares that such U.S. Holder actually or constructively owned immediately before the redemption. Prior to the Business Combination, the PVAC Ordinary Shares may not be treated as voting shares for this purpose and, consequently, this substantially disproportionate test may not be applicable. There will be a complete termination of such U.S. Holder’s interest if either (i) all of the PVAC Ordinary Shares actually or constructively owned by such U.S. Holder are redeemed or (ii) all of the PVAC Ordinary Shares actually owned by such U.S. Holder are redeemed and such U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of any PVAC securities owned by certain family members and such U.S. Holder does not constructively own any other shares of us. The redemption of PVAC Ordinary Shares will not be essentially equivalent to a dividend if it results in a “meaningful reduction” of such U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in such U.S. Holder’s proportionate interest will depend on the particular facts and circumstances applicable to it. The IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.”

Redemption Treated as a Sale of PVAC Ordinary Shares Under Section 302 of the Code

If any of the above tests is satisfied, the redemption will generally be treated as sale of a U.S. Holder’s PVAC Ordinary Shares. Subject to the PFIC rules discussed below, a U.S. Holder treated as selling PVAC Ordinary Shares will generally recognize capital gain or loss. The amount of gain or loss recognized will generally be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such sale and (ii) the U.S. Holder’s adjusted tax basis in the shares disposed of.

Under tax law currently in effect, long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at a preferential rate of tax. Capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period for the relevant securities exceeds one year. However, it is unclear whether the redemption rights with respect to the PVAC Ordinary Shares may prevent the holding period for such shares from commencing prior to the termination of such rights. The deductibility of capital losses is subject to limitations.

Redemption Treated as a Distribution Under Section 301 of the Code

If none of the above tests is satisfied, a redemption will be treated as a distribution under Section 301 of the Code with respect to PVAC Ordinary Shares. Such distribution will generally be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of PVAC’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions in excess of any such earnings and profits will generally be applied against and reduce the U.S. Holder’s basis in its other PVAC securities (but not below zero) and, to the extent in excess of such basis, will be treated as capital gain from the sale or exchange of such redeemed shares. After the application of those rules, any remaining tax basis a U.S. Holder has in the redeemed PVAC Ordinary Shares will be added to the adjusted tax basis in such holder’s remaining PVAC securities. If there are no remaining PVAC securities, a U.S. Holder should consult its tax advisors as to the allocation of any remaining basis.

Any dividend will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from U.S. corporations. If PVAC is, or was in its preceding taxable year, a PFIC (as discussed below under “PFIC Considerations”), dividends received by certain non-corporate U.S. Holders (including individuals) generally would not constitute “qualified dividend income” and thus would not be eligible to be taxed at the applicable preferential capital gains rate.

ALL U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS AS TO THE TAX CONSEQUENCES TO THEM OF A REDEMPTION OF ALL OR A PORTION OF THEIR PVAC ORDINARY SHARES PURSUANT TO AN EXERCISE OF REDEMPTION RIGHTS, INCLUDING THE APPLICATION OF THE PFIC RULES.

Material U.S. Federal Income Tax Effects of the Business Combination

The Business Combination is structured such that it  should qualify as a “reorganization” within the meaning of Section 368 of the Code and may qualify as a transaction governed by Section 351 of the Code, and the parties to the Business Combination Agreement have agreed to report the Business Combination in a manner consistent with such tax treatment to the extent permitted under applicable law. There are many requirements that must be satisfied in order for the Business Combination to qualify as a reorganization under Section 368(a) of the Code, some of which are based upon factual determinations, and others which are fundamental to corporate reorganizations. No ruling has been requested, nor is one intended to be requested, from the IRS as to the U.S. federal income tax consequences of the Business Combination. Consequently, no assurance can be given that the IRS will not assert, or that a court would not sustain, a position contrary to any of those set forth below. Accordingly, each U.S. Holder of the Company is urged to consult its tax advisor with respect to the particular tax consequence of the Business Combination to such U.S. Holder.

As the Business Combination should be treated as a reorganization within the meaning of Section 368(a) of the Code and/or a transaction governed by Section 351 of the Code, none of PVAC, Pubco, nor the Company should recognize any gain or loss as a result of the Business Combination, and the holders of PVAC Ordinary Shares or Company shares should not recognize gain or loss for U.S. federal income tax purposes in the Business Combination. If the Business Combination does not qualify as a reorganization within the meaning of Section 368(a) of the Code and does not otherwise qualify for tax-free treatment under Section 351 of the Code, it will be treated as a taxable stock sale.

If the Business Combination does not qualify as a “reorganization” within the meaning of Section 368 of the Code and does not otherwise qualify for tax-free treatment under Section 351 of the Code, the Company stockholders may recognize gain or loss for U.S. federal income tax purposes.

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Effects of Section 367 on the Business Combination

Section 367 of the Code applies to certain non-recognition transactions involving foreign corporations and has the effect of imposing income tax on certain U.S. persons in connection with transactions that would otherwise be tax-free. Section 367(b) of the Code would apply to the Business Combination under the circumstances discussed below, even if the Business Combination otherwise qualifies as a tax-free reorganization.

U.S. Holders that own PVAC securities with a fair market value of less than $50,000

A U.S. Holder who, at the time of the Business Combination, beneficially owns PVAC securities with a fair market value of less than $50,000 (as determined on the Effective Date) should not be required to recognize any gain or loss under Section 367(b) of the Code in connection with the Business Combination, and generally should not be required to include any part of the “all earnings and profits amount” in income as discussed below under “– U.S. Holders that own PVAC securities with a fair market value of $50,000 or more (but are not 10% U.S. Holders).” Such U.S. Holder generally (subject to the potential application of the PFIC rules):

·	should not recognize a gain or loss with respect to their PVAC securities;

·

should have an aggregate tax basis in the Pubco Common Stock received pursuant to the Business Combination equal to such U.S. Holder’s aggregate tax basis in the PVAC securities surrendered in exchange therefor; and

·

should have a holding period for the Pubco Common Stock received pursuant to the Business Combination that includes such holder’s holding period for the PVAC securities surrendered in exchange therefor pursuant to the Business Combination.

U.S. Holders who acquired different blocks of PVAC securities at different times or different prices should consult with their own tax advisors as to the determination of the tax bases and holding periods of the Pubco Common Stock deemed to be received in the Business Combination.

U.S. Holders that own PVAC securities with a fair market value of $50,000 or more (but are not 10% U.S. Holders)

A U.S. Holder who, at the time of the Business Combination, is not a 10% U.S. Holder and beneficially owns PVAC securities with a fair market value of $50,000 or more (as determined on the Effective Date) must either (a) recognize gain (if any), but not a loss, with respect to the Business Combination or, in the alternative, (b) may elect to recognize the “all earnings and profits amount” attributable to such U.S. Holder.

Unless such U.S. Holder makes the “all earnings and profits” election, such U.S. Holder generally (subject to the potential application of the PFIC rules):

·

should recognize gain (if any), but not a loss, with respect to their PVAC securities in an amount equal to the difference between the fair market value of the Pubco Common Stock received and such U.S. Holder’s adjusted tax basis in their PVAC securities surrendered in exchange therefor pursuant to the Business Combination, and such gain should be long-term capital gain if the U.S. Holder’s holding period for the PVAC securities at the time of the Business Combination is longer than one year. See discussions above under the heading “– U.S. Federal Income Tax Effects of the Business Combination”;

·

should have an aggregate tax basis in the Pubco Common Stock received pursuant to the Business Combination equal to such U.S. Holder’s aggregate tax basis in the PVAC securities surrendered in exchange therefor increased by the amount of taxable gain, if any, recognized by such U.S. Holder pursuant to the Business Combination; and

·

should have a holding period for the Pubco Common Stock received pursuant to the Business Combination that includes such U.S. Holder’s holding period for the PVAC securities surrendered in exchange therefor pursuant to the Business Combination.

In lieu of recognizing any gain as described above, a U.S. Holder that validly makes the “all earnings and profits” election will be required to include in income as a deemed dividend the “all earnings and profits amount” (within the meaning of Treasury Regulations Section 1.367(b)-2(d)) attributable to the PVAC securities owned directly by such U.S. Holder. Treasury Regulations promulgated under Section 367 provide that the “all earnings and profits amount” attributable to a shareholder’s stock is determined according to the attribution principles of Section 1248 of the Code. In general, Section 1248 of the Code and the Treasury regulations promulgated thereunder provide that the amount of earnings and profits attributable to a block of stock in a foreign corporation is the ratably allocated portion of the foreign corporation’s earnings and profits generated during the period the shareholder held the block of stock. Accordingly, the “all earnings and profits amount” attributable to the PVAC securities held by a U.S. Holder should generally depend on PVAC’s accumulated earnings and profits (as determined under U.S. federal income tax principles) from the date that the PVAC securities were acquired by such U.S. Holder through the Effective Date.

If a U.S. Holder makes the “all earnings and profits” election, the election must comply with strict conditions for making this election under applicable Treasury regulations and generally must include, among other things (i) a statement that the Business Combination is a Section 367(b) exchange, (ii) a complete description of the Business Combination, (iii) a description of any stock, securities or other consideration transferred or received in the Business Combination, (iv) a statement describing the amounts required to be taken into account for U.S. federal income tax purposes, (v) a statement that the U.S. Holder is making the election that includes (A) a copy of the information that the U.S. Holder received from PVAC establishing and substantiating the U.S. Holder’s “all earnings and profits amount” with respect to the U.S. Holder’s shares, and (B) a representation that the U.S. Holder has notified PVAC that the U.S. Holder is making the election, and (vi) certain other information required to be furnished with the U.S. Holder’s tax return or otherwise furnished pursuant to the Code or the Treasury regulations thereunder. In addition, the election must be attached by the U.S. Holder to its timely filed U.S. federal income tax return for the year of the Business Combination, and the U.S. Holder must send notice to PVAC of the election no later than the date such tax return is filed.

Presently, the amount of PVAC’s accumulated earnings and profits is not expected to be positive as of the Effective Time, so the consequences of a U.S. Holder including its attributable share of the “all earnings and profits amount” is not expected to result in adverse U.S. federal income tax consequences.

Material U.S. Federal Income Tax Effects of Ownership and Disposition of Pubco Common Stock

The following discussion is a summary of certain material U.S. federal income tax consequences of the ownership and disposition of Pubco Common Stock as received in respect of PVAC Public Shares at Closing.

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Taxation of Distributions with respect to Pubco Common Stock

Subject to the PFIC rules described below under “Passive Foreign Investment Company Rules,” the U.S. federal income tax consequences to a U.S. Holder of Pubco Common Stock who receives any distribution paid on the Pubco Common Stock generally will correspond to the U.S. federal income tax consequences to a U.S. Holder of PVAC Ordinary Shares who is treated as receiving a distribution from paid on the PVAC Ordinary Shares, if such U.S. Holder’s redemption of ordinary shares does not qualify as a sale of ordinary shares, as discussed above in “—U.S. Federal Income Tax Consequences to U.S. Holders of PVAC Securities of Exercising Redemption Rights—Redemption Treated as a Distribution Under Section 301 of the Code.”

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Pubco Common Stock

Subject to the PFIC rules described below under “—Passive Foreign Investment Company Rules,” the U.S. federal income tax consequences to a U.S. Holder of Pubco Common Stock on the sale or other taxable disposition of the Pubco Common Stock will generally correspond to the U.S. federal income tax consequences to a U.S. Holder of PVAC Ordinary Shares redeeming their PVAC Ordinary Shares, if their redemption of PVAC Ordinary Shares qualifies as a sale of PVAC Ordinary Shares, as discussed above in “—U.S. Federal Income Tax Consequences to U.S. Holders of PVAC Securities of Exercising Redemption Rights—Redemption Treated as a Sale of PVAC Ordinary Shares Under Section 302 of the Code.”

Passive Foreign Investment Company Rules

The treatment of U.S. Holders could be materially different from that described above if PVAC or Pubco is or was treated as a PFIC for U.S. federal income tax purposes.

A non-U.S. corporation is a PFIC for U.S. federal income tax purposes for any taxable year in which (i) 50% or more of the value of its assets (generally determined on the basis of a weighted quarterly average) consists of assets, including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, that produce, or are held for the production of, passive income, or (ii) 75% or more of its gross income, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, consists of passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. Cash and cash equivalents are generally passive assets. The value of goodwill will generally be treated as an active or passive asset based on the nature of the income produced in the activity to which the goodwill is attributable.

Pursuant to the start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income (the “start-up year”), if (1) no predecessor of the corporation was a PFIC, (2) it is established to the satisfaction of the IRS that the corporation will not be a PFIC for either of the first two taxable years following the start-up year, and (3) the corporation is not in fact a PFIC for either of those years (the “start-up exception”). PFIC status for any taxable year is a factual annual determination that can be made only after the end of that year and will depend on the composition of Pubco’s income and assets and the value of its assets from time to time and, for the taxable year in which the Business Combination occurs, the composition of the income and assets, and the value of the assets, of PVAC and its predecessor for this purpose. The value of Pubco’s assets includes the value of its goodwill and other intangible assets not shown on its financial statements, which may be determined, in large part, by reference to the market price of the Pubco Common Stock from time to time, which is subject to change and may be volatile. Accordingly, there is a risk that Pubco or PVAC may be (or may be deemed to be) a PFIC for its current or any future taxable year.

If PVAC is or was a PFIC for any taxable year during the holding period of a U.S. Holder in its PVAC Ordinary Shares, then, Pubco will also be treated as a PFIC as to such U.S. Holder with respect to shares of Pubco Common Stock received in exchange for PVAC Ordinary Shares pursuant to the Business Combination, even if Pubco does not meet the test for PFIC status in its own right, unless the U.S. Holder made an applicable PFIC election (or elections). In addition, if this rule were to apply, such U.S. Holder would be treated for purposes of the PFIC rules as if such U.S. Holder held such shares of Pubco Common Stock (treated as shares of a PFIC as to such holder) for a period that includes such holder’s holding period for the PVAC Ordinary Shares exchanged therefor.

If Pubco is treated as a PFIC with respect to a U.S. Holder, such U.S. Holder generally will be subject to special and adverse rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other disposition of its shares of Pubco Common Stock and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder to the extent greater than 125% of the average annual distributions received by such U.S. Holder in respect of the shares of Pubco Common Stock during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the shares of Pubco Common Stock).

Under these rules (the “interest charge rules”):

•	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Pubco Common Stock;

•

the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of Pubco’s first taxable year in which Pubco is treated as a PFIC, will be taxed as ordinary income;

•

the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in the U.S. Holder’s holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•

an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each taxable year described in the preceding bullet of the U.S. Holder.

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PFIC Elections

In general, if Pubco (or PVAC) is treated as a PFIC, a U.S. Holder may avoid the adverse PFIC tax consequences under the interest charge rules described above in respect of PVAC Shares or Pubco Common Stock, as applicable, (a) by making or having made a qualified electing fund (“QEF”) election or a mark-to-market election for the first taxable year for which Pubco (or PVAC) is or was treated as a PFIC and in which such U.S. Holder held (or was deemed to hold) such Pubco (or PVAC) Shares and maintain such election or (b) by making and maintaining a QEF election along with an applicable purging election (collectively, the “PFIC Elections”).

QEF and Purging Elections

As a result of making and maintaining a timely and valid QEF election (if eligible to do so), a U.S. Holder of Pubco Common Stock or PVAC Shares, as applicable, must include in income such U.S. Holder’s pro rata share of Pubco’s net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, whether or not distributed. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge. A subsequent distribution of such earnings and profits that were previously included in income should generally not be taxable as a dividend to such U.S. Holder. The tax basis of a U.S. Holder’s shares in a PFIC with respect to which a QEF election has been made will be increased by amounts that are included in income and decreased by amounts distributed but not taxed as dividends, under the above rules.

In the absence of a purging election, a U.S. Holder would be treated for purposes of the interest charge rules as if the U.S. Holder held such shares of Pubco Common Stock, for a period that includes a period when the QEF election was not in effect, including such U.S. Holder’s holding period for the PVAC securities exchanged therefor, respectively. U.S. Holders are urged to consult their tax advisors regarding the application of the purging elections rules to their particular circumstances.

The QEF election is made on a shareholder-by-shareholder basis, and once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC Annual Information Statement from PVAC or Pubco, as the case may be, to a timely filed U.S. federal income tax return for the tax year to which the election relates. In the event that Pubco determines after the completion of the Business Combination that Pubco is treated as a PFIC for U.S. federal income tax purposes for any taxable year, Pubco will, upon request of a holder of Pubco Common Stock, make reasonable best efforts to provide a PFIC Annual Information Statement to such holder. Retroactive QEF elections generally may be made only by filing a protective statement with such federal income tax return and if certain other conditions are met or with the consent of the IRS. U.S. Holders are urged to consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

Mark-to-Market Election

As an alternative to a QEF election, if a U.S. Holder owns shares in a company that is a PFIC and the shares are “regularly traded” on a “qualified exchange,” such U.S. Holder could make a mark-to-market election that would result in tax treatment different from that under the interest charge rules described above. The PVAC Ordinary Shares and Pubco Common Stock will be treated as regularly traded for any calendar year in which more than a de minimis quantity of the PVAC Ordinary Shares or Pubco Common Stock, as applicable, are traded on a qualified exchange on at least 15 days during each calendar quarter.

Such electing U.S. Holder generally will include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its shares of Pubco Common Stock at the end of such year over its adjusted basis in its Pubco Common Stock. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis of its Pubco Common Stock over the fair market value of its Pubco Common Stock at the end of its taxable year (but only to the extent of the net amount of previously included in income as a result of the mark-to-market election). The U.S. Holder’s basis in its Pubco Common Stock will be adjusted to reflect any such income or loss amounts. Any gain recognized on a sale or other taxable disposition of its Pubco Common Stock will be treated as ordinary income, and any loss will be treated as an ordinary loss (but only to the extent of the net amount previously included in income as a result of the mark-to-market election, with any excess treated as a capital loss). If a U.S. Holder makes the mark-to-market election, distributions paid on Pubco Common Stock will be treated as discussed under “U.S. Federal Income Tax Consequences of Ownership and Disposition of Pubco Common Stock— Taxation of Distributions with respect to Pubco Common Stock” above.

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If made, a mark-to-market election will be effective for the taxable year for which the election is made and for all subsequent taxable years in which Pubco is treated as a PFIC, unless the Pubco Common Stock cease to qualify as “regularly traded” on a “qualified exchange” for purposes of the PFIC rules or the IRS consents to the revocation of the election. U.S. Holders are urged to consult their tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to Pubco Common Stock under their particular circumstances (including the possible recognition of income or gain under the PFIC interest charge rules in the case that the mark-to-market election is not made for the first taxable year in which the U.S. Holders own (or are treated as owning) the Pubco Common Stock or PVAC Shares, as the case may be).

Other PFIC Rules

If Pubco is treated as a PFIC and, at any time, has a non-U.S. subsidiary that is a PFIC, a U.S. Holder generally would be deemed to own a proportionate amount of the shares of such lower-tier PFIC and generally could incur liability for the deferred tax and interest charge under the interest charge rules described above if Pubco receives an excess distribution from, or disposes of all or part of its interest in, the lower-tier PFIC, or the U.S. Holder otherwise was deemed to have disposed of an interest in the lower-tier PFIC, in each case as if the U.S. Holder held such shares directly, even though the U.S. Holder will not receive any proceeds of that distribution or disposition. A mark-to-market election cannot be made with respect to a lower-tier PFIC. U.S. Holders are urged to consult their tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is made) and to provide such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations applicable to such U.S. Holder until such required information is furnished to the IRS.

THE RULES DEALING WITH PFICS ARE VERY COMPLEX AND ARE IMPACTED BY VARIOUS FACTORS IN ADDITION TO THOSE DESCRIBED ABOVE. ALL U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE CONSEQUENCES TO THEM OF THE PFIC RULES, INCLUDING, WITHOUT LIMITATION, WHETHER A QEF ELECTION (OR A QEF ELECTION ALONG WITH A PURGING ELECTION), A MARK-TO-MARKET ELECTION, OR ANY OTHER ELECTION IS AVAILABLE AND THE CONSEQUENCES TO THEM OF ANY SUCH ELECTION, THE APPLICATION OF THE PFIC RULES TO WARRANTS, AND THE IMPACT OF ANY PROPOSED OR FINAL PFIC TREASURY REGULATIONS.

U.S. Federal Income Taxation of Non-U.S. Holders

Distributions

A Non-U.S. Holder generally will not be subject to U.S. federal income tax or withholding tax on distributions received with respect to Pubco Common Stock if the Non-U.S. Holder is not engaged in a U.S. trade or business. If the Non-U.S. Holder is engaged in a U.S. trade or business, our distributions will be subject to U.S. federal income tax to the extent they constitute income effectively connected with the Non-U.S. Holder’s U.S. trade or business (and a corporate Non-U.S. Holder may also be subject to U.S. federal branch profits tax). However, distributions paid to a Non-U.S. Holder who is engaged in a trade or business may be exempt from taxation under an income tax treaty if the income arising from the distribution is not attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder.

Sale, Exchange or other Disposition of Shares of Pubco Common Stock

In general, a Non-U.S. Holder will not be subject to U.S. federal income tax or withholding tax on any gain resulting from the disposition of Pubco Common Stock provided the Non-U.S. Holder is not engaged in a U.S. trade or business. A Non-U.S. Holder that is engaged in a U.S. trade or business will be subject to U.S. federal income tax in the event the gain from the disposition of Pubco Common Stock is effectively connected with the conduct of such U.S. trade or business (provided, in the case of a Non-U.S. Holder entitled to the benefits of an income tax treaty with the United States, such gain also is attributable to a U.S. permanent establishment). However, even if not engaged in a U.S. trade or business, individual Non-U.S. Holders may be subject to tax on gain resulting from the disposition of Pubco Common Stock if they are present in the United States for 183 days or more during the taxable year of the disposition and meet certain other requirements.

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Information Reporting and Backup Withholding

Dividend payments (including constructive dividends) with respect to shares of Pubco Common Stock and proceeds from the sale, exchange or redemption of PVAC Securities may be subject to information reporting to the IRS and possible United States backup withholding. Backup withholding (currently at a rate of 24 percent) will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number (generally on an IRS Form W-9 provided to the relevant paying agent) and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status if required to do so. Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against a holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

In addition, certain U.S. Holders (and to the extent specified in applicable Treasury Regulations, certain individual Non-U.S. Holders) holding specified foreign financial assets with an aggregate value in excess of the applicable dollar thresholds are required to report information to the IRS relating to shares of Pubco Common Stock or the non-U.S. financial accounts through which they are held, subject to certain exceptions (including an exception for shares of Pubco Common Stock held in accounts maintained by U.S. financial institutions), by attaching a complete IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their tax return for each year in which they hold shares of Pubco Common Stock. Additionally, in the event an individual U.S. Holder (and to the extent specified in applicable Treasury Regulations, an individual Non-U.S. Holder or a U.S. entity) that is required to file IRS Form 8938 does not file such form, the statute of limitations on the assessment of U.S. federal income taxes of such holder for the related tax year may not close until three years after the date that the required information is filed. U.S. Holders (including U.S. entities) and Non-U.S. Holders should consult their own tax advisors regarding their reporting obligations.

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INFORMATION ABOUT PVAC

References in this section to “we,” “our,” “us,” or “PVAC” are to Piermont Valley Acquisition Corp.

General

PVAC is a Cayman Islands exempted company incorporated on April 20, 2021. PVAC was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

On May 12, 2021, IPO Sponsor purchased an aggregate of 5,750,000 PVAC Class B Ordinary Shares for an aggregate purchase price of $25,000, or approximately $0.004 per share.

On December 3, 2021, PVAC consummated its IPO of 23,000,000 PVAC Units, which included the exercise in full of the underwriter’s option to purchase an additional 3,000,000 PVAC Units at a price of $10.00 per PVAC Unit, and a concurrent private placement of 11,700,000 PVAC 2021 Private Warrants, from which it derived gross proceeds in the aggregate of $241,700,000.

Each PVAC consists of one PVAC Class A Ordinary Share and one-half of one PVAC Public Warrants, each whole Public Warrant entitling the holder thereof to purchase one PVAC Class A Ordinary Share at an exercise price of $11.50 per share, subject to adjustment. Only whole PVAC Public Warrants may be exercised and no fractional PVAC Public Warrants are issuable upon separation of the PVAC Units and only whole PVAC Public Warrants may be traded.

On March 1, 2023, PVAC entered into the Lexasure Business Combination Agreement with Lexasure. As a result of the signing of the Lexasure Business Combination Agreement, the period of time to consummate PVAC’s initial business combination was automatically extended by an additional three months to June 3, 2023 in accordance with its charter.

On May 23, 2023, PVAC held an extraordinary general meeting of shareholders at which PVAC’s shareholders approved, among other things, an amendment to the charter to extend the date by which PVAC was required to consummate an initial business combination to March 3, 2024. Shareholders holding 18,751,603 public shares exercised their right to redeem such shares for a pro rata portion of the funds in the Trust Account. As a result, approximately $197.2 million was removed from the Trust Account to pay such holders.

On February 27, 2024, in connection with the extension of the date by which PVAC was required to consummate an initial business combination, PVAC entered into non-redemption agreements with certain unaffiliated investors. Under these agreements, such investors agreed not to redeem their public shares, and the IPO Sponsor agreed to forfeit up to 307,500 founder shares, with a corresponding number of Class A ordinary shares to be issued to the participating investors.

On February 29, 2024, PVAC held another extraordinary general meeting in lieu of an annual general meeting of shareholders. At the meeting, PVAC’s shareholders approved a proposal to amend, by special resolution, PVAC’s charter (a) to extend the date by which PVAC would be required to consummate a business combination from March 3, 2024 to March 3, 2025 and (b) to permit the PVAC Board, in its sole discretion, to elect to wind up PVAC’s operations on an earlier date than March 3, 2025. Shareholders holding 3,036,666 public shares exercised their right to redeem such shares for a pro rata portion of the funds in the Trust Account. As a result, approximately $33.6 million was removed from the Trust Account to pay such holders.

On March 22, 2024, the parties to the Lexasure Business Combination Agreement entered into a Termination and Release Agreement pursuant to which they agreed to terminate the Lexasure Business Combination Agreement and the transactions contemplated thereby.

On April 19, 2024, the IPO Sponsor entered into a securities purchase agreement with the Vikasati Sponsor, pursuant to which, among other things, the Vikasati Sponsor purchased (i) one PVAC Class B ordinary share, (ii) 3,925,000 PVAC Class A ordinary shares and (iii) 7,605,000 private placement warrants from the IPO Sponsor.

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On February 28, 2025, PVAC held another extraordinary general meeting of shareholders at which its shareholders approved, by special resolution, the proposal to amend and restate PVAC’s charter to further extend the date by which it must consummate an initial business combination from March 3, 2025 to March 3, 2026. In connection with the extension, shareholders holding 1,006,745 Public Shares exercised their right to redeem such shares. As a result, approximately $11.64 million was removed from the Trust Account to pay such holders.

In February 2025, PVAC changed its name from Capitalworks Emerging Markets Acquisition Corp to Piermont Valley Acquisition Corp.

Effective as of July 11, 2025, PVAC, the Vikasati Sponsor and the New Sponsor entered into a purchase agreement. Pursuant to the purchase agreement, among other things: (a) the Vikasati Sponsor transferred to the New Sponsor an aggregate of 2,238,999 Class A Ordinary Shares and 1 Class B Ordinary Share; (b) PVAC, the New Sponsor and the Vikasati Sponsor executed an amendment to the letter agreement originally executed in connection with PVAC’s IPO; (c) the Vikasati Sponsor gave to the New Sponsor the irrevocable right to vote the shares retained by it on its behalf and the IPO Sponsor and the Vikasati Sponsor agreed to take certain other actions on its behalf with respect to certain matters; and (d) the IPO Sponsor and the Vikasati Sponsor agreed to cancel an aggregate of 11,700,000 PVAC 2021 Private Warrants.

SPAC Sponsors

PVAC has three “SPAC sponsors” as such term is defined in Item 1603(1) of Regulation S-K, as promulgated under the Securities Act pursuant to the New SPAC Rules: (1) IPO Sponsor, (2) Vikasati Sponsor, and (3) New Sponsor. Each is described in further detail below.

IPO Sponsor

The IPO Sponsor, CEMAC Sponsor LP, is a Cayman Islands exempted limited partnership formed exclusively for the purpose of sponsoring PVACs initial public offering. The IPO Sponsor had sole responsibility for organizing, directing and managing the business and affairs PVAC from its incorporation through its initial public offering. The IPO Sponsor’s activities included identifying and negotiating terms with the representative of the underwriters in PVAC’s IPO, other third-party service providers such as PVACs auditors and legal counsel, and PVACs original directors and officers. The IPO Sponsor has had no operations outside of the responsibilities described above that it had and fulfilled to PVAC.

As described further elsewhere in this proxy statement/prospectus, the IPO Sponsor currently holds 1,824,999 Founder Shares, of which 510,077 are subject to transfer obligations at the Closing as described below, such that the IPO Sponsor is expected to hold 1,314,922 shares of Pubco Class A Common Stock immediately following the Closing. All of the Founder Shares originally purchased by the IPO Sponsor were received in exchange for the IPO Sponsor’s $25,000 investment in PVAC, and the IPO Sponsor separately paid $11,700,000 for 11,700,000 private placement warrants, all of which were cancelled for no consideration on July 11, 2025. The shares of Pubco Class A Common Stock to be received by IPO Sponsor in respect of its Founder Shares will be identical to the shares of Pubco Class A Common Stock to be received by PVAC’s Public Shareholders. Pursuant to the SEC’s rules, the Founder Shares and Pubco Class A Common Stock to be received upon conversion of such shares upon consummation of the Business Combination may be considered “compensation” awarded to or earned by the IPO Sponsor.

Restrictions on sale by IPO Sponsor of PVAC and Pubco securities

Source of Restriction	Term of Restriction
Letter Agreement, dated November 30, 2021, by and among PVAC and IPO Sponsor, among others.

Subject to the limited, customary exceptions described further below, until the earlier of (i) one year after the completion of PVAC’s initial business combination, such as the Business Combination would constitute, (ii) the date on which PVAC completes a liquidation, merger, capital stock exchange or other similar transaction after an initial business combination that results in all shareholders of PVAC having the right to exchange their PVAC Class A ordinary shares for cash, securities or other property or (iii) if, after an initial business combination, the closing price of the ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after such initial business combination.

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IPO Sponsor, along with PVAC’s other initial shareholders, agreed, pursuant to a letter agreement, dated November 30, 2021 entered into in connection with the pricing of PVAC’s IPO, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of (A) one year after the completion of PVAC’s initial business combination, such as the Business Combination would constitute, and (B) the date on which PVAC complete a liquidation, merger, capital stock exchange or other similar transaction after an initial business combination that results in all shareholders of PVAC having the right to exchange their PVAC Class A Ordinary Shares for cash, securities or other property; except to (a) to PVAC officers or directors, any affiliate or family member of any of PVAC officers or directors, to any PVAC initial shareholders or any of their affiliates or to the representative of the underwriter of PVAC’s IPO or any of its affiliates, (b) in the case of an individual, as a gift to such person’s immediate family or to a trust, the beneficiary of which is a member of such person’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of such person; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with any forward purchase agreement or similar arrangement or in connection with the consummation of a business combination at prices no greater than the price at which the shares or warrants were originally purchased; (f) by virtue of the laws of the Cayman Islands or IPO Sponsor’s limited liability company agreement upon dissolution of IPO Sponsor, (g) in the event of PVAC’s liquidation prior to its consummation of an initial business combination; or (h) in the event that, subsequent to consummation by PVAC of an initial business combination, PVAC completes a liquidation, merger, capital share exchange or other similar transaction which results in all of its shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property; provided, however, that in the case of clauses (a) through (f) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreement. Notwithstanding the foregoing, the Founder Shares will be released from being subject to such transfer restrictions if the closing price of the shares of the combined company equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after an initial business combination by PVAC.

On February 1, 2023, the 2023 Working Capital Loan was entered into by and between PVAC and the IPO Sponsor, pursuant to which the IPO Sponsor agreed to provide a loan of up to $1,500,000 to PVAC. On April 19, 2024, IPO Sponsor and PVAC terminated and cancelled the 2023 Working Capital Loan pursuant to the Termination Agreement. The Termination Agreement also provided for a mutual release of claims.

On May 18, 2023 and May 22, 2023, certain Non-Redeeming Investors entered into the 2023 Non-Redemption Agreements with the IPO Sponsor, pursuant to which such investors agreed to (a) not redeem an aggregate of up to 4,399,737 Investor Shares in connection with an extension of time to complete a Business Combination and (b) vote the Investor Shares in favor of such extension at a meeting of shareholders. In consideration of the foregoing agreement, immediately prior to, and substantially concurrently with, the closing of an initial business combination, (i) the IPO Sponsor (or its designees) agreed to surrender and forfeit to PVAC, for no consideration, an aggregate of 1,099,935 PVAC Ordinary Shares and (ii) PVAC would issue to the Non-Redeeming Investors a like number of PVAC Class A Ordinary Shares.

On April 19, 2024, IPO Sponsor entered into a securities purchase agreement (“2024 Purchase Agreement”) with the Vikasati Sponsor, pursuant to which, among other things, Vikasati Sponsor purchased (a) one PVAC Class B ordinary share, (ii) 3,925,000 PVAC Class A Ordinary Shares and (iii) 7,605,000 Private Warrants from IPO Sponsor, the existing directors and officers of PVAC resigned, and new directors and officers designated by Vikasati Sponsor were appointed.

IPO Sponsor was previously party to an Administrative Services Agreement with PVAC, pursuant to which from the date that PVAC’s securities were first listed on Nasdaq through the earlier of consummation of the initial Business Combination and the liquidation of PVAC, PVAC would pay IPO Sponsor a total of up to $20,000 per month for office space, secretarial and administrative support and to reimburse the IPO Sponsor for any out-of-pocket expenses related to identifying, investigating and completing an initial Business Combination. However, such Administrative Services Agreement was terminated, along with all existing and future amounts due thereunder, pursuant to the purchase agreement with Vikasati Sponsor, without any amounts ever having been paid to IPO Sponsor in respect of such Administrative Services Agreement. Each of the loans, PVAC Warrants, and services provided by IPO Sponsor pursuant to the Administrative Services Agreement were effectuated in connection with IPO Sponsor’s management of PVAC. Pursuant to the SEC’s SPAC rules as became effective July 1, 2024, each of the loans and PVAC Warrants may have been considered “compensation” awarded to or earned by IPO Sponsor.

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Also in connection with IPO Sponsor’s sponsorship and management of PVAC, IPO Sponsor agreed, pursuant to the letter agreement described above, that if PVAC were to seek shareholder approval of a proposed initial business combination such as the Business Combination, then in connection with such proposed business combination, the IPO Sponsor shall (a) vote any shares of PVAC stock owned by it in favor of any proposed business combination and (b) not redeem any shares of PVAC stock owned by it in connection with such shareholder approval. IPO Sponsor further agreed pursuant to such letter agreement that if PVAC seeks to consummate a proposed business combination by engaging in a tender offer, IPO Sponsor would not sell or tender any shares of PVAC stock owned by it in connection therewith.

IPO Sponsor will lose its entire investment in PVAC if PVAC does not complete an initial business combination such as the Business Combination by March 3, 2027 (which date may be amended by amendment to the PVAC Charter). Further if PVAC does not complete an initial business combination such as the Business Combination by such date, and the Trust Account is therefore liquidated, IPO Sponsor has agreed to indemnify PVAC to ensure that the proceeds in the Trust Account are not reduced below $10.20 per Public Share, or such lesser per share amount as is in the Trust Account, by the claims of prospective target businesses with which PVAC has entered into an acquisition agreement or claims of any third party for services rendered or products sold to PVAC, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account. If PVAC does complete an initial business combination such as the Business Combination, IPO Sponsor can earn a positive rate of return on their investment, even if other PVAC shareholders experience a negative rate of return.

The IPO Sponsor’s Founder Shares are subject to transfer obligations at the Closing aggregating 510,077 shares, consisting of: (i) 443,577 Founder Shares that the IPO Sponsor is solely responsible for transferring to the legacy non-redemption investors pursuant to Section 7.5 of the July 2025 Purchase Agreement; (ii) 62,500 Founder Shares to be transferred to Meteora Strategic Capital, LLC; and (iii) 4,000 Founder Shares subject to a conditional assignment to the Fir Tree funds, for which the Fir Tree funds are required to pay the IPO Sponsor an aggregate of $16 and no amount is payable by PVAC. The forfeiture and issuance provisions of the 2023 Non-Redemption Agreements, under which the IPO Sponsor would have surrendered, and PVAC would have issued, 1,099,935 shares, were not triggered because PVAC did not consummate an initial business combination by the then-applicable deadline. In connection with the sponsor transition, the IPO Sponsor also funded $450,000 of extension deposits (recorded as advances from a related party and extinguished during the fiscal year ended March 31, 2024) and working capital loans under which $1,471,195 was outstanding as of March 31, 2025 and was waived in connection with the sponsor transition completed on July 11, 2025, with the waiver recorded as a capital contribution during the fiscal year ended March 31, 2026.

Robert Oudhof is the sole director of IPO Sponsor. Mr. Oudhof disclaims any beneficial ownership of the shares held by IPO Sponsor, except to the extent of his pecuniary interest therein.

Vikasati Sponsor

Vikasati Sponsor is a Delaware limited liability company formed for the purpose of acquiring the Founder Shares and voting rights pursuant to the purchase agreement with the IPO Sponsor, and, therein and thereby, sponsorship and managerial responsibility over PVAC from IPO Sponsor. Vikasati Sponsor managed the affairs of PVAC until it consummated the purchase agreement with the New Sponsor.

As described further elsewhere in this proxy statement/prospectus, Vikasati Sponsor currently holds 1,686,001 Founder Shares, of which 140,000 are subject to transfer obligations at the Closing (80,000 to Funicular Funds, LP pursuant to the non-redemption agreement and assignment of economic interest effective February 27, 2025, and 60,000 to Meteora Strategic Capital, LLC), such that Vikasati Sponsor is expected to hold 1,546,001 shares of Pubco Class A Common Stock immediately following the Closing. Vikasati Sponsor acquired its securities from the IPO Sponsor in April 2024 for aggregate consideration of $1.00, and in connection with the sponsor transition completed on July 11, 2025 waived reimbursement of $400,068 of advances and vendor obligations funded or settled by it (recorded as a capital contribution during the fiscal year ended March 31, 2026); no amount remained outstanding under the separate $108,000 note by July 11, 2025 or as of June 30, 2026. The shares of Pubco Class A Common Stock to be received by Vikasati Sponsor in respect of its Founder Shares will be identical to the shares of Pubco Class A Common Stock to be received by PVAC’s Public Shareholders. Pursuant to the SEC’s rules, the Founder Shares and Pubco Class A Common Stock to be received upon conversion of such shares upon consummation of the Business Combination may be considered “compensation” awarded to or earned by Vikasati Sponsor.

Restrictions on sale by Vikasati Sponsor of PVAC and Pubco securities

In connection with and pursuant to the purchase agreement between the Vikasati Sponsor and the IPO Sponsor, Vikasati Sponsor joined the letter agreement, dated December 3, 2021 entered into in connection with the pricing of PVAC’s IPO, pursuant to which Vikasati Sponsor agreed not to transfer, assign or sell any of their Founder Shares for the same period as the IPO Sponsor, as described above.

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On February 28, 2025, PVAC held another extraordinary general meeting of shareholders at which its shareholders approved, by special resolution, the proposal to amend and restate PVAC’s charter to further extend the date by which it must consummate an initial business combination from March 3, 2025 to March 3, 2026. Effective February 27, 2025, PVAC and the Vikasati Sponsor entered into a non-redemption agreement with an unaffiliated third-party shareholder of PVAC in exchange for such shareholder agreeing to not redeem an aggregate of 200,000 Public Shares at the meeting. In exchange for the foregoing commitment, the Vikasati Sponsor agreed to transfer to such shareholder, immediately prior to the closing of the business combination, an aggregate of 80,000 PVAC Class A Ordinary Shares held by the Vikasati Sponsor. In addition, pursuant to the July 2025 Purchase Agreement, 60,000 Founder Shares held by Vikasati Sponsor are to be transferred to Meteora Strategic Capital, LLC at the Closing.

Effective as of July 11, 2025, the Vikasati Sponsor and the New Sponsor entered into a purchase agreement. Pursuant to the purchase agreement, among other things: (a) Vikasati Sponsor transferred to New Sponsor an aggregate of 2,238,999 PVAC Class A Ordinary Shares and one PVAC Class B Ordinary Share; (b) PVAC, Vikasati Sponsor, and New Sponsor executed an amendment to the letter agreement originally executed in connection with the IPO; (c) Vikasati Sponsor gave to New Sponsor the irrevocable right to vote the shares retained by it on its behalf and the IPO Sponsor; (d) Vikasati Sponsor agreed to take certain other actions on its behalf with respect to certain matters; and (d) Vikasati Sponsor and the IPO Sponsor agreed to cancel an aggregate of 11,700,000 PVAC 2021 Private Warrants.

Vikasati Sponsor will lose its entire investment in PVAC if PVAC does not complete an initial business combination such as the Business Combination by March 3, 2027 (which date may be amended by amendment to the PVAC Charter). If PVAC does complete an initial business combination such as the Business Combination, Vikasati Sponsor can earn a positive rate of return on their investment, even if other Vikasati Sponsor shareholders experience a negative rate of return.

Vikasati Sponsor was formed for the purpose of acquiring the PVAC Ordinary Shares and voting rights pursuant to the purchase agreement with the IPO Sponsor, and, therein and thereby, sponsorship over PVAC from IPO Sponsor. It does not have any further experience organizing or managing special purpose acquisition companies and is not and never has been involved with other special purpose acquisition companies. Suresh Guduru is the managing member of the Vikasati Sponsor. Mr. Guduru disclaims any beneficial ownership of the shares held by the Vikasati Sponsor, except to the extent of his pecuniary interest therein.

New Sponsor

New Sponsor is a Delaware limited liability company formed for the purpose of acquiring Founder Shares and voting rights from the Vikasati Sponsor.

Effective as of July 11, 2025, the Vikasati Sponsor and New Sponsor entered into a purchase agreement as described above.

As described further elsewhere in this proxy statement/prospectus, the New Sponsor currently holds 2,238,999 PVAC Class A Ordinary Shares and one PVAC Class B Ordinary Share, of which 90,000 are subject to transfer at the Closing as described below, such that the New Sponsor is expected to hold 2,149,000 shares of Pubco Class A Common Stock immediately following the Closing. The New Sponsor acquired its securities from Vikasati Sponsor on July 11, 2025 for aggregate consideration of $100. The shares of Pubco Class A Common Stock to be received by New Sponsor in respect of its Founder Shares will be identical to the shares of Pubco Class A Common Stock to be received by PVAC’s Public Shareholders. Pursuant to the SEC’s rules, the Founder Shares and Pubco Class A Common Stock to be received upon conversion of such shares upon consummation of the Business Combination may be considered “compensation” awarded to or earned by New Sponsor.

Restrictions on sale by New Sponsor of PVAC and Pubco securities

In connection with and pursuant to the purchase agreement between the Vikasati Sponsor and the New Sponsor, the New Sponsor joined the letter agreement, dated December 3, 2021 entered into in connection with the pricing of PVAC’s IPO, pursuant to which the New Sponsor agreed not to transfer, assign or sell any of their Founder Shares for the same period as the IPO Sponsor, as described above.

Effective February 24, 2026, PVAC and the New Sponsor entered into a non-redemption agreement with an unaffiliated third-party shareholder pursuant to which such shareholder agreed not to redeem an aggregate of 200,000 Class A ordinary shares in connection with the March 2, 2026 extension meeting. In exchange, the New Sponsor agreed to transfer to such shareholder, immediately prior to the closing of the initial business combination, an aggregate of 90,000 Founder Shares held by the New Sponsor, provided that such shareholder did not exercise its redemption rights with respect to such shares in connection with the extension meeting.

New Sponsor will lose its entire investment in PVAC if PVAC does not complete an initial business combination such as the Business Combination by March 3, 2027 (which date may be amended by amendment to the PVAC Charter). If PVAC does complete an initial business combination such as the Business Combination, the New Sponsor can earn a positive rate of return on their investment, even if other shareholders experience a negative rate of return.

New Sponsor was formed for the purpose of acquiring the PVAC Ordinary Shares and voting rights pursuant to the purchase agreement with the Vikasati Sponsor, and, therein and thereby, sponsorship over PVAC from Vikasati Sponsor. It does not have any further experience organizing or managing special purpose acquisition companies and is not and never has been involved with other special purpose acquisition companies. Xinying Wu is the managing member of the New Sponsor. Mr. Wu disclaims any beneficial ownership of the shares held by the New Sponsor, except to the extent of his pecuniary interest therein.

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Roles and responsibilities

The IPO Sponsor organized PVAC and directed its activities from formation through the April 2024 sponsor transfer, including IPO organization, selection of service providers and oversight of the initial target search. Vikasati Sponsor directed PVAC’s activities from April 2024 through July 2025, including maintaining PVAC’s public company status, evaluating business combination opportunities and arranging the February 2025 extension and non-redemption agreement. The New Sponsor has directed PVAC’s activities since July 2025, including providing working capital through the August 2025 Note, negotiating the Business Combination Agreement, overseeing SEC filing preparation and seeking completion of the Business Combination.

Quantification of Sponsor Amounts, Obligations and Ownership

The following table quantifies, for each SPAC Sponsor, the amounts paid, owed and/or forgiven in respect of extension payments and other sponsor obligations, and each sponsor’s ownership before and after giving effect to the Founder Share transfer obligations that remain outstanding at the Closing. The amounts shown as waived, forgiven, extinguished or settled are described in further detail under “Post-IPO Material Financing and Related Transactions of SPAC” and “Sponsor Compensation.”

SPAC Sponsor / Controlling Person	Extension and Other Sponsor Amounts	Amounts Settled, Waived or Forgiven	Amount Outstanding as of June 30, 2026	Founder Shares Currently Held	Founder Shares Subject to Transfer at Closing	Net Shares of Pubco Class A Common Stock	Approximate Percentage of Pubco Common Stock (No Redemption / Maximum Redemption)
CEMAC Sponsor LP / Robert Oudhof	$450,000 extension deposits; $1,471,195 working capital loans; $11,700,000 private placement warrants	$450,000 extinguished (fiscal 2024); $1,471,195 waived (fiscal 2026); 11,700,000 warrants cancelled (July 2025)	$0	1,824,999	510,077	1,314,922	3.9% / 3.9%
Vikasati Partners LLC / Suresh Guduru	$400,068 advances and vendor obligations; separate $108,000 note	$400,068 waived (fiscal 2026); no amount remained outstanding under the separate $108,000 note by July 11, 2025 or as of June 30, 2026	$0	1,686,001	140,000	1,546,001	4.6% / 4.6%
Valleypark Road, LLC / Xinying Wu	August 2025 Note of up to $1,000,000 and related advances	None as of June 30, 2026	$276,521	2,239,000	90,000	2,149,000	6.3% / 6.4%
Total	See individual sponsor rows.	See individual sponsor rows.	$276,521	5,750,000	740,077	5,009,923	14.8% / 14.8%

The Founder Share transfer obligations aggregate 740,077 shares, consisting of: (i) 443,577 Founder Shares that CEMAC Sponsor LP is solely responsible for transferring to the legacy non-redemption investors pursuant to Section 7.5 of the July 2025 Purchase Agreement; (ii) 62,500 Founder Shares held by CEMAC Sponsor LP and 60,000 Founder Shares held by Vikasati Sponsor to be transferred to Meteora Strategic Capital, LLC; (iii) 80,000 Founder Shares to be transferred by Vikasati Sponsor to Funicular Funds, LP pursuant to the non-redemption agreement effective February 27, 2025; (iv) 90,000 Founder Shares to be transferred by the New Sponsor to the unaffiliated shareholder party to the non-redemption agreement effective February 24, 2026; and (v) 4,000 Founder Shares subject to a conditional assignment by CEMAC Sponsor LP to the Fir Tree funds, for which the Fir Tree funds are required to pay CEMAC Sponsor LP an aggregate of $16 and no amount is payable by PVAC. After giving effect to those transfers, the SPAC Sponsors would hold 5,009,923 shares of Pubco Class A Common Stock in the aggregate, representing approximately 14.8% of the Pubco Common Stock under each redemption scenario, with an aggregate implied value of $50,099,230 based on an assumed value of $10.00 per share. Each transfer involves outstanding Founder Shares and does not increase the number of shares outstanding.

The ownership percentages are based on 33,954,450 shares of Pubco Common Stock outstanding under the no-redemption scenario and 33,750,000 shares of Pubco Common Stock outstanding under the maximum-redemption scenario, in each case including 22,400,000 shares of Pubco Class B Common Stock and before any warrant exercises. For more detailed ownership information, see “Beneficial Ownership — Basic Outstanding Share Basis” and “Beneficial Ownership — Fully Diluted Basis.”

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Agreements relating to whether to proceed with a de-SPAC transaction

The following agreements govern, or have governed, material sponsor rights, obligations or arrangements relevant to whether PVAC would proceed with a business combination:

•	IPO Letter Agreement dated November 30, 2021, filed as Exhibit 10.1 to PVAC’s Current Report on Form 8-K filed on December 6, 2021;
•	Administrative Services Agreement dated November 30, 2021, filed as Exhibit 10.6 to PVAC’s Current Report on Form 8-K filed on December 6, 2021, terminated in connection with the 2024 Purchase Agreement;
•	2023 Working Capital Loan dated February 1, 2023, terminated April 19, 2024 pursuant to the Termination Agreement;
•	2023 Non-Redemption Agreements dated May 18 and May 22, 2023, filed as Exhibit 10.1 to PVAC’s Current Report on Form 8-K filed on May 19, 2023;
•	2024 Purchase Agreement dated April 19, 2024 between the IPO Sponsor and Vikasati Sponsor, filed as Exhibit 10.1 to Current Report on Form 8-K filed on July 14, 2025;
•	2025 Non-Redemption Agreement dated February 27, 2025, filed as Exhibit 10.1 to PVAC’s Current Report on Form 8-K filed on February 27, 2025;
•	July 2025 Purchase Agreement dated July 11, 2025 between Vikasati Sponsor and the New Sponsor, filed as Exhibit 10.1 to PVAC’s Current Report on Form 8-K filed on July 14, 2025;
•	amendment to the IPO letter agreement entered into in connection with the July 2025 Purchase Agreement, filed as Exhibit 10.2 to Current Report on Form 8-K filed on July 14, 2025;
•	August 2025 Note dated August 14, 2025, filed as Exhibit 10.1 to PVAC’s Current Report on Form 8-K filed on August 14, 2025;
•	2026 Non-Redemption Agreement effective February 24, 2026, described in the Current Report on Form 8-K filed in connection therewith;
•	Business Combination Agreement dated April 17, 2026, filed as Annex A to this proxy statement/prospectus; and
•	Support Agreements and Lock-Up Agreement to be entered into in connection with the Business Combination, filed or to be filed as Exhibits 10.4 and 10.3, respectively.

Direct and indirect material interests in SPAC Sponsors

As of the most recent practicable date, Robert Oudhof controls the IPO Sponsor and may be deemed to have a material indirect interest in the PVAC securities held by the IPO Sponsor, subject to his disclaimer of beneficial ownership except to the extent of his pecuniary interest. Suresh Guduru controls Vikasati Sponsor and may be deemed to have a material indirect interest in the PVAC securities held by Vikasati Sponsor, subject to his disclaimer of beneficial ownership except to the extent of his pecuniary interest. Xinying Wu controls the New Sponsor and may be deemed to have a material indirect interest in the PVAC securities held by the New Sponsor, subject to his disclaimer of beneficial ownership except to the extent of his pecuniary interest.

Restrictions on Sponsor Securities

The following table summarizes the material terms of agreements, arrangements or understandings that restrict whether and when the SPAC Sponsors and their affiliates may sell PVAC securities or Pubco securities received in exchange for PVAC securities:

Founder Shares and Pubco Class A Common Stock issued in exchange therefor:

Person Subject to Restriction	Expiration	Exceptions/Early Release
IPO Sponsor	(1)	(2) (3)
Vikasati Sponsor	(1)	(2) (3)
New Sponsor	(1)	(2) (3)

(1)	Earlier of one year after the initial business combination and certain post-business-combination change-of-control transactions.
(2)

Permitted transfers to affiliates, family members, trusts, charitable organizations, upon death, pursuant to qualified domestic relations orders, by dissolution, or in connection with certain private transfers, provided transferees agree to the restrictions.

(3)	Early release if the combined company shares equal or exceed $12.00 per share for 20 trading days within any 30-trading-day period commencing at least 150 days after the initial business combination.

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New Sponsor Conversion Warrants, if Issued upon Conversion of the August 2025 Note

No Private Placement Warrants are outstanding. All 11,700,000 Private Placement Warrants were cancelled for no consideration on July 11, 2025. The disclosure below relates solely to warrants that may be issued in the future if New Sponsor elects to convert amounts outstanding under the August 2025 Note.

Person Subject to Restriction	Expiration	Exceptions/Early Release
Valleypark Road, LLC / New Sponsor, solely with respect to conversion warrants, if issued	(1)	(2)

(1)	Until 30 days after completion of the Business Combination, or as otherwise provided in the warrant agreement and applicable letter agreements
(2)	Customary permitted transfers to affiliates and other permitted transferees who agree to be bound by the restrictions.

Lock-up Agreement Shares

The following table relates to the Lock-Up Agreements to be entered into at the Closing, consisting of the shares of Pubco Class A Common Stock and Pubco Class B Common Stock received by the parties thereto in the Business Combination, any shares of Pubco Common Stock issued upon conversion, exchange or exercise of securities received in the Business Combination and any securities issued with respect to such shares as a dividend, distribution, stock split, recapitalization or similar transaction.

Person Subject to Restriction	Expiration	Exceptions/Early Release
Company Stockholders (1)	(2)	(3)
PVAC Securityholders (1)	(2)	(3)

(1)	“Company Stockholders” refers to Zikang Wu and “PVAC Securityholders” refers to CEMAC Sponsor LP, Vikasati Partners, LLC and Valleypark Road LLC.
(2)	Six months after closing for Pubco Class A Common Stock received by Company stockholders and twelve months after closing for Pubco Class B Common Stock received by management and PVAC sponsors.
(3)	Customary exceptions for transfers to affiliates, estate planning vehicles, by operation of law and other permitted transfers, in each case subject to transferee joinder where applicable.

Holders

As of ______, 2026, the Record Date, there was one holder of record of PVAC Units, three holders of record of PVAC Class A Ordinary Shares, one holder of record of PVAC Class B Ordinary Shares and one holders of record of PVAC Public Warrants. The number of holders of record does not include a substantially greater number of “street name” holders or beneficial holders whose PVAC Units, PVAC Ordinary Shares and PVAC Public Warrants are held of record by banks, brokers and other financial institutions.

Dividend Policy

PVAC has not paid any cash dividends on the PVAC Ordinary Shares to date and does not intend to pay cash dividends prior to the completion of the Business Combination.

Fair Market Value of Target Business

The target business or businesses that PVAC acquires must collectively have a fair market value equal to at least 80% of the balance of the funds in the Trust Account (excluding deferred underwriting fees and taxes payable on the income earned on the Trust Account) at the time of the execution of a definitive agreement for its initial business combination. As described elsewhere in this proxy statement/prospectus, the PVAC Board determined that this test was met in connection with the proposed Business Combination.

Shareholder Approval of Business Combination

Pursuant to the PVAC Charter, PVAC is seeking shareholder approval of the Business Combination at a meeting called for such purpose at which Public Shareholders may seek to redeem their Public Shares, regardless of whether they vote for or against the proposed Business Combination or are holders of record on the record date established for such vote, subject to the limitations described in the prospectus for the IPO. Accordingly, in connection with the Business Combination, Public Shareholders may seek to redeem their Public Shares in accordance with the procedures set forth in this proxy statement/prospectus.

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Redemption of Public Shares and Liquidation if no Initial Business Combination

The PVAC Charter, as amended, provides that we will only have until March 3, 2027 to complete an initial business combination unless we extend such deadline by an amendment to the PVAC Charter. If PVAC is unable to complete an initial business combination within such time period, it will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay liquidation and dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and the PVAC Board, dissolve and liquidate, subject in each case to PVAC’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to PVAC Warrants, which will expire worthless if PVAC fails to complete its business combination within the time period allowed. The PVAC Charter provides that, if PVAC winds up for any other reason prior to the consummation of its initial business combination, it will follow the foregoing procedures with respect to the liquidation of the Trust Account as promptly as reasonably possible but not more than 10 business days thereafter, subject to applicable Cayman Islands law.

The holders of the Founder Shares have waived their right to liquidating distributions from the Trust Account with respect to any Founder Shares held by them if PVAC fails to complete its initial business combination within the period allowed. However, if they acquire Public Shares, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if PVAC fails to complete its initial business combination within the allotted time period.

The holders of the Founders Shares have agreed, pursuant to a letter agreement with PVAC, that they will not propose any amendment to the PVAC Charter (i) that would modify the substance or timing of PVAC’s obligation to allow redemption in connection with its initial business combination or to redeem 100% of PVAC Public Shares if PVAC does not complete our initial business combination within the time period allowed, or (ii) with respect to any other material provision relating to shareholders’ rights or pre-initial business combination activity, unless PVAC provides its Public Shareholders with the opportunity to redeem their Public Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to PVAC to pay its taxes divided by the number of then outstanding Public Shares.

PVAC expects that all costs and expenses associated with implementing its plan of liquidation and dissolution, as well as payments to any creditors, will be funded from amounts held outside the Trust Account, although we cannot assure you that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing PVAC’s plan of liquidation and dissolution, to the extent that there is any interest accrued in the Trust Account not required to pay taxes on interest income earned on the Trust Account balance, PVAC may request the trustee to release to it an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.

If PVAC were to expend all of the net proceeds of the IPO and concurrent private placement, other than the proceeds deposited in the Trust Account, and without taking into account interest, if any, earned on the Trust Account, the per-share redemption amount received by shareholders upon our dissolution would be approximately $___. The proceeds deposited in the Trust Account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our Public Shareholders. PVAC cannot assure you that the actual per-share redemption amount received by shareholders will not be substantially less than $10.00.

Although PVAC will seek to have all vendors, service providers, prospective target businesses or other entities with which it does business execute agreements waiving any right, title, interest and claim of any kind in or to any monies held in the Trust Account for the benefit of PVAC’s Public Shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the Trust Account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against PVAC’s assets, including the funds held in the Trust Account. If any third party refuses to execute an agreement waiving such claims to the monies held in the Trust Account, PVAC’s management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to PVAC than any alternative. Examples of possible instances where PVAC may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver.

The IPO Sponsor has agreed that it will be liable to PVAC if and to the extent any claims by a third party for services rendered or products sold to PVAC, or a prospective target business with which PVAC has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.20 per public share or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under PVAC’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, then the IPO Sponsor will not be responsible to the extent of any liability for such third party claims. PVAC has not independently verified whether the IPO Sponsor has sufficient funds to satisfy its indemnity obligations and believe that the IPO Sponsor’s only assets are securities of PVAC. PVAC has not asked the IPO Sponsor to reserve for such indemnification obligations. Therefore, PVAC believes it is unlikely that the IPO Sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the Trust Account, the funds available for the initial business combination and redemptions could be reduced to less than $10.20 per public share. In such event, PVAC may not be able to complete its initial business combination, and you would receive such lesser amount per share in connection with any redemption of your Public Shares. None of PVAC’s officers or directors are required to indemnify PVAC for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

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In the event that the proceeds in the Trust Account are reduced below (i) $10.20 per public share or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, and the IPO Sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, PVAC’s director would determine whether to take legal action against the IPO Sponsor to enforce such indemnification obligations. While PVAC currently expects that its director would take legal action on PVAC’s behalf against the IPO Sponsor to enforce its indemnification obligations to PVAC, it is possible that such director in exercising his business judgment may choose not to do so if, for example, the cost of such legal action is deemed by the director to be too high relative to the amount recoverable or if the director determine that a favorable outcome is not likely.

In the event that PVAC liquidates and it is subsequently determined that the reserve for claims and liabilities is insufficient, shareholders who received funds from our Trust Account could be liable for claims made by creditors.

If PVAC files a bankruptcy petition or an involuntary bankruptcy petition is filed against PVAC that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in the bankruptcy estate and subject to the claims of third parties with priority over the claims of PVAC’s shareholders. To the extent any bankruptcy claims deplete the Trust Account, PVAC cannot assure you it will be able to return $10.20 per share to its Public Shareholders. Additionally, if PVAC files a bankruptcy petition or an involuntary bankruptcy petition is filed against PVAC that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by such shareholders. Furthermore, PVAC’s board of directors may be viewed as having breached its fiduciary duty to PVAC’s creditors and/or may have acted in bad faith, thereby exposing PVAC to claims of punitive damages, by paying Public Shareholders from the Trust Account prior to addressing the claims of creditors. PVAC cannot assure you that claims will not be brought against it for these reasons.

PVAC’s Public Shareholders will be entitled to receive funds from the Trust Account only (i) in the event of the redemption of the Public Shares if PVAC does not complete our initial business combination within the time period allowed, (ii) in connection with a shareholder vote to amend the PVAC Charter that would affect the substance or timing of PVAC’s obligation to provide for the redemption of the Public Shares in connection with an initial business combination or to redeem 100% of the Public Shares if PVAC has not consummated an initial business combination within the time period allowed or (iii) if such shareholders redeem their respective shares for cash upon the completion of the initial business combination. In no other circumstances will a shareholder have any right or interest of any kind to or in the Trust Account. In the event PVAC seeks shareholder approval in connection with an initial business combination, a shareholder’s voting in connection with the business combination alone will not result in a shareholder’s redeeming its shares to PVAC for an applicable pro rata share of the Trust Account. Such shareholder must have also exercised its redemption rights described above. These provisions of PVAC’s amended and restated memorandum and articles of association, like all provisions of the PVAC Charter, may be amended with a shareholder vote.

Facilities

PVAC maintains its principal executive offices at 732 6th Street, #5386, Las Vega, Nevada 89101 and its telephone number is (929) 792-5788. PVAC utilizes such space free of charge from an affiliate of PVAC’s management. PVAC considers its current office space, combined with the other office space otherwise available to PVAC’s executive officers and directors, adequate for its current operations.

Employees

PVAC has one executive officer. This officer is not obligated to devote any specific number of hours to PVAC’s matters, but devotes as much time as he deems necessary to PVAC’s affairs until it has completed an initial business combination. The amount of time such officer devotes in any time period will vary based on the stage of the initial business combination process PVAC is in. PVAC does not have, and does not intend to have, any full-time employees prior to the consummation of a business combination.

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Directors, Executive Officers and Corporate Governance

PVAC’s directors and executive officers are as follows:

Name	Age	Position
Wei Qian	41	Chairman of the Board, Chief Executive Officer, Chief Financial Officer

Wei Qian, CEO, CFO, and Chairman

Wei Qian has served as PVAC’s Chief Executive Officer, Chief Financial Officer and Chairman of the Board since July 2025. He has served as the Director of Capital Markets at Fusion Park, LLC, a US-based firm specializing in climate change tech investments and consulting, since March 2023. He has also been Chief Executive Officer, Chief Financial Officer and a director of Pine Tree Acquisition Corp since August 2025. Mr. Qian’s past roles include serving as General Manager in the New York office of Cathay Holding Corp., a private equity firm, from May 2021 to March 2023; as Interim CEO of Hemp Logic Inc., a US-based CBD company to spearhead its expansion in China, from August 2020 to May 2021; as Director of Investment at Xingtong Capital, an investment fund within the Shanshan Group, from July 2015 to July 2017; and as Vice Director of Investment at Transfar Holding Group, an investment company within Transfar Group, from July 2017 to August 2018. Mr. Qian’s career began in 2011 and he has had experience in private equity and venture capital, focusing on technology, media and telecommunications (“TMT”), healthcare, and climate tech sectors. Mr. Qian served as an independent director of Battery Future Acquisition Corp., a SPAC that completed its initial business combination with Class Over Inc., an online education provider, from March 2024 to March 2025. Mr. Qian Mr. Qian received a bachelor’s degree from Shanghai Jiaotong University and an MBA from St. John’s University.

PVAC’s officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our PVAC Charter as it deems appropriate. The PVAC Charter provides that our officers may consist of one or more Chairmen of the Board, one or more Chief Executive Officers, a President, a Chief Financial Officer, Vice Presidents, Secretary, Treasurer, Assistant Secretary, and such other offices as may be determined by the board of directors.

Director Independence

The rules of Nasdaq require that a majority of our board of directors be independent within one year of the IPO. An “independent director” is defined generally as a person who, in the opinion of the company’s board of directors, has no material relationship with the listed company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company). PVAC does not currently have any independent directors.

Executive Officer and Director Compensation

None of our executive officers or directors has received any cash compensation for services rendered. Our executive officers and directors, or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Other than these payments and reimbursements, no compensation of any kind, including finder’s and consulting fees, will be paid to our executive officers, directors, shareholders or any of their respective affiliates, prior to completion of our initial business combination.

Board Committees

We established an audit committee, compensation committee and nominating committee at the time of the IPO. However, because we only have one director who is not independent, our committees are currently not active or formed.

Code of Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics applicable to our directors, officers and employees. We filed a copy of our Code of Business Conduct and Ethics as an exhibit to the registration statement relating to the IPO. You may review this document by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Business Conduct and Ethics and the charters of the committees of our board of directors will be provided without charge upon request from us. If we make any amendments to our Code of Business Conduct and Ethics other than technical, administrative or other non-substantive amendments, or grant any waiver, including any implicit waiver, from a provision of the Code of Business Conduct and Ethics applicable to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions requiring disclosure under applicable SEC or Nasdaq rules, we will disclose the nature of such amendment or waiver on our website.

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PVAC’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

References to the “Company,” “our,” “us” or “we” refer to Piermont Valley Acquisition Corp. The following discussion and analysis of the Company’s financial condition and results of operations should be read in conjunction with the audited financial statements and the notes related thereto. Certain information contained in the discussion and analysis set forth below includes forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors.

The following discussion and analysis of PVAC’s financial condition and results of operations should be read in conjunction with its audited financial statements and the notes related thereto. Certain information contained in the discussion and analysis set forth below includes forward-looking statements. PVAC’s actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those set forth under “Cautionary Note Regarding Forward-Looking Statements, “Risk Factors” and elsewhere in this proxy statement/prospectus.

Overview

PVAC is a blank check company incorporated as a Cayman Islands exempted company for the purpose of effecting an Initial Business Combination.

Factors That May Adversely Affect our Results of Operations

Our results of operations and our ability to complete an Initial Business Combination may be adversely affected by various factors that could cause economic uncertainty and volatility in the financial markets, many of which are beyond our control. Our business could be impacted by, among other things, downturns in the financial markets or in economic conditions, increases in oil prices, inflation, increases in interest rates, supply chain disruptions, declines in consumer confidence and spending, and geopolitical instability, such as the military conflict in Ukraine. We cannot at this time fully predict the likelihood of one or more of the above events, their duration or magnitude or the extent to which they may negatively impact our business and our ability to complete an Initial Business Combination; however, Management continues to evaluate the impact of these factors. The financial statements and notes thereto included elsewhere in this Report do not include any adjustments that might result from the outcome of this uncertainty.

Results of Operations

As of March 31, 2026, PVAC had not commenced any operations. All activity for the period from April 20, 2021 (inception) through March 31, 2026 relates to PVAC’s formation, the IPO, and, subsequent to the closing of the IPO, identifying and evaluating target companies for an Initial Business Combination, including costs related to previously contemplated business combination transactions. We have neither engaged in any operations nor generated any operating revenues to date. We will not generate any operating revenues until after the completion of our Initial Business Combination, at the earliest. PVAC generates non-operating income in the form of interest income on cash and cash equivalents held in the Trust Account. We incur expenses as a result of being a public company, including legal, financial reporting, accounting and auditing compliance costs, as well as due diligence and transaction expenses incurred in connection with identifying and evaluating a potential Initial Business Combination.

For the year ended March 31, 2026, we had a net loss of $1,696,790, which consisted of formation and operating costs of $280,643 and a loss from the change in fair value of warrant liabilities of $1,574,244, partially offset by interest income earned on cash and cash equivalents held in the Trust Account of $81,077, forgiveness of debt of $76,984, and bank interest income of $36.

For the year ended March 31, 2025, we had net income of $1,637,099, which consisted primarily of interest income earned on cash and cash equivalents held in the Trust Account of $541,412, a gain from the change in fair value of warrant liabilities of $1,116,244, and extinguishment of debt of $277,539, partially offset by formation and operating costs of $298,096.

The change from net income for the year ended March 31, 2025 to a net loss for the year ended March 31, 2026 was primarily due to a $1,574,244 non-cash loss from the change in fair value of warrant liabilities, compared with a $1,116,244 non-cash gain in the prior year. The fiscal 2026 loss consisted of $1,133,693 attributable to the remeasurement of the 11,500,000 Public Warrants and $440,551 attributable to the remeasurement of the 11,700,000 Private Placement Warrants through their cancellation on July 11, 2025. Immediately before cancellation, the Private Placement Warrants were remeasured to $468,000; their derecognition was recorded as a capital contribution, and no Private Placement Warrants remained outstanding as of March 31, 2026.

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The fair value of the Public Warrants increased from $16,307 as of March 31, 2025 to $1,150,000 as of March 31, 2026. In accordance with ASC 820, because quoted prices for the Public Warrants were not available in an active market as of March 31, 2026, PVAC measured the warrant liability at fair value using a Binomial Lattice model that incorporated the contractual terms of the warrants and assumptions that market participants would use in pricing the liability. The resulting fair value measurement was classified within Level 3 of the fair value hierarchy. The increase in fair value primarily reflected an increase in the assumed probability of completing a Business Combination from 28% to 40% and an increase in expected post-Business Combination volatility from 15.06% to 50%. The higher completion probability reflected, among other things, the execution of the Letter of Intent with Tigerless Health, Inc. on November 12, 2025 and the March 2, 2026 extension of PVAC's deadline to complete a Business Combination to March 3, 2027, while the higher post-Business Combination volatility reflected market data for comparable insurance brokerage companies and the risk profile of the proposed combined company. Other inputs changed during the period, including expected term from 6.0 years to 5.25 years, pre-Business Combination volatility from 7.14% to 5% and the risk-free interest rate from 4.03% to 3.92%. Because these assumptions are applied together in the Binomial Lattice model, PVAC could not reasonably isolate the separate dollar effect of each individual assumption. The change in fair value of warrant liabilities is non-cash. See Note 9 to PVAC's financial statements for the warrant liability roll forward and the valuation assumptions. The decrease in interest income was primarily due to the significant decrease in cash and cash equivalents held in the Trust Account following redemptions by public shareholders in connection with prior extension meetings.

As of March 31, 2026 and 2025, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K.

Three Months Ended June 30, 2026 Compared with Three Months Ended June 30, 2025

For the three months ended June 30, 2026, we had a net loss of $5,402, consisting of formation and operating costs of $27,238, partially offset by dividend income of $21,834 earned on cash and cash equivalents held in the Trust Account and $2 of interest income. For the three months ended June 30, 2025, we had a net loss of $897,045, consisting of formation and operating costs of $33,940 and a non-cash loss of $884,244 from the change in fair value of the warrant liability, partially offset by interest income of $21,139.

The Public Warrant liability was $1,150,000, or $0.10 per Public Warrant, at both June 30, 2026 and March 31, 2026, and accordingly no change in the fair value of the warrant liability was recognized during the three months ended June 30, 2026. The June 30, 2026 valuation used a binomial lattice model with an underlying share-price assumption of $2.66, an assumed Business Combination date of September 30, 2026, an expected term of 5.25 years, pre- and post-Business Combination volatility assumptions of 5% and 50%, respectively, a risk-free interest rate of 4.19% and a 40% probability of completing a Business Combination.

Liquidity and Capital Resources; Going Concern

As of March 31, 2026, we had $4,540 in cash held outside the Trust Account and a working capital deficit of $325,469. As of March 31, 2025, we had $1,611 in cash held outside the Trust Account and a working capital deficit of $1,993,109. As of March 31, 2026, cash and cash equivalents held in the Trust Account were $2,456,980.

As of June 30, 2026, we had $2,875 in cash held outside the Trust Account and a working capital deficit of $352,705, and cash and cash equivalents held in the Trust Account were $2,478,814, or approximately $12.12 per remaining Public Share. As of June 30, 2026, $276,521 was outstanding under the New Sponsor working capital note and related advances. For the three months ended June 30, 2026, net cash used in operating activities was $555, primarily reflecting the net loss of $5,402, which included $21,836 of dividend and interest income earned on cash and cash equivalents held in the Trust Account, partially offset by a $4,847 increase in accounts payable and accrued expenses.

On March 2, 2026, PVAC held an extraordinary general meeting of shareholders at which shareholders approved an amendment to extend the date by which PVAC must consummate an Initial Business Combination from March 3, 2026 to March 3, 2027. In connection with the extension, shareholders holding 536 Class A ordinary shares exercised their right to redeem such shares at a redemption price of $12.02 per share. As a result, $6,442 was removed from the Trust Account to pay such holders. Following the extension, 204,450 Class A ordinary shares subject to possible redemption remained outstanding.

In order to finance transaction costs in connection with an Initial Business Combination, the New Sponsor or an affiliate of the New Sponsor, or certain of our officers and directors, may, but are not obligated to, loan us funds as may be required. Such working capital loans would be evidenced by promissory notes. The working capital loans may be repaid upon completion of an Initial Business Combination, without interest, or, at the lender’s discretion, may be converted upon completion of an Initial Business Combination into warrants, subject to the terms of the applicable promissory note or agreement. In the event that an Initial Business Combination does not close, we may use a portion of proceeds held outside the Trust Account to repay the working capital loans, but no proceeds held in the Trust Account would be used to repay such loans.

On August 14, 2025, Valleypark Road, LLC agreed to loan PVAC up to an aggregate of $1,000,000 for working capital purposes pursuant to a non-interest bearing promissory note payable upon the consummation of a Business Combination. Upon consummation of a Business Combination, Valleypark Road, LLC will have the option, but not the obligation, to convert the principal balance of the note, in whole or in part, into warrants at a conversion price of $1.50 per warrant, which warrants will be identical to the private placement warrants sold concurrently with the IPO. If PVAC does not consummate a Business Combination, the note will not be repaid and all amounts owed thereunder will be forgiven, except to the extent PVAC has funds available outside the Trust Account. As of March 31, 2026, PVAC had $255,797 of advances from related party outstanding.

For the year ended March 31, 2026, net cash used in operating activities was $188,812, which was primarily due to a net loss of $1,696,790, adjusted for non-cash items including a loss on change in fair value of derivative liabilities of $1,574,244, sponsor-waived liabilities of $400,068, interest income on cash and cash equivalents held in the Trust Account of $81,077, and changes in operating assets and liabilities.

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For the year ended March 31, 2025, net cash used in operating activities was $358,373, which was primarily due to non-cash adjustments to net income related to the gain on change in fair value of derivative liabilities of $1,116,244 and interest income on cash and cash equivalents held in the Trust Account of $541,412, partially offset by net income of $1,637,099 and changes in operating assets and liabilities.

For the year ended March 31, 2026, there were no cash flows from investing activities. For the year ended March 31, 2025, there were no cash flows from investing activities.

For the year ended March 31, 2026, net cash provided by financing activities was $191,741, consisting of proceeds from notes payable and advances from related party. For the year ended March 31, 2025, net cash provided by financing activities was $175,251, consisting of proceeds from notes payable and advances from related party.

During the year ended March 31, 2026, the Company also recorded non-cash financing activities, including the waiver of notes payable from related party of $1,471,195, forgiveness of related-party balances of $400,068, cancellation of private placement warrants of $468,000, and a remeasurement adjustment to Class A ordinary shares subject to possible redemption of $81,077.

Based on the foregoing, it is possible that the $4,540 of cash held outside the Trust Account as of March 31, 2026 will not be sufficient to allow us to operate for at least 12 months from the date of issuance of the financial statements, assuming that an Initial Business Combination is not consummated during that time. Until consummation of an Initial Business Combination, we have used and may continue to use funds held outside the Trust Account and loans or advances from the New Sponsor or its affiliates to pay existing accounts payable, identify and evaluate prospective Initial Business Combination candidates, perform due diligence on prospective target businesses, pay transaction expenses, and structure, negotiate and consummate an Initial Business Combination.

We can raise additional capital through working capital loans from the New Sponsor or an affiliate of the New Sponsor, certain of our officers and directors, or through loans from third parties. We cannot assure you that new financing will be available to us on commercially acceptable terms, if at all. If we are unable to raise additional capital, we may be required to take additional measures to conserve liquidity, which could include, but are not limited to, curtailing operations, suspending the pursuit of our business plan, and reducing overhead expenses. These conditions raise substantial doubt about our ability to continue as a going concern for a reasonable period of time, which is considered to be one year from the issuance date of the financial statements.

Going Concern Consideration

As of March 31, 2026, PVAC had $4,540 in cash and a working capital deficit of $325,469. Further, PVAC has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. In connection with PVAC’s assessment of going concern considerations in accordance with FASB Accounting Standards Update Topic 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” PVAC’s management has determined that these liquidity risks, as well as the requirement that PVAC cease all operations, redeem the Public Shares and thereafter liquidate and dissolve if PVAC is unsuccessful in consummating an Initial Business Combination within the Combination Period, raise substantial doubt about PVAC’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. PVAC’s management has determined that PVAC does not have funds that are sufficient to fund its working capital needs until the consummation of an Initial Business Combination or the winding up of PVAC as stipulated in the Charter. The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of PVAC as a going concern.

Contractual Obligations

Registration Rights

The holders of the Founder Shares, PVAC Private Placement Warrants, and Conversion Warrants that may be issued upon conversion of Working Capital Loans or an extension loan (and any shares of PVAC Ordinary Shares issuable upon the exercise of the Private Placement Warrants or Conversion Warrants issued upon conversion of the Working Capital Loans or an extension loan and upon conversion of the Founder Shares) are entitled to registration rights pursuant to the Founder Shares Registration Rights Agreement, which requires us to register such securities for resale (in the case of the Founder Shares, only after conversion to PVAC Class A Ordinary Shares). The holders of these securities are entitled to make up to three demands, excluding short form registration demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to completion of an Initial Business Combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the Founder Shares Registration Rights Agreement provides that we will not be required to effect or permit any registration or cause any registration statement to become effective until the securities covered thereby are released from their lock-up restrictions. We will bear the expenses incurred in connection with the filing of any such registration statements.

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Underwriting Agreement

The Company granted the underwriters a 45-day option from the date of the Initial Public Offering to purchase up to 3,000,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less underwriting discounts and commissions. On December 3, 2021, the underwriters purchased an additional 3,000,000 Units pursuant to the full exercise of the over-allotment option. The Units were sold at an offering price of $10.00 per Unit, generating additional gross proceeds to the Company of $30,000,000.

The underwriters were paid a cash underwriting discount of $0.20 per Unit, or $4,600,000, upon the closing of the Initial Public Offering. The underwriting agreement also provided for a deferred underwriting fee of $0.35 per Unit, or $8,050,000, payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completed a Business Combination, subject to the terms of the underwriting agreement.

In connection with the prior sponsor transition involving Vikasati Partners LLC, the underwriters waived their rights to receive any deferred underwriting fees and related amounts. In connection with the subsequent sponsor transition completed on July 11, 2025, the Company received confirmation that the underwriters had waived all deferred underwriting fees and related rights. Accordingly, no deferred underwriting fees remain payable by the Company in connection with the Business Combination or otherwise.

Vendor Agreements

As of March 31, 2026, PVAC had incurred unpaid legal fees of $74,212, which are included in accrued expenses in the accompanying balance sheets. These fees will become due and payable upon the consummation of a Business Combination.

Legal Proceedings

As of March 31, 2026, PVAC was not a party to any pending legal proceedings and was not aware of any claims or loss contingencies that would have a material adverse effect on its financial position, results of operations or cash flows. PVAC will continue to evaluate claims and loss contingencies, if any, in accordance with ASC 450, Contingencies.

Critical Accounting Estimates and Policies

This Management’s Discussion and Analysis of Financial Condition and Results of Operations is based on the financial statements and the notes thereto contained elsewhere in this proxy statement/prospectus, which have been prepared in accordance with U.S. GAAP. The preparation of the financial statements and the notes thereto requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, income and expenses and the disclosure of contingent assets and liabilities in the financial statements. On an ongoing basis, management evaluates its estimates and judgments, including those related to the fair value of financial instruments, warrant liabilities, redeemable shares and accrued expenses. Management bases its estimates on historical experience, known trends and events, and various other factors that it believes to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. We have identified the following as our critical accounting policies and estimates:

PVAC Class A Ordinary Shares Subject to Possible Redemption

All of the PVAC Class A ordinary shares sold as part of the PVAC Units in the IPO contain a redemption feature that allows for the redemption of such Public Shares in connection with PVAC’s liquidation, if there is a shareholder vote or tender offer in connection with an Initial Business Combination, and in connection with certain amendments to PVAC’s amended and restated memorandum and articles of association. In accordance with SEC and staff guidance on redeemable equity instruments, which has been codified in ASC Topic 480-10-S99, redemption provisions not solely within PVAC’s control require ordinary shares subject to redemption to be classified outside of permanent equity.

PVAC recognizes changes in redemption value immediately as they occur and adjusts the carrying amount of the redeemable ordinary shares to equal the redemption value at the end of each reporting period. The change in the carrying value of redeemable ordinary shares resulted in a charge against accumulated deficit of $81,077 for the year ended March 31, 2026 and $541,412 for the year ended March 31, 2025.

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Net Income Per Ordinary Share

PVAC complies with the accounting and disclosure requirements of ASC Topic 260, “Earnings Per Share.” PVAC’s statements of operations include a presentation of net income or loss per share for PVAC Class A ordinary shares subject to possible redemption and non-redeemable ordinary shares using the two-class method. Earnings and losses are allocated pro rata between the classes of shares. The remeasurement associated with the redeemable PVAC Class A ordinary shares is excluded from net income or loss per ordinary share, as the redemption value approximates fair value.

PVAC has not considered the effect of the Public Warrants in the calculation of diluted income or loss per share because the exercise of the Public Warrants is contingent upon future events. As a result, diluted income or loss per share is the same as basic income or loss per share for the periods presented.

Warrants

PVAC accounts for the PVAC Public Warrants in accordance with the guidance contained in ASC Topic 815, “Derivatives and Hedging,” whereby the PVAC Public Warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, PVAC classifies the warrants as liabilities at fair value and adjusts the instruments to fair value at each reporting period. The warrant liabilities are remeasured at each balance sheet date until the PVAC Public Warrants are exercised or expire, and any change in fair value is recognized in PVAC’s statements of operations.

At the time of the IPO, the fair value of the Public Warrants was calculated using a Monte Carlo simulation model, and the fair value of the Private Placement Warrants was calculated using a modified Black-Scholes model. Following the suspension and delisting of PVAC’s securities from Nasdaq, PVAC determined that quoted market prices for its warrants were no longer available in an active market. Accordingly, as of March 31, 2026, PVAC estimated the fair value of the Public Warrants using a Binomial Lattice model. The Binomial Lattice model requires the use of unobservable inputs, including expected volatility, expected term, risk-free interest rate, expected dividend yield and assumptions regarding the probability and timing of a Business Combination. Accordingly, the Public Warrants were classified within Level 3 of the fair value hierarchy as of March 31, 2026.

The valuation of the Public Warrants requires significant judgment, particularly in determining the probability of completing a Business Combination and expected post-Business Combination volatility. These assumptions are based on market-participant considerations and the facts and circumstances existing at each measurement date. Changes in these assumptions may result in material changes in the fair value of the warrant liability and corresponding non-cash gains or losses in PVAC’s results of operations. See Note 9 to PVAC’s financial statements for additional information regarding the valuation methodology and significant assumptions.

The 11,700,000 Private Placement Warrants were cancelled on July 11, 2025 in connection with the transition to a new sponsor. As of March 31, 2026, no Private Placement Warrants remained outstanding. As of March 31, 2026, the PVAC Public Warrants remained outstanding and were classified as liabilities measured at fair value.

Recent Accounting Pronouncements

In August 2020, the FASB issued ASU Topic 2020-06, “Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity,” which simplifies accounting for certain financial instruments. The adoption of ASU 2020-06 did not have a material impact on PVAC’s financial position, results of operations or cash flows.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on PVAC’s financial statements.

Controls and Procedures

Evaluation of Disclosure Controls and Procedures

Under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, we conducted an evaluation of the effectiveness of our disclosure controls and procedures, as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act, as of March 31, 2026. Based on that evaluation, our Chief Executive Officer and Chief Financial Officer concluded that, as of March 31, 2026, our disclosure controls and procedures were not effective at the reasonable assurance level as a result of the previously identified material weakness in internal control over financial reporting described below, which had not been fully remediated as of March 31, 2026.

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Previously Identified Material Weakness

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis. As previously disclosed in our Annual Report on Form 10-K for the fiscal year ended March 31, 2023, in connection with the restatement of our previously issued financial statements, management identified a material weakness in the Company’s internal control over financial reporting relating to the accounting for complex financial instruments, including the evaluation of the appropriate accounting treatment for complex and non-routine financial instruments under U.S. GAAP. The material weakness arose because the Company did not, at the time, maintain controls that were designed and operating with sufficient precision to evaluate, analyze and conclude on the appropriate accounting treatment for such instruments.

Remediation Status

The restatement of the Company’s previously issued financial statements to correct the underlying accounting error has been completed, and the corrected accounting treatment has been reflected in subsequent filings, as applicable. The completion of the restatement, however, did not, by itself, remediate the underlying material weakness. The material weakness will not be considered remediated until the applicable controls are designed, implemented, and operating for a sufficient period of time, and management has concluded, through testing, that the controls are operating effectively.

To date, management has taken the following steps in furtherance of remediation: (i) engaged third-party accounting and SEC reporting advisors with technical expertise in the accounting for complex financial instruments to assist management in the evaluation and documentation of the accounting treatment of non-routine and complex transactions; (ii) enhanced the Company’s review procedures over the application of U.S. GAAP to non-routine and complex transactions, including increased involvement of management and external advisors in the review of accounting positions taken on such transactions; and (iii) increased the level of formal documentation supporting management’s accounting conclusions on complex and non-routine matters.

As a special-purpose acquisition company with limited operations and a limited number of personnel, our ability to design and implement, and to conclude on the operating effectiveness of, expanded internal controls over the accounting for complex financial instruments is inherently constrained. Management intends to continue its remediation efforts, including through the use of external technical accounting resources and enhanced review controls over complex and non-routine transactions. If the proposed Business Combination is consummated, the combined company expects to evaluate and, where appropriate, enhance its internal control framework, including through additional personnel, processes and infrastructure of the post-combination company.

There can be no assurance that the steps that have been taken or are being taken will be sufficient to remediate the material weakness or that additional material weaknesses will not be identified in the future.

Changes in Internal Control over Financial Reporting

Other than the remediation efforts described above, there were no changes in our internal control over financial reporting during the period ended March 31, 2026 that materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

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INFORMATION ABOUT THE COMPANY

Unless the context otherwise requires, references in this section to “Tigerless,” “we,” “us,” “our,” and similar first-person references are intended to mean the business and operations of the Company and its consolidated subsidiaries taken as a whole prior to the Business Combination and Pubco and its consolidated subsidiaries taken as a whole following the Business Combination. Unless otherwise indicated, references to the Company’s operating subsidiaries are included with respect to the business and operations strictly concerning such subsidiaries. The discussion of the Company’s business and the markets in which it competes below is qualified by, and should be read in conjunction with, the discussion of the risks related to the Company’s business and industry detailed elsewhere in this proxy statement/prospectus.

Our Mission

Our mission is to make insurance more inclusive, transparent, and accessible through intelligent technology, transforming complexity into clarity and uncertainty into confidence.

Business Overview

Who We Are

Founded in 2018, Tigerless is dedicated to making insurance accessible and understandable for communities in the United States that are often underserved and require personalized support to navigate the U.S. insurance system. Recognizing that navigating insurance can be complex, Tigerless has curated a diverse range of plans to help customers identify options that best meet their individual needs.

We invested in developing proprietary AI technology to address insurance complexity. In 2025, we began to build and refine AI-powered systems for policy analysis, eligibility validation, customer support, and decision-making, with our proprietary data accumulated since 2018. In 2026, we launched Lara, an AI platform that autonomously handles the domain knowledge, regulatory nuance, and decision support required to navigate insurance complexity.

We operate a fully online, mobile-friendly marketplace supported by multilingual customer assistance. Our technology-driven online platform, powered by Lara, provides a comprehensive marketplace that integrates multiple lines of insurance, including health, auto, homeowners, renters, and pet coverage. By leveraging AI capabilities, data analytics, and automation, the platform enables efficient comparison, quoting, and enrollment processes, while our multilingual customer-care team assists policyholders throughout their insurance journey from plan selection to claims support. This end-to-end approach ensures transparency, accessibility, and convenience for customers seeking a seamless digital insurance experience.

Since its inception, Tigerless has served approximately 13,000 customers from more than 50 countries, supporting a diverse population that includes international students seeking temporary health coverage, recent graduates purchasing their first health plans, and foreign professionals establishing long-term protection in the United States. As these customers’ needs evolve, Tigerless offers flexible solutions that transition with them from student to professional life across multiple lines of insurance. The Company’s combination of AI-powered guidance, competitive pricing, user-friendly technology, and responsive service has fostered strong engagement, retention, and customer satisfaction.

As Tigerless continues to expand its presence in new markets and invest in AI technology, marketing, and operational infrastructure, the mission remains constant: to make insurance more inclusive, transparent, and technology-enabled, removing barriers and creating an accessible, seamless experience for everyone in the United States.

Industry Overview and Our Positioning

The AI Transformation in Insurance

The insurance industry is undergoing a fundamental technological shift. The AI in insurance market is projected to grow from $7.71 billion in 2024 to $35.76 billion by 2029, with 83% of insurance executives prioritizing AI investment in their digital transformation strategies by 2025. This growth reflects the industry’s recognition that traditional systems cannot scale to meet modern consumer expectations or operational demands.

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However, this AI adoption reveals a critical gap: while insurers invest heavily in AI infrastructure, consumer support for AI usage has dropped significantly, with only 20% of Americans saying it’s a good idea for P&C insurers to leverage AI, down from 29% in 2024. Positive experiences with AI have sharply declined, dropping from 63% of consumers reporting positive interactions in 2024 to just 47% in 2025. This trust deficit creates both a challenge and an opportunity: the need for AI systems specifically designed for insurance complexity rather than generic implementations.

This trust deficit creates both a challenge and an opportunity: the need for AI systems specifically designed for insurance complexity rather than generic implementations. The Company’s model is designed precisely to address this gap. By pairing Lara’s domain-specific reasoning with a multilingual human support team, we deliver AI-assisted guidance that customers can verify, escalate, and trust, rather than opaque automation that replaces human judgment entirely.

Health Insurance Market

The U.S. healthcare and insurance markets remain among the largest and most complex in the world. CMS projections indicate that U.S. national health expenditures are expected to total approximately $5.6 trillion in 2025 and $5.9 trillion in 2026, with healthcare spending accounting for about 18.6% of GDP in 2026. Despite decades of reform efforts and significant technology investment, fundamental pain points persist.

Consumer literacy remains a major obstacle, with fewer than 4 percent of Americans able to accurately define the four basic health insurance terms: deductible, co-insurance, co-pay, and out-of-pocket maximum. According to the Policygenius Health Insurance Literacy Survey (2020), 26% of Americans have avoided care or treatment because they were unsure of what their insurance covers. Customer-experience data reflect similar frustration: with an average Net Promoter Score (NPS) of 3, according to Forrester Research, health insurer satisfaction ranks among the lowest of any U.S. industry.

Affordability and access challenges are particularly pronounced among younger consumers, new entrants to the U.S. market, and multilingual or multicultural communities. Common barriers include complex plan structures, limited price transparency, and the absence of culturally or linguistically adapted guidance.

Property & Casualty Insurance Market

Despite continued premium inflation and underwriting pressures in the U.S. property and casualty insurance market, industry research indicates that consumer challenges extend well beyond pricing. An industry survey conducted by Insurity found that approximately 64% of insurance consumers would consider switching insurers for a better digital experience, underscoring that usability and transparency, instead of just premium levels, play a critical role in customer satisfaction and retention.

Complexity directly affects policyholder behavior, with approximately 22% of consumers reporting that they have avoided filing an insurance claim because the process was perceived as too complicated or frustrating, highlighting how opaque claims and servicing processes can undermine trust and reduce effective utilization of coverage. Survey data from the Kaiser Family Foundation indicate that about half of insured adults report difficulty understanding at least one aspect of their insurance coverage, including what costs are covered and how much they are responsible for paying out of pocket, reflecting widespread confusion around policy structure and terminology.

This challenge is particularly pronounced among younger consumers, where a 2024 survey showed that more than half of Gen Z respondents feel uneasy handling insurance matters, and only about one in four could correctly define common insurance terms such as “deductible” or “copayment”. At the same time, digital channels have become the primary entry point for many consumers, with nearly half of insurance buyers initiating relationships through online platforms rather than traditional agents, even as satisfaction with digital experiences remains uneven.

The Agentic AI Opportunity

Within the broader AI transformation, agentic AI, the systems capable of autonomous decision making and workflow execution, represents the next evolution beyond conversational chatbots or predictive analytics. Unlike generic AI tools that assist human workers, agentic AI can independently handle multi-step insurance processes, from policy analysis to claims triage, while maintaining regulatory compliance and contextual accuracy.

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Agentic AI in insurance can dramatically cut turnaround times while tailoring the experience. For example, a customer filing a travel insurance claim for lost luggage might receive real-time status updates and a same-day payout with no agent escalation needed. These autonomous agents perceive their environment, make goal-oriented decisions, and execute complex tasks from start to finish, working around the clock and learning from each interaction.

However, successful implementation requires domain-specific training. Generic AI models lack the insurance knowledge, regulatory reasoning, and contextual understanding necessary to navigate policy structures, state-specific regulations, and customer-specific situations. This creates demand for AI systems purpose-built for insurance complexity rather than adapted from general-purpose platforms.

Market Positioning

Against the backdrop of rising complexity in both the U.S. health insurance and P&C insurance markets, and the growing but challenging AI transformation, Tigerless positions itself as an AI company addressing insurance complexity through purpose built technology. Rather than attempting to influence underwriting capacity or pricing cycles, we focus on the intelligence layer: enabling customers to understand, compare, and navigate insurance with AI-powered guidance that generic systems cannot provide.

Our platform emphasizes simplicity, transparency, digital accessibility, and multilingual support, powered by Lara’s capabilities. These capabilities are particularly well suited to international students, immigrants, and first-time insurance buyers, who often encounter significant friction navigating U.S. insurance systems, including unfamiliar terminology, variable state regulations, rate volatility, and differences in coverage structures. Our education-oriented and AI-driven service model reduces this friction by offering structured guidance and autonomous decision support across multiple insurance lines, including student health, OPT/H-1B health, auto, renters, homeowners, and pet insurance.

At the same time, we recognize that the pain points we address: complexity, limited transparency, inconsistent service quality, and rising consumer expectations for digital self-service, are broadly shared across the U.S. market. As a result, our platform and workflows are designed to scale beyond our initial core demographic, enabling us to serve a wider set of consumers seeking clearer, more navigable insurance experiences across both health and P&C segments.

Insurance Offerings

Tigerless offers a comprehensive portfolio of insurance products distributed through licensed carrier partnerships. We operate as a digital insurance agency and technology platform. We do not underwrite policies or assume insurance risk. Instead, we leverage Lara’s AI capabilities to simplify product discovery, comparison, and enrollment across multiple insurance lines.

●	Health Insurance.

Tigerless distributes health insurance products through established carrier partnerships, with particular focus on coverage designed for international students, recent graduates, and foreign professionals navigating the U.S. healthcare system.

Student Health Plans are designed to meet university requirements while providing comprehensive coverage for F-1 and J-1 visa holders. Lara analyzes school-specific criteria and matches students with compliant plans that satisfy institutional requirements while remaining affordable.

OPT Health Plans serve recent graduates transitioning from student to professional status during their Optional Practical Training period. These plans bridge the gap between university-sponsored coverage and employer-provided insurance, offering flexibility for individuals whose employment situations may be in flux.

H-1B Work Visa Plans provide coverage for foreign professionals establishing long-term residence in the United States. These plans accommodate the specific needs of working professionals who may not yet qualify for employer-sponsored coverage or who require supplemental protection during their visa transition period.

Lara’s capabilities enable real-time eligibility validation, and personalized plan recommendations based on visa status, location, anticipated healthcare needs, and budget, automating processes that traditionally require extensive manual guidance.

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●	Property and Casualty Insurance.

Tigerless distributes property and casualty insurance products through multiple carrier partnerships, serving customers across personal lines coverage.

Auto Insurance offers liability, collision, and comprehensive coverage across all 50 states. Lara assists customers in understanding state-specific minimum requirements, comparing coverage options across carriers, and optimizing their policy structure based on vehicle type, driving history, and risk tolerance.

Renters Insurance provides protection for personal property, liability coverage, and additional living expenses. Our platform enables instant quoting and digital enrollment, with Lara guiding customers through coverage limits, deductible selection, and policy add-ons based on their specific living situations.

Homeowners Insurance provides property protection, liability coverage, and loss-of-use benefits for homeowners. Our platform supports customers through the complex process of determining appropriate dwelling coverage, understanding exclusions, and evaluating additional endorsements.

Pet Insurance covers veterinary expenses, surgeries, and ongoing care for dogs and cats. Lara helps customers compare breed-specific coverage options, understand waiting periods and exclusions, and select plans that match their pet’s health profile and their budget.

Across all P&C products, Lara’s capabilities enable plan comparison with meaningful differentiation, and guided decision-making that helps customers understand trade-offs between premium costs and coverage breadth.

●	Supplemental Coverage

Tigerless also offers dental, vision, and travel medical insurance to address specialized protection needs. These supplemental products enable customers to build comprehensive coverage portfolios tailored to their individual circumstances, whether they require short-term travel protection or ongoing dental and vision care.

By integrating multiple insurance lines within a single AI-powered platform, Tigerless reduces the complexity and friction typically associated with purchasing and managing diverse insurance products, creating a more cohesive and navigable experience for customers across their insurance lifecycle.

Tigerless’ HEALTH Framework

Tigerless operates according to the proprietary “HEALTH” framework, a strategic methodology that integrates AI capabilities with human-centered service across both health and property & casualty markets. The framework reflects our mission to combine intelligent automation with personalized support, improving accessibility, efficiency, and trust throughout the insurance journey.

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Tigerless’ HEALTH Framework

Tigerless HEALTH Framework

H	E	A	L	T	H
● Human-Centered Trust-Driven, Personalized Support	● Efficiency Automated, Streamlined Operations	● Accessibility Simple, Transparent Access	● Life & Asset Protection Everyday Health & Property Protection	● Technology-Enabled Data-Enabled Service Delivery	● Holistic Coverage Integrated Coverage & Financial Protection

H - Human-Centered

Prioritizing people through trust, empathy, and personalized service. Our AI Lara and multilingual support team remain available to provide guidance, answer nuanced questions, and offer reassurance during critical insurance decisions.

E - Efficiency	We leverage AI to reduce errors and accelerate decision-making. Lara processes policy documents, validates eligibility, structures comparisons, and generates required documentation in real time.
A - Accessibility

Designing insurance solutions and services that are simple, transparent, and available to diverse communities. Lara's multilingual capabilities and domain-specific reasoning remove barriers for international students, immigrants, and first-time insurance buyers.

L - Life & Asset Protection

Offering comprehensive protection for the essentials of daily life: health, auto, home, and pets. Our integrated platform enables customers to manage multiple insurance lines through a single interface.

T - Technology-Enabled

Using AI, data centralization, and intelligent automation to improve decision-making and streamline operations. Lara continuously learns from customer interactions, regulatory updates, and policy structures.

H - Holistic Coverage	Providing comprehensive insurance solutions that address both immediate protection needs and long-term financial planning, ensuring continuity of protection from student to professional life stages.

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The Tigerless HEALTH framework guides every aspect of our operations, from platform design to customer service protocols, ensuring that advanced AI capabilities enhance rather than replace the personalized, trust-based relationships that define quality insurance experiences.

Strategy

Our strategy operationalizes the HEALTH Framework through integrated initiatives that span customer service, platform development, market expansion, and strategic partnerships. By combining AI-enhanced operations with human expertise, we execute on our mission to make insurance accessible and understandable for underserved communities.

AI-Driven Intelligence Platform

Our strategy centers on developing proprietary AI capabilities specifically for insurance complexity rather than adapting generic AI tools. Every customer interaction generates data that refines our AI’s contextual understanding and response accuracy. This creates a compounding advantage: more interactions improve decision quality, which attracts more customers, generating additional training data. While general-purpose AI platforms serve multiple sectors, our specialization in insurance-specific knowledge enables contextual accuracy that generic implementations cannot achieve without extensive customization.

Lara is an internally developed platform and set of AI-enabled functionalities developed and maintained by the Company’s employees. While Lara incorporates third-party large language model technologies as part of its underlying infrastructure, the Company’s employees design, develop and maintain the application architecture, workflow orchestration, multilingual navigation features, insurance-related knowledge structures, data organization systems and related operational functionalities supporting Lara.

The Company’s employees also continuously refine and optimize Lara through ongoing development, internal training processes, workflow improvements and integration of proprietary operational and customer interaction data.

Customer-Facing Operations

We help our clients break knowledge barriers

Many international students, new immigrants, and first-time insurance users encounter difficulties understanding how insurance works in the United States. These challenges arise across both the healthcare system and property and casualty (P&C) insurance, where terminology, state-specific requirements, and administrative processes often differ significantly from those in a user’s home country.

Our resources include articles, guides, online tutorials, and offline brochures that explain core concepts and practical processes in both health and P&C insurance. These materials cover topics such as enrolling in a plan, identifying eligible providers, understanding basic coverage structures, and navigating common claim situations. Instead of assuming prior familiarity with U.S. insurance norms, Tigerless organizes information in a way that highlights the considerations most relevant to new or first-time users, helping them build foundational knowledge that supports more informed decision-making.

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We assist in choosing the right coverage tailored to individual needs

Selecting appropriate coverage can be challenging given wide variation in medical costs, benefit structures, and eligibility requirements across states, providers, and insurance plans. Tigerless assists customers in comparing and selecting coverage options based on a combination of personal and situational factors, including visa or immigration status, age, geographic location, school or employment requirements, household composition, anticipated healthcare usage, and budget considerations.

Our customer representatives use Tigerless’s proprietary backend system to present side-by-side plan comparisons that highlight differences in benefits, cost-sharing structures, network access, and coverage conditions in clear and measurable terms. The system also supports structured onboarding workflows for customers subject to institutional or administrative requirements. For students whose schools require proof of coverage, Tigerless assists with documentation review and submission timing to help ensure compliance with school requirements.

We stand by our customers throughout the entire journey

Tigerless supports customers across the full lifecycle of their insurance experience, rather than limiting interactions to the point of enrollment. Customers frequently contact the service team before seeking medical care to verify whether particular clinics, hospitals, or specialists are in-network under their plan and to understand potential cost-sharing obligations. For property and casualty (P&C) matters, such as auto accidents, customers may contact Tigerless to understand the steps required by their policy, local authorities, or the insurer. For customers navigating the claims process, Tigerless offers support in reviewing Explanations of Benefits (EOBs) or P&C claim documents, organizing receipts and forms, and preparing submissions to carriers or third-party administrators. Customers may also access an online portal, uploaded materials, and payment updates, allowing them to monitor progress throughout the review process.

24/7 customer center for real-time intervention

A central component of Tigerless’s service model is a 24-hour customer center designed to provide immediate and multilingual assistance. Customers can reach the service team through online messaging channels, telephone, email, or the Company’s ticketing system, allowing real-time communication from various locations and time zones. Service representatives address a range of requests, including questions about enrollment, account updates, basic claim procedures, and assistance in locating providers.

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We build lasting trust through service, not transactions

Tigerless’s value proposition extends beyond product access. It is built on long-term service relationships. Each customer interaction, from the first quote request to post-claim follow-up, is treated as part of an ongoing relationship rather than a one-time transaction. This relationship-driven model allows Tigerless to maintain a consistent customer base and generate recurring revenue through renewals and product diversification. Our experience suggests that customers who engage with multiple support touchpoints tend to demonstrate stronger renewal behavior and higher rates of additional policy purchases in subsequent years. By aligning operational efficiency with customer advocacy, Tigerless strengthens its competitive position in the Insurtech landscape and reinforces its reputation as a trusted, service-oriented partner for international and immigrant communities.

Growth and Acquisition

Data-Driven Customer Acquisition and Segmentation

Tigerless applies a data-centered approach to identifying potential customers, understanding their needs, and timing outreach appropriately. International students, new immigrants, and professionals on temporary visas often encounter insurance-related deadlines tied to school enrollment, relocation timelines, or changes in immigration status. These requirements influence when users are most likely to research insurance or seek assistance, and Tigerless builds its acquisition strategies around these natural cycles. By examining inquiries, browsing behavior, and historical enrollment patterns, Tigerless identifies moments in the user journey when informational guidance is most likely to be useful.

Segmentation is also informed by differences in customer circumstances. For example, students may need support navigating student health insurance processes, whereas individuals transitioning from academic to employment-based visas may prioritize continuity of coverage. Tigerless uses internal tagging systems to group users according to these characteristics, allowing the Company to prepare communication templates, educational materials, and follow-up sequences that address specific needs.

Outreach is deployed through multiple channels, including online educational content, multilingual communication, and informational sessions. Rather than emphasizing broad advertising, Tigerless focuses on providing timely, context-specific guidance that aligns with customer timelines. The Company reviews performance indicators such as response rates or follow-up inquiries to assess whether informational materials are understood and where additional clarification may be necessary.

Multi-Product Marketplace Integration

Our strategic objective is to simplify an otherwise fragmented insurance experience by enabling customers to access multiple product categories, including health, auto, renters, pet, and other lines, through a single digital platform designed specifically for multicultural users in the United States. At present, customers can conveniently purchase health, renters, and pet insurance directly through our website, with each product line offered through a primary carrier partner. For auto and homeowners coverage, as well as for customers seeking multi-carrier comparisons, our multilingual customer service team provides personalized assistance to ensure that users receive suitable options and guidance throughout the purchasing process. Over time, we plan to expand this model into a more comprehensive, technology-driven marketplace that offers side-by-side comparisons and real-time quoting across multiple carriers. By building toward this vision, Tigerless seeks to provide a unified and transparent customer experience while maintaining a high-touch service approach for products that currently require individualized support.

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F1 Student Health Insurance

OPT Health Insurance

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Renters Insurance

Pet Insurance

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Strategic Partnerships

Collaborative Product Development and Pricing Strategy

Tigerless collaborates with carrier partners on certain aspects of product configuration for select health insurance offerings. While carriers retain exclusive responsibility for underwriting, pricing approval, and regulatory filings, Tigerless contributes operational insights derived from its customer base. These insights relate to practical matters such as school compliance requirements, enrollment cycles, customer documentation challenges, and typical service inquiries. Such observations help carriers understand how plan structures function across segments with distinct administrative needs.

Within the parameters approved by state regulators and carrier compliance teams, Tigerless may provide input on plan variations, documentation formats, or pricing tiers that reflect differences in customer groups. For example, certain student populations may require more specific coverage types based on institutional requirements, while individuals transitioning to work visas may prioritize different benefit structures. Tigerless does not determine actuarial assumptions or risk classifications; instead, it focuses on translating customer-facing patterns into operational suggestions that carriers may consider during product updates.

The ongoing exchange of information helps carriers refine plan designs, streamline documentation requirements, and align coverage offerings with observed customer behaviors. This collaborative process supports product development without altering the fundamental risk frameworks or regulatory responsibilities of the carrier. As Tigerless expands its customer base across diverse communities, this collaboration provides a mechanism for incorporating real-world usage patterns into the continuing evolution of insurance products.

Market Penetration and Brand Integration

Our growth strategy operates on two fronts: deepening engagement within existing segments and expanding into new markets. Within our current base, we cultivate loyalty through proactive service, claims assistance, and educational resources that build long-term relationships. Simultaneously, we form partnerships with universities, student associations, and relocation networks to increase visibility among international communities. We also invest in multilingual marketing campaigns and localized content to bridge cultural and linguistic gaps.

Beyond transactions, Tigerless actively integrates into community life, including sponsoring cultural events, supporting campus programs, and engaging local organizations, to establish itself as a trusted ally. This community-driven approach reinforces organic referrals and strengthens our brand’s emotional connection with customers.

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Our Business Model

Tigerless operates as a licensed insurance agency holding producer licenses in all 50 U.S. states and the District of Columbia. We do not underwrite insurance or assume any policy risk. Our revenue is generated through three streams: carrier commissions on health insurance policies, carrier commissions on property and casualty insurance policies, and lead generation and affiliate referral fees. Commission rates vary by product line, carrier, and policy structure; health insurance commissions are generally calculated as a percentage of annual premium, while property and casualty commissions are typically earned at or shortly after policy issuance, with renewal commissions payable on continuing policies. This structure provides recurring, predictable revenue that grows in proportion to our active policy count and renewal rate.

Health Insurance

Health insurance represents the largest component of our revenue. We distribute coverage options for individuals under F-1, OPT, H-1B, and J-1 visa categories, a population that faces distinct enrollment challenges: school compliance, visa-tied eligibility windows, and seasonal deadlines that generic online marketplaces are not designed to handle. Tigerless earns a commission from the carrier for each policy sold and renewed. The seasonal enrollment cycle of international students and the natural progression of our customers from student to professional visa status create a recurring and expanding revenue base within this segment. Substantially all of our health insurance commission revenue is currently earned through our relationship with a single carrier partner. While we believe this relationship is strong and mutually beneficial, this concentration represents a material dependency.

Property and Casualty (P&C) Insurance

P&C insurance is the second major revenue component, and includes auto, homeowners, renters, and pet insurance. Tigerless earns commissions on each policy sold. Commissions for P&C policies are typically earned at the time of policy issuance and may include renewal commissions for recurring customers. The diversity of these product lines allows us to capture multiple stages of a customer’s insurance lifecycle. For example, renters insurance for students followed by auto or homeowners coverage as they establish longer-term residence in the United States. Each additional product a customer holds with Tigerless increases their lifetime revenue contribution without a proportional increase in acquisition cost, since cross-selling occurs within an existing service relationship. This structure diversifies our revenue base beyond health insurance while enhancing cross-sell opportunities and customer retention.

Lead Generation and Affiliate Revenue

For certain products including travel, dental, and vision insurance, Tigerless directs customers to partner carriers through affiliate links and receives a referral or marketing fee upon completed purchase. This model extends our product reach without adding underwriting exposure or administrative complexity, allowing us to serve a broader range of customer needs through a low-overhead, scalable channel that complements our core commission business.

Scalability and Risk Profile

Because Tigerless does not underwrite insurance or assume policy risk, our business model is capital-light and highly scalable. Revenue growth depends primarily on customer acquisition, cross-product penetration, and carrier partnerships rather than claims performance or investment income. Our commission-based structure, diversified product mix, and nationwide licensing footprint provide predictable income streams and the flexibility to expand into new product categories as customer demand evolves. As transaction volumes grow, the fixed-cost nature of our digital infrastructure allows incremental revenue to flow through at improving margins.

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Our Technology

Tigerless has developed a proprietary technology stack built around two core components: Lara, our AI platform that provides the intelligence and decision-support layer and our backend infrastructure that manages the operational workflows supporting the full insurance lifecycle. These are complemented by our quote and comparison engine, and a suite of additional customer-facing applications that deliver the digital experience through which customers research, purchase, and manage their insurance coverage. Together, these systems enable Tigerless to deliver a digital-first insurance experience that is scalable, accurate, and accessible to a diverse customer base.

Lara - AI Platform

At the core of our technology infrastructure is Lara, our proprietary AI platform purpose-built for insurance complexity. Rather than relying on general-purpose language models, Lara incorporates insurance-specific natural language processing trained on policy documents, regulatory filings, and customer interaction data. This specialized training enables Lara to understand insurance terminology, interpret policy structures, and reason through eligibility requirements with contextual accuracy that generic AI systems cannot achieve. Lara’s architecture includes structured knowledge representation of coverage rules, state-specific regulations, and institutional requirements. When processing customer inquiries, Lara accesses this knowledge base to provide situationally appropriate guidance rather than generic responses

The platform incorporates adaptive learning mechanisms that refine Lara’s decision-making based on customer interactions. When customers request clarification on specific policy terms, abandon enrollment at certain steps, or escalate issues to human representatives, these patterns inform adjustments to Lara’s explanatory approach, workflow design, and response accuracy. This continuous improvement process allows Lara to handle increasingly complex scenarios while maintaining service quality across growing transaction volumes.

Core Infrastructure

Proprietary Backend System

Our proprietary backend system manages the entire customer lifecycle, including enrollment, school onboarding, refunds, date modifications, and personal information updates. This system automates workflows, maintains real-time records, and ensures data accuracy. The infrastructure links directly to Tigerless’s website, allowing curated educational content and guidance to be surfaced for customers within their account portal. The system also enables backend configuration of benefit details across different plans and supports price comparison functionalities that allow users to evaluate options more effectively. This platform forms the backbone of our scalability as we expand to new products and geographies.

API-driven Purchasing Flow

Tigerless integrates with multiple underwriters and carriers through API connections to enable seamless digital purchasing. By leveraging carrier-provided APIs in areas such as renters and pet insurance, we have developed streamlined flows that deliver real-time quotes, plan selection, and secure payment processing. This API-driven approach reduces friction, minimizes errors, and significantly improves conversion compared to legacy broker models. It also enables real-time analytics on user behavior and quote performance, supporting continuous optimization of digital sales processes.

Customer-Facing Applications

Quote & Comparison Engine

Our interactive comparison engine presents insurance options in a transparent, side-by-side format. Customers can evaluate multiple plans, comparing premiums, deductibles, copays, and network breadth in a clear visual interface. This system not only enhances customer trust by providing transparency but also improves conversion rates, as customers can confidently identify the most cost-effective and relevant coverage.

Customer Support Interface

We integrate real-time chat with the ticket management system to create a 24/7 multilingual customer service experience. This hybrid layer ensures that every inquiry, whether a quick question or a complex escalation, is tracked, resolved, and documented. For international customers who may struggle with English or U.S. healthcare terminology, this integration removes a critical barrier and builds long-term loyalty. Our ability to combine consumer-preferred communication platforms with enterprise-grade service tools is a distinctive advantage.

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Our Competitive Strengths

Purpose-Built AI for Insurance Complexity

Tigerless has developed Lara, an AI platform specifically designed for insurance rather than adapted from general-purpose language models. Unlike competitors relying on generic AI tools or incremental digital improvements, our technology incorporates insurance-specific natural language processing, structured knowledge representation of coverage rules and regulations, and adaptive learning mechanisms trained on proprietary data accumulated since 2018. This domain specialization enables contextual understanding of policy structures, state-specific requirements, and customer-specific scenarios that generic AI systems cannot replicate. The seven years of production data protecting our AI-assisted workflows represent significant barriers to entry for competitors attempting to build similar capabilities.

Nationwide Licensing and Regulatory Compliance

The Company operates as a licensed insurance agency in all 50 U.S. states and the District of Columbia. Maintaining nationwide licensing requires ongoing compliance with state-by-state producer regulations, continuing education, and periodic renewals. This regulatory infrastructure creates a meaningful barrier to entry for new market participants and enables Tigerless to operate seamlessly across jurisdictions. The combination of our licensing footprint with AI-enhanced compliance tracking provides operational advantages that traditional agencies and new entrants struggle to replicate efficiently.

Comprehensive Multi-Product Platform

The company offers multiple insurance product categories through a single integrated platform. This breadth of offerings enables customers to meet diverse coverage needs within one trusted environment, supporting cross-selling opportunities and higher retention rates. The ability to manage multiple insurance lines through unified customer profiles and AI-assisted recommendations reduces customer acquisition costs while strengthening long-term relationships. This combination of product breadth and AI-powered integration differentiates Tigerless from traditional single-product agencies and generic comparison platforms.

Cultural Expertise and Multilingual Capabilities

The Company’s multilingual communication, culturally aligned service approach, and deep understanding of international students and immigrants foster strong customer trust in populations often underserved by traditional insurance distribution. The ability to provide assistance in multiple languages and contextualize insurance concepts for individuals unfamiliar with U.S. systems creates comfort and confidence that generic digital platforms cannot replicate. This cultural specialization, combined with AI that understands visa-specific requirements and institutional mandates, represents a defensible competitive advantage in serving diverse communities.

Community Brand Recognition and Network Effects

Through consistent engagement with universities, student associations, and cultural communities, Tigerless has established brand visibility and credibility across major international student and immigrant networks. This presence generates organic customer acquisition through referrals and word-of-mouth. Over time, the Company’s integration into these trusted community ecosystems functions as a network effect, strengthening retention and reducing acquisition costs as brand familiarity deepens within networks where personal recommendations carry significant weight.

Capital-Efficient Operating Model

The Company operates under a commission-based agency structure that does not require the assumption of underwriting or reserve risk. This model allows the Company to expand distribution capacity and product offerings without significant capital investment. The resulting operating leverage supports faster market entry, flexible carrier partnerships, and sustained margins even as transaction volumes increase. Combined with AI-driven automation that scales more efficiently than human-dependent processes, this structure provides financial advantages that support both current profitability and future platform investments.

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Our Customers

Since 2018, Tigerless has served approximately 13,000 customers from more than 50 countries. Our customer base consists primarily of international students, recent graduates, and foreign professionals on F-1, J-1, OPT, and H-1B visas who require coverage that meets both institutional requirements and personal protection needs. By combining multilingual support with AI-assisted guidance, we help customers understand complex insurance options and select coverage appropriate for their circumstances as they transition from student to professional life in the United States.

Customer Segments

The Company’s health insurance customers fall into two primary categories based on their coverage requirements. Student plans serve F-1 and J-1 visa holders whose coverage must satisfy university mandates, including specific benefit structures, network requirements, and compliance documentation. Professional plans serve OPT and H-1B holders who are not subject to institutional standards but require comprehensive coverage that addresses typical healthcare needs during employment transitions or long-term residence.

Beyond health insurance, the Company distributes property and casualty products to U.S. residents across all customer segments. While P&C products are available to any U.S. resident, current adoption is concentrated among international students, young professionals, and immigrant families who value multilingual support and digital convenience. This demographic overlap creates cross-selling opportunities as customers expand coverage needs beyond health insurance.

Customer Relationships and Retention

Tigerless maintains long-term relationships with customers as they progress through life stages and visa transitions. This lifecycle continuity enables customers to expand coverage from health insurance to additional product lines such as auto, renters, and pet insurance as their needs evolve. Retention is further supported by word-of-mouth referrals, which represent a significant portion of new customer acquisition. Within international student and immigrant communities where personal recommendations carry substantial weight, satisfied customers become organic advocates, reducing acquisition costs while strengthening brand credibility.

Market Reach and Growth

Tigerless’s customer base is distributed nationwide, with concentrations in regions with large international and multicultural populations such as California, New York, Pennsylvania, and Washington. The Company’s nationwide licensing enables it to support customers regardless of location, and its digital infrastructure provides scalable capacity for continued expansion. As of the end of 2025, Tigerless had generated health insurance policy sales in 41 states and the District of Columbia, and P&C insurance policy sales in 15 states. Sales activity varies by product line and is subject to carrier participation and applicable state regulatory approvals.

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Future Opportunities and Growth Strategies

Market Opportunity

We are in the early stages of addressing our market opportunity and evaluating ways to improve how insurance products and related services are delivered to new immigrants and globally diverse communities in the United States. The U.S. is home to approximately 47.8 million foreign-born residents, representing approximately 14.3% of the total population. Many individuals within this population encounter challenges when navigating the U.S. insurance system, including language barriers, unfamiliarity with insurance terminology, limited financial or insurance history, and limited awareness of available coverage options.

The insurance distribution and servicing ecosystem remains operationally complex and fragmented. Key processes such as quoting, enrollment, documentation review, compliance verification, customer support, and claims navigation are frequently handled through manual or semi-manual workflows that do not scale efficiently. As a licensed insurance agency, Tigerless does not underwrite insurance risk or adjudicate claims. However, we believe there is significant opportunity to improve efficiency, consistency, and service quality across insurance distribution and administration, both within our existing business and through new products, markets, and service offerings described below.

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AI-Enhanced Operational Efficiency

As Lara’s capabilities continue to develop, we intend to expand its role in automating routine operational workflows. Future enhancements may include automated plan comparison structuring, eligibility validation without human review, and documentation processing that reduces manual intervention. While Lara currently supports these processes through assisted workflows, we believe further automation could reduce operational costs per transaction and support scalable growth without proportional increases in headcount. The timing and scope of these enhancements remain subject to development priorities, regulatory considerations, and operational testing.

Growth Within Our Existing Customer Base

We believe there is opportunity to expand within our existing customer base, particularly among customers who initially purchase a single insurance product and later require additional coverage as their personal, professional, or immigration circumstances change. Traditional insurance agency models often rely on manual outreach and relationship-driven processes to support renewals and cross-selling. Tigerless instead utilizes structured data capture and customer lifecycle analysis, supported by Lara’s customer education capabilities to support retention and product expansion in a more systematic manner.

Our internal systems maintain unified customer profiles that consolidate enrollment history, servicing interactions, documentation status, and renewal timelines across insurance lines. These tools are designed to support service representatives by prioritizing outreach and surfacing relevant information, rather than automating sales decisions or altering carrier underwriting criteria. Over time, as our platform continues to develop, we expect these capabilities to support improved retention, multi-policy adoption, and incremental revenue opportunities.

Enter New Markets and Geographies

Our primarily digital operating model allows us to evaluate expansion into new states and regions with limited incremental infrastructure investment. We intend to selectively expand into markets with higher concentrations of new immigrants, subject to licensing requirements, regulatory approvals, and carrier availability.

Geographic expansion is supported by centralized, AI-assisted workflows that manage licensing verification, documentation intake, compliance validation, and customer onboarding across jurisdictions. These systems allow internal processes to be adapted to state-specific regulatory requirements and carrier rules through configurable logic layers, reducing reliance on localized manual procedures. We believe this approach may support more efficient geographic scaling compared to traditional agency models dependent on physical branch expansion.

Expand to New Products

Tigerless was designed to be extensible beyond its current health and personal lines offerings. Over time, we plan to evaluate expansion into additional insurance categories such as life insurance, umbrella coverage, and selected commercial products, subject to regulatory and carrier considerations.

Product expansion introduces additional administrative complexity, including new eligibility rules, documentation requirements, and servicing workflows. Our platform is designed to support these requirements through structured workflow management and documentation processes, while underwriting decisions and risk assumption remain with licensed insurance carriers. As Lara’s capabilities continue to develop, we expect her to play an increasing role in helping customers understand new product categories and navigate the associated enrollment processes

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Develop Partnerships and Evaluate Strategic Opportunities

We intend to continue evaluating partnerships with employers, educational institutions, community organizations, and other industry participants to distribute insurance products and related support services. Community-based partnerships may be particularly relevant within immigrant populations, where trusted organizations often serve as primary sources of guidance.

Carrier partnerships remain central to our agency model. Our technology platform supports carrier distribution by streamlining enrollment, servicing, and post-enrollment communication. Aggregated, non-identifiable operational data generated by our systems may be used to support discussions with carriers regarding administrative efficiency, utilization trends, and portfolio review, subject to contractual and regulatory constraints. We may also evaluate selective acquisitions of agencies or technology assets that provide complementary capabilities, geographic access, or specialized operational expertise.

Monetize Lara

Lara was initially developed to support Tigerless’s direct-to-consumer insurance agency operations. However, the platform was designed with modularity and scalability in mind, and we believe there may be opportunities to monetize Lara’s capabilities beyond our own distribution business. Lara’s core strengths — insurance-specific natural language understanding, multilingual customer guidance, eligibility reasoning, and domain-specific knowledge — may be valuable to other insurance distributors, agencies, and carriers seeking to improve their customer education and enrollment experience. Potential offerings may include AI-assisted customer interaction and education systems, enrollment and waiver compliance support, and content-driven customer acquisition tools. These offerings are intended to function as administrative and operational support tools rather than regulated insurance products. Any monetization initiatives would be pursued subject to licensing requirements, data-privacy considerations, and regulatory review, and would not involve underwriting authority, pricing control, or claims adjudication.

Expand to Commercial Lines

While personal lines insurance remains a core focus, we are evaluating opportunities to expand selectively into commercial lines. Commercial insurance typically involves higher documentation volume, more complex compliance requirements, and ongoing servicing needs. AI-assisted intake validation, workflow automation, and administrative analytics may help reduce manual processing and error rates in these environments. Any expansion into commercial lines would be incremental and subject to licensing, carrier partnerships, and market conditions.

Become an Insurance Company

Tigerless currently operates exclusively as a licensed insurance agency and does not underwrite insurance or assume insurance risk. Over the longer term, we may evaluate the feasibility of transitioning certain operations toward a licensed insurance carrier model. Such an evaluation would consider whether our technology infrastructure, including AI-assisted underwriting support, claims workflow management, and compliance automation, could support carrier-level operations. Any such transition would require substantial regulatory approval, capital commitment, and organizational restructuring, and there can be no assurance that it will be pursued or successfully implemented.

Device Expansion Opportunities

In addition to our agency and AI operations, we see long-term opportunities to leverage proprietary intellectual property related to low-power sensing, event-triggered systems, and data transmission. These technologies may support IoT-enabled devices applicable to property, auto, or health-related use cases.

Data generated by such devices could support loss-prevention insights, servicing workflows, and customer engagement. Device initiatives would likely be pursued through partnerships or licensing arrangements and are intended to complement, rather than replace, our core insurance agency business. See “Intellectual Property” for a description of the relevant patent families underlying these opportunities.

Patient Advocacy, Billing Support, and Claims Transparency

As part of our broader strategy to expand beyond traditional insurance distribution, we plan to introduce patient advocacy, medical billing support, and claims transparency services that address longstanding pain points in the U.S. healthcare system. Understanding medical bills, interpreting Explanations of Benefits, navigating insurer billing communications, and tracking claim status are challenges that affect both insured and uninsured individuals and often involve complex documentation, inconsistent terminology, and limited transparency.

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We intend to develop a dedicated service, supported by trained specialists and Lara’s ability to help users understand complex insurance documentation in plain language, that assists users in organizing and reviewing medical bills, EOBs, and related insurance documentation. Through a secure online portal, users may upload relevant materials for review and receive guidance on next steps. For insured individuals, this service is designed to support users in understanding insurer-provided claims documentation and preparing materials in accordance with insurer-specified appeal or inquiry procedures. For uninsured individuals, we plan to offer billing-support services focused on document organization and preparation of user-initiated inquiries, including assistance in identifying self-pay discounts, payment plans, or financial-assistance programs offered by healthcare providers.

These activities are intended to provide informational and administrative support only and do not involve claims adjudication, legal advice, or insurer decision-making authority. We believe these services may broaden engagement beyond insurance purchasers and support additional service-based revenue opportunities over time; however, the scope, timing, and commercial adoption of such services remain subject to execution risk, regulatory considerations, and market conditions.

Competition

The U.S. insurance industry is one of the largest and most competitive financial services markets in the world, generating over $1.6 trillion in annual premiums across health, auto, property, and life segments. Within this complex landscape, Tigerless operates as a licensed insurance agency rather than an insurance underwriter. We do not assume insurance risk or compete on underwriting margins. Instead, we compete on technology, user experience, and customer trust, simplifying how people discover, understand, and purchase insurance through AI-enhanced digital experiences rather than traditional paper-based and phone-driven processes.

Traditional Insurance Intermediaries

Tigerless competes with established agencies and brokers that serve international student and immigrant populations, including large intermediaries such as Gallagher and Risk Strategy that operate student health programs, as well as insurance carriers that partner directly with universities to provide student health plans. These competitors typically operate through agent-driven processes with limited digital integration. Our differentiation lies in AI-assisted enrollment, multilingual digital support, and automated compliance workflows that reduce friction for customers unfamiliar with U.S. insurance systems.

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Digital Insurtech Platforms - We compete with venture-backed and publicly traded Insurtech companies including Lemonade, Hippo, Zebra, and GoHealth that leverage automation, mobile platforms, and significant marketing budgets to capture market share across various insurance lines. While these companies enjoy strong brand recognition and capital resources, many continue to face high customer-acquisition costs, limited cross-selling opportunities, and inconsistent profitability. Tigerless differentiates through purpose-built AI for insurance complexity rather than generic digital tools, combined with cultural expertise serving international student and immigrant communities where larger platforms lack specialization.

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Online Insurance Marketplaces - We also compete with comparison platforms such as Policygenius and eHealth that aggregate insurance options from multiple carriers. These platforms facilitate product comparison and enrollment but typically lack AI-powered guidance, multilingual support, or specialization in serving international student and immigrant populations. Tigerless distinguishes itself through Lara’s contextual explanations of coverage options, automated compliance verification for visa-specific requirements, and culturally adapted service experiences.

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AI and Technology Platforms - We face potential competition from general-purpose AI platform providers whose large language models could be adapted for insurance use cases, as well as enterprise software vendors integrating AI into customer relationships and servicing tools. Additionally, major insurance carriers are investing in proprietary AI development to enhance their direct-to-consumer operations.

However, general-purpose AI systems lack the domain-specific training, regulatory reasoning, and insurance knowledge that Lara has developed through production data. Generic language models cannot reliably interpret policy structures, validate state-specific compliance requirements, or reason through visa-based eligibility scenarios without extensive customization. Insurance carriers building internal AI face the challenge of accumulating training data across diverse customer segments, regulatory jurisdictions, and product lines, a dataset Tigerless has been building. Our competitive advantage lies not in AI technology generally, but in insurance-specific AI refined through operational deployment. While competitors may adopt AI tools, replicating Lara’s domain expertise, multilingual capabilities, and contextual understanding of immigration-insurance intersections represents a significant barrier to entry.

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Product-Level Competition

Across individual product categories, Tigerless competes with different sets of market participants:

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Health Insurance -Competition comes primarily from other agencies and online marketplaces offering ACA-compliant or university-approved health plans. Tigerless differentiates through AI-assisted eligibility validation, automated waiver compliance documentation, multilingual enrollment support, and plans specifically tailored for international students and young professionals that meet university requirements while remaining competitively priced.

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Auto and Homeowners Insurance - These lines feature competition from both national carriers and independent local agencies. Tigerless participates as a licensed intermediary providing personalized assistance and carrier coordination for customers who may face language or documentation barriers, leveraging Lara to simplify complex coverage comparisons.

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Renters Insurance - Competition includes direct-to-consumer carriers and digital insurers. Tigerless offers renters coverage through streamlined online processes with AI-assisted enrollment and cross-selling opportunities tied to our multi-product platform.

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Pet Insurance - The market is served by specialized carriers offering similar benefit structures. Tigerless distributes products through carrier integrations and differentiates through simplified purchase flows, AI-powered customer education, and integration with customers’ broader insurance portfolios.

Competitive Positioning

Tigerless differentiates itself through its technology-enabled distribution model, multilingual service capabilities, and transparent pricing. Because we operate as an agency rather than a carrier, our competition centers on customer acquisition, service quality, and operational efficiency rather than underwriting profitability or capital reserves. By focusing on simplifying the insurance experience, maintaining cost efficiency through a digital-first model, and leveraging data and technology to enhance customer engagement, Tigerless can establish a sustainable position within the U.S. insurance distribution market. While competition remains intense, our focused strategy and regulatory footprint across all 50 states and the District of Columbia provide a strong foundation for continued growth.

Intellectual Property

Acquisition of Our Patent Portfolio

On October 14, 2025, Tigerless acquired a portfolio of patents and related patent records from Mercury Pointe, LLC (“Mercury Pointe”) in exchange for 10 shares of Tigerless Class A common stock, representing approximately 4.8% of Tigerless’s issued and outstanding capital stock immediately following the issuance. Prior to this acquisition, Tigerless did not own any patents. The acquired portfolio, which we refer to as the Patent Portfolio, includes patent rights and related patent records across six technology areas relevant to Tigerless’s technology-enabled insurance distribution platform, digital customer-engagement strategy, platform security and potential future technology initiatives.

The October 16, 2025 valuation report prepared by InTraCoM GmbH describes the valuation scope as 21 patent families, of which 12 were alive as of the report date. The detailed schedules in the report identify 12 active patent rights: 10 issued United States patents, one issued patent in the Republic of Korea and one Korean patent application that the report identifies as live and pending. The report also lists 10 expired or lapsed patent-application records within the technology portfolios. More than one patent or application record may be included in a single patent family; accordingly, the number of active and expired or lapsed records does not equal the number of patent families stated in the report. The expired or lapsed records were assigned no separate value. The pending Korean application was evaluated as part of the abnormal network traffic technology component but was not assigned a separate stand-alone value.

About Mercury Pointe

Mercury Pointe is a Delaware limited liability company with its principal place of business in Dover, Delaware. Mercury Pointe’s business consists of the acquisition, holding, management, licensing and disposition of intellectual-property assets, including patents and patent applications. Mercury Pointe is wholly owned by North Glen, LLC, a Delaware limited liability company, which is wholly owned and managed by Gang Wang. Accordingly, Gang Wang indirectly controls Mercury Pointe and holds voting and dispositive power over the Tigerless shares held by Mercury Pointe.

Mercury Pointe held the Patent Portfolio as part of its intellectual-property asset-holding activities. Tigerless acquired the Patent Portfolio because management believes the portfolio may support current and future technology initiatives relating to Tigerless’s technology-enabled insurance distribution platform and digital customer-engagement capabilities.

Certain patent families within the Patent Portfolio include United States and Korean rights because the underlying inventions were filed or issued in those jurisdictions. Management believes the United States rights are relevant because Tigerless currently operates its insurance distribution business in the United States, and the Korean rights provide counterpart protection in the Republic of Korea for certain technology families that originated from or were filed in that jurisdiction. Mercury Pointe acquired and held these rights together as part of the applicable patent families and maintained protection in each jurisdiction to preserve the territorial patent rights and potential licensing, enforcement and other commercial opportunities associated with those patent families. The inclusion of Korean patent rights does not reflect current business operations by Tigerless in the Republic of Korea.

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Prior to the transaction, Mercury Pointe had no business or financial relationship with Tigerless, and no member, manager or beneficial owner of Mercury Pointe is, or is an immediate family member of, an officer, director, promoter, sponsor or principal stockholder of Tigerless, Pubco or PVAC. The terms of the acquisition were negotiated on an arm’s-length basis, and Mercury Pointe received no board representation, voting control, management rights, veto rights, consent rights or other governance rights in Tigerless.

The valuation report noted that, as of October 16, 2025, certain public patent-registry records continued to identify prior owners and that recordation of assignments may lag the underlying transfers. In determining that Mercury Pointe held and transferred the Patent Portfolio, Tigerless relied on the transaction and assignment documentation provided in connection with the acquisition. Tigerless’s current evaluation phase includes confirming the status and ownership records for the acquired rights.

The Acquired Portfolio

Technology area	Active patent rights / jurisdiction and status	Expired or lapsed records (no separate value)	Legal expiration / term shown in report	Expected or potential use within Tigerless operations
Geo-localized content delivery	US 9,813,861 B2 (United States; issued)	US62030997 – expired	2034	Location-aware onboarding and service workflows, including campus arrival prompts, waiver reminders, localized provider or partner recommendations and event-triggered service notifications.
Low-power wireless peer power-save mode for IoT	US 9,877,281 B2; US 9,832,727 B2; US 8,824,378 B2; US 8,797,930 B2 (United States; issued)	US14470979, US15861892, US15822463, US16940438, US61025417 and US61025415 – expired; US17120516 – lapsed	2028	Potential future connected-device, wellness, telematics, smart-home or loss-prevention initiatives, subject to partner availability, regulatory review and product-development priorities.
User-initiative voice service system	US 8,504,370 B2 (United States; issued)	KR1020060102727 – lapsed	2026	Potential voice-enabled navigation, onboarding support, customer-facing claims guidance and multilingual service workflows, subject to technical integration and platform priorities.
Wearable/mobile ECG circuits and signal processing	US 11,406,310 B2; US 10,058,288 B2 (United States; issued)	US16026010 – expired	2036	Potential future wellness, remote-monitoring or health-plan initiatives, where permissible under applicable healthcare, privacy, data-security and insurance regulatory requirements.
Digital content IP protection (smart propertization)	US 11,816,649 B2 (United States; issued); KR 10-2321204 B1 (Republic of Korea; issued)	None	2040	Protection of proprietary educational materials, quoting workflows, comparison tools, platform content and multilingual materials from unauthorized copying, redistribution or scraping.
Abnormal network traffic pattern detection	US 11,444,876 B2 (United States; issued); KR 10-2291869 B1 (Republic of Korea; identified by InTraCoM as live and pending)	None	2039

Security monitoring, abnormal traffic detection, bot and scraping mitigation, platform availability and potential fraud-mitigation support for quoting, enrollment, customer-service and third-party carrier-integration workflows.

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The technologies covered by the acquired portfolio, and their expected or potential applications within our platform, are summarized below:

1.

Geo-localized Content Delivery. This technology area covers device-based hotspot detection and hyper-local content routing methods that allow a user’s device to trigger specific workflows when entering predefined geographic zones. The patented approach processes hotspot lists locally on the user’s device. Tigerless may use this technology to support campus onboarding, waiver reminders, localized provider recommendations and event-triggered service notifications.

2.

Low-Power Wireless Peer Power-Save Mode. This technology area covers issued patents describing coordinated wake/sleep communication schedules for peer-to-peer wireless devices, enabling low-energy data exchange between sensors, wearables and smart-home devices. Potential applications include loss-prevention sensors for property insurance, wellness wearables and telematics-enabled risk assessment. Tigerless has not yet deployed these technologies; under the phased integration plan described below under “Current Development Status and Integration Plan,” development of these applications is currently planned for fiscal year 2030, and any deployment would require additional product-development, partner and regulatory analysis.

3.

User-Initiative Voice Service System. This technology area covers a voice-navigation system structured around user-initiated service actions. Potential applications include onboarding support, customer-facing claims guidance, enrollment navigation and multilingual assistance. Tigerless has not yet placed this technology into service, and any future deployment would require technical integration with Tigerless’s platform and compliance review.

4.

Wearable/Mobile ECG Circuits and Signal Processing. This technology area covers hardware and signal-processing circuitry for mobile ECG systems. These technologies may support future wellness, remote-health-monitoring or preventive-care initiatives where permissible under applicable regulatory frameworks. Tigerless has not yet deployed these technologies; under the phased integration plan described below under “Current Development Status and Integration Plan,” development of these applications is currently planned for fiscal year 2030, although Tigerless may determine not to pursue deployment if the required device, partner, healthcare, data-privacy or insurance regulatory requirements outweigh the expected benefit.

5.

Digital Content IP Protection. This technology area includes systems for “smart propertization” of digital content, including ownership verification, licensing logic, encryption keys and usage restrictions. These technologies may help protect proprietary educational materials, platform workflows, comparison tools and multilingual content from unauthorized redistribution or scraping.

6.

Abnormal Network Traffic Pattern Detection. This technology area includes an issued United States patent and a related Korean application concerning methods for detecting abnormal traffic patterns using bidirectional recurrent neural networks. The technology may reinforce the reliability of enrollment, quoting, customer-service and third-party carrier-integration workflows and support bot, scraping, credential-abuse and fraud-mitigation efforts involving third-party integrations or seasonal high-volume traffic periods.

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Current Development Status and Integration Plan

As of the date of this proxy statement/prospectus, none of the technologies included in the acquired Patent Portfolio has been integrated into Tigerless Health’s platform or utilized in its business operations, and the Patent Portfolio has not generated revenue, cost savings or other measurable economic benefits.

During fiscal year 2027, the Company plans to prioritize the digital content IP protection and abnormal network traffic pattern detection technologies and conduct limited proof-of-concept development and testing in a non-production environment. The Company currently targets an initial limited production deployment of one or both technologies by June 30, 2027. The digital content protection technology may be integrated into the Company’s content-management and access-control workflows, and the abnormal network traffic detection technology may be integrated into its security-monitoring processes.

The Patent Portfolio may also be used defensively to deter unauthorized use or infringement of the Company’s proprietary technologies and to support enforcement if infringement occurs. The timing and scope of deployment may be adjusted based on testing results, technical feasibility, required investment, regulatory considerations and available resources. The remaining patent families are expected to be deployed or commercialized on a longer-term basis through operational use, licensing arrangements or strategic partnerships.

Fiscal Year	Primary Patent Portfolio	Planned Use and Deployment
FY2027	Digital Content IP Protection; Abnormal Network Traffic Pattern Detection

Conduct proof-of-concept development and non-production testing, followed by an initial limited production deployment by June 30, 2027. Integrate the technologies into content-management, access-control and security-monitoring workflows.

FY2028	Geo-localized Content Delivery; User-Initiative Voice Service System	Deploy location-based onboarding, localized insurance guidance, nearby service recommendations, voice-enabled enrollment support and claims guidance.
FY2029	Digital Content IP Protection; Geo-localized Content Delivery; Abnormal Network Traffic Pattern Detection	Expand selected technologies through licensing arrangements, white-label solutions and strategic partnerships with universities, insurers, brokers and other institutions.
FY2030	Low-Power Wireless PSM for IoT; Wearable/Mobile ECG Technologies	Develop insurance-linked wearable, remote-monitoring and connected-device applications with technology, healthcare and insurance partners.
FY2031 and thereafter	All commercially relevant patent portfolios	Expand successful operational uses, licensing programs and strategic partnerships and pursue additional monetization opportunities.

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Determination of the Estimated Useful Life

The Company assigned a seven-year estimated useful life to the acquired Patent Portfolio. The valuation report prepared by InTraCoM notes that, although patents generally have legal terms of up to 20 years, their economic useful lives may be shorter as a result of technological obsolescence, competitive entry and alternative solutions, and applicable product life cycles. The report further indicates that an economic useful life of three to seven years is typically applied to technology and software patents and estimates the useful life of the acquired Patent Portfolio at seven years. Based on the valuation report and the technology- and software-related nature of the acquired patents, management assigned the Patent Portfolio a seven-year estimated useful life.

For accounting purposes, amortization will commence when the applicable assets are available for their intended use. The Patent Portfolio will be amortized over the seven-year estimated useful life to a residual value of zero. The seven-year period does not represent the remaining statutory term of any individual patent and does not imply that the underlying technologies were integrated into the Company’s platform, operationally deployed or generating revenue as of the acquisition date. The Company will review the estimated useful life and the carrying amount of the Patent Portfolio if events or changes in circumstances indicate that the remaining useful life should be revised or that the carrying amount may not be recoverable.

Valuation of the Acquired Portfolio

Management determined the acquisition-date fair value of the acquired Patent Portfolio to be $19.383 million as of October 14, 2025. In making this determination, management considered a valuation report dated October 16, 2025 prepared by InTraCoM GmbH (“InTraCoM”), an independent intellectual-property valuation firm based in Bonn, Germany that has specialized in the valuation of patents and patent portfolios since its founding in 2000. The report was performed by Andreas Zagos, Ph.D. Finance and Dipl.-Ing. Chemical Engineering, Management Partner of InTraCoM.

InTraCoM applied a relief-from-royalty, or license-analogy, method to estimate the present value of the portfolio’s royalty-relief income streams and a venture-capital pre-money valuation method to determine the concluded fair value. The report calculated an approximately $72.0 million present value, discounted at 7.44%, of estimated royalty relief across the balanced, conservative and aggressive scenarios. That amount was an intermediate royalty-relief calculation and was not the acquisition-date fair value recorded by Tigerless. InTraCoM concluded a fair value of approximately $19.383 million by applying a 22.32x market-derived multiple to Year-7 licensing and royalty-relief earnings, discounting the resulting amount over seven years at a 27.5% required rate of return and equal-weighting the three scenario conclusions.

The valuation methodologies, assumptions and valuation conclusion described in this proxy statement/prospectus that were derived from InTraCoM’s report are attributed to InTraCoM as an expert in intellectual-property valuation. InTraCoM has consented to the references to InTraCoM and its October 16, 2025 valuation report in the Registration Statement and to the filing of its consent as an exhibit. Management remains responsible for the Company’s financial statements and for determining the appropriate accounting treatment for the acquisition, including recognition and measurement of the Patent Portfolio, its classification within the fair value hierarchy, its estimated useful life, commencement of amortization and evaluation for impairment.

For additional information regarding the valuation techniques, significant assumptions, Level 3 fair value categorization, allocation of value among the components of the Patent Portfolio, useful-life determination and impairment considerations, see Note 4 to Tigerless’s unaudited interim financial statements included elsewhere in this proxy statement/prospectus.

Expected Strategic and Economic Benefits and Related Risks

Tigerless Health’s current insurance distribution operations do not depend on the integration or commercialization of the Patent Portfolio, and management does not currently expect the Patent Portfolio to generate material revenue in the near term. Rather, the Company acquired the Patent Portfolio to provide long-term strategic optionality in technology areas that management believes may support the continued development, protection and potential expansion of its technology-enabled insurance distribution platform.

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Management believes that the digital content IP protection and abnormal network traffic pattern detection technologies have the most direct potential relevance to the Company’s existing business model. If successfully integrated, these technologies may help protect proprietary educational materials, multilingual content and platform workflows, improve the monitoring of unauthorized automated access, scraping, credential abuse and other abnormal platform activity, and enhance the security, integrity and availability of the Company’s digital distribution platform. The geo-localized content delivery and user-initiated voice technologies may support future customer onboarding, location-specific insurance guidance, multilingual customer service and customer-engagement workflows. The low-power wireless and mobile ECG technologies are less directly related to the Company’s current operations but may provide longer-term opportunities involving connected devices, wellness services, remote monitoring or arrangements with insurance and technology partners.

Potential economic benefits from the Patent Portfolio could arise through improved operating efficiency, enhanced platform security, protection of proprietary content and workflows, increased customer engagement, development of additional products or services, licensing arrangements, strategic partnerships or defensive use of the patent rights. The Company has not quantified these potential benefits, has not entered into any licensing or commercialization arrangement relating to the Patent Portfolio and cannot estimate when, or whether, any patent family will generate revenue, cost savings or other measurable economic benefits. No revenue, cost savings, licensing income or other financial contribution from the Patent Portfolio has been included in the Company’s financial projections.

Realization of these potential benefits is subject to significant risks. The patented technologies may not be technically compatible with the Company’s existing platform and may require substantial engineering work, additional personnel, third-party developers, technology licenses, data access or capital investment. Development and integration may take longer or cost more than anticipated, and the Company may determine that the expected benefits do not justify the required investment. Certain applications may also be subject to insurance, healthcare, privacy, data-security, consumer-protection, telecommunications or other regulatory requirements, as well as requirements imposed by carriers, vendors and business partners.

In addition, the technologies may become obsolete, may not address commercially significant customer or partner needs or may be replaced by alternative technologies that do not rely on the acquired patents. The Company may be unable to identify licensees, commercialization partners or other users on acceptable terms, and any licensing or partnership arrangement may fail to generate meaningful revenue. The validity, scope, ownership or enforceability of one or more patents may be challenged, and the Company may incur costs to maintain, prosecute, enforce or defend the patents, including the patents issued in the Republic of Korea. The Company could also face third-party infringement, ownership or other intellectual-property claims. If integration or monetization is delayed, abandoned or unsuccessful, the Company may not realize the anticipated strategic or economic benefits and may be required to recognize an impairment charge with respect to some or all of the acquired intangible assets.

Trademarks

Tigerless has not yet registered trademarks for the “Tigerless” name or its logo. We intend to pursue registration in the near future; however, there can be no assurance that such applications will be approved. We believe our name, logo, and other marks are important to brand recognition and customer trust. Once registered, trademarks in the United States generally provide protection for an initial period of ten years, with the possibility of renewal for additional ten-year periods upon continued use and timely renewal filings.

Facilities

We do not own any real property. Our corporate headquarters is located at 450 7th Avenue, Suite 905, New York, New York, where we occupy leased office space that serves as the primary center for our administrative, technology, and customer support operations. We believe this location provides us with strategic access to talent, financial institutions, insurance carrier partners, and a diverse customer base. The proximity to a large immigrant population in the New York metropolitan area also enhances our ability to remain close to our target market and continually refine our customer engagement strategies.

Regulations

Tigerless operates within a highly regulated framework that governs the sale and administration of insurance products in the United States. All regulated business activities are conducted through our wholly owned subsidiary, Tigerless Insurance Agency, LLC (“Tigerless Insurance”), which is duly licensed as an insurance agency in all 50 U.S. states and the District of Columbia. Tigerless Health Inc., the parent entity, does not itself hold insurance producer licenses but serves as the holding and technology development company supporting Tigerless Insurance’s distribution, marketing, and digital operations.

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Tigerless is an insurance agency, not an insurance carrier. We do not underwrite, price, or assume any insurance risk. Our role is limited to distributing and servicing insurance products offered by third-party insurance companies. All premiums are remitted directly to the respective carriers, and all claims are adjudicated by those carriers. Accordingly, Tigerless is not subject to statutory reserve, solvency, or risk-based capital requirements applicable to insurance underwriters.

Tigerless Insurance is subject to the regulatory oversight of each state’s Department of Insurance (“DOI”), which administers licensing, consumer protection, and market conduct standards for insurance producers and agencies. These state laws govern, among other matters, the issuance and renewal of producer licenses, appointment of agents, disclosure of commissions, record-keeping, advertising practices, and handling of customer information. State DOIs also have the authority to investigate consumer complaints, suspend or revoke licenses, and impose monetary penalties for non-compliance. Maintaining active licenses in all 50 states and the District of Columbia requires Tigerless Insurance to satisfy ongoing reporting, continuing-education, and compliance requirements in each jurisdiction.

In addition to state oversight, our operations are indirectly subject to certain federal laws and regulations that govern data privacy, consumer protection, and cybersecurity. These include the Health Insurance Portability and Accountability Act (“HIPAA”), which establishes standards for safeguarding protected health information; the Gramm-Leach-Bliley Act (“GLBA”), which governs the use and disclosure of consumers’ non-public personal information in financial and insurance transactions; and the Federal Trade Commission’s (“FTC”) Safeguards Rule, which requires financial institutions, including insurance agencies, to maintain comprehensive information-security programs.

Certain states, such as New York, have also adopted cybersecurity frameworks applicable to licensed financial institutions, including the New York Department of Financial Services (“NYDFS”) Cybersecurity Regulation, which mandates the implementation of cybersecurity policies, periodic risk assessments, and incident-reporting procedures. Similar regulations have been introduced or proposed in other jurisdictions. Collectively, these laws require Tigerless to maintain secure systems, implement employee training, and promptly notify affected individuals and regulators in the event of a data breach.

To ensure compliance across all jurisdictions, Tigerless maintains internal policies and controls designed to prevent unauthorized disclosures of confidential information, monitor advertising and marketing materials, and ensure that customer communications remain accurate, transparent, and compliant with applicable state and federal requirements. We also employ technology-driven compliance tracking and reporting tools to manage license renewals, advertising approvals, and customer complaint resolution efficiently.

As a licensed insurance agency, Tigerless Insurance does not underwrite insurance policies or assume underwriting risk. The company serves as an intermediary between customers and carriers, facilitating the purchase of insurance products and providing ongoing support to policyholders. Consequently, Tigerless is not subject to solvency, reserve, or risk-based capital requirements that apply to insurance carriers. Instead, our regulatory obligations focus on proper licensing, disclosure, data privacy, and fair-marketing practices.

We actively monitor legislative and regulatory developments that may affect our operations, including potential changes in privacy standards, producer compensation disclosure requirements, and restrictions on digital marketing and the use of artificial intelligence in the insurance industry. Any material changes to these frameworks could increase our compliance costs or require operational adjustments; however, we believe that our strong compliance infrastructure and technology-based processes position us to adapt effectively to evolving regulatory expectations.

Restrictions on Dividends and Capital Transfers

As a holding company, Tigerless Health Inc. does not conduct insurance operations directly and therefore relies on dividends, distributions, and other payments from its wholly owned subsidiary, Tigerless Insurance Agency, LLC, to fund its operating expenses and potential returns to shareholders.

Under applicable state insurance laws and regulations, the payment of dividends or other distributions by licensed insurance entities is generally subject to regulatory oversight to ensure the financial soundness and ongoing compliance of those entities. Although Tigerless Insurance operates as a licensed insurance agency and not an insurance underwriter, it is still required to maintain sufficient working capital and meet the financial and bonding requirements imposed by the state Departments of Insurance in which it holds producer licenses.

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Dividends or other capital transfers from Tigerless Insurance to Tigerless Health may therefore be subject to limitations under state law, agency agreements, or regulatory conditions designed to protect consumers and maintain solvency standards for licensed intermediaries. Any such payments must be made in compliance with applicable state regulations and may, in some jurisdictions, require prior notice or approval from the respective Department of Insurance.

To date, Tigerless Insurance has not been restricted by any regulatory authority from paying dividends or making inter-company transfers to Tigerless Health Inc., nor have any such dividends been declared. However, future changes in state insurance regulations, capital requirements for licensed agencies, or the financial performance of Tigerless Insurance could limit our ability to distribute cash or other assets to the parent company.

Accordingly, the ability of Tigerless Health Inc. to pay expenses, service potential debt obligations, or make future distributions to shareholders will depend in part on the receipt of dividends and other permitted payments from Tigerless Insurance and any other subsidiaries, subject to applicable legal and regulatory restrictions.

Legal proceedings

From time to time, Tigerless may become involved in legal proceedings, regulatory reviews, or administrative matters arising in the ordinary course of business. We are not presently a party to any legal proceedings that, in the opinion of our management, would individually or taken together have a material adverse effect on our business, financial condition, results of operations or cash flows. Regardless of outcome, litigation can have an adverse impact on us due to defense and settlement costs, diversion of management resources, negative publicity, reputational harm and other factors.

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TIGERLESS’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

Throughout this section, unless otherwise noted “we”, “us”, “our”, or the “Company,” refers to Tigerless Health Inc. and its consolidated subsidiaries. You should read the following discussion and analysis in conjunction with the Company’s consolidated financial statements, which the Company has prepared in accordance with GAAP, included elsewhere in this proxy statement/prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. the Company’s actual results and timing of events could differ materially from those anticipated in these forward-looking statements due to various factors, including those set forth under “Risk Factors” and elsewhere in this proxy statement/prospectus.

Overview

Tigerless Health Inc. operates a technology-driven insurance distribution platform that combines proprietary artificial intelligence systems with licensed insurance agency operations to simplify how consumers discover, understand, and purchase insurance products in the United States.

The Company operates as a licensed insurance agency through its subsidiary, Tigerless Insurance Agency LLC, and distributes health insurance and property and casualty (“P&C”) insurance products offered by third-party insurance carriers. Tigerless does not underwrite insurance policies or assume insurance risk. Instead, the Company generates revenue primarily through commissions paid by insurance carriers for policies sold or renewed, as well as referral fees from affiliate partners.

A central component of Tigerless’s platform is Lara, the Company’s proprietary AI system designed specifically for insurance complexity. Lara assists customers with plan comparison, eligibility validation, and coverage selection by analyzing policy structures, regulatory requirements, and customer characteristics. This AI-assisted guidance is integrated with the Company’s backend infrastructure, which manages policy workflows, customer accounts, documentation, and operational data.

Together, these technologies support a digital-first marketplace that enables customers to compare plans, enroll in coverage, and manage their policies online while receiving multilingual assistance from Tigerless’s customer support team.

Tigerless currently distributes multiple insurance categories including: Health insurance for F-1, OPT, H-1B, and J-1 visa holders, Auto insurance, Renters insurance, Homeowners insurance, and Pet insurance.

Supplemental products including travel, dental, and vision insurance are offered through referral and affiliate programs.

For the fiscal years ended June 30, 2026 and June 30, 2025, Tigerless recorded total written premium volume of approximately $ 1.91 million and $ 2.51 million, respectively, representing a decrease of approximately 23.8%. The Company’s revenue is primarily driven by customer acquisition, policy renewals, cross-product adoption, and the continued development of its AI-enabled insurance platform.

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Business Model General

Tigerless operates as a capital-efficient digital insurance agency supported by proprietary technology infrastructure. The Company’s revenue model includes three primary streams: Carrier Commissions – Health Insurance, Carrier Commissions – Property & Casualty Insurance and Affiliate and Referral Fees

Because Tigerless does not underwrite insurance policies or assume insurance risk, the Company does not maintain claims reserves or investment portfolios typical of insurance carriers. Instead, its financial performance depends primarily on customer acquisition efficiency, policy renewal rates, and carrier commission structures.

Health Insurance

Health insurance represents the largest component of our business. We provide coverage options for individuals under F-1, OPT, H-1B, and J-1 visa categories. Tigerless earns a commission from the carrier for each policy sold and, where applicable, renewal commissions when customers extend or renew their coverage. The recurring nature of these policies, combined with the seasonal enrollment cycle of international students and professionals, provides a stable foundation for ongoing revenue generation.

Property and Casualty (P&C) Insurance

The second major revenue category is property and casualty insurance, which includes auto, homeowners, renters, and pet insurance. Similar to our health products, Tigerless earns commissions on each policy sold through direct or assisted channels. Commissions for P&C policies are typically earned at the time of policy issuance and may include renewal commissions for recurring customers. Most P&C products are distributed through a combination of online applications agent-assisted service, enabling Tigerless to support customers who prefer personalized guidance. The diversity of these product lines allows us to capture multiple stages of a customer’s insurance lifecycle - for example, renters insurance for students followed by auto or homeowners coverage as they establish longer-term residence in the United States. This structure diversifies our revenue base beyond health insurance while enhancing cross-sell opportunities and customer retention.

Lead Generation and Affiliate Revenue

In addition to commission-based policies, Tigerless also generates revenue from lead-generation and referral programs. For certain products, such as travel, dental, and vision insurance, Tigerless directs customers to partner carriers’ websites through affiliate links. When customers complete a purchase through these links, Tigerless receives a referral or marketing fee from the respective carrier. This model broadens our product portfolio without requiring us to manage underwriting or administrative processes directly, and allows us to serve a wider range of customer needs through a low-overhead, scalable channel.

Technology-Enabled Insurance Distribution

Tigerless’s technology platform integrates AI-driven decision support with digital policy management tools. Lara - AI Platform, Tigerless’s proprietary artificial intelligence platform designed to interpret insurance policies, regulatory requirements, and eligibility rules. Lara assists customers in comparing insurance options, validating eligibility, and navigating complex documentation requirements.

Together, these systems enable Tigerless to operate a digital-first insurance marketplace that reduces manual processes, improves customer experience, and supports scalable growth.

Key Factors Affecting Our Performance

Our performance and financial condition are influenced by several key factors, including (i) the size and demographics of the international student and immigrant populations in the United States, (ii) carrier commission structures and product mix, (iii) marketing efficiency and conversion effectiveness, (iv) customer retention and renewal patterns, and (v) inflationary pressures affecting operating costs. During the periods presented, inflation contributed to increases in certain operating expenses, including personnel-related expenses, technology expenses and professional service costs. However, management does not believe that inflation materially affected the Company's results of operations for the periods presented because the Company's revenue is primarily commission-based and inflationary cost increases did not materially change carrier commission rates, policy pricing, policy transaction volume or customer demand during such periods. The Company continues to monitor inflationary pressures and expects that sustained inflation could increase operating costs and place pressure on operating margins if such increases cannot be offset through expense management, operational efficiencies or revenue growth.

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The strength of our customer acquisition depends largely on our ability to adapt to demographic and regulatory trends affecting the international student and immigrant populations in the United States. Changes in enrollment levels, visa policies, or macroeconomic conditions may influence demand for our core health and property insurance products. Accordingly, we continuously monitor these developments and adjust our marketing strategies, pricing, and partnerships to sustain growth in new client acquisition.

Ability to Attract New Clients

Our growth depends significantly on our ability to attract new clients within the international and immigrant communities in the United States. Demand for our products is closely linked to the size of the foreign student and professional populations, which are affected by factors such as visa policies, university enrollment trends, and broader economic and political conditions. A decline in the number of new international arrivals could adversely affect sales of health and property insurance products.

To mitigate these external risks, Tigerless invests in data-driven marketing campaigns, strategic university and community partnerships, and multilingual outreach efforts that enhance visibility and trust among target audiences. Our proprietary database and automated marketing tools enable us to identify high-intent customer segments and deploy precision-targeted campaigns, improving conversion efficiency and lowering acquisition costs. By maintaining flexible carrier relationships and tailoring product offerings to emerging demographic shifts, we are able to sustain consistent client acquisition performance even amid fluctuating market conditions.

Ability to Retain Existing Clients and Strengthen Customer Relationships

Retention and renewal rates are critical to our revenue stability and long-term profitability. Many of our customers renew or transition into different product categories as their visa status, employment, or family circumstances evolve. For example, from F-1 health plans to OPT, H-1B, or auto insurance, or from auto insurance to renters or homeowners insurance. Maintaining customer trust throughout these transitions is key to reducing churn and maximizing lifetime value.

Throughout a customer’s academic and professional journey - from college and graduate school through post-graduation employment under OPT and H-1B status - Tigerless offers continuity in health insurance options that remain accessible and compliant at each stage. This continuity supports customer retention by reducing the need to switch providers during major life transitions.

We support customer retention through bilingual service accessibility, transparent pricing, and digital tools that simplify renewals and policy management. Our 24/7 service framework, integrated with educational resources and claims assistance, helps ensure timely issue resolution and policy continuity. Consistent service quality contributes to higher renewal rates and organic referral growth, both of which are key drivers of recurring revenue and long-term stability.

Operating Efficiency

During the fiscal year ended June 30, 2026, the Company continued to manage its operating cost structure while supporting audit, SEC reporting, Business Combination preparation and ongoing business development activities. Total revenues were $780,242 in fiscal 2026, compared with $1,090,947 in fiscal 2025. The decrease was primarily due to lower commissions and fees from insurance carriers and lower other income. Commissions and fees were $702,472 in fiscal 2026, compared with $923,874 in fiscal 2025. Other income was $77,770 in fiscal 2026, compared with $167,073 in fiscal 2025, primarily reflecting the absence of non-recurring Employee Retention Credit-related adjustments recognized in fiscal 2025.

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Total operating expenses increased to $1,373,126 in fiscal 2026 from $1,110,646 in fiscal 2025, an increase of $262,480, or 23.6%. General and administrative expenses increased to $967,394 in fiscal 2026 from $701,293 in fiscal 2025, primarily reflecting increased legal, professional, audit, SEC reporting and transaction-related costs. Compensation and benefits remained relatively consistent, decreasing slightly to $405,732 in fiscal 2026 from $409,353 in fiscal 2025.

Loss before income taxes was $592,884 in fiscal 2026, compared with $19,699 in fiscal 2025. The increase in loss before income taxes was primarily driven by lower revenue and higher general and administrative expenses. The Company recorded income tax expense of $61,589 in fiscal 2026, compared with $31,252 in fiscal 2025, primarily due to state and local taxes based on capital or other non-income tax bases following the contribution of intellectual property during fiscal 2026. As a result, the Company recorded a net loss of $654,473 in fiscal 2026, compared with a net loss of $50,951 in fiscal 2025.

During fiscal 2026, the Company funded its operations through available cash, cash generated from revenue-producing insurance agency operations and related-party financing support. Net cash used in operating activities was $455,942 in fiscal 2026, compared with net cash provided by operating activities of $84,572 in fiscal 2025. The Company received $410,000 of cash proceeds from related-party promissory notes, and a related-party lender paid $120,189 of Company expenses directly on behalf of the Company.

Management continues to focus on managing operating expenses, supporting renewal activity, improving customer acquisition efficiency and pursuing financing alternatives and strategic opportunities to support the Company’s operations and planned growth initiatives.

Results of Operations

The Company’s operating results are primarily driven by health insurance policy transaction volume, the level of new and renewal policies, policy renewal and customer retention, gross written premium levels, carrier commission schedules, average premium levels, customer category, customer-acquisition efficiency and competitive conditions.

Commissions and fees revenue is derived primarily from health insurance products sold to international students, recent graduates and temporary visa holders in the United States, with a smaller portion generated from property and casualty and ancillary products.

Commission revenue is generated from both new policy sales and policy renewals. Management evaluates health insurance activity using the number of new and renewal policies, renewal mix, policy renewal rate, customer retention rate and average recognized commission revenue per policy. The following table presents health insurance policy activity for the fiscal years presented:

Health Insurance Policy Activity	Fiscal 2026	Fiscal 2025
New policies	892	1,346
Renewal policies	742	949
Total policies issued	1,634	2,295
Renewal mix	45.41%	41.35%
Policies eligible for renewal	2,295	2,698
Policy renewal rate	32.33%	35.17%
Customer retention rate	32.33%	35.17%
Average recognized health insurance commission revenue per policy	$423	$390

Renewal mix represents renewal policies issued during the period as a percentage of total health insurance policies issued during the period. Policy renewal rate represents renewal policies issued during the period as a percentage of policies eligible for renewal during the period. Management determined that all health insurance policies issued in the immediately preceding fiscal year were eligible for renewal during the current fiscal year. Customer retention rate represents customers who renewed at least one eligible policy during the period as a percentage of customers with at least one policy eligible for renewal during the period. Because the health insurance policies in the relevant cohorts covered individual primary insureds and each customer held one health insurance policy, the number of eligible and renewing customers was the same as the number of eligible and renewed policies. Average recognized health insurance commission revenue per policy represents health insurance commission revenue recognized during the period, as presented in Note 3 to the consolidated financial statements, divided by total health insurance policies issued during the period.

During fiscal 2026, new health insurance policies decreased by 454, or 33.7%, to 892 from 1,346 in fiscal 2025, while renewal policies decreased by 207, or 21.8%, to 742 from 949 in fiscal 2025. Total health insurance policies decreased by 661, or 28.8%, to 1,634 from 2,295. Renewal mix increased to 45.41% from 41.35%, reflecting that renewal policies represented a larger percentage of total policies issued during fiscal 2026. The increase in renewal mix was primarily due to new policy volume decreasing at a greater rate than renewal policy volume. Policy renewal rate and customer retention rate decreased to 32.33% in fiscal 2026 from 35.17% in fiscal 2025, reflecting lower renewal policy volume relative to the prior fiscal year’s eligible policy base.

Average recognized health insurance commission revenue per policy increased to approximately $423 in fiscal 2026 from approximately $390 in fiscal 2025. This increase partially offset the effect of lower policy volume on health insurance commission revenue and primarily reflected changes in product and plan mix, average premium levels and customer category mix. Management does not believe the increase in average recognized commission revenue per policy, by itself, indicates a consistent trend that will necessarily continue at the same rate in future periods, because the metric may vary based on policy mix, premium levels, carrier arrangements and customer category.

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The following table presents policy counts and average premium and commission information for each of the Company’s principal health insurance categories, derived from policy-level data for policies issued during the applicable period:

	Fiscal 2026				Fiscal 2025
Product Category	Policies	Avg. Premium per Policy	Avg. Commission per Policy	Avg. Commission Rate	Policies	Avg. Premium per Policy	Avg. Commission per Policy	Avg. Commission Rate
Health Insurance - F-1	1,445	$1,179	$369	31.27%	1,975	$1,095	$367	33.51%
Health Insurance – OPT	120	$830	$582	70.08%	246	$788	$559	70.96%
Health Insurance - H-1B	60	$1,710	$1,179	68.46%	61	$1,459	$1,070	73.36%
Health Insurance - J-1	9	$787	$525	66.68%	13	$834	$560	67.20%
Total / weighted average	1,634	$1,126	$415	35.68%	2,295	$1,070	$407	38.05%

(1) Amounts represent averages derived from policy-level premium and commission data for health insurance policies issued during the period. These policy-level averages are intended to show product mix, average premium levels and average commission characteristics by visa or coverage category. They may not tie exactly to health insurance commission revenue recognized in the consolidated financial statements because carrier reports, policy issuance activity, renewals, cancellations, refunds, chargebacks and other carrier adjustments may be reflected at different points in the reporting process. Average recognized health insurance commission revenue per policy, computed using health insurance commission revenue recognized in the consolidated financial statements divided by total health insurance policies issued, was approximately $423 for fiscal 2026 and $390 for fiscal 2025.

Commission rates on health insurance products are established under commission schedules set by the Company’s health insurance carrier and vary by visa category, coverage category and plan. For a given category and plan, new and renewal policies were generally subject to the same carrier premium and commission schedule during the periods presented. Accordingly, the policy-level average commission amounts and rates presented above combine new and renewal policies by product category. Differences between policy-level commission amounts associated with policies issued and commission revenue recognized in the financial statements principally reflect revenue-recognition timing and estimates of cancellations, refunds, chargebacks and other reversals.

The Company earned substantially all of its health insurance commission revenue through one health insurance carrier during fiscal 2026 and fiscal 2025. Property and casualty and ancillary products were offered through approximately 23 third-party carrier and referral relationships in fiscal 2026, compared with approximately 20 in fiscal 2025. These lines represented approximately 1.5% and 3.1% of total commissions and fees revenue in fiscal 2026 and fiscal 2025, respectively. The arrangements were not uniform: some partners paid commissions based on premium, while others paid fixed or variable referral or affiliate fees and did not consistently provide policy counts, gross written premium or transaction values. Because these product lines remain developing and the Company’s partner reports and internal records do not consistently capture comparable product-level policy counts, gross written premium, transaction values or effective rates, management evaluates these lines primarily using recognized revenue by product, as presented below.

Commission Revenue by Product Type

Product Type	Fiscal 2026	Fiscal 2025	YoY Change
Health Insurance	$691,796	$895,376	(22.74)%
Auto Insurance	$6,946	$14,468	(51.99)%
Homeowners Insurance	$157	$2,892	(94.58)%
Pet Insurance	$1,296	$1,636	(20.79)%
Renters and Other Insurance Products and Referral Fees	$2,278	$9,502	(76.02)%
Subtotal — Property and casualty and ancillary products	$10,677	$28,498	(62.54)%
Total Commission Revenue	$702,472	$923,874	(23.96)%

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The product-level amounts presented above reconcile to the disaggregated revenue categories in Note 3 to the consolidated financial statements. Health insurance products accounted for approximately 98.5% and 96.9% of total commissions and fees revenue for fiscal 2026 and fiscal 2025, respectively. Property and casualty and ancillary products accounted for approximately 1.5% and 3.1% of total commissions and fees revenue for fiscal 2026 and fiscal 2025, respectively. The drivers of the year-over-year changes in health insurance, auto insurance, homeowners insurance, pet insurance and other ancillary product revenue are discussed below under “Factors Affecting Commission Revenue.”

Results of Operations for the Fiscal Years Ended June 30, 2026 and June 30, 2025

Factors Affecting Commission Revenue

Commission revenue is affected by policy transaction volume, customer renewal activity, carrier premium and commission schedules, product and plan mix, customer-acquisition efficiency, competitive conditions, regulatory and immigration developments affecting international students and temporary visa holders, and broader economic conditions affecting customer demand and affordability.

During fiscal 2026, health insurance activity reflected lower new policy and renewal policy volume compared with fiscal 2025. New health insurance policies decreased by 454, or 33.7%, to 892 in fiscal 2026 from 1,346 in fiscal 2025, while renewal policies decreased by 207, or 21.8%, to 742 in fiscal 2026 from 949 in fiscal 2025. Total health insurance policies decreased by 661, or 28.8%, to 1,634 in fiscal 2026 from 2,295 in fiscal 2025. Renewal mix increased to 45.41% in fiscal 2026 from 41.35% in fiscal 2025 because renewal policies represented a larger percentage of total policies issued during fiscal 2026.

Management believes the decrease in new policy volume reflected a combination of softer new international student enrollment activity, later enrollment and insurance purchase decisions, visa application and processing timing, affordability pressures and competition from university-sponsored plans, other specialized brokers and direct digital channels. Because the Company’s student health insurance sales are concentrated around academic enrollment and university waiver deadlines, changes in the timing of admissions, visa processing, travel and waiver decisions can affect policy volume and commission revenue between periods.

Health insurance commission revenue decreased by $203,580, or 22.7%, to $691,796 in fiscal 2026 from $895,376 in fiscal 2025. The decrease was primarily attributable to lower health insurance policy transaction volume, partially offset by higher average recognized health insurance commission revenue per policy. Average recognized health insurance commission revenue per policy increased to approximately $423 in fiscal 2026 from approximately $390 in fiscal 2025, and average gross written premium per health insurance policy increased to approximately $1,171 from approximately $1,070. Management believes the increase in average recognized commission revenue per policy primarily reflected higher average premium levels and customer category composition during the period. Management does not attribute the decrease in health insurance commission revenue to a material reduction in the structure of carrier commission schedules.

Auto insurance commission revenue decreased by $7,522, or 52.0%, to $6,946 in fiscal 2026 from $14,468 in fiscal 2025. Management believes the decrease primarily reflected fewer completed auto insurance transactions through third-party carrier and referral channels. Auto insurance purchases among the Company’s customer base are generally driven by customer life-cycle events, including vehicle ownership, relocation, employment status and length of stay in the United States. Because these events do not occur evenly from period to period, auto insurance commission revenue may fluctuate based on the number of customers seeking vehicle-related coverage during a given period.

Homeowners insurance commission revenue decreased by $2,735, or 94.6%, to $157 in fiscal 2026 from $2,892 in fiscal 2025. Management believes the decrease primarily reflected the limited number of completed homeowners insurance transactions during fiscal 2026. The Company’s core customer base consists largely of international students, recent graduates and temporary visa holders, many of whom rent rather than own homes. As a result, homeowners insurance revenue has historically been limited and can vary significantly based on a small number of completed transactions.

Pet insurance commission revenue decreased by $340, or 20.8%, to $1,296 in fiscal 2026 from $1,636 in fiscal 2025. Management believes the decrease primarily reflected modestly lower customer uptake through third-party referral or affiliate channels. Pet insurance revenue remained small in absolute dollar terms and may vary based on customer demand, partner activity and the visibility of pet insurance offerings within the Company’s ancillary product channels.

Renters and other insurance products and referral fees decreased by $7,224, or 76.0%, to $2,278 in fiscal 2026 from $9,502 in fiscal 2025. Management believes the decrease primarily reflected lower ancillary referral activity and fewer completed customer purchases through third-party partner channels during fiscal 2026.

Overall, property and casualty and ancillary product revenue decreased to approximately $10,677 in fiscal 2026 from $28,498 in fiscal 2025. Management believes the fiscal 2026 decreases in auto insurance, homeowners insurance, pet insurance and other ancillary product revenue reflect the developing and referral-based nature of these product lines, the small dollar amount of revenue generated by these products, customer demand fluctuations, partner activity and cross-sell conversion. Given the small dollar amounts, limited transaction volumes and referral-based nature of these product lines, management does not currently expect the fiscal 2026 rates of decline in auto insurance, homeowners insurance or pet insurance commission revenue to continue at the same rates in future periods. However, revenue from each of these product categories may continue to fluctuate materially from period to period based on customer demand, transaction volume and partner activity.

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Overall, commissions and fees revenue decreased by $221,402, or 24.0%, to $702,472 in fiscal 2026 from $923,874 in fiscal 2025. Management continues to monitor international student enrollment and visa-processing trends, university waiver requirements, premium affordability, carrier commission schedules, customer acquisition efficiency and competitive conditions. The effect of these factors on future policy sales and commission revenue will depend on the timing and magnitude of changes in customer demand, enrollment and visa activity and the Company’s ability to compete on price, coverage, network access, waiver compliance and customer service.

Revenue

Category	2026	2025	YoY Change
Commissions and fees	702,472	923,874	-23.96%
Other income	77,770	167,073	-53.45%
TOTAL REVENUES	780,242	1,090,947	-28.48%

Total revenues were $780,242 for the fiscal year ended June 30, 2026, compared with $1,090,947 for the fiscal year ended June 30, 2025, a decrease of $310,705, or 28.5%. The decrease was primarily due to lower commissions and fees revenue and lower other income.

Commissions and fees revenue decreased by $221,402, or 24.0%, to $702,472 in fiscal 2026 from $923,874 in fiscal 2025. The decrease primarily reflected lower health insurance policy transaction volume and lower property and casualty and ancillary insurance commission and referral activity, partially offset by higher average recognized health insurance commission revenue per policy, as described under “Factors Affecting Commission Revenue” above.

For the fiscal year ended June 30, 2026, approximately 98.5% of the Company’s commissions and fees revenue was derived from health insurance commissions, compared with approximately 96.9% for fiscal 2025. Property and casualty insurance commissions and referral fees from affiliate partners represented approximately 1.5% of commissions and fees revenue in fiscal 2026, compared with approximately 3.1% in fiscal 2025. The Company recognizes insurance commissions and referral fees on a net basis because it acts as an agent and does not control the underlying insurance policy before it is transferred to the policyholder. Amounts collected from policyholders on behalf of insurance carriers, if any, are not included in revenue.

Revenue trends are primarily affected by policy transaction volume, customer renewal activity, carrier commission schedules, average premium levels, customer acquisition efficiency and activity in ancillary insurance and referral products. During fiscal 2026, the decrease in commissions and fees revenue was primarily attributable to lower health insurance policy volume and lower ancillary insurance and referral activity, partially offset by higher average recognized health insurance commission revenue per policy.

Other income decreased by $89,303, or 53.5%, to $77,770 in fiscal 2026 from $167,073 in fiscal 2025. Other income in fiscal 2026 consisted primarily of $77,419 of consulting, administrative and other service-related fees recognized as revenue from contracts with customers, together with $351 of other income, primarily tax-related refunds. Other income in fiscal 2025 consisted primarily of $87,228 of consulting, administrative and other service-related fees, $79,799 of Employee Retention Credit and related adjustments, interest income and other immaterial items. The year-over-year decrease was primarily due to the absence of the non-recurring Employee Retention Credit-related adjustments recognized in fiscal 2025. The non-recurring ERC component is not expected to recur in future periods.

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For the fiscal year ended June 30, 2026, approximately 98% of the Company’s commissions and fees revenue was derived from health insurance commissions and approximately 2% from property and casualty insurance commissions and referral fees from affiliate partners. The Company recognizes insurance commissions and referral fees on a net basis because it acts as an agent and does not control the underlying insurance policy before it is transferred to the policyholder.

The Company’s operating expenses consist primarily of compensation and benefits, and general and administrative expenses.

Other income decreased to $77,770 in fiscal 2026 from $167,073 in fiscal 2025. Recurring consulting, administrative and other service-related fees were $77,419 in fiscal 2026 and $87,228 in fiscal 2025 and are recognized as revenue from contracts with customers in accordance with ASC 606. The decrease in other income was driven primarily by the non-recurrence of the $79,799 of Employee Retention Credit adjustments recognized in fiscal 2025 relating to amended 2020 and 2021 tax returns; fiscal 2026 other income also included $351 of tax-related refunds.

Operating Expenses

Category	2026	2025	YoY Change
General and administrative	967,394	701,293	37.95%
Compensation and benefits	405,732	409,353	(0.88)%
TOTAL OPERATING EXPENSES	1,373,126	1,110,646	23.63%

Total operating expenses increased to $1,373,126 in fiscal 2026 from $1,110,646 in fiscal 2025, an increase of $262,480, or 23.6%. The increase was primarily due to higher general and administrative expenses, partially offset by a slight decrease in compensation and benefits.

General and administrative expenses increased to $967,394 in fiscal 2026 from $701,293 in fiscal 2025, an increase of $266,101, or 38.0%. General and administrative expenses consist primarily of outsourced services, sponsorship fees, legal and professional fees, rent and lease expenses, merchant service fees, advertising and marketing expenses, software and subscriptions, employee-related expenses, insurance and other administrative expenses.

The increase in general and administrative expenses was primarily driven by higher legal and professional fees associated with audit, SEC reporting, Business Combination preparation and related transaction activities. The increase was partially offset by decreases in certain ordinary-course operating expenses, including sponsorship fees, rent and lease expenses, merchant service fees, advertising and marketing expenses, software and subscriptions and insurance expenses.

Compensation and benefits decreased slightly to $405,732 in fiscal 2026 from $409,353 in fiscal 2025, a decrease of $3,621, or 0.9%. The decrease primarily reflected normal fluctuations in staffing and employee-related costs.

Expense Category	Fiscal 2026	Fiscal 2025	YoY Change
Outsourced Services	$252,763	$209,231	20.81%
Sponsorship Fees	$136,400	$159,605	(14.54)%
Legal & Professional Fees	$380,679	$109,542	247.52%
Rent & Lease	$52,246	$74,903	(30.25)%
Merchant Service Fees	$45,937	$62,219	(26.17)%
Advertising & Marketing	$23,497	$25,956	(9.47)%
Software & Subscriptions	$13,820	$15,399	(10.25)%
Employee-related Expenses	$15,349	$15,456	(0.69)%
Insurance Expenses	$801	$7,763	(89.68)%
Other Administrative Expenses	$45,900	$21,219	116.32%
Total	$967,393	$701,293	37.94%

General and administrative expenses were $967,394 for fiscal 2026, compared with $701,293 for fiscal 2025, an increase of $266,101, or 37.9%. The increase was primarily driven by higher legal and professional fees and outsourced services, partially offset by decreases in several ordinary-course operating expense categories.

Legal and professional fees increased by $271,137, or 247.5%, to $380,679 in fiscal 2026 from $109,542 in fiscal 2025, primarily due to higher professional service costs associated with corporate, reporting and transaction-related activities during fiscal 2026. Outsourced services increased by $43,532, or 20.8%, to $252,763 in fiscal 2026 from $209,231 in fiscal 2025, reflecting additional third-party operating and finance support during the period.

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These increases were partially offset by lower sponsorship fees, rent and lease expenses, merchant service fees, advertising and marketing expenses, software and subscription expenses and insurance expenses. Sponsorship fees decreased by $23,205, or 14.5%, to $136,400 in fiscal 2026 from $159,605 in fiscal 2025, reflecting lower spending under sponsorship-based customer acquisition arrangements. Rent and lease expenses decreased by $22,657, or 30.3%, to $52,246 from $74,903. Merchant service fees decreased by $16,282, or 26.2%, to $45,937 from $62,219, primarily reflecting lower transaction activity. Advertising and marketing expenses decreased by $2,459, or 9.5%, to $23,497 from $25,956. Software and subscription expenses decreased by $1,579, or 10.3%, to $13,820 from $15,399, and insurance expenses decreased by $6,962, or 89.7%, to $801 from $7,763.

Other administrative expenses increased by $24,681, or 116.3%, to $45,900 in fiscal 2026 from $21,219 in fiscal 2025, primarily reflecting higher miscellaneous administrative and compliance-related costs during fiscal 2026.

General and administrative expenses represented approximately 124.0% and 64.3% of total revenue during fiscal 2026 and fiscal 2025, respectively. The increase as a percentage of revenue was primarily attributable to lower total revenue in fiscal 2026 and higher professional service and outsourced support costs. General and administrative expenses may continue to be affected by compliance requirements, professional service costs, technology infrastructure, personnel-related costs and customer acquisition initiatives.

Operating Income / Loss and Net Income

Category	2026	2025	Change
Loss before income taxes	(592,884)	(19,699)	-573,185
Income tax provision	61,589	31,252	30,337
NET LOSS	(654,473)	(50,951)	-603,522

Loss before income taxes was $592,884 for fiscal 2026, compared with a loss of $19,699 for fiscal 2025, primarily reflecting the decrease in total revenues and the increase in general and administrative expenses described above.

 The Company recorded an income tax provision of $61,589 in fiscal 2026, consisting of current state and local taxes based on capital or other non-income tax bases and state franchise taxes: $28,669 of New York State and New York City capital-based taxes for the 2025 calendar tax year, which became determinable following the contribution of intellectual property described in Note 4 to the consolidated financial statements, an accrual of $32,520 for the portion of estimated calendar 2026 capital-based taxes attributable to the six months ended June 30, 2026, and $400 of Delaware franchise tax. After the tax provision, the Company recorded a net loss of $654,473 in fiscal 2026, compared with a net loss of $50,951 in fiscal 2025.

No impairment charges were recognized with respect to the Company’s intangible assets during fiscal 2026. The contributed patent portfolio had not been placed into service as of June 30, 2026, and accordingly no amortization expense was recognized; upon being placed into service, annual amortization expense is expected to be approximately $2,769,000 over the seven-year estimated useful life. See Note 4 to the consolidated financial statements.

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Efficiency and Liquidity Metrics

Efficiency and Liquidity Metric	Fiscal 2026		Fiscal 2025
Pre-tax margin	(75.99)%		(1.81)%
Net margin	(83.88)%		(4.67)%
Cash from operations / revenue	(58.44)%		7.75%
Net cash (used in) / provided by operating activities	$(455,942)		$84,572
Working capital (deficit)	$(621,860)		$32,613
Cash and cash equivalents	$230,787		$276,729
Current ratio	0.32	x	1.10	x

Pre-tax margin represents income or loss before income taxes divided by total revenues. Net margin represents net income or loss divided by total revenues. Cash from operations divided by revenue represents net cash provided by operating activities divided by total revenues. Working capital represents total current assets less total current liabilities. Current ratio represents total current assets divided by total current liabilities. Management uses these measures to evaluate profitability, operating cash generation and short-term liquidity; the measures are calculated directly from the Company’s consolidated financial statements.

Known risks, trends and uncertainties that may affect operating results include changes in merchant service fees, policy placement or delivery timing, international student enrollment and visa activity, insurance regulation, competitive pricing pressure and macroeconomic conditions. Management monitors these factors and adjusts operating expenditures and customer-acquisition activity as circumstances warrant.

Liquidity and Capital Resources

Category	2026	2025	Change
Cash	230,787	276,729	(45,942)
Prepaid expenses	14,736	13,578	1,158
Other receivables	40,762	56,671	(15,909)
TOTAL CURRENT ASSETS	286,285	346,978	(60,693)
Accounts payable, accrued and other liabilities	333,686	270,095	63,591
Promissory Notes Payable – Related Party	530,189	-	530,189
Due to related party	44,270	44,270	0
TOTAL CURRENT LIABILITIES	908,145	314,365	593,780
Working capital (deficit)	(621,860)	32,613	(654,473)

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As of June 30, 2026, the Company had cash and cash equivalents of $230,787, compared with $276,729 as of June 30, 2025, a decrease of $45,942, as borrowings under the related-party Promissory Notes partially funded the cash used in operating activities during fiscal 2026. The Company had a working capital deficit of $621,860 as of June 30, 2026, compared with positive working capital of $32,613 as of June 30, 2025, primarily reflecting the $530,189 of Promissory Notes outstanding and the increase in accounts payable, accrued and other liabilities.

Category	2026	2025	Change
Net loss	(654,473)	(50,951)	(603,522)
Operating expenses paid directly by related-party lender	120,189	-	120,189
Change in prepaid expenses	(1,158)	93,093	(94,251)
Change in other receivables	15,909	(42,798)	58,707
Change in payables and accruals	63,591	85,228	(21,637)
NET CASH (USED IN) / FROM OPERATIONS	(455,942)	84,572	(540,514)
Proceeds from related-party promissory notes	410,000	-	410,000
NET (DECREASE) / INCREASE IN CASH	(45,942)	84,572	(130,514)

Cash flows used in operating activities were $455,942 in fiscal 2026, compared with $84,572 provided in fiscal 2025. The change was primarily attributable to the higher net loss, partially offset by $120,189 of operating expenses paid directly by the related-party lender under the Promissory Notes (a non-cash item in operating activities) and the increase in accounts payable, accrued and other liabilities. The Company did not engage in any investing activities during either period. Financing activities provided $410,000 in fiscal 2026 from cash borrowings under the Promissory Notes; there were no financing activities in fiscal 2025. Cash paid for interest, principally on the outstanding SBA Economic Injury Disaster Loan, was $6,131 in fiscal 2026 and $2,904 in fiscal 2025 and is disclosed as supplemental cash flow information.

On January 15, 2026 and June 8, 2026, the Company entered into unsecured promissory notes with a related party providing for borrowings of up to $500,000 under each note. Amounts outstanding bear interest at a fixed rate of 5.25% per annum, and accrued interest and principal are payable upon the earliest of the consummation of the Company’s initial business combination, the liquidation of the Company, or the stated maturity date of the applicable note (January 15, 2027 and June 8, 2027, respectively). During fiscal 2026, the Company borrowed an aggregate of $530,189 under the Promissory Notes, of which $410,000 was received in cash and $120,189 represented expenses paid directly by the lender. As of June 30, 2026, $530,189 was outstanding, accrued interest was $5,274, and the remaining available borrowing capacity was $79,811 under the January 2026 Note and $390,000 under the June 2026 Note. In addition, the Company maintains a related-party payable of $44,270, which is non-interest-bearing, unsecured and payable on demand.

As discussed in Note 2 to the consolidated financial statements, the Company incurred a net loss of $654,473 for the year ended June 30, 2026 and had an accumulated deficit of $858,904, a working capital deficit of $621,860 and cash used in operating activities of $455,942. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of one year from the date the consolidated financial statements are issued. Management’s plans to address this uncertainty include continuing to manage operating expenditures, maintaining and expanding the Company’s revenue-generating insurance agency operations, pursuing strategic financing and capital-raising opportunities, including the borrowings available under the related-party Promissory Notes, and pursuing the proposed Business Combination and the related PIPE Financing. The Company’s ability to execute these plans is subject to factors outside of management’s control, including the availability of financing, market conditions, completion of the proposed Business Combination and the Company’s ability to generate sufficient cash flows from operations. Accordingly, management’s plans cannot be considered probable of fully alleviating the substantial doubt about the Company’s ability to continue as a going concern, and the consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company does not have any off-balance-sheet arrangements, guarantees, or other contractual obligations that would materially affect its liquidity or capital resources. Management continues to monitor working-capital levels closely, prioritize essential expenditures, and seek potential strategic partnerships or financing opportunities that could strengthen the Company’s balance sheet and support long-term growth.

Liquidity and Capital Resources Following the Business Combination

Following the completion of the Business Combination, the combined company's liquidity will depend in part on the level of redemptions by PVAC public shareholders. The unaudited pro forma condensed combined financial information is presented under a no-redemption scenario and a maximum-redemption scenario.

Under the no-redemption scenario, the $2,478,814 of PVAC Trust Account proceeds would be released to the combined company at the Closing and would be available, together with anticipated cash flows from operations, to fund operations. Under the maximum-redemption scenario, substantially all of the Trust Account proceeds would be paid to redeeming PVAC public shareholders, and the combined company would have limited unrestricted cash immediately following the Closing. New Sponsor has agreed to provide a Transaction Cost Note of up to $1,000,000  to fund transaction costs and provide short-term working capital following the Closing.

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We currently estimate that the combined company will require approximately $840,000 of cash to fund operations for at least the twelve months following the Closing under the maximum-redemption scenario. This estimate reflects projected payroll and employee-related costs, general and administrative expenses, technology and platform maintenance costs, insurance and regulatory compliance costs, and the incremental costs of operating as a public company, and assumes the combined company continues to operate at approximately its current scale without material expansion. It excludes Business Combination transaction costs (expected to be funded by the Transaction Cost Note) and the net proceeds of the PIPE Financing.

We intend to fund the combined company's requirements through the Transaction Cost Note, cash flows from the Company's insurance distribution and technology platform operations, the net proceeds of the PIPE Financing — $3,475,000 from the first tranche on the first business day following the Closing and $1,500,000 from the second tranche on the ninetieth business day following the Closing — and working capital loans or other financing from New Sponsor or its affiliates. The funding of each closing of the PIPE Financing is subject to the satisfaction of the closing conditions under the PIPE Securities Purchase Agreement, including the delivery of the Closing Fee Shares, and there can be no assurance that those conditions will be satisfied. If the combined company is unable to generate sufficient operating cash flows or obtain additional financing when needed, it may be required to curtail or scale back operations, reduce or defer technology and other capital expenditures, delay growth initiatives, or seek alternative sources of liquidity on less favorable terms, any of which could adversely affect its business and its ability to meet its obligations as they become due.

Under the no-redemption scenario, we believe the combined company’s available cash and anticipated operating cash flows will be sufficient to fund operations for at least the twelve months following the Closing. Under the maximum-redemption scenario, we believe available cash, together with the Transaction Cost Note, the net proceeds of the PIPE Financing and anticipated operating cash flows, will be sufficient to fund operations for at least the twelve months following the Closing. Over the longer term, the combined company’s liquidity will depend on its ability to generate sufficient revenue and operating cash flows and to obtain additional financing as needed, and to achieve and sustain profitable operations. See Note 11 to the unaudited pro forma condensed combined financial information.

Seasonality

Our business exhibits a seasonal pattern primarily driven by the academic calendar and international student enrollment cycles. The majority of our health insurance sales occur between July and August, coinciding with the peak period of university admissions and insurance waiver deadlines. As a result, revenue generation is historically higher in the first quarter of each fiscal year.

During the year ended June 30, 2026, the Company acquired the Patent Portfolio and related patent records from Mercury Pointe, LLC in exchange for 10 shares of Class A common stock. The acquired Patent Portfolio was recorded at an estimated fair value of $19,383,000, with a corresponding increase to stockholders’ equity. This transaction was a noncash investing and financing activity and did not affect the Company’s cash flows.

The liquidity of the combined company following the Business Combination, including the impact of redemptions by PVAC public shareholders, the availability of PVAC Trust Account proceeds, the Transaction Cost Note and the PIPE Financing, is discussed above under “Liquidity and Capital Resources Following the Business Combination.”

Off-Balance Sheet Arrangements / Contractual Obligations

The Company does not have off-balance sheet arrangements, including arrangements that would affect its liquidity, capital resources, market risk support, credit risk support or other benefits.

As of June 30, 2026, the Company’s contractual obligations and other liabilities consisted primarily of accounts payable, accrued and other liabilities of $333,686, related-party Promissory Notes payable of $530,189, amounts due to related party of $44,270, and an SBA EIDL loan payable of $42,000.

Critical Accounting Policies and Estimates

Basis of Presentation

The consolidated financial statements of the Company have been prepared using the accrual basis of accounting in accordance with the accounting principles generally accepted in the United States of America (“U.S. GAAP”).

For purposes of clarity and ease of presentation, all dollar amounts in these financial statements have been rounded to the nearest whole number.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Tigerless Insurance Agency LLC, which is currently inactive and has not commenced operations. All intercompany balances and transactions have been eliminated in consolidation, where applicable. As of the reporting date, there were no intercompany transactions or balances requiring elimination.

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Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant estimates and assumptions inherent in the preparation of these financial statements include management’s assessment of the Company’s ability to continue as a going concern, the fair value and recoverability of intangible assets, and estimates of variable consideration related to revenue recognition, including expected policy cancellations, refunds, chargebacks and clawbacks. Such revenue-related estimates were not material to the financial statements for the for the years ended June 30, 2026 and 2025.

Valuation and useful life of acquired patent portfolio

On October 14, 2025, we acquired the Patent Portfolio from Mercury Pointe in exchange for 10 shares of our Class A common stock, representing approximately 4.8% of our issued and outstanding capital stock immediately following the issuance. We accounted for the transaction as an asset acquisition in exchange for equity consideration because the acquired assets consisted of patent rights and related records and did not include employees, substantive processes, outputs, customer relationships, source code or operating assets that would meet the definition of a business under ASC 805.

The Patent Portfolio was recorded at its estimated fair value of $19.383 million as of the acquisition date. Because our Class A common stock was privately held and there was no observable market price or contemporaneous third-party transaction in our shares, management concluded that the fair value of the Patent Portfolio was more reliably measurable than the fair value of the shares issued. Management engaged InTraCoM GmbH, an independent third-party intellectual-property valuation firm, to assist management in estimating fair value. The valuation used an income approach, including a relief-from-royalty method and a scenario-based capitalized-earnings method. Significant unobservable inputs included projected economic benefits by technology area, component-specific royalty rates, estimated market growth rates, a 35% operating margin used to convert cost savings to revenue equivalents, a 7.44% discount rate, a 22.32 market-derived earnings multiple, a 27.5% required rate of return, and equal weighting of the balanced, conservative and aggressive scenarios. Because these inputs are not observable in active markets, the measurement is categorized within Level 3 of the fair value hierarchy.

Management applied judgment in determining the estimated useful life of the Patent Portfolio. Although certain patents have remaining legal lives beyond seven years, and other patents expire earlier, management concluded that a seven-year useful life was appropriate because the acquired patents are expected to be used as an integrated portfolio and because the expected economic contribution period is limited by technology cycles, product-development timing, platform-integration requirements, competitive and regulatory developments, available capital and engineering resources, and uncertainty regarding customer, carrier, partner or licensee adoption. Management also considered that technology and software patents often have economically useful lives shorter than their legal terms due to obsolescence, competitive entry and product life cycles, and that the seven-year period is substantially shorter than the value-weighted average remaining legal life of the portfolio of approximately 12.5 years.

As of June 30, 2026, the Patent Portfolio had not yet been utilized in the Company’s operations because it had not been integrated into or deployed within our operations. Accordingly, no amortization expense was recognized for the period then ended. Amortization will commence when the Patent Portfolio is available for its intended use, which is the point at which the asset is in the condition necessary to operate as intended by management. Once amortization begins, we expect to recognize amortization expense on a straight-line basis over the then-remaining estimated useful life. Based on the current carrying amount and seven-year estimated useful life, annual amortization expense is expected to be approximately $2.769 million after commencement.

The valuation and useful-life estimates are sensitive to changes in assumptions. A decrease in expected royalty rates, projected revenues, market growth, expected cost savings, expected licensing or commercialization opportunities, or the market-derived multiple, or an increase in the discount rate or required rate of return, could reduce the estimated fair value of the Patent Portfolio. A delay in integration, inability to obtain capital or engineering resources, change in our business model, expiration, challenge or invalidation of material patents, adverse legal or regulatory developments, or a decision not to pursue technology initiatives to which the patents relate could result in a shorter useful life or an impairment charge. We will reassess the remaining useful life each reporting period and will evaluate the Patent Portfolio for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.

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Concentration and Credit Risk

The Company’s financial instruments exposed to credit risk consist primarily of cash, accounts receivable and other receivables.

The Company places its cash with financial institutions that management believes are creditworthy. At times, the Company’s cash balances with a financial institution may exceed applicable government insurance limits. Accounts receivable and other receivables consist primarily of amounts due from insurance carriers, intermediaries, payment processors, fund processors or other third-party counterparties in the ordinary course of business. The Company monitors the collectability of receivables and records an allowance for doubtful accounts when collection is not considered probable. Management believes credit risk is limited based on the nature of the counterparties and the Company’s historical collection experience.

Income Taxes

Income taxes are determined in accordance with the provisions of Financial Accounting Standards Board ASC 740, “Income Taxes” (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. The potential benefits of net operating losses have not been recognized in these consolidated financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years. Unrecognized tax positions, if ever recognized in the consolidated financial statements, are recorded in the statement of operations as part of the income tax provision. The Company’s policy is to recognize interest and penalties accrued on uncertain tax positions, if any, as part of the income tax provision. For the years ended June 30, 2026 and 2025, the Company did not have any interest and penalties associated with tax positions. As of June 30, 2026 and June 30, 2025, the Company had no liability for uncertain tax positions.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturities of three months or less at the time of issuance to be cash equivalents. Our cash balances at financial institutions may exceed the Federal Deposit Insurance Company’s (FDIC) insured limit of $250,000 from time to time.

Accounts Receivables

Accounts receivables are recognized when services are rendered to customers, and the right to consideration becomes unconditional. Accounts receivables are initially measured at the transaction price, which includes the fair value of consideration received or receivable, net of any discounts, rebates, or allowances. Subsequently, these are stated at their net realizable value, which represents the estimated amount expected to be collected from customers. To ensure the valuation is appropriate, periodic assessments are made for doubtful accounts, and appropriate allowances for doubtful accounts are recognized to reflect the estimated portion of receivables that may not be collected.

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Prepaid Expenses

The Company considers all items incurred for future services to be prepaid expenses.

Revenue Recognition

Revenue is recognized in accordance with ASC 606. This standard’s stated core principle is that an entity should recognize revenue to depict the transfer of promised services or goods to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve this core principle, ASC 606 includes provisions within a five-step model that includes the following:

·	Identification of the contract, or contracts, with customer;

·	Identification of the performance obligations in the contract;

·	Determination of the transaction price;

·	Allocation of the transaction price to the performance obligations in the contract; and

·	Recognition of revenue when, or as, the Company satisfies performance obligations.

The Company operates a technology-enabled insurance agency platform that facilitates the placement and renewal of insurance products issued by third-party insurance carriers. The Company is an insurance agency and does not underwrite insurance policies, determine actuarial assumptions, set insurance premiums, assume policy or claims risk, maintain insurance claim reserves or adjudicate claims. The Company’s revenue from contracts with customers is derived primarily from commissions earned from insurance carriers and intermediaries in connection with insurance policies placed or renewed through the Company’s platform, together with referral and affiliate fees earned from third-party partners and fees earned under arrangements to provide consulting, administrative and other service-related services to third-party customers.

The Company recognizes revenue from insurance commission and referral arrangements at a point in time, generally when the policy is issued, bound, accepted, confirmed or otherwise made effective by the carrier, or when the referred transaction is completed. The Company recognizes revenue from consulting, administrative and other service-related fee arrangements over time as services are performed and the customer simultaneously receives and consumes the benefits of the services.

The Company recognizes insurance commission and referral revenue on a net basis because the Company acts as an agent and does not control the underlying insurance policy before it is transferred to the policyholder. Amounts collected from policyholders on behalf of insurance carriers, if any, are not included in revenue.

Fair Value of Financial Instruments

As defined in Financial Accounting Standards Board ASC 820 (“FASB ASC 820”), fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The Company will utilize the market data of similar entities in its industry or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable. The Company classifies fair value balances based on the observability of those inputs. FASB ASC 820 establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurement).

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable and due to related parties. The carrying amount of these financial instruments approximates fair value due to short term nature of these instruments.

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Financial assets and liabilities recorded at fair value in the Company’s balance sheet are categorized based upon a fair value hierarchy established by GAAP, which prioritizes the inputs used to measure fair value into the following levels:

Level 1 — Quoted market prices in active markets for identical assets or liabilities at the measurement date.

Level 2 — Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable and can be corroborated by observable market data.

Level 3 — Inputs reflecting management’s best estimates and assumptions of what market participants would use in pricing assets or liabilities at the measurement date. The inputs are unobservable in the market and significant to the valuation of the instruments.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The Company follows ASC 820’s financial instruments consisting of accounts payable, accounts receivable, due to related parties. The carrying amounts of financial instruments approximates fair value because of the short-term nature of these items.

Stock-Based Compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment topic of Accounting Standards Codification (“ASC”) 718 which requires recognition in the financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award. The Accounting Standards Codification also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Pursuant to ASC Topic 505-50, for share-based payments to consultants and other third-parties, compensation expense is determined at the “measurement date.” The expense is recognized over the period of services or the vesting period, whichever is applicable. Until the measurement date is reached, the total amount of compensation expense remains uncertain. We record compensation expenses based on the fair value of the award at the reporting date. The awards to consultants and other third parties are then revalued, or the total compensation is recalculated based on the then current fair value, at each subsequent reporting date.

As of December 31, 2025 & 2024, the Company had not issued any stock-based payments to its employees. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Intangible Assets

The Company’s intangible assets primarily consist of acquired intellectual property, including patents and patent-related technologies. Intangible assets acquired in transactions that are not business combinations are recorded at their estimated fair value on the acquisition date and are classified as finite-lived intangible assets.

Finite-lived intangible assets are amortized on a straight-line basis over their estimated useful lives, which represent the periods over which the assets are expected to contribute directly or indirectly to the Company’s future cash flows. The determination of useful lives requires management to make estimates and assumptions regarding the expected use of the assets, technological obsolescence, legal or contractual provisions, and other relevant factors.

Amortization of acquired intangible assets commences when the asset is available for its intended use, which is the point at which the asset is in the condition necessary for it to operate as intended by management. Intangible assets that are not yet available for their intended use are not amortized but are evaluated for impairment at least annually, or more frequently if events or changes in circumstances indicate that the carrying amount may not be recoverable.

Certain acquired intellectual property is in various stages of integration, development, or commercialization and is therefore not yet available for its intended use. During such periods, the Company does not record amortization expenses related to these assets but performs periodic qualitative impairment assessments to determine whether indicators of impairment exist.

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The Company reviews finite-lived intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If such indicators exist, the Company assesses recoverability by comparing the carrying amount of the asset to the undiscounted cash flows expected to result from its use and eventual disposition. If the carrying amount exceeds the estimated undiscounted cash flows, an impairment loss is recognized equal to the excess of the carrying amount over its fair value.

Management reviews the estimated useful lives of finite-lived intangible assets periodically and revises such estimates prospectively when facts and circumstances indicate that the remaining useful life has changed.

Valuation and useful life of acquired Patent Portfolio

On October 14, 2025, we acquired the Patent Portfolio from Mercury Pointe in exchange for 10 shares of our Class A common stock, representing approximately 4.8% of our issued and outstanding capital stock immediately following the issuance. We accounted for the transaction as an asset acquisition in exchange for equity consideration because the acquired assets consisted of patent rights and related records and did not include employees, substantive processes, outputs, customer relationships, source code or operating assets that would meet the definition of a business under ASC 805.

The Patent Portfolio was recorded at its estimated fair value of $19.383 million as of the acquisition date. Because our Class A common stock was privately held and there was no observable market price or contemporaneous third-party transaction in our shares, management concluded that the fair value of the Patent Portfolio was more reliably measurable than the fair value of the shares issued. Management considered a valuation report prepared by InTraCoM GmbH, an independent third-party intellectual-property valuation firm. The valuation used an income approach consisting of a relief-from-royalty, or license-analogy, method and a venture-capital pre-money valuation method. Management provided the revenue projections used in the model, and InTraCoM reviewed those projections and benchmarked royalty rates, market-growth rates, discount rates, the required rate of return and the market-derived multiple using third-party licensing agreements, published market and industry information and guideline-company data.

The report calculated an approximately $72.0 million present value of estimated royalty-relief income streams using a 7.44% discount rate. That amount was an intermediate valuation calculation and was not the amount recorded in the financial statements. Under the venture-capital pre-money method, InTraCoM calculated scenario conclusions of approximately $18.371 million for the balanced scenario, $8.094 million for the conservative scenario and $31.680 million for the aggressive scenario. The equal-weighted conclusion was $19.383 million. Significant unobservable inputs included projected economic benefits by technology area, component-specific royalty rates of 4% to 20%, estimated market-growth rates of 10% to 20%, a 35% operating margin used to convert cost savings to revenue equivalents, the 7.44% royalty-relief discount rate, a 22.32x market-derived enterprise-value-to-EBITDA multiple, the 27.5% required rate of return applied in the venture-capital pre-money method, and equal weighting of the balanced, conservative and aggressive scenarios. Because these inputs are not observable in active markets, the measurement is categorized within Level 3 of the fair value hierarchy.

Management applied judgment in determining the estimated useful life of the Patent Portfolio. Although certain patent rights have remaining legal terms beyond seven years and other rights expire earlier, management concluded that a seven-year useful life was appropriate because the acquired rights are expected to be evaluated and, if deployed, used as an integrated portfolio and because the expected economic contribution period is limited by technology cycles, product-development timing, platform-integration requirements, competitive and regulatory developments, available capital and engineering resources, and uncertainty regarding customer, carrier, partner or licensee adoption. Management also considered the final valuation report’s conclusion that technology and software patents commonly have economically useful lives of approximately three to seven years due to obsolescence, competitive entry and product life cycles, and that the seven-year period is substantially shorter than the value-weighted average remaining legal life of the valued components of approximately 12.5 years.

As of June 30, 2026, the Patent Portfolio had not yet been placed into service because it had not been integrated into or deployed within our operations. Accordingly, no amortization expense was recognized for the period then ended. Amortization will commence when the Patent Portfolio is available for its intended use, which is the point at which the asset is in the condition necessary to operate as intended by management. We will reassess the remaining useful life when the Patent Portfolio is placed into service. If it is placed into service with a remaining useful life of seven years, annual straight-line amortization would be approximately $2.769 million; the actual annual amount will depend on the remaining useful life determined at that time.

The valuation and useful-life estimates are sensitive to changes in assumptions. A decrease in expected royalty rates, projected revenues, market growth, expected cost savings, expected licensing or commercialization opportunities, or the market-derived multiple, or an increase in the discount rate or required rate of return, could reduce the estimated fair value of the Patent Portfolio. A delay in integration, inability to obtain capital or engineering resources, change in our business model, expiration, challenge or invalidation of material patent rights, failure of the pending Korean application to result in an issued patent, adverse legal or regulatory developments, or a decision not to pursue technology initiatives to which the patent rights relate could result in a shorter useful life or an impairment charge. We will reassess the remaining useful life each reporting period and will evaluate the Patent Portfolio for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.

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Earnings per Share

ASC No. 260, “Earnings Per Share”, specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. The Company has adopted the provisions of ASC No. 260.

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

Commitments and Contingencies

The Company follows ASC 440 & ASC 450, subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies and commitments respectively. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur.

The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Recently Issued Accounting Pronouncements

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which enhances annual and interim segment disclosures, including additional information on segment expenses, the role of the Chief Operating Decision Maker (CODM), and how segment performance is evaluated. The ASU is effective for fiscal years beginning after December 15, 2023, and interim periods beginning after December 15, 2024. Early adoption is permitted. The adoption of this ASU resulted in additional disclosures but did not have a material impact on the Company’s financial statements.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which requires more detailed information in the effective tax rate reconciliation and income taxes paid. The ASU is effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company is currently evaluating the impact of this guidance.

Management does not believe any other recently issued, but not yet effective, accounting standards will have a material impact on the Company’s financial statements.

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DIRECTORS AND EXECUTIVE OFFICERS OF PUBCO

AFTER THE BUSINESS COMBINATION

Information about Directors Expected to be Appointed to the Board Upon the Closing of the Business Combination

Upon consummation of the Business Combination, Pubco’s Board will be comprised of five members, four of whom are to be designated by the Company and one of whom will be designated by PVAC. Each such designee will meet the director qualification and eligibility criteria of the Nominating and Corporate Governance Committee of Pubco.

Executive Officers and Directors

The following persons are anticipated to be the executive officers and directors of Pubco following the Business Combination:

Name	Age	Position
Zikang Wu	33	Chief Executive Officer and Director
Huasiyuan Liu	33	Chief Financial Officer Nominee
Dr. Jing Lu	62	Director Nominee
Jeff Deutsch	70	Director Nominee
Shuxian Ling	36	Director Nominee

The biographies of the above-identified individuals are set forth below:

Zikang Wu will serve as Chief Executive Officer and a Director of Pubco upon consummation of the Business Combination. Mr. Wu has served as the Chief Executive Officer of Company since he founded the company in September 2018. Mr. Wu is the founder of First Cover, Inc., a New York-based risk, compliance, and corporate services provider formed in April 2021, and served as its president until December 2025. At First Cover, Mr. Wu advised numerous publicly traded companies, emphasizing his expertise in public company listings, particularly within the SPAC sector. Since June 2025, Mr. Wu has served as Chief Executive Officer, Chief Financial Officer and a Director of Maywood Acquisition Corp. 2, a SPAC that completed its initial public offering in April 2026. Mr. Wu has also served as Chief Financial Officer of Inflection Point Acquisition Corp. V (f/k/a Maywood Acquisition Corp.), a SPAC that has entered into a definitive agreement with GOWell Technology Ltd. for an initial business combination since its inception in May 2024 and served as its Chairman and Chief Executive Officer from inception until September 2025. From June 2023 to December 2023, Mr. Wu served as Chief Executive Officer, Chief Financial Officer, and Chairman of Healthcare AI Acquisition Corp., a SPAC that has entered into a business combination agreement with Leading Group Limited, a provider of insurance products in the People’s Republic of China. Mr. Wu holds a Bachelor’s degree in accounting and finance from Lehigh University.

Huasiyuan Liu will serve as Chief Financial Officer of Pubco upon consummation of the Business Combination. Mr. Liu has served as Chief Financial Officer of the Company since August 2026. In this role, he is responsible for the Company’s overall financial strategy, financial planning and analysis, financial reporting, budgeting, cash management and other corporate finance matters. Mr. Liu joined the Company in October 2019 as a Financial Analyst, later being promoted to Finance Manager and ultimately Chief Financial Officer. Mr. Liu holds an M.B.A. with a concentration in Finance from Stony Brook University and a B.S. in Economics from Birmingham-Southern College.

Dr. Jing Lu will serve as a Director of Pubco upon consummation of the Business Combination. Dr. Lu has more than 20 years of experience in the financial service industry. She has been Chief Financial Officer of Bowen Acquisition Corp since July 2023 and Chief Financial Officer of Calisa Acquisition Corp. since June 2024, each of which is a SPAC seeking to consummate an initial business combination. From March 2021 to April 2024, she served as Chief Financial Officer of Keyarch Acquisition Corporation, a SPAC which successfully completed its initial business combination with ZOOZ Power Ltd. (NASDAQ and TASE: ZOOZ). From 2019 to 2021, Dr. Lu served as Chief Investment Officer for the New Hope Fertility Center (NHFC), sourcing and managing private equity investments, bank loans and government PPP loans. Dr. Lu also served as a Managing Director and then Chief Operating Officer of China Bridge Capital International Inc., a private equity/venture capital investment advisory company specializing in innovative technologies from 2017 to 2019. Prior to China Bridge Capital, Dr. Lu was President of ACE AV Consulting Inc. from 2005 to 2017. She was an Executive Director at CIBC World Markets in 2001 working on corporate securities. Between 1998 and 2001, she worked at the Federal Reserve Bank of New York as a bank regulator and supervisor, working on Basel Capital Accords as well as examining the banks’ implementation of the Basel Accords. Before moving to New York, Dr. Lu was a professor of economics at York University in Canada for four years, specializing her teaching and research in Macroeconomics, Institutional Economics, and Econometrics. Dr. Lu received a Ph.D. and M.A. in Economics from Western University in Canada, a Graduate Certificate in Economics from the People’s University in China, and a B.A in World Economy from Fudan University in China. Dr. Lu is a U.S. citizen and resident of the State of New York.

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Jeff Deutsch will serve as a Director of Pubco upon consummation of the Business Combination. Mr. Deutsch has served as First Vice President of the Student Health Division at Alliant Insurance Services, one of the largest insurance brokerage firms in the U.S., since May 2024. Prior to joining Alliant, Mr. Deutsch founded J. Deutsch Associates in 1997, a New York-based insurance agency specializing in accident and health ("A&H") products. Following the acquisition of J. Deutsch Associates by Relation Insurance, a national insurance brokerage firm, in 2019, Mr. Deutsch served as Vice President of Student Health Division at Relation until 2022, when the division was integrated into Risk Strategies (RSC Insurance Brokerage, Inc.), an insurance brokerage and risk management advisory firm. Mr. Deutsch continued in the same role at Academic Health Plans A Division of Risk Strategies until joining Alliant in May 2024. From 1987 to 1997, Mr. Deutsch served as Sales Manager at MMG Agency, Inc., an insurance broker, where he sold New Jersey and New York statutory disability benefits, group travel, and special risk insurance. From 1982 to 1987, he served as Regional Sales Manager for the Life, Accident and Health Division at American International Group in New York. Mr. Deutsch received a Bachelor's degree in Economics and Business Management from Ramapo College in 1979.

Shuxian Ling will serve as a Director of Pubco upon consummation of the Business Combination. Ms. Ling has served as the Founder and Chief Executive Officer of Ambit Technology Group, LLC, the company behind Ambitology, an AI-powered career consulting and professional networking platform, since March 2024. From September 2022 to March 2024, Ms. Ling focused on the development of the Ambit Technology Group business. From August 2020 to September 2022, Ms. Ling served as a Design Consultant at BoConcept, a global Danish furniture design brand. From October 2017 to March 2020, Ms. Ling served as a Real Estate Sales Associate at The Corcoran Group, and from April 2016 to October 2017, at Politan Real Estate, during which she also held sales associate roles with Tory Burch and Prada Group. Earlier in her career, Ms. Ling worked as a Production Artist at Gordon Sinclair from September 2013 to August 2017. Ms. Ling received her Bachelor's degree in Applied Science from Zhejiang Sci-Tech University.

Controlled Company Exemption

Upon the Closing, the Company’s majority shareholder, Zikang Wu, will hold a majority of the voting power of Pubco Common Stock and Pubco will be a “controlled company” within the meaning of applicable rules of Nasdaq. Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements (a) that a majority of the board consists of independent directors; (b) for an annual performance evaluation of the nominating and corporate governance and compensation committees; (c) that the controlled company has a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and (d) that the controlled company has a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibility. Pubco may rely on certain of these exemptions from the corporate governance requirements of Nasdaq. As a result, PVAC’s shareholders may not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements. In the event that Pubco ceases to be a “controlled company” and its shares continue to be listed on Nasdaq, it will be required to comply with these provisions within the applicable transition periods.

Family Relationships

There are not expected to be any family relationships between Pubco’s Board and any of its executive officers.

Board of Directors

Upon the completion of the Business Combination, the Pubco Board consist of five directors, with each director serving for a term of one year. At each succeeding annual meeting of Pubco, all the directors of Pubco shall be elected for a term of one year; provided however that if there is a change in the controlling stockholder of Pubco as described under the heading “Securities - Anti-Takeover Effects of Provisions of the Pubco Charter and Bylaws - Classified Board Upon Change in Controlling Stockholder,” then the Pubco Board shall be classified as described therein. Under the terms of the Proposed Charter, there will be no limit on the number of terms a director may serve on the Pubco Board.

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Director Independence

Nasdaq listing rules require that a majority of the board of directors of a company listed on Nasdaq be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Pubco’s Board has determined that, upon the consummation of the Business Combination, each of Dr. Jing Lu, Jeff Deutsch, and Shuxian Ling will be an independent director under the Nasdaq listing rules and Rule 10A-3 of the Exchange Act. In making these determinations, Pubco’s Board considered the current and prior relationships that each non-employee director has with PVAC and/or the Company and will have with Pubco and all other facts and circumstances Pubco’s Board deemed relevant in determining independence, including the beneficial ownership of Pubco Common Stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships and Related Transactions.” As a controlled company, Pubco will be largely exempt from the foregoing requirements. Nonetheless, the Pubco Board will initially be comprised of a majority of independent directors and its committees will satisfy the foregoing requirements.

Committees of the Board of Directors

The standing committees of Pubco’s Board will consist of an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The expected composition of each committee following the Business Combination is set forth below.

Audit Committee

Our Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Exchange Act and following the Business Combination will consist of Dr. Jing Lu, Jeff Deutsch, and Shuxian Ling each of whom are independent directors and are “financially literate” as defined under Nasdaq listing standards. Dr. Lu will serve as chairman of the Audit Committee. Pubco’s Board has determined that Dr. Lu qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

The Audit Committee’s duties will be set forth in our Audit Committee Charter. Generally, the principal functions of the Audit Committee include:

•	meeting with our independent registered public accounting firm regarding, among other issues, audits, and adequacy of our accounting and control systems;

•	monitoring the independence of the independent registered public accounting firm;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent registered public accounting firm, including the fees and terms of the services to be performed;

•	appointing or replacing the independent registered public accounting firm;

•

determining the compensation and oversight of the work of the independent registered public accounting firm (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•

establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

•	reviewing and approving all related party transactions.

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Compensation Committee

Following the Business Combination, our Compensation Committee will consist of Dr. Jing Lu, Jeff Deutsch, and Shuxian Ling, each of whom is an independent director. [•] will serve as chairman of the Compensation Committee.

The functions of the Compensation Committee will be set forth in a Compensation Committee Charter. Generally, the principal functions of the Compensation Committee include:

•

reviewing and approving on an annual basis the corporate goals and objectives relevant to Pubco’s Chief Executive Officer’s compensation, evaluating the Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of the Chief Executive Officer based on such evaluation;

•	reviewing and approving the compensation of all of Pubco’s other officers;

•	reviewing Pubco’s executive compensation policies and plans;

•	implementing and administering Pubco’s incentive compensation equity-based remuneration plans;

•	assisting management in complying with Pubco’s proxy statement and annual report disclosure requirements;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for Pubco’s officers and employees;

•	producing a report on executive compensation to be included in Pubco’s annual proxy statement; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The Compensation Committee Charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Nominating and Corporate Governance Committee

Following the Business Combination, our Nominating and Corporate Governance Committee will consist of Dr. Jing Lu, Jeff Deutsch, and Shuxian Ling, each of whom is an independent director under Nasdaq’s listing standards. [•] will serve as the chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for overseeing the selection of persons to be nominated to serve on Pubco’s Board. The Nominating and Corporate Governance Committee considers persons identified by its members, management, stockholders, investment bankers and others.

The guidelines for selecting nominees, will be specified in the Nominating and Corporate Governance Committee Charter. Generally, the principal functions of the Nominating and Corporate Governance Committee will include:

•

screening and reviewing individuals qualified to serve as directors, consistent with criteria approved by the board, and recommending to the board of directors candidates for nomination for election at the annual meeting of shareholders or to fill vacancies on the board of directors;

•	developing and recommending to the board of directors and overseeing implementation of our corporate governance guidelines;

•	coordinating and overseeing the annual self-evaluation of the board of directors, its committees, individual directors and management in the governance of Pubco; and

•	reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

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The Charter also provides that the nominating and corporate governance committee may, in its sole discretion, retain or obtain the advice of, and terminate, any search firm to be used to identify director candidates, and will be directly responsible for approving the search firm’s fees and other retention terms.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our shareholders. Prior to our initial business combination, holders of our public shares will not have the right to recommend director candidates for nomination to our board of directors

Code of Business Conduct and Ethics

Upon the consummation of the Business Combination, we will adopt a new Code of Business Conduct and Ethics for our directors, officers, employees and certain affiliates following the Business Combination in accordance with applicable federal securities laws, a copy of which will be available on Pubco’s website at [•]. Pubco will make a printed copy of the Code of Business Conduct and Ethics available to any stockholder who so requests. Following the Business Combination, requests for a printed copy may be directed to [•].

If we amend or grant a waiver of one or more of the provisions of our Code of Business Conduct and Ethics, we intend to satisfy the requirements under Item 5.05 of Form 8-K regarding the disclosure of amendments to or waivers from provisions of our Code of Business Conduct and Ethics that apply to our principal executive officer, principal financial officer and principal accounting officer by posting the required information on Pubco’s website at [•]. The information on this website is not part of this proxy statement/prospectus.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Executive Officer and Director Compensation of PVAC

No executive officer or director of PVAC has received any compensation for services rendered to PVAC. No compensation or fees of any kind, including finders, consulting or other similar fees, will be paid to any of PVAC’s existing shareholders, including its officers and directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of the Merger. Since its formation, PVAC has not granted any share options or share appreciation rights or any other awards under long-term incentive plans to any of its executive officers or directors.

PVAC’s directors and executive officers are reimbursed for any out-of-pocket expenses incurred in connection with activities on PVAC’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than PVAC’s board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because of the foregoing, PVAC generally does not have the benefit of independent directors examining the propriety of expenses incurred on its behalf and subject to reimbursement. As of [•], 2026, an aggregate of approximately $[•] has been incurred and unpaid for such expenses.

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Executive Officer and Director Compensation of the Company

Throughout this section, unless otherwise noted, “we,” “us,” “our” and similar terms refer to the Company prior to the consummation of the Business Combination, and to Pubco and its subsidiaries after the Business Combination.

To date, the Company has not paid a salary to Zikang Wu, the Company’s Chief Executive Officer and sole director. Mr. Wu founded the Company and given the Company’s growth stage, has been preserving capital for its operations and not paid Mr. Wu any executive compensation. The Company pays Huasiyuan Liu, its Chief Financial Officer, an annual salary of $69,888.

Mr. Liu will serve as Chief Financial Officer of Pubco upon consummation of the Business Combination. It is expected that Pubco and Mr. Liu will enter into an at-will employment agreement upon consummation of the Business Combination providing for Mr. Liu to be paid an annual salary of $87,888. Mr. Liu would also be eligible to participate in any compensation plans available to all employees and officers of Pubco, as determined in the sole discretion of Pubco’s compensation committee.

Following the Business Combination, Pubco may engage other executive officers as needs arise and pay such individuals compensation in amounts to be determined.

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2026 Equity Incentive Plan

The Pubco 2026 Equity Incentive Plan was adopted by the Pubco Board and the Company as the sole stockholder of Pubco on [•]. Under the 2026 Equity Incentive Plan, we have initially reserved for issuance an aggregate number of shares of Pubco Class A Common Stock equal to 10.0% of the total combined number of shares of Pubco Common Stock outstanding upon the consummation of the Business Combination on a fully-diluted basis.

In connection with the consummation of the Business Combination, we expect to issue an aggregate of [•] restricted stock units under the 2026 Equity Incentive Plan to [•] key employees, including [•] restricted stock units to [•]. Such restricted stock units will vest commencing [•] months following the consummation of the Business Combination in [•] equal annual installments provided such employees remain employed by Pubco.

Following the consummation of the Business Combination, we expect to make additional future grants of equity incentive awards under the 2026 Equity Incentive Plan.

Executive Compensation

Following the Closing, Pubco intends to develop an executive compensation program that is designed to align compensation with Pubco’s business objectives and the creation of stockholder value, while enabling the combined company to attract, motivate and retain individuals who contribute to the long-term success of the combined company. The executive compensation program may include an executive compensation plan for which the combined company may seek stockholder approval following the Closing. Decisions on the executive compensation program will be made by the compensation committee of the Pubco Board.

Director Compensation

Prior to Closing, we did not have a formal non-employee director compensation policy.

We did not pay any compensation, make any equity awards or non-equity awards to, or pay any other compensation to any of the non-employee members of our board of directors in 2025. We reimburse non-employee members of our board of directors for reasonable travel and out-of-pocket expenses incurred in attending meetings of our board of directors and committees of our board of directors. Mr. Wu, who is our Chief Executive Officer, also served as a chairman of our board of directors, and was not separately compensated for his services as member of the board of directors.

It is anticipated that the Pubco’s Board will determine the annual compensation to be paid to the members of the Board upon completion of the Business Combination. In connection with the consummation of the Business Combination, the Combined Company’s Board intends to adopt a non-employee director compensation policy that will be applicable to each of its non-employee directors and that will be consistent with industry standards and practice.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Unless otherwise indicated or the context otherwise requires, references to “we”, “us”, “our” and other similar terms refer to PVAC.

Founder Shares

On May 12, 2021, IPO Sponsor purchased an aggregate of 5,750,000 PVAC Class B Ordinary Shares, par value for an aggregate purchase price of $25,000, or approximately $0.004 per share.

On December 3, 2021, PVAC consummated its IPO of 23,000,000 PVAC Units, which included the exercise in full of the underwriter’s option to purchase an additional 3,000,000 PVAC Units at a price of $10.00 per PVAC Unit generating gross proceeds of $230.0 million before underwriting discounts and expenses. Simultaneously with the closing of the IPO, PVAC completed the private sale of an aggregate of 10,500,000 PVAC Private Warrants at a price of $1.00 per 2021 PVAC Private Warrant. Also, in connection with the exercise of the underwriters’ over-allotment, the IPO Sponsor purchased an additional 1,200,000 Over-Allotment Private Placement Warrants at a purchase price of $1.00 per warrant, generating gross proceeds of $1,200,000.

On May 18, 2023 and May 22, 2023, certain Non-Redeeming Investors entered into the 2023 Non-Redemption Agreements with the IPO Sponsor, pursuant to which such investors agreed to (a) not redeem an aggregate of up to 4,399,737 Investor Shares in connection with an extension of time to complete a Business Combination and (b) vote the Investor Shares in favor of such extension at a meeting of shareholders. In consideration of the foregoing agreement, immediately prior to, and substantially concurrently with, the closing of an initial business combination, (i) the IPO Sponsor (or its designees) agreed to surrender and forfeit to PVAC, for no consideration, an aggregate of 1,099,935 PVAC Ordinary Shares and (ii) PVAC would issue to the Non-Redeeming Investors a like number of PVAC Class A Ordinary Shares.

On May 23, 2023, PVAC issued an aggregate of 5,749,999 Class A ordinary shares to the IPO Sponsor, upon the conversion of an equal number of Class B ordinary shares held by the IPO Sponsor. The 5,749,999 Class A ordinary shares issued in connection with the conversion are subject to the same restrictions as applied to the Class B ordinary shares before the conversion, including, among others, certain transfer restrictions, waiver of redemption rights and the obligation to vote in favor of an initial Business Combination as described in the IPO Prospectus.

On April 19, 2024, IPO Sponsor entered into a securities purchase agreement with Vikasati Sponsor, pursuant to which, among other things, Vikasati Sponsor purchased (a) one PVAC Class B Ordinary Share, (ii) 3,925,000 PVAC Class A Ordinary Shares and (iii) 7,605,000 2021 PVAC Private Warrants from IPO Sponsor, the existing directors and officers of PVAC resigned, and new directors and officers designated by the Vikasati Sponsor were appointed.

Effective February 27, 2025, PVAC and the Vikasati Sponsor entered into a non-redemption agreement with an unaffiliated third-party shareholder of PVAC in exchange for such shareholder agreeing to not redeem an aggregate of 200,000 PVAC Class A Ordinary Shares at a meeting to extend the time that PVAC had to consummate an initial business combination. In exchange for the foregoing commitment, the Vikasati Sponsor agreed to transfer to such shareholder, immediately prior to the closing of a business combination, an aggregate of 80,000 PVAC Class A Ordinary Shares held by the Vikasati Sponsor.

Effective as of July 11, 2025, the Vikasati Sponsor and New Sponsor entered into the purchase agreement, pursuant to which, among other things: (a) Vikasati Sponsor transferred to New Sponsor an aggregate of 2,238,999 PVAC Class A Ordinary Shares and one PVAC Class B Ordinary Share; (b) PVAC, Vikasati Sponsor, and New Sponsor executed an amendment to the letter agreement originally executed in connection with the IPO; (c) Vikasati Sponsor gave to New Sponsor the irrevocable right to vote the shares retained by it on its behalf and Vikasati Sponsor; (d) Vikasati Sponsor agreed to take certain other actions on its behalf with respect to certain matters; and (d) Vikasati Sponsor and the IPO Sponsor agreed to cancel an aggregate of 11,700,000 PVAC 2021 Private Warrants.

PVAC’s initial shareholders have agreed not to transfer, assign or sell any of their Founder Shares until the earlier to occur of (A) one year after the completion of the initial Business Combination and (B) the date on which PVAC complete a liquidation, merger, capital stock exchange or other similar transaction after the initial Business Combination that results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property. Notwithstanding the foregoing, the Founder Shares will be released from the lockup if the closing price of the combined company’s shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination.

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Working Capital Loans

On February 1, 2023, a loan agreement was entered into by and between PVAC and the IPO Sponsor (the “2023 Working Capital Loan”), pursuant to which the IPO Sponsor agreed to provide a loan of up to $1,500,000 to PVAC. On April 19, 2024, IPO Sponsor and PVAC terminated and cancelled the 2023 Working Capital Loan pursuant to a loan termination and release deed (the “Termination Agreement”). The Termination Agreement also provided for a mutual release of claims.

On August 14, 2025, New Sponsor agreed to loan to PVAC up to an aggregate of $1,000,000 for working capital purposes. The loan is evidenced by the August 2025 Note which is non-interest bearing and payable upon the consummation by PVAC of the Business Combination. Upon consummation of the Business Combination, New Sponsor will have the option, but not the obligation, to convert the principal balance of the Note, in whole or in part, into warrants of Pubco (“New Sponsor Conversion Warrants” and together with the 2021 PVAC Private Warrants, the “PVAC Private Warrants”), with each New Sponsor Conversion Warrant entitling the holder to purchase one share of Pubco Class A Common Stock, at an exercise price of $11.50 per share. The New Sponsor Conversion Warrants to be issued as a result of any conversion of the August 2025 Note will be identical to the PVAC Private Warrants If PVAC does not consummate the Business Combination, the August 2025 Note will not be repaid and all amounts owed under the August 2025 Note will be forgiven except to the extent that PVAC has funds available to it outside of the Trust Account.

Registration Rights

The holders of the Founder Shares and warrants that may be issued upon conversion of Working Capital Loans or Extension Loan (and any ordinary shares issuable upon the exercise of the Private Placement Warrants or warrants issued upon conversion of the Working Capital Loans or Extension Loan and upon conversion of the Founder Shares) are entitled to registration rights pursuant to a registration rights agreement requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to Class A ordinary shares). The holders of these securities are entitled to make up to three demands, excluding short form registration demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not be required to effect or permit any registration or cause any registration statement to become effective until the securities covered thereby are released from their lock-up restrictions. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

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Lock-Up Agreements

At the Closing, Pubco and Tigerless Health will enter into the Lock-Up Agreement with Zikang Wu and the SPAC Sponsors, each of whom is or will be a related person of Pubco, as well as the five unaffiliated Tigerless Health stockholders. The agreement will restrict transfers of the Pubco securities received by those holders for the periods described under “Proposal 1: The Business Combination Proposal-Related Agreements-Lock-Up Agreement.” No cash or other separate consideration will be paid to any holder for entering into the Lock-Up Agreement.

Company Related Party Transactions

As of December 31, 2025 and June 30, 2025, the Company has related party transactions with the following affiliates and affiliated entities:

Related Party Name	Relationship
Zikang Wu	Founder, Chief Executive Officer, and majority shareholder of the Company

Due to a related party

	December 31, 2025	June 30, 2025
Zikang Wu — advances and amounts paid on behalf of the Company	$44,270	$44,270
Total due to a related party	$44,270	$44,270

In the early stages of the Company's operations, the Company relied on advances from Zikang Wu to support its working capital requirements. These advances were made on an as-needed basis with no formal written commitment, and amounts represent advances, loans or amounts paid by Mr. Wu in satisfaction of the Company's liabilities. As the Company's operations have matured and its ability to generate cash flows from operations has strengthened, the Company no longer relies on related party funding to support its day-to-day operations. The outstanding balance of $44,270 represents historical advances that remain on the books and are expected to be settled in the ordinary course. These amounts are non-interest bearing, unsecured, and payable on demand.

Mercury Pointe Patent Portfolio Acquisition

On October 14, 2025, Tigerless acquired the Patent Portfolio and related patent records from Mercury Pointe, LLC in exchange for 10 shares of Tigerless Class A common stock, representing approximately 4.8% of Tigerless’s issued and outstanding capital stock immediately following the issuance. Mercury Pointe is a Delaware limited liability company with its principal place of business in Dover, Delaware and is engaged in acquiring, holding, managing, licensing and disposing of intellectual-property assets. Mercury Pointe is wholly owned by North Glen, LLC, a Delaware limited liability company, which is wholly owned and managed by Gang Wang. Gang Wang indirectly controls Mercury Pointe and holds voting and dispositive power over the Tigerless shares held by Mercury Pointe.

Mercury Pointe was not a founder, promoter, officer, director, employee, sponsor or shareholder of Tigerless prior to the transaction, and management determined that Mercury Pointe was not under common control with Tigerless, its founder, officers, directors, sponsors or principal shareholders and was not acting on behalf of any such persons. Following the transaction, Mercury Pointe held a non-controlling minority equity interest in Tigerless and did not obtain board representation, voting control, management rights, veto rights, consent rights or other governance rights that would give it the ability to control or significantly influence Tigerless. Based on this analysis, management concluded that Mercury Pointe was not a related party under ASC 850 and that the transaction was not a transfer of nonmonetary assets by a promoter or shareholder within the scope of SAB Topic 5.G.

Promissory Notes

On January 15, 2026, the Company entered into an unsecured promissory note with First Cover, Inc., a related party that provides for borrowings of up to $500,000 (the “January 2026 Note”). On June 8, 2026, the Company entered into a second unsecured promissory note with the same related party that provides for additional borrowings of up to $500,000 (the “June 2026 Note” and, together with the January 2026 Note, the “Promissory Notes”). Amounts outstanding under the Promissory Notes bear interest at a fixed rate of 5.25% per annum, calculated on the basis of a 365-day year and the actual number of days elapsed. Accrued and unpaid interest, together with any outstanding principal balance, is payable upon the earliest to occur of (i) the consummation of the Company’s initial business combination, (ii) the liquidation of the Company, or (iii) the stated maturity date of the applicable note (January 15, 2027 for the January 2026 Note and June 8, 2027 for the June 2026 Note). The Company may prepay the Promissory Notes, in whole or in part, at any time without premium or penalty.

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BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of PVAC Ordinary Shares as of [•], and the expected beneficial ownership of Pubco Common Stock as of immediately after the Business Combination, by:

•

each person who is known to be the beneficial owner of more than 5% of the PVAC Ordinary Shares and each person who is expected to be the beneficial owner of more than 5% of the Pubco Common Stock immediately following the Business Combination;

•	each executive officer and director of PVAC pre-Business Combination;

•

each person who is known to be the beneficial owner of more than 5% of the Company immediately after the Reorganization Merger and prior to the Acquisition Merger (comprising the former Company stockholders);

•	each person that is expected to be an executive officer or director of Pubco post-Business Combination; and

•	all person expected to be executive officers or directors of Pubco post-Business Combination, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options, rights and convertible notes that are currently exercisable or exercisable within 60 days. As a result, the PVAC Ordinary Shares issuable upon exercise of the PVAC Warrants are included in a holder’s beneficial ownership of Pubco Common Stock post-Business Combination, as they would be exercisable for shares of Pubco Common Stock within 60 days of the consummation of the Business Combination.

The beneficial ownership of PVAC Ordinary Shares pre-Business Combination is based on [•] PVAC Ordinary Shares issued and outstanding as of [•] (including those shares held as a constituent part of PVAC Units). The expected beneficial ownership of Pubco Common Stock assumes two scenarios:

•	assuming no redemptions: this presentation assumes that no PVAC Public Shareholders exercise right to have their Public Shares converted into pro rata share of the Trust Account; and

•	assuming maximum redemptions: this presentation assumes that all Public Shareholders exercise redemption rights with respect to their Public Shares.

The table below does not assume conversion of the Series A Preferred Stock because the number of shares issuable on conversion depends on future market prices and conversions are subject to the beneficial-ownership limitation described below. Capstan Point, LLC is entitled under the PIPE Securities Purchase Agreement to receive an aggregate of 2,000,000 Closing Fee Shares from existing Tigerless Health and/or PVAC stockholders. Immediately prior to the Closing, however, only the maximum number of Closing Fee Shares that can be delivered without causing the PIPE Investor and its attribution parties to beneficially own more than 4.99% of Pubco Class A Common Stock will be transferred. The balance will be delivered after Closing in installments as permitted by the 4.99% limitation. Accordingly, the table should reflect the number of Closing Fee Shares actually expected to be delivered at Closing once the transferring holders and Closing capitalization are fixed, and the relevant transferring holders’ rows should be reduced by the same number of shares. The remaining contractual right to receive Closing Fee Shares and the Series A Preferred Stock should be described in a footnote, including the applicable beneficial-ownership blocker and the fact that the ultimate number of conversion shares is variable.

Based on the foregoing assumptions, PVAC estimates that there would be [•] Pubco Common Stock issued and outstanding immediately following the consummation of the Business Combination in the “no redemption” scenario, and [•] Pubco Common Stock issued and outstanding immediately following the consummation of the Business Combination in the “maximum redemption” scenario. If the actual facts are different from the foregoing assumptions, ownership figures in Pubco and the columns under Post-Business Combination in the table that follows will be different.

Unless otherwise indicated and subject to applicable community property and similar laws, PVAC believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

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					Post-Business Combination
	Prior to the Transaction				Assuming No Redemption				Assuming Maximum Redemption
Name and Address of Beneficial Owners(1)	Number of PVAC Class A Ordinary Shares (#)	Percent- age(%)	Number of PVAC Class B Ordinary Shares (#)	Percent-age(%)	Number of Shares of Pubco Class A Common Stock (#)	Percent-age(%)	Number of Shares of Pubco Class B Common Stock (#)	Percent- age(%)	Number of Shares of Pubco Class A Common Stock (#)	Percent- age(%)	Number of Shares of Pubco Class B Common Stock (#)	Percent- age(%)

CEMAC Sponsor LP / IPO Sponsor, controlled by Robert Oudhof (2)	1,824,999	30.6%	--	--	1,824,999	5.4%			1,824,999	5.4%

Vikasati Sponsor, LLC, controlled by Suresh Guduru (2)	1,686,001	28.3%	--	--	1,686,001	5.0%			1,686,001	5.0%

Valleypark Road, LLC / New Sponsor, controlled by Xinying Wu (3)	2,238,999	37.6%	1	0.0%	2,239,000	6.6%			2,239,000	6.6%

Wei Qian	--	--	--	--	--	--			--	--

Zikang Wu	--	--	--	--	--	--	22,400,000	66.0%	--	--	22,400,000	66.4%

Huasiyuan Liu	--	--	--	--	--	--	--	--	--	--	--	--

Dr. Jing Lu	--	--	--	--	--	--	--	--	--	--	--	--

Shuxian Ling	--	--	--	--	--	--	--	--	--	--	--	--

Jeff Deutsch	--	--	--	--	--	--	--	--	--	--	--	--

5% Holder of Company Common Stock

5% Holder of Company Common Stock

Pubco Executive Officer or director

Pubco Executive Officer or director

All Pubco Directors and Executive Officers as a group five individuals)	--	--	--	--	--	--	22,400,000	66.0%	--	--	22,400,000	66.4%

Note: The SPAC Sponsor holdings shown in the table above do not give effect to the 740,077 Founder Shares in the aggregate that are subject to transfer obligations at the Closing (510,077 held by CEMAC Sponsor LP, 140,000 held by Vikasati Partners LLC and 90,000 held by Valleypark Road, LLC). After giving effect to those transfers, the SPAC Sponsors are expected to hold 1,314,922, 1,546,001 and 2,149,000 shares of Pubco Class A Common Stock, respectively. See “Information about PVAC – SPAC Sponsors — Quantification of Sponsor Amounts, Obligations and Ownership.”

___________

(1)	Unless otherwise noted, the business address of each of the following entities or individuals is c/o Tigerless AI Holdings Inc., 450 7th Avenue, Suite 905, New York, New York 10123
(2)	Each of these entities has granted New Sponsor a power of attorney to vote their shares in certain situations.
(3)	Includes shares held by IPO Sponsor and Vikasati Sponsor which New Sponsor has been granted power of attorney to vote such shares.

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Because Pubco Class A Common Stock generally will not have voting rights and Pubco Class B Common Stock will have one vote per share, the holder or holders of a majority of the outstanding Pubco Class B Common Stock will control the outcome of matters submitted to Pubco stockholders for approval, subject to any separate class vote or other vote required by applicable law, Nasdaq rules or the Pubco Charter. Immediately following the Closing, Zikang Wu is expected to hold 100% of the outstanding Pubco Class B Common Stock. Assuming no shares of Pubco Class B Common Stock are issued to any other person and no voting rights are attached to Pubco Class A Common Stock, Mr. Wu would need to continue to hold more than 50% of the outstanding Pubco Class B Common Stock to retain the ability to control the outcome of matters submitted to Pubco stockholders. If additional Pubco Class B Common Stock is issued, or if holders of Pubco Class A Common Stock become entitled to vote on a matter by law, exchange rule or the Pubco Charter, the percentage of Pubco Class B Common Stock Mr. Wu would need to retain to control a particular matter could be higher.

The following table sets forth information regarding the beneficial ownership of the Company (Tigerless Health Inc.) as of [•] of:

•	each person who is known to be the beneficial owner of more than 5% of the Company Common Stock;

•	each executive officer and director of the Company pre-Business Combination;

•	each person that is expected to be an executive officer or director of Pubco post-Business Combination; and

•	all person expected to be executive officers or directors of Pubco post-Business Combination, as a group.

Immediately following the Business Combination, the Company will be a wholly owned subsidiary of Pubco.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options, rights and convertible notes that are currently exercisable or exercisable within 60 days.

The beneficial ownership of the Company Common Stock pre-Business Combination is based on 42 shares of Company Class A Common Stock and 168 shares of Company Class B Common Stock issued and outstanding as of April 16, 2026.

Holder	Number of Shares of Company Class A Common Stock	Number of Shares of Company Class B Common Stock	Total Shares Owned	Percentage Vorting Power
Zikang Wu	--	168	168	100%
The rest of Company shareholders (Each less than 5%)	42	--	42	0%

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At any time at or prior to the Business Combination, during a period when they are not then aware of any material nonpublic information regarding us or our securities, the Insiders, PVAC, the Company and/or their respective directors, officers, advisors or respective affiliates may purchase Public Shares from institutional and other investors who vote, or indicate an intention to vote, against any of the proposals presented at the Shareholder Meeting, or execute agreements to purchase such shares from such investors in the future, or they may enter into transactions with such investors and others to provide them with incentives to acquire Public Shares or vote their Public Shares in favor of the proposals presented at the Shareholder Meeting. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that the Insiders, PVAC, the Company and/or their respective directors, officers, advisors or respective affiliates purchase Public Shares in privately negotiated transactions from Public Shareholders who have already elected to exercise their redemption rights, such selling shareholder would be required to revoke their prior elections to redeem their Public Shares. The purpose of such share purchases and other transactions would be to decrease the number of shares that have been or may be submitted for redemption.

Entering into any such arrangements may have a depressive effect on the market price of PVAC Ordinary Shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he or she owns, either at or prior to the Business Combination.

As of the date of this proxy statement/prospectus, there have been no such discussions and no agreements to such effect have been entered into with any such investor or holder. If such transactions are effected, the consequence could be to cause the Business Combination to be consummated in circumstances where such consummation could not otherwise occur. We will file or submit a Form 8-K to disclose any material arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the proposals to be put to the Shareholder Meeting or the redemption threshold. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

If any shares were so purchased, the purchaser would not vote any such shares in favor of approval of the Business Combination Proposal. Additionally, the purchaser would waive any redemption rights with respect to any securities so purchased.

Any purchases by the Insiders and PVAC’s officers and directors and/or their respective affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. The Insiders and PVAC’s officers and directors and/or their respective affiliates will not make purchases of shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. Additionally, in the event the Insiders or PVAC’s directors, officers, advisors or their affiliates were to purchase Public Shares from Public Shareholders, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act.

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SECURITIES

The following summary sets forth the material terms of Pubco’s securities following the completion of the Business Combination. This summary is not intended to be a complete summary of the rights and preferences of such securities. The full text of the Pubco Charter is attached as Annex B to this proxy statement/prospectus. You are encouraged to read the applicable provisions of the NRS, the Pubco Charter and the Pubco Bylaws, which are attached as Annex C and Annex D, respectively, in their entirety for a complete description of the rights and preferences of Pubco’s securities following the Business Combination.

Authorized and Outstanding Stock

The Pubco Charter authorizes the issuance of 500,000,000 shares of Pubco Class A Common Stock, 75,000,000 shares of Pubco Class B Common Stock, and 20,000,000 shares of Pubco Preferred Stock.

Upon consummation of the Mergers, Pubco’s authorized common stock will consist of two classes: Class A common stock and Class B common stock. The shares of Pubco Class A Common Stock will be the publicly traded securities of Pubco. Holders of Pubco Class A Common Stock will have the economic rights associated with ownership of Pubco common equity, but the Pubco Class A Common Stock will not have voting rights. The shares of Pubco Class B Common Stock will have one vote per share on all matters submitted to Pubco stockholders. Immediately following the Closing, all of the outstanding shares of Pubco Class B Common Stock are expected to be held by Zikang Wu. Accordingly, Mr. Wu will control all matters requiring stockholder approval, including the election of directors, amendments to Pubco’s organizational documents requiring stockholder approval, and the approval of significant corporate transactions. This dual-class structure will result in a separation between the economic interests and voting power of Pubco’s stockholders. Holders of Pubco Class A Common Stock, despite holding the publicly traded class of Pubco’s equity securities, will not be able to influence the outcome of matters submitted to a stockholder vote.

Common Stock

Voting. Holders of shares of Pubco Common Stock will exclusively possess all voting power with respect to Pubco and are entitled vote on all matters submitted to Pubco stockholders for their vote or approval. The shares of Pubco Class A Common Stock generally shall have no voting power and each share of Pubco Class B Common Stock has the voting power of one vote. Under the terms of the Pubco Bylaws, directors will be elected by a plurality of the votes cast by Pubco’s voting power present in person virtually or represented by proxy at the meeting and entitled to vote thereon. All other matters presented to Pubco’s stockholders at a meeting at which a quorum is present shall be determined by the vote of a majority of the votes cast by Pubco’s voting stockholders present in person virtually or represented by proxy at the meeting and entitled to vote thereon, unless the matter is one upon which, by applicable law, the Pubco Charter (as further described below), the Pubco Bylaws or applicable Stock Exchange rules, a different vote is required, in which case such provision shall govern and control the decision of such matter.

Dividends. The holders of shares of Pubco Common Stock are entitled to receive dividends, as and if declared by the Pubco Board out of legally available funds.

Liquidation Rights. Upon the liquidation or dissolution of Pubco, the holders of shares of Pubco Common Stock are entitled to share ratably in those of Pubco’s assets that are legally available for distribution to Pubco stockholders after payment of liabilities and subject to the prior rights of any holders of preferred stock then outstanding.

Conversion of Pubco Class B Common Stock. Each share of Pubco Class B Common Stock will be convertible into one share of Pubco Class A Common Stock at the option of the holder at any time. In addition, each share of Pubco Class B Common Stock will automatically convert into one share of Pubco Class A Common Stock upon any transfer, except for transfers to permitted transferees described in the Pubco Charter, including family members, trusts or entities controlled by the holder, affiliates, estate-planning vehicles and transfers by operation of law, subject to the final Pubco Charter. The Pubco Charter does not provide a time-based sunset for Pubco Class B Common Stock. The Pubco Charter provides for automatic conversion of Pubco Class B Common Stock upon the death or disability of the founder. Intra-family transfers are not permitted without mandatory conversion if the transferee qualifies as a permitted transferee under the Pubco Charter. If any shares of Pubco Class B Common Stock convert into Pubco Class A Common Stock, the voting power of the holder of Pubco Class B Common Stock will decrease, and holders of Pubco Class A Common Stock may experience changes in the concentration of voting control.

Preferred Stock

Pubco is authorized to issue up to 20,000,000 shares of preferred stock. The Pubco Board will be expressly authorized to provide, out of the unissued shares of the preferred stock, one or more series of preferred stock and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Pubco Board providing for the issuance of such series and included in a certificate of designation filed pursuant to the NRS, and the Pubco Board is expressly vested with the authority to the full extent provided by law to adopt any such resolution or resolutions.

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Series A Convertible Preferred Stock

Prior to the first closing of the PIPE Financing, Pubco will file the Certificate of Designations establishing up to 100,000 shares of Series A Convertible Preferred Stock, of which 5,000 shares are committed to be issued to the PIPE Investor under the PIPE Securities Purchase Agreement.

Ranking and liquidation preference. The Series A Preferred Stock ranks senior to Pubco Common Stock with respect to dividends, distributions and payments upon liquidation, dissolution and winding up and ranks pari passu with any parity preferred stock and junior to any senior preferred stock issued with the consent required by the Certificate of Designations. Upon a liquidation event, each Preferred Share is entitled to receive, before any distribution to holders of Pubco Common Stock, the greater of (i) the applicable Conversion Amount and (ii) the amount the holder would have received if the Preferred Share had been converted immediately before the liquidation event.

Dividends. Dividends are payable only when, as and if declared by the Pubco Board out of legally available funds, except that a 5% annual default dividend accrues during a continuing Triggering Event. Declared and unpaid dividends are included in the Conversion Amount and applicable redemption and liquidation amounts.

Conversion. Each Preferred Share is convertible at the holder’s option into Pubco Class A Common Stock. The Conversion Amount generally equals 110% of the $1,000 stated value, plus declared and unpaid dividends and other amounts owed under the Transaction Documents. The Conversion Price is the lower of $10.00 and 93% of the lowest daily VWAP during the five trading days immediately preceding conversion, subject to the applicable floor price. The initial floor price is $2.00 and automatically resets lower, and only lower, on the Effective Registration Date and every six months thereafter to 20% of the market-price measure specified in the Certificate of Designations, subject to applicable Nasdaq rules.

Beneficial-ownership limitation. The holder may not convert Preferred Shares to the extent the conversion would cause the holder and its attribution parties to beneficially own more than 4.99% of the outstanding Pubco Class A Common Stock after conversion. A holder may decrease that percentage or increase it to a percentage not exceeding 9.99%, but an increase does not become effective until the sixty-first day after notice to Pubco.

Triggering Events and alternate conversion. The Certificate of Designations specifies a number of Triggering Events relating to registration, trading and listing, conversion delivery, payment defaults, indebtedness defaults, bankruptcy and insolvency matters, judgments, material breaches of Transaction Documents, Exchange Act reporting, a Material Adverse Effect and certain DTC restrictions. Upon a Triggering Event, the stated value of each Preferred Share increases by 15% on a one-time basis, a 5% annual default dividend accrues while the Triggering Event continues and, in specified circumstances, the holder may convert using an alternate conversion price. If a Triggering Event remains uncured, a holder may require Pubco to apply up to 25% of the gross cash proceeds of subsequent financings to redeem Preferred Shares.

Company redemption and fundamental transactions. Pubco may redeem outstanding Preferred Shares for cash at 110% of stated value plus declared and unpaid dividends and other amounts then due on at least fifteen business days’ notice, provided no Triggering Event is continuing, and the holder may continue to convert until the redemption price is paid. In a Fundamental Transaction, the successor entity generally must assume the Preferred Shares or Pubco must redeem them, and if Pubco will cease to be listed on a national securities exchange each holder may elect cash redemption.

Voting and protective provisions. The Preferred Shares generally have no voting rights except as required by Nevada law and for the protective rights specified in the Certificate of Designations. Among other matters, the consent of holders of a majority of the outstanding Preferred Shares generally is required for issuances of senior or parity preferred stock and for amendments that adversely affect the rights of the Series A Preferred Stock. Pubco and its subsidiaries also are restricted, while Preferred Shares remain outstanding, from paying cash dividends on or repurchasing junior or parity securities without the required holders’ consent.

Share reserve. While any Preferred Shares are outstanding, Pubco must reserve at least 200% of the number of shares of Pubco Class A Common Stock then necessary to convert all outstanding Preferred Shares at the then-applicable floor price, without regard to conversion limitations.

The foregoing summary is qualified in its entirety by the Certificate of Designations, which is filed as Exhibit 3.3 to the registration statement of which this proxy statement/prospectus forms a part.

Pubco Warrants

At the Effective Time, each PVAC Public Warrant that is outstanding immediately prior to the Effective Time shall be converted into one Pubco Warrant, with each such warrant subject to substantially the same terms and conditions applicable to the PVAC Public Warrants prior to such conversion

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Each whole Pubco Warrant will entitle the registered holder to subscribe for one share of Pubco Class A Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the Closing Date, provided that Pubco has an effective registration statement under the Securities Act covering the shares of Pubco Common Stock issuable upon exercise of the Pubco Warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. In the event that the foregoing conditions are not satisfied with respect to a Pubco Warrant, the holder of such Pubco Warrant will not be entitled to exercise such Pubco Warrant and such Pubco Warrant may have no value and expire worthless. In no event will Pubco be required to net cash settle any Pubco Warrant. Pursuant to the Warrant Agreement, a Pubco warrant holder may exercise its Pubco Warrants only for a whole number of shares of Pubco Class A Common Stock. This means only a whole Pubco Warrant may be exercised at a given time by a Pubco warrant holder. The Pubco Warrants will expire five years after the Closing Date, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

Pubco has agreed that as soon as practicable, but in no event later than 15 business days after the Closing Date, Pubco will use best efforts to file with the SEC a registration statement covering registration under the Securities Act of the shares of Pubco Common Stock issuable upon exercise of the Pubco Warrants. Pubco will use best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Pubco Warrants in accordance with the provisions of the Warrant Agreement. If a registration statement covering the shares of Pubco Common Stock issuable upon exercise of the Pubco Warrants is not effective by the sixtieth (60th) business day after the Closing Date, Pubco warrant holders may, until such time as there is an effective registration statement and during any period when Pubco will have failed to maintain an effective registration statement, exercise Pubco Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption.

Redemption of Pubco Warrants

Once the Pubco Warrants become exercisable, Pubco may call the Pubco Warrants for redemption for cash:

•	in whole and not in part;

•	at a price of $0.01 per Pubco Warrant;

•	upon not less than 30 days’ prior written notice of redemption to each Pubco Warrant holder; and

•

if, and only if, the last reported sale price of the shares of Pubco Class A Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) on each of 20 trading days within a 30-trading day period ending three trading days before Pubco sends the notice of redemption to the Pubco warrant holders.

 Pubco will not redeem the Pubco Warrants as described above unless a registration statement under the Securities Act covering the issuance of the shares of Pubco Common Stock issuable upon exercise of the Pubco Warrants is then effective and a current prospectus relating to those shares is available throughout the 30-day redemption period.

Pubco does not intend to take any steps to notify holders of Pubco Warrants that such Pubco Warrants have become eligible for redemption except if it actually seeks to redeem the Pubco Warrants. In order to redeem the Pubco Warrants, Pubco must provide 30 days’ prior written notice of redemption to each Pubco Warrant holder and have a current registration statement in effect with respect to the shares of Pubco Class A Common Stock underlying such Pubco Warrants. If the foregoing conditions are satisfied and Pubco issues a notice of redemption, each Pubco Warrant holder can exercise his, her or its Warrant prior to the scheduled redemption date in accordance with the above. However, the price of the shares of Pubco Class A Common Stock may fall below the $18.00 trigger price (as adjusted) as well as the $11.50 warrant exercise price (as adjusted) after the redemption notice is issued.

Pubco has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Pubco Warrant exercise price. If the foregoing conditions are satisfied and Pubco issues a notice of redemption of the Pubco Warrants, each Pubco warrant holder will be entitled to exercise his, her or its Pubco Warrant prior to the scheduled redemption date. However, the price of the shares of Pubco Common Stock may fall below the $18.00 redemption trigger price as well as the $11.50 exercise price after the redemption notice is issued.

If Pubco calls the Pubco Warrants for redemption as described above, Pubco management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” Pubco management will consider, among other factors, Pubco’s cash position, the number of Pubco Warrants that are outstanding and the dilutive effect on Pubco’s stockholders of issuing the maximum number of shares of Pubco Common Stock issuable upon the exercise of the warrants. If Pubco’s management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Pubco Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Pubco Common Stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Pubco Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is received by the holders of warrants. If Pubco’s management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Pubco Common Stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. Pubco believes this feature is an attractive option if it does not need the cash from the exercise of the warrants after the Business Combination.

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A holder of a Pubco Warrant may notify Pubco in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Pubco Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of Pubco Common Stock outstanding immediately after giving effect to such exercise.

Anti-dilution adjustments

If the number of issued shares of Pubco Common Stock is increased by a stock dividend payable in shares of Pubco Common Stock, or by a split-up of shares of Pubco Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Pubco Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Pubco Common Stock. A rights offering to holders of Pubco Common Stock entitling holders to purchase shares of Pubco Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Pubco Common Stock equal to the product of (i) the number of shares of Pubco Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Pubco Common Stock) and (ii) one (1) minus the quotient of (x) the price per share of Pubco Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Pubco Common Stock, in determining the price payable for Pubco Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Pubco Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of Pubco Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if Pubco, at any time while the Pubco Warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to the holders of Pubco Common Stock on account of such shares of Pubco Common Stock (or other shares of capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends (initially defined as up to $0.50 per share in a 365 day period), (c) to satisfy the redemption rights of the holders of PVAC Ordinary Shares in connection with the Business Combination, (d) to satisfy the redemption rights of the holders of PVAC Ordinary Shares in connection with a stockholder vote to amend the Certificate of Incorporation (i) to modify the substance or timing of PVAC’s obligation to redeem 100% of the PVAC Ordinary Shares if PVAC does not complete the Business Combination within the required time period or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, or (e) in connection with the redemption of the Public Shares upon failure to complete the Business Combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Pubco Common Stock in respect of such event.

If the number of outstanding shares of Pubco Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Pubco Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Pubco Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Pubco Common Stock.

Whenever the number of shares of Pubco Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Pubco Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Pubco Common Stock so purchasable immediately thereafter.

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In case of any reclassification or reorganization of the outstanding shares of Pubco Common Stock (other than those described above or that solely affects the par value of such shares of Pubco Common Stock), or in the case of any merger or consolidation of Pubco with or into another corporation (other than a consolidation or merger in which Pubco is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Pubco Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of Pubco as an entirety or substantially as an entirety in connection with which Pubco is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of Pubco Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Pubco Common Stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants in order to determine and realize the option value component of the warrant. This formula is to compensate the Warrant Holder for the loss of the option value portion of the warrant due to the requirement that the Warrant Holder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

The Pubco Warrants will be issued in registered form under the Warrant Agreement by and among Continental, the warrant agent (if other than Continental), PVAC and Pubco. The Warrant Agreement will provide that the terms of the Pubco Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, and that all other modifications or amendments will require the vote or written consent of the holders of at least 50% of the then outstanding Pubco Warrants. You should review a copy of the Warrant Agreement for a complete description of the terms and conditions applicable to the Pubco Warrants.

Exclusive Forum

The Pubco Charter will require, to the fullest extent permitted by law, that derivative actions brought in its name, actions against Pubco’s directors, officers and employees for breach of fiduciary duty and certain other actions may be brought only in the District Courts of Nevada, except any action (A) as to which the District Courts of Nevada determines that there is an indispensable party not subject to the jurisdiction of the District Courts of Nevada (and the indispensable party does not consent to the personal jurisdiction of the District Courts of Nevada within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the District Courts of Nevada or (C) for which the District Courts of Nevada does not have subject matter jurisdiction. If an action is brought outside of Nevada, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. Although we believe this provision benefits Pubco by providing increased consistency in the application of law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against Pubco’s directors and officers.

Notwithstanding the foregoing, the forum selection provision will not apply to any of the following actions: (A) as to which the District Courts of Nevada determines that there is an indispensable party not subject to the jurisdiction of the District Courts of Nevada (and the indispensable party does not consent to the personal jurisdiction of the District Courts of Nevada within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the District Courts of Nevada, (C) for which the District Courts of Nevada does not have subject matter jurisdiction, or (D) any action arising under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or, in each case, rules and regulations promulgated thereunder, for which there is exclusive federal or concurrent federal and state jurisdiction.

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Anti-Takeover Effects of Provisions of the Pubco Charter and Bylaws

The provisions of the Pubco Charter and the Pubco Bylaws and of the NRS summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares of Pubco Common Stock.

The Pubco Charter and the Pubco Bylaws will contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Pubco Board and that may have the effect of delaying, deferring or preventing a future takeover or change in control of Pubco unless such takeover or change in control is approved by the Pubco Board.

These provisions include:

Advance Notice Procedures. The Pubco Bylaws provide that Pubco stockholders seeking to bring business before Pubco’s annual meeting of stockholders, or to nominate candidates for election as directors at Pubco’s annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by Pubco secretary at Pubco’s principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in Pubco’s annual proxy statement must comply with the notice periods contained therein. The Pubco Bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude Pubco’s stockholders from bringing matters before Pubco’s annual meeting of stockholders or from making nominations for directors at Pubco’s annual meeting of stockholders.

Authorized but Unissued Shares. Pubco’s authorized but unissued shares of Pubco Common Stock and preferred stock will be available for future issuance without stockholder approval, subject to rules of the securities exchange on which the Pubco Common Stock is listed. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions, in connection with the redemption or exchange of Pubco Warrants and employee benefit plans. The existence of authorized but unissued shares of Pubco Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of Pubco Common Stock by means of a proxy contest, tender offer, merger or otherwise.

Classified Board Upon Change in Controlling Stockholder. The Pubco Board shall be divided into three classes, Class A, Class B and Class C. Class A will serve for a term expiring at the first annual meeting after such change, Class B will serve for a term expiring at the second annual meeting after such change and Class C will serve for a term expiring at the third annual meeting after such change. Commencing at the first annual meeting of stockholders after such change, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. The existence of a classified board may extend the time required to make any change in control of the Pubco Board when compared to a corporation with an unclassified board. It may take two annual meetings for the Pubco stockholders to effect a change in control of the Pubco Board, because in general less than a majority of the members of the Pubco Board will be elected at a given annual meeting. Once the Pubco Board is classified, and because the Pubco Charter does not otherwise provide, under Nevada law, Pubco’s directors may only be removed for cause.

Special Meetings of Stockholders. The Pubco Bylaws provide that special meetings of Pubco’s stockholders may be called only by the Chairman, the Chief Executive Officer or the Pubco Board.

Nevada Anti-Take-Over Provisions and Opt Out.

Pubco is a Nevada corporation and, absent an applicable exemption or an express opt-out, certain provisions of the Nevada Revised Statutes could apply to attempts to acquire control of Pubco or engage in certain business combinations with Pubco. These statutes include Nevada’s “control share” provisions, codified at NRS 78.378 to 78.3793, which generally apply to acquisitions of a controlling interest in an issuing corporation unless the corporation’s articles of incorporation or bylaws provide otherwise, and Nevada’s “business combination” provisions, codified at NRS 78.411 to 78.444, which generally restrict certain combinations with an interested stockholder unless an exception applies or the corporation has opted out in the manner permitted by statute.

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After the expiration of the three-year period, Nevada law generally permits a combination with an interested stockholder only if:

•	the board of directors approves the combination; or

•	the combination is approved by the affirmative vote of holders of at least 60% of the outstanding voting power not beneficially owned by the interested stockholder or its affiliates and associates; or

•	the consideration to be received by disinterested stockholders meets certain statutory minimum price and procedural requirements designed to ensure fair value.

For purposes of these Nevada provisions, a “combination” generally includes a merger, consolidation, share exchange, disposition of assets, issuance or transfer of securities, reclassification, liquidation, dissolution, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” generally is a person who, together with affiliates and associates, beneficially owns 10% or more of the voting power of the corporation’s outstanding voting shares.

In addition, Nevada has “control share” acquisition provisions set forth in NRS 78.378–78.3793. These provisions apply to certain acquisitions of voting shares that would bring an acquiring person’s ownership above specified ownership thresholds (20%, 33⅓%, or 50%), and generally require approval by a majority of the disinterested stockholders before the acquired shares may be voted. A Nevada corporation may opt out of these provisions in its articles of incorporation or bylaws.

Although Pubco will opt out of the Nevada statutory provisions described above, the Pubco Organizational Documents will include protections substantially similar in effect to the Nevada business combination statutes. These provisions may encourage persons seeking to acquire control of Pubco to negotiate in advance with the Pubco Board because the stockholder approval requirements could be avoided if the Pubco Board approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder.

However, such provisions also could discourage or deter transactions that might result in a premium over the market price of Pubco’s securities. These provisions may have the effect of delaying, deferring or preventing a change in control of Pubco and could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Transfer Agent and Registrar

The transfer agent of Pubco will be Continental Stock Transfer & Trust Company and its contact information is:

Continental Stock Transfer & Trust Company

1 State Street Plaza, 30th Floor

New York, New York 10004

Listing of Pubco Class B Common Stock and Pubco Warrants

PVAC has applied for listing of the Pubco Class A Common Stock and Pubco Warrants on the Nasdaq Global Market, under the symbols “TGAI” and “TGAIW”, as of immediately following the Closing.

Dividends

The payment of cash dividends in the future will be dependent upon Pubco’s revenues and earnings, if any, capital requirements and general financial conditions subsequent to completion of the Business Combination. The payment of any cash dividends subsequent to the Business Combination will be within the discretion of the Pubco Board at such time.

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RECENT SALES OF UNREGISTERED SECURITIES

During the three years preceding the date of this registration statement, the registrants issued or agreed to issue the following securities that were not registered under the Securities Act. No underwriters were involved in these issuances. The issuances were made in reliance upon exemptions from registration under Section 4(a)(2) of the Securities Act and/or Regulation D thereunder, based on the private nature of the transactions and the recipients’ status as accredited investors, founders or affiliates, as applicable.

Tigerless

On September 5, 2025, the Company amended its Certificate of Incorporation to increase its authorized capital and create Class A and Class B common stock. At the effective date of the amendment, all 200 outstanding shares of common stock were reclassified on a one-for-one basis into 32 shares of Class A common stock and 168 shares of Class B common stock. The recapitalization was effected solely among existing stockholders and no additional consideration was received by the Company.

On October 14, 2025, the Company issued an aggregate of 10 shares of Class A common stock, par value $0.01 per share, representing approximately 4.8% of the Company’s issued and outstanding capital stock immediately following the issuance, to Mercury Pointe, LLC as equity consideration for the acquisition of the Patent Portfolio and related patent records. The Company recorded the acquired Patent Portfolio at its estimated fair value of $19.383 million, with the par value of the shares issued recorded in common stock and the excess recorded as additional paid-in capital. The issuance was made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering. The issuance was privately negotiated with a single holder, no general solicitation or general advertising was used, and Mercury Pointe acquired the shares for investment purposes.

On March 6, 2026, Tigerless AI Holdings Inc., the Company, issued 100 shares of common stock to Tigerless Health, Inc. for nominal consideration in connection with its formation.

Merger Subs

On March 6, 2026, each Merger Sub issued 100 shares of common stock to Pubco for nominal consideration in connection with formation.

PVAC

On August 14, 2025, the New Sponsor agreed to loan to PVAC up to an aggregate of $1,000,000 for working capital purposes and in return, PVAC issued the August 2025 Note to the New Sponsor. The August 2025 Note is convertible at the holder’s option into private placement warrants at $1.50 per warrant upon consummation of a business combination. No underwriters were involved in these issuances. The issuance was made in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act and/or Regulation D thereunder, based on the private nature of the transaction and the recipient’s status as an accredited investor.

Pubco

Pursuant to the Business Combination Agreement, Pubco will issue shares of Pubco Class A Common Stock, Pubco Class B Common Stock and Pubco Warrants as merger consideration in reliance on Section 4(a)(2) of the Securities Act and/or other available exemptions.

PIPE Financing

On September 30, 2026, Pubco, PVAC and Tigerless Health entered into the PIPE Securities Purchase Agreement with Capstan Point, LLC, an accredited investor, pursuant to which Pubco agreed to issue and sell 5,000 shares of Series A Convertible Preferred Stock for an aggregate purchase price of $5.0 million in two tranches following completion of the Business Combination. The offer and sale of the Series A Preferred Stock are being made without general solicitation or general advertising in reliance on Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D. No Preferred Shares or shares of Pubco Class A Common Stock issuable upon conversion of the Preferred Shares are being registered for issuance pursuant to this Form S-4. Pubco has agreed to file a separate registration statement for the resale of the conversion shares following the first PIPE closing.

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SHARES ELIGIBLE FOR FUTURE SALE

Business Combination Shares

Pubco will issue 5,600,000 shares of Pubco Class A Common Stock and 22,400,000 shares of Pubco Class B Common Stock, to existing equityholders of the Company in connection with the Business Combination and up to 5,954,450 shares of Pubco Class A Common Stock to existing shareholders of PVAC (assuming no holders of Public Shares exercise redemption rights). All of the Pubco Common Stock issued in connection with the Business Combination is expected to be freely transferable by persons other than by PVAC’s and the Company’s respective “affiliates” without restriction or further registration under the Securities Act, subject to any lock-up or other contractual restrictions. Sales of substantial amounts of the Pubco Common Stock in the public market could adversely affect prevailing market prices of the Pubco Common Stock.

PIPE Securities and Closing Fee Shares

The 5,000 shares of Series A Preferred Stock will be issued to the PIPE Investor in a private placement exempt from registration under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D and are not being registered for issuance under this Form S-4. Shares of Pubco Class A Common Stock issued upon conversion of the Series A Preferred Stock will initially be restricted securities unless registered for resale or otherwise eligible for resale under an exemption from registration.

Under the PIPE Securities Purchase Agreement, Pubco is required to file, no later than 30 calendar days after the first PIPE closing, a resale registration statement covering 200% of the maximum number of conversion shares issuable at the initial floor price, together with Closing Fee Shares to the extent they are not then freely tradable. Pubco is required to use best efforts to cause that registration statement to become effective no later than 30 calendar days after the filing deadline if it is not reviewed by the SEC and no later than 60 calendar days after the filing deadline if it is reviewed, subject to specified exceptions, and to file additional registration statements if the number of registered shares later becomes insufficient.

The Closing Fee Shares consist of 2,000,000 shares of Pubco Class A Common Stock to be transferred by existing Tigerless Health and/or PVAC stockholders. The initial transfer is limited to the number of shares that may be delivered without causing the PIPE Investor to exceed the 4.99% beneficial-ownership cap, and the remaining shares are to be transferred in later installments as the PIPE Investor’s beneficial ownership permits. Until the earlier of termination of the PIPE Securities Purchase Agreement and completion of the second PIPE closing, the PIPE Investor is subject to a contractual daily leak-out restriction, but may sell on any trading day a number of shares not exceeding the greater of (i) $75,000 divided by the prior trading day’s closing price and (ii) 8% of the trading volume on the day of sale. Following the end of that period, the contractual leak-out restriction terminates, subject to applicable securities laws. The availability for resale of Closing Fee Shares and conversion shares could materially increase the number of Pubco Class A Common Stock available for sale into the public market.

Lock-up Provisions and Agreements

The holders of the Founder Shares have agreed not to transfer, assign or sell any of the Founder Shares until the earlier of (i) one year after the completion of PVAC’s initial business combination, such as the Business Combination would constitute, (ii) the date on which PVAC completes a liquidation, merger, capital stock exchange or other similar transaction after an initial business combination that results in all shareholders of PVAC having the right to exchange their PVAC Class A Ordinary Shares for cash, securities or other property or (iii) if, after an initial business combination, the closing price of the ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after such initial business combination.

Pursuant to and as a condition to closing the transactions contemplated by the Business Combination Agreement, PVAC, the Company, and certain of their respective securityholders will enter into the Lockup Agreement agreeing not to sell, transfer or assign the shares of Pubco Common Stock received in the Mergers . Pursuant to such Lockup Agreement, subject to certain exceptions, (i) the Company stockholders receiving Pubco Class A Common Stock in the Business Combination will agree for a period of 12 months from the Closing, (ii) certain of the Company’s management team members

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Registration Rights

The holders of the Founder Shares are entitled to registration rights pursuant to a registration rights agreement dated November 30, 2021 requiring the Pubco to register such securities for resale. Subject to certain limitations set forth in such agreement, the holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that Pubco register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to completion of a Business Combination and rights to require Pubco to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that Pubco will not be required to effect or permit any registration or cause any registration statement to become effective until the securities covered thereby are released from their lock-up restrictions. Pubco will bear the expenses incurred in connection with the filing of any such registration statements.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•

at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC, which is expected to be filed promptly after completion of the Business Combination, reflecting its status as an entity that is not a shell company.

249

As of the date of this proxy statement/prospectus, there are [•] PVAC Ordinary Shares outstanding. Of these shares, [•] shares sold in the initial public offering of PVAC are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining [•] shares owned collectively by the Insiders, officers and directors are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

As of the date of this proxy statement/prospectus, there are a total of 11,500,000 PVAC Warrants outstanding that were originally included in the PVAC Units sold in the IPO. Such PVAC Warrants are freely tradable, except for any PVAC Warrants purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act.

APPRAISAL RIGHTS

Holders of record of PVAC Ordinary Shares have appraisal rights in connection with the Merger under the Cayman Islands Companies Act. In this proxy statement, these appraisal or dissent rights are sometimes referred to as “Dissent Rights”.

Holders of record of PVAC Ordinary Shares wishing to exercise such Dissent Rights and make a demand for payment of the fair value for his, her or its PVAC Ordinary Shares must give written objection to the Merger to PVAC prior to the shareholder vote at the Shareholder Meeting to approve the Merger and follow the procedures set out in Section 238 of the Cayman Companies Act. These statutory appraisal rights are separate to and mutually exclusive of the right of Public Shareholders to demand that their Public Shares are redeemed for cash for a pro rata share of the funds on deposit in the trust account in accordance with the articles of association of PVAC.

It is possible that if a PVAC shareholder exercises appraisal rights, the fair value of the PVAC Ordinary Shares determined under Section 238 of the Cayman Companies Act could be more than, the same as, or less than such holder would obtain they exercised their redemption rights as described herein. PVAC believes that such fair value would equal the amount that Public Shareholders would obtain if they exercise their redemption rights as described herein.

PVAC shareholders need not vote against any of the Proposals at the Shareholder Meeting in order to exercise Dissent Rights. A PVAC shareholder which elects to exercise Dissent Rights must do so in respect of all the PVAC Ordinary Shares that person holds and will lose their right to exercise their redemption rights as described herein.

At the Effective Time, the PVAC Dissenting Shares shall automatically be cancelled by virtue of the Merger, and each dissenting shareholder will thereafter cease to have any rights with respect to such shares, except the right to be paid the fair value of such shares and such other rights as are granted by the Cayman Companies Act. However, if any such holder shall have failed to perfect or withdraws or shall have otherwise lost his, her or its rights under Section 238 of the Cayman Companies Act (including in the circumstances described in the immediately following paragraph) or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 238 of the Cayman Companies Act, then the right of such holder to be paid the fair value of such holder’s PVAC Dissenting Shares under Section 238 of the Cayman Companies Act will cease, the shares will no longer be considered PVAC Dissenting Shares and such holder will continue to own such holder’s PVAC Ordinary Shares.

Notwithstanding the foregoing, Section 239 of the Cayman Companies Act states that no such dissenter rights shall be available in respect of shares of any class for which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the expiry date of the period allowed for written notice of an election to dissent, but this shall not apply if the holders thereof are required by the terms of a plan of merger pursuant to the relevant sections of the Cayman Companies Act to accept for such shares anything except, among other things, shares of any other company, or depository receipts in respect thereof, which shares or depository receipts at the effective date of the merger or consolidation, are either listed on a national securities exchange or designated as a national market system security on a recognized interdealer quotation system or held of record by more than two thousand holders. In circumstances where any exemption under Section 239 of the Cayman Companies Act is invoked, no Dissent Rights would be available to PVAC shareholders, including those PVAC shareholders who previously delivered a written objection to the Merger prior to the Shareholder Meeting and followed the procedures set out in Section 238 of the Cayman Companies Act in full up to such date. Accordingly, such shareholder of PVAC may not have appraisal rights in connection with the Merger, on the basis that such holder’s PVAC Ordinary Shares will continue to be listed on an exchange that falls within the one of the aforesaid limitations following the closing of the Business Combination.

250

HOUSEHOLDING INFORMATION

Unless PVAC has received contrary instructions, PVAC may send a single copy of this proxy statement/prospectus to any household at which two or more shareholders reside if PVAC believes the shareholders are members of the same family. This process, known as “householding”, reduces the volume of duplicate information received at any one household and helps to reduce PVAC’s expenses. However, if shareholders prefer to receive multiple sets of PVAC’s disclosure documents at the same address this year or in future years, the shareholders should follow the instructions described below. Similarly, if an address is shared with another shareholder and together both of the shareholders would like to receive only a single set of PVAC’s disclosure documents, the shareholders should follow these instructions:

•

If the shares are registered in the name of the shareholders, the shareholders should contact PVAC at its offices at Piermont Valley Acquisition Corp., 732 S 6th Street, #5386, Las Vegas, Nevada 89101, to inform PVAC of his or her request; or

•	If a bank, broker or other nominee holds the stock, the shareholders should contact the bank, broker or other nominee directly.

TRANSFER AGENT AND REGISTRAR

The transfer agent for shares of Pubco Class A Common Stock and Pubco Class B Common Stock upon closing of the Business Combination will be Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, New York 10004.

SUBMISSION OF PROPOSALS

The PVAC Board knows of no matter other than those described herein that will be presented for consideration at the Shareholder Meeting. However, should any other matters properly come before the Shareholder Meeting or any adjournments or postponements thereof, it is the intention of the person(s) named in the accompanying proxy to vote in accordance with their best judgment in the interests of PVAC.

FUTURE PROPOSALS

If the Business Combination is consummated and Pubco holds a 2026 annual general meeting of shareholders, it will provide notice of or otherwise publicly disclose the date on which the 2026 annual meeting will be held. If the Business Combination is not consummated, there will not be any 2026 meeting.

WHERE YOU CAN FIND MORE INFORMATION

PVAC files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may access information filed on PVAC at the SEC website, which contains reports, proxy statements and other information, at: www.sec.gov.

This proxy statement/prospectus is available without charge to PVAC’s shareholders upon written or oral request. If you would like additional copies of this proxy statement/prospectus or if you have questions about the Business Combination or the proposals to be presented at the Shareholder Meeting, you should contact PVAC in writing at Piermont Valley Acquisition Corp., 732 S 6th Street, #5386, Las Vegas, Nevada 89101, or by telephone at [•].

If you have questions about the proposals or this proxy statement/prospectus, would like additional copies of this proxy statement/prospectus, or need to obtain proxy cards or other information related to the proxy solicitation, please contact ClearTrust, LLC, PVAC’s proxy solicitor, by calling [•] (toll-free), or banks and brokers can call [•], or by emailing [•]. You will not be charged for any of the documents that you request.

251

To obtain timely delivery of the documents, you must request them no later than five business days before the date of the meeting, or no later than [•], 2026.

Information and statements contained in this proxy statement/prospectus or any annex to this proxy statement/prospectus are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to this proxy statement/prospectus.

All information contained in this document relating to PVAC, Pubco, Merger Sub 1 and Merger Sub 2, has been supplied by PVAC and all such information relating to the Company has been supplied by the Company. Information provided by PVAC or the Company does not constitute any representation, estimate or projection of the other.

This document is a proxy statement/prospectus of PVAC for the Shareholder Meeting. PVAC has not authorized anyone to give any information or make any representation about the Business Combination, PVAC or the Company that is different from, or in addition to, that contained in this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement/prospectus speaks only as of the date of this document unless the information specifically indicates that another date applies.

LEGAL MATTERS

Graubard Miller, New York, New York, will pass upon the validity of the Pubco Class A Common Stock, Pubco Class B Common Stock and Pubco Warrants to be issued in connection with the Business Combination. Nelsons Legal has passed upon matters of Cayman Islands law related to this proxy statement/prospectus.

EXPERTS

The financial statements of Piermont Valley Acquisition Corp. as of March 31, 2026 and 2025 and for the years ended March 31, 2026 and 2025 included in this proxy statement/prospectus have been audited by Aloba, Awomolo & Partners (PCAOB ID #7275), an independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Tigerless Health Inc. as of June 30, 2026 and 2025 and for the years then ended have been audited by Bush & Associates CPA LLC (PCAOB ID #6797), an independent registered public accounting firm, as set forth in their report appearing elsewhere herein (which report contains an explanatory paragraph relating to substantial doubt about Tigerless Health Inc.’s ability to continue as a going concern). Such consolidated financial statements have been so included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Intellectual Property Valuation Expert

The estimated fair value of the Patent Portfolio as of October 14, 2025 and the related valuation methodologies, assumptions and valuation conclusion described in this proxy statement/prospectus are based on an intellectual-property valuation report dated October 16, 2025 prepared by InTraCoM GmbH, which is named herein as an expert in intellectual-property valuation. InTraCoM GmbH has consented to the references to InTraCoM GmbH and its valuation report in the Registration Statement and to the filing of its consent as an exhibit to the Registration Statement.

SHAREHOLDER COMMUNICATIONS

Shareholders and interested parties may communicate with the PVAC Board, any committee chairperson or the non-management directors as a group by writing to the board or committee chairperson in care of Piermont Valley Acquisition Corp, 732 S 6th Street, #5386, Las Vegas, Nevada 89101, or by telephone at [•]., Attention: Corporate Secretary. Following the Business Combination, such communications should be sent in care of Pubco, 450 7th Avenue, Ste 905, New York, NY 10123, or by telephone at [•], Attention: Corporate Secretary. Each communication will be forwarded, depending on the subject matter, to the PVAC Board, the Pubco Board, the appropriate committee chairperson or all non-management directors.

252

253

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

Tigerless Health Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Tigerless Health Inc. (the “Company”) as of June 30, 2026 and 2025, and the related statements of operations, change in stockholders’ deficit, and cash flows for the years then ended June 30, 2026 and 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2026 and 2025, and the results of its operations and its cash flows for the years then ended June 30, 2026 and 2025, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s operating losses raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgements. We determined that there are no critical audit matters.

/s/Bush & Associates CPA LLC

We have served as the Company’s auditor since 2025.

Las Vegas, Nevada

August 27, 2026, except for Note 12, as to which the date is October 2, 2026

PCAOB ID Number 6797

F-1

TIGERLESS HEALTH INC.

CONSOLIDATED BALANCE SHEETS

	As of June 30, 2026	As of June 30, 2025
Assets
Non-Current Assets
Intangible Assets	$19,383,000	$-
Current Assets
Cash	230,787	276,729
Prepaid Expenses	14,736	13,578
Other Receivables	40,762	56,671
Total current assets	286,285	346,978
Total assets	$19,669,285	$346,978
Liabilities and Shareholders' Equity
Accounts payable, accrued and other liabilities	333,686	270,095
Promissory Notes Payable — Related Party	530,189	-
Due to related party	44,270	44,270
Total current liabilities	908,145	314,365
Loan Payable - SBA - EIDL	42,000	42,000
Total liabilities	950,145	356,365
Shareholders' Equity / (Deficit):
Common stock, $0.01 par value; 200 shares authorized, issued and outstanding as of June 30, 2025	-	2
Class A Common Stock, $0.01 par; 3,000 authorized; 42 issued and outstanding as of June 30, 2026	0	-
Class B Common Stock, $0.01 par; 2,000 authorized; 168 issued and outstanding as of June 30, 2026	2	-
Additional paid-in capital	19,578,042	195,042
Accumulated deficit	(858,904)	(204,431)
Total shareholders' equity / (deficit)	18,719,140	(9,387)
Total Liabilities and Shareholders' Equity	$19,669,285	$346,978

The accompanying notes are an integral part of these consolidated financial statements.

F-2

TIGERLESS HEALTH INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For The Year Ended June 30, 2026	For The Year Ended June 30, 2025
Revenues
Commissions and fees	$702,472	$923,874
Other income	77,770	167,073
Total Revenue	780,242	1,090,947
Expenses
General and administrative	967,394	701,293
Compensation and benefits	405,732	409,353
Total Expenses	(1,373,126)	(1,110,646)
Loss Before Income Taxes	(592,884)	(19,699)
Income taxes	(61,589)	(31,252)
Net Loss	$(654,473)	$(50,951)
Weighted average shares outstanding — Common Stock	207	200
Basic and diluted net loss per share	$(3,160)	$(255)

The accompanying notes are an integral part of these consolidated financial statements.

F-3

TIGERLESS HEALTH INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

FOR THE YEARS ENDED JUNE 30, 2026 AND 2025

			Class A		Class B		Additional
	Common Stock		Common Stock		Common Stock		Paid-in	Accumulated
	Shares	$	Shares	$	Shares	$	Capital	Deficit	Total
Balance at June 30, 2024	200	2	-	-	-	-	195,042	(153,480)	41,564
Net loss for the year	-	-	-	-	-	-	-	(50,951)	(50,951)
Balance at June 30, 2025	200	2	-	-	-	-	195,042	(204,431)	(9,387)
Reclassification of common stock (1)	(200)	(2)	32	0	168	2	-	-	-
Capital contribution (2)	-	-	10	0	-	-	19,383,000	-	19,383,000
Net loss for the year	-	-	-	-	-	-	-	(654,473)	(654,473)
Balance at June 30, 2026	-	-	42	0	168	2	19,578,042	(858,904)	18,719,140

(1) On September 5, 2025, the Company amended its Certificate of Incorporation to increase its authorized capital and create Class A and Class B common stock. At the effective date of the amendment, all 200 outstanding shares of common stock were reclassified on a one-for-one basis into 32 shares of Class A common stock and 168 shares of Class B common stock. The reclassification had no impact on total shareholders’ equity.

(2) On October 14, 2025, the Company entered into an agreement for the contribution of certain intellectual property and related assets. In connection with this transaction, the Company issued 10 shares of Class A Common Stock with a par value of $0.01 per share as consideration. The contributed assets were recorded at fair value, with the par value of the shares recorded in common stock and the excess recorded as additional paid-in capital.

The accompanying notes are an integral part of these consolidated financial statements.

F-4

TIGERLESS HEALTH INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended June 30, 2026	Year Ended June 30, 2025
Cash flows from operating activities
Net loss	$(654,473)	$(50,951)
Adjustments to reconcile net loss to net cash used in operating activities:
Operating expenses paid directly by related-party lender	120,189	-
Changes in operating assets and liabilities:
Prepaid expenses	(1,158)	93,093
Other Receivables	15,909	(42,798)
Accounts payable, accrued and other liabilities	63,591	85,228
Net cash (used in) / provided by operating activities	(455,942)	84,572
Cash flows from investing activities
-	-	-
Net cash provided by investing activities	-	-
Cash flows from financing activities
Proceeds from related-party promissory notes	410,000	-
Net cash provided by financing activities	410,000	-
(Decrease) / increase in cash	(45,942)	84,572
Cash at the beginning of the year	276,729	192,157
Cash at the end of the year	$230,787	$276,729
Supplemental disclosure of cash flow information:
Cash paid for interest	$6,131	$2,904
Cash paid for income taxes	$43,244	$1,600
Supplemental non-cash investing and financing activities:
Capital contribution of intellectual property in exchange for issuance of common stock	$19,383,000	$-
Operating expenses paid directly by related-party lender under promissory notes	$120,189	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-5

TIGERLESS HEALTH INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2026 AND 2025

NOTE 1 – ORGANIZATION AND BUSINESS

Tigerless Health Inc. (the “Company”) is a corporation established under the corporation laws of the State of New York on December 05, 2018. Company is direct to consumer Insurtech- aiming at facilitating international students and their dependents to purchase appropriate health, auto, homeowners or pet insurance plans through Company’ online platform “Tigerless.com”, which is used to provide information, facilitate customer engagement and support the insurance application and enrollment process. For this purpose, the Company has partnered with multiple insurance companies and the Company platform serves as a comprehensive online insurance marketplace.

The Company has adopted June 30 fiscal year end.

NOTE 2 – GOING CONCERN

The accompanying consolidated financial statements as of and for the years ended June 30, 2026 and 2025 have been prepared in conformity with accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and the settlement of liabilities in the normal course of business.

The Company incurred a net loss of $654,473 for the year ended June 30, 2026 and had an accumulated deficit of $858,904 as of June 30, 2026. As of June 30, 2026, the Company had negative working capital of $621,860 and used cash in operating activities of $455,942 during the year then ended. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of one year from the date these consolidated financial statements are issued.

Management’s plans to address this uncertainty include continuing to manage operating expenditures, maintaining and expanding the Company’s revenue-generating insurance agency operations, pursuing strategic financing and capital-raising opportunities, including continued financial support from related parties such as the borrowings available under the related-party promissory notes described in Note 6, and pursuing the proposed Business Combination pursuant to the definitive agreement described in Note 11.

The Company’s ability to execute its plans is subject to factors outside of management’s control, including the availability of financing, market conditions, completion of the proposed Business Combination, and the Company’s ability to generate sufficient cash flows from operations. Accordingly, management’s plans cannot be considered probable of fully alleviating the substantial doubt regarding the Company’s ability to continue as a going concern.

The accompanying consolidated financial statements have been prepared on a going concern basis and do not include any adjustments that might result from the outcome of this uncertainty, including adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-6

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements of the Company have been prepared using the accrual basis of accounting in accordance with the accounting principles generally accepted in the United States of America (“U.S. GAAP”). For purposes of clarity and ease of presentation, all dollar amounts in these consolidated financial statements have been rounded to the nearest whole number.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Tigerless Insurance Agency LLC, which is currently inactive and has not commenced operations. All intercompany balances and transactions have been eliminated in consolidation, where applicable. As of the reporting date, there were no intercompany transactions or balances requiring elimination.

Use of Estimates and Assumptions

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant estimates and assumptions inherent in the preparation of these consolidated financial statements include management's assessment of the Company's ability to continue as a going concern, the estimated fair value and useful life of contributed intellectual property, and estimates of variable consideration related to revenue recognition, including expected policy cancellations, refunds, chargebacks and clawbacks. Such revenue-related estimates were not material to the consolidated financial statements for the years ended June 30, 2026 and 2025.

Concentration and Credit Risk

The Company’s financial instruments exposed to credit risk consist primarily of cash, accounts receivable and other receivables. The Company places its cash with financial institutions that management believes are creditworthy. At times, the Company’s cash balances with a financial institution may exceed applicable government insurance limits. Accounts receivable and other receivables consist primarily of amounts due from insurance carriers, intermediaries, payment processors, fund processors or other third-party counterparties in the ordinary course of business. The Company monitors the collectability of receivables and records an allowance for doubtful accounts when collection is not considered probable. Management believes credit risk is limited based on the nature of the counterparties and the Company’s historical collection experience.

F-7

Income Taxes

Income taxes are determined in accordance with the provisions of Financial Accounting Standards Board ASC 740, “Income Taxes” (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their consolidated financial statements uncertain tax positions taken or expected to be taken on a tax return. The potential benefits of net operating losses have not been recognized in these consolidated financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years. Unrecognized tax positions, if ever recognized in the consolidated financial statements, are recorded in the statement of operations as part of the income tax provision. The Company’s policy is to recognize interest and penalties accrued on uncertain tax positions, if any, as part of the income tax provision. For the years ended June 30, 2026 and 2025, the Company did not have any interest and penalties associated with tax positions. As of June 30, 2026 and 2025, the Company has no liability for uncertain tax positions.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturities of three months or less at the time of issuance to be cash equivalents. Our cash balances at financial institutions may exceed the Federal Deposit Insurance Company’s (FDIC) insured limit of $250,000 from time to time.

Accounts Receivables

Accounts receivables are recognized when services are rendered to customers, and the right to consideration becomes unconditional. Accounts receivables are initially measured at the transaction price, which includes the fair value of consideration received or receivable, net of any discounts, rebates, or allowances. Subsequently, these are stated at their net realizable value, which represents the estimated amount expected to be collected from customers. To ensure the valuation is appropriate, periodic assessments are made for doubtful accounts, and appropriate allowances for doubtful accounts are recognized to reflect the estimated portion of receivables that may not be collected.

Prepaid Expenses

The Company considers all items incurred for future services to be prepaid expenses.

F-8

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification Topic 606, Revenue from Contracts with Customers (“ASC 606”). ASC 606 requires revenue to be recognized in an amount that reflects the consideration to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer. The Company applies the five-step model under ASC 606 by: (i) identifying the contract with the customer; (ii) identifying the performance obligations in the contract; (iii) determining the transaction price; (iv) allocating the transaction price to the performance obligations in the contract; and (v) recognizing revenue when, or as, the Company satisfies the performance obligation.

The Company operates a technology-enabled insurance agency platform that facilitates the placement and renewal of insurance products issued by third-party insurance carriers. The Company is an insurance agency and does not underwrite insurance policies, determine actuarial assumptions, set insurance premiums, assume policy or claims risk, maintain insurance claim reserves, or adjudicate claims. The Company’s revenue from contracts with customers is derived primarily from commissions earned from insurance carriers and intermediaries in connection with insurance policies placed or renewed through the Company’s platform, together with referral and affiliate fees earned from third-party partners and fees earned under arrangements to provide consulting, administrative and other service-related services to third-party customers.

For purposes of ASC 606, the Company’s customers are the insurance carriers, intermediaries or other counterparties that compensate the Company for placement, renewal or referral services, and the third-party customers that engage the Company for consulting, administrative and other service-related services. Policyholders are the end users of the insurance products.

The Company’s revenue from contracts with customers consists primarily of: (i) health insurance commissions; (ii) other insurance commissions and referral and affiliate fees; and (iii) consulting, administrative and other service-related fees. During the years ended June 30, 2026 and 2025, the Company did not recognize any contingent commission or performance-based revenue. Revenue from insurance commission and referral arrangements is recognized at a point in time, and revenue from consulting, administrative and other service-related fee arrangements is recognized over time.

Disaggregation of Revenue

The following table presents the Company’s revenue from contracts with customers disaggregated by category for the years ended June 30, 2026 and 2025.

	Year Ended June 30, 2026	Year Ended June 30, 2025
Recognized at a point in time:
Health insurance commissions	$691,796	$895,376
Other insurance commissions and referral fees	10,676	28,498
Total Commissions and fees	$702,472	$923,874
Recognized over time:
Consulting, administrative and other service-related fees	77,419	87,228
Total Revenues from contracts with customers	$779,891	$1,011,102
Interest income	-	46
Employee Retention Credit and related adjustments	-	79,799
Other income, primarily tax-related refunds	351	-
Total Revenues and other income	$780,242	$1,090,947

F-9

Health Insurance Commissions

Health insurance commissions represent the Company’s largest revenue category. The Company distributes health insurance coverage options primarily for individuals under F-1, OPT, H-1B, J-1 and other visa or individual coverage categories. The Company earns commissions from insurance carriers or intermediaries when health insurance policies are placed or renewed through the Company’s platform.

The Company’s performance obligation for health insurance commission arrangements is to identify, place and make effective an insurance policy for the policyholder. This performance obligation is satisfied at a point in time when the policy is bound, accepted, confirmed or otherwise made effective by the carrier, because the Company has completed the placement service and has no further substantive performance obligation for the policy term. The Company recognizes commission revenue at such point in time in the amount of consideration to which it expects to be entitled, net of estimated cancellations, refunds, chargebacks, clawbacks or other reversals.

Renewal policies are processed through the Company’s platform in substantially the same manner as new policies. The Company’s performance obligation for a renewal policy is the same as for a new policy: to facilitate the placement and effectiveness of the renewed policy. The Company does not have a separate or additional performance obligation after the renewal policy is made effective. Accordingly, renewal commissions are recognized at a point in time when the renewal policy is confirmed or made effective by the carrier and the Company’s right to consideration is probable and estimable. The Company’s commission arrangements for renewal policies are generally based on the same carrier premium and commission structure as new policies, unless otherwise specified in the applicable carrier arrangement.

Certain amounts collected from policyholders may include gross premiums or other pass-through amounts payable to insurance carriers. The Company does not recognize gross premiums collected on behalf of carriers as revenue. Amounts payable to carriers, refunds and other pass-through amounts are excluded from revenue. The Company recognizes revenue on a net basis equal to the commission amount to which it expects to be entitled.

Commission rates are generally established in advance under the Company’s arrangements with carriers or intermediaries and may be based on a percentage of premium, a fixed amount per policy or another contractual formula. Although commission rates are generally fixed or determinable, the ultimate amount of revenue recognized may be affected by policy cancellations, non-payment of premiums, refunds, chargebacks, clawbacks or other adjustments.

F-10

Other Insurance Commissions and Referral Fees

Other insurance commissions are earned from the placement of insurance products other than the Company’s primary health insurance products, including ancillary or supplemental insurance products such as property and casualty, pet, dental, vision, travel and related insurance offerings. Referral and affiliate fees are earned when the Company directs customers to third-party partners for supplemental products or services and the customer completes a qualifying purchase. Such revenue is recognized at a point in time when the Company’s right to consideration is probable and estimable, net of estimated cancellations, refunds, chargebacks, clawbacks or other reversals.

Consulting, Administrative and Other Service-Related Fees

The Company may provide consulting, administrative, enrollment support and other related services to third-party customers under separate service arrangements. These activities are ancillary to the Company’s primary insurance agency operations and amounts recognized from such arrangements are presented within “Other income” in the consolidated statements of operations. The Company satisfies this performance obligation over time as the services are performed and the customer simultaneously receives and consumes the benefits of the services. The Company recognizes revenue in the amount that it has the right to invoice, applying the practical expedient in ASC 606-10-55-18.

Contingent Commissions and Performance-Based Revenue

The Company may enter into arrangements with insurance carriers or intermediaries under which it is eligible to earn contingent commissions, bonuses, profit-sharing commissions, production incentives or other performance-based compensation based on factors such as policy volume, premium volume, customer retention, profitability, loss experience, growth targets or other performance metrics. Such amounts represent variable consideration under ASC 606. The Company’s accounting policy is to recognize contingent commission and performance-based revenue only to the extent that it is probable that a significant reversal of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved. If the Company does not have sufficient information to reasonably estimate the amount of contingent commission revenue, revenue is recognized when the amount is determined by the carrier or otherwise becomes fixed or determinable. During the years ended June 30, 2026 and 2025, the Company did not have material contingent commission arrangements and did not recognize contingent commission or performance-based revenue.

Principal versus Agent Considerations

The Company evaluates whether it acts as principal or agent for each revenue stream in accordance with ASC 606-10-55-36 through 55-40. The Company has concluded that it acts as an agent in its insurance agency and referral arrangements because it does not control the underlying insurance policy before it is transferred to the policyholder. Accordingly, the Company recognizes revenue for these streams on a net basis, limited to the commission or fee amount to which it expects to be entitled. The Company generally acts as principal under its consulting, administrative and other service-related arrangements when the Company performs and controls the underlying services before they are transferred to the customer, and recognizes such revenue on a gross basis.

F-11

Significant Judgments and Estimates

The application of ASC 606 requires the Company to make judgments and estimates that affect the amount and timing of revenue recognized. Significant judgments include: (i) identifying the customer in the Company’s arrangements; (ii) determining the Company’s performance obligations; (iii) determining whether the Company acts as principal or agent for each revenue stream; (iv) determining whether a performance obligation is satisfied at a point in time or over time, and the appropriate measure of progress; (v) estimating variable consideration; (vi) determining whether amounts presented within other income represent revenue from contracts with customers or other items outside the scope of ASC 606; and (vii) applying the practical expedient in ASC 606-10-55-18 to recognize revenue in the amount the Company has the right to invoice for consulting, administrative and other service-related arrangements.

The Company’s most significant estimates relate to variable consideration, including estimated policy cancellations, refunds, chargebacks, clawbacks and other adjustments. The Company estimates variable consideration based on the terms of its carrier and intermediary arrangements, historical experience, carrier reports, expected cancellation activity, policyholder payment behavior and other information available at the reporting date. The Company constrains variable consideration to the extent that it is probable that a significant reversal of cumulative revenue recognized will not occur when the uncertainty is resolved. Such amounts were not material to the consolidated financial statements for the years ended June 30, 2026 and 2025. The Company updates its estimates at each reporting date, and any changes in estimates are recorded in the period in which the changes become known.

Contract Balances

Accounts receivable are recorded when the Company has an unconditional right to consideration for commissions or fees earned but not yet collected from insurance carriers, intermediaries or other counterparties. Receivables arising from consulting, administrative and other service-related arrangements are presented within other receivables on the consolidated balance sheets. Contract assets and contract liabilities were not material as of June 30, 2026 and 2025.

Other Income

Other income reported on the consolidated statements of operations consists primarily of ancillary and non-core operating items that are not generated from the Company’s principal revenue-producing insurance agency activities. The following table presents the components of "Other income" for the years ended June 30, 2026 and 2025:

	Year Ended June 30, 2026	Year Ended June 30, 2025
Consulting, administrative and other service-related fees	$77,419	$87,228
Interest income	-	46
Employee Retention Credit and related adjustments	-	79,799
Other income, primarily tax-related refunds	351	-
Total Other Income	$77,770	$167,073

F-12

Practical Expedients and Other Matters

The Company generally expenses sales commissions, marketing costs and other costs to obtain contracts as incurred when the amortization period would be one year or less. As permitted under ASC 606-10-50-14, the Company does not disclose the value of unsatisfied performance obligations for (i) contracts with an original expected term of one year or less and (ii) arrangements for which revenue is recognized in the amount to which the Company has the right to invoice in accordance with ASC 606-10-55-18.

Amounts collected from policyholders on behalf of insurance carriers, if any, are not included in revenue. Such amounts are recorded as Accounts Payable until remitted to the applicable carrier or other counterparty. The Company does not record insurance claim liabilities because it does not underwrite insurance policies or assume insurance risk. Interest income is recognized on receipt basis.

Fair Value of Financial Instruments

As defined in Financial Accounting Standards Board ASC 820 (“FASB ASC 820”), fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The Company classifies fair value balances based on the observability of the inputs used. FASB ASC 820 establishes a fair value hierarchy that prioritizes the inputs used to measure fair value into the following levels:

Level 1 — Quoted market prices in active markets for identical assets or liabilities at the measurement date.

Level 2 — Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable and can be corroborated by observable market data.

Level 3 — Inputs reflecting management’s best estimates and assumptions of what market participants would use in pricing assets or liabilities at the measurement date. The inputs are unobservable in the market and significant to the valuation of the instruments.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, other receivables, accounts payable, promissory note payable and amounts due to related parties. The carrying amounts of these financial instruments approximate fair value due to the short-term nature of these instruments.

F-13

Stock-Based Compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment topic of Accounting Standards Codification (“ASC”) 718 which requires recognition in the consolidated financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award. As of June 30, 2026 and 2025, the Company had not issued any stock-based payments to its employees. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Intangible Assets

The Company’s intangible assets primarily consist of acquired intellectual property, including patents and patent-related technologies. Intangible assets acquired in transactions that are not business combinations are recorded at their estimated fair value on the acquisition date and are classified as finite-lived intangible assets. Finite-lived intangible assets are amortized on a straight-line basis over their estimated useful lives. Amortization of acquired intangible assets commences when the asset is available for its intended use. Intangible assets that are not yet available for their intended use are not amortized but are evaluated for impairment at least annually, or more frequently if events or changes in circumstances indicate that the carrying amount may not be recoverable. See Note 4.

Earnings per Share

ASC No. 260, “Earnings Per Share”, specifies the computation, presentation and disclosure requirements for earnings (loss) per share. Basic net loss per share is computed by dividing net loss by the weighted-average number of common shares outstanding. Class A and Class B common stock have identical economic rights to earnings and losses and therefore are treated as a single class of common stock for earnings per share purposes. Diluted loss per share is the same as basic loss per share, as there were no potentially dilutive securities outstanding during the periods presented.

Commitments and Contingencies

The Company follows ASC 440 & ASC 450, subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies and commitments respectively. If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Recently Issued Accounting Pronouncements

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The adoption of this ASU resulted in additional disclosures but did not have a material impact on the Company’s consolidated financial statements. In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, effective for fiscal years beginning after December 15, 2024. The adoption of this ASU resulted in additional disclosures but did not have a material impact on the Company’s consolidated financial statements. Management does not believe any other recently issued, but not yet effective, accounting standards will have a material impact on the Company’s consolidated financial statements.

F-14

NOTE 4 – INTANGIBLE ASSETS

As of June 30, 2026, the Company's intangible assets consisted of intellectual property with a net carrying value of $19,383,000, comprising patents and patent applications.

On October 14, 2025, the Company acquired a portfolio of patents and patent applications from Mercury Pointe, LLC in exchange for a non-controlling minority equity interest in the Company. The Company evaluated the transaction under ASC 805 and determined that the acquired assets did not meet the definition of a business. Accordingly, the transaction was accounted for as an asset acquisition in exchange for equity consideration, and no goodwill was recognized.

Management also evaluated the transaction under ASC 850 and SEC Staff Accounting Bulletin Topic 5.G, Transfers of Nonmonetary Assets by Promoters or Shareholders. Mercury Pointe, LLC was not a founder, promoter, officer, director, employee, sponsor, or shareholder of the Company prior to the transaction. Management further considered the ownership and control of Mercury Pointe, LLC and determined that Mercury Pointe, LLC was not under common control with the Company, its founder, officers, directors, sponsors, or principal shareholders, and was not acting on behalf of any such persons. Following the transaction, Mercury Pointe, LLC held a non-controlling minority equity interest in the Company and did not obtain board representation, voting control, management rights, or other rights that would give it the ability to control or significantly influence the Company. Based on this analysis, management concluded that the transaction was not a transfer of nonmonetary assets by a promoter or shareholder within the scope of SAB Topic 5.G.

The contributed portfolio consists of issued patents and pending patent applications in the United States and the Republic of Korea, across the following technology areas: geo-localized and location-based content delivery; low-power wireless connectivity for connected devices; voice-based user interaction systems; wearable and mobile electrocardiogram ("ECG") signal-processing technology; digital content protection and rights management; and network-traffic anomaly detection and cybersecurity analytics.

The Company engaged an independent third-party valuation firm to assist management in estimating the fair value of the contributed intellectual property. The valuation was performed using an income approach that estimated the present value of the expected economic benefits attributable to the portfolio. Significant assumptions included estimated royalty rates, projected economic benefits by technology area, expected market growth rates, the expected economic contribution period of the portfolio, technology obsolescence risk and a risk-adjusted discount rate. Management reviewed the methodology and key assumptions used and concluded that the resulting estimated fair value was reasonable for financial reporting purposes.

F-15

The contributed intellectual property is classified as a finite-lived intangible asset. Management estimated a useful life of 7 years based on the expected economic contribution period of the portfolio, anticipated technology life cycles and obsolescence, and the period over which the assets are expected to contribute to the Company's cash flows.

As of June 30, 2026, the contributed intellectual property had not yet been placed into service, as the assets had not been integrated or deployed within the Company's operations. Accordingly, no amortization expense was recognized for the year then ended. Amortization will commence when the assets are placed into service and will be recognized on a straight-line basis over the estimated useful life. Upon being placed into service, annual amortization expense is expected to be approximately $2,769,000 over the seven-year estimated useful life.

The Company evaluates finite-lived intangible assets that are not yet available for their intended use for impairment at least annually, and more frequently if events or changes in circumstances indicate that the carrying amount may not be recoverable. During the year ended June 30, 2026, management performed a qualitative impairment assessment and concluded that no indicators of impairment were present, and no impairment loss was recognized for the year then ended.

The Company's intangible assets as of June 30, 2026 were as follows:

	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Patents and patent applications	$19,383,000	-	$19,383,000
Total intangible assets	$19,383,000	-	$19,383,000

NOTE 5 – CAPITAL STOCK

As of June 30, 2025, the Company was authorized to issue 200 shares of common stock with a par value of $0.01 per share, all of which were issued and outstanding.

On September 5, 2025, the Company amended its Certificate of Incorporation to authorize 6,000 shares of capital stock, consisting of 3,000 shares of Class A common stock and 2,000 shares of Class B common stock, each with a par value of $0.01 per share, and 1,000 shares of preferred stock with a par value of $0.01 per share. At the effective date of the amendment, all 200 outstanding shares of common stock were reclassified on a one-for-one basis into 32 shares of Class A common stock and 168 shares of Class B common stock.

On October 14, 2025, the Company issued 10 shares of Class A common stock with a par value of $0.01 per share as consideration for the contribution of intellectual property described in Note 4. The contributed assets were recorded at fair value, with the par value of the shares recorded in common stock and the excess recorded as additional paid-in capital.

As of June 30, 2026, 42 shares of Class A common stock and 168 shares of Class B common stock were issued and outstanding.

F-16

NOTE 6 – RELATED PARTY TRANSACTIONS

In support of the Company’s working capital requirements, the Company may rely on advances from related parties until such time as the Company can support its operations or obtain adequate financing through sales of its equity or traditional debt financing. Related parties include officers, shareholders and affiliated entities under common ownership or control. There is no formal written commitment for continued financial support from officers, directors, shareholders or affiliated entities.

Due to Related Parties

Amounts due to related parties represent advances, loans or amounts paid by related parties in satisfaction of Company obligations. Such amounts are non-interest bearing, unsecured and payable on demand. As of June 30, 2026 and 2025, amounts due to related parties were $44,270 and $44,270, respectively.

Promissory Note Payable – Related Party

On January 15, 2026, the Company entered into an unsecured promissory note with a related party that provides for borrowings of up to $500,000 (the “January 2026 Note”). On June 8, 2026, the Company entered into a second unsecured promissory note with the same related party that provides for additional borrowings of up to $500,000 (the “June 2026 Note” and, together with the January 2026 Note, the “Promissory Notes”). Amounts outstanding under the Promissory Notes bear interest at a fixed rate of 5.25% per annum, calculated on the basis of a 365-day year and the actual number of days elapsed. Accrued and unpaid interest, together with any outstanding principal balance, is payable upon the earliest to occur of (i) the consummation of the Company’s initial business combination, (ii) the liquidation of the Company, or (iii) the stated maturity date of the applicable note (January 15, 2027 for the January 2026 Note and June 8, 2027 for the June 2026 Note). The Company may prepay the Promissory Notes, in whole or in part, at any time without premium or penalty.

During the year ended June 30, 2026, the Company borrowed an aggregate of $530,189 under the Promissory Notes, consisting of $420,189 under the January 2026 Note and $110,000 under the June 2026 Note. Of the aggregate borrowings, $410,000 was received in cash and $120,189 represented amounts advanced by the lender through direct payment of Company expenses. As of June 30, 2026, the Company had $530,189 outstanding under the Promissory Notes and had recorded accrued interest of $5,274, which is included within accounts payable, accrued and other liabilities. Interest expense on the Promissory Notes for the year ended June 30, 2026 was $5,274. As of June 30, 2026, the remaining available borrowing capacity was $79,811 under the January 2026 Note and $390,000 under the June 2026 Note.

NOTE 7 – LOANS PAYABLE — SBA — EIDL LOAN

In 2020, the Company received an Economic Injury Disaster Loan (“EIDL”) from the U.S. Small Business Administration (“SBA”) as part of the federal government’s COVID-19 relief efforts. The loan carries a fixed interest rate of 3.75% per annum and matures 30 years from the origination date, unless repaid earlier. The loan is fully amortizing with monthly payments of principal and interest; however, payments were initially deferred as permitted under the terms of the program. The loan may be prepaid at any time without penalty. Under the terms of the EIDL program, loan proceeds are required to be used exclusively for working capital purposes to alleviate economic injury resulting from the COVID-19 pandemic.

F-17

As of June 30, 2026 and 2025, the outstanding principal balance of the EIDL loan was $42,000. Interest expense is accrued over the life of the loan and is reflected in General and Administrative expenses in the accompanying Consolidated Statements of Operations.

NOTE 8 – COMMITMENTS & CONTINGENCIES

The Company accounts for commitments and loss contingencies in accordance with ASC 450, Contingencies. The Company records a liability for a loss contingency when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated. If a loss is reasonably possible and material, the Company discloses the nature of the contingency and an estimate of the possible loss or range of loss, if such estimate can be made.

From time to time, the Company may be subject to claims, legal proceedings or other matters arising in the ordinary course of business. As of June 30, 2026 and 2025, the Company was not a party to any material pending legal proceedings and was not aware of any material claims, commitments or loss contingencies that would require accrual or disclosure in the consolidated financial statements.

NOTE 9 – INCOME TAXES

For the year ended June 30, 2026, the Company incurred a loss before income taxes of $592,884 and recorded income tax expense of $61,589, consisting of current state and local taxes based on capital or other non-income tax bases and state franchise taxes. The provision comprises $28,669 of New York State and New York City capital-based taxes for the 2025 calendar tax year, which became determinable following the contribution of intellectual property described in Note 4, an accrual of $32,520 for the portion of estimated calendar 2026 capital-based taxes attributable to the six months ended June 30, 2026, and $400 of Delaware franchise tax. For the year ended June 30, 2025, the Company incurred a loss before income taxes of $19,699 and recorded income tax expense of $31,252. No deferred income tax expense was recorded for the years ended June 30, 2026 and 2025.

The Company’s tax provision was impacted by timing differences arising from the difference between the Company’s fiscal year-end, June 30, and the calendar year-end, December 31, used for U.S. federal and state income tax reporting, as well as state and local tax requirements. For the year ended June 30, 2026, the Company did not record a federal current income tax provision because available net operating loss carryforwards were expected to offset federal taxable income. The Company’s current state and local tax provision for the year ended June 30, 2026 primarily related to state and local taxes arising from the Company’s capital base following the contribution of intellectual property during the year. For the year ended June 30, 2025, the Company’s federal current tax provision was primarily attributable to the tax impact of ERC-related wage deduction disallowance, partially offset by available net operating loss carryforwards and fiscal/tax year timing differences.

F-18

As of June 30, 2026, accrued capital-based taxes payable of $32,520 is included within accounts payable, accrued and other liabilities, and estimated tax payments of $14,736 made toward the 2026 calendar year are included within prepaid expenses. The estimated calendar 2026 capital-based taxes were computed on the average of the Company’s net capital base at December 31, 2025 and June 30, 2026 and will be adjusted upon preparation and filing of the related returns.

The Company evaluated the book and tax basis of its assets and liabilities, including the intellectual property contributed during the year in exchange for equity consideration. Based on management’s current evaluation, the Company concluded that no material deferred tax liability was required to be recorded as of June 30, 2026. The Company will continue to evaluate the tax basis and related deferred tax impact, if any, in connection with the preparation and filing of its income tax returns.

The provision for income taxes consists of the following:

	Year Ended June 30, 2026	Year Ended June 30, 2025
Current:
Federal	$-	$27,802
State and Local	61,589	3,450
Total current provision	61,589	31,252
Deferred:
Federal	-	-
State and Local	-	-
Total deferred provision	-	-
Total tax provision	$61,589	$31,252

The following table reconciles the U.S. federal statutory income tax rate to the Company’s effective tax rate:

	Year Ended June 30, 2026	Year Ended June 30, 2025
Federal statutory tax rate	21.0%	21.0%
State and local taxes	11.8%	(17.5)%
	32.8%	3.5%
Utilization of net operating losses / valuation allowance	(32.8)%	(21.0)%
Current state and local taxes not based on pretax income, including capital-based and franchise taxes	(10.4)%	-
ERC-related wage deduction disallowance (permanent difference)	-	(141.1)%
Effective income tax rate	(10.4)%	(158.6)%

As of June 30, 2026 and 2025, the Company had net operating loss carryforwards of $598,877 and $225,008, respectively, that are expected to be available to offset taxable income in the 2026 and 2025 calendar year tax returns. Deferred tax assets associated with net operating loss carryforwards have been fully offset by a valuation allowance, as realization of such benefits was not considered more likely than not as of the reporting date.

The Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. The Company had no unrecognized tax benefits as of June 30, 2026 and 2025, and does not anticipate any material changes to unrecognized tax positions within the next 12 months. All tax years remain subject to examination by the relevant tax authorities.

F-19

NOTE 10 – SEGMENT INFORMATION

The Company operates as a single reportable segment. The Chief Executive Officer, who serves as the Company’s Chief Operating Decision Maker (CODM), is responsible for reviewing operating results and allocating resources at a consolidated level. The CODM evaluates performance based on consolidated financial information and does not regularly review disaggregated financial information by product line, geography, or any other segmentation. As such, the Company has determined that it operates in a single operating and reportable segment in accordance with Accounting Standards Codification (ASC) 280, Segment Reporting. The Company has considered the guidance in ASU 2023-07 and determined that no disaggregated expense information is regularly provided to the CODM. Accordingly, no additional segment expense disclosures are presented.

NOTE 11 – PROPOSED BUSINESS COMBINATION

On April 17, 2026, the Company entered into an Agreement and Plan of Merger with Tigerless AI Holdings Inc. (“Pubco”), Piermont Valley Acquisition Corp. (“PVAC”), and certain other parties thereto, pursuant to which, among other things, the Company and PVAC would become wholly owned subsidiaries of Pubco upon consummation of the transactions contemplated by the agreement. The proposed transaction is intended to qualify as a business combination between PVAC and the Company. The consummation of the transaction is subject to customary closing conditions, including approval by the shareholders of PVAC and the Company, effectiveness of the registration statement on Form S-4, and satisfaction or waiver of other conditions set forth in the agreement. The transaction had not been consummated as of the date these consolidated financial statements were issued.

NOTE 12 –SUBSEQUENT EVENTS

The Company has evaluated subsequent events through August 27, 2026, the date on which these consolidated financial statements were available to be issued, except as to the matter described below, as to which the date is October 2, 2026. Other than that matter, the Company determined that there were no subsequent events that required recognition or additional disclosure in the consolidated financial statements.

PIPE Financing. On September 30, 2026, the Company, Pubco and PVAC entered into a securities purchase agreement with an institutional investor under which Pubco agreed to issue and sell, following the consummation of the business combination described in Note 11, 5,000 shares of its Series A Convertible Preferred Stock for an aggregate purchase price of $5,000,000, payable in two tranches. The financing is conditioned on, among other things, the consummation of that business combination.

F-20

ALOBA, AWOMOLO & PARTNERS

(Chartered Accountants)

Floor 4, Providence Court, Ajibade Bus Stop, Beside CocaCola Ibadan, Oyo

State, Nigeria

Tel: 08055439586, 08034725835

Email: audits@alobaawomolo.org;

alobaawomolopartners@gmail.com; website: www.alobaawomolo.org

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Piermont Valley Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Piermont Valley Acquisition Corp. (the “Company”) as of March 31, 2026 and 2025, and the related statements of operations, changes in shareholders’ deficit, and cash flows for each of the years then ended, including the related notes (collectively, the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2026 and 2025, and the results of its operations and its cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has a working capital deficit, limited cash available outside the Trust Account, and has incurred recurring costs associated with pursuing a business combination. In addition, if the Company is unable to consummate a business combination by March 3, 2027, the Company will be required to cease operations and liquidate. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Aloba, Awomolo & Partners – PCAOB ID #7275

We have served as the Company’s auditor since 2025.

Ibadan, Nigeria

May 29, 2026

F-21

PIERMONT VALLEY ACQUISITION CORP

BALANCE SHEETS

	March 31, 2026	March 31, 2025
ASSETS:
Current assets:
Cash	$4,540	$1,611
Prepaid expenses	-	2,798
Total current assets	4,540	4,409

Cash and cash equivalents held in trust	2,456,980	2,382,346
Total Assets	2,461,520	2,386,755

LIABILITIES AND SHAREHOLDERS' Deficit
Accrued expenses	$74,212	$462,267
Advances from related party	255,797	64,056
Note payable - sponsor	-	1,471,195
Total current liabilities	330,009	1,997,518

Warrant liability - private warrants	-	27,449
Warrant liability - public warrants	1,150,000	16,307
Total liabilities	1,480,009	2,041,274

Commitments and contingencies
Class A ordinary shares subject to possible redemption; 204,450 and 204,986 shares at redemption value as of March 31, 2026 and March 31, 2025 respectively	2,456,980	2,382,346

Shareholder's Deficit:
Preferred shares, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	-	-
Class A ordinary shares, $0.0001 par value, 500,000,000 shares authorized, 5,749,999 shares issued and outstanding	575	575
Class B ordinary shares, $0.0001 par value, 50,000,000 shares authorized, 1 share issued and outstanding	0	0
Accumulated deficit	(1,476,044)	(2,037,440)
Total Shareholder's Deficit	(1,475,469)	(2,036,865)
Total Liabilities and Shareholder's Deficit	$2,461,520	$2,386,755

The accompanying notes are an integral part of the financial statements.

F-22

PIERMONT VALLEY ACQUISITION CORP

STATEMENTS OF OPERATIONS

	For the Year	For the Year
	Ended	Ended
	March 31, 2026	March 31, 2025
EXPENSES
Formation and operating costs	$280,643	$298,096
TOTAL EXPENSES	280,643	298,096

OTHER INCOME / (EXPENSES)
Interest income on trust account	81,077	541,412
Forgiveness of Debt	76,984	-
Extinguishment of debt	-	277,539
Bank interest income	36	-
Change in fair value of warrant liability	(1,574,244)	1,116,244
TOTAL OTHER INCOME / (EXPENSES)	(1,416,147)	1,935,195

NET (LOSS) / INCOME	$(1,696,790)	$1,637,099

Weighted average shares outstanding, basic and diluted	204,957	1,126,227
Basic and diluted net income per class A redeemable ordinary share	$(0.28)	$0.24

Weighted average shares outstanding, basic and diluted	5,749,999	5,749,999
Basic and diluted net income per class A non-redeemable ordinary share	$(0.28)	$0.24

Weighted average shares outstanding, basic and diluted	1	1
Basic and diluted net income per class B ordinary share	$(0.28)	$0.24

The accompanying notes are an integral part of the financial statements.

F-23

PIERMONT VALLEY ACQUISITION CORP

STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

FOR THE YEAR ENDED MARCH 31, 2026

	Class B		Class A			Total
	Ordinary Shares		Ordinary Shares		Accumulated	Shareholder's
	Shares	Amount	Shares	Amount	Deficit	Deficit
Balance – March 31, 2025	1	$-	5,749,999	$575	$(2,037,440)	$(2,036,865)
Current period accretion	-	-	-	-	(81,077)	(81,077)
Forgiveness of due to related party balance	-	-	-	-	400,068	400,068
Cancellation of Private Warrants	-	-	-	-	468,000	468,000
Waiver of Notes Payable from related party	-	-	-	-	1,471,195	1,471,195
Net loss	-	-	-	-	(1,696,790)	(1,696,790)
Balance – March 31, 2026	1	$-	5,749,999	$575	$(1,476,044)	$(1,475,469)

FOR THE YEAR ENDED MARCH 31, 2025

	Class B		Class A			Total
	Ordinary Shares		Ordinary Shares		Accumulated	Shareholder's
	Shares	Amount	Shares	Amount	Deficit	Deficit
Balance – March 31, 2024	1	-	5,749,999	575	(3,133,127)	(3,132,552)
Current period accretion	-	-	-	-	(541,412)	(541,412)
Net income	-	-	-	-	1,637,099	1,637,099
Balance – March 31, 2025	1	$-	5,749,999	$575	$(2,037,440)	$(2,036,865)

The accompanying notes are an integral part of the financial statements.

F-24

PIERMONT VALLEY ACQUISITION CORP

STATEMENTS OF CASH FLOWS

	For the Year	For the Year
	Ended	Ended
	March 31, 2026	March 31, 2025
Cash Flows from Operating Activities:
Net (loss) / income	$(1,696,790)	$1,637,099
Adjustments to reconcile net loss to net cash provided by operating activities
Sponsor waived liabilities	400,068	-
Loss / (gain) on change in fair value of derivative liabilities	1,574,244	(1,116,244)
Interest income on trust account	(81,077)	(541,412)
Changes in operating assets and liabilities:
Prepaid expenses	2,798	(2,799)
Accounts payable and accrued expenses	(388,055)	(335,017)
Net Cash Used In Operating Activities	(188,812)	(358,373)

Cash Flows from Investing Activities:
	-	-
Net Cash Provided By Investing Activities	-	-

Cash Flows From Financing Activities:
Proceeds from note payable and advances from related party	191,741	111,195
Proceeds from related party advances	-	64,056
Net Cash Provided By Financing Activities	191,741	175,251

Net change in cash	2,929	(183,122)

Cash - Beginning of the year	1,611	184,733

Cash - End of the Year	$4,540	$1,611

Supplemental Schedule of Non-Cash Financing Activities:

Waiver of notes payable from related party	$1,471,195	-
Forgiveness of related-party balance	$400,068	-
Cancellation of private warrants	$468,000	-
Remeasurement adjustment	$81,077	$541,412

The accompanying notes are an integral part of the financial statements

F-25

PIERMONT VALLEY ACQUISITION CORP

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2025

NOTE 1 — DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN

Piermont Valley Acquisition Corp (Formerly Capital works Emerging Markets Acquisition Corp) (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (the “Business Combination”). We have reviewed, and continue to review, a number of opportunities to enter into a Business Combination with an operating business, but we are not able to determine at this time whether we will complete a Business Combination with any of the target businesses that we have reviewed or with any other target business. We have neither engaged in any operations nor generated any operating revenue to date. Based on our business activities, we are a “shell company” as defined under the Exchange Act of 1934 (the “Exchange Act”) because we have no operations and nominal assets consisting almost entirely of cash. We are an emerging growth company and, as such, we are subject to all of the risks associated with emerging growth companies.

As of March 31, 2026, the Company had not commenced any operations. All activity for the period from April 20, 2021 (inception) through March 31, 2026 relates to the Company’s formation, initial public offering consummated on December 3, 2021 (“Initial Public Offering”) and search for a prospective target company, which is described below. The Company will not generate any operating revenues until after the completion of an initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering and the Private Placement (as defined below) deposited in the Trust Account (as defined below). The Company has selected March 31 as its fiscal year end.

On May 12, 2021, CEMAC Sponsor LP (the "IPO Sponsor") purchased an aggregate of 5,750,000 Class B ordinary shares, par value $0.0001 (the “Founder Shares”) for an aggregate purchase price of $25,000, or approximately $0.004 per share.

On December 3, 2021, the Company consummated an initial public offering of 23,000,000 units (the “Units”), which included the exercise in full of the underwriter’s option to purchase an additional 3,000,000 Units at the Public Offering price to cover over-allotments, at a price of $10.00 per Unit generating gross proceeds of $230.0 million before underwriting discounts and expenses (the “Public Offering”). Each “Unit” consists of one Class A ordinary share, par value $0.0001 per share (the “Class A ordinary shares”) and one-half of one redeemable warrant (the “Public Warrants”), each whole Public Warrant entitling the holder thereof to purchase one Class A ordinary share at an exercise price of $11.50 per share, subject to adjustment. Only whole Public Warrants may be exercised and no fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants may be traded.

Simultaneously with the closing of the Public Offering, the Company completed the private sale of an aggregate of 10,500,000 warrants (the “Private Placement Warrants” and together with the Public Warrants, the “Warrants”), each exercisable to purchase one Class A ordinary share for $11.50 per share, subject to adjustment, to IPO Sponsor, at a price of $1.00 per Private Placement Warrant. The Public Warrants will become exercisable 30 days after the completion of a Business Combination; provided that we have an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) covering the Class A ordinary shares issuable upon the exercise of the Public Warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or holders are permitted to exercise their Public Warrants on a cashless basis under certain circumstances as a result of our failure to have an effective registration statement by the 60th business day after the closing of the Business Combination), and will expire five years after the completion of the Business Combination or earlier upon redemption or liquidation.

F-26

The Company previously entered into the Forward Purchase Agreement, as amended, with Camber Base, LLC, an affiliate of Brown University (the “Forward Purchase Investor”) pursuant to which the Forward Purchase Investor, or any of its subsidiaries or affiliates, may, at the sole written election of the Forward Purchase Investor, purchase up to $20.0 million Forward Purchase Units, for $10.00 per Forward Purchase Unit, in a private placement that will close substantially concurrently with the closing of our Initial Business Combination. One Forward Purchase Unit consists of one Forward Purchase Share and one-half of one Forward Purchase Warrant. The Forward Purchase Investor has agreed that it, and any of its subsidiaries or affiliates will not redeem any Class A Ordinary Shares held by any of them in connection with the Initial Business Combination. Each whole Forward Purchase Warrant is exercisable to purchase one Class A Ordinary Share at $11.50 per share. The Forward Purchase Warrants will have the same terms as the Public Warrants and the Forward Purchase Shares will be identical to the Class A Ordinary Shares included in the Units sold in the IPO, except the Forward Purchase Shares will be subject to transfer restrictions and certain registration rights. The purchase of the Forward Purchase Units may be made regardless of whether any of our Class A Ordinary Shares are redeemed by our Public Shareholders and are intended to provide us with a minimum funding level for our Initial Business Combination. The proceeds from the sale of Forward Purchase Units may be used as part of the consideration to the sellers in our Initial Business Combination, expenses in connection with our Initial Business Combination and for working capital in the post-transaction company. In connection with the sponsor change transaction, the Forward Purchase Agreement was terminated, and neither party has any further obligations thereunder.

On March 1, 2023, the Company entered into a definitive business combination agreement (the “Lexasure Business Combination Agreement”) with Lexasure Financial Group Limited, a Cayman Islands exempted company limited by shares (together with its successors, “Lexasure”), Lexasure Financial Holdings Corp., a Cayman Islands exempted company limited by shares (“Pubco”), CEMAC Merger Sub Inc., a Cayman Islands exempted company limited by shares and a wholly-owned subsidiary of Pubco (“SPAC Merger Sub”), Lexasure Merger Sub Inc., a Cayman Islands exempted company limited by shares and a wholly- owned subsidiary of Pubco (“Company Merger Sub” and, together with SPAC Merger Sub, the “Merger Subs”), the IPO Sponsor, in the capacity as the representative from and after the effective time for the shareholders of the Company and Pubco (other than the former Lexasure shareholders) (the “SPAC Representative”), and Ian Lim Teck Soon, an individual, in the capacity as the representative from and after the Effective Time for the former Lexasure shareholders (the “Seller Representative”) for an initial business combination (the “Lexasure Business Combination”).

On May 18, 2023 and May 22, 2023, the Company entered into non-redemption agreements with IPO Sponsor and certain unaffiliated third parties (individually, an “NRA Holder” and collectively, the “NRA Holders”) pursuant to which the NRA Holders agreed either not to request redemption, or to reverse any previously submitted redemption demand, with respect to an aggregate of 4,399,737 Class A ordinary shares sold in the Initial Public Offering in connection with the 2023 Extraordinary Meeting (as defined below). In consideration of the foregoing agreements, immediately prior to, and substantially concurrently with, the closing of an initial Business Combination by the then-applicable business combination deadline, (i) IPO Sponsor or its designees would have been required to surrender and forfeit to the Company, for no consideration, an aggregate of 1,099,935 Class A ordinary shares, and (ii) the Company would have been required to issue to the NRA Holders a number of Class A ordinary shares equal to such forfeited shares. The Company did not consummate an initial Business Combination by the then-applicable business combination deadline, and the forfeiture and issuance provisions under these non-redemption agreements were not triggered.

On May 23, 2023, the Company held an extraordinary general meeting of shareholders at which our shareholders approved, by special resolution, a proposal to amend and restate the Company’s amended and restated memorandum and articles of association to extend the date by which we must (1) consummate our Business Combination, (2) cease our operations except for the purpose of winding up if we fail to complete such Business Combination, and (3) redeem all of the Class A ordinary shares included as part of the Units sold in the Public Offering, with up to three optional additional extensions by an additional month each time, at the option of our board of directors, until March 3, 2024 (the “First Extension”). In connection with the First Extension, shareholders holding 18,751,603 Class A ordinary shares exercised their right to redeem such shares at a per share redemption price of $10.51. As a result, approximately $197.2 million was removed from our Trust Account to pay such holders.

On May 23, 2023, in connection with the 2023 Extraordinary Meeting, IPO Sponsor converted 5,749,999 Class B ordinary shares into an equal number of Class A ordinary shares (the "Founder Conversion"). The Class A ordinary shares issued in the Founder Conversion remain subject to the same restrictions that applied to the Class B ordinary shares prior to conversion, including transfer restrictions, waiver of redemption rights, and the obligation to vote in favor of an initial Business Combination, as described in the IPO prospectus. Following the Founder Conversion and the redemptions in connection with the Extension, there were 9,998,396 Class A ordinary shares issued and outstanding and one Class B ordinary share issued and outstanding.

On February 27, 2024, in connection with the extension of the date by which the Company was required to consummate an initial business combination, the Company entered into non-redemption agreements with certain unaffiliated investors. Under these agreements, such investors agreed not to redeem their public shares, and the sponsor agreed to forfeit up to 307,500 founder shares, with a corresponding number of Class A ordinary shares to be issued to the participating investors.

F-27

On February 29, 2024, the Company held another extraordinary general meeting of shareholders at which our shareholders approved, by special resolution, the proposal to amend and restate the Company’s amended and restated memorandum and articles of association to further extend the date by which we must (1) consummate our Business Combination from March 3, 2024 to March 3, 2025, (2) cease our operations except for the purpose of winding up if we fail to complete such Business Combination, and (3) redeem all of the Class A ordinary shares included as part of the Units sold in the Public Offering (the “Second Extension”). In connection with the Second Extension, shareholders holding 3,036,666 Class A Ordinary Shares exercised their right to redeem such shares at a per share redemption price of $11.07. As a result, approximately $33,616,850 was removed from our Trust Account to pay such holders.

On March 22, 2024, the parties to the Lexasure Business Combination Agreement entered into a Termination and Release Agreement pursuant to which they agreed to terminate the Lexasure Business Combination Agreement and the transactions contemplated thereby.

On April 19, 2024, IPO Sponsor entered into a securities purchase agreement with Vikasati Partners LLC ("Vikasati Sponsor" and, together with IPO Sponsor, the "Prior Sponsors"), pursuant to which, among other things, Vikasati Sponsor would purchase (i) one Class B ordinary share of the Company, (ii) 3,925,000 Class A ordinary shares of the Company and (iii) 7,605,000 private placement warrants of the Company from IPO Sponsor, the existing directors and officers of the Company would resign, and new directors and officers designated by Vikasati Sponsor would be appointed. On April 25, 2024, the parties closed the transactions contemplated by the securities purchase agreement.

On June 10, 2024, the Company received a notice from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, as the Company was not able to complete a business combination within 36 months of the effectiveness of its IPO registration statement, or March 5, 2024, as required under Nasdaq Listing Rule IM-5101-2 (the “Rule”), the Company did not comply with the Rule and its securities were subject to delisting. In that regard, the Staff determined that the Company’s securities would be delisted from trading on Nasdaq and suspended at the opening of business on June 12, 2024. The Notice indicated that the Company had the right to appeal the Staff’s determination to a hearings panel. However, pursuant to Nasdaq Listing Rule5815(c)(1)(H), in the case of a company whose business plan is to complete one or more acquisitions, such as the Company, where the Notice is based on a failure to satisfy the requirement of the Rule to consummate a business combination within 36 months, the panel may only reverse the delisting decision where there has been a factual error applying the Rule. Based on the foregoing, the Company decided not to appeal the suspension.

On February 28, 2025, the Company held another extraordinary general meeting of shareholders at which our shareholders approved, by special resolution, the proposal to amend and restate the Company’s amended and restated memorandum and articles of association to further extend the date by which we must (1) consummate our Business Combination from March 3, 2025 to March 3, 2026, (2) cease our operations except for the purpose of winding up if we fail to complete such Business Combination, and (3) redeem all of the Class A ordinary shares included as part of the Units sold in the Public Offering (the “Third Extension”). In connection with the Third Extension, shareholders holding 1,006,745 Class A Ordinary Shares exercised their right to redeem such shares at a per share redemption price of approximately $11.56. As a result, approximately $ 11.64 million was removed from our Trust Account to pay such holders.

In February 2025, the Company changed its name from Capitalworks Emerging Markets Acquisition Corp to Piermont Valley Acquisition Corp.

Effective as of July 11, 2025, the Company, Vikasati Sponsor and Valleypark Road, LLC (“New Sponsor”) entered into a purchase agreement (the “Purchase Agreement”). Pursuant to the Purchase Agreement, among other things: (a) Vikasati Sponsor transferred to New Sponsor an aggregate of 2,238,999 Class A Ordinary Shares, par value $0.0001 per share, of the Company and 1 Class B Ordinary Share, par value $0.0001 per share, of the Company; (b) the Company, Valleypark and Vikasati Sponsor executed an amendment to the letter agreement originally executed in connection with the Company’s IPO; (c) Vikasati Sponsor gave to New Sponsor the irrevocable right to vote the shares retained by it on its behalf and the Prior Sponsors agreed to take certain other actions on its behalf with respect to certain matters; and (d) the Prior Sponsors agreed to cancel an aggregate of 11,700,000 private placement warrants purchased by IPO Sponsor at the time of the IPO.

Effective as of August 14, 2025, the Company’s Board of Directors dismissed Marcum LLP (“Marcum”) as the Company’s independent registered public accounting firm. Effective as of August 15, 2025, the Company’s Board of Directors engaged Aloba, Awomolo & Partners (“Aloba”) as the Company’s independent registered public accounting firm. The reports of Marcum on the Company’s financial statements for the fiscal years ended March 31, 2023 and 2022 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except for an explanatory paragraph relating to substantial doubt about the Company’s ability to continue as a going concern. During the fiscal years ended March 31, 2023 and 2022 and the subsequent interim period through August 14, 2025, the date of Marcum’s dismissal, there were (a) no disagreements, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, between the Company and Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to Marcum’s satisfaction, would have caused Marcum to make reference to the subject matter of the disagreement in connection with its reports on the Company’s financial statements; and (b) no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions, except for the previously disclosed material weakness in the Company’s internal control over financial reporting described below.

F-28

As previously disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2023, in connection with the restatement of the Company’s previously issued financial statements, the Company identified a material weakness in its internal control over financial reporting relating to the accounting for complex financial instruments. The restatement of the Company’s previously issued financial statements to correct the underlying accounting error has been completed and the corrected accounting treatment has been reflected in subsequent filings, as applicable. However, the completion of the restatement did not, by itself, remediate the underlying material weakness. As of March 31, 2026, the material weakness had not been fully remediated. Management’s current conclusions regarding the effectiveness of the Company’s disclosure controls and procedures and the current status of the Company’s remediation efforts are described in the section entitled “Controls and Procedures” included elsewhere in this registration statement.

On August 14, 2025, Valleypark agreed to loan to us up to an aggregate of $1,000,000 for working capital purposes pursuant to a non-interest bearing promissory note (the “Note”) payable upon the consummation of a business combination. Upon consummation of a business combination, Valleypark will have the option, but not the obligation, to convert the principal balance of the Note, in whole or in part, into warrants, with each warrant entitling the holder to purchase one Class A ordinary share at a conversion price of $1.50 per share, which warrants will be identical to the private placement warrants sold concurrently with our initial public offering. If we do not consummate a business combination, the Note will not be repaid and all amounts owed under the Note will be forgiven, except to the extent we have funds available outside the Trust Account.

Effective February 24, 2026, the Company and the New Sponsor entered into a non-redemption agreement with an unaffiliated third-party shareholder pursuant to which such shareholder agreed not to redeem an aggregate of 200,000 Class A ordinary shares in connection with the March 2, 2026 extension meeting. In exchange for the foregoing commitment, the New Sponsor agreed to transfer to such shareholder, immediately prior to the closing of the initial Business Combination, an aggregate of 90,000 Founder Shares held by the New Sponsor, provided that such shareholder did not exercise its redemption rights with respect to such shares in connection with the extension meeting.

On March 2, 2026, the Company held an extraordinary general meeting of shareholders at which the Company’s shareholders approved an amendment to the Company’s amended and restated memorandum and articles of association to extend the date by which the Company must consummate an initial Business Combination from March 3, 2026 to March 3, 2027. In connection with the Fourth Extension, shareholders holding 536 Class A ordinary shares exercised their right to redeem such shares at a per share redemption price of $12.02. As a result, $6,443 was removed from the Trust Account to pay such holders. Following the Fourth Extension, 204,450 Class A ordinary shares subject to possible redemption remained outstanding.

During the year ended March 31, 2026, the Company recorded the waiver and forgiveness of certain liabilities by the Prior Sponsors and related parties in connection with the previously disclosed transition to New Sponsor. As part of this transition, Vikasati Sponsor waived and forgave amounts due to related parties, cancelled private placement warrants, waived notes payable, and forgave a related party note. These items were recorded as capital contributions and resulted in a reduction of the Company’s shareholders’ deficit. The decrease in shareholders’ deficit was partially offset by the net loss incurred during the period and accretion related to redeemable shares.

F-29

Initial Public Offering

The registration statement for the Company’s Initial Public Offering was declared effective on November 30, 2021. On December 3, 2021, the Company consummated the Initial Public Offering of 20,000,000 units (“Units” and, with respect to the ordinary shares included in the Units sold, the “Public Shares” and the warrants included in the Units sold, the “Public Warrants”), generating gross proceeds of $200,000,000 (as described in Note 3).

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private sale (the “Private Placement”) of an aggregate of 10,500,000 warrants (the “Private Placement Warrants” and together with the Public Warrants, the “warrants”) to the Sponsor at a purchase price of $1.00 per Private Placement Warrant, generating gross proceeds to the Company in the amount of $10,500,000.

On December 3, 2021, the underwriters purchased an additional 3,000,000 Units pursuant to the exercise of the over-allotment option in full. The Units were sold at an offering price of $10.00 per Unit, generating additional gross proceeds to the Company of $30,000,000. Also, in connection with the full exercise of the over-allotment option, the Sponsor purchased an additional 1,200,000 Private Placement Warrants at a purchase price of $1.00 per warrant for total gross proceeds of $1,200,000.

As of December 3, 2021, transaction costs amounted to $13,428,526, consisting of $4,600,000 of underwriting fees paid at closing, $8,050,000 of deferred underwriting fees originally payable upon consummation of a Business Combination, and $778,526 of other offering costs. The deferred underwriting fees were subsequently waived by the underwriters, and no deferred underwriting fees remain payable. Cash of $4,540 was held outside of the Trust Account on March 31, 2026 and available for working capital purposes.

Following the closing of the Initial Public Offering on December 3, 2021, an amount of $234,600,000 ($10.20 per Unit) from the net proceeds of the Initial Public Offering and the Private Placement was placed in the Trust Account which may be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the Trust Account, as described below. However, to mitigate the risk of the Company being deemed to have been operating as an unregistered investment company (including under the subjective test of Section 3(a)(1)(A) of the Investment Company Act), the Company intends to, on or prior to the 24-month anniversary of the effective date of the registration statement related to the Initial Public Offering, instruct Continental to liquidate the U.S. government treasury obligations or money market funds held in the Trust Account and thereafter to hold all funds in the Trust Account in cash items until the earlier of consummation of its Business Combination or liquidation.

The following table presents a roll-forward of the amounts held in the Trust Account from the initial funding of the Trust Account through March 31, 2026:

Amount
Balance at inception	$—
Initial funding of Trust Account in connection with the Initial Public Offering and full exercise of the over-allotment option	234,600,000
Interest and investment income earned	16,409
Balance at March 31, 2022	$234,616,409
Interest and investment income earned	5,825,601
Balance at March 31, 2023	$240,442,010
Redemptions in connection with May 2023 extension vote	(197,192,734)
Extension contributions deposited into Trust Account	450,000
Interest and investment income earned	3,400,608
Redemptions in connection with February 2024 extension vote	(33,616,850)
Balance at March 31, 2024	$13,483,034
Redemptions in connection with February 2025 extension vote	(11,642,099)
Interest and investment income earned	541,411
Balance at March 31, 2025	$2,382,346
Redemptions in connection with March 2026 extension vote	(6,443)
Interest income earned	81,077
Balance at March 31, 2026	$2,456,980

F-30

No amounts were withdrawn from the Trust Account during the periods presented to pay taxes or as permitted withdrawals. As a Cayman Islands exempted company, the Company is not subject to Cayman Islands income, corporation, capital gains or franchise taxes, and the Company has not been required to make any withdrawals from the Trust Account to satisfy U.S. federal or state income tax obligations or other permitted withdrawals during any of the periods presented.

Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and Private Placement, although substantially all of the net proceeds are intended to be and have been applied generally toward consummating a Business Combination. The stock exchange listing rules require that the Business Combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the assets held in the Trust Account (excluding the amount of deferred underwriting commissions and taxes payable on the income earned on the Trust Account). The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company will provide the holders of the outstanding Public Shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their Public Shares either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer in connection with the Business Combination. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account. There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. The Public Shares subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity” (“ASC 480”).

F-31

All of the Public Shares contain a redemption feature that allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a shareholder vote or tender offer in connection with the Company’s Business Combination and in connection with certain amendments to the Company’s amended and restated memorandum and articles of associates (the “Charter”). In accordance with the rules of the U.S. Securities and Exchange Commission (the “SEC”) and its guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of a company require ordinary shares subject to redemption to be classified outside of permanent equity. Given that the Public Shares will be issued with other freestanding instruments (i.e., the Public Warrants), the initial carrying value of the Class A ordinary shares (as defined in Note 7) classified as temporary equity were allocated proceeds determined in accordance with ASC Topic 470-20, “Debt with Conversion and other Options”. The Class A ordinary shares are subject to ASC 480-10-S99. If it is probable that the equity instrument will become redeemable, the Company has the option to either (i) accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or (ii) recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company has elected to recognize the changes immediately. The Public Shares are redeemable and are classified as such on the Company’s balance sheets until such date that a redemption event takes place. Redemptions of the Public Shares may be subject to the satisfaction of conditions, including minimum cash conditions, pursuant to an agreement relating to the Business Combination.

If the Company seeks shareholder approval of the Business Combination, the Company will proceed with a Business Combination only if the Company receives an ordinary resolution under Cayman Islands law approving a Business Combination, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the Company, or such other vote as required by law or stock exchange rule. If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Charter, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 5) and any Public Shares held by it in favor of approving a Business Combination. Additionally, each Public Shareholder may elect to redeem their Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against a proposed Business Combination.

Notwithstanding the foregoing, if the Company seeks shareholder approval of the Business Combination and the Company does not conduct redemptions pursuant to the tender offer rules, a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares without the Company’s prior written consent.

The Sponsor has agreed (a) to waive its redemption rights with respect to any Founder Shares and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Charter (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial Business Combination activity, unless the Company provides the Public Shareholders with the opportunity to redeem their Public Shares upon approval of any such amendment.

F-32

The Company originally had a 27-month period from the closing of the Initial Public Offering, until March 3, 2024, to consummate a Business Combination, which deadline has been extended from time to time as described above and is currently March 3, 2027 (the 'Combination Period'). If the Company has not completed a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned and not previously released to the Company to pay its taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish the rights of the Public Shareholders as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining Public Shareholders and the Board, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The Sponsor has agreed to waive its rights to liquidating distributions from the Trust Account with respect to the Founder Shares it will receive if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor or any of its respective affiliates acquire Public Shares, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have waived their rights to receive the deferred underwriting commissions. Accordingly, no deferred underwriting commissions remain payable, whether or not the Company completes a Business Combination.

In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party (other than the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (1) $10.20 per Public Share and (2) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.20 per Public Share, due to reductions in the value of trust assets, in each case net of the interest that may be withdrawn to pay taxes. This liability will not apply to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account

F-33

Going Concern Consideration

 As of March 31, 2026, the Company had cash of $4,540 and a working capital deficit of $325,469. Further, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. In connection with the Company’s assessment of going concern considerations in accordance with FASB Accounting Standards Update (“ASU”) Topic 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” the Company’s management has determined that these liquidity risks, as well as if the Company is unsuccessful in consummating an initial Business Combination within the Combination Period, the requirement that the Company cease all operations, redeem the Public Shares and thereafter liquidate and dissolve raises substantial doubt about the ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty. The Company’s management has determined that the Company does not have funds that are sufficient to fund the working capital needs of the Company until the consummation of an initial Business Combination or the winding up of the Company as stipulated in the Charter. The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America (“U.S. GAAP”), which contemplate continuation of the Company as a going concern.

Risks and Uncertainties

Various social and political circumstances in the United States and around the world (including wars and other forms of conflict, including rising trade tensions between the United States and China, and other uncertainties regarding actual and potential shifts in the United States and foreign, trade, economic and other policies with other countries, terrorist acts, security operations and catastrophic events such as fires, floods, earthquakes, tornadoes, hurricanes and global health epidemics) may contribute to increased market volatility and economic uncertainties or deterioration in the United States and worldwide. This market volatility could adversely affect the Company’s ability to complete a Business Combination. In response to the conflict between nations, the United States and other countries have imposed sanctions or other restrictive actions against certain countries. Any of the above factors, including sanctions, export controls, tariffs, trade wars and other governmental actions, could have a material adverse effect on the Company’s ability to complete a Business Combination and the value of the Company’s securities.

Management continues to evaluate the impact of these types of risks on the industry and has concluded that while it is reasonably possible that these types of risks could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of issuance of these financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management has broad discretion with respect to the specific application of the net proceeds of the Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully

The accompanying financial statements do not include any adjustments that might result from the outcome of the above uncertainties.

F-34

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in U.S. dollars and have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”).

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the accompanying financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet.

Making estimates requires the Company’s management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the balance sheet, which the Company’s management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

F-35

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had cash of $4,540 and $1,611 as of March 31, 2026 and March 31, 2025, respectively.

Cash and Cash Equivalents Held in Trust Account

At March 31, 2026 and 2025, the assets held in the Trust Account were held in cash and cash equivalents. Amounts held in the Trust Account may be used only for purposes permitted under the Company’s amended and restated memorandum and articles of association and the trust agreement governing the Trust Account, including the consummation of an initial Business Combination, the redemption of Public Shares, payment of certain taxes and permitted withdrawals, or the liquidation of the Company if it does not complete an initial Business Combination within the required time period.

Previously, amounts held in the Trust Account could be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act. To mitigate the risk of the Company being deemed to have been operating as an unregistered investment company, the Company instructed the trustee to liquidate any U.S. government treasury obligations or money market funds held in the Trust Account and to hold all funds in the Trust Account in cash items until the earlier of consummation of its initial Business Combination or liquidation.

At March 31, 2026 and 2025, the Company had approximately $2.46 million and $2.38 million investments held in the Trust Account, respectively.

Offering Costs associated with the Initial Public Offering

The Company complies with the requirements of ASC Topic 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A, “Expenses of Offering”. Offering costs were allocated to the separable financial instruments issued in the Initial Public Offering. Upon completion of the Initial Public Offering, offering costs associated with warrant liabilities are expensed as incurred. Offering costs associated with the Units were allocated between temporary equity and the Public Warrants by the relative fair value method. Offering costs of $778,526 consisted principally of costs incurred in connection with preparation for the Initial Public Offering. These offering costs, together with the underwriting commissions of $12,650,000 (or $4,600,000 paid in cash upon the closing of the Initial Public Offering and a deferred fee of $8,050,000), were allocated between temporary equity, the Public Warrants and the Private Placement Warrants in a relative fair value method upon completion of the Initial Public Offering. Of these costs, $778,526 were allocated to the Public Warrants, the Private Placement Warrants and the Forward Purchase Agreement and are charged to the statements of operations.

Class A Ordinary Shares subject to Possible Redemption

The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance enumerated in ASC 480. Ordinary shares subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered by the Company to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, at March 31, 2026 and 2025, 204,450 and 204,986 Class A ordinary shares subject to possible redemption in the amount of $2,456,980 and $2,382,346, respectively, are presented as temporary equity, outside of the shareholders' equity section of the accompanying balance sheets.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable Class A ordinary shares to equal the redemption value at the end of each reporting period. Immediately upon the closing of the Initial Public Offering, the Company recognized a measurement adjustment from initial book value to redemption amount value. As of March 31, 2026, the change in the carrying value of redeemable Class A ordinary shares resulted in charges against deficit of approximately $81,077. As of March 31, 2025, the change in the carrying value of redeemable Class A ordinary shares resulted in charges against deficit of approximately $541,411.

F-36

At March 31, 2026 and 2025, the Class A ordinary shares reflected in the accompanying balance sheets is reconciled in the following table:

	Number of Shares	Amount
Gross proceeds	23,000,000	$230,000,000
Less:
Transaction costs allocated to Class A ordinary shares		(12,628,021)
Proceeds allocated to Forward Purchase Agreement		(195,732)
Proceeds allocated to Public Warrants		(13,006,500)
		(25,830,253)
Plus:
Remeasurement of carrying value to redemption value		30,446,662
Class A ordinary shares subject to possible redemption – March 31, 2022	23,000,000	$234,616,409
Plus:
Current period remeasurement of carrying value to redemption value	-	5,825,601
Class A ordinary shares subject to possible redemption – March 31, 2023	23,000,000	$240,442,010
Less:
Redemption of Class A ordinary shares	(21,788,269)	(230,809,584)
Plus:
Extension contributions deposited into Trust Account		450,000
Current period remeasurement of carrying value to redemption value		3,400,608
Class A ordinary shares subject to possible redemption – March 31, 2024	1,211,731	$13,483,034
Less:
Redemption of Class A ordinary shares	(1,006,745)	(11,642,099)
Plus:
Current period remeasurement of carrying value to redemption value	-	541,411
Class A ordinary shares subject to possible redemption – March 31, 2025	204,986	$2,382,346
Less:
Redemption of Class A ordinary shares	(536)	(6,442)
Plus:
Current period remeasurement of carrying value to redemption value		81,076
Class A ordinary shares subject to possible redemption – March 31, 2026	204,450	$2,456,980

Net income per share

Net income per share is computed by dividing net income by the weighted average number of ordinary shares outstanding during the period. The Company applies the two-class method in calculating earnings per share. Earnings and losses are shared pro rata between the two classes of shares. The calculation of diluted income per ordinary share does not consider the effect of the warrants issued in connection with the (i) Initial Public Offering, (ii) exercise of over-allotment and (iii) Private Placement, since their inclusion would be anti-dilutive under the two-class method. As a result, diluted earnings per ordinary share is the same as basic earnings per ordinary share for the periods presented. The warrants are exercisable to purchase 11,500,000 Class A ordinary shares in the aggregate.

The following table reflects the calculation of basic and diluted net income per ordinary share (in dollars, except per share amounts):

The following table reflects the calculation of basic and diluted net income per ordinary share (in dollars, except per share amounts):

	Year Ended March 31, 2026
	Class A subject to possible redemption	Class A Perm	Class B
Allocation of net loss	(58,400)	(1,638,390)	-
Basic and diluted weighted average shares outstanding	204,957	5,749,999	1
Basic and diluted net loss per share	$(0.28)	$(0.28)	-

	Year Ended March 31, 2025
	Class A subject to possible redemption		Class B
Allocation of net income	268,133	1,368,966	-
Basic and diluted weighted average shares outstanding	1,126,227	5,749,999	1
Basic and diluted net income per share	$0.24	$0.24	-

F-37

Income Taxes

 The Company follows the asset and liability method of accounting for income taxes under ASC Topic 740, “Income Taxes” (“ASC 740”). Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of March 31, 2026 and 2025. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman Islands income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the accompanying balance sheets.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Corporation coverage limit of $250,000. The Company has not experienced losses on this account.

Fair Value of Financial Instruments

“Fair value” is defined as the price that would be received for sale of an asset or paid to transfer of a liability, in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	“Level 1”, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;
●

“Level 2”, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●

“Level 3”, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

F-38

See Note 9 for additional information regarding liabilities measured at fair value.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). The Company’s derivative instruments are recorded at fair value as of the closing date of the Initial Public Offering (December 3, 2021) and re-valued at each reporting date, with changes in the fair value reported in the statements of operations. Derivative assets and liabilities are classified on the accompanying balance sheets as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date. Prior to their termination or cancellation, the Company accounted for the Forward Purchase Agreement and Private Placement Warrants as derivative instruments. As of March 31, 2026, only the Public Warrants remained outstanding and were classified as derivative liabilities subject to remeasurement at fair value. As the Public Warrants, the Private Placement Warrants and the Forward Purchase Agreement meet the definition of a derivative, the Public Warrants, the Private Placement Warrants and the Forward Purchase Agreement are measured at fair value at issuance and at each reporting date in accordance with ASC Topic 820, “Fair Value Measurement”, with changes in fair value recognized in the statement of operations in the period of change.

Warrant Instruments

The Company accounts for the Public Warrants and the Private Placement Warrants issued in connection with the Initial Public Offering and the Private Placement in accordance with the guidance contained in ASC 815, whereby under that provision, the Public Warrants and the Private Placement Warrants do not meet the criteria for equity treatment and must be recorded as a liability. Accordingly, the Company classifies the warrant instrument as a liability at fair value and adjust the instrument to fair value at each reporting period. This liability will be re-measured at each balance sheet date until the Public Warrants and the Private Placement Warrants are exercised or expire, and any change in fair value will be recognized in the Company’s statement of operations. The fair value at issuance was calculated using a Monte Carlo simulation model to value the Public Warrants and a modified Black-Scholes model to value the Private Placement Warrants. The valuation models utilize inputs and other assumptions and may not be reflective of the price at which they can be settled. Such warrant classification is also subject to re-evaluation at each reporting period. Due to the terms within the warrant agreement, as of March 31, 2022 and for all periods subsequent to the detachment of the Public Warrants from the Units, the Public Warrant quoted market price will be used to calculate the fair value of the Private Placement Warrants as of each relevant reporting date. Upon issuance of the Private Placement Warrants, the Company recorded a charge of $1,532,700 for the excess fair value of Private Placement Warrant liabilities over the proceeds received.

Segment Information

The Company accounts for operating segments in accordance with ASC Topic 280, Segment Reporting. Operating segments are defined as components of an enterprise for which separate financial information is available and is regularly evaluated by the chief operating decision maker (“CODM”) in deciding how to allocate resources and assess performance. The Company’s CODM has been identified as its Chief Executive Officer. The Company has determined that it operates as one operating segment and one reportable segment.

Recent Accounting Standards

In August 2020, the FASB issued ASU Topic 2020-06, Debt - Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments, and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective January 1, 2024 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The adoption of this ASU resulted in additional disclosures but did not have a material impact on the Company’s unaudited interim financial statements.

The Company’s management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

F-39

NOTE 3 — INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 20,000,000 Units at a purchase price of $10.00 per Unit generating gross proceeds to the Company in the amount of $200,000,000. Each Unit consists of one Public Share and one-half of one Public Warrant, with each whole Public Warrant entitling the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment (as described in Note 8).

On December 3, 2021, the underwriters purchased an additional 3,000,000 Units pursuant to the exercise in full of the over-allotment option. The Units were sold at an offering price of $10.00 per Unit, generating additional gross proceeds to the Company of $30,000,000.

As a result of the close of the Initial Public Offering and the full exercise of the over-allotment option, the Company sold a total of 23,000,000 Units generating gross proceeds of $230,000,000.

NOTE 4 — PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Company consummated the Private Placement and sold an aggregate of 10,500,000 Private Placement Warrants at a purchase price of $1.00 per Private Placement Warrant, generating gross proceeds to the Company in the amount of $10,500,000.

On December 3, 2021, the underwriters exercised their over-allotment option in full. In connection with the full exercise of the over-allotment option, the Sponsor purchased an additional 1,200,000 Private Placement Warrants at a purchase price of $1.00 per warrant for total gross proceeds of $1,200,000. As a result of the closing of the Initial Public Offering and the full exercise of the over-allotment option, the Company sold a total of 11,700,000 Private Placement Warrants generating gross proceeds of $11,700,000.

A portion of the proceeds from the Private Placement was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the Private Placement held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will be worthless.

The 11,700,000 Private Placement Warrants were cancelled on July 11, 2025 in connection with the transition to a new sponsor and are no longer outstanding.

In connection with the transition to a new sponsor, the Company’s former sponsor agreed to cancel and forfeit all outstanding Private Placement Warrants held by the former sponsor. As a result, the Private Placement Warrants were cancelled and were no longer outstanding as of the end of the period. The cancellation of the Private Placement Warrants was accounted for as a capital contribution and resulted in the elimination of the related warrant liability from the Company’s balance sheet.

NOTE 5 — RELATED PARTIES

Founder Shares

On May 12, 2021, the Sponsor received 5,750,000 of the Class B ordinary shares (the “Founder Shares”) in exchange for cash of $25,000. The Founder Shares included an aggregate of up to 750,000 shares subject to forfeiture to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the number of Founder Shares would equal, on an as-converted basis, approximately 20% of the Company’s issued and outstanding ordinary shares after the Initial Public Offering. Due to the full exercise of the over-allotment option by the underwriters, these 750,000 shares are no longer subject to forfeiture.

The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination and (B) subsequent to a Business Combination, (x) if the last reported sale price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Public Shareholders having the right to exchange their shares of ordinary shares for cash, securities or other property.

On May 23, 2023, the Company issued an aggregate of 5,749,999 Class A ordinary shares to the Sponsor, upon the conversion of an equal number of Class B ordinary shares held by the Sponsor. The 5,749,999 Class A ordinary shares issued in connection with the Founder Conversion are subject to the same restrictions as applied to the Class B ordinary shares before the Founder Conversion, including, among others, certain transfer restrictions, waiver of redemption rights and the obligation to vote in favor of an initial Business Combination as described in the IPO Prospectus. Following the Founder Conversion and the redemptions in connection with the Extension, there were 9,998,396 Class A ordinary shares issued and outstanding and one Class B ordinary share issued and outstanding.

On February 24, 2026, the Company and the New Sponsor entered into a non-redemption agreement with an unaffiliated third-party shareholder pursuant to which such shareholder agreed not to redeem an aggregate of 200,000 Class A ordinary shares in connection with the March 2, 2026 extension meeting. In exchange for the foregoing commitment, the New Sponsor agreed to transfer to such shareholder, immediately prior to the closing of the initial Business Combination, an aggregate of 90,000 Founder Shares held by the New Sponsor, provided that such shareholder did not exercise its redemption rights with respect to such shares in connection with the extension meeting.

F-40

Due to Related Party

The Sponsor paid certain offering costs and operating costs on behalf of the Company. These advances were due on demand and are noninterest bearing. The Company repaid the Sponsor in excess of the amounts due. As of March 31, 2026 and March 31, 2025, the New Sponsor had paid operating and formation costs of $255,797 and $64,056, respectively, on behalf of the Company."

Promissory Note — Related Party

On May 12, 2021, the Company issued an unsecured promissory note to the Sponsor (the “IPO Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of $300,000. The IPO Promissory Note was non-interest bearing and payable on the earlier of (i) December 31, 2021 or (ii) the consummation of the Initial Public Offering. During the period from inception to December 3, 2021, the Company borrowed $280,000 pursuant to the IPO Promissory Note. Such borrowings were repaid in full at the closing of the Initial Public Offering on December 3, 2021. No additional borrowings are allowed under the Promissory Note.

Working Capital Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The Working Capital Loans may be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of the Working Capital Loans may be converted upon completion of a Business Combination into warrants at a price of $1.00 per warrant. Such warrants would be identical to the Private Placement Warrants. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans.

On February 1, 2023, the Company entered into the Loan Agreement, dated February 1, 2023, by and between the Company and the Sponsor with respect to the Working Capital Loan the Sponsor made to the Company of up to $1,500,000 (the “WCL Agreement”). As of March 31, 2025, the Company had borrowed $1,471,195 and had $28,805 available to it under the WCL Agreement.

On August 14, 2025, Valleypark Road, LLC agreed to loan to the Company up to an aggregate of $1,000,000 for working capital purposes pursuant to a non-interest bearing promissory note (the "New WCL Note") payable upon the consummation of a Business Combination. Upon consummation of a Business Combination, Valleypark Road, LLC will have the option, but not the obligation, to convert the principal balance of the New WCL Note, in whole or in part, into warrants at a conversion price of $1.50 per share, which warrants will be identical to the private placement warrants sold concurrently with our Initial Public Offering. If the Company does not consummate a Business Combination, the New WCL Note will not be repaid and all amounts owed thereunder will be forgiven, except to the extent the Company has funds available outside the Trust Account. As of March 31, 2026, the Company had advances of $255,797 outstanding under the New WCL Note and related party advances

Extension Loan

The Company initially had 15 months from the closing of the Initial Public Offering to consummate an initial Business Combination, with an automatic three-month extension if it has signed a definitive agreement with respect to an initial Business Combination within such 15-month period (an “Automatic Extension”).

If the Company anticipated that it would not be able to consummate its initial Business Combination within the initial 15 months and was not entitled to an Automatic Extension, it may, by resolution of the Board if requested by the Sponsor, extend the period of time to consummate a Business Combination by an additional three months (for a total of up to 18 months to complete a Business Combination), subject to the Sponsor depositing additional funds into the Trust Account (a “Paid Extension”). In connection with an Automatic Extension or a Paid Extension as described above, Public Shareholders would not be offered the opportunity to vote on or redeem their shares. Pursuant to the terms of the Charter and the trust agreement entered into between the Company and Continental, as amended, in order to extend the time available for the Company to consummate its initial Business Combination in connection with a Paid Extension, the Sponsor or its affiliates or designees, upon ten days’ advance notice prior to the deadline, would have to deposit into the Trust Account $2,300,000 on or prior to the date of the deadline. Any such payments would be made in the form of a loan (an “Extension Loan”). Any such Extension Loan would be non-interest bearing and payable upon the consummation of the Business Combination. If the Company completes its initial Business Combination, it would, at the option of the Sponsor, repay such loaned amounts out of the proceeds of the Trust Account released to it or convert a portion or all of the total Extension Loan amount into warrants at a price of $1.00 per warrant, which warrants would be identical to the Private Placement Warrants. If the Company does not complete a Business Combination, it would not repay such Extension Loans. Furthermore, the letter agreement with the Company’s initial shareholders contains a provision pursuant to which the Sponsor has agreed to waive its right to be repaid for such Extensions Loan out of the funds held in the Trust Account in the event that the Company does not complete a Business Combination. The Sponsor and its affiliates or designees were not obligated to make any Extension Loan.

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Upon the execution of the Lexasure Business Combination Agreement, the Company received an Automatic Extension of the time it had to consummate an initial Business Combination until June 3, 2023 and a Paid Extension was not needed.

On February 28, 2025, the Company held another Extraordinary Meeting, at which the Company’s shareholders approved, among other things, an amendment to the Charter to extend the date by which the Company must consummate an initial Business Combination to March 3, 2026, and to permit the Board, in its sole discretion, to elect to wind up the Company’s operations on an earlier date than March 3, 2026. On March 2, 2026, the Company’s shareholders approved a further extension to March 3, 2027.

Lexasure Loans

Pursuant to the First Financials Side Letter, Lexasure agreed to loan the Company reasonable amounts that the Company is obligated to deposit into the Trust Account in connection with the Extension and related expenses such as the filing of an additional Quarterly Report on Form 10-Q, up to a maximum of $600,000 (in the event that the PCAOB audited financial statements of Lexasure and its subsidiaries are not delivered on or before May 1, 2023 and/or the PCAOB reviewed quarterly financial statements of Lexasure and its subsidiaries are not delivered on or before May 7, 2023. This First Lexasure Loan is unsecured and interest free. In connection with the First Lexasure Loan, at the closing of the Lexasure Business Combination or an Alternative Closing, the Sponsor had agreed to transfer a number of ordinary shares to Lexasure or its designee equal to (x) the amount of the First Lexasure Loan that is used by the Company and not returned to Lexasure at or prior to the closing of the Lexasure Business Combination or Alternative Closing (less any amounts applied pursuant to the termination fee provision of the Lexasure Business Combination Agreement), divided by (y) $10.00 per share. The Company would repay the First Lexasure Loan amount directly to Lexasure at the closing of the Lexasure Business Combination, and in the event of the termination of the Lexasure Business Combination Agreement for any reason, the First Lexasure Loan was cancelled and no amounts shall be owed by the Company, provided that any amounts advanced by Lexasure pursuant to the First Financials Side Letter would reduce the amounts payable by Lexasure pursuant to the termination fee provision of the Lexasure Business Combination Agreement.

Pursuant to the Second Financials Side Letter, the Company has agreed to forbear from enforcing its rights to terminate the Lexasure Business Combination Agreement pursuant to certain termination provisions thereunder, until either December 15, 2023, or December 31, 2023, depending on whether it relates to the PCAOB audited company financials or the PCAOB reviewed quarterly company financials, respectively. In exchange for this forbearance, Lexasure has agreed to loan to the Company reasonable amounts that the Company is obligated to deposit into the Trust Account in connection with extensions and related expenses such as the filing of an additional Quarterly Report on Form 10-Q and the renewal of the Company’s D&O insurance, up to a maximum of $400,000. This Second Lexasure Loan was unsecured and interest free. In connection with the Second Lexasure Loan, the Sponsor had agreed to transfer a number of Class B ordinary shares to Lexasure or its designee, equal to the amount not returned to Lexasure from the escrow divided by $10.00 per share regardless of whether the closing of the Lexasure Business Combination occurs. The Company would have repaid the Second Lexasure Loan directly to Lexasure at the closing of the Lexasure Business Combination. In the event of the termination of the Lexasure Business Combination Agreement for any reason, the Second Lexasure Loan was cancelled and no amounts were owed by the Company, provided that any amounts advanced by Lexasure pursuant to the Second Financials Side Letter shall reduce the amounts payable by Lexasure pursuant to the termination fee provision of the Lexasure Business Combination Agreement.

The Lexasure Business Combination Agreement was terminated, and accordingly, the First Lexasure Loan and Second Lexasure Loan were cancelled and no amounts are outstanding or available to be drawn thereunder.

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NOTE 6 — COMMITMENTS AND CONTINGENCIES

Registration Rights

The holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans or Extension Loan (and any shares of ordinary shares issuable upon the exercise of the Private Placement Warrants or warrants issued upon conversion of the Working Capital Loans or Extension Loan and upon conversion of the Founder Shares) are entitled to registration rights pursuant to a registration rights agreement requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to Class A ordinary shares). The holders of these securities are entitled to make up to three demands, excluding short form registration demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not be required to effect or permit any registration or cause any registration statement to become effective until the securities covered thereby are released from their lock-up restrictions. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriters a 45-day option from the date of the Initial Public Offering to purchase up to 3,000,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less underwriting discounts and commissions. On December 3, 2021, the underwriters purchased an additional 3,000,000 Units pursuant to the full exercise of the over-allotment option. The Units were sold at an offering price of $10.00 per Unit, generating additional gross proceeds to the Company of $30,000,000.

The underwriters were paid a cash underwriting discount of $0.20 per Unit, or $4,600,000, upon the closing of the Initial Public Offering. The underwriting agreement also provided for a deferred underwriting fee of $0.35 per Unit, or $8,050,000, payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completed a Business Combination, subject to the terms of the underwriting agreement.

In connection with the sponsor change transaction, the Company received waivers from the underwriters of the deferred underwriting fees and related rights. Accordingly, no deferred underwriting fees remain payable.

Forward Purchase Agreement

The Company entered into a Forward Purchase Agreement, as amended (the “Forward Purchase Agreement”) with Camber Base, LLC, (“Camber”) pursuant to which Camber, or any of its subsidiaries or affiliates, may, at the sole written election of Camber, purchase up to $20.0 million units (the “Forward Purchase Units”), for $10.00 per Forward Purchase Unit, in a private placement that will close substantially concurrently with the closing of the Business Combination. One Forward Purchase Unit consists of one Class A ordinary share, at $11.50 per share, subject to adjustment, and one-half of one warrant to purchase Class A Ordinary Shares (a “Forward Purchase Warrant”).

The Forward Purchase Warrants will have the same terms as the Public Warrants, and the Forward Purchase Shares will be identical to the Public Shares, except the Forward Purchase Shares will be subject to transfer restrictions and certain registration rights.

Camber’s commitment to purchase securities pursuant to the Forward Purchase Agreement is intended to provide the Company with a minimum funding level for a Business Combination. The proceeds from the sale of the Forward Purchase Securities may be used as part of the consideration to be paid to the sellers in a Business Combination, pay for expenses incurred in connection with a Business Combination or for working capital in the post-transaction company. Subject to the conditions in the Forward Purchase Agreement, the purchase of the Forward Purchase Securities will be a binding obligation of Camber, regardless of whether any Class A ordinary shares are redeemed by the public shareholders in connection with a Business Combination.

In connection with the sponsor change transaction, the Forward Purchase Agreement was terminated. As a result, neither the Company nor Camber has any further obligations under the Forward Purchase Agreement, and Camber will not purchase any Forward Purchase Units in connection with the Business Combination.

Vendor Agreements

As of March 31, 2026, the Company had incurred unpaid legal fees of $74,212 which are included in accrued expenses on the accompanying balance sheets. These fees will only become due and payable upon the consummation of a Business Combination.

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Consulting Agreements

On November 27, 2022, the Company entered into an agreement with a transactional and strategic advisory firm (the “First Strategic Advisor”) for advisory services in connection with a potential Business Combination. Pursuant to this agreement, the Company, if the Company consummates a Business Combination., the Company shall pay the First Strategic Advisor, at the consummation of the Business Combination, a cash fee (the “Capital Markets Advisory Fee”) in the amount equal to (i) $1,500,000 plus (ii) an “Incremental Advisory Fee” based on the value of the proceeds held in the Trust Account immediately prior to the closing of the Business Combination (the “Trust Proceeds”). If the Trust Proceeds are: (i) greater than $58,650,000 but less than or equal to $117,300,000, the Company will pay the First Strategic Advisor an Incremental Advisory Fee of $250,000; (ii) greater than $117,300,000 but less than or equal to $175,950,000, the Company will pay the First Strategic Advisor an Incremental Advisory Fee of $1,000,000; or (iii) greater than $175,950,000, the Company will pay the First Strategic Advisor an Incremental Advisory Fee of $2,500,000. The Capital Markets Advisory Fee shall be due and payable to the First Strategic Advisor by the Company at the consummation of the Business Combination. If the Business Combination does not occur or is abandoned, the First Strategic Advisor will not be entitled to the Capital Markets Advisory Fee. The Company will also reimburse the First Strategic Advisor for all reasonable documented out-of-pocket expenses incurred in connection with the consulting agreement, provided that such expenses will not exceed $25,000 in the aggregate without the prior written approval of the Company.

On February 1, 2023, the Company entered into a separate agreement with another transactional and strategic advisory firm (the “Second Strategic Advisor”) to provide consulting, advisory and related services in connection with a potential Business Combination. Upon consummation of a Business Combination, the Second Strategic Advisor will purchase from the Company 250,000 Class B ordinary shares at a purchase price of $0.04 per share or $10,000 in aggregate.

In connection with the sponsor change transaction, the consulting agreement with the Second Strategic Advisor was terminated, and no shares were issued or are issuable pursuant to the agreement.

Non-Redemption Agreements

The Company initially had until March 3, 2023 to consummate a Business Combination, with an automatic three-month extension if the Company signed a definitive agreement with respect to a Business Combination within such 15-month period, as described in the final prospectus for the Initial Public Offering filed pursuant to Rule 424(b)(4) with the SEC on December 2, 2021.

In February 2023, prior to signing the Lexasure Business Combination Agreement, the Company prepared to hold an extraordinary general meeting of shareholders to, among other things, seek an extension of the time it had to consummate a Business Combination. On February 27, 2023, in connection with the contemplated meeting, the Company and its then-sponsor entered into non-redemption agreements with certain unaffiliated third parties in exchange for such third parties agreeing not to redeem up to an aggregate of 1,600,000 Class A ordinary shares sold in the Initial Public Offering. In consideration for the non-redemption commitments, the then-sponsor transferred to such third parties an aggregate of 28,000 Class B ordinary shares. Upon execution of the Lexasure Business Combination Agreement, the Company received an automatic three-month extension of the time to consummate a Business Combination until June 3, 2023. As a result, the contemplated meeting was postponed indefinitely and the February 2023 non-redemption agreements automatically terminated in accordance with their terms.

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On May 18, 2023 and May 22, 2023, the Company entered into non-redemption agreements with certain unaffiliated third parties (the “NRA Holders”) in connection with the Company’s 2023 extraordinary general meeting. Pursuant to these agreements, the NRA Holders agreed either not to request redemption, or to reverse any previously submitted redemption demand, with respect to an aggregate of 4,399,737 Class A ordinary shares sold in the Initial Public Offering. In consideration of these commitments, immediately prior to, and substantially concurrently with, the closing of a Business Combination, the sponsor, or its designees, agreed to surrender and forfeit to the Company, for no consideration, an aggregate of 1,099,935 Class A ordinary shares, and the Company agreed to issue to the NRA Holders a number of Class A ordinary shares equal to the number of such forfeited shares.

On February 28, 2025, the Company held an extraordinary general meeting of shareholders at which shareholders approved an amendment to extend the date by which the Company must consummate a Business Combination from March 3, 2025 to March 3, 2026. Effective February 27, 2025, in connection with that meeting, the Company and Vikasati Partners LLC entered into a non-redemption agreement with an unaffiliated third-party shareholder pursuant to which such shareholder agreed not to redeem an aggregate of 200,000 Class A ordinary shares. In consideration of the non-redemption commitment, Vikasati Partners LLC agreed to transfer to such shareholder, immediately prior to the closing of a Business Combination, an aggregate of 80,000 Class A ordinary shares held by Vikasati Partners LLC, provided that such shareholder did not exercise its redemption rights with respect to the non-redeemed shares in connection with the meeting.

Effective as of July 11, 2025, Vikasati Partners LLC and Valleypark Road, LLC entered into a purchase agreement pursuant to which, among other things, Vikasati Partners LLC transferred to Valleypark Road, LLC an aggregate of 2,238,999 Class A ordinary shares and one Class B ordinary share, the parties executed an amendment to the letter agreement originally entered into in connection with the Initial Public Offering, Vikasati Partners LLC granted Valleypark Road, LLC voting rights over certain retained shares, and the prior sponsors agreed to cancel an aggregate of 11,700,000 private placement warrants purchased at the time of the Initial Public Offering.

On March 2, 2026, the Company held another extraordinary general meeting of shareholders at which shareholders approved an amendment to extend the date by which the Company must consummate a Business Combination from March 3, 2026 to March 3, 2027. Effective February 24, 2026, in connection with that meeting, the Company and Valleypark Road, LLC entered into a non-redemption agreement with an unaffiliated third-party shareholder pursuant to which such shareholder agreed not to redeem an aggregate of 200,000 Class A ordinary shares. In consideration of the non-redemption commitment, Valleypark Road, LLC agreed to transfer to such shareholder, immediately prior to the closing of a Business Combination, an aggregate of 90,000 Class A ordinary shares held by Valleypark Road, LLC, provided that such shareholder did not exercise its redemption rights with respect to the non-redeemed shares in connection with the meeting.

Legal Proceedings and Loss Contingencies

From time to time, the Company may be subject to claims, legal proceedings or other contingencies arising in the ordinary course of business. The Company accounts for loss contingencies in accordance with ASC 450, Contingencies. An estimated loss from a loss contingency is accrued if it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated. If a loss is reasonably possible but not probable, or if a loss is probable but the amount cannot be reasonably estimated, the Company discloses the nature of the contingency and an estimate of the possible loss or range of loss, if such estimate can be made.

As of March 31, 2026, and through the date these financial statements were available to be issued, the Company was not a party to any pending legal proceedings and was not aware of any claims or loss contingencies that would require accrual or disclosure in the accompanying financial statements.

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NOTE 7 — SHAREHOLDERS’ DEFICIT

Preference Shares

The Company is authorized to issue 5,000,000 preference shares with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Board. As of March 31, 2026 and 2025, there were no preference shares issued or outstanding.

Class A Ordinary Shares

The Company is authorized to issue 500,000,000 Class A ordinary shares with a par value of $0.0001 per share (the “Class A ordinary shares”). Holders of Class A ordinary shares are entitled to one vote for each share. As of March 31, 2025 and 2024, there were 5,749,999 Class A ordinary shares issued or outstanding, excluding 204,986 and 1,211,731 Class A ordinary shares subject to redemption as of March 31, 2025 and 2024 respectively.

On May 23, 2023, the Company held the 2023 Extraordinary Meeting, at which the Company's shareholders approved, among other things, an amendment to the Charter to extend the date by which the Company must consummate an initial Business Combination to March 3, 2024, and to permit the Board, in its sole discretion, to elect to wind up the Company's operations on an earlier date than March 3, 2024. In connection with the vote to approve the Extension, the holders of 18,751,603 Class A ordinary shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.51 per share, for an aggregate redemption amount of $197,192,734. As a result of the approvals at the 2023 Extraordinary Meeting, the Company will deposit into the Trust Account $50,000 per month, or portion thereof, that is needed to complete a Business Combination, for up to an aggregate of $450,000. On June 6, 2023, the first $50,000 was deposited into the Trust Account. On July 3, 2023, August 3, 2023, September 13, 2023, October 11, 2023, November 1, 2023 and December 11, 2023, respectively, the second, third, fourth, fifth, sixth and seventh payments of $50,000 were deposited into the Trust Account.

On May 23, 2023, the Company issued an aggregate of 5,749,999 Class A ordinary shares to the Sponsor upon the Founder Conversion. The 5,749,999 Class A ordinary shares issued in connection with the Founder Conversion are subject to the same restrictions as applied to the Class B ordinary shares before the Founder Conversion, including, among others, certain transfer restrictions, waiver of redemption rights and the obligation to vote in favor of an initial Business Combination as described in the IPO Prospectus. Following the Founder Conversion and the redemptions in connection with the Extension, there were 9,998,396 Class A ordinary shares issued and outstanding and one Class B ordinary share issued and outstanding.

On February 29, 2024, the Company held another extraordinary general meeting at which its shareholders approved the proposal to further extend the date by which the Company must consummate a business combination to March 3, 2025 (the “Second Extension”). In connection with the Second Extension, shareholders holding 3,036,666 Class A ordinary shares exercised their right to redeem such shares at a redemption price of approximately $11.07 per share, resulting in a withdrawal of approximately $33,616,850 from the Trust Account.

On February 28, 2025, the Company held an extraordinary general meeting at which its shareholders approved an additional extension of the date by which the Company must consummate a business combination to March 3, 2026 (the “Third Extension”). In connection with the Third Extension, shareholders holding 1,006,745 Class A ordinary shares exercised their right to redeem such shares. The aggregate redemption amount withdrawn from the Trust Account was approximately $11,642,099, based on a redemption price of approximately $11.56 per share.

Following these redemptions, a total of 204,986 Class A ordinary shares remained outstanding and subject to possible redemption as of March 31, 2025. These shares continue to be classified as temporary equity, and the underlying funds remain on deposit in the Trust Account, which held $2,382,346 as of March 31, 2025.

On March 2, 2026, the Company held the Fourth Extension Meeting at which its shareholders approved the Fourth Extension. In connection with the Fourth Extension, shareholders holding 536 Class A ordinary shares exercised their right to redeem such shares at a redemption price of $12.02 per share. As a result, $6,442 was removed from the Trust Account to pay such holders. Following the Fourth Extension, 204,450 Class A ordinary shares subject to possible redemption remained outstanding.

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Class B Ordinary Shares

The Company is authorized to issue 50,000,000 Class B ordinary shares with a par value of $0.0001 per share (the “Class B ordinary shares”, together with the Class A ordinary shares, the “ordinary shares”). Holders of Class B ordinary shares are entitled to one vote for each share. As of March 31, 2026 and 2025, there were 1 Class B ordinary shares issued and outstanding.

Only holders of the Class B ordinary shares have the right to vote on the election of directors prior to the Business Combination. Holders of ordinary shares, including holders of Class A ordinary shares and holders of Class B ordinary shares, will vote together as a single class on all matters submitted to a vote of the Company’s shareholders except as otherwise required by law. In connection with its initial Business Combination, the Company may enter into a shareholders agreement or other arrangements with the shareholders of the target or other investors to provide for voting or other corporate governance arrangements that differ from those in effect upon completion of the Initial Public Offering.

The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of a Business Combination (or earlier at the option of the holders thereof), on a one-for-one basis, subject to adjustment. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts issued in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which Class B ordinary shares shall convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the then-outstanding Class B ordinary shares agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all the Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of ordinary shares outstanding upon the completion of Initial Public Offering plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with a Business Combination (net of the number of Class A ordinary shares redeemed in connection with a Business Combination), excluding any shares or equity-linked securities issued or issuable to any seller of an interest in the target to us in a Business Combination.

NOTE 8 — WARRANTS LIABILITIES

Public Warrants may only be exercised for a whole number of shares. No fractional warrants were issued upon separation of the Units and only whole warrants trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A ordinary share pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those Class A ordinary shares is available, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of residence of the exercising holder, or an exemption from registration is available.

The Company has agreed that as soon as practicable, but in no event later than 30 business days after the closing of a Business Combination, the Company will use its commercially reasonable efforts to file, following the closing of a Business Combination, with the SEC a registration statement covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants and to maintain a current prospectus relating to those Class A ordinary shares effective until the warrants expire or are redeemed in accordance with the provisions of the warrant agreement. Notwithstanding the above, if the Class A ordinary share is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants is not effective by the sixtieth day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but the Company will use its commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

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Redemption of Warrants When the Price per Class A Ordinary Share Equals or Exceeds $18.00

Once the warrants become exercisable, the Company may redeem the outstanding Public Warrants:

●	in whole and not in part;
●	at a price of $0.01 per Public Warrant;
●	upon a minimum of 30 days’ prior written notice of redemption, or the 30-day redemption period to each warrant holder; and
●

if, and only if, the last reported sale price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganization, recapitalizations and the like) for any 10 trading days within a 20-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Redemption of Warrants When the Price per Class A Ordinary Share Equals or Exceeds $10.00

Once the warrants become exercisable, the Company may redeem the outstanding warrants:

●	in whole and not in part;
●

at a price of $0.10 per warrant provided that the holder will be able to exercise their warrants on cashless basis prior to redemption and receive that number of shares based on the redemption date and the fair market value of the Class A ordinary shares;

●	upon a minimum of 30 days’ prior written notice of redemption;
●

if, and only if, the last reported sale price of the Class A ordinary share equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganization, recapitalizations and the like) for any 10 trading days within a 20-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders; and

●	if, and only if, the Private Placement Warrants are also concurrently exchanged at the same price (equal to a number of Class A ordinary shares) as the outstanding Public Warrants, as described above.

If the Company calls the Public Warrants for redemption, as described above, its management will have the option to require any holder that wishes to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of ordinary shares issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.

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The 11,700,000 Private Placement Warrants were cancelled on July 11, 2025 in connection with the transition to a new sponsor. As of March 31, 2026, no Private Placement Warrants remain outstanding. Following the cancellation, only the Public Warrants remain outstanding and subject to remeasurement at fair value.

The Company accounts for the 11,500,000 Public Warrants issued in connection with the Initial Public Offering in accordance with the guidance contained in ASC 815-40. At the time of the Initial Public Offering, both the Public Warrants and the 11,700,000 Private Placement Warrants did not meet the criteria for equity classification and were recorded as derivative liabilities under ASC 815-40.

The accounting treatment of derivative financial instruments requires that the Company record a derivative liability upon the closing of the Initial Public Offering. Accordingly, the Company classifies each warrant as a liability at its fair value and the warrants are allocated a portion of the proceeds from the issuance of the Units equal to its fair value. This liability is subject to re-measurement at each balance sheet date. With each such re-measurement, the warrant liability is adjusted to fair value, with the change in fair value recognized in the Company’s statement of operations. The Company reassess the classification at each balance sheet date. If the classification changes as a result of events during the period, the warrants are reclassified as of the date of the event that causes the reclassification.

Upon issuance of the derivative warrants, the Company recorded a derivative liability of $26,239,200 on the balance sheets. The proceeds received from the sale of the Private Placement Warrants exceeded the fair value of the Private Placement Warrants, and the Company recorded a charge of $1,532,700 to the statement of operations.

NOTE 9 — FAIR VALUE MEASUREMENTS

The following table presents information about the Company’s liabilities that are measured at fair value on a recurring basis as of March 31, 2026 and 2025, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	March 31, 2026	March 31, 2025
Liabilities:
Warrant liability – Private Placement Warrants	3	$-	$27,449
Warrant liability – Public Warrants	3	$1,150,000	$16,307

As of March 31, 2026 and 2025, amounts held in the Trust Account were held in cash and cash equivalents. Cash and cash equivalents held in the Trust Account are carried at cost, which approximates fair value due to their short-term nature, and are not included in the fair value hierarchy table above.

The Public Warrants and, prior to their cancellation, the Private Placement Warrants were accounted for as liabilities in accordance with ASC 815-40 and were presented within liabilities on the accompanying balance sheets. The warrant liabilities were measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the statements of operations.

F-49

Upon initial issuance, the Company used a Monte Carlo simulation model to value the Public Warrants and a modified Black-Scholes model to value the Private Placement Warrants and the Forward Purchase Agreement liability. Upon initial issuance, the Public Warrants, the Private Placement Warrants and the Forward Purchase Agreement were classified within Level 3 of the fair value hierarchy due to the use of unobservable inputs.

Following the suspension and delisting of the Company’s securities from Nasdaq, the Company determined that quoted market prices for its warrants were no longer available in an active market. Accordingly, as of March 31, 2026, the Company estimated the fair value of the Public Warrants using a Binomial Lattice model. The Binomial Lattice model requires the use of unobservable inputs, including expected volatility, expected term, risk-free interest rate, expected dividend yield and assumptions regarding the probability and timing of a Business Combination. Accordingly, the Public Warrants were classified within Level 3 of the fair value hierarchy as of March 31, 2026.

The 11,700,000 Private Placement Warrants were cancelled on July 11, 2025 in connection with the transition to a new sponsor. As a result, no Private Placement Warrants remained outstanding as of March 31, 2026. Prior to cancellation, the Private Placement Warrants were valued using model-based valuation techniques and were classified within Level 3 of the fair value hierarchy.

As of March 31, 2026 and 2025, the total warrant derivative liability was $1,150,000 and $43,756, respectively.

The following table presents the changes in the Level 3 warrant liabilities for the year ended March 31, 2026:

	Public Warrants	Private Placement Warrants	Total
Fair value as of March 31, 2025	$16,307	$27,449	$43,756
Change in fair value of warrant liabilities	1,133,693	440,551	1,574,244
Cancellation of Private Placement Warrants recorded as capital contribution	-	(468,000)	(468,000)
Fair value as of March 31, 2026	$1,150,000	$-	$1,150,000

The following table summarizes the significant assumptions used in the Binomial Lattice model to estimate the fair value of the Public warrants as of March 31, 2026:

March 31, 2026
Exercise price	$11.5
Expected term	5.25 years
Expected volatility - Pre Business Combination	5%
Expected volatility - Post Business Combination	50%
Risk-free interest rate	3.92%
Probability of completing a business combination	40.00%
Expected dividend yield	0.00%
Fair value per warrant	$0.1

NOTE 10 — SEGMENT INFORMATION

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statements information about operating segments, products and services, geographic areas and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker (“CODM”) in deciding how to allocate resources and assess performance.

The Company’s CODM has been identified as the Chief Executive Officer, who reviews the operating results and financial information of the Company as a whole to make decisions about allocating resources and assessing financial performance. The Company is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. The Company has not commenced substantive operations and has not generated operating revenues. Accordingly, management has determined that the Company has one operating segment and one reportable segment.

F-50

When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews several key metrics, which include the following:

	For the Year Ended	As of
	March 31, 2026	March 31,2026
Formation and operating costs	$280,643	$-
Cash	-	$4,540
Cash and cash equivalents held in Trust Account	-	$2,456,980
Working capital deficit	-	$(325,469)

The CODM primarily evaluates the Company’s performance based on formation and operating costs and the level of available cash resources, including cash held outside the Trust Account and cash and cash equivalents held in the Trust Account. These measures are used to monitor liquidity, manage expenditures and forecast cash requirements to ensure sufficient capital is available to fund ongoing operations and pursue a potential Business Combination within the prescribed business combination period. The CODM does not evaluate performance based on separate segment profit or loss measures.

NOTE 11 — SUBSEQUENT EVENTS

The Company has evaluated subsequent events through April 17, 2026, the date these financial statements were available to be issued. Except for the items described below, the Company determined that there were no subsequent events that required adjustment to, or disclosure in, the accompanying financial statements.

On April 17, 2026, the Company entered into an Agreement and Plan of Merger with Tigerless AI Holdings Inc. (“Pubco”), Tigerless Health Inc. (“Tigerless”), Tigerless Merger Sub 1 Corp., Tigerless Merger Sub 2 Corp. and the other parties thereto, pursuant to which, among other things, the Company and Tigerless would become wholly owned subsidiaries of Pubco upon consummation of the transactions contemplated by the agreement. The consummation of the transaction is subject to customary closing conditions, including approval by the shareholders of the Company and Tigerless, effectiveness of the registration statement on Form S-4, and satisfaction or waiver of other conditions set forth in the agreement. The transaction had not been consummated as of the date these financial statements were available to be issued.

As of the date these financial statements were available to be issued, the Company had not consummated an initial business combination. As a result, the forfeiture and issuance provisions contained in previously executed non-redemption agreements were not triggered, and no Class B ordinary shares were surrendered or forfeited, nor were any new Class A ordinary shares issued under such agreements.

F-51

PIERMONT VALLEY ACQUISITION CORP.

UNAUDITED CONDENSED BALANCE SHEETS

	June 30, 2026	March 31, 2026
ASSETS:
Current assets:
Cash	$2,875	$4,540
Prepaid expenses	-	-
Total current assets	2,875	4,540

Cash and cash equivalents held in trust	2,478,814	2,456,980
Total Assets	2,481,689	2,461,520

LIABILITIES, REDEEMABLE SHARES AND SHAREHOLDERS’ DEFICIT
Accrued expenses	$79,059	$74,212
Note payable – related party	276,521	255,797
Total current liabilities	355,580	330,009
Warrant liability - private warrants	-	-
Warrant liability - public warrants	1,150,000	1,150,000
Total liabilities	1,505,580	1,480,009

Commitments and contingencies
Class A ordinary shares subject to possible redemption; 204,450 shares at redemption value as of June 30, 2026 and March 31, 2026	2,478,814	2,456,980

Shareholders’ Deficit:
Preferred shares, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	-	-
Class A ordinary shares, $0.0001 par value, 500,000,000 shares authorized 5,749,999 shares issued and outstanding	575	575
Class B ordinary shares, $0.0001 par value, 50,000,000 shares authorized, 1 share issued and outstanding	-	-
Accumulated deficit	(1,503,280)	(1,476,044)
Total Shareholders’ Deficit	(1,502,705)	(1,475,469)
Total liabilities, Class A ordinary shares subject to possible redemption and shareholders’ deficit	$2,481,689	$2,461,520

The accompanying notes are an integral part of the financial statements.

F-52

PIERMONT VALLEY ACQUISITION CORP

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

	For The Three Months Ended June 30, 2026	For The Three Months Ended June 30, 2025

EXPENSES
Formation and operating costs	$27,238	$33,940

TOTAL EXPENSES	27,238	33,940

OTHER INCOME
Interest income	2	21,139
Change in fair value of warrant liability	-	(884,244)
Bank interest income	-	-
Dividend income	21,834	-
TOTAL OTHER INCOME	21,836	(863,105)
Net loss	$(5,402)	$(897,045)
Weighted average shares outstanding, basic and diluted	204,450	204,986

Basic and diluted net loss per class A redeemable ordinary share	$(0.0009)	$(0.15)

Weighted average shares outstanding, basic and diluted	5,749,999	5,749,999

Basic and diluted net loss per class A non-redeemable ordinary share	$(0.0009)	$(0.15)

Weighted average shares outstanding, basic and diluted	1	1

Basic and diluted net loss per class B ordinary share	$(0.00)	$(0.15)

The accompanying notes are an integral part of the financial statements.

F-53

PIERMONT VALLEY ACQUISITION CORP

UNAUDITED CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

FOR THE PERIOD ENDED JUNE 30, 2026

	Class B		Class A			Total
	Ordinary Shares		Ordinary Shares		Accumulated	Shareholders’
	Shares	Amount	Shares	Amount	Deficit	Deficit
Balance – March 31, 2026	1	$-	5,749,999	$575	$(1,476,044)	$(1,475,469)
Current period Accretion	-	-	-	-	(21,834)	(21,834)
Net loss	-	-	-	-	(5,402)	(5,402)
Balance – June 30, 2026	1	$-	5,749,999	$575	$(1,503,280)	$(1,502,705)

PIERMONT VALLEY ACQUISITION CORP

UNAUDITED CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

FOR THE PERIOD ENDED JUNE 30, 2025

	Class B		Class A			Total
	Ordinary Shares		Ordinary Shares		Accumulated	Shareholders’
	Shares	Amount	Shares	Amount	Deficit	Deficit
Balance – March 31, 2025	1	$-	5,749,999	$575	$(2,037,440)	$(2,036,865)
Current period Accretion	-	-	-	-	(21,139)	(21,139)
Net loss	-	-	-	-	(897,045)	(897,045)
Balance – June 30, 2025	1	$-	5,749,999	$575	$(2,955,624)	$(2,955,049)

The accompanying notes are an integral part of the financial statements.

F-54

PIERMONT VALLEY ACQUISITION CORP

UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

	For The Three Months Ended June 30, 2026	For The Three Months Ended June 30, 2025
Cash Flows From Operating Activities:
Net loss	$(5,402)	$(897,045)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Loss on change in fair value of warrant liability	-	884,244
Changes in operating assets and liabilities:
Prepaid expenses	-	933
Accounts payable and accrued expenses	4,847	7,399
Net Cash Used In Operating Activities	(555)	(4,469)

Cash Flows From Investing Activities:
Purchase of property and equipment	-	-
Net Cash Used In Investing Activities	-	-

Cash Flows From Financing Activities:
Proceeds from related-party financing	20,724	23,997
Net Cash Provided By Financing Activities	20,724	23,997

Net increase in cash and cash equivalents	20,169	19,528

Cash and cash equivalents - beginning of period	2,461,520	2,383,957

Cash and cash equivalents - end of period	$2,481,689	$2,403,485

Supplemental Schedule of Non-Cash Financing Activities:
Remeasurement of Class A ordinary shares subject to possible redemption	$21,834	$21,139

The accompanying notes are an integral part of the financial statements.

F-55

PIERMONT VALLEY ACQUISITION CORP

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS JUNE 30, 2026

NOTE 1 — DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN

Piermont Valley Acquisition Corp (formerly Capitalworks Emerging Markets Acquisition Corp) (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (the “Business Combination”). The Company has entered into a Merger Agreement (defined below) with Tigerless Health Inc. (“Tigerless”), which remains subject to shareholder, SEC, financing, listing and other closing conditions.  Accordingly, there is no assurance that the transaction will close. We have neither engaged in any operations nor generated any operating revenue to date. Based on our business activities, we are a “shell company” as defined under the Exchange Act of 1934 (the “Exchange Act”) because we have no operations and nominal assets consisting almost entirely of cash. We are an emerging growth company and, as such, we are subject to all of the risks associated with emerging growth companies.

As of June 30, 2026, the Company had not commenced substantive operations. All activity from April 20, 2021 (inception) through June 30, 2026 related to the Company’s formation, its Initial Public Offering, the identification and evaluation of prospective business-combination targets, and activities related to the proposed Business Combination with Tigerless. The Company will not generate any operating revenues until after the completion of an initial Business Combination, at the earliest. The Company generates non-operating income in the form of dividend and interest income earned on amounts held in the Trust Account and interest income earned on cash held outside the Trust Account.

On May 12, 2021, CEMAC Sponsor LP purchased an aggregate of 5,750,000 Class B ordinary shares, par value $0.0001 (the “Founder Shares”) for an aggregate purchase price of $25,000, or approximately $0.004 per share.

On December 3, 2021, the Company consummated an initial public offering of 23,000,000 units (the “Units”), which included the exercise in full of the underwriter’s option to purchase an additional 3,000,000 Units at the Public Offering price to cover over-allotments, at a price of $10.00 per Unit generating gross proceeds of $230.0 million before underwriting discounts and expenses (the “Public Offering”). Each “Unit” consists of one Class A ordinary share, par value $0.0001 per share (the “Class A ordinary shares”) and one-half of one redeemable warrant (the “Public Warrants”), each whole Public Warrant entitling the holder thereof to purchase one Class A ordinary share at an exercise price of $11.50 per share, subject to adjustment. Only whole Public Warrants may be exercised and no fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants may be traded.

Simultaneously with the closing of the Public Offering, the Company completed the private sale of an aggregate of 10,500,000 warrants (the “Private Placement Warrants” and together with the Public Warrants, the “Warrants”), each exercisable to purchase one Class A ordinary share for $11.50 per share, subject to adjustment, to CEMAC Sponsor LP, at a price of $1.00 per Private Placement Warrant. The Public Warrants will become exercisable 30 days after the completion of a Business Combination; provided that we have an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) covering the Class A ordinary shares issuable upon the exercise of the Public Warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or holders are permitted to exercise their Public Warrants on a cashless basis under certain circumstances as a result of our failure to have an effective registration statement by the 60th business day after the closing of the Business Combination), and will expire five years after the completion of the Business Combination or earlier upon redemption or liquidation.

The Company previously entered into a Forward Purchase Agreement, as amended, with Camber Base, LLC, an affiliate of Brown University, pursuant to which Camber or its affiliates could have purchased up to $20.0 million of Forward Purchase Units in a private placement to close substantially concurrently with the Company’s initial Business Combination. Each Forward Purchase Unit would have consisted of one Class A ordinary share and one-half of one warrant. In connection with the sponsor change transaction, the Forward Purchase Agreement was terminated, and neither party has any further obligations thereunder.

On March 1, 2023, the Company entered into a definitive business combination agreement (the “Lexasure Business Combination Agreement”) with Lexasure Financial Group Limited, a Cayman Islands exempted company limited by shares (together with its successors, “Lexasure”) and certain other parties .

On May 18, 2023 and May 22, 2023, certain unaffiliated investors (the “Non-Redeeming Investors”) entered into non-redemption agreements (the “2023 Non-Redemption Agreements”) with CEMAC Sponsor LP (the “IPO Sponsor”), pursuant to which the investors agreed (i) not to redeem an aggregate of up to 4,399,737 Class A ordinary shares in connection with the First Extension and (ii) to vote those shares in favor of the First Extension. In consideration of those commitments, immediately prior to, and substantially concurrently with, the closing of an initial Business Combination, the IPO Sponsor (or its designees) agreed to surrender and forfeit to the Company, for no consideration, an aggregate of 1,099,935 ordinary shares, and the Company would issue to the Non-Redeeming Investors a like number of Class A ordinary shares.

F-56

On May 23, 2023, the Company held an extraordinary general meeting of shareholders at which our shareholders approved, by special resolution, a proposal to amend and restate the Company’s amended and restated memorandum and articles of association to extend the date by which we must (1) consummate our Business Combination, (2) cease our operations except for the purpose of winding up if we fail to complete such Business Combination, and (3) redeem all of the Class A ordinary shares included as part of the Units sold in the Public Offering, with up to three optional additional extensions by an additional month each time, at the option of our board of directors, until March 3, 2024 (the “First Extension”). In connection with the First Extension, shareholders holding 18,751,603 Class A ordinary shares exercised their right to redeem such shares at a per share redemption price of $10.51. As a result, approximately $197.2 million was removed from our Trust Account to pay such holders.

On February 27, 2024, in connection with the extension of the date by which the Company was required to consummate an initial business combination, the Company entered into non-redemption agreements with certain unaffiliated investors. Under these agreements, such investors agreed not to redeem their public shares, and the sponsor agreed to forfeit up to 307,500 founder shares, with a corresponding number of Class A ordinary shares to be issued to the participating investors. These arrangements were intended to support the maintenance of the minimum number of public shares required in connection with the extension.

On February 29, 2024, the Company held another extraordinary general meeting of shareholders at which our shareholders approved, by special resolution, the proposal to amend and restate the Company’s amended and restated memorandum and articles of association to further extend the date by which we must (1) consummate our Business Combination from March 3, 2024 to March 3, 2025, (2) cease our operations except for the purpose of winding up if we fail to complete such Business Combination, and (3) redeem all of the Class A ordinary shares included as part of the Units sold in the Public Offering (the “Second Extension”). In connection with the Second Extension, shareholders holding 3,036,666 Class A Ordinary Shares exercised their right to redeem such shares at a per share redemption price of $11.07. As a result, approximately $33,616,850 was removed from our Trust Account to pay such holders.

On March 22, 2024, the parties to the Lexasure Business Combination Agreement entered into a Termination and Release Agreement pursuant to which they agreed to terminate the Lexasure Business Combination Agreement and the transactions contemplated thereby.

On April 19, 2024, the IPO Sponsor entered into a securities purchase agreement with Vikasati Partners LLC (“Vikasati Partners” and together with the IPO Sponsor, the “Prior Sponsors”), pursuant to which, among other things, Vikasati Partners would purchase (i) one Class B ordinary share of the Company, (ii) 3,925,000 Class A ordinary shares of the Company and (iii) 7,605,000 private placement warrants of the Company from the IPO Sponsor, the existing directors and officers of the Company would resign, and new directors and officers designated by Vikasati Partners would be appointed. On April 25, 2024, the parties closed the transactions contemplated by the securities purchase agreement.

On June 10, 2024, the Company received a notice from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, as the Company was not able to complete a business combination within 36 months of the effectiveness of its IPO registration statement, or March 5, 2024, as required under Nasdaq Listing Rule IM-5101-2 (the “Rule”), the Company did not comply with the Rule and its securities were subject to delisting. In that regard, the Staff determined that the Company’s securities would be delisted from trading on Nasdaq and suspended at the opening of business on June 12, 2024. The Notice indicated that the Company had the right to appeal the Staff’s determination to a hearings panel. However, pursuant to Nasdaq Listing Rule5815(c)(1)(H), in the case of a company whose business plan is to complete one or more acquisitions, such as the Company, where the Notice is based on a failure to satisfy the requirement of the Rule to consummate a business combination within 36 months, the panel may only reverse the delisting decision where there has been a factual error applying the Rule. Based on the foregoing, the Company decided not to appeal the suspension.

On February 28, 2025, the Company held another extraordinary general meeting of shareholders at which our shareholders approved, by special resolution, the proposal to amend and restate the Company’s amended and restated memorandum and articles of association to further extend the date by which we must (1) consummate our Business Combination from March 3, 2025 to March 3, 2026, (2) cease our operations except for the purpose of winding up if we fail to complete such Business Combination, and (3) redeem all of the Class A ordinary shares included as part of the Units sold in the Public Offering (the “Third Extension”). In connection with the Third Extension, shareholders holding 1,006,745 Class A Ordinary Shares exercised their right to redeem such shares at a per share redemption price of approximately $11.56. As a result, approximately $11.64 million was removed from our Trust Account to pay such holders.

In February 2025, the Company changed its name from Capitalworks Emerging Markets Acquisition Corp to Piermont Valley Acquisition Corp.

Effective as of July 11, 2025, the Company, Vikasati Partners and Valleypark Road, LLC (“Valleypark” or the “New Sponsor”) entered into a purchase agreement (the “Purchase Agreement”). Pursuant to the Purchase Agreement, among other things: (a) Vikasati Partners transferred to Valleypark an aggregate of 2,238,999 Class A Ordinary Shares, par value $0.0001 per share, of the Company and 1 Class B Ordinary Share, par value $0.0001 per share, of the Company; (b) the Company, Valleypark and Vikasati Partners executed an amendment to the letter agreement originally executed in connection with the Company’s IPO; (c) Vikasati Partners gave to Valleypark the irrevocable right to vote the shares retained by it on its behalf and the Prior Sponsors agreed to take certain other actions on its behalf with respect to certain matters; and (d) the Prior Sponsors agreed to cancel an aggregate of 11,700,000 private placement warrants purchased by the IPO Sponsor at the time of the IPO.

F-57

Effective as of August 14, 2025, our Board of Directors dismissed Marcum LLP (“Marcum”) as our independent registered public accounting firm. Effective as of August 15, 2025, our Board of Directors approved the appointment of Aloba, Awomolo & Partners (“Aloba”) as our independent registered public accounting firm. Marcum’s audit reports on our financial statements for the fiscal years ended March 31, 2023 and 2022 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle, except for a paragraph relating to substantial doubt about our ability to continue as a going concern. During the two most recent fiscal years ended March 31, 2023 and 2022 and the subsequent interim period through August 14, 2025, there were no disagreements or reportable events between us and Marcum, except that, as previously disclosed in our Annual Report on Form 10-K for the fiscal year ended March 31, 2023, we identified a material weakness in internal control over financial reporting related to the accounting for complex financial instruments and the restatement of previously issued financial statements.

On August 14, 2025, Valleypark agreed to loan to us up to an aggregate of $1,000,000 for working capital purposes pursuant to a non-interest bearing promissory note (the “Note”) payable upon the consummation of a business combination. Upon consummation of a business combination, Valleypark will have the option, but not the obligation, to convert the principal balance of the Note, in whole or in part, into warrants, with each warrant entitling the holder to purchase one Class A ordinary share at a conversion price of $1.50 per warrant, which warrants will be identical to the private placement warrants sold concurrently with our initial public offering. If we do not consummate a business combination, the Note will not be repaid and all amounts owed under the Note will be forgiven, except to the extent we have funds available outside the Trust Account.

Effective February 24, 2026, the Company and the New Sponsor entered into a non-redemption agreement with an unaffiliated third-party shareholder pursuant to which such shareholder agreed not to redeem an aggregate of 200,000 Class A ordinary shares in connection with the March 2, 2026 extension meeting. In exchange for the foregoing commitment, the New Sponsor agreed to transfer to such shareholder, immediately prior to the closing of the initial Business Combination, an aggregate of 90,000 Founder Shares held by the New Sponsor, provided that such shareholder did not exercise its redemption rights with respect to such shares in connection with the extension meeting.

On March 2, 2026, the Company held an extraordinary general meeting of shareholders at which the Company’s shareholders approved an amendment to the Company’s amended and restated memorandum and articles of association to extend the date by which the Company must consummate an initial Business Combination from March 3, 2026 to March 3, 2027. In connection with the Fourth Extension, shareholders holding 536 Class A ordinary shares exercised their right to redeem such shares at a per share redemption price of $12.02. As a result, $6,442 was removed from the Trust Account to pay such holders. Following the Fourth Extension, 204,450 Class A ordinary shares subject to possible redemption remained outstanding.

During the year ended March 31, 2026, the Company recorded the waiver and forgiveness of certain liabilities by the Prior Sponsors and related parties in connection with the previously disclosed transition to New Sponsor. As part of this transition, Vikasati Sponsor waived and forgave amounts due to related parties, cancelled private placement warrants, waived notes payable, and forgave a related party note. These items were recorded as capital contributions and resulted in a reduction of the Company’s shareholders’ deficit. The decrease in shareholders’ deficit was partially offset by the net loss incurred during the period and accretion related to redeemable shares.

Initial Public Offering

The registration statement for the Company’s Initial Public Offering was declared effective on November 30, 2021. On December 3, 2021, the Company consummated the Initial Public Offering of 20,000,000 units (“Units” and, with respect to the ordinary shares included in the Units sold, the “Public Shares” and the warrants included in the Units sold, the “Public Warrants”), generating gross proceeds of $200,000,000 (as described in Note 3).

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private sale (the “Private Placement”) of an aggregate of 10,500,000 Private Placement Warrants to the IPO Sponsor at a purchase price of $1.00 per Private Placement Warrant, generating gross proceeds to the Company in the amount of $10,500,000.

On December 3, 2021, the underwriters purchased an additional 3,000,000 Units pursuant to the exercise of the over-allotment option in full. The Units were sold at an offering price of $10.00 per Unit, generating additional gross proceeds to the Company of $30,000,000. Also, in connection with the full exercise of the over-allotment option, the IPO Sponsor purchased an additional 1,200,000 Private Placement Warrants at a purchase price of $1.00 per warrant for total gross proceeds of $1,200,000.

As of December 3, 2021, transaction costs amounted to $13,428,526 consisting of $4,600,000 of underwriting fees, $8,050,000 of deferred underwriting fees payable (which are held in a trust account with Continental Stock Transfer & Trust Company (“Continental”) acting as trustee (the “Trust Account”) and $778,526 of other offering costs related to the Initial Public Offering. Cash of $2,875 was held outside of the Trust Account on June 30, 2026 and available for working capital purposes.

F-58

Following the closing of the Initial Public Offering on December 3, 2021, an amount of $234,600,000 ($10.20 per Unit) from the net proceeds of the Initial Public Offering and the Private Placement was placed in the Trust Account which may be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the Trust Account, as described below. However, to mitigate the risk of the Company being deemed to operate as an unregistered investment company, the Company instructed Continental to maintain the funds in the Trust Account in cash, interest-bearing bank deposits and/or money-market funds that invest primarily in short-term U.S. Treasury securities until the earlier of the consummation of a Business Combination or liquidation.

The following table presents a roll-forward of the amounts held in the Trust Account from the initial funding of the Trust Account through June 30, 2026:

Amount
Balance at inception	$—
Initial funding of Trust Account in connection with the Initial Public Offering and full exercise of the over-allotment option	234,600,000
Interest and investment income earned	16,409
Balance at March 31, 2022	$234,616,409
Interest and investment income earned	5,825,601
Balance at March 31, 2023	$240,442,010
Redemptions in connection with May 2023 extension vote	(197,192,734)
Extension contributions deposited into Trust Account	450,000
Interest and investment income earned	3,400,608
Redemptions in connection with February 2024 extension vote	(33,616,850)
Balance at March 31, 2024	$13,483,034
Redemptions in connection with February 2025 extension vote	(11,642,099)
Interest and investment income earned	541,411
Balance at March 31, 2025	$2,382,346
Redemptions in connection with March 2026 extension vote	(6,442)
Investment income earned	81,077
Balance at March 31, 2026	$2,456,980
Investment income earned	21,834
Balance at June 30, 2026	$2,478,814

No amounts were withdrawn from the Trust Account during the periods presented to pay taxes or as permitted withdrawals. As a Cayman Islands exempted company, the Company is not subject to Cayman Islands income, corporation, capital gains or franchise taxes, and the Company has not been required to make any withdrawals from the Trust Account to satisfy U.S. federal or state income tax obligations or other permitted withdrawals during any of the periods presented.

Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and Private Placement, although substantially all of the net proceeds are intended to be and have been applied generally toward consummating a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company will provide the holders of the outstanding Public Shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their Public Shares either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer in connection with the Business Combination. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account. There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. The Public Shares subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity” (“ASC 480”).

F-59

All of the Public Shares contain a redemption feature that allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a shareholder vote or tender offer in connection with the Company’s Business Combination and in connection with certain amendments to the Company’s amended and restated memorandum and articles of association (the “Charter”). In accordance with the rules of the U.S. Securities and Exchange Commission (the “SEC”) and its guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of a company require ordinary shares subject to redemption to be classified outside of permanent equity. Given that the Public Shares will be issued with other freestanding instruments (i.e., the Public Warrants), the initial carrying value of the Class A ordinary shares (as defined in Note 7) classified as temporary equity were allocated proceeds determined in accordance with ASC Topic 470-20, “Debt with Conversion and other Options”. The Class A ordinary shares are subject to ASC 480-10-S99. If it is probable that the equity instrument will become redeemable, the Company has the option to either (i) accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or (ii) recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company has elected to recognize the changes immediately. The Public Shares are redeemable and are classified as such on the Company’s balance sheets until such date that a redemption event takes place. Redemptions of the Public Shares may be subject to the satisfaction of conditions, including minimum cash conditions, pursuant to an agreement relating to the Business Combination.

If the Company seeks shareholder approval of the Business Combination, the Company will proceed with a Business Combination only if the Company receives an ordinary resolution under Cayman Islands law approving a Business Combination, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the Company, or such other vote as required by law or stock exchange rule. If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Charter, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination. If the Company seeks shareholder approval in connection with a Business Combination, the holders of the Founder Shares (as defined in Note 5) and any Public Shares held by them have agreed to vote in favor of approving a Business Combination. Additionally, each Public Shareholder may elect to redeem their Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against a proposed Business Combination.

Notwithstanding the foregoing, if the Company seeks shareholder approval of the Business Combination and the Company does not conduct redemptions pursuant to the tender offer rules, a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares without the Company’s prior written consent.

The holders of the Founder Shares have agreed (a) to waive their redemption rights with respect to any Founder Shares and Public Shares held by them in connection with the completion of a Business Combination and (b) not to propose an amendment to the Charter (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial Business Combination activity, unless the Company provides the Public Shareholders with the opportunity to redeem their Public Shares upon approval of any such amendment.

If the Company has not completed a Business Combination within the time period provided in its Charter, as may be amended by shareholders (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned and not previously released to the Company to pay its taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish the rights of the Public Shareholders as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining Public Shareholders and the Board, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The holders of the Founder Shares have agreed to waive their rights to liquidating distributions from the Trust Account with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if they or any of their affiliates acquire Public Shares, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

F-60

In order to protect the amounts held in the Trust Account, the Prior Sponsors have agreed that they will be liable to the Company if and to the extent any claims by a third party (other than the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (1) $10.20 per Public Share and (2) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.20 per Public Share, due to reductions in the value of trust assets, in each case net of the interest that may be withdrawn to pay taxes. This liability will not apply to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Prior Sponsors will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Prior Sponsors will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Redemption and Extension

On May 18, 2023 and May 22, 2023, certain unaffiliated investors (the “Non-Redeeming Investors”) entered into non-redemption agreements (the “2023 Non-Redemption Agreements”) with CEMAC Sponsor LP (the “IPO Sponsor”), pursuant to which the investors agreed (i) not to redeem an aggregate of up to 4,399,737 Class A ordinary shares in connection with the First Extension and (ii) to vote those shares in favor of the First Extension. In consideration of those commitments, immediately prior to, and substantially concurrently with, the closing of an initial Business Combination, the IPO Sponsor (or its designees) agreed to surrender and forfeit to the Company, for no consideration, an aggregate of 1,099,935 ordinary shares, and the Company would issue to the Non-Redeeming Investors a like number of Class A ordinary shares.

On May 23, 2023, the Company held an extraordinary general meeting of shareholders (the “2023 Extraordinary Meeting”), at which the shareholders approved, among other matters, an amendment to extend the date by which the Company was required to consummate an initial Business Combination to March 3, 2024. In connection with the meeting, holders of 18,751,603 Class A ordinary shares redeemed their shares at approximately $10.51 per share, for an aggregate redemption amount of approximately $197.2 million. During the fiscal year ended March 31, 2024, nine extension deposits of $50,000 each, or $450,000 in the aggregate, were deposited into the Trust Account.

On May 23, 2023, the Company issued an aggregate of 5,749,999 Class A ordinary shares to CEMAC Sponsor LP, upon the conversion of an equal number of Class B ordinary shares held by CEMAC Sponsor LP (the “Founder Conversion”). The 5,749,999 Class A ordinary shares issued in connection with the Founder Conversion are subject to the same restrictions as applied to the Class B ordinary shares before the Founder Conversion, including, among others, certain transfer restrictions, waiver of redemption rights and the obligation to vote in favor of an initial Business Combination as described in the IPO Prospectus.

On February 29, 2024, we held another extraordinary general meeting of shareholders at which our shareholders approved, by special resolution, the proposal to amend and restate the Company’s amended and restated memorandum and articles of association to further extend the date by which we must (1) consummate our Business Combination from March 3, 2024 to March 3, 2025, (2) cease our operations except for the purpose of winding up if we fail to complete such Business Combination, and (3) redeem all of the Class A ordinary shares included as part of the Units sold in the Public Offering (the “Second Extension”). In connection with the Second Extension, shareholders holding 3,036,666 Class A Ordinary Shares exercised their right to redeem such shares at a per share redemption price of $11.07. As a result, approximately $33,616,850 was removed from our Trust Account to pay such holders.

On April 19, 2024, the IPO Sponsor entered into a securities purchase agreement with Vikasati Partners, pursuant to which, among other things, Vikasati Partners would purchase (i) one Class B ordinary share of the Company, (ii) 3,925,000 Class A ordinary shares of the Company and (iii) 7,605,000 private placement warrants of the Company from the IPO Sponsor, the existing directors and officers of the Company would resign, and new directors and officers designated by Vikasati Partners would be appointed. On April 25, 2024, the parties closed the transactions contemplated by the securities purchase agreement. Effective upon the closing on April 25, 2024, the Company’s then-existing directors and officers resigned and new directors and officers designated by Vikasati Partners were appointed.

On February 28, 2025, we held another extraordinary general meeting of shareholders at which our shareholders approved, by special resolution, the proposal to amend and restate the Company’s amended and restated memorandum and articles of association to further extend the date by which we must (1) consummate our Business Combination from March 3, 2025 to March 3, 2026, (2) cease our operations except for the purpose of winding up if we fail to complete such Business Combination, and (3) redeem all of the Class A ordinary shares included as part of the Units sold in the Public Offering (the “Third Extension”). In connection with the Third Extension, shareholders holding 1,006,745 Class A Ordinary Shares exercised their right to redeem such shares at a per share redemption price of approximately $11.56. As a result, approximately $11.64 million was removed from our Trust Account to pay such holders. The Company changed its name from Capitalworks Emerging Markets Acquisition Corp to Piermont Valley Acquisition Corp.

F-61

Effective as of July 11, 2025, the Company, Vikasati Partners and the New Sponsor entered into a purchase agreement. Pursuant to the purchase agreement, among other things: (a) Vikasati Partners transferred to the New Sponsor an aggregate of 2,238,999 Class A Ordinary Shares and 1 Class B Ordinary Share; (b) the Company, the New Sponsor and Vikasati Partners executed an amendment to the letter agreement originally executed in connection with the Company’s IPO; (c) Vikasati Partners gave to the New Sponsor the irrevocable right to vote the shares retained by it on its behalf and the prior sponsors agreed to take certain other actions on its behalf with respect to certain matters; and (d) the prior sponsors agreed to cancel an aggregate of 11,700,000 private placement warrants purchased at the time of the IPO.

Effective February 24, 2026, the Company and the New Sponsor entered into a non-redemption agreement with an unaffiliated third-party shareholder, pursuant to which the shareholder agreed not to redeem 200,000 Class A ordinary shares in connection with the Fourth Extension Meeting. In consideration of the commitment, the New Sponsor agreed to transfer 90,000 Founder Shares to the shareholder immediately prior to the closing of the initial Business Combination, provided the shareholder did not redeem those shares in connection with the extension meeting.

On March 2, 2026, the Company held the Fourth Extension Meeting at which shareholders approved, by special resolution, the proposal to amend and restate the Company's amended and restated memorandum and articles of association to further extend the date by which we must (1) consummate our Business Combination from March 3, 2026 to March 3, 2027, (2) cease our operations except for the purpose of winding up if we fail to complete such Business Combination, and (3) redeem all of the Class A ordinary shares included as part of the Units sold in the Public Offering (the "Fourth Extension"). The Fourth Extension proposal passed with 5,950,000 votes for, zero against, and one abstention. In connection with the Fourth Extension, shareholders holding 536 Class A ordinary shares exercised their right to redeem such shares at a per share redemption price of $12.02. As a result, $6,442 was removed from our Trust Account to pay such holders. Following the Fourth Extension, 204,450 Class A ordinary shares subject to possible redemption remained outstanding.

Merger Agreement

On April 17, 2026, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Tigerless Health, Inc., a New York corporation (“Tigerless”), Tigerless AI Holdings Inc., a Nevada corporation and wholly-owned subsidiary of Tigerless (“Pubco”), Tigerless Merger Sub 1 Corp., a New York corporation and wholly-owned subsidiary of Pubco (“Merger Sub 1”), and Tigerless Merger Sub 2 Corp., a Cayman Islands exempted company and wholly-owned subsidiary of Pubco (“Merger Sub 2”). The Merger Agreement provides for a business combination transaction (the “Transactions”) pursuant to which, among other things, (i) Tigerless will merge with and into Merger Sub 1, with Tigerless surviving the merger as a wholly-owned subsidiary of Pubco (the “Reorganization Merger”), and (ii) immediately thereafter, Merger Sub 2 will merge with and into the Company, with the Company surviving as a wholly-owned subsidiary of Pubco (the “Acquisition Merger” and together with the Reorganization Merger, the “Mergers”). Following the closing of the Transactions (the “Closing”), Pubco is expected to be the publicly traded parent company and the combined business of Tigerless and the Company will operate through Pubco and its subsidiaries.

At the effective time of the Acquisition Merger, each issued and outstanding ordinary share of the Company is expected to be cancelled and converted into the right to receive one share of Pubco Class A common stock, and the Company’s outstanding warrants will be converted into warrants exercisable for shares of Pubco Class A common stock in accordance with their terms. In connection with the Reorganization Merger, each share of Tigerless capital stock will be converted into the right to receive shares of Pubco Class A or Class B common stock, as applicable, based on the exchange ratio set forth in the Merger Agreement. Following the Closing, former stockholders of Tigerless are expected to own a majority of the outstanding equity interests of Pubco.

The Merger Agreement also provides for contingent post-closing earn-out consideration. Zikang Wu, the founder and Chief Executive Officer of Tigerless and the expected Chief Executive Officer and a director of Pubco, is currently expected to be the only pre-closing Tigerless stockholder eligible to receive earn-out consideration. If all applicable earn-out conditions are satisfied, Mr. Wu may receive up to 10,000,000 shares of Pubco Class A common stock.

The consummation of the Transactions is subject to customary closing conditions, including, among others, the approval of the Company’s shareholders, the approval of Tigerless’s stockholders, the effectiveness of the registration statement on Form S-4 submitted by Pubco to the Securities and Exchange Commission (the “SEC”), and the absence of any order or law prohibiting the Transactions. The parties intend to cause Pubco to apply to list its Class A common stock on The Nasdaq Stock Market (or another national securities exchange) in connection with the Closing, although there can be no assurance that such listing will be obtained.

In connection with the Transactions, the Company and Tigerless have agreed to use their reasonable best efforts to identify and obtain commitments from investors for a private investment in public equity financing (the “PIPE Financing”) in an aggregate amount of at least $5,000,000, to be consummated concurrently with or immediately prior to the Closing. See Note 11 for the securities purchase agreement entered into in September 2026.

The Merger Agreement includes customary representations, warranties and covenants of the parties, including, among others, covenants regarding the conduct of their respective businesses prior to the Closing and obligations to cooperate in preparing and filing the registration statement on Form S-4 and related proxy statement/prospectus. The Merger Agreement also contains termination rights for both the Company and Tigerless, including the right to terminate the agreement if the Transactions have not been consummated on or before September 30, 2026; provided that such date will be automatically extended to December 31, 2026 if the registration statement has not been declared effective by the SEC on or prior to September 30, 2026, subject to the terms and conditions of the Merger Agreement.

F-62

Going Concern Consideration

As of June 30, 2026, the Company had $2,875 of cash available outside the Trust Account and a working capital deficit of $352,705. The Company has incurred and expects to continue to incur significant costs in connection with its reporting obligations, financing activities and the proposed Business Combination. Management evaluated these conditions in accordance with ASC 205-40, Presentation of Financial Statements—Going Concern, and determined that the Company’s limited liquidity, together with the requirement to cease operations, redeem the Public Shares and liquidate if an initial Business Combination is not completed by March 3, 2027, raises substantial doubt about the Company’s ability to continue as a going concern for one year after the date these financial statements were available to be issued. Management’s plans include obtaining additional working capital from the New Sponsor or third parties and completing the proposed Business Combination; however, there can be no assurance that additional financing will be available or that the proposed Business Combination will be completed. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Risks and Uncertainties

Various social and political circumstances in the United States and around the world (including wars and other forms of conflict, including rising trade tensions between the United States and China, and other uncertainties regarding actual and potential shifts in the United States and foreign, trade, economic and other policies with other countries, terrorist acts, security operations and catastrophic events such as fires, floods, earthquakes, tornadoes, hurricanes and global health epidemics) may contribute to increased market volatility and economic uncertainties or deterioration in the United States and worldwide. This market volatility could adversely affect the Company’s ability to complete a Business Combination. In response to the conflict between nations, the United States and other countries have imposed sanctions or other restrictive actions against certain countries. Any of the above factors, including sanctions, export controls, tariffs, trade wars and other governmental actions, could have a material adverse effect on the Company’s ability to complete a Business Combination and the value of the Company’s securities.

Management continues to evaluate the impact of these types of risks on the industry and has concluded that while it is reasonably possible that these types of risks could have a negative effect on the Company’s financial position, results of operations and/or ability to consummate the proposed Business Combination with Tigerless or another Business Combination, the specific impact is not readily determinable as of the date of issuance of these financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management has broad discretion with respect to the specific application of the net proceeds of the Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully.

The accompanying financial statements do not include any adjustments that might result from the outcome of the above uncertainties.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed financial statements are presented in U.S. dollars and have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission, including the instructions to Form 10-Q and Article 8 of Regulation S-X applicable to smaller reporting companies. Accordingly, certain information and footnote disclosures normally included in annual financial statements prepared in accordance with U.S. GAAP have been condensed or omitted. In management’s opinion, all adjustments, consisting only of normal recurring adjustments, considered necessary for a fair presentation have been included. These unaudited condensed financial statements should be read in conjunction with the audited financial statements and related notes included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2026. The results for the three months ended June 30, 2026 are not necessarily indicative of results that may be expected for the full fiscal year or any future period.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

F-63

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the accompanying financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet.

Making estimates requires the Company’s management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the balance sheet, which the Company’s management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had cash of $2,875 and $4,540 as of June 30, 2026 and March 31, 2026, respectively.

At June 30, 2026 and March 31, 2026, the assets held in the Trust Account were maintained in an interest-bearing bank deposit account and a money-market mutual fund that invests primarily in short-term U.S. Treasury securities. The Company considers these holdings to be cash equivalents because they are highly liquid and readily convertible to known amounts of cash. The money-market mutual fund is carried at fair value, which approximates its net asset value, and the bank deposit is carried at cost, which approximates fair value. Dividend income earned on the money-market mutual fund and interest income earned on the bank deposit are recognized in the statements of operations as earned.

As of June 30, 2026 and March 31, 2026, cash and cash equivalents held in the Trust Account were $2,478,814 and $2,456,980, respectively.

The following table reconciles cash and cash equivalents presented in the balance sheets to the total cash and cash equivalents shown in the statements of cash flows:

Period	Cash outside the Trust Account	Cash and cash equivalents held in the Trust Account	Total cash and cash equivalents
June 30, 2026	$2,875	$2,478,814	$2,481,689
March 31, 2026	$4,540	$2,456,980	$2,461,520
June 30, 2025	-	$2,403,485	$2,403,485
March 31, 2025	$1,611	$2,382,346	$2,383,957

Offering Costs associated with the Initial Public Offering

The Company complies with ASC 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A, “Expenses of Offering.” Total offering costs were $13,428,526, consisting of $12,650,000 of underwriting commissions and $778,526 of other offering costs. The costs were allocated to the separable financial instruments issued in the Initial Public Offering using the relative fair value method. Of the total, $12,628,021 was allocated to the Class A ordinary shares subject to possible redemption and charged against temporary equity, and $800,505 was allocated to the warrant liabilities and charged to the statements of operations.

Class A Ordinary Shares subject to Possible Redemption

The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance enumerated in ASC 480. Ordinary shares subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered by the Company to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, at June 30, 2026, and March 31, 2026, 204,450 Class A ordinary shares subject to possible redemption in the amount of $2,478,814 and $2,456,980 respectively, are presented as temporary equity, outside of the shareholders’ deficit section of the accompanying balance sheets.

F-64

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable Class A ordinary shares to equal the redemption value at the end of each reporting period. Immediately upon the closing of the Initial Public Offering, the Company recognized a measurement adjustment from initial book value to redemption amount value. As of June 30, 2026, the change in the carrying value of redeemable Class A ordinary shares resulted in charges against deficit of approximately $21,834. As of March 31, 2026, the change in the carrying value of redeemable Class A ordinary shares resulted in charges against deficit of approximately $81,077.

At June 30, 2026 and March 31, 2026, the Class A ordinary shares reflected in the accompanying balance sheets is reconciled in the following table:

	Shares	Amount
Gross proceeds	23,000,000	$230,000,000
Less:
Transaction costs allocated to Class A ordinary shares		(12,628,021)
Proceeds allocated to Forward Purchase Agreement		(195,732)
Proceeds allocated to Public Warrants		(13,006,500)
		(25,830,253)
Plus:
Remeasurement of carrying value to redemption value		30,446,662
Class A ordinary shares subject to possible redemption – March 31, 2022	23,000,000	234,616,409
Plus:
Current period remeasurement of carrying value to redemption value		5,825,601
Class A ordinary shares subject to possible redemption – March 31, 2023	23,000,000	$240,442,010
Less:
Redemption of Class A ordinary shares	(21,788,269)	(230,809,584)
Plus:
Current period remeasurement of carrying value to redemption value		3,850,608
Class A ordinary shares subject to possible redemption – March 31, 2024	1,211,731	13,483,034
Less:
Redemption of Class A ordinary shares	(1,006,745)	(11,642,099)
Plus:
Current period remeasurement of carrying value to redemption value		541,411
Class A ordinary shares subject to possible redemption – March 31, 2025	204,986	2,382,346
Less:
Redemption of Class A ordinary shares	(536)	(6,442)
Plus:
Current period remeasurement of carrying value to redemption value		81,077
Class A ordinary shares subject to possible redemption – March 31, 2026	204,450	2,456,980
Plus:
Current period remeasurement of carrying value to redemption value		21,834
Class A ordinary shares subject to possible redemption – June 30, 2026	204,450	2,478,814

Net income/(loss) per share

Net income/(loss) per share is computed by dividing net income/(loss) by the weighted average number of ordinary shares outstanding during the period. The Company applies the two-class method in calculating earnings per share. Earnings and losses are shared pro rata between the two classes of shares. The calculation of diluted income per ordinary share does not consider the effect of the warrants issued in connection with the (i) Initial Public Offering and (ii) exercise of over-allotment, since their inclusion would be anti-dilutive under the two-class method. As a result, diluted earnings per ordinary share is the same as basic earnings per ordinary share for the periods presented. The warrants are exercisable to purchase 11,500,000 Class A ordinary shares in the aggregate.

F-65

The following table reflects the calculation of basic and diluted net loss per ordinary share (in dollars, except per share amounts):

	Three Months Ended June 30, 2026
	Class A subject to possible redemption	Class A not subject to redemption	Class B
Allocation of net loss	(185)	(5,217)	(0)
Basic and diluted weighted average shares outstanding	204,450	5,749,999	1
Basic and diluted net loss per share	(0.0009)	(0.0009)	(0.00)

	Three Months Ended June 30, 2025
	Class A subject to possible redemption	Class A not subject to redemption	Class B
Allocation of net loss	(30,879)	(866,166)	(0)
Basic and diluted weighted average shares outstanding	204,986	5,749,999	1
Basic and diluted net loss per share	(0.1506)	(0.1506)	(0.15)

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC Topic 740, “Income Taxes” (“ASC 740”). Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of June 30, 2026 and March 31, 2026. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman Islands income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the accompanying balance sheets.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Corporation coverage limit of $250,000. The Company has not experienced losses on this account.

Fair Value of Financial Instruments

“Fair value” is defined as the price that would be received for sale of an asset or paid to transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

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·	“Level 1”, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;
·

“Level 2”, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

·

“Level 3”, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

See Note 9 for additional information regarding liabilities measured at fair value.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). The Company’s derivative instruments are recorded at fair value as of the closing date of the Initial Public Offering (December 3, 2021) and re-valued at each reporting date, with changes in the fair value reported in the statements of operations. Derivative assets and liabilities are classified on the accompanying balance sheets as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date. The Company determined that the Public Warrants, the Private Placement Warrants and the Forward Purchase Agreement were each a derivative instrument. Accordingly, these instruments were measured at fair value at issuance and at each reporting date while outstanding in accordance with ASC Topic 820, “Fair Value Measurement,” with changes in fair value recognized in the statement of operations in the period of change. Following the cancellation of the Private Placement Warrants and termination of the Forward Purchase Agreement, only the Public Warrants remain outstanding and subject to recurring fair value measurement as of June 30, 2026.

Warrant Instruments

The Company accounts for the Public Warrants issued in connection with the Initial Public Offering in accordance with the guidance contained in ASC 815, whereby the Public Warrants do not meet the criteria for equity treatment and must be recorded as derivative liabilities. Accordingly, the Company classifies the Public Warrants as derivative liabilities at fair value and adjusts the liability to fair value at each reporting period. This liability will be re-measured at each balance sheet date until the Public Warrants are exercised or expire, and any change in fair value will be recognized in the Company’s statement of operations.

The fair value of the Public Warrants was calculated at issuance using a Monte Carlo simulation model. Following the suspension and delisting of the Company’s securities from Nasdaq and the absence of an active market for the Public Warrants, the Company estimates the fair value of the Public Warrants using a binomial lattice model. The valuation models utilize inputs and other assumptions and may not be reflective of the price at which the Public Warrants can be settled. Such warrant classification is also subject to re-evaluation at each reporting period.

The Private Placement Warrants were accounted for as derivative liabilities while outstanding. On July 11, 2025, all 11,700,000 Private Placement Warrants were cancelled in connection with the sponsor transition and were no longer outstanding as of June 30, 2026 or March 31, 2026. Upon issuance of the Private Placement Warrants, the Company recorded a charge of $1,532,700 for the excess fair value of the Private Placement Warrant liabilities over the proceeds received.

Recent Accounting Pronouncements

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. ASU 2023-09 requires enhanced disclosures regarding an entity’s effective tax rate reconciliation and income taxes paid. For entities other than public business entities, the amendments are effective for annual periods beginning after December 15, 2025, with early adoption permitted. The Company expects to adopt ASU 2023-09 for its fiscal year beginning April 1, 2026 and is currently evaluating the effect of the amended disclosure requirements on its financial statements.

We do not believe that any other recently issued, but not yet effective, accounting pronouncements would have a material effect on our financial statements.

NOTE 3 — INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 20,000,000 Units at a purchase price of $10.00 per Unit generating gross proceeds to the Company in the amount of $200,000,000. Each Unit consists of one Public Share and one-half of one Public Warrant, with each whole Public Warrant entitling the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment (as described in Note 8).

On December 3, 2021, the underwriters purchased an additional 3,000,000 Units pursuant to the exercise in full of the over-allotment option. The Units were sold at an offering price of $10.00 per Unit, generating additional gross proceeds to the Company of $30,000,000.

As a result of the close of the Initial Public Offering and the full exercise of the over-allotment option, the Company sold a total of 23,000,000 Units generating gross proceeds of $230,000,000.

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NOTE 4 — PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Company consummated the Private Placement and sold an aggregate of 10,500,000 Private Placement Warrants to the IPO Sponsor at a purchase price of $1.00 per Private Placement Warrant, generating gross proceeds to the Company in the amount of $10,500,000.

On December 3, 2021, the underwriters exercised their over-allotment option in full. In connection with the full exercise of the over-allotment option, the IPO Sponsor purchased an additional 1,200,000 Private Placement Warrants at a purchase price of $1.00 per warrant for total gross proceeds of $1,200,000. As a result of the closing of the Initial Public Offering and the full exercise of the over-allotment option, the Company sold a total of 11,700,000 Private Placement Warrants generating gross proceeds of $11,700,000.

A portion of the proceeds from the Private Placement was added to the proceeds from the Initial Public Offering held in the Trust Account. The proceeds from the Private Placement held in the Trust Account were subject to the same redemption provisions as the proceeds from the Initial Public Offering.

The Private Placement Warrants (including the Class A ordinary shares issuable upon exercise of the Private Placement Warrants) were subject to transfer restrictions prior to their cancellation, including limitations on transferability until 30 days after the completion of an initial Business Combination, subject to certain exceptions.

In connection with the transition of control to Valleypark, the Company’s Prior Sponsors agreed to cancel and forfeit all outstanding Private Placement Warrants held by them. As a result, the Private Placement Warrants were cancelled and were no longer outstanding as of the end of the period. The cancellation of the Private Placement Warrants was accounted for as a capital contribution and resulted in the elimination of the related warrant liability from the Company’s balance sheet.

NOTE 5 — RELATED PARTIES

Founder Shares

On May 12, 2021, the IPO Sponsor received 5,750,000 of the Class B ordinary shares (the “Founder Shares”) in exchange for cash of $25,000. The Founder Shares included an aggregate of up to 750,000 shares subject to forfeiture to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the number of Founder Shares would equal, on an as-converted basis, approximately 20% of the Company’s issued and outstanding ordinary shares after the Initial Public Offering. Due to the full exercise of the over-allotment option by the underwriters, these 750,000 shares are no longer subject to forfeiture.

The IPO Sponsor agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination and (B) subsequent to a Business Combination, (x) if the last reported sale price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Public Shareholders having the right to exchange their shares of ordinary shares for cash, securities or other property.

On May 23, 2023, the Company issued an aggregate of 5,749,999 Class A ordinary shares to IPO Sponsor, upon the conversion of an equal number of Class B ordinary shares held by the Sponsor. The 5,749,999 Class A ordinary shares issued in connection with the Founder Conversion are subject to the same restrictions as applied to the Class B ordinary shares before the Founder Conversion, including, among others, certain transfer restrictions, waiver of redemption rights and the obligation to vote in favor of an initial Business Combination as described in the IPO Prospectus. Following the Founder Conversion and the redemptions in connection with the Extension, there were 9,998,396 Class A ordinary shares issued and outstanding and one Class B ordinary share issued and outstanding.

On February 24, 2026, the Company and the New Sponsor entered into a non-redemption agreement with an unaffiliated third-party shareholder pursuant to which such shareholder agreed not to redeem an aggregate of 200,000 Class A ordinary shares in connection with the March 2, 2026 extension meeting. In exchange for the foregoing commitment, the New Sponsor agreed to transfer to such shareholder, immediately prior to the closing of the initial Business Combination, an aggregate of 90,000 Founder Shares held by the New Sponsor, provided that such shareholder did not exercise its redemption rights with respect to such shares in connection with the extension meeting.

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Note Payable — Related Party

On August 14, 2025, Valleypark agreed to loan the Company up to an aggregate principal amount of $1,000,000 for working capital purposes pursuant to a non-interest-bearing promissory note (the “New WCL Note”). The New WCL Note is payable upon the consummation of a Business Combination. Upon consummation of a Business Combination, Valleypark Road, LLC has the option, but not the obligation, to convert the principal balance of the New WCL Note, in whole or in part, into warrants at a conversion price of $1.50 per warrant. Such warrants would have terms substantially identical to the Private Placement Warrants originally issued in connection with the Initial Public Offering. If the Company does not consummate a Business Combination, the New WCL Note will not be repaid and all amounts outstanding thereunder will be forgiven, except to the extent the Company has funds available outside the Trust Account.

During the periods presented, Valleypark paid certain operating, formation and transaction costs on behalf of the Company. The Company and Valleypark agreed that such amounts constituted drawdowns under the New WCL Note and were subject to the repayment, conversion and forgiveness provisions of the New WCL Note. As of June 30, 2026 and March 31, 2026, the aggregate principal amounts outstanding under the New WCL Note were $276,521 and $255,797, respectively.

Promissory Note — Related Party

On May 12, 2021, the Company issued an unsecured promissory note to the Prior Sponsors (the “IPO Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of $300,000. The IPO Promissory Note was non-interest bearing and payable on the earlier of (i) December 31, 2021 or (ii) the consummation of the Initial Public Offering. During the period from inception to December 3, 2021, the Company borrowed $280,000 pursuant to the IPO Promissory Note. Such borrowings were repaid in full at the closing of the Initial Public Offering on December 3, 2021. No additional borrowings are allowed under the Promissory Note.

Working Capital Loans

In order to finance transaction costs in connection with an initial Business Combination, the New Sponsor or an affiliate of the New Sponsor, or certain of the Company’s officers and directors, may, but are not obligated to, loan the Company funds as may be required. Such working capital loans would be evidenced by promissory notes and may be repaid upon completion of an initial Business Combination, without interest, or, at the lender’s discretion, may be converted upon completion of an initial Business Combination into warrants, subject to the terms of the applicable promissory note or agreement. If an initial Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay such working capital loans, but no proceeds held in the Trust Account would be used for repayment.

On February 1, the Company entered into a loan agreement with the IPO Sponsor under which the IPO Sponsor LP agreed to provide up to $1,500,000 of working capital financing. An aggregate of $1,471,195 was outstanding under that arrangement as of March 31, 2025. In connection with the sponsor transition completed on July 11, 2025, the outstanding balance was waived and recorded as a capital contribution during the fiscal year ended March 31, 2026. No amount remained outstanding under that arrangement as of June 30, 2026.

On August 14, 2025, the Company issued the New WCL Note to Valleypark. See “Note Payable — Related Party” above for the terms and outstanding balance of the New WCL Note.

Extension Loan

The Company initially had 15 months from the closing of the Initial Public Offering to consummate an initial Business Combination, with an automatic three-month extension if it has signed a definitive agreement with respect to an initial Business Combination within such 15-month period (an “Automatic Extension”).

If the Company anticipated that it would not be able to consummate its initial Business Combination within the initial 15 months and was not entitled to an Automatic Extension, it may, by resolution of the Board if requested by CEMAC Sponsor LP, extend the period of time to consummate a Business Combination by an additional three months (for a total of up to 18 months to complete a Business Combination), subject to the IPO Sponsor depositing additional funds into the Trust Account (a “Paid Extension”). In connection with an Automatic Extension or a Paid Extension as described above, Public Shareholders would not be offered the opportunity to vote on or redeem their shares. Pursuant to the terms of the Charter and the trust agreement entered into between the Company and Continental, as amended, in order to extend the time available for the Company to consummate its initial Business Combination in connection with a Paid Extension, the IPO Sponsor or its affiliates or designees, upon ten days’ advance notice prior to the deadline, would have to deposit into the Trust Account $2,300,000 on or prior to the date of the deadline. Any such payments would be made in the form of a loan (an “Extension Loan”). Any such Extension Loan would be non-interest bearing and payable upon the consummation of the Business Combination. If the Company completes its initial Business Combination, it would, at the option of the IPO Sponsor, repay such loaned amounts out of the proceeds of the Trust Account released to it or convert a portion or all of the total Extension Loan amount into warrants at a price of $1.00 per warrant, which warrants would be identical to the Private Placement Warrants. If the Company does not complete a Business Combination, it would not repay such Extension Loans. Furthermore, the letter agreement with the Company’s initial shareholders contains a provision pursuant to which the IPO Sponsor has agreed to waive its right to be repaid for such Extensions Loan out of the funds held in the Trust Account in the event that the Company does not complete a Business Combination. The IPO Sponsor and its affiliates or designees were not obligated to make any Extension Loan.

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Upon the execution of the Lexasure Business Combination Agreement, the Company received an Automatic Extension of the time it had to consummate an initial Business Combination until June 3, 2023 and a Paid Extension was not needed.

On February 28, 2025, the Company held another Extraordinary Meeting, at which the Company’s shareholders approved, among other things, an amendment to the Charter to extend the date by which the Company must consummate an initial Business Combination to March 3, 2026, and to permit the Board, in its sole discretion, to elect to wind up the Company’s operations on an earlier date than March 3, 2026.

Lexasure Loans

Pursuant to the First Financials Side Letter, Lexasure agreed to loan the Company reasonable amounts that the Company is obligated to deposit into the Trust Account in connection with the Extension and related expenses such as the filing of an additional Quarterly Report on Form 10-Q, up to a maximum of $600,000 (in the event that the PCAOB audited financial statements of Lexasure and its subsidiaries are not delivered on or before May 1, 2023 and/or the PCAOB reviewed quarterly financial statements of Lexasure and its subsidiaries are not delivered on or before May 7, 2023. This First Lexasure Loan is unsecured and interest free. In connection with the First Lexasure Loan, at the closing of the Lexasure Business Combination or an Alternative Closing, the Sponsor had agreed to transfer a number of ordinary shares to Lexasure or its designee equal to (x) the amount of the First Lexasure Loan that is used by the Company and not returned to Lexasure at or prior to the closing of the Lexasure Business Combination or Alternative Closing (less any amounts applied pursuant to the termination fee provision of the Lexasure Business Combination Agreement), divided by (y) $10.00 per share. The Company would repay the First Lexasure Loan amount directly to Lexasure at the closing of the Lexasure Business Combination, and in the event of the termination of the Lexasure Business Combination Agreement for any reason, the First Lexasure Loan was cancelled and no amounts shall be owed by the Company, provided that any amounts advanced by Lexasure pursuant to the First Financials Side Letter would reduce the amounts payable by Lexasure pursuant to the termination fee provision of the Lexasure Business Combination Agreement.

Pursuant to the Second Financials Side Letter, the Company has agreed to forbear from enforcing its rights to terminate the Lexasure Business Combination Agreement pursuant to certain termination provisions thereunder, until either December 15, 2023, or December 31, 2023, depending on whether it relates to the PCAOB audited company financials or the PCAOB reviewed quarterly company financials, respectively. In exchange for this forbearance, Lexasure has agreed to loan to the Company reasonable amounts that the Company is obligated to deposit into the Trust Account in connection with extensions and related expenses such as the filing of an additional Quarterly Report on Form 10-Q and the renewal of the Company’s D&O insurance, up to a maximum of $400,000. This Second Lexasure Loan was unsecured and interest free. In connection with the Second Lexasure Loan, the Sponsor had agreed to transfer a number of Class B ordinary shares to Lexasure or its designee, equal to the amount not returned to Lexasure from the escrow divided by $10.00 per share regardless of whether the closing of the Lexasure Business Combination occurs. The Company would have repaid the Second Lexasure Loan directly to Lexasure at the closing of the Lexasure Business Combination. In the event of the termination of the Lexasure Business Combination Agreement for any reason, the Second Lexasure Loan was cancelled and no amounts were owed by the Company, provided that any amounts advanced by Lexasure pursuant to the Second Financials Side Letter shall reduce the amounts payable by Lexasure pursuant to the termination fee provision of the Lexasure Business Combination Agreement.

The Lexasure Business Combination Agreement was terminated, and accordingly, the First Lexasure Loan and Second Lexasure Loan were cancelled and no amounts are outstanding or available to be drawn thereunder.

NOTE 6 — COMMITMENTS AND CONTINGENCIES

Registration Rights

The holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans or Extension Loan (and any shares of ordinary shares issuable upon the exercise of the Private Placement Warrants or warrants issued upon conversion of the Working Capital Loans or Extension Loan and upon conversion of the Founder Shares) are entitled to registration rights pursuant to a registration rights agreement requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to Class A ordinary shares). The holders of these securities are entitled to make up to three demands, excluding short form registration demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not be required to effect or permit any registration or cause any registration statement to become effective until the securities covered thereby are released from their lock-up restrictions. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriters a 45-day option from the date of Initial Public Offering to purchase up to 3,000,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions. On December 3, 2021, the underwriters purchased an additional 3,000,000 Units pursuant to the full exercise of the over-allotment option. The Units were sold at an offering price of $10.00 per Unit, generating additional gross proceeds to the Company of $30,000,000.

F-70

In connection with the sponsor change transaction, the Company received waivers from the underwriters of the deferred underwriting fees and related rights. Accordingly, no deferred underwriting fees remain payable.

Forward Purchase Agreement

The Company previously entered into a Forward Purchase Agreement, as amended, with Camber Base, LLC, an affiliate of Brown University, pursuant to which Camber or its affiliates could have purchased up to $20.0 million of Forward Purchase Units in a private placement to close substantially concurrently with the Company’s initial Business Combination. Each Forward Purchase Unit would have consisted of one Class A ordinary share and one-half of one warrant.

In connection with the sponsor change transaction, the Forward Purchase Agreement was terminated, and neither party has any further obligations thereunder.

Vendor Agreements

As of June 30, 2026, the Company had accrued professional and other vendor costs of $79,059, which are included in accrued expenses in the accompanying balance sheets.

Consulting Agreements

On November 27, 2022, the Company entered into an agreement with a transactional and strategic advisory firm (the “First Strategic Advisor”) for advisory services in connection with a potential Business Combination. Pursuant to this agreement, the Company would have been required to pay certain fees upon the consummation of a Business Combination.

In connection with the sponsor change transaction, the consulting agreement with the First Strategic Advisor was terminated, and no amounts are payable thereunder.

On February 1, 2023, the Company entered into a separate agreement with another transactional and strategic advisory firm (the “Second Strategic Advisor”) to provide consulting, advisory and related services in connection with a potential Business Combination.

In connection with the sponsor change transaction, the consulting agreement with the Second Strategic Advisor was terminated, and no shares were issued or are issuable pursuant to the agreement.

Non-Redemption Agreements

The Company initially had until March 3, 2023 to consummate a Business Combination, with an automatic three-month extension if the Company signed a definitive agreement with respect to the Business Combination within such 15-month period, as described in the final prospectus for the Initial Public Offering, filed pursuant to Rule 424(b)(4) with the SEC on December 2, 2021 (File No. 333-260513) (the “IPO Prospectus”).

In February 2023, prior to signing the Lexasure Business Combination Agreement, the Company prepared to hold an extraordinary general meeting of shareholders to, among other things, seek an extension of the time it had to consummate a Business Combination (the “March 2023 Meeting”). On February 27, 2023, in connection with the March 2023 Meeting, the Company and the Sponsor, entered into non-redemption agreements (the “Terminated Non-Redemption Agreements”) with certain unaffiliated third parties in exchange for such third parties agreeing not to redeem up to an aggregate of 1,600,000 Class A ordinary shares of the Company sold in its Initial Public Offering (“Non-Redeemed Shares”). In exchange for the foregoing commitments not to redeem such Non-Redeemed Shares, the Sponsor, as consideration for entering into the Terminated Non-Redemption Agreements, transferred to such third parties an aggregate of 28,000 Class B ordinary shares, which will be retained by such parties under all circumstances.

Upon the execution of the Lexasure Business Combination Agreement, the Company received the automatic three-month extension of the time to consummate the Business Combination until June 3, 2023. Consequently, the March 2023 Meeting was postponed indefinitely and the Terminated Non-Redemption Agreements automatically terminated per the terms of such agreements.

On May 18, 2023 and May 22, 2023, certain unaffiliated investors (the “Non-Redeeming Investors”) entered into non-redemption agreements (the “2023 Non-Redemption Agreements”) with CEMAC Sponsor LP (the “IPO Sponsor”), pursuant to which the investors agreed (i) not to redeem an aggregate of up to 4,399,737 Class A ordinary shares in connection with the First Extension and (ii) to vote those shares in favor of the First Extension. In consideration of those commitments, immediately prior to, and substantially concurrently with, the closing of an initial Business Combination, the IPO Sponsor (or its designees) agreed to surrender and forfeit to the Company, for no consideration, an aggregate of 1,099,935 ordinary shares, and the Company would issue to the Non-Redeeming Investors a like number of Class A ordinary shares.

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The forfeiture and issuance provisions of the 2023 Non-Redemption Agreements, under which the IPO Sponsor would have surrendered and the Company would have issued 1,099,935 shares, were not triggered because the Company did not consummate an initial Business Combination by the then-applicable deadline. No shares were surrendered, forfeited or newly issued under those provisions.

On February 28, 2025, the Company held an extraordinary general meeting of shareholders at which the shareholders approved an amendment to extend the date by which the Company was required to consummate a Business Combination from March 3, 2025 to March 3, 2026. Effective February 27, 2025, the Company and Vikasati Partners LLC entered into a non-redemption agreement and assignment of economic interest with Funicular Funds, LP, pursuant to which Funicular agreed not to redeem 200,000 Class A ordinary shares. In consideration of the commitment, Vikasati Partners LLC agreed to transfer 80,000 Founder Shares to Funicular immediately prior to the closing of an initial Business Combination.

Effective as of July 11, 2025, Vikasati Partners and Valleypark entered into a purchase agreement pursuant to which, among other things, Vikasati Partners transferred to Valleypark an aggregate of 2,238,999 Class A ordinary shares and one Class B ordinary share, the parties executed an amendment to the letter agreement originally entered into in connection with the Initial Public Offering, Vikasati Partners granted Valleypark voting rights over certain retained shares, and the prior sponsors agreed to cancel an aggregate of 11,700,000 private placement warrants purchased at the time of the Initial Public Offering.

Separate from the untriggered forfeiture and issuance provisions described above, 740,077 existing Founder Shares remain subject to transfer obligations at the closing of an initial Business Combination: (i) 443,577 shares to legacy non-redemption investors pursuant to Section 7.5 of the July 2025 Purchase Agreement; (ii) 62,500 shares held by the IPO Sponsor and 60,000 shares held by Vikasati Partners to Meteora Strategic Capital, LLC; (iii) 80,000 shares held by Vikasati Partners LLC to Funicular Funds, LP pursuant to the February 27, 2025 arrangement; (iv) 90,000 shares held by the New Sponsor pursuant to the February 24, 2026 arrangement; and (v) 4,000 shares subject to a conditional assignment by CEMAC Sponsor LP to the Fir Tree funds. These are transfers of outstanding Founder Shares and do not increase the number of shares outstanding.

On March 2, 2026, the Company held another extraordinary general meeting of shareholders at which shareholders approved an amendment to extend the date by which the Company must consummate a Business Combination from March 3, 2026 to March 3, 2027. Effective February 24, 2026, in connection with that meeting, the Company and Valleypark entered into a non-redemption agreement with an unaffiliated third-party shareholder pursuant to which such shareholder agreed not to redeem an aggregate of 200,000 Class A ordinary shares. In consideration of the non-redemption commitment, Valleypark agreed to transfer to such shareholder, immediately prior to the closing of a Business Combination, an aggregate of 90,000 Class A ordinary shares held by Valleypark, provided that such shareholder did not exercise its redemption rights with respect to the non-redeemed shares in connection with the meeting.

Legal Proceedings

As of June 30, 2026, the Company was not a party to any pending legal proceedings and was not aware of any claims or loss contingencies that would have a material adverse effect on its financial position, results of operations or cash flows. The Company evaluates claims and loss contingencies, if any, in accordance with ASC 450, Contingencies.

NOTE 7 — SHAREHOLDERS’ DEFICIT

Preferred Shares

The Company is authorized to issue 5,000,000 preferred shares with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Board. As of June 30, 2026 and March 31, 2026, there were no preferred shares issued or outstanding.

Class A Ordinary Shares

The Company is authorized to issue 500,000,000 Class A ordinary shares with a par value of $0.0001 per share (the “Class A ordinary shares”). Holders of Class A ordinary shares are entitled to one vote for each share. As of June 30, 2026 and March 31, 2026, there were 5,749,999 Class A ordinary shares issued or outstanding, excluding 204,450 Class A ordinary shares subject to redemption as of June 30, 2026 and March 31, 2026 respectively.

On May 23, 2023, the Company held the 2023 Extraordinary Meeting, at which the Company's shareholders approved, among other things, an amendment to the Charter to extend the date by which the Company must consummate an initial Business Combination to March 3, 2024, and to permit the Board, in its sole discretion, to elect to wind up the Company's operations on an earlier date than March 3, 2024. In connection with the vote to approve the extension, holders of 18,751,603 Class A ordinary shares exercised their right to redeem such shares at a redemption price of approximately $10.51 per share, for an aggregate redemption amount of $197,192,734. During the fiscal year ended March 31, 2024, nine extension deposits of $50,000 each, or $450,000 in the aggregate, were deposited into the Trust Account.

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On May 23, 2023, the Company issued an aggregate of 5,749,999 Class A ordinary shares to the Sponsor upon the Founder Conversion. The 5,749,999 Class A ordinary shares issued in connection with the Founder Conversion are subject to the same restrictions as applied to the Class B ordinary shares before the Founder Conversion, including, among others, certain transfer restrictions, waiver of redemption rights and the obligation to vote in favor of an initial Business Combination as described in the IPO Prospectus. Following the Founder Conversion and the redemptions in connection with the Extension, there were 9,998,396 Class A ordinary shares issued and outstanding and one Class B ordinary share issued and outstanding.

On February 29, 2024, the Company held another extraordinary general meeting at which its shareholders approved the proposal to further extend the date by which the Company must consummate a business combination to March 3, 2025 (the “Second Extension”). In connection with the Second Extension, shareholders holding 3,036,666 Class A ordinary shares exercised their right to redeem such shares at a redemption price of approximately $11.07 per share, resulting in a withdrawal of approximately $33,616,850 from the Trust Account.

On February 28, 2025, the Company held an extraordinary general meeting at which its shareholders approved an additional extension of the date by which the Company must consummate a business combination to March 3, 2026 (the “Third Extension”). In connection with the Third Extension, shareholders holding 1,006,745 Class A ordinary shares exercised their right to redeem such shares. The aggregate redemption amount withdrawn from the Trust Account was approximately $11,642,099, based on a redemption price of approximately $11.56 per share.

Following these redemptions, a total of 204,986 Class A ordinary shares remained outstanding and subject to possible redemption as of March 31, 2025. These shares continue to be classified as temporary equity, and the underlying funds remain on deposit in the Trust Account, which held $2,382,346 as of March 31, 2025.

On March 2, 2026, the Company held the Fourth Extension Meeting at which its shareholders approved the Fourth Extension. In connection with the Fourth Extension, shareholders holding 536 Class A ordinary shares exercised their right to redeem such shares at a redemption price of $12.02 per share. As a result, $6,442 was removed from the Trust Account to pay such holders. Following the Fourth Extension, 204,450 Class A ordinary shares subject to possible redemption remained outstanding.

Class B Ordinary Shares

The Company is authorized to issue 50,000,000 Class B ordinary shares with a par value of $0.0001 per share (the “Class B ordinary shares”, together with the Class A ordinary shares, the “ordinary shares”). Holders of Class B ordinary shares are entitled to one vote for each share. As of June 30, 2026 and March 31, 2026, there was one Class B ordinary share issued and outstanding.

Only holders of the Class B ordinary shares have the right to vote on the election of directors prior to the Business Combination. Holders of ordinary shares, including holders of Class A ordinary shares and holders of Class B ordinary shares, will vote together as a single class on all matters submitted to a vote of the Company’s shareholders except as otherwise required by law. In connection with its initial Business Combination, the Company may enter into a shareholders agreement or other arrangements with the shareholders of the target or other investors to provide for voting or other corporate governance arrangements that differ from those in effect upon completion of the Initial Public Offering.

The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of a Business Combination (or earlier at the option of the holders thereof), on a one-for-one basis, subject to adjustment. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts issued in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which Class B ordinary shares shall convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the then-outstanding Class B ordinary shares agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all the Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of ordinary shares outstanding upon the completion of Initial Public Offering plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with a Business Combination (net of the number of Class A ordinary shares redeemed in connection with a Business Combination), excluding any shares or equity-linked securities issued or issuable to any seller of an interest in the target to us in a Business Combination.

NOTE 8 — WARRANTS LIABILITIES

Public Warrants may only be exercised for a whole number of shares. No fractional warrants were issued upon separation of the Units and only whole warrants trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A ordinary share pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those Class A ordinary shares is available, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of residence of the exercising holder, or an exemption from registration is available.

F-73

The Company has agreed that as soon as practicable, but in no event later than 30 business days after the closing of a Business Combination, the Company will use its commercially reasonable efforts to file, following the closing of a Business Combination, with the SEC a registration statement covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants and to maintain a current prospectus relating to those Class A ordinary shares effective until the warrants expire or are redeemed in accordance with the provisions of the warrant agreement. Notwithstanding the above, if the Class A ordinary share is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants is not effective by the sixtieth day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but the Company will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of Warrants When the Price per Class A Ordinary Share Equals or Exceeds $18.00

Once the warrants become exercisable, the Company may redeem the outstanding Public Warrants:

·	in whole and not in part;

·	at a price of $0.01 per Public Warrant;

·	upon a minimum of 30 days’ prior written notice of redemption, or the 30-day redemption period to each warrant holder; and

·

if, and only if, the last reported sale price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganization, recapitalizations and the like) for any 10 trading days within a 20-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Redemption of Warrants When the Price per Class A Ordinary Share Equals or Exceeds $10.00

Once the warrants become exercisable, the Company may redeem the outstanding warrants:

·	in whole and not in part;

·

at a price of $0.10 per warrant provided that the holder will be able to exercise their warrants on cashless basis prior to redemption and receive that number of shares based on the redemption date and the fair market value of the Class A ordinary shares;

·	upon a minimum of 30 days’ prior written notice of redemption;

·

if, and only if, the last reported sale price of the Class A ordinary share equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganization, recapitalizations and the like) for any 10 trading days within a 20-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders; and

·	if, and only if, the Private Placement Warrants are also concurrently exchanged at the same price (equal to a number of Class A ordinary shares) as the outstanding Public Warrants, as described above.

If the Company calls the Public Warrants for redemption, as described above, its management will have the option to require any holder that wishes to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of ordinary shares issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.

F-74

The 11,700,000 Private Placement Warrants were cancelled on July 11, 2025 in connection with the transition to a new sponsor. As of March 31, 2026, no Private Placement Warrants remain outstanding. Following the cancellation, only the Public Warrants remain outstanding and subject to remeasurement at fair value.

The Company accounts for the 11,500,000 Public Warrants issued in connection with the Initial Public Offering in accordance with the guidance contained in ASC 815-40. At the time of the Initial Public Offering, both the Public Warrants and the 11,700,000 Private Placement Warrants did not meet the criteria for equity classification and were recorded as derivative liabilities under ASC 815-40.

The accounting treatment of derivative financial instruments requires that the Company record a derivative liability upon the closing of the Initial Public Offering. Accordingly, the Company classifies each warrant as a liability at its fair value and the warrants are allocated a portion of the proceeds from the issuance of the Units equal to its fair value. This liability is subject to re-measurement at each balance sheet date. With each such re-measurement, the warrant liability is adjusted to fair value, with the change in fair value recognized in the Company’s statement of operations. The Company reassesses the classification at each balance sheet date. If the classification changes as a result of events during the period, the warrants are reclassified as of the date of the event that causes the reclassification.

Upon issuance of the derivative warrants, the Company recorded a derivative liability of $26,239,200 on the balance sheets. The proceeds received from the sale of the Private Placement Warrants exceeded the fair value of the Private Placement Warrants, and the Company recorded a charge of $1,532,700 to the statement of operations.

NOTE 9 — FAIR VALUE MEASUREMENTS

The following table presents information about the Company’s assets and liabilities that are measured at fair value as of June 30, 2026 and March 31, 2026, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	June 30, 2026	March 31, 2026
Assets:
Money-market mutual fund held in Trust Account	1	$2,473,178	$2,451,347
Liabilities:
Warrant liability – Public Warrants	3	1,150,000	$1,150,000

As of June 30, 2026 and March 31, 2026, the Trust Account consisted primarily of investments in a money-market mutual fund that invests in U.S. Treasury securities, together with an interest-bearing bank deposit. The money-market mutual fund invests primarily in short-term U.S. Treasury securities and qualifies as a cash equivalent because it is highly liquid and readily convertible to known amounts of cash. The money-market mutual fund was measured at fair value using quoted market prices and classified within Level 1 of the fair value hierarchy. The interest-bearing bank deposit was carried at cost, which approximated fair value due to its short-term nature, and was not included in the fair value hierarchy.

As of June 30, 2026, the Trust Account also included an interest-bearing bank deposit of $5,636, which was carried at cost and excluded from the fair value hierarchy. Its carrying amount approximated fair value because of its short-term nature. As of March 31, 2026, the Trust Account included an interest-bearing bank deposit of $5,633, which was similarly carried at cost and excluded from the fair value hierarchy.

The Public Warrants and, prior to their cancellation, the Private Placement Warrants were accounted for as liabilities in accordance with ASC 815-40 and were presented within liabilities on the accompanying balance sheets. The warrant liabilities were measured at fair value at inception and on a recurring basis, with changes in fair value recognized in the statements of operations within “change in fair value of warrant liabilities”.

Upon initial issuance, the Company used a Monte Carlo simulation model to value the Public Warrants and a modified Black-Scholes model to value the Private Placement Warrants and the Forward Purchase Agreement liability. Upon initial issuance, the Public Warrants, the Private Placement Warrants and the Forward Purchase Agreement were classified within Level 3 of the fair value hierarchy due to the use of unobservable inputs.

Following the suspension and delisting of the Company’s securities from Nasdaq, the Public Warrants are valued using a binomial lattice model for periods in which no observable traded price is available. The valuation model incorporates significant unobservable inputs, including the underlying share-price assumption, expected volatility, expected term, risk-free interest rate, expected dividend yield and assumptions regarding the probability and timing of a Business Combination. Accordingly, the fair value measurement of the Public Warrants was classified within Level 3 of the fair value hierarchy as of June 30, 2026.

The 11,700,000 Private Placement Warrants were cancelled on July 11, 2025 in connection with the transition to a new sponsor. As a result, no Private Placement Warrants remained outstanding as of June 30, 2026 or March 31, 2026. Prior to cancellation, the Private Placement Warrants were valued using model-based valuation techniques and were classified within Level 3 of the fair value hierarchy.

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The following table presents the changes in the Level 3 Public Warrant liability for the three months ended June 30, 2026:

Public Warrants
Fair value as of March 31, 2026	$1,150,000
Change in fair value of warrant liabilities	-
Fair value as of June 30, 2026	$1,150,000

As of June 30, 2026, the Company had 11,500,000 Public Warrants outstanding. The concluded fair value was $0.10 per Public Warrant, resulting in an aggregate Public Warrant liability of $1,150,000. The concluded fair value was $0.10 per Public Warrant as of both June 30, 2026 and March 31, 2026; therefore, no change in fair value was recognized during the three months ended June 30, 2026.

The following table summarizes the significant assumptions used in the binomial lattice model as of June 30, 2026:

Significant input	June 30, 2026
Underlying share-price assumption	$2.66
Assumed Business Combination date	September 30, 2026
Exercise price	$11.50
Expected term	5.25 years
Pre-Business Combination volatility	5.00%
Post-Business Combination volatility	50.00%
Risk-free interest rate	4.19%
Probability of completing a Business Combination	40.00%
Expected dividend yield	0.00%

Significant increases in the underlying share-price assumption, post-Business Combination volatility or probability of completing a Business Combination, in isolation, would generally result in a higher fair value of the Public Warrants. Significant decreases in those assumptions, in isolation, would generally result in a lower fair value of the Public Warrants.

 NOTE 10 — SEGMENT INFORMATION

ASC Topic 280, “Segment Reporting,” establishes standards for reporting information about operating segments. Operating segments are components of an enterprise for which separate financial information is available and regularly evaluated by the chief operating decision maker (“CODM”) in deciding how to allocate resources and assess performance.

The Company’s CODM is its Chief Executive Officer, who reviews the operating results and financial information of the Company as a whole. The Company is a blank check company that has not commenced substantive operations and has not generated operating revenues. Accordingly, management has determined that the Company has one operating segment and one reportable segment.

When evaluating the Company’s performance and making resource-allocation decisions, the CODM reviews formation and operating costs, net loss and the level of available cash resources, including cash held outside the Trust Account and cash and cash equivalents held in the Trust Account, together with the Company’s working capital deficit.

	For the Three Months Ended		As of
Metric	June 30, 2026	June 30, 2025	June 30, 2026	March 31, 2026
Formation and operating costs	$27,238	$33,940	—	—
Cash	—	—	$2,875	$4,540
Cash and cash equivalents held in the Trust Account	—	—	$2,478,814	$2,456,980
Working capital deficit	—	—	$(352,705)	$(325,469)

These measures are used to monitor liquidity, manage expenditures and forecast cash requirements to ensure sufficient capital is available to fund ongoing operations and pursue the proposed Business Combination. The CODM does not evaluate performance using a separate segment profit or loss measure.

NOTE 11 — SUBSEQUENT EVENTS

The Company evaluated subsequent events through August 1, 2026, the date these unaudited condensed financial statements were available to be issued, except as to the matter described below, as to which the date is October 2, 2026. Other than that matter, the Company determined that no subsequent events required adjustment to, or disclosure in, the accompanying financial statements.

On September 30, 2026, the Company, Tigerless and Pubco entered into a securities purchase agreement with an institutional investor under which Pubco agreed to issue and sell, following the Closing, 5,000 shares of its Series A Convertible Preferred Stock for an aggregate purchase price of $5,000,000, payable in two tranches. The financing is conditioned on, among other things, the consummation of the Transactions.

F-76

Annex A

AGREEMENT AND PLAN OF MERGER

by and among

TIGERLESS AI HOLDINGS INC.,

TIGERLESS HEALTH, INC.,

TIGERLESS MERGER SUB 1 CORP.,

TIGERLESS MERGER SUB 2 CORP.,

and

PIERMONT VALLEY ACQUISITION CORP.,

dated as of

April 17, 2026

i

ii

ARTICLE VI COVENANTS OF PIERMONT		57
Section 6.1	Indemnification and Directors’ and Officers’ Insurance	56
Section 6.2	Conduct of Piermont During the Interim Period	57
Section 6.3	Trust Account Proceeds	59
Section 6.4	Inspection	59
Section 6.5	Piermont Public Filing Delinquency Cure	59
Section 6.6	Name Change
Section 6.7	Piermont Board Recommendation	59
ARTICLE VII JOINT COVENANTS		60
Section 7.1	Efforts to Consummate	60
Section 7.2	Registration Statement; Proxy Statement; Special Meeting	61
Section 7.3	Exclusivity	63
Section 7.4	Tax Matters	64
Section 7.5	Confidentiality; Publicity	65
Section 7.6	Section 16 Matters	65
Section 7.7	Incentive Equity Plan	66
Section 7.8	Nasdaq Listing	66
Section 7.9	Post-Closing Directors and Officers	66
Section 7.10	PIPE Investment	66
ARTICLE VIII CONDITIONS TO OBLIGATIONS		67
Section 8.1	Conditions to Obligations of All Parties	67
Section 8.2	Additional Conditions to Obligations of Piermont Parties	67
Section 8.3	Additional Conditions to the Obligations of the Company	68
ARTICLE IX TERMINATION/EFFECTIVENESS		69
Section 9.1	Termination	69
Section 9.2	Effect of Termination	70
ARTICLE X MISCELLANEOUS		71
Section 10.1	Waiver	71
Section 10.2	Notices	71
Section 10.3	Assignment	72
Section 10.4	Rights of Third Parties	72
Section 10.5	Expenses	72
Section 10.6	Governing Law	72
Section 10.7	Captions; Counterparts	72
Section 10.8	Schedules and Exhibits	72
Section 10.9	Entire Agreement	73
Section 10.10	Amendments	73
Section 10.11	Severability	73
Section 10.12	Jurisdiction; WAIVER OF TRIAL BY JURY	73
Section 10.13	Enforcement	73
Section 10.14	Non-Recourse	74
Section 10.15	Non-Survival	74
Section 10.16	Non-Reliance	74
Section 10.17	Waiver of Conflicts Regarding Representations; Non-Assertion of Attorney-Client Privilege
Section 10.18	Currency	74

iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of April 17, 2026, by and among Tigerless Health, Inc., a New York corporation (the “Company”), Tigerless AI Holdings Inc., a Nevada corporation and wholly-owned subsidiary of the Company (“Pubco”), Tigerless Merger Sub 1 Corp., a New York corporation and wholly-owned subsidiary of Pubco (“Merger Sub 1”), Tigerless Merger Sub 2 Corp., a Cayman Islands exempted company and wholly-owned subsidiary of Pubco (“Merger Sub 2” and, together with Merger Sub 1, the “Merger Subs”), and Piermont Valley Acquisition Corp., a Cayman Islands exempted company (“Piermont”). The Company, Pubco, Merger Subs, and Piermont are collectively referred to herein as the “Parties” and each individually as a “Party.”

RECITALS

WHEREAS, Piermont is a blank check company formed in the Cayman Islands as an exempted company for the purpose of acquiring one or more operating businesses through a merger, capital share exchange, asset acquisition, share purchase, reorganization, or similar business combination (a “Business Combination”);

WHEREAS, on the terms and subject to the conditions of this Agreement and in accordance with the NYBCL (defined below), on the Closing Date, immediately prior to the consummation of the Acquisition Merger (defined below), the Company will merge with and into Merger Sub 1 (the “Reorganization Merger”), with the Company being the surviving corporation of the Reorganization Merger (the Company, as the surviving corporation of the Reorganization Merger, is sometimes referred to herein as the “Surviving Reorganization Corporation”) and becoming a wholly-owned subsidiary of Pubco;

WHEREAS, on the terms and subject to the conditions set forth in this Agreement and in accordance with Companies Act (defined below) on the Closing Date and immediately following the consummation of the Reorganization Merger, Merger Sub 2 will merge with and into Piermont (the “Acquisition Merger” and, together with the Reorganization Merger, the ‘Mergers”), with Piermont being the surviving company of the Acquisition Merger (Piermont, as the surviving company of the Acquisition Merger, is sometimes referred to herein as the “Surviving Acquisition Company”) and becoming a wholly-owned subsidiary of Pubco;

 WHEREAS, in connection with the Reorganization Merger, at the Reorganization Effective Time (a) each issued and outstanding share of Company Class A Common Stock (defined below) shall be converted into the right to receive 133,333 shares of Pubco Class A Common Stock (defined below), and (b) each issued and outstanding share of Company Class B Common Stock (defined below) shall be converted into the right to receive 133,333 shares of Pubco Class B Common Stock (defined below), on the terms set forth in this Agreement;

WHEREAS, in connection with the Acquisition Merger, at the Acquisition Effective Time each issued and outstanding Piermont Ordinary Share (defined below) shall be converted into the right to receive one share of Pubco Class A Common Stock (defined below), on the terms set forth in this Agreement.

A-1

WHEREAS, for U.S. federal income tax purposes (and for purposes of any applicable state or local income tax), each of the Parties intends that each of the Reorganization Merger and the Acquisition Merger, taken together as an integrated transaction, will constitute a transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code to which each of Pubco, the Company, and Piermont, as applicable, are parties under Section 368(b) of the Code, and this Agreement is intended to constitute a “plan of reorganization” within the meaning of Section 368 of the Code and the Treasury Regulations;

WHEREAS, the board of directors of Piermont has unanimously (i) determined that it is in the best interests of Piermont and its shareholders, and declared it advisable, to enter into this Agreement, (ii) approved this Agreement and the Transactions (as defined below), including without limitation the Mergers, in accordance with the Companies Act, on the terms and subject to the conditions set forth in this Agreement, (iii) determined that the fair market value of the Company is equal to at least 80% of the balance in the Trust Account (as defined below), not including taxes payable, and (iv) adopted a resolution recommending to its shareholders the approval of the Piermont Shareholder Matters (as defined below) (the “Piermont Board Recommendation”);

WHEREAS, the board of directors of each of the Merger Subs has unanimously (i) determined that it is in its best interests, and declared it advisable, to enter into this Agreement, and (ii) approved this Agreement and the Transactions, in each case, in accordance with the Companies Act and NYBCL, as applicable, on the terms and subject to the conditions of this Agreement;

WHEREAS, the board of directors of the Company has unanimously (i) determined that it is in the best interests of Company and its stockholders (the “Company Stockholders”), and declared it advisable, to enter into this Agreement, and (ii) approved this Agreement and the Transactions, including the Mergers, in accordance with the NYBCL, on the terms and subject to the conditions of this Agreement;

WHEREAS, the board of directors of Pubco has unanimously (i) determined that it is in the best interests of Pubco and its stockholders (the “Pubco Stockholders”), and declared it advisable, to enter into this Agreement, and (ii) approved this Agreement and the Transactions, including the Mergers, in accordance with the NRS (defined below), on the terms and subject to the conditions of this Agreement;

WHEREAS, concurrently with the execution and delivery of this Agreement, certain shareholders of Piermont (“Insiders”) have executed and delivered an agreement attached hereto as Exhibit A (the “Insider Support Agreement”), which provides, among other things, that the Insiders shall, subject to applicable securities laws, vote all the Piermont Ordinary Shares beneficially owned by them in favor of the Piermont Shareholder Matters;

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company has received the Required Company Stockholder Approval (defined below); and

WHEREAS, certain of the Company Stockholders and the Insiders will enter into a lockup agreement substantially in the form to be agreed by the Parties (the “Lockup Agreement”).

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

A-2

ARTICLE I

CERTAIN DEFINITIONS

Section 1.1 Definitions. For purposes of this Agreement, the following capitalized terms have the following meanings:

“Action” means any action, suit, complaint, demand, claim, citation, notice of violation, audit, arbitration or other legal, judicial, regulatory or administrative proceeding (whether at law or in equity) by or before any Governmental Authority. References to “Action” shall include any inquiry or investigation, but, in each case, solely to the extent the Company has Knowledge of such inquiry or investigation.

“Affiliate Agreement” means any Contract between the Company or any of its Subsidiaries, on the one hand, and any Affiliate, officer or director of the Company or its Subsidiaries, on the other hand, except in each case, for (i) Contracts for employment or fringe benefits or otherwise for compensation paid to directors, officers, employees and consultants consistent with previously established policies, (ii) Contracts for reimbursement of expenses incurred by directors, officers, employees and consultants in connection with their employment or service, and (iii) Company Benefit Plans and Contracts entered into pursuant to Company Benefit Plans, including, in each case, any Contract disclosed, or that should have been disclosed, on Schedule 3.15.

“Affiliate” means, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, through one or more intermediaries or otherwise. The term “control” means the ownership of a majority of the voting securities of the applicable Person or the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the applicable Person, whether through ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.

“Anti-Corruption Laws” means (a) the U.S. Foreign Corrupt Practices Act of 1977, the UK Bribery Act of 2010, and any other applicable U.S. and non-U.S. Laws relating to the prevention of corruption or bribery, and (b) the Money Laundering Control Act of 1986 (18 U.S.C. §§ 1956-1957), the USA PATRIOT Act ((Pub. L. No. 107-56), and the Bank Secrecy Act (31 U.S.C. §§ 5311-5332), the UK Proceeds of Crime Act 2002, the UK Terrorism Act 2000, and any other applicable U.S. and non-U.S. Laws related to terrorist financing or money laundering, including financial recordkeeping and reporting requirements mandated by such Laws.

“BIS” means the U.S. Department of Commerce’s Bureau of Industry and Security.

“Business Combination” has the meaning ascribed to such term in the Piermont Organizational Documents.

“Business Combination Proposal” has the meaning set forth in the definition of “Piermont Shareholder Matters.”

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Law to close.

“Code” means the Internal Revenue Code of 1986, as amended.

“Companies Act” means the Cayman Islands Companies (Amendment) Act, 2024, as amended.

“Company Class A Common Stock” means the Class A regular voting common stock, par value $0.01 per share, of the Company.

A-3

“Company Class B Common Stock” means the Class B super voting common stock, par value $0.01 per share, of the Company.

“Company Common Stock” means the Company Class A Common Stock, and Company Class B Common Stock, collectively.

“Company Material Adverse Effect” means any change, event, occurrence, effect or circumstance whether known or unknown as of the date hereof, that, individually or in the aggregate, (i) would prevent, delay, impair or materially impede the ability of the Company or the Merger Subs, or Pubco to consummate the Mergers or (ii) would or reasonably would be expected to have a materially adverse effect on the business, financial condition, results of operations or prospects of the Company, the Merger Subs, Pubco, or the Surviving Reorganization Corporation (taken as a whole); provided, however, that in no event would any of the following (or the effect of any of the following), alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “Company Material Adverse Effect” on or in respect of the Company and its Subsidiaries under clause (ii) of this definition: (a) any change in Law, regulatory policies, accounting standards or principles (including GAAP) or any guidance relating thereto or interpretation thereof after the date of this Agreement; (b) any change in interest rates or economic, political, business or financial market conditions generally (including any changes in credit, financial, commodities, securities or banking markets); (c) any change affecting any of the industries in which the Company and its Subsidiaries operate or the economy as a whole; (d) any epidemic, pandemic or disease outbreak, or any Law, directive, guidelines or recommendations issued by a Governmental Authority, the Centers for Disease Control and Prevention, the World Health Organization, any other Governmental Authority or industry group providing for business closures, “sheltering-in-place,” curfews or other restrictions that relate to, or arise out of, an epidemic, pandemic or disease outbreak, or any change in such Law, directive, guidelines, recommendations or interpretation thereof; (e) the announcement or the execution of this Agreement, the pendency of the Transactions, or the performance of this Agreement, including losses or threatened losses of employees, customers, suppliers, vendors, distributors or others having relationships with the Company and its Subsidiaries resulting therefrom; (f) any action taken or not taken at the written request of Piermont; (g) any weather conditions, earthquake, hurricane, tsunami, tornado, flood, mudslide, wild fire or other natural disaster, act of God or other force majeure event; (h) any acts of terrorism, sabotage, war, riot, the outbreak or escalation of hostilities, or change in geopolitical conditions; (i) any failure of the Company or its Subsidiaries to meet, with respect to any period or periods, any internal or industry analyst projections, forecasts, estimates or business plans (provided, however, that this clause (i) shall not prevent a determination that any change or effect underlying such failure to meet projections or forecasts has resulted in a Company Material Adverse Effect (to the extent such change or effect is not otherwise excluded from this definition of Company Material Adverse Effect)); (j) any action taken by Piermont, the Insiders or any of their respective Affiliates; or (k) any matter to which Piermont has consented in writing; except, in the case of clauses (a), (b), (c), (d), (g) or (h) above, if any such change, event or effect has a disproportionate and adverse effect on the Company and its Subsidiaries relative to other similarly situated businesses in the industries in which the Company and its Subsidiaries operate; provided that in determining whether a Company Material Adverse Effect has occurred or would occur, any rights to proceeds from insurance or other third party contribution or indemnification in respect of the event giving rise thereto available to the Company or its Subsidiaries shall be taken into account to the extent that such proceeds have been actually paid, or, with respect to insurance, the carrier has acknowledged that such event gives rise to a covered claim, to the Company or its Subsidiaries.

A-4

“Company Organizational Documents” means the Company’s certificate of incorporation and bylaws as in effect as of the date hereof or as hereafter amended and restated as prescribed by this Agreement.

“Company Parties” means Pubco, the Company, and the Merger Subs.

“Company Stock Rights” means the options, warrants and other rights to purchase or convert or exchange into Company Common Stock.

“Company Stockholder Matters” means the adoption and approval by the applicable stockholders of this Agreement and the Mergers as an integrated transaction (the “Business Combination Proposal”), on behalf of the Company and Pubco, approval of the Incentive Equity Plan (defined below) on behalf of Pubco, and approval of such other matters as required by this Agreement on behalf of the Company and Pubco.

“Company Stockholders Representative” means Zikang Wu or a person designated by Mr. Wu or any successors designated by the then current Company Stockholders Representative, in case who is reasonably satisfactory to the Company.

“Competition Authorities” means the Antitrust Division of the United States Department of Justice or the United States Federal Trade Commission, as applicable, the Directorate General for Competition of the European Commission, and any other Governmental Authority that enforces Competition Laws in the jurisdictions set forth on Schedule 7.1(a).

“Competition Laws” means the Sherman Act of 1890, the Clayton Antitrust Act of 1914, the HSR Act, the Federal Trade Commission Act of 1914 and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, abuse of dominance or restraint of trade or lessening competition through merger or acquisition, including all antitrust, competition, merger control and unfair competition Laws.

“Confidentiality Agreement” means the confidentiality agreement, dated as of July 26, 2025, by and between the Company and Piermont (as amended, modified or supplemented from time to time).

“Consent” means any approval, consent, clearance, waiver, exemption, waiting period expiration or termination, Governmental Order or other authorization issued by or obtained from any Governmental Authority.

“Contracts” means any contract, agreement, license, sublicense, subcontract, lease, sublease, purchase order, note, indenture, mortgage, warrant, loan, instrument, obligation or other commitment, in each case, that is legally binding on the Person in question (including all amendment, supplements and modifications thereto).

“Data Protection Laws” means all applicable Laws pertaining to data protection, data privacy, data security, data breach notification, data localization and cross-border data transfer.

“Dissenting Holder” means holders of Piermont Equity Securities who have not voted in favor of the Transactions and perfected and not withdrawn a demand for appraisal rights pursuant to Section 238 of the Companies Act.

“Environmental Laws” means any and all applicable Laws relating to pollution, protection of the environment (including endangered or threatened species or other natural resources) or worker and public health and safety (solely to the extent related to exposure to Hazardous Materials), including those related to the manufacture, generation, use, storage, distribution, transport, importing, labeling, handling, Release, or cleanup of, or exposure of any Person to, Hazardous Materials.

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“Equity Securities” means, with respect to any Person, (i) any shares of capital or capital stock, partnership, membership, joint venture or similar interest, or other voting securities of, or other ownership interest in, such Person, (ii) bonds, debentures, notes or other Indebtedness having the right to vote (or convertible or exchangeable into or exercisable for securities having the right to vote) on any matters on which shareholders of the Company, in their capacity as such, would have the right to vote (“Voting Debt”), (iii) any securities of such Person convertible into or exchangeable for shares of capital or capital stock or other voting securities of, or other ownership interests in, such Person, (iv) any warrants, calls, subscriptions, options or other rights (including preemptive rights) to subscribe for, purchase or acquire from such Person, or other obligations of such Person to issue, any shares of capital or capital stock, Voting Debt or other voting securities of, or other ownership interests in, or securities convertible into or exchangeable for shares of capital or capital stock, Voting Debt or other voting securities of, or other ownership interests in, such Person, or (v) any restricted shares, stock appreciation rights, restricted units, performance units, contingent value rights, “phantom” stock or similar securities, profit participation, equity-based awards, or rights issued by or with the approval of such Person that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital or capital stock or other voting securities of, other ownership interests in, such Person or any business, products or assets of such Person.

“ERISA Affiliate” means any Person, trade or business (whether or not incorporated), that, together with the Company or any of their respective Subsidiaries, is (or at the relevant time has been or would be) considered under common control, or treated as a single employer, under or within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fraud” means with respect to a Party, actual common law fraud with respect to the making of the express representations and warranties by such Party in ARTICLE III or ARTICLE IV, as applicable; provided, however, that such fraud of a Party shall only be deemed to exist if such Party had actual knowledge (and not imputed or constructive knowledge) at the time of making the applicable representations or warranties of a material misrepresentation with respect to the representations and warranties made by such Party in ARTICLE III or ARTICLE IV, as applicable, as qualified by the Schedules, and such material misrepresentation was made with the actual intention of deceiving another Party who is relying on such representation or warranty.

“GAAP” means United States generally accepted accounting principles, consistently applied.

“Government Official” means any officer or employee of a Governmental Authority, state-owned entity or public organization, or any person acting in an official capacity for or on behalf of any such Governmental Authority, state-owned entity or public organization.

“Governmental Authority” means any United States or foreign federal, national, state, provincial, municipal or local government or subdivision thereof, any authority, regulatory or administrative agency, commission, department, board, bureau or instrumentality thereof, any quasi-governmental authority, or any court, arbitral body (public or private) or tribunal of competent jurisdiction.

“Governmental Order” means any order, judgment, verdict, subpoena, injunction, decree, writ, ruling, stipulation, determination or award, in each case, entered by or with any Governmental Authority.

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“Hazardous Material” means any material, substance or waste that is listed, regulated, or otherwise defined as “hazardous,” “toxic,” or “radioactive,” or as a “pollutant” or “contaminant” (or words of similar intent or meaning) under Environmental Laws, including petroleum or any fraction thereof, petroleum by-products, asbestos or asbestos-containing material, polychlorinated biphenyls, per- and polyfluoroalkyl substances, flammable or explosive substances, or pesticides.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the rules and regulations promulgated thereunder.

“Indebtedness” means, with respect to any Person as of any time, and including any accrued and unpaid interest, other payment obligations (including prepayment and redemption premiums or penalties (if any), breakage costs, fees and other costs and expenses associated with repayment), and accrued and unpaid commitment fees thereon, the following obligations (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments (including debt-like instruments) or debt securities, the payment of which such Person is responsible or liable for, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred and unpaid purchase price of property or services (excluding trade accounts payable in the ordinary course of business and any earn-out obligation until such earn-out obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and has not been paid more than 60 days after being due and payable), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all guarantees by such Person of Indebtedness of others (other than by endorsement of negotiable instruments for collection in the ordinary course of business), and (g) all obligations in respect of leases that would be required to be capitalized in accordance with GAAP (expressly excluding the application of ASC 842).

“Insiders” means the holders of Piermont Class B Ordinary Shares or any Piermont Class A Ordinary Shares that were issued upon conversion of Piermont Class B Ordinary Shares.

“Intellectual Property” means all intellectual property rights anywhere in the world, including all: (i) issued patents, patent applications (including divisionals, continuations, continuations-in-part, extensions, reexaminations and reissues thereof), and intellectual property rights in inventions (whether or not patentable), (ii) trademarks, service marks, trade names and trade dress, slogans, indicia of origin, and all registrations, applications and renewals in connection therewith, (iii) copyrights, any other intellectual property rights in works of authorship, and all registrations and applications in connection therewith, (iv) internet domain names and social media handles, (v) intellectual property rights in software, computer applications, source codes and object codes, and (vi) trade secrets and other intellectual property rights in know-how, technologies, databases, processes, techniques, protocols, methods, formulae, algorithms, layouts, designs, specifications and confidential information.

“Intellectual Property Registrations” means all Intellectual Property that is issued by or registered or applied-for with any Governmental Authority or authorized private registrar in any jurisdiction, including registered trademarks, domain name registrations and copyright registrations, issued and reissued patents, and pending applications for any of the foregoing, in each case, that is included in Owned Intellectual Property.

“Investment Screening Laws” means any applicable U.S. or foreign Laws intended to screen, prohibit or regulate foreign investments on public interest or national security grounds.

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“IT Systems” means all software, computer and information technology systems, servers, networks, databases, computer hardware and equipment, information, record keeping, communications, telecommunications, interfaces, platforms, and peripherals that are owned, used or controlled by or for the business of the Company or any of its Subsidiaries.

“ITAR” has the meaning specified in the definition of “Trade Control Laws.”

“Law” means any statute, act, code, law (including common law), ordinance, rule, regulation or Governmental Order, in each case, of any Governmental Authority.

“Letters of Credit” means any obligation for the reimbursement of an obligor of any letter of credit, banker’s acceptance or similar Contract.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, encumbrance, charge, security interest, conditional sale or other title retention agreement, preemptive right, collateral assignment, option, right of first refusal, or other lien of any kind, including the interest of a vendor or a lessor under any conditional sale agreement, capital lease, finance lease or title retention agreement or any financing lease having substantially the same economic effect as any of the foregoing (other than, in the case of a security, any restriction on transfer of such security arising under securities Laws).

“NRS” means Nevada Revised Statute 78 (General Corporation Law), as amended.

“NYBCL” means the New York Business Corporation Law, as amended.

“OFAC” has the meaning specified in the definition of Sanctions Laws.

“Open Source Software” means any (a) software licensed or distributed as free software, open source software, or under similar licensing or distribution models, or (b) software that requires as a condition of use, modification or distribution that such software, including software licensed or distributed under any of the following licenses or distribution models, or licenses or distribution models similar to any of the following: GNU’s General Public License (GPL) or Lesser/Library GPL (LGPL), Copyleft Software, Common Public License, the Artistic License (e.g., PERL), BSD, MIT, the Mozilla Public License, the Netscape Public License, the Sun Community Source License (SCSL), Affero General Public License (AGPL), the Sun Industry Source License (SISL) and the Apache Software License.

“Owned Intellectual Property” means all Intellectual Property that is owned by the Company or its Subsidiaries, individually or jointly with others.

“PCAOB” means the Public Company Accounting Oversight Board.

“Permits” means all permits, licenses, franchises, approvals, consents, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities.

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“Permitted Liens” means (i) statutory or common law Liens of mechanics, materialmen, warehousemen, landlords, carriers, repairmen, construction contractors and other similar Liens that arise in the ordinary course of business, that relate to amounts not yet delinquent or that are being contested in good faith through appropriate Actions or that may thereafter be paid without penalty to the extent appropriate reserves have been established in accordance with GAAP, (ii) Liens arising under original purchase price conditional sales Contracts (to the extent not concerning real property) and equipment leases with third parties entered into in the ordinary course of business, (iii) Liens for Taxes not yet due and payable or which are being contested in good faith through appropriate Actions and which such contests are set forth on Schedule 1.1(a) for which appropriate reserves have been established on the Financial Statements in accordance with GAAP, (iv) Liens, defects or imperfections on title, encumbrances and restrictions on real property (including easements, covenants, rights of way and similar restrictions of record) that (A) are matters of record, (B) would be discovered by a current, accurate survey or physical inspection of such real property or (C) do not materially interfere with the present uses of such real property affected thereby, (v) non-exclusive licenses of Intellectual Property granted to customers entered into in the ordinary course of business consistent with past practices, (vi) Liens securing credit facilities existing as of the date of this Agreement, (vii) Liens that secure obligations that are reflected as liabilities in the Financial Statements, (viii) Liens that would not, individually or in the aggregate, have a Company Material Adverse Effect, (ix) leases, subleases and similar agreements with respect to the Leased Real Property or Owned Real Property, as applicable, and (x) Liens described on Schedule 1.1(a).

“Person” means any individual, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind.

“Personal Data” means any data or information relating to an identified natural person (or information that, in combination with other information, could reasonably allow the identification of a natural person), including demographic, health, behavioral, biometric, financial, nonpublic, and geolocation information, IP addresses, employee information, and any other individually identifiable information that is protected under any applicable privacy, data security, or data breach notification Law.

“Piermont Class A Ordinary Shares” means the Class A ordinary shares, par value $0.0001 per share, of Piermont, issued in the Piermont IPO or upon conversion of Piermont Class B Ordinary Shares.

“Piermont Class B Ordinary Shares” means the Class B ordinary shares, par value $0.0001 per share, of Piermont, issued prior to the Piermont IPO.

“Piermont IPO” means Piermont’s initial public offering consummated on December 3, 2021.

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“Piermont Material Adverse Effect” means any change, event, occurrence, effect or circumstance that, individually or in the aggregate, would or would reasonably be expected to, prevent, materially delay or materially impede the performance by Piermont of its obligations under this Agreement or the other Transaction Agreements or the consummation of the transactions contemplated hereby or thereby, or otherwise have a material adverse effect on the Transactions, Piermont or the Surviving Acquisition Company, provided, however, that in no event would any of the following (or the effect of any of the following), alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “Piermont Material Adverse Effect” on or in respect of Piermont and its Subsidiaries under clause (ii) of this definition: (a) any change in Law, regulatory policies, accounting standards or principles (including GAAP) or any guidance relating thereto or interpretation thereof after the date of this Agreement; (b) any change in interest rates or economic, political, business or financial market conditions generally (including any changes in credit, financial, commodities, securities or banking markets); (c) any change affecting special purpose acquisition companies in general or the economy as a whole; (d) any epidemic, pandemic or disease outbreak, or any Law, directive, guidelines or recommendations issued by a Governmental Authority, the Centers for Disease Control and Prevention, the World Health Organization, any other Governmental Authority or industry group providing for business closures, “sheltering-in-place,” curfews or other restrictions that relate to, or arise out of, an epidemic, pandemic or disease outbreak, or any change in such Law, directive, guidelines, recommendations or interpretation thereof; (e) the announcement or the execution of this Agreement, the pendency of the Transactions, or the performance of this Agreement, including losses or threatened losses of employees, customers, suppliers, vendors, distributors or others having relationships with Piermont and its Subsidiaries resulting therefrom; (f) any action taken or not taken at the written request of the Company; (g) any weather conditions, earthquake, hurricane, tsunami, tornado, flood, mudslide, wild fire or other natural disaster, act of God or other force majeure event; (h) any acts of terrorism, sabotage, war, riot, the outbreak or escalation of hostilities, or change in geopolitical conditions; (i) any failure of Piermont or its Subsidiaries to meet, with respect to any period or periods, any internal or industry analyst projections, forecasts, estimates or business plans (provided, however, that this clause (i) shall not prevent a determination that any change or effect underlying such failure to meet projections or forecasts has resulted in a Piermont Material Adverse Effect (to the extent such change or effect is not otherwise excluded from this definition of Piermont Material Adverse Effect)); (j) any action taken by the Company, the Company Stockholders or any of their respective Affiliates; or (k) any matter to which the Company has consented in writing; except, in the case of clauses (a), (b), (c), (d), (g) or (h) above, if any such change, event or effect has a disproportionate and adverse effect on Piermont and its Subsidiaries relative to other special purpose acquisition companies; provided that in determining whether a Piermont Material Adverse Effect has occurred or would occur, any rights to proceeds from insurance or other third party contribution or indemnification in respect of the event giving rise thereto available to Piermont or its Subsidiaries shall be taken into account to the extent that such proceeds have been actually paid, or, with respect to insurance, the carrier has acknowledged that such event gives rise to a covered claim, to Piermont or its Subsidiaries.

“Piermont Ordinary Shares” means the Piermont Class A Ordinary Shares and the Piermont Class B Ordinary Shares, collectively.

“Piermont Organizational Documents” means the Memorandum and Articles of Association of Piermont, as amended.

“Piermont Shareholder Matters” means (i) the adoption and approval of this Agreement and the Transactions, including without limitation the Business Combination Proposal, (ii) the election of directors effective as of the Closing as contemplated by Section 7.6, (iii) the adoption and approval of each other proposal that the SEC (or its staff members) indicates is necessary in its comments to the Proxy Statement or in correspondence related thereto, (iv) the adoption and approval of each other proposal reasonably agreed to by Piermont and the Company as necessary or appropriate in connection with the consummation of the transactions contemplated by this Agreement or the Transaction Agreements, and (v) the adoption and approval of a proposal for the adjournment of the Special Meeting if additional time is necessary to consummate the Transactions for any reason, provided that the Special Meeting is reconvened as promptly as practical thereafter.

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“Piermont Shareholder Redemption” means the right of the holders of Piermont Class A Ordinary Shares issued in the Piermont IPO to elect to have all or a portion of such shares redeemed for cash pursuant to the Piermont Organizational Documents, the Piermont IPO registration statement and the Trust Agreement, in connection with the approval of the Transactions (including any meeting of Piermont shareholders called to approve the Transactions) or any extension of the deadline by which Piermont must consummate its initial business combination, as applicable, whether such redemption occurs prior to, concurrently with, or in connection with the Closing.

“Piermont Warrants” means the warrants, each whole warrant to purchase one Piermont Class A Ordinary Share at an exercise price of $11.50 per share, subject to adjustment in accordance with the Piermont Warrant Agreement.

“Piermont Warrant Agreement” means the agreement with Continental Stock Transfer & Trust Company, dated November 30, 2021, governing the Piermont Warrants.

“Pubco Class A Common Stock” means the publicly trading, nonvoting common stock, par value $0.0001 per share, of Pubco.

“Pubco Class B Common Stock” means the publicly trading, voting common stock, par value $0.0001 per share, of Pubco, each share of which is convertible into one share of Pubco Class A Common Stock at any time at the election of the holder thereof.

“Pubco Common Stock” means the Pubco Class A Common Stock and Pubco Class B Common Stock, collectively.

“Pubco Organizational Documents” means the certificate of incorporation and bylaws of Pubco as in effect as of the date hereof or as hereafter amended and restated as prescribed by this Agreement.

“Real Property” means, collectively, the Leased Real Property and Owned Real Property, as each is defined in Section 3.19(a).

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping, abandonment, disposing or other release into or through the environment (including, without limitation, ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata).

“Representative” means, as to any Person, any of the officers, directors, managers, employees, counsel, accountants, financial advisors, and consultants of such Person.

“Required Company Stockholder Approval” means the approval of the Company Stockholder Matters by the affirmative vote of the holders of the requisite number of shares of Company Common Stock and Pubco Common Stock, as applicable, entitled to vote thereon, whether in person or by proxy at a meeting of such stockholders (or any adjournment thereof), in accordance with the Company’s and Pubco’s respective current certificates of incorporation and bylaws and applicable law.

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“Required Piermont Shareholder Approval” means the approval of the Piermont Shareholder Matters by the affirmative vote of the holders of the requisite number of Piermont Ordinary Shares entitled to vote thereon, whether in person or by proxy at the Special Meeting (or any adjournment thereof), in accordance with the Piermont Organizational Documents and applicable Law.

“Sanctioned Country” means any country or territory that is the subject or target of a comprehensive embargo under Sanctions Laws.

“Sanctioned Person” means any Person that is (or was at the relevant time) (i) the subject or target of Sanctions Laws or Trade Control Laws, (ii) listed on any restricted or prohibited party list under Sanctions Laws or Trade Control Laws, including OFAC’s Specially Designated Nationals and Blocked Persons List, OFAC’s Sectoral Sanctions Identification List, OFAC’s Non-SDN Communist Chinese Military Companies List, BIS’ Entity List, BIS’ Denied Persons List, BIS’ Unverified List, the UN Security Council Consolidated List, UK Consolidated Financial Sanctions List, and the EU Consolidated List; (iii) incorporated, organized, located, or resident in a Sanctioned Country; or (iv) any Person owned or controlled by Person(s) described under clauses (i), (ii) or (iii).

“Sanctions Laws” means economic or trade sanctions Laws administered or enforced by the United States (including by the U.S. Department of the Treasury, Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, and the U.S. Department of Commerce), the United Nations Security Council, the United Kingdom, the European Union and each of its Member States, Canada, Singapore, and Japan.

“Schedules” means the disclosure schedules of the Company and its Subsidiaries or Piermont and its Subsidiaries, as applicable.

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“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Laws” means the securities Laws of any state, federal or foreign Governmental Authority and the rules and regulations promulgated thereunder.

“Service Provider” means any bona fide third-party service provider other than any Stockholder Related Party.

“Stockholder Related Party” means the Company Stockholders and any Affiliate of any Company Stockholder, in each case other than the Company or its Subsidiaries. Notwithstanding anything herein to the contrary, in no event shall Stockholder Related Parties include (or be considered to include): (i) any limited partners or other direct or indirect investors in any investment fund affiliated with, advised or managed by any Company Stockholder or any of their respective Affiliates, or any of the respective Affiliates of any such limited partners or investors or (ii) any director, officer or employee of the Company or its Subsidiaries that is not otherwise affiliated with a Company Stockholder.

“Subsidiary” means, with respect to a Person, any corporation or other organization (including a limited liability company or a partnership), whether incorporated or unincorporated, of which such Person directly or indirectly owns or controls a majority of the Equity Securities having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization or any organization of which such Person or any of its Subsidiaries is, directly or indirectly, a general partner or managing member.

“Tax” means (a) any federal, state, provincial, territorial, local, foreign and other net income tax, alternative or add-on minimum tax, franchise tax, gross income, adjusted gross income or gross receipts tax, employment related tax (including employee withholding or employer payroll tax) ad valorem, transfer, franchise, license, excise, severance, stamp, occupation, premium, personal property, real property, escheat or unclaimed property, capital stock, profits, disability, registration, value added, estimated, customs duties, and sales or use tax, or other tax or like assessment or charge, in each case imposed by any Governmental Authority, together with any interest, penalty, addition to tax or additional amount imposed with respect thereto (or in lieu thereof) by a Governmental Authority; (b) any liability for the payment of any amounts of the type described in clause (a) as a result of being a member of an affiliated, combined, consolidated, unitary or similar group for any period; and (c) any liability for the payment of any amounts of the type described in clause (a) or (b) as a result of the operation of Law or any express or implied obligation to indemnify any other Person.

“Tax Return” means any return, report, statement, refund, claim, declaration, information return, statement, estimate or other document filed or required to be filed with a Governmental Authority in respect of Taxes, including any schedule or attachment thereto and including any amendments thereof.

“Trade Control Laws” means (a) all U.S. and non-U.S. Laws relating to customs or import Laws, export control and trade Laws, including the Export Administration Regulations (“EAR”), the International Traffic in Arms Regulations (“ITAR”), the customs and import Laws administered by U.S. Customs and Border Protection, the EU Dual Use Regulation, UK Export Control Act 2002, and UK Export Control Order 2008, SI 2008/3231; (b) Laws relating to information technology and communication supply chain (including U.S. Executive Order 13873); and (c) U.S. Antiboycott Laws.

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“Transaction Agreements” means this Agreement, the Lockup Agreement, the Insider Support Agreement, and the Confidentiality Agreement and all the agreements, documents, instruments and certificates entered into in connection herewith or therewith and any and all exhibits and schedules thereto.

“Transactions” means the transactions contemplated by this Agreement, including the Mergers.

“Treasury Regulations” means the regulations promulgated under the Code.

“Trust Agreement” means the Investment Management Trust Agreement, dated November 30, 2021, by and between Piermont and Continental Stock Transfer & Trust Company, a New York corporation, acting as trustee (the “Trustee”).

“Willful Breach” means, with respect to a Party, a material breach of a representation, warranty, covenant or agreement set forth in this Agreement, as applicable, that is the consequence of a willful and intentional act or omission by such Party with the actual knowledge such Party that such act or omission would result in such a material breach.

Section 1.2 Construction.

(a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, (iv) the terms “Article”, “Section”, “Schedule”, “Exhibit” and “Annex” refer to the specified Article, Section, Schedule, Exhibit or Annex of or to this Agreement unless otherwise specified, (v) the word “including” shall mean “including without limitation,” (vi) the word “or” shall be disjunctive but not exclusive and have the meaning represented by the term “and/or”, and (vii) the phrase “to the extent” means the degree to which a subject matter or other thing extends, and such phrase shall not mean simply “if.”

(b) Unless the context of this Agreement otherwise requires, references to Contracts shall be deemed to include all subsequent amendments and other modifications thereto (subject to any restrictions on amendments or modifications set forth in this Agreement).

(c) Unless the context of this Agreement otherwise requires, references to statutes shall include all regulations promulgated thereunder and references to Laws shall be construed as including all Laws consolidating, amending or replacing the Law.

(d) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent and no rule of strict construction shall be applied against any Party.

(e) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.

(f) The phrases “provided to Piermont” or “provided to the Company”, “delivered to Piermont” or “delivered to the Company”, “furnished to Piermont” or “furnished to the Company”, or “made available to Piermont” or “made available to the Company”, as applicable, and phrases of similar import when used herein, unless the context otherwise requires, means that a copy of the information or material referred to has been delivered to such Party or its legal counsel via electronic mail or hard copy form, or, as applicable, made available to Piermont no later than 5:00 p.m. on the day prior to the date of this Agreement in the virtual “data room” that has been set up by the Company in connection with the Transactions..

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(g) References to “$” or “dollar” or “US$” shall be references to Untied States dollars.

(h) all references to “or” shall be construed in the inclusive sense of “and/or.”

Section 1.3 Equitable Adjustments. Without limiting anything contained in this Agreement (including Section 5.1), if, between the date of this Agreement and the Closing (as defined below), the outstanding shares of Company Common Stock or Piermont Ordinary Shares or [Piermont Preferred Shares] shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, reorganization, recapitalization, split or combination or exchange of shares, then any number or amount contained herein (including references to shares of Pubco Common Stock) which is based upon the number of shares of Company Common Stock or Piermont Ordinary Shares or [Piermont Preferred Shares], as applicable, will be appropriately adjusted to provide to the holders of Company Common Stock or the holders of Piermont Ordinary Shares or [Piermont Preferred Shares], as applicable, the same economic effect as contemplated by this Agreement prior to such event; provided that, for the avoidance of doubt, this Section 1.3 shall not be construed to permit Piermont, Pubco, the Company, or the Merger Subs to take any action with respect to their respective securities that is prohibited by the terms and conditions of this Agreement.

Section 1.4 Knowledge. As used herein, (i) the phrase “to the Knowledge of” or “the Knowledge of” the Company shall mean the knowledge of the individuals identified on Schedule1.4(a) and (ii) the phrase “to the Knowledge” or “the Knowledge of” of Piermont shall mean the knowledge of the individuals identified on Schedule 1.4(b), in each case, as such individuals would have actually acquired in the exercise of a reasonable inquiry of his, her or their direct reports.

ARTICLE II

THE MERGERS; CLOSING; ACQUISITION MERGER CONSIDERATION

Section 2.1 The Mergers.

(a) At the Reorganization Effective Time (as defined below), on the terms and subject to the conditions set forth herein and in accordance with the applicable provisions of the NYBCL, the Company shall be merged with and into Merger Sub 1, following which the separate corporate existence of Merger Sub 1 shall cease and the Company shall continue as the Surviving Reorganization Corporation after the Reorganization Merger and as a direct, wholly-owned subsidiary of Pubco (provided that references to the Company for periods after the Reorganization Effective Time shall include the Surviving Reorganization Corporation).

(b) At the Acquisition Effective Time (as defined below), on the terms and subject to the conditions set forth herein and in accordance with the applicable provisions of the Companies Act, Merger Sub 2 shall be merged with and into Piermont, following which the separate corporate existence of Merger Sub 2 shall cease and Piermont shall continue as the Surviving Acquisition Company and as a direct, wholly-owned subsidiary of Pubco (provided that references to Piermont for periods after the Acquisition Effective Time shall include the Surviving Acquisition Company).

Section 2.2 Effective Times.

(a) On the terms and subject to the conditions set forth herein, at the Closing, the Company and Merger Sub 1 shall cause the Reorganization Merger to be consummated by filing a certificate of merger in the form to be agreed to by the Parties with the Secretary of State of the State of New York in accordance with the applicable provisions of the NYBCL (the “Reorganization Certificate of Merger”), and the time of such filings, or such later time as may be agreed in writing by the Company and Piermont and specified in the Reorganization Certificate of Merger, will be the effective time of and constitute the consummation of the Reorganization Merger (the “Reorganization Effective Time”).

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(b) On the terms and subject to the conditions set forth herein, at the Closing, immediately following the consummation of the Reorganization Merger, the Company and Merger Sub 2 shall cause the Acquisition Merger to be consummated by filing a plan of merger in the form to be agreed to by the Parties with the Cayman Registrar of Companies of the Cayman Islands in accordance with the applicable provision of the Companies Act (the “Acquisition Certificate of Merger” and, together with the Reorganization Certificate of Merger, the “Certificates of Merger”) and the time of such filing, or such later time as may be agreed in writing by the Company and Piermont and specified in the Acquisition Certificate of Merger, will be the effective time of and constitute the consummation of the Acquisition Merger (the “Acquisition Effective Time” and together with the Reorganization Effective Time, the “Effective Time”).

Section 2.3 Effects of the Mergers.

(a) The effect of the Reorganization Merger shall be as provided in this Agreement and the Reorganization Certificate of Merger, and the applicable provisions of the NYBCL. Without limiting the generality of the foregoing, and subject thereto, at the Reorganization Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of Merger Sub 1 and the Company shall become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Surviving Reorganization Corporation.

(b) The effect of the Acquisition Merger shall be as provided in this Agreement, the Acquisition Certificate of Merger and the applicable provisions of the Companies Act. Without limiting the generality of the foregoing, and subject thereto, at the Acquisition Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of Merger Sub 2 and Piermont shall become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Surviving Acquisition Company.

Section 2.4 Governing Documents.

(a) As of the Reorganization Effective Time, the certificate of incorporation and bylaws of the Company shall be amended and restated to be in the forms of Merger Sub 1’s certificate of incorporation and bylaws, and shall become the certificate of incorporation and bylaws of the Surviving Reorganization Corporation.

(b) As of the Acquisition Effective Time, the memorandum and articles of formation of Piermont shall be amended and restated to be in the forms of Merger Sub 2’s memorandum and articles of formation, and shall become the memorandum and articles of formation of the Surviving Acquisition Company.

Section 2.5 Directors and Officers.

(a) Immediately after the Reorganization Effective Time, (a) the individuals who constituted the board of directors of Merger Sub 1 as of immediately prior to the Reorganization Effective Time shall constitute the board of directors of the Surviving Reorganization Corporation and (b) the officers of the Company as of immediately prior to the Reorganization Effective Time shall be the officers of the Surviving Reorganization Corporation.

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(b) Immediately after the Acquisition Effective Time, (a) the individuals who constituted the board of directors of Merger Sub 2 as of immediately prior to the Acquisition Effective Time shall constitute the board of directors of the Surviving Acquisition Company and (b) the officers of Merger Sub 2 as of immediately prior to the Acquisition Effective Time shall be the officers of the Surviving Acquisition Company.

Section 2.6 Further Assurances.

(a) If, at any time after the Reorganization Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Reorganization Corporation following the Reorganization Merger with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub 1, the applicable directors and officers of Pubco, the Company, and Merger Sub 1 (or their designees) are fully authorized in the name of their respective corporations or otherwise to take, and shall take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

(b) If, at any time after the Acquisition Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Acquisition Company following the Acquisition Merger with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Piermont and Merger Sub 2, the applicable directors and officers of Pubco, the Company, and Merger Sub 2 (or their designees) are fully authorized in the name of their respective corporations or otherwise to take, and shall take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

Section 2.7 Effects on Securities.

(a) Closing Conversion of Company Common Stock. On the terms and subject to the conditions set forth herein, at the Reorganization Effective Time, by virtue of the Mergers and without any further action on the part of any Party or any other Person, the following shall occur:

(i) Each share of Company Class A Common Stock issued and outstanding immediately before the Acquisition Effective Time will be canceled and converted into 133,333 shares of Pubco Class A Common Stock;

(ii) Each share of Company Class B Common Stock issued and outstanding immediately before the Acquisition Effective Time will be canceled and converted into 133,333 shares of Pubco Class B Common Stock;

(iii) Each Company Stock Right existing immediately prior to the Acquisition Effective Time to acquire Company Common Stock shall cease to represent a right to acquire the number of shares of Company Common Stock prescribed by such Company Stock Right and shall be deemed the right to acquire an equal number of shares of Pubco Class A Common Stock.

(b) Conversion of Piermont Ordinary Shares. On the terms and subject to the conditions set forth herein, at the Acquisition Effective Time, by virtue of the Mergers and without any further action on the part of any Party or any other Person, the following shall occur:

(i) Each Piermont Ordinary Share issued and outstanding immediately before the Effective Time (other than shares cancelled pursuant to Section 2.7(b)(iii), below, and Dissenting Shares) will be canceled and converted into and become the right to receive, subject to any adjustments as prescribed by this Agreement, a share of Pubco Class A Common Stock (collectively, the “Merger Consideration”).

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(ii) No fraction of a share of Pubco Class A Common Stock will be issued as Merger Consideration and each Piermont Shareholder who would otherwise be entitled to a fraction of a share of Pubco Class A Common Stock in accordance with this Section 2.7(after aggregating all fractional shares that otherwise would be received by such holder in accordance with this Section 2.7) shall receive from the Company, in lieu of such fractional share, one (1) share of Pubco Class A Common Stock.

(iii) Any Piermont Ordinary Shares held by Piermont, the Company, or any direct or indirect Subsidiary of any of the foregoing immediately prior to the Effective Time shall be canceled and extinguished without any conversion or payment in respect thereof.

(c) Piermont Warrants. Pursuant to the terms of the Piermont Warrant Agreement, at the Effective Time, by virtue of the Mergers and without any action on the part of any holder of a Piermont Warrant, each Piermont Warrant that is issued and outstanding immediately prior to the Effective Time shall cease to represent a right to acquire the number of shares of Piermont Ordinary Shares as set forth in the Piermont Warrant Agreement and shall be irrevocably converted in accordance with the terms of the Piermont Warrant Agreement into a warrant to purchase one share of Pubco Class A Common Stock.

(d) Merger Subs Shares.

(i) Each ordinary share of Merger Sub 1 issued and outstanding immediately prior to the Reorganization Effective Time shall be converted into and exchanged for 100 validly issued, fully paid and nonassessable shares of common stock, par value $0.0001 per share, of the Surviving Reorganization Corporation.

(ii) Each share of common stock of Merger Sub 2 issued and outstanding immediately prior to the Acquisition Effective Time shall be converted into and exchanged for 100 validly issued, fully paid and nonassessable shares of common stock, par value $0.0001 per share, of the Surviving Acquisition Company.

Section 2.8 Exchange Procedures.

(a) Exchange. The Piermont Shareholders shall deliver the certificates evidencing their right to shares of Piermont Ordinary Shares (the “Piermont Certificates”) to Continental Stock Transfer & Trust Company (“Exchange Agent”) for cancellation, or in the case of a lost, stolen or destroyed Piermont Certificate, will deliver to the Exchange Agent an affidavit of loss (and indemnity if required) and shall, at or after the Closing, receive in exchange therefor their per share Merger Consideration (in book-entry form, unless certificates representing the aggregate per share Merger Consideration is otherwise requested by the Piermont Shareholders), issuable in respect of the Piermont Ordinary Shares previously represented thereby, and the Piermont Certificates shall forthwith be cancelled. Until so surrendered, from and after the Effective Time, outstanding Piermont Certificates will be deemed to evidence only the right to receive the aggregate per share Merger Consideration issuable in respect of the Piermont Ordinary Shares previously represented thereby, as prescribed by this Agreement, and the Piermont Shareholders will, subject to applicable law in the case of shares held by Dissenting Holders, cease to have any rights with respect thereto. No interest shall be paid or accrued on the per share Merger Consideration, or on any dividends or other distributions upon the surrender or transfer of any Piermont Certificate.

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(b) Full Satisfaction. All shares of Pubco Class A Common Strock delivered upon the exchange of Piermont Ordinary Shares in accordance with the terms of this ARTICLE II shall be deemed to have been exchanged and paid in full satisfaction of all rights pertaining to the securities represented by such Piermont Ordinary Shares and there shall be no further registration of transfers on the register of holders of Piermont Ordinary Shares that were issued and outstanding immediately prior to the Effective Time.

Section 2.9 Required Withholding. Pubco shall be entitled to deduct and withhold (or cause to be deducted and withheld) from any consideration deliverable pursuant to this Agreement such amounts as are required to be deducted or withheld therefrom under the Code or under any state, local or foreign Legal Requirement. Pubco shall use commercially reasonable efforts to provide notice of any withholding that it intends to make (or cause to be made) in connection with consideration deliverable pursuant to this Agreement (other than any withholding required (i) in connection with amounts properly treated as compensation for applicable Tax purposes or (ii) as a result of failure to deliver the Tax certificates and any accompanying notice or forms described in in this Agreement at least fifteen (15) days prior to the date of the relevant payment, and the Parties shall (and shall cause their Affiliates to) use commercially reasonable efforts to cooperate to minimize or eliminate any such potential withholding. To the extent such amounts are so deducted or withheld consistent with the terms of this Section 2.9, such amounts shall be treated for all purposes under this Agreement as having been delivered to the Person to whom such amounts would otherwise have been deliverable.

Section 2.10 Lost, Stolen or Destroyed Certificates for Piermont Stock. In the event that any Piermont Certificates shall have been lost, stolen or destroyed, the Exchange Agent, Pubco shall issue in exchange for such lost, stolen or destroyed Piermont Certificates, upon the making of an affidavit of that fact by the holder thereof, the aggregate Per Share Merger Consideration into which the Piermont Ordinary Shares previously represented by such Piermont Certificates were converted, and any dividends or distributions payable pursuant to Section 2.8(c); provided, however, that, as a condition precedent to the delivery of such Per Share Merger Consideration, the owner of such lost, stolen or destroyed Piermont Certificates shall indemnify the Exchange Agent, Pubco, the Company, and the Surviving Acquisition Company against any claim that may be made against the Exchange Agent, Pubco or the Company with respect to the Piermont Certificates alleged to have been lost, stolen or destroyed and deliver any Letter of Transmittal reasonably required by the Exchange Agent.

Section 2.11 Closing. Subject to the terms and conditions set forth in this Agreement, the consummation of the Mergers (the “Closing”) shall take place at the offices of Graubard Miller, 405 Lexington Avenue, 44th Floor, New York, New York 10174, or electronically by the mutual exchange of electronic signatures (including portable document format (“pdf”)) on the date that is two (2) Business Days following the date on which all conditions set forth in ARTICLE VIII have been satisfied or waived (other than those conditions that by their terms or nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing), or at such other place, time or date as Piermont and the Company may mutually agree in writing. The date on which the Closing occurs is referred to herein as the “Closing Date.”

Section 2.12 Post-Closing Earn Out Consideration.

(a) Following the Closing, the Company Stockholders listed on Schedule 2.12 (collectively, the “Pre-Closing Company Stockholders”) shall be entitled to the issuance by the Company of Earn Out Shares (the “Earn Out Consideration”) as prescribed by this Section 2.12.

(b) For purposes of this Section and the rights and obligations prescribed hereby, the following terms shall have the meanings set forth below:

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(i) “Earn Out Period” means each of the fiscal years completed following the Closing Date (for example, if Closing occurs on June 10, 2026, the first fiscal year to which the Earn Out provisions of this Section 2.12 shall apply shall be the year ending December 31, 2026).

(ii) “Annual Earn Out Period” means each of the four (4) consecutive fiscal years ending within the Earn Out Period, with the first Annual Earn Out Period beginning on December 31, 2026 (assuming a Closing Date in 2026).

(iii) “Earn Out Shares” means up to an aggregate amount of Pubco Class A Common Stock having a value of up to One Hundred Million Dollars ($100,000,000), consisting of up to Twenty-Five Million Dollars ($25,000,000) of Pubco Class A Common Stock for each Annual Earn Out Period, issuable in accordance with this Section 2.12.

(iv) “Measurement Date” means, with respect to any Annual Earn Out Period, the date on which Pubco’s audited consolidated financial statements for such Annual Earn Out Period are first approved or filing with the SEC by the Board of Directors of Pubco.

(v) “Share Price” means the volume-weighted average price (VWAP) of Pubco Class A Common Stock for the ten (10) consecutive Trading Days ending on (and including) the applicable Measurement Date.

(vi) “Revenue/Policyholder Growth Test” means, with respect to an Annual Earn Out Period, year-over-year growth of greater than thirty percent (30%) in either (i) consolidated revenue of the combined company, calculated in accordance with GAAP consistently applied, or (ii) the revenue generated during the comparable years by active policyholders of Pubco (or applicable successor business units).

(vii) “Gross Margin Improvement Test” means, with respect to an Annual Earn Out Period, year-over-year improvement of greater than three percent (3%) in consolidated gross margin percentage of the combined company.

(viii) “Systems Integration Test” means, with respect to an Annual Earn Out Period, the achievement by Pubco and its Subsidiaries of at least sixty percent (60%) integration of the Company’s systems across Pubco’s designated core services, accompanied by measurable operational efficiency gains, including faster processing times, reduced cost-to-serve, or materially improved service-level metrics, each reasonably demonstrated in writing by Pubco and certified by Pubco’s CFO.

(ix) “Earn Out Achievement” means satisfaction during an Annual Earn Out Period of any one of (1) the Revenue/Policyholder Growth Test, (2) the Gross Margin Improvement Test, or (3) the Systems Integration Test.

(c) Earn Out Shares shall be issuable as follows:

(i) For each Annual Earn Out Period, upon the occurrence of an Earn Out Achievement, Pubco shall issue to the Pre-Closing Company Stockholders that number of shares of Pubco Class A Common Stock having an aggregate value equal to Twenty-Five Million Dollars ($25,000,000), valued at the applicable Share Price.

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(ii) The number of Earn Out Shares issuable for any Annual Earn Out Period shall be determined by dividing (i) Twenty-Five Million Dollars ($25,000,000) by (ii) the Share Price. Any resulting fractional shares shall be rounded down to the nearest whole share.

(iii) Pubco shall issue the Earn Out Shares no later than ten (10) Business Days following the applicable Measurement Date.

(iv) No more than Twenty-Five Million Dollars ($25,000,000) of Earn Out Shares may be issued with respect to any Annual Earn Out Period, even if more than one Earn Out Achievement is satisfied during such period.

(v) Earn Out Achievements are determined independently for each Annual Earn Out Period, and Earn Out Shares not earned in a given Annual Earn Out Period shall not be carried forward.

(d) Calculation of the Earn Out Shares shall be subject to the following requirements:

(i) Pubco shall deliver to the Company Stockholders Representative a written statement (the “Earn Out Statement”) setting forth Pubco’s calculation of (i) whether any Earn Out Achievement has been satisfied and (ii) the supporting data and workpapers used in such determination concurrently with any issuance of Earn Out Shares in accordance with Section 2.12(c)(iii), above, or if no Earn Out Shares are issuable for a given fiscal year, within ten (10) Business Days following the applicable Measurement Date.

(ii) All financial metrics used for determining Earn Out Achievement shall be prepared (i) in accordance with GAAP consistently applied, (ii) using the accounting methodologies, policies and classifications of the Company as in effect immediately prior to the Closing, and (iii) without giving effect to any changes in accounting policies implemented after the Closing that would reasonably be expected to materially affect the calculation of any Earn Out Achievement.

(iii) For the Systems Integration Test, Pubco shall provide: (1) integration milestone reports, (2) project management dashboards or equivalent documentation evidencing the percentage of system integration across core services, and (3) a written certification from Pubco’s Chief Financial Officer describing the measurable efficiency gains achieved.

(e) The Company Stockholders Representative shall have the right, at its sole expense (except as provided below), to review the Earn Out Statement and all relevant books, records, systems documentation, and data used to prepare such Earn Out Statement. If the Company Stockholders Representative disputes the Earn Out Statement, it shall so notify Pubco within thirty (30) days following receipt thereof (the “Objection Period”). If Pubco and the Company Stockholders Representative are unable to resolve such dispute within fifteen (15) days after [Piermont]’s receipt of any objections, either Party may submit the dispute to an independent nationally recognized accounting firm mutually agreed upon by the Parties (the “Independent Accountant”). The determination of the Independent Accountant shall be final, binding, and conclusive on the Parties, absent manifest error. The fees and expenses of the Independent Accountant shall be borne by Pubco.

(f) Earn Out Shares shall be allocated among the Pre-Closing Company Stockholders pro rata or as otherwise indicated on Schedule 2.12.

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(g) Pubco shall not, and shall cause Surviving Acquisition Company and Surviving Reorganization Corporation and their respective Affiliates not to, take any action or omit to take any action with the primary purpose of (i) delaying, avoiding, or preventing the achievement of any Earn Out Achievement or (ii) manipulating any metric used to calculate an Earn Out Achievement. Notwithstanding anything to the contrary, the Company shall retain full and ultimate discretion with respect to the operation of the business after the Closing.

(h) Pubco and the Pre-Closing Company Stockholders shall treat any issuance of Earn Out Shares as additional merger consideration for U.S. federal income tax purposes unless otherwise required by applicable Law.

Section 2.13 Dissenters’ Rights. No Dissenting Holder shall be entitled to receive shares of Pubco Class A Common Stock or any other distributions pursuant to the provisions of this Article II unless and until the holder thereof shall have failed to perfect or shall have effectively withdrawn or lost such holder’s right to dissent from the Transactions, and any Dissenting Holder shall be entitled only to such rights as are granted by Section 238 of the Companies Act with respect to Equity Securities owned by such Dissenting Holder. If any Person who otherwise would be deemed a Dissenting Holder shall have failed to properly perfect or shall have effectively withdrawn or lost the right to dissent under Section 238 of the Companies Act or if a court of competent jurisdiction shall finally determine that the Dissenting Holder is not entitled to relief provided by Section 238 of the Companies Act with respect to any Equity Securities, such Equity Securities shall thereupon be converted into the right to receive the applicable Merger Consideration less any required Tax withholding, upon surrender of the certificates representing such Equity Securities, as applicable, in accordance with this Agreement. Each of Piermont and Pubco shall give the other (i) prompt written notice of any written demands for appraisal, attempted withdrawals of such demands, and any other instruments served pursuant to applicable Law received by it relating to shareholders’ rights of appraisal, and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal. Neither Piermont nor the Pubco, except with the prior written consent of the other, voluntarily make any payment with respect to any demands for appraisal, offer to settle or settle any such demands or approve any withdrawal of any such demands.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY, PUBCO AND MERGER SUBS

Except as set forth in the Schedules to this Agreement, the Company, Pubco and Merger Subs jointly represent and warrant to Piermont as of the date of this Agreement and as of the Closing Date as follows:

Section 3.1 Corporate Organization. Each of Pubco, the Company and each of the Merger Subs is duly incorporated and is validly existing under the Laws of its respective state or jurisdiction of formation. Each of Pubco, the Company and each of the Merger Subs has the corporate power and authority to own, lease or operate its assets and properties and to conduct its business as it is now being conducted. The Company has made available to Piermont or its counsel true and correct copies of each of the Company Parties’ organizational documents as in effect as of the date hereof. Each of the Company Parties is, and at all times has been, in compliance in all material respects with all restrictions, covenants, terms and provisions set forth in its respective organizational documents. Each of the Company Parties is duly licensed, registered or qualified and in good standing (or the equivalent thereof) as a foreign corporation in all jurisdictions in which its ownership of property or the character of its activities is such as to require it to be so licensed, registered or qualified.

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Section 3.2 Subsidiaries. Except as set forth in Schedule 3.2, none of Pubco, the Company, or either Merger Sub has any direct or indirect Subsidiaries or participations in joint ventures or other entities, and does not own, directly or indirectly, any capital stock or other interests or investments (whether equity or debt) in any Person, whether incorporated or unincorporated. The Company owns 100% (one hundred percent) of the outstanding capital stock of Pubco and Pubco owns 100% (one hundred percent) of the outstanding capital of each of the Merger Subs. Neither Pubco nor the Merger Subs has ever engaged in any business activities, has any assets, liabilities or obligations of any nature other than those incident to its respective formation and pursuant to this Agreement and any other Transaction Agreement to which it is a party and neither Pubco nor Merger Sub has ever generated any revenues or expenses other than expenses related to the Transactions.

Section 3.3 Due Authorization.

(a) Each of the Company Parties has all requisite corporate or limited lability company power and authority to execute and deliver this Agreement and each other Transaction Agreement to which it is or will be a party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and such other Transaction Agreements and the consummation of the transactions contemplated hereby and thereby have been duly, validly and unanimously authorized and approved by the board of directors of each Company Party and no other corporate or equivalent proceeding on the part of any Company Party is necessary to authorize this Agreement or such other Transaction Agreements or any Company Party’s performance hereunder or thereunder. The Company Stockholder Matters have been approved by the holders of the necessary number of outstanding shares of Company Common Stock comprising the Required Company Stockholder Approval prior to the date hereof in accordance with the NYCBL. This Agreement has been, and each such other Transaction Agreement to which such Company Party will be party will be, duly and validly executed and delivered by such Company Party and, assuming due authorization and execution by each other Party hereto and thereto (other than the other Company Party), this Agreement constitutes, and each such other Transaction Agreement to which such Company Party will be party, will constitute a legal, valid and binding obligation of such Company Party, enforceable against each Company Party in accordance with its terms, subject to the Enforceability Exceptions. The minute books of each Company Party contain true, complete and accurate records of all meetings and consents in lieu of meetings of its board of directors (and any committees thereof), similar governing bodies and holders of Equity Securities. Copies of such records of each of the Company Parties have been heretofore made available to Piermont or its counsel.

(b) At a meeting duly called and held, the board of directors of each of the Company Parties has unanimously: (i) determined that this Agreement and the Transactions are fair to and in the best interests of the Company Stockholders and (ii) resolved to recommend to Company Stockholders approval of each of the Company Stockholder Matters.

Section 3.4 No Conflict. Subject to the receipt of the consents, approvals, authorizations and other requirements set forth in Section 4.6, the execution, delivery and performance of this Agreement and any other Transaction Agreement to which any Company Party is or will be a party by such Company Party, and the consummation of the transactions contemplated hereby and thereby do not and will not (a) conflict with or violate any provision of, or result in the breach of the Company Organizational Documents or organizational documents of either of the Merger Subs, (b) conflict with or result in any violation of any provision of any Law or Governmental Order binding on or applicable to any Company Party, (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, or result in the acceleration or trigger of any payment, posting of collateral (or right to require the posting of collateral), time of payment, vesting or increase in the amount of any compensation or benefit payable pursuant to, any of the terms, conditions or provisions of any Contract to which a Company Party is a party, or (d) result in the creation of any Lien upon any of the properties or assets of the Company Parties (including the Trust Account), except in the case of each of clauses (b) through (d) as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

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Section 3.5 Compliance. Each of the Company Parties has complied and is in compliance with all Law applicable to the conduct of its business, or the ownership or operation of its business. No written notice of non-compliance with any material Law has been received by Pubco, the Company or either of the Merger Subs, and the Company has no Knowledge of any such notice related to the Company Parties delivered to any other Person.

Section 3.6 Governmental Authorities; Consents. Assuming the truth and completeness of the representations and warranties of Piermont contained in this Agreement, no action by, consent, approval, permit or authorization of, or designation, declaration or filing with, any Governmental Authority or notice, approval, consent waiver or authorization from any Governmental Authority is required on the part of the Company Parties with respect to the execution, delivery and performance of this Agreement and the Transaction Agreements by the Company Parties to which any of the Company Parties is a party and the consummation of the transactions contemplated hereby and thereby, except for (i) obtaining the consents of, or submitting notifications, filings, notices or other submissions to, the Governmental Authorities listed on Schedule 3.6, (ii) the filing with the SEC of (A) the Registration Statement (and the effectiveness thereof) and (B) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the Transaction Agreements or the transactions contemplated hereby or thereby, (iii) the filing of the Certificates of Merger in accordance with the Companies Act and (iv) any actions, consents, approvals, permits or authorizations, the absence of which would not, individually or in the aggregate, reasonably be expected to be material to the Company Parties, taken as a whole.

Section 3.7 Capitalization.

(a) The authorized capital stock of the Company is set forth on Schedule 3.7(a). All of the issued and outstanding Equity Securities of the Company are set forth on Schedule 3.7(a), all of which are held by the Company Stockholders. The Equity Securities of the Company are free and clear of all Liens (other than Permitted Liens) and have not been issued in violation of any Contract, preemptive or similar rights or applicable Law. The issued and outstanding Equity Securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth on Schedule 3.7(a), there are no Equity Securities of the Company issued and outstanding.

(b) There are no outstanding or authorized contingent value rights, equity appreciation, phantom stock, profit participation or similar rights with respect to the Equity Securities of, or other equity or voting interest in, the Company. No Person is entitled to any preemptive or similar rights to subscribe for Equity Securities of the Company. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any Equity Securities of the Company. There are no outstanding bonds, debentures, notes or other Indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which the Company’s shareholders may vote.

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(c) Except as set forth on Schedule 3.7(c), (i) there are no declared but unpaid dividends or distributions in respect of any Equity Securities of the Company and (ii) since January 1, 2025 through the date of this Agreement, the Company has not made, declared, set aside, established a record date for or paid any dividends or distributions.

(d) The Company is not the subject of any bankruptcy, dissolution, liquidation or similar legal proceedings.

Section 3.8 Capitalization of Subsidiaries.

(a) The issued and outstanding Equity Securities of each of Pubco and the Company’s Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable. All of the issued and outstanding Equity Securities of Pubco and each Subsidiary of the Company are owned as set forth on Schedule 3.2, free and clear of any Liens (other than the restrictions under applicable Securities Laws, the terms of the Governing Documents of such Subsidiary, and Permitted Liens), and have not been issued in violation of preemptive or similar rights.

(b) There are no outstanding or authorized equity appreciation, phantom stock, profit participation or similar rights with respect to the Equity Securities of, or other equity or voting interest in, Pubco or any Subsidiary of the Company. No Person is entitled to any preemptive or similar rights to subscribe for Equity Securities of Pubco or any Subsidiary of the Company. Except for Equity Securities in any direct or indirect wholly-owned Subsidiary of the Company, none of Pubco, the Company or any of their respective Subsidiaries owns any Equity Securities in any Person (other than publicly traded securities held for cash management purposes). There are no outstanding contractual obligations of Pubco or any Subsidiary of the Company to repurchase, redeem or otherwise acquire any Equity Securities of Pubco or any Subsidiary of Company. There are no outstanding bonds, debentures, notes or other Indebtedness of Pubco or any Subsidiary of the company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which Pubco’s or such Subsidiaries’ shareholders may vote.

(c) Except as set forth on Schedule 3.8(c), none of Pubco, the Company, or any of their respective Subsidiaries owns any Equity Securities in any Person.

Section 3.9 Financial Statements.

(a) Attached as Schedule 3.9(a) hereto are copies of the audited consolidated balance sheets of the Company and its Subsidiaries as of June 30, 2025 and 2024, and the unaudited balance sheets of the Company and its Subsidiaries as of March 31, 2026 and 2025, and the related audited and unaudited consolidated statements of operations, comprehensive income, shareholders’ equity and cash flows for the years then ended, together with the auditor’s reports thereon (the “Company Financial Statements”).

(b) The Company Financial Statements present fairly, in all material respects, the consolidated financial position, cash flows, income, changes in equity and results of operations of the Company and its Subsidiaries as of the dates and for the periods indicated in such Company Financial Statements in conformity with GAAP during the periods involved (except as otherwise indicated in such statements) and were derived from, the books and records of the Company and its Subsidiaries.

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(c) The Company and its Subsidiaries have established and maintain systems of internal accounting controls that are designed to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with GAAP and to maintain accountability for the Company’s and its Subsidiaries’ assets. The Company has engaged an auditing firm that has at all required times since the date of enactment of the Sarbanes-Oxley Act been (x) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act), (y) “independent” with respect to the Company and each of its Subsidiaries within the meaning of Regulation S-X under the Exchange Act, and (z) in compliance with subsections (g) through (l) of Section 11A of the Exchange Act and the rules and regulations promulgated by the SEC and the Public Company Accounting Oversight Board thereunder.

(d) Pubco is a newly formed Nevada entity established for purposes of the Transactions and has had no commercial operations.

Section 3.10 Financial Projections. The financial projections with respect to the Company that were delivered by or on behalf of the Company to Piermont, including any statement with respect to projected revenues, costs, expenses, and profits, a copy of which are attached as Schedule 3.10, were prepared by the Company in good faith based on assumptions for projections of such kind that the Company believes in good faith to reasonable and appropriate.

Section 3.11 Absence of Certain Changes. Except as set forth on Schedule 3.11 since January 1, 2025 through the date of this Agreement, (a) except as expressly contemplated by this Agreement, the other Transaction Agreements or in connection with the transactions contemplated hereby or thereby, the Company and its Subsidiaries have conducted their businesses in all material respects in the ordinary course of business consistent with past practices, (b) there has not been any event, occurrence or development that has had, or could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and (c) neither the Company nor any of its Subsidiaries has taken any action that, if taken after the date of this Agreement without Piermont’s consent, would constitute a violation of Section 6.1.

Section 3.12 Undisclosed Liabilities. As of the date of this Agreement, none of Pubco, the Company, or any of their respective Subsidiaries has any liabilities or obligations (whether accrued, absolute, contingent or otherwise) of a nature required to be reflected or reserved for on a balance sheet prepared in accordance with GAAP, except for liabilities or obligations (a) reflected or reserved for in the Financial Statements or disclosed in any notes thereto, (b) that have arisen since January 1, 2025 in the ordinary course of business of Pubco, the Company, and their respective Subsidiaries, (c) incurred or arising under or in connection with the Transactions, including expenses related thereto, (d) disclosed in the Schedules, (e) under any Contract to which Pubco, the Company or any of their resepctive Subsidiaries is a party or by which Pubco, the Company or any of their respective Subsidiaries may be bound, or (f) that do not exceed $500,000 in the aggregate.

Section 3.13 Litigation and Proceedings. Except as set forth on Schedule 3.13, as of the date hereof, there are no, and since January 1, 2025, there have been no, pending or, to the Knowledge of the Company, threatened (in writing) Actions by or against Pubco, the Company or any of their respective Subsidiaries that, if adversely decided or resolved, would have, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There is no Governmental Order imposed upon Pubco, the Company or any of their respective Subsidiaries, except as would not have, or would not reasonably be expected to have, a Company Material Adverse Effect. None of Pubco, the Company or any of their respective Subsidiaries is party to a settlement or similar agreement regarding any of the matters set forth in the two preceding sentences that contains any ongoing obligations, restrictions or liabilities or obligations, that would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Pubco, the Company or any of their respective Subsidiaries to enter into and perform its obligations under this Agreement.

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Section 3.14 Compliance with Laws. Pubco, the Company, and their respective Subsidiaries are, and since January 1, 2025, have been, in compliance with all applicable Laws, except where the failure to be, or to have been, in compliance with such Laws, individually or in the aggregate, would not have a Company Material Adverse Effect. None of Pubco, the Company or their respective Subsidiaries has received any written notice from any Governmental Authority of a violation of any applicable Law at any time since January 1, 2025, except for any such violation which has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Pubco, the Company and their respective Subsidiaries hold, and since January 1, 2025, have held, all Permits necessary for the lawful conduct of the business of the Company, except for such Permits where the failure to so hold has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (the “Company Permits”). Pubco, the Company and their respective Subsidiaries are, and since January 1, 2025, have been, in compliance with and not in default under such Company Permits, in each case except for such noncompliance that would not, individually or in the aggregate, have a Company Material Adverse Effect.

Section 3.15 Contracts; No Defaults.

(a) Schedule 3.15(a) contains a true, correct and complete list of all Contracts described in clauses (i) through (xiii) of this Section 3.15(a) to which, as of the date of this Agreement, Pubco, the Company, or any of their respective Subsidiaries is a party other than Company Benefit Plans and Real Property Leases (all such Contracts as described in clauses (i) through (xiii), collectively, the “Specified Contracts”).

(i) Each Contract with a Top Customer or Top Supplier;

(ii) Each Contract, other than a customer Contract, that involves aggregate payments or consideration furnished (x) by the Company or by any of its Subsidiaries of more than $250,000 or (y) to the Company or to any of its Subsidiaries of more than $250,000, in each case, in the calendar year ended December 31, 2024 or any subsequent calendar year;

(iii) Each Contract relating to Indebtedness having an outstanding principal amount, together with any undrawn commitments to fund Indebtedness under such Contract, in excess of $100,000 and (y) each outstanding Letter of Credit with commitments in excess of $250,000;

(iv) Each Contract that is a purchase and sale or similar agreement for the acquisition of any Person or any business unit thereof, in each case, involving payments in excess of $150,000 and with respect to which there are any material ongoing obligations;

(v) Each joint venture, partnership or similar Contract (other than Contracts between wholly-owned Subsidiaries of the Company or Pubco) that is material to the Company and its Subsidiaries, taken as a whole;

(vi) Each license, sublicense, or other agreement under which Pubco, the Company, or any of their respective Subsidiaries (x) is a licensee with respect to any item of material Intellectual Property (excluding (A) click-wrap and shrink-wrap licenses and (B) off-the-shelf software licenses and other licenses of software that is commercially available to the public generally, with one-time or annual aggregate fees of less than $100,000) or (y) is a licensor or otherwise grants to a third party any rights to use any item of material Intellectual Property, other than non-exclusive licenses or sublicenses granted to customers in the ordinary course of business;

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(vii) Each collective bargaining agreement or other Contract with any labor union, labor organization or works council (each a “CBA”);

(viii) Each employment or service agreement or similar Contract with any current director, employee or individual independent contractor of Pubco, the Company, or any of their respective Subsidiaries with an annual base salary or fee in excess of $120,000;

(ix) Each Contract with any current or former employee, director or other service provider of Pubco, the Company, or any of their respective Subsidiaries that provides for change in control or transaction-based payments and/or benefits and triggered by the Mergers;

(x) Each Contract which grants any Person a right of first refusal, right of first offer or similar right with respect to any material properties, assets or businesses of Pubco, the Company, or their respective Subsidiaries, taken as a whole;

(xi) Each Contract containing covenants of Pubco, the Company, or any of their respective Subsidiaries, (A) prohibiting or limiting the right of Pubco, the Company, or any of their respective Subsidiaries to engage in or compete with any Person in any line of business or (B) prohibiting or restricting Pubco’s, the Company’s or their respective Subsidiaries’ ability to conduct their business with any Person in any geographic area, in each case, that currently has or would reasonably be expected to have a material and adverse effect on the business, as currently operated, of Pubco, the Company, and their respective Subsidiaries, taken as a whole, in each case other than, for the avoidance of doubt, customary non-solicitation and no-hire provisions entered into in the ordinary course of business;

(xii) Each Contract that grants to any third Person any “most favored nation rights”;

(xiii) Each Contract that is a settlement, conciliation or similar agreement with any Governmental Authority pursuant to which Pubco, the Company, or any of their respective Subsidiaries will have any material outstanding obligation after the date of this Agreement;

(xiv) Each Contract entered into primarily for the purpose of interest rate or foreign currency hedging;

(xv) Each Affiliate Agreement; and

(xvi) Each Contract that relates to the acquisition or disposition of any Equity Securities in, or assets or properties of, Pubco, the Company, or any of their respective Subsidiaries (whether by merger, sale of stock, sale of assets or otherwise) pursuant to which (A) any deferred or contingent payment obligations by or to Pubco, the Company, or any of their respective Subsidiaries remain outstanding or (B) any indemnification payment obligations remain outstanding (excluding acquisitions or dispositions in the ordinary course of business consistent with past practice or of assets that are obsolete, worn out, surplus or no longer used in the conduct of the Company’s business).

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(b) The Company has made available to Piermont complete and accurate copies of each Specified Contract as in effect as of the date of this Agreement and, to the Knowledge of the Company, no service order, statement of work, or other agreement not provided to Piermont modifies any material terms of the applicable Specified Contract. Except for any Contract that will terminate upon the expiration of the stated term thereof prior to the Closing Date or as would not have, individually or in the aggregate, a Company Material Adverse Effect, each Specified Contract is (i) in full force and effect and (ii) represents the legal, valid and binding obligations of Pubco, the Company, or one or more of their respective Subsidiaries party thereto and, to the Knowledge of the Company, represents the legal, valid and binding obligations of the other parties thereto, in each case, subject to the Enforceability Exceptions. Except, in each case, where the occurrence of such breach or default or failure to perform would not have, individually or in the aggregate, a Company Material Adverse Effect, (A) Pubco, the Company, and their respective Subsidiaries have performed in all respects all respective obligations required to be performed by them to date under such Specified Contracts, and (B) none of Pubco, the Company, any of their respective Subsidiaries or, to the Knowledge of the Company, any other party thereto is in breach of or default of any Specified Contract and during the last 12 months, neither the Company nor any of its Subsidiaries has received any written claim or written notice of termination or breach of or default under any such Specified Contract.

Section 3.16 Company Benefit Plans.

(a) Schedule 3.16(a) sets forth a true, correct, and complete list of each material Company Benefit Plan, other than offer letters that do not provide severance benefits or a notice period in excess of thirty (30) days upon termination of the employment relationship, and, with respect to each Company Benefit Plan that is subject to the Laws of a jurisdiction other than the United States (whether or not United States Law also applies) or primarily for the benefit of current or former employees, directors or other service providers of Pubco, the Company, or their respective Subsidiaries who reside or work primarily outside of the United States (each, a “Foreign Plan”), separately identifies each such Foreign Plan. For purposes of this Agreement, the term “Company Benefit Plan” means each “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and each equity ownership, equity purchase, equity option, phantom equity, equity or other equity-based award, severance, separation, employment, individual consulting, retention, change-in-control, transaction bonus, fringe benefit, collective bargaining, bonus, incentive, compensation, deferred compensation, employee loan, health, welfare and each other benefit or compensation plan, agreements, programs, policies, practices, Contract or other arrangement, in each case, whether or not subject to ERISA, whether written or unwritten, (i) which is contributed to, required to be contributed to, sponsored by or maintained by, in each case, the Company or any of its respective Subsidiaries for the benefit of any current or former employees, officers, directors, consultants or independent contractors of Pubco, the Company, or any of their respective Subsidiaries, (ii) under which any current or former employee, officer, director, consultant or independent contractor of Pubco, the Company, or any of their respective Subsidiaries has any present or future right to benefits, or (iii) under or with respect to Pubco, the Company, or any of their respective Subsidiaries has any liability, contingent or otherwise.

(b) With respect to each material Company Benefit Plan, the Company has provided or made available to Piermont true, complete and correct copies of, to the extent applicable: (i) each Company Benefit Plan and all amendments thereto (or, if not written a written summary of its terms) and any trust agreement, insurance contracts or other funding instrument or vehicles and amendments thereto relating to such plan, (ii) the most recent summary plan description and summary material modifications, (iii) the most recent annual report on Form 5500 and all attachments thereto, (iv) the most recent actuarial valuation and audited financial statements, (v) the most recent determination, advisory or opinion letter issued by the Internal Revenue Service, and (vi) any material non-routine correspondence with any Governmental Authority.

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(c) Except as would not have, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(i) Each Company Benefit Plan has been established, maintained, funded and administered, in each case, in accordance, in all material respects, with its terms and in compliance, in all material respects, with all applicable Laws, including ERISA and the Code, and all contributions, premiums or other payments and/or amounts that are required to be made or due with respect to any Company Benefit Plan have been timely made or, if not yet due, properly accrued and reflected in the Company’s or one of its Subsidiaries’ (as applicable) financial statements to the extent required by GAAP.

(ii) Each Company Benefit Plan which is intended to be qualified within the meaning of Section 401(a) of the Code is so qualified and (A) has received a favorable determination or opinion letter as to its qualification prior to the date of this Agreement or (B) has been established under a standardized master and prototype or volume submitter plan for which a current favorable Internal Revenue Service advisory letter or opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer, and, in either case, nothing has occurred, whether by action or failure to act or otherwise, that could reasonably be expected to adversely affect such qualification or result in the loss of such qualification.

(iii) No event has occurred and no condition exists that would subject Pubco, the Company, or any of their respective Subsidiaries, either directly or by reason of their affiliation with any ERISA Affiliate, to any material Tax, fine, Lien, penalty or other liability imposed by ERISA, the Code or other applicable Law, (B) there do not exist any pending or, to the Company’s knowledge, threatened Actions (other than routine claims for benefits) or other actions, suits, audits, arbitration or legal, judicial or administrative proceeding (whether in law or in equity), or investigations with respect to any Company Benefit Plan and, to the Knowledge of the Company, no facts or circumstances exist that would reasonably be expected to give rise to any such Actions, or other actions, suits, audits, arbitration or legal, judicial or administrative proceeding (whether in law or in equity), or investigations, and (C) there have been no “prohibited transactions” within the meaning of Section 4975 of the Code or Sections 406 or 407 of ERISA and not otherwise exempt under Section 408 of ERISA with respect to any Company Benefit Plan.

(d) None of Pubco, the Company or any of their respective Subsidiaries maintains or sponsors or has or has incurred any liability in respect of post-employment or post-retirement health, medical, life or welfare benefits for any current or former employee, officer, director, consultant or independent contractor of Pubco, the Company, or any of their respective Subsidiaries, except as required to avoid an excise tax under Section 4980B of the Code and at the sole expense of the applicable current or former employee, officer, director, consultant or independent contractor of Pubco, the Company, or any of their respective Subsidiaries.

(e) None of Pubco, the Company, or any of their respective Subsidiaries or their respective ERISA Affiliates sponsors, maintains, contributes to or has an obligation to contribute to or at any time during the preceding six (6) years has sponsored, maintained, contributed to or was required to contribute to, or otherwise has any current or contingent liability or obligation under or with respect to (1) any multiemployer plan (within the meaning of Section 3(37) of ERISA or Section 4001(a)(3) of the Code), (2) a “defined benefit plan” (within the meaning of Section 3(35) of ERISA) or any other plan that is or was subject to Section 302 or Title IV of ERISA or Section 412, Section 430 or Section 4971 of the Code, (3) a “multiple employer plan” (within the meaning of Section 210 of ERISA or Section 413(c) of the Code), or (4) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA). None of Pubco, the Company, their respective Subsidiaries or any of their respective ERISA Affiliates has incurred any withdrawal liability under Section 4201 of ERISA that has not been fully satisfied.

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(f) Neither the execution and delivery of this Agreement by the Company, shareholder approval of this Agreement, nor the consummation of the transactions contemplated by this Agreement will or could reasonably be expected to (whether alone or in connection with any subsequent event(s)) (A) result in the acceleration, increase, funding or vesting of any material compensation or benefits to, or the forgiveness of material debt with respect to, any current or former employee, officer, director, consultant or independent contractor of the Company or any of its Subsidiaries under any Company Benefit Plan or otherwise, (B) entitle any current or former employee, officer, director, consultant or independent contractor of the Company or any of its Subsidiaries to any material severance pay or other material compensation or benefits or to any material increase in severance pay or other compensation or benefits, (C) limit the right or ability to terminate or amend any Company Benefit Plan or (D) directly or indirectly cause the Company or any of its Subsidiaries to transfer or set aside any material assets to fund any benefits under any Company Benefit Plans.

(g) (A) No amount, payment, right or benefit that could be, or has been, received (whether in cash or property or the vesting of property or the cancellation of indebtedness) by any current or former employee, officer, director, shareholder, consultant or other service provider of the Company, any of its Subsidiaries or their Affiliates who is a “disqualified individual” within the meaning of Section 280G of the Code could reasonably be or is expected to be characterized as, or give rise to, separately or in the aggregate, an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code) or be nondeductible under Section 280G of the Code, as a result of the consummation of the transactions contemplated by this Agreement (whether alone or in connection with any subsequent event(s)) and (B) neither the Company nor any of its Subsidiaries has any obligation to gross-up or reimburse any individual for any Tax or related interest or penalties incurred by such individual, including under Sections 409A or 4999 of the Code or otherwise.

(h) Each Company Benefit Plan that is a “nonqualified deferred compensation plan” within the meaning of Section 409A(d)(1) of the Code has been operated in all material respects in compliance with Section 409A of the Code since January 1, 2025 or its inception (whichever is later), and all applicable regulations and notices issued thereunder.

(i) With respect to each Foreign Plan: (A) all material employer and employee contributions to each Foreign Plan required by Law or by the terms of such Foreign Plan have been timely made, or, if applicable, accrued in accordance with normal accounting practices; (B) each Foreign Plan required to be registered or intended to meet certain regulatory or requirements for favorable Tax treatment has been timely and properly registered and has been maintained in good standing in all material respects with applicable regulatory authorities and, to the Knowledge of the Company, there are no existing circumstances or events that have occurred that could reasonably be expected to adversely affect such plan; and (C) no Foreign Plan is a defined benefit plan (as defined in ERISA, whether or not subject to ERISA), seniority premium, termination indemnity, provident fund, gratuity or similar plan or arrangement or has any material unfunded or underfunded liabilities, and materially adequate reserves have been established with respect to any Foreign Plan that is not required to be funded.

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Section 3.17 Labor Matters.

(a) None of Pubco, the Company, or any of their respective Subsidiaries is party to or bound by any CBA or arrangements with a labor union, works council or labor organization. To the Knowledge of the Company, no employees are represented by any labor organization or works council with respect to their employment with Pubco, the Company, or any of their respective Subsidiaries. Except as would not have, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there are no activities or proceedings of any labor union, works council or labor organization to organize any current or former employee, officer, or director of Pubco, the Company, or their respective Subsidiaries (the “Company Employees”) and there is no, and since January 1, 2025, there has been no, labor dispute, labor grievance, labor arbitrations, unfair labor practice or strike, lockout, picketing, hand billing, slowdown, concerted refusal to work overtime, or work stoppage against or affecting Pubco, the Company, or any of their respective Subsidiaries, in each case, pending or, to the Knowledge of the Company, threatened.

(b) Except as would not have, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, none of Pubco, the Company, or any of their respective Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act or any similar state, local, or foreign law that remains unsatisfied.

(c) Pubco, the Company, and their respective Subsidiaries are, and since January 1, 2025, have been, in compliance with all Laws respecting labor and employment, including provisions thereof relating to fair employment practices, terms and conditions of employment, collective bargaining, unfair labor practices, reductions in force, equal employment opportunity, employment discrimination, harassment, civil rights, safety and health, disability, employee benefits, workers’ compensation, immigration, background checks, paid or unpaid leave, classification of employees and independent contractors, and wages and hours, except, in each case, as would not have, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d) To the Knowledge of the Company, since January 1, 2025, no charges or complaints of sexual or other unlawful harassment based on sex, race, or any other prohibited characteristic have been made against any current officer of Pubco, the Company, or any of their respective Subsidiaries, except as would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.18 Taxes.

(a) all income Tax Returns and other material Tax Returns required to be filed by Pubco, the Company, or their respective Subsidiaries have been timely filed (taking into account extensions) and all such Tax Returns are true, correct and complete in all respects;

(b) all Taxes required to be paid (whether or not shown on any Tax Return) by Pubco, the Company, and their respective Subsidiaries have been duly paid;

(c) no Tax audit, examination or other proceeding with respect to Taxes of Pubco, the Company, or their respective Subsidiaries is pending or has been threatened;

(d) Pubco, the Company, and each of their respective Subsidiaries has complied in all respects with all applicable Laws relating to the collection and withholding of Taxes; and

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(e) there are no assessments, deficiencies, adjustments or other claims with respect to Taxes that have been asserted or assessed against Pubco, the Company, or their respective Subsidiaries that have not been paid or otherwise resolved.

(f) None of Pubco, the Company, or any of their respective Subsidiaries (or any predecessor thereof) has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for income tax-free treatment under Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code).

(g) None of Pubco, the Company, or any of their respective Subsidiaries has been a party to any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(h) There are no Liens with respect to Taxes on any of the assets of the Pubco, the Company, or their respective Subsidiaries, other than Permitted Liens.

(i) None of Pubco, the Company, or any of their respective Subsidiaries has any liability for the Taxes of any Person (other than the Company or its Subsidiaries) (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law) or (ii) as a transferee or successor.

(j) Pubco, the Company, and their respective Subsidiaries have withheld from amounts owing to any employee, creditor or other Person all Taxes required by Law to be withheld, paid over to the proper Governmental Authority in a timely manner all such amounts required to have been so paid over and complied with all applicable withholding and related reporting requirements with respect to such Taxes.

(k) The Company is not currently the beneficiary of any extension of time within which to file any Tax Return (excluding extensions granted automatically under applicable Law).

(l) No written and unresolved claim has been received by Pubco, the Company, or any of their respective Subsidiaries from a Governmental Authority in respect of Tax in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction.

(m) None of Pubco, the Company, or any of their respective Subsidiaries is subject to income Tax in a jurisdiction outside the country of its organization.

(n) None of Pubco, the Company, or any of their respective Subsidiaries will be required to include any amount in taxable income, exclude any item of deduction or loss from taxable income, or make any adjustment under Section 481 of the Code (or any similar provision of state, local or foreign Law) for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) installment sale, intercompany transaction described in the Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local or foreign law), or open transaction disposition made prior to the Closing outside the ordinary course of business, (ii) prepaid amount received or deferred revenue recognized prior to the Closing outside the ordinary course of business, (iii) change in method of accounting for a taxable period ending on or prior to the Closing Date, (iv) “closing agreements” described in Section 7121 of the Code (or any similar provision of state, local or foreign Law) executed prior to the Closing other than in compliance with the terms of this Agreement, or (v) by reason an election pursuant to Section 1065(h) of the Code (or any similar provision of state, local or foreign Law).

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(o) None of Pubco, the Company, or any of their respective Subsidiaries has made a request for an advance tax ruling or similar guidance that is in progress or pending with any Governmental Authority with respect to any Taxes.

(p) None of Pubco, the Company, or any of their respective Subsidiaries is a party to any Tax indemnification or Tax sharing or similar agreement (other than any such agreement solely between the Company and its existing Subsidiaries and customary commercial Contracts (or Contracts entered into in the ordinary course of business) not primarily related to Taxes).

(q) Schedule 3.18(q) includes a list of the tax classifications and jurisdictions of Pubco, the Company, and their respective Subsidiaries.

(r) None of Pubco, the Company, or any of their respective Subsidiaries has taken any action that could reasonably be expected to prevent the Mergers from qualifying for the Intended Income Tax Treatment, and to the Knowledge of the Company there are not any facts or circumstances that could reasonably be expected to prevent the Mergers from qualifying for the Intended Income Tax Treatment.

(s) The Company has not (i) deferred the employer’s share of any “applicable employment taxes” under Section 2302 of the CARES Act, and (ii) obtained or intends to seek to obtain, a covered loan under paragraph (36) of Section 7(a) of the Small Business Act (15 U.S.C. 636(a)), as added by Section 1202 of the CARES Act.

(t) The Company has properly complied with and duly accounted for all credits received under Sections 7001 through 7005 of the Families First Coronavirus Response Act and Section 2301 of the CARES Act.

Section 3.19 Insurance. Schedule 3.19 sets forth a complete and accurate list, as of the date hereof, of each material insurance policy currently in effect to which Pubco, the Company, or any of their respective Subsidiaries is a party or express named insured (collectively, the “Insurance Policies”), together with a claims history for claims in excess of $100,000 since January 1, 2025. The Company has made available to Piermont true and accurate copies of each Insurance Policy. With respect to each such Insurance Policy, except as set forth on Schedule 3.18 and except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (a) the Insurance Policy is valid, binding and in full force and effect and enforceable in accordance with its terms, except for the Insurance Policies that have expired under their terms in the ordinary course of business; (b) all premiums with respect thereto have been paid; (c) None of Pubco, the Company, or any of their resepctive Subsidiaries is in default under any such Insurance Policy; and (d) as of the date hereof, no written notice of cancellation or nonrenewal has been received by Pubco, the Company, or any of their respective Subsidiaries with respect to such Insurance Policy. No insurer has denied or disputed coverage of any material claim made by Pubco, the Company, or their resepctive Subsidiaries under any Insurance Policy within the last twelve (12) months. None of Pubco, the Company, or any of their resepctive Subsidiaries has any self-insurance or co-insurance programs.

Section 3.20 Real Property.

(a) Schedule 3.20(a) lists as of the date hereof: (i) all real property owned by Pubco, the Company, or their respective Subsidiaries (the “Owned Real Property”); and (ii) all other real property leased, subleased or licensed by Pubco, the Company, or any of their respective Subsidiaries, as the lessee, sublessee or licensee, with annual rent payments by any such lessee in excess of $200,000 (the “Leased Real Property”). Schedule 3.20(a) also identifies with respect to the Leased Real Property, each lease, sublease, license and any other Contract under which such Leased Real Property is occupied or used by Pubco, the Company, or any of their respective Subsidiaries, including the date of and legal name of each of the parties to such lease, sublease, license or other Contract, and each amendment, restatement, modification or supplement thereto (the “Real Property Leases”). The Company has delivered or made available to Piermont, complete, accurate and correct copies, in all material respects, of all Real Property Leases.

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(b) The Company or its applicable Subsidiary, as applicable, has good and marketable fee simple title to the Owned Real Property, in each case free and clear of all Liens, except Permitted Liens. Except as would not reasonably be expected to have a material and adverse effect on Pubco, the Company, and their respective Subsidiaries, taken as a whole, none of Pubco, the Company, or any of their resepctive Subsidiaries has received written notice of any, and to the Knowledge of the Company, there is no, default under any restrictive covenants affecting the Owned Real Property.

(c) Except as would not reasonably be expected to have a Company Material Adverse Effect, Pubco, the Company, or their applicable respective Subsidiary has a valid, binding and enforceable leasehold, subleasehold or license interest (as applicable) in all Leased Real Property. All Real Property Leases under which Pubco, the Company, or any of their respective Subsidiaries is a lessee or sublessee are in full force and effect and are enforceable in accordance with their respective terms, subject to the Enforceability Exceptions, except as would not reasonably be expected to have a Company Material Adverse Effect. None of Pubco, the Company, or any of their respective Subsidiaries has received any written notice of any, and to the Knowledge of the Company there is no, default under any such Real Property Lease, except as would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has (i) exercised any termination rights with respect to any Real Property Lease, or (ii) received written notice from the landlord under any Real Property Lease indicating that the landlord has exercised a termination right with respect to such Real Property Lease.

(d) The interests of Pubco, the Company, and their respective Subsidiaries in the Real Property constitutes all interests in real property (i) currently used, occupied or held for use in any material respect in connection with the business of Pubco, the Company, and its respective Subsidiaries as presently conducted and (ii) necessary for the continued operation of the business of Pubco, the Company, and its respective Subsidiaries.

(e) There do not exist any actual or, to the Knowledge of the Company, threatened condemnation or eminent domain proceedings that affect any interests of Pubco, the Company, or any of their respective Subsidiaries in the Real Property or any part thereof, and none of Pubco, the Company, or any of their resepctive Subsidiaries have received any notice, oral or written, of the intention of any Governmental Authority or other Person to take or use any interest in the Real Property or any part thereof or interest therein. None of Pubco, the Company, or any of their resepctive Subsidiaries have received any currently outstanding and uncured written notice alleging that the Real Property is in violation of any applicable Laws in any material respect.

(f) None of Pubco, the Company, or any of their resepctive Subsidiaries is a party to any purchase option, right of first refusal or other contractual right or obligation to sell, assign or dispose of its interests in the Real Property.

Section 3.21 Intellectual Property and IT Security.

(a) Schedule 3.21(a) lists all Intellectual Property Registrations included in the Owned Intellectual Property as of the date of this Agreement. There is no Action pending, or, to the Knowledge of the Company, threatened in writing, challenging the validity, enforceability, ownership, registration, or use of any Intellectual Property Registrations.

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(b) Except as set forth in Schedule 3.21(b), Pubco, the Company, or their respective applicable Subsidiary (i) is the sole, exclusive owner of all right, title, and interest in and to the Intellectual Property Registrations, and (ii) either owns or has the right to use all other Intellectual Property that is material to the conduct of their respective businesses as currently conducted, free and clear of any Liens other than Permitted Liens. All Persons who have participated in the creation or development of any material Intellectual Property for Pubco, the Company, and/or their respective Subsidiaries have executed and delivered to Pubco, the Company, or their respective Subsidiary, a written agreement (i) providing for the non-disclosure by such Person of any confidential information of Pubco, the Company, and their respective Subsidiaries and (ii) providing for the present assignment by such Person to Pubco, the Company, or their respective Subsidiary of any Intellectual Property arising out of such Person’s employment by, engagement by or contract with Pubco, the Company, or a Subsidiary, except where such Intellectual Property would vest in Pubco, the Company or a Subsidiary by operation of law. No Governmental Authority or academic institution owns any rights in or to any material Owned Intellectual Property.

(c) The execution, delivery and performance by the each of the Company Parties of this Agreement and the Transaction Agreements to which it is or will be a party and the consummation by the Company Parties of the transactions contemplated hereby and thereby will not result in the loss, termination or impairment of any right of any Company Party or any of its respective Subsidiaries in or to any Intellectual Property, except as would not be material to Pubco, the Company, and their respective Subsidiaries, taken as a whole.

(d) Except as would not reasonably be expected to have a Company Material Adverse Effect, (i) the conduct of the business of Pubco, the Company, and their respective Subsidiaries as currently conducted is not to the Company’s Knowledge infringing upon, misappropriating or otherwise violating any Intellectual Property rights of any third party, and has not to the Company’s Knowledge infringed upon, misappropriated or otherwise violated any Intellectual Property rights of any third party since January 1, 2025, (ii) to the Knowledge of the Company, no third party is infringing upon, misappropriating or otherwise violating any material Intellectual Property and (iii) Pubco, the Company, and its respective Subsidiaries have not received from any Person any unresolved written notice since January 1, 2025 that Pubco, the Company, or any of their respective Subsidiaries is infringing upon, misappropriating or otherwise violating any Intellectual Property rights of any Person.

(e) Pubco, the Company and their respective Subsidiaries have in place commercially reasonable measures to protect and maintain the confidentiality of any material trade secrets included in the Owned Intellectual Property. To the Knowledge of the Company, there has been no unauthorized access, use or disclosure of any such material trade secrets included in the Owned Intellectual Property.

(f) Pubco, the Company, and their respective Subsidiaries are in material compliance with all the terms and conditions of all licenses applicable to all Open Source Software used in any material software included in Owned Intellectual Property.

(g) Pubco, the Company, and their respective Subsidiaries have in place commercially reasonable measures to protect the confidentiality, integrity, availability and security of the IT Systems, and commercially reasonable back-up and disaster recovery procedures for the continued operation of their businesses in the event of a failure of the IT Systems. Pubco, the Company, and their respective Subsidiaries have used commercially reasonable efforts to prevent the introduction into the IT Systems, any malware, ransomware, disabling codes or instructions, spyware, Trojan horses, worms, viruses or other software routines that would permit or cause unauthorized access to, or disruption, impairment, disablement, or destruction of the IT Systems. The IT Systems have not suffered any critical failures, errors, breakdowns or other adverse events that have caused any material disruption in the operation of the business of Pubco, the Company, and their respective Subsidiaries since January 1, 2025. The IT Systems are in good working order in all material respects and are sufficient in all material respects for the existing needs of the business of Pubco, the Company, and their respective Subsidiaries.

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(h) Pubco, the Company, and their respective Subsidiaries are in material compliance, and since January 1, 2025 have been in material compliance, with all applicable Data Protection Laws, the obligations under their Contracts, and their written privacy policies relating to Personal Data, including requirements regarding the collection, retention, storage, security, disclosure, transfer, disposal, use, or other processing of Personal Data. There is no Action pending, or to the Knowledge of the Company, threatened against Pubco, the Company or any of their respective Subsidiaries with respect to their collection, retention, storage, security, disclosure, transfer, disposal, use, or other processing of any Personal Data.

(i) Since January 1, 2025, to the Knowledge of the Company, Pubco, the Company, and their respective Subsidiaries have not suffered any material unauthorized or unlawful access, acquisition, exfiltration, manipulation, erasure, loss, use, or disclosure that compromised the confidentiality, integrity, availability or security of Personal Data or the IT Systems, or that triggered any reporting requirement under any breach notification Law. To the Knowledge of the Company, no service provider (in the course of providing services for or on behalf of Pubco, the Company, and their respective Subsidiaries) has suffered any security breach that has had a material adverse effect on the business of Pubco, the Company, and their respective Subsidiaries.

Section 3.22 Environmental Matters.

(a) Pubco, the Company, and their respective Subsidiaries are, and since January 1, 2025 have been, in compliance with all Environmental Laws, which includes and has included holding and complying with all Permits required under Environmental Laws, in each case except where such failure to be, or to have been, in compliance with such Environmental Laws or Permits as has not, and would not, individually or in the aggregate, have a Company Material Adverse Effect.

(b) Since January 1, 2025, none of Pubco, the Company or their respective Subsidiaries has received any written notice from any Person regarding any actual or alleged violation of, or liability arising under, any Environmental Law, except for any such matter which, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, there are no Actions pending against or, to the Knowledge of the Company, threatened in writing against Pubco, the Company, or any of their respective Subsidiaries alleging, any violations of or liability under any Environmental Law.

(d) None of Pubco, the Company, or any of their respective Subsidiaries is subject to any Governmental Order relating to Pubco’s, the Company’s, or any of their respective Subsidiaries’ compliance with Environmental Laws or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

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(e) To the Knowledge of the Company, since January 1, 2025, none of Pubco, the Company, or any of their respective Subsidiaries has manufactured, distributed, treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, released, or exposed any Person to, or owned or operated any property or facility which is or was contaminated by, any Hazardous Materials, except, in each case, as would not reasonably be expected to give rise to any liability under any Environmental Laws that would have a Company Material Adverse Effect.

(f) None of Pubco, the Company, or any of their resepctive Subsidiaries has retained or assumed, by contract, any liabilities or obligations of any other Person arising under Environmental Law, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(g) To the Knowledge of the Company, there are no presently existing conditions, events or circumstances relating to the facilities, properties or operations of Pubco, the Company, or their respective Subsidiaries would reasonably be expected to prevent, hinder or limit continued compliance with Environmental Laws as in effect as of the date of this Agreement or give rise to liabilities under such Environmental Laws, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(h) Pubco, the Company, and their respective Subsidiaries have made available to Piermont all environmental audits, assessments, studies or reports materially bearing on Pubco’s, the Company’s, and their respective Subsidiaries’ compliance with or liability under Environmental Laws, in each case, which are in their possession or under their reasonable control.

Section 3.23 Brokers’ Fees. Other than as set forth on Schedule 3.23, no broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other similar fee, commission or other similar payment in connection with the Transactions based upon arrangements made by or on behalf of the Company, any of its Subsidiaries or any of their Affiliates.

Section 3.24 Related Party Transactions. Except for the Contracts set forth on Schedule 3.24 or Contracts that will be terminated prior to Closing without any liability to Pubco, the Company, or their respective Subsidiaries continuing following the Closing, there are no Affiliate Agreements.

Section 3.25 International Trade; Anti-Corruption.

(a) Pubco, the Company, and their respective Subsidiaries are and since January 1, 2025, have been in compliance in all material respects with all applicable Sanctions Laws and Trade Control Laws. None of Pubco, the Company, or any of their respective Subsidiaries, nor to the Knowledge of the Company, any of their respective directors, officers, employees, agents or other third-party representatives acting on behalf of Pubco, the Company, or any of their respective Subsidiaries, is currently, or has been at any time since January 1, 2025: (i) a Sanctioned Person, (ii) engaged, directly or indirectly, in any dealings or transactions on behalf of, with, or otherwise involving any Sanctioned Person in violation of Sanctions Laws, or (iii) otherwise engaged, directly or indirectly, in any dealings or transactions in violation of applicable Sanctions Laws or Trade Control Laws. None of Pubco, the Company, or any of their respective Subsidiaries (y) has assets, operations or business dealings located in, or otherwise directly or indirectly derives revenue from investments, activities, or transactions in or with any Sanctioned Country, or (z) directly or indirectly derives revenues from investments, activities or transactions in or with, any Sanctioned Person. Since January 1, 2025, none of Pubco, the Company, or any of its respective Subsidiaries has exported, reexported, or transferred (in-country) any products, services, technology, technical data, or any other item for which a license, approval, license exception, registration, or similar authorization is or was required under applicable Trade Control Laws or Sanctions Laws or, to the Knowledge of the Company, by any other Governmental Authority.

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(b) Pubco, the Company, and their respective Subsidiaries are and since January 1, 2025 have been in compliance in all material respects with all Anti-Corruption Laws. None of Pubco, the Company, pr any of their respective Subsidiaries, nor to the Knowledge of the Company, any of their respective directors, officers, employees, agents or other third-party representatives acting on behalf of Pubco, the Company, or any of their respective Subsidiaries, has since January 1, 2025 (i) made any unlawful payment or unlawfully given, offered, promised, or authorized or agreed to give, solicited, or received, any money or thing of value, directly or indirectly, to or from any Government Official, any political party or official thereof or any candidate for political office; any member of any Governmental Authority, any private individual or commercial entity (including employees, agents, directors and officers of such commercial entity), or any other Person in any such case while knowing that all or a portion of such money or thing of value may be given, offered, promised, or authorized or agreed to be given, solicited, or received, directly or indirectly, to any Person or member of any Governmental Authority or any candidate for political office for the purpose of any of the following: (x) influencing any action or decision of such Person, in such Person’s official or commercial capacity, including a decision to fail to perform such Person’s official or commercial function, (y) inducing such Person to use such Person’s influence with any Governmental Authority, private individual or commercial entity to affect or influence any act or decision of such Governmental Authority, private individual or commercial entity to assist Pubco, the Company, or any of their respective Subsidiaries in obtaining or retaining business for, with, or directing business to, any Person, or (z) where such payment would constitute a bribe, kickback or illegal or improper payment to assist the Company or any of its Subsidiaries in obtaining or retaining business for, with, or directing business to, any Person, or (ii) otherwise violated any Anti-Corruption Laws. Pubco, the Company, and their respective Subsidiaries have maintained accurate books and records, practices and internal controls in compliance with Anti-Corruption Laws and have had in place practices and internal controls reasonably designed to ensure that receipts and expenses were accurately recorded and were based on accurate and sufficient supporting documentation.

(c) From January 1, 2025 through the date hereof, (i) there has been no Action pending or, to the Knowledge of the Company, threatened, against Pubco, the Company, or any of their respective Subsidiaries, or, to the Knowledge of the Company, any of their respective officers, directors, employees or agents, that relates to an actual or potential violation of Sanctions Laws, Trade Control Laws, or Anti-Corruption Laws; and (ii) none of Pubco, the Company, or any of their respective Subsidiaries has received from any Governmental Authority or any other Person any notice, inquiry, or internal or external allegation; made any voluntary or involuntary disclosure to a Governmental Authority; conducted any internal investigation or audit concerning, or has any Knowledge of any actual or potential violation or wrongdoing by Pubco, the Company, their respective Subsidiaries, or any of their respective officers, directors, employees or agents, in each case of this Section 3.25(c) related to Trade Control Laws, Sanctions Laws, or Anti-Corruption Laws. Pubco, the Company, and their respective Subsidiaries have instituted and, at all times since inception, maintained and enforced policies, procedures and internal controls reasonably designed to promote compliance by Pubco, the Company, their respective Subsidiaries, and their respective officers, directors, employees, and agents, with Anti-Corruption Laws, Sanctions Laws, and Trade Control Laws.

Section 3.26 Top Customers and Top Suppliers.

(a) Schedule 3.26(a) sets forth a true, correct and complete list of the names of the top ten (10) customers by dollar sales volume paid by such customers to the Company and its Subsidiaries for the year ended December 31, 2024 (each, a “Top Customer”). None of the Top Customers has (i) terminated or given written notice to the Company or any of its Subsidiaries expressly stating its intention to terminate its relationship with the Company or any of its Subsidiaries, (ii) given written notice to the Company or any of its Subsidiaries expressly stating that, following the date of this Agreement, it plans to reduce substantially the quantity of products or services that it purchases from the Company or any of its Subsidiaries or (iii) given written notice to the Company or any of its Subsidiaries expressly stating that, following the date of this Agreement, it desires to renegotiate its Contract with the Company or any of its Subsidiaries or the terms on which the Company or any of its Subsidiaries provides services to such Top Customer. Pubco has no direct customers.

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(b) Schedule 3.26(b) sets forth a true, correct and complete list of the names of the top ten (10) suppliers by dollar sales volume paid by the Company and its Subsidiaries to such supplier for the year ended December 31, 2024 (each, a “Top Supplier”). None of the Top Suppliers has (i) terminated or given written notice to the Company or any of its Subsidiaries expressly stating its intention to terminate its relationship with the Company or any of its Subsidiaries, (ii) given written notice to the Company or any of its Subsidiaries expressly stating that, following the date of this Agreement, it plans to reduce substantially the quantity of products or services that it provides to the Company or any of its Subsidiaries or (iii) given written notice to the Company or any of its Subsidiaries expressly stating that, following the date of this Agreement, that it desires to renegotiate its Contract with the Company or any of its Subsidiaries or the terms on which the Company or any of its Subsidiaries receives services or products from such Top Supplier. Pubco has no direct suppliers.

Section 3.27 Acquisitions and Acquisition Contracts. Since January 1, 2025, no written dispute, demand, claim (including any claim for indemnification) or other Action has been made in writing or initiated in writing or threatened in writing by or against Pubco, the Company, or any of their respective Subsidiaries, under any Contract to which the Company or its Subsidiaries are parties that relates to any acquisition (whether by merger, sale of stock, sale of assets or otherwise) by Pubco, the Company, or any of their respective Subsidiaries of a business, business unit or Person (each, an “Acquisition”) (an “Acquisition Contract”). As of the date hereof, except as set forth in Schedule 3.27, there are no “earn-outs,” contingent payment obligations or other similar obligations of Pubco, the Company, or any of their respective Subsidiaries in respect of any Acquisition under any Acquisition Contract.

Section 3.28 Personal Property. Pubco, the Company, and their respective Subsidiaries have good and marketable title to, or a valid and enforceable leasehold interest in or right to use, all material personal property and other material property and assets owned, used or held for use by Pubco, the Company, and their respective Subsidiaries in connection with the business of Pubco, the Company, and/or their respective Subsidiaries or reflected in the Financial Statements (the “Personal Property”), other than Personal Property disposed of in the ordinary course of business after January 1, 2025, in each case free and clear of all Liens, except for Permitted Liens. The Permitted Liens would not reasonably be expected, individually or in the aggregate, to materially adversely affect or interfere with the current use or operation of the Personal Property.

Section 3.29 Condition of Assets. The Real Property, including all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are to the Company’s Knowledge in good condition, order and repair in all material respects; there exists no structural or other material defects or damages to the Real Property, whether latent or otherwise. The tangible Personal Property has been maintained in the ordinary course of business, is in good operating condition, subject to normal wear and tear, and is suitable for the purposes for which it is currently used.

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Section 3.30 Restrictions on Business Activities. Except as disclosed in Schedule 3.30, there is no agreement, commitment, judgment, injunction, order or decree binding upon Pubco, the Company, or any of their respective Subsidiaries or its or their assets or to which Pubco, Company, or any of their resepctive Subsidiaries is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Pubco, the Company, or any of their respective Subsidiaries, any acquisition of property by Pubco Company, or any of their respective Subsidiaries or the conduct of business by Pubco, the Company, or any of their respective Subsidiaries as currently conducted other than such effects, individually or in the aggregate, which have not had and could not reasonably be expected to have a Company Material Adverse Effect.

Section 3.31 Certain Provided Information. The information relating to Pubco, the Company, and their respective Subsidiaries supplied or to be supplied by the Company or its Affiliates or Representatives for inclusion in the Proxy Statement will not, as of the date on which the Proxy Statement or any amendment or supplement thereto is first distributed to the holders of Piermont Ordinary Shares or at the time of the Special Meeting (as defined below), contain any statement which at the time and in the light of the circumstances under which it is made is false or misleading with respect to any material fact or omit to state any material fact necessary in order to make the statements therein not false or misleading.

Section 3.32 Stock Issued in Transactions. When shares of Pubco Class A Common Stock are issued as Merger Consideration or Earn Out Consideration as contemplated by this Agreement, such shares of will be duly authorized, validly issued and non-assessable, and will be received by the Piermont Shareholders or Pre-Closing Company Stockholders, as applicable, to whom they are issued free and clear of all Liens or restrictions on transfer, other than (a) restrictions on transfer imposed by this Agreement, the Certificate of Incorporation and the Lockup Agreements, and (b) restrictions on transfer imposed by applicable Securities Laws.

Section 3.33 No Other Representations. Except as provided in this ARTICLE III (as modified by the Schedules), none of Pubco, the Company, or any Company Stockholder, or their respective representatives, or any other Person has made or is making any representation or warranty whatsoever in respect of Pubco, the Company, their respective Subsidiaries, or any Company Stockholder. Without limiting the generality of the foregoing, except as expressly set forth in this Agreement, none of Pubco, the Company, or any Company Stockholder or any of their respective representatives or any other Person has made or makes any representation or warranty, whether express or implied, with respect to any projections, forecasts or estimates or budgets made available to Piermont, its Affiliates or any of their respective representatives of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of Pubco or the Company (including the reasonableness of the assumptions underlying any of the foregoing), whether or not included in any management presentation or in any other information made available to Piermont, its Affiliates or any of their respective representatives, and that any such representations or warranties are expressly disclaimed.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PIERMONT PARTIES

Except as set forth in the Schedules to this Agreement or in the SEC Reports filed or furnished by Piermont prior to the date of this Agreement, Piermont represents and warrants to Pubco and the Company as follows:

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Section 4.1 Corporate Organization. The Piermont is duly incorporated and is validly existing under the laws of the Cayman Islands. Piermont has the corporate power and authority to own, lease or operate its assets and properties and to conduct its business as it is now being conducted. Piermont has made available to the Company true and correct copies of each of the Piermont organizational documents as in effect as of the date hereof. Piermont is, and at all times has been, in compliance in all material respects with all restrictions, covenants, terms and provisions set forth in its respective organizational documents. Piermont is duly licensed, registered or qualified and in good standing (or the equivalent thereof) as a foreign corporation in all jurisdictions in which its ownership of property or the character of its activities is such as to require it to be so licensed, registered or qualified.

Section 4.2 Subsidiaries. Piermont has no direct or indirect Subsidiaries or participations in joint ventures or other entities, and does not own, directly or indirectly, any capital stock or other interests or investments (whether equity or debt) in any Person, whether incorporated or unincorporated.

Section 4.3 Due Authorization.

(a) Piermont has all requisite corporate or limited lability company power and authority to execute and deliver this Agreement and each other Transaction Agreement to which it is or will be a party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and such other Transaction Agreements and the consummation of the transactions contemplated hereby and thereby have been duly, validly and unanimously authorized and approved by the board of directors of Piermont and no other corporate or equivalent proceeding on the part of Piermont is necessary to authorize this Agreement or such other Transaction Agreements or Piermont’s performance hereunder or thereunder (except that obtaining the Required Piermont Shareholder Approval is a condition to the consummation of the Mergers). This Agreement has been, and each such other Transaction Agreement to which Piermont will be party will be, duly and validly executed and delivered by Piermont and, assuming due authorization and execution by each other Party hereto and thereto (other than Piermont), this Agreement constitutes, and each such other Transaction Agreement to which Piermont will be party, will constitute a legal, valid and binding obligation of Piermont, enforceable against Piermont in accordance with its terms, subject to the Enforceability Exceptions. The minute books of Piermont contain true, complete and accurate records of all meetings and consents in lieu of meetings of its board of directors (and any committees thereof), similar governing bodies and holders of Equity Securities. Copies of such records of Piermont have been heretofore made available to the Company or its counsel.

(b) At a meeting duly called and held, the board of directors of Piermont has unanimously: (i) determined that this Agreement and the Transactions are fair to and in the best interests of Piermont Shareholders, (ii) determined that the fair market value of the Company is equal to at least 80% (eighty percent) of the amount held in the Trust Account (less taxes payable on interest earned) as of the date hereof, (iii) approved the Transactions as a Business Combination and (iv) resolved to recommend to Piermont shareholders’ approval of each of the Piermont Shareholder Matters.

Section 4.4 No Conflict. Subject to the receipt of the consents, approvals, authorizations and other requirements set forth in Section 4.6, and subject to obtaining the Required Piermont Shareholder Approval, the execution, delivery and performance of this Agreement and any other Transaction Agreement to which Piermont (or its prescribed shareholders or warrantholders) is or will be a party by Piermont, and the consummation of the transactions contemplated hereby and thereby do not and will not (a) conflict with or violate any provision of, or result in the breach of the Piermont Organizational Document, (b) conflict with or result in any violation of any provision of any Law or Governmental Order binding on or applicable to Piermont, (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, or result in the acceleration or trigger of any payment, posting of collateral (or right to require the posting of collateral), time of payment, vesting or increase in the amount of any compensation or benefit payable pursuant to, any of the terms, conditions or provisions of any Contract to which Piermont is a party, or (d) result in the creation of any Lien upon any of the properties or assets of the Piermont (including the Trust Account), except in the case of each of clauses (b) through (d) as would not reasonably be expected to have, individually or in the aggregate, a Piermont Material Adverse Effect.

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Section 4.5 Compliance. Piermont has complied and is in compliance with all Law applicable to the conduct of its business, or the ownership or operation of its business. No written notice of non-compliance with any material Law has been received by Piermont, and Piermont has no Knowledge of any such notice related to Piermont delivered to any other Person.

Section 4.6 Litigation and Proceedings. There has been no pending or, to the Knowledge of Piermont, threatened (in writing) Actions by or against Piermont that, if adversely decided or resolved, had, individually or in the aggregate, a Piermont Material Adverse Effect. There is no Governmental Order imposed upon Piermont that has had, individually or in the aggregate, a Piermont Material Adverse Effect. Piermont is not a party to any settlement or similar agreement regarding any of the matters set forth in the two preceding sentences that contains any ongoing obligations, restrictions or liabilities (of any nature) that has had, individually or in the aggregate, a Piermont Material Adverse Effect.

Section 4.7 Governmental Authorities; Consents. Assuming the truth and completeness of the representations and warranties of the Company Parties contained in this Agreement, no action by, consent, approval, permit or authorization of, or designation, declaration or filing with, any Governmental Authority or notice, approval, consent, waiver or authorization from any Governmental Authority is required on the part of Piermont with respect to Piermont’s execution, delivery and performance of this Agreement and the Transaction Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby, except for (a) obtaining the consents of, or submitting notifications, filings, notices or other submissions to, the Governmental Authorities listed on Schedule 4.7, (b) the filing with the SEC of (i) the Proxy Statement (and the expiration of the waiting period in Rule 14a-6(a) under the Exchange Act or, in the event the preliminary Proxy Statement is reviewed by the SEC, receipt of oral or written notification of the completion of the review by the SEC) and (ii) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the Transaction Agreements or the transactions contemplated hereby or thereby, (c) the filing of the Reorganization Certificate of Merger in accordance with the Companies Act and (d) any actions, consents, approvals, permits or authorizations, designations, declarations or filings, the absence of which would not reasonably be expected to have, individually or in the aggregate, a Piermont Material Adverse Effect.

Section 4.8 Financial Statements.

(a) Attached as Schedule 4.8(a) hereto are copies of the audited balance sheets of Piermont as of March 31, 2026 and 2025, and the related audited statements of operations, shareholders’ equity and cash flows for the years then ended, together with the notes thereto and the auditor’s reports thereon (the “Piermont Financial Statements”).

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(b) The Piermont Financial Statements present fairly, in all material respects, the consolidated financial position, cash flows, income, changes in equity and results of operations of Piermont and its Subsidiaries as of the dates and for the periods indicated in such Piermont Financial Statements in conformity with U.S. GAAP during the periods involved (except as otherwise indicated in such statements) and were derived from, the books and records of Piermont.

(c) Piermont have established and maintain systems of internal accounting controls that are designed to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with U.S. GAAP and to maintain accountability for Piermont’s assets. Piermont has engaged an auditing firm that has at all required times since the date of enactment of the Sarbanes-Oxley Act been (x) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act), (y) “independent” with respect to Piermont and each of its Subsidiaries within the meaning of Regulation S-X under the Exchange Act, and (z) in compliance with subsections (g) through (l) of Section 11A of the Exchange Act and the rules and regulations promulgated by the SEC and the Public Company Accounting Oversight Board thereunder.

Section 4.9 Trust Account.

(a) As of March 31, 2026, there was approximately $2.46 million held in a trust account (the “Trust Account”), maintained by Continental Stock Transfer & Trust Company, acting as trustee (the “Trustee”), pursuant to the Trust Agreement. Prior to the Closing, none of the funds held in the Trust Account may be released except in accordance with the Trust Agreement, Piermont Organizational Documents and Piermont’s final prospectus dated November 30, 2021. Amounts in the Trust Account are invested in United States Government securities or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended. Piermont has performed all material obligations required to be performed by it to date under, and is not in material default, breach or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement and the Trust Account, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default or breach thereunder. There are no Actions pending, or to the Knowledge of Piermont, threatened with respect to the Trust Account or the funds contained therein. Piermont has not released any money from the Trust Account (other than as permitted by the Trust Agreement). At the Effective Time, the obligations of Piermont to dissolve or liquidate pursuant to the Piermont Organizational Documents shall terminate, and, as of the Effective Time, Piermont shall have no obligation whatsoever pursuant to the Piermont Organizational Documents to dissolve and liquidate the assets of Piermont by reason of the Transactions. From and after the Effective Time, no shareholder of Piermont shall be entitled to receive any amount from, or any amount previously held in, the Trust Account except to the extent such shareholder shall have elected to tender its Piermont Class A Ordinary Shares for redemption pursuant to the Piermont Shareholder Redemption prior to such time. The Trust Agreement is in full force and effect and is a legal, valid and binding obligation of Piermont and the Trustee, enforceable in accordance with its terms. The Trust Agreement has not been terminated, repudiated, rescinded, amended or supplemented or otherwise modified, in any respect, and, to the Knowledge of Piermont, no such termination, repudiation, rescission, amendment, supplement or modification is contemplated or anticipated. There are no side letters or other Contracts, arrangements or understandings, whether written or oral, with the Trustee or any other Person that would (i) cause the description of the Trust Agreement in the SEC Reports to be inaccurate or (ii) entitle any Person (other than shareholders of Piermont who shall have elected to redeem their Piermont Class A Ordinary Shares pursuant to the Piermont Shareholder Redemption or the underwriters of Piermont’s initial public offering in respect of their Deferred Discount (as defined in the Trust Agreement)) to any portion of the proceeds in the Trust Account.

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(b) As of the date hereof, Piermont has no reason to believe or Knowledge that any of the conditions to the use of funds in the Trust Account may not be satisfied or funds available in the Trust Account will not be available to Piermont on the Closing Date. As of the date hereof, Piermont does not have any Contract, arrangement or understanding to enter into or incur, any Contract or other obligations with respect to or under any Indebtedness.

Section 4.10 Real Property; Personal Property. Piermont does not own or lease any real property or personal property.

Section 4.11 Intellectual Property. Piermont does not own, license, or otherwise have any right, title or interest in any Intellectual Property. Piermont has not infringed upon the Intellectual Property rights of any other Person.

Section 4.12 Brokers’ Fees. Other than as set forth on Schedule 4.11, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee, underwriting fee, deferred underwriting fee, commission or other similar payment in connection with the transactions contemplated by this Agreement or any other potential Business Combination transaction considered or engaged in by or on behalf of Piermont based upon arrangements made by Piermont or any of its Affiliates or otherwise in respect of which Piermont or any of its Affiliates may have any liability or obligation.

Section 4.13 SEC Reports; Financial Statements; Sarbanes-Oxley Act; Undisclosed Liabilities.

(a) Except as set forth on Schedule 4.12(a), Piermont has filed or furnished in a timely manner all required registration statements, reports, schedules, forms, statements and other documents required to be filed or furnished by it with the SEC (collectively, including any statements, reports, schedules, forms, statements and other documents required to be filed or furnished by it with the SEC subsequent to the date of this Agreement, each as it has been amended since the time of its filing and including all exhibits thereto, the “SEC Reports”). None of the SEC Reports, as of their respective dates (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contains any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements (including, in each case, the notes and schedules thereto) included in the SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present (subject, in the case of the unaudited interim financial statements included therein, to normal year-end adjustments and the absence of complete footnotes as permitted by Form 10-Q of the SEC) in all material respects the financial position of Piermont as of the respective dates thereof and the results of their operations and cash flows for the respective periods then ended. No Piermont Party has any material off-balance sheet arrangements that are not disclosed in the SEC Reports.

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(b) Piermont has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to Piermont is made known to Piermont’s principal executive officer and its principal financial officer. To the Knowledge of Piermont, such disclosure controls and procedures are effective in timely alerting Piermont’s principal executive officer and principal financial officer to material information required to be included in Piermont’s financial statements included in Piermont’s periodic reports required under the Exchange Act.

(c) Piermont has established and maintains systems of internal accounting controls that are designed to provide reasonable assurance that (i) all transactions are executed in accordance with management’s authorization and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with GAAP and to maintain accountability for Piermont’s assets. Piermont maintains books and records of Piermont and its Subsidiaries in the ordinary course of business that are accurate and complete and reflect the revenues, expenses, assets and liabilities of Piermont in all material respects.

(d) Piermont has not identified or been made aware of any, and to the Knowledge of Piermont, there is no (i) “significant deficiency” in the internal controls over financial reporting of Piermont, (ii) “material weakness” in the internal controls over financial reporting of Piermont or (iii) fraud, whether or not material, that involves management or other employees of Piermont who have a significant role in the internal controls over financial reporting of Piermont.

(e) To the Knowledge of Piermont, there are no outstanding SEC comments from the SEC with respect to the SEC Reports. To the Knowledge of Piermont, none of the SEC Reports filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.

(f) Each director and executive officer of Piermont has filed with the SEC all statements required by Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder.

(g) There are no outstanding loans or other extensions of credit made by Piermont to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Piermont.

(h) Piermont was formed solely for the purpose of engaging in the Transactions, has not conducted, and prior to the Closing will not conduct, any business and has no, and prior to the Closing will have no, assets, liabilities or obligations of any nature other than, in each case, those incidental to its formation and pursuant to this Agreement and any other Transaction Agreements to which it is a party, as applicable, and the other transactions contemplated by this Agreement and such Transaction Agreements, as applicable.

Section 4.14 Business Activities.

(a) Piermont was formed for the purpose of going public, searching for a suitable target and effecting a Business Combination with one or more businesses or entities. It completed the Piermont IPO in December 2021. Piermont has never conducted any operations and has never engaged in any business activities except raising funds through sales of securities, causing its securities to be listed on The Nasdaq Stock Market (“Nasdaq”) (and obtaining quotation on OTC after same was delisted), complying with applicable regulatory requirements of the SEC, Nasdaq, and the Cayman Islands, and seeking to find a company or companies with which to complete an initial business combination and negotiating the terms of the Transactions. Except as set forth in the Piermont Organizational Documents, there is no agreement, commitment, or Governmental Order binding upon Piermont or to which Piermont is a party which has or would reasonably be expected to have the effect of prohibiting or impairing any business practice of Piermont or any acquisition of property by Piermont or the conduct of business by Piermont as currently conducted or as contemplated to be conducted as of the Closing other than such effects, individually or in the aggregate, which would not reasonably be expected to have a Piermont Material Adverse Effect.

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(b) Piermont does not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity. Except for this Agreement and the Transactions, Piermont has no interests, rights, obligations or liabilities with respect to, or is party to, bound by or has its assets or property subject to, in each case whether directly or indirectly, any Contract or transaction which is, or could reasonably be interpreted as constituting, a Business Combination.

(c) Except for this Agreement and the other Transaction Agreements or as set forth on Schedule 4.13(c), Piermont is not, and at no time has been, party to any Contract with any Person that would require payments by Piermont after the date hereof in excess of $100,000 in the aggregate.

(d) As of the date hereof, Piermont has no liabilities or obligations, except for liabilities or obligations (i) reflected or reserved for on Piermont’s balance sheet as of March 31, 2026 or disclosed in the notes thereto, (ii) that have arisen since the date of Piermont’s balance sheet as of March 31, 2026 in the ordinary course of the operation of business of Piermont, disclosed in the Schedules, included as set forth on Schedule 4.13(c) and as set forth on Schedule 4.13(d) or (iv) incurred in connection with or contemplated by this Agreement and/or the Transactions, including with respect to professional fees for legal and accounting advisors incurred by Piermont in connection with the Transactions.

Section 4.15 Tax Matters.

(a) all Tax Returns required to be filed by Piermont and its subsidiaries have been filed (taking into account extensions) and all such Tax Returns are true, correct and complete in all respects;

(b) all Taxes required to be paid (whether or not shown on any Tax Return) by Piermont and its subsidiaries have been duly paid;

(c) no Tax audit, examination or other proceeding with respect to Taxes of Piermont is pending or has been threatened;

(d) Piermont has complied in all respects with all applicable Laws relating to the collection and withholding of Taxes; and

(e) there are no assessments, deficiencies, adjustments or other claims with respect to Taxes that have been asserted or assessed against Piermont that have not been paid or otherwise resolved.

(f) Piermont has never constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for income tax-free treatment under Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code).

(g) Piermont has never been a party to any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

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(h) There are no Liens with respect to Taxes on any of the assets of Piermont, other than Permitted Liens.

(i) Piermont has no liability for the Taxes of any Person (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law) or (ii) as a transferee or successor.

(j) Piermont has withheld from amounts owing to any employee, creditor or other Person all Taxes required by Law to be withheld, paid over to the proper Governmental Authority in a timely manner all such amounts required to have been so paid over and complied in all respects with all material applicable withholding and related reporting requirements with respect to such Taxes.

(k) Piermont is not currently the beneficiary of any extension of time within which to file any Tax Return (excluding extensions granted automatically under applicable Law).

(l) No written and unresolved claim has been received by Piermont or any of its subsidiaries from a Governmental Authority in respect of Tax in a jurisdiction where Piermont does not file Tax Returns that Piermont is or may be subject to taxation by that jurisdiction.

(m) Neither the Piermont nor any of its subsidiaries is subject to income Tax in a jurisdiction outside the country of its organization.

(n) Neither Piermont nor any of its subsidiaries will be required to include any amount in taxable income, exclude any item of deduction or loss from taxable income, or make any adjustment under Section 481 of the Code (or any similar provision of state, local or foreign Law) for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) installment sale, intercompany transaction described in the Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local or foreign law), or open transaction disposition made prior to the Closing outside the ordinary course of business, (ii) prepaid amount received or deferred revenue recognized prior to the Closing outside the ordinary course of business, (iii) change in method of accounting for a taxable period ending on or prior to the Closing Date, (iv) “closing agreements” described in Section 7121 of the Code (or any similar provision of state, local or foreign Law) executed prior to the Closing other than in compliance with the terms of this Agreement, or (v) by reason an election pursuant to Section 1065(h) of the Code (or any similar provision of state, local or foreign Law).

(o) Piermont has never made a request for an advance tax ruling or similar guidance that is in progress or pending with any Governmental Authority with respect to any Taxes.

(p) Piermont has never taken any action that could reasonably be expected to prevent the Mergers from qualifying for the Intended Income Tax Treatment, and to the Knowledge of Piermont there are not any facts or circumstances that could reasonably be expected to prevent the Mergers from qualifying for the Intended Income Tax Treatment.

(q) Piermont is not subject to any Tax sharing, allocation or similar agreement (other than such Agreements that have been disclosed in public filings with respect to Piermont or that are customary commercial contracts not primarily related to Taxes and entered into with persons who are not Affiliates of, or direct or indirect equity holders in, the Sponsor).

Section 4.16 Employees; Employee Benefit Plans.

(a) Other than any officers or as described in the Piermont SEC Reports, Piermont has never had any employees. Other than reimbursement of any out-of-pocket expenses incurred by Piermont’s officers and directors in connection with activities on Piermont’s behalf in an aggregate amount not in excess of the amount of cash held by Piermont outside of the Trust Account, Piermont has no unsatisfied material liabilities with respect to any employee.

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(b) Other than as contemplated by this Agreement, Piermont does not currently, and does not plan or have any commitment to, maintain, sponsor, contribute to or have any direct liability under any benefit plan.

Section 4.17 Contracts. Schedule 4.16 sets forth a true, correct and complete list of each “material contract” (as such term is defined in Regulation S-K of the SEC) to which Piermont is a party, other than any such material contract previously filed with the SEC.

Section 4.18 Capitalization.

(a) The authorized capital stock of Piermont consists of 555,000,000 shares of capital stock, comprised of (i) 500,000,000 Piermont Class A Ordinary Shares, (ii) 50,000,000 Piermont Class B Ordinary Shares and (iii) 5,000,000 shares of Piermont Preferred Shares. Schedule 4.17(a)(i) sets forth the total number and amount of all of the issued and outstanding Piermont Ordinary Shares (including Piermont Warrants), and further sets forth the amount and type of Piermont Equity Securities owned or held by the Insiders and their Affiliates. No Piermont Preferred Shares have been issued or are outstanding. All of the issued and outstanding shares of Piermont Ordinary Shares (A) have been duly authorized and validly issued and are fully paid and non-assessable, (B) were issued in full compliance with applicable Law and (C) were not issued in breach or violation of any preemptive rights or Contract.

(b) Except as set forth on Schedule 4.17(a)(i), there are no Equity Securities of Piermont authorized, reserved, issued or outstanding. Except as disclosed in Schedule 4.17(a)(i) or the Piermont Organizational Documents, there are no outstanding obligations of Piermont to repurchase, redeem or otherwise acquire any Equity Securities of Piermont. There are no outstanding bonds, debentures, notes or other Indebtedness of Piermont having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which Piermont’s shareholders may vote. Except as disclosed in Schedule 4.17(a)(i), Piermont is not a party to any shareholders agreement, voting agreement or registration rights agreement relating to any Equity Securities of Piermont.

(c) Piermont does not own any Equity Securities in any other Person other than Equity Securities of Piermont owned by Piermont or have any right, option, warrant, conversion right, stock appreciation right, redemption right, repurchase right, agreement, arrangement or commitment of any character under which a Person is or may become obligated to issue or sell, or give any right to subscribe for or acquire, or in any way dispose of, any Equity Securities, or any securities or obligations exercisable or exchangeable for or convertible into Equity Securities of such Person.

Section 4.19 OTC Listing. The issued and outstanding units of Piermont (each such unit comprised of one Piermont Class A Ordinary Share and one-half of one Piermont Warrant), and the underlying Piermont Class A Ordinary Shares and Piermont Warrants, are registered pursuant to Section 12(b) of the Exchange Act and are currently quoted on the OTCPK under the symbols “CMCAU,” “CMCAF,” and “CMCAW,” respectively. There is no Action pending or, to the Knowledge of Piermont, threatened against Piermont by the OTC, the SEC, or any national exchange with respect to any intention by such entity to deregister the foregoing securities. None of Piermont or its Affiliates has taken any action in an attempt to terminate the registration of the Piermont Class A Ordinary Shares or Piermont Warrants under the Exchange Act. Piermont has not received any notice from the OTC, the SEC regarding or any national exchange regarding the revocation of such listing or otherwise regarding the delisting of the Piermont Class A Ordinary Shares or Piermont Warrants and to the knowledge of Piermont, there are no circumstances that would reasonably give rise to Nasdaq refusing to list the Pubco Class A Common Stock following the Mergers assuming Pubco meets all required quantitative and qualitive listing standards of Nasdaq.

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Section 4.20 Related Party Transactions. Except as expressly set forth in the SEC Reports and the Subscription Agreements, there are no Contracts, transactions, arrangements or understandings between Piermont or its Affiliates, on the one hand, and Sponsor, any Affiliate of Sponsor or any director, officer, employee, shareholder, warrant holder or Affiliate of Piermont, on the other hand.

Section 4.21 Investment Company Act; JOBS Act. Piermont is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company”, in each case, within the meaning of the Investment Company Act of 1940, as amended. Piermont constitutes an “emerging growth company” within the meaning of the JOBS Act.

Section 4.22 Absence of Changes. Since March 31, 2026, (a) there has not been any event or occurrence that has had, individually or in the aggregate, a Piermont Material Adverse Effect and (b) Piermont has, in all material respects, conducted its business and operated its properties in the ordinary course of business consistent with past practice.

Section 4.23 Restrictions on Business Activities. Except as disclosed in Schedule 4.22, there is no agreement, commitment, judgment, injunction, order or decree binding upon Piermont or its assets or to which Piermont is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Piermont, any acquisition of property by Piermont or the conduct of business by Piermont as currently conducted other than such effects, individually or in the aggregate, which have not had and could not reasonably be expected to have a Piermont Material Adverse Effect.

Section 4.24 Certain Provided Information. The information relating to Piermont supplied or to be supplied by the Piermont or its Affiliates or Representatives for inclusion in the Proxy Statement will not, as of the date on which the Proxy Statement, or any amendment or supplement thereto, is first distributed to the holders of Piermont Ordinary Shares or at the time of the Special Meeting, contain any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading.

Section 4.25 No Other Representations. Except as provided in this ARTICLE IV (as modified by the Schedules), neither Piermont nor any of its representatives, nor any other Person has made, or is making, any representation or warranty whatsoever in respect of Piermont.

ARTICLE V

COVENANTS OF THE COMPANY

Section 5.1 Conduct of Business.

(a) From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms (the “Interim Period”), the Company shall, and shall cause Pubco and its Subsidiaries (including the Merger Subs) to, except as expressly contemplated by this Agreement or as consented to in writing by Piermont (such consent not to be unreasonably withheld, conditioned or delayed), use commercially reasonable efforts to (i) conduct and operate its business in the ordinary course of business consistent with past practices, (ii) preserve intact the current business organization of Pubco, the Company, and their respective Subsidiaries and (iii) preserve its relationships with Governmental Authorities, material suppliers, customers, vendors, lessors and other Persons having material business relationships with Pubco, the Company, and their respective Subsidiaries. Without limiting the generality of the foregoing, except as contemplated by this Agreement, as set forth on Schedule 5.1 or as consented to by Piermont in writing, or as required by applicable Law, the Company shall not, and the Company shall cause Pubco and its Subsidiaries (including the Merger Subs) not to, during the Interim Period:

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(b) change or amend its certificate of formation, certificate of incorporation, bylaws, limited liability company agreement or other organizational documents;

(c) make, declare, set aside, establish a record date for or pay any dividend, return of capital or other distribution of profits or assets (whether in cash, stock or property or other combination thereof), other than any dividends, return of capital or other distributions from any wholly-owned Subsidiary of the Company or Pubco either to Pubco or the Company or any other wholly-owned Subsidiaries of Pubco or the Company;

(d) enter into a Contract that would be a Specified Contract if entered into prior to the date hereof, or modify, amend, terminate or waive any material right under any Specified Contract or any Real Property Lease, in each case other than in the ordinary course of business consistent with past practice;

(e) except in the ordinary course of business, sell, transfer, convey, lease or license any Owned Real Property;

(f) authorize for issuance, issue, deliver, sell, transfer, pledge or dispose of or otherwise place or suffer to exist any Lien (other than a Permitted Lien) on, any Equity Securities of Pubco, the Company, or any of their respective Subsidiaries;

(g) sell, assign, transfer, convey, lease, license, abandon, allow to lapse or expire, subject to, grant or suffer to exist any Lien (other than Permitted Liens) on, or otherwise dispose of, any material assets, rights or properties (including material Intellectual Property), other than (i) the sale or license of goods and services to customers in the ordinary course of business, (ii) the sale or other disposition of assets or equipment deemed by the Company in its reasonable business judgment to be obsolete or otherwise warranted in the ordinary course of business, (iii) grants of non-exclusive licenses of Intellectual Property to customers in the ordinary course of business, or (iv) transactions among Pubco, the Company, and their respective wholly-owned Subsidiaries or among such wholly-owned Subsidiaries;

(h) settle or compromise any pending or threatened Action, waive any material claims or rights, or enter into any consent decree or settlement agreement with any Governmental Authority against or affecting any of Pubco, the Company, or their respective Subsidiaries or any assets of Pubco, the Company, or their respective Subsidiaries, other than settlements where the amount paid in settlement or compromise does not exceed $150,000 individually or $300,000 in the aggregate;

(i) Except as otherwise required by the terms of any existing Company Benefit Plans as in effect on the date hereof, (i) increase the compensation or benefits of any current or former officer or director of Pubco, the Company, or their respective Subsidiaries, (ii) pay or promise to pay, fund or promise to fund any new, enter into or make any grant of any retirement or pension, severance, change in control, transaction bonus, equity or equity-based, retention or termination or similar payment or arrangement to any current or former employees, officers, directors, consultants or independent contractors of Pubco, the Company, or their respective Subsidiaries, (iii) establish any trust or take any action to accelerate any payments or benefits, or accelerate the vesting, the time of payment or the funding, or secure the funding of any payments or benefits, payable or to become payable to any current or former employees, officers, directors, consultants or independent contractors of Pubco, the Company, or their respective Subsidiaries, or (iv) make any change in the key management structure of Pubco, the Company, or their respective Subsidiaries, including the hiring of additional officers or the termination of any employees at the level of director or above or with an annual base salary of $180,000 or above, other than terminations for cause or due to death or disability;

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(j) make any loans or advance any money or other property to any Person, except (i) prepayments and deposits paid to suppliers of Pubco, the Company, or any of their respective Subsidiaries in the ordinary course of business, (ii) trade credit extended to customers of Pubco, the Company, or any of their respective Subsidiaries in the ordinary course of business, (iii) advances or other payments among Pubco, the Company, and their respective Subsidiaries and (D) advances in the ordinary course of business of Pubco, the Company, or their respective Subsidiaries and consistent with past practice to employees, officers or directors of Pubco, the Company, or any of their respective Subsidiaries for out-of-pocket expenses;

(k) redeem, purchase, repurchase or otherwise acquire, or offer to redeem, purchase, repurchase or acquire, any Equity Securities of Pubco, the Company or any of their respective Subsidiaries other than transactions solely between Pubco, the Company, and/or their respective wholly-owned Subsidiaries or solely between such wholly-owned Subsidiaries or transactions to purchase Equity Securities from service providers who have terminated employment for no more than the lesser of cost or fair market value;

(l) adjust, split, combine, subdivide, recapitalize, reclassify or otherwise effect any change in respect of any Equity Securities of Pubco, the Company, or any of their respective Subsidiaries;

(m) make any change in accounting principles or methods of financial accounting affecting the reported consolidated assets, liabilities or results of operations of Pubco, the Company, and their respective Subsidiaries, other than as may be required by GAAP or applicable Law;

(n) (i) acquire by merger or consolidation with, or merge or consolidate with, or purchase substantially all of the assets of or a controlling equity interest in, any corporation, partnership, association, joint venture or other business organization or division thereof, (ii) make any acquisition of any assets, business, Equity Securities or other properties in excess of $500,000 individually or $2,000,000 in the aggregate, other than in the ordinary course of business, or (iii) adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Pubco, the Company, or their respective Subsidiaries;

(o) make, change or revoke any Tax election, change or revoke any accounting method with respect to Taxes, file any Tax Return in a manner inconsistent with past practice, settle or compromise any Tax claim or Tax liability, enter into any closing agreement with respect to any Tax, or surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim, action or assessment;

(p) take any action, or knowingly fail to take any action, where such action or failure to act could reasonably be expected to prevent the Mergers from qualifying for the Intended Income Tax Treatment;

(q) other than draws under Pubco’s, the Company’s, or their respective Subsidiaries’ credit facilities, and other than in the ordinary course of business and consistent with past practices, incur, create or assume any material Indebtedness;

(r) modify the terms of Pubco’s, the Company’s, or their respective Subsidiaries’ credit facilities in any respect that is material and adverse to Pubco or the Company;

(s) other than in the ordinary course of business consistent with past practice, enter into any agreement that materially restricts the ability of Pubco, the Company, or their respective Subsidiaries to engage or compete in any existing line of business, enter into any agreement that materially restricts the ability of Pubco, the Company, or their respective Subsidiaries to enter into a new line of business, or enter into any new line of business;

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(t) make any capital expenditures that in the aggregate exceed $300,000;

(u) enter into any Contract with any broker, finder, investment banker or other Person under which such Person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions;

(v) form any non-wholly-owned Subsidiary;

(w) enter into any commodities or currency hedging transaction, other than in the ordinary course of business consistent with past practices;

(x) waive any amount owed to any of Pubco, the Company, or any of their respective Subsidiaries by a customer or transfer any material assets to a customer, in each case, other than in the ordinary course of business;

(y) enter into any Contract between or among a Stockholder Related Party and Pubco, the Company, or their respective Subsidiaries;

(z) fail to use commercially reasonable efforts to maintain the Insurance Policies in accordance with their respective terms (other than to replace existing policies with substantially comparable policies);

(aa) modify, amend or otherwise change the terms of any borrowing between a Stockholder Related Party and Pubco, the Company, or their respective Subsidiaries;

(bb) authorize, agree or enter into any Contract to do any action prohibited under Section 5.1(a) through (bb).

Notwithstanding anything to the contrary contained herein (including this Section 5.1), nothing in this Section 5.1 is intended to give Piermont or any of their respective Affiliates, directly or indirectly, the right to control or direct the business or operations of Pubco, the Company, or their respective Subsidiaries prior to the Closing, and prior to the Closing, Pubco, the Company, and their respective Subsidiaries shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over their respective businesses and operations.

Section 5.2 Inspection. Subject to confidentiality obligations and similar restrictions that may be applicable to information furnished to Pubco, the Company, or any of their respective Subsidiaries by third parties that may be in a Company Party’s possession from time to time, and except for any information which (x) is prohibited from being disclosed by applicable Law or (y) on the advice of legal counsel of the Company would result in the loss of attorney-client privilege or other privilege from disclosure, the Company shall, and shall cause Pubco and its Subsidiaries to, afford to Piermont and its Representatives reasonable access during the Interim Period, and with reasonable advance notice, in such manner as to not interfere unreasonably with the normal operation of Pubco, the Company, and their respective Subsidiaries and so long as reasonably feasible or permissible under applicable Law, to the properties, facilities, books, Tax Returns, records and appropriate officers and employees of Pubco, the Company, and their respective Subsidiaries, and shall use its reasonable best efforts to furnish such Representatives with all financial and operating data and other information concerning the affairs of Pubco, the Company, and their respective Subsidiaries that are in the possession of a Company Party, in each case, as Piermont and its Representatives may reasonably request; provided that such access shall not include any invasive or intrusive investigations or testing, sampling or analysis of any properties, facilities or equipment of Pubco, the Company, or their respective Subsidiaries. The Parties shall use reasonable best efforts to make alternative arrangements for such disclosure where the restrictions in the preceding sentence apply. All information obtained by Piermont and its Representatives under this Agreement shall be subject to the Confidentiality Agreement.

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Section 5.3 No Claim Against the Trust Account. The Company acknowledges that it has read Piermont’s final prospectus, dated November 30, 2021, the other SEC Reports and the Piermont Organizational Documents and understands that Piermont has established the Trust Account described therein for the benefit of Piermont’s public shareholders and that disbursements from the Trust Account are available only in the limited circumstances set forth in the Trust Agreement. The Company further acknowledges that, if the Transactions, or, in the event of a termination of this Agreement, another Business Combination, are not consummated by March 3, 2026 or such later date as approved by the shareholders of Piermont to complete a Business Combination, Piermont will be obligated to return to its shareholders the amounts being held in the Trust Account. Accordingly, the Company (on behalf of itself and Pubco and its Affiliates and equity holders) hereby waives any past, present or future claims (whether based on contract, tort, equity or any other theory of legal liability) of any kind in or any right to access any monies in the Trust Account and agrees not to seek recourse against the Trust Account or any funds distributed therefrom to Piermont’s shareholders as a result of, or arising out of, in connection with or relating in any way to this Agreement or the Transactions with Piermont; provided that notwithstanding anything herein or otherwise to the contrary (x) nothing herein shall serve to limit or prohibit Pubco’s or the Company’s right to pursue a claim against Piermont for legal relief against monies or other assets held outside the Trust Account, for specific performance or other equitable relief in connection with the consummation of the Transactions (including a claim for Piermont to specifically perform its obligations under this Agreement and cause the disbursement of the balance of the cash remaining in the Trust Account (after giving effect to the Piermont Shareholder Redemption) to Pubco or the Company in accordance with the terms of this Agreement and the Trust Agreement), and (y) nothing herein shall serve to limit or prohibit any claims that Pubco or the Company may have in the future against Piermont’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account (other than to its shareholders in connection with redemptions effected prior to a Business Combination) and any assets that have been purchased or acquired by Piermont or any successor thereof or any of their respective Affiliates with any such funds or otherwise following a Business Combination). This Section 5.3 shall survive the termination of this Agreement for any reason.

Section 5.4 Preparation and Delivery of Additional Company Financial Statements. The Company will use commercially reasonable efforts to provide Piermont with the Company’s consolidated annual financial information for the year ended on or after March 31, 2026 as soon as practicable and any subsequent quarterly period (other than a quarterly period ending on the last day of an annual period) by the 45th (forty-fifth calendar day following the end of each such quarterly period. All of the financial statements to be delivered pursuant to this Section 5.4 (the “Additional Financial Statements”) will be prepared under GAAP (except as may be indicated in the notes thereto) in accordance with requirements of the PCAOB for public companies. The Additional Financial Statements will fairly present in all material respects the financial position and results of operations of the Company as of the date or for the periods indicated, except as otherwise indicated in such statements and, in the case of interim financial statements, subject to the absence of footnotes and other presentation items and for normal or immaterial year-end adjustments. The Company will use commercially reasonable efforts to promptly provide additional Company financial information reasonably requested by Piermont for inclusion in the Proxy Statement and any other filings to be made by Piermont or Pubco with the SEC.

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Section 5.5 FIRPTA and IRS Form W-9 or W-8. At the Closing, Piermont shall deliver to Pubco and the Company in a manner consistent and in accordance with the requirements of Treasury Regulation Sections 1.897-2(g), (h) and 1.1445-2(c)(3), certifying that no interest in Piermont is, or has been during the relevant period specified in Section 897(c)(1)(A)(ii) of the Code, a “U.S. real property interest” within the meaning of Section 897(c) of the Code, and a form of notice to the Internal Revenue Service prepared in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2), and (b) IRS Form W-9 or applicable Form W-8 from each of the Piermont Shareholders.

Section 5.6 Termination of Affiliate Arrangements. As of immediately prior to the Closing, the Company shall take all actions necessary to cause any Affiliate Agreement, other than those set forth on Schedule 5.6 (which shall continue to be in effect following the Closing), to be terminated without any further force and effect and with no further liability thereunder to Pubco, the Company, or their respective Subsidiaries and without any liability or other obligation to Pubco, the Company, and their respective Subsidiaries following the Closing.

Section 5.7 No Piermont Share Transactions. The Company acknowledges and agrees that it is aware, and that the Company’s Affiliates are aware (and, to the Knowledge of the Company, each of their respective Representatives is aware or, upon receipt of any material nonpublic information of Piermont, will be advised) of the restrictions imposed by U.S. federal securities Laws and the rules and regulations of the SEC promulgated thereunder or otherwise (the “Federal Securities Laws”) and other applicable foreign and domestic Laws and Nasdaq on a Person possessing material nonpublic information about a publicly traded company. The Company hereby agrees that, while it is in possession of such material nonpublic information, it shall not purchase or sell any securities of Piermont (other than to engage in the Transactions), take any other action with respect to Piermont in violation of such Laws, or cause or encourage any third party to do any of the foregoing.

Section 5.8 Repayment of Executive Officer Loans. The Company shall cause each loan made to any executive officer of the Company, all of which are identified on Schedule 5.8 in the amounts set forth next to each such borrower’s name on Schedule 5.8, together with all accrued but unpaid interest thereon (collectively, the “Terminated Loans”), to be repaid in full and terminated without any further force and effect and without any liability or other obligation to the Company and its Subsidiaries, no later than one (1) Business Day prior to the Closing Date.

Section 5.9 Notification. During the Interim Period, the Company shall notify Piermont, promptly upon gaining Knowledge thereof, in writing if there has occurred any event or occurrence that (i) causes any covenant or agreement of any of the Company Party’s contained in this Agreement to be breached, (ii) that renders inaccurate any representation or warranty of the Company contained in this Agreement or (iii) that would reasonably be expected to result in a Company Material Adverse Effect, in each case of clauses (i) - (iii), such that it would result in the failure of any of the conditions set forth in Section 8.2 to be satisfied on or before the Termination Date. The delivery of any such notice pursuant to this Section 5.9 shall not cure any breach of any representation, warranty, covenant or agreement contained in this Agreement or otherwise limit or affect the remedies available hereunder. Notwithstanding anything to the contrary, the Company shall not be in breach of this Section 5.9 (including for purposes of the conditions set forth in Section 8.2) unless and to the extent that it has committed a Willful Breach of this Section 5.9.

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Section 5.10 Company Stock Rights. All Company Stock Rights shall convert into the rights prescribed by Section 2.7(a)(iii), above.

Section 5.11 Company Stockholder Approval. As promptly as reasonably practicable following the execution of this Agreement, the Company shall duly call and hold a meeting of its stockholders to consider and vote upon the approval of this Agreement and the transactions contemplated hereby (the “Company Stockholder Approval”) in accordance with the NYBCL and the Company’s certificate of incorporation and bylaws. Subject to this Section 5.11, the Board of Directors shall recommend that the Company’s stockholders approve this Agreement and shall include such recommendation in any proxy or solicitation materials. The Company shall use commercially reasonable efforts to solicit and obtain the Company Stockholder Approval. Notwithstanding the foregoing, the Board of Directors may withhold, withdraw or modify its recommendation if, after consultation with outside legal counsel, it determines in good faith that failure to do so would be inconsistent with its fiduciary duties under the NYBCL; provided that the Company shall nevertheless submit this Agreement to its stockholders unless this Agreement has been terminated in accordance with its terms.

Section 5.12 Indemnification and Directors’ and Officers’ Insurance.

(a) All rights to indemnification for acts or omissions occurring through the Closing Date now existing in favor of the current and former directors and/or officers of Pubco, the Company, and Piermont (each, a “D&O Indemnified Person”) under applicable law or as provided in the organizational documents of Pubco, the Company, and Piermont or in any indemnification agreements in force as of the date of this Agreement with respect to matters occurring prior to or at the Closing shall survive and shall continue in full force and effect in accordance with their terms. Prior to or at the Closing, the Company shall enter into new indemnification agreements with each individual listed in Schedule 5.1(a).

(b) Without limiting any additional rights that any Person may have under any other agreement, for a period of six (6) years after the Closing Date, each of Pubco, the Company, and Piermont shall, jointly and severally, indemnify and hold harmless each D&O Indemnified Person against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to (i) the fact that the D&O Indemnified Person is or was an officer, director, employee, manager, managing member, partner (general or limited), fiduciary or agent of Pubco, the Company, or Piermont prior to the Closing Date or (ii) any matters existing or occurring at or prior to the Closing Date (including this Agreement and the transactions and actions contemplated hereby), whether asserted or claimed on or after the Closing Date, to the fullest extent permitted under applicable law. In the event of any such claim, action, suit, proceeding or investigation, (x) each D&O Indemnified Person will be entitled to advancement of expenses incurred in the defense of any claim, action, suit, proceeding or investigation from Pubco or the Company within ten (10) business days of receipt by Pubco or the Company from the D&O Indemnified Person of a request therefor; provided, that any Person to whom expenses are advanced provides an undertaking to return the advance if it is ultimately determined that the Person is not entitled to indemnification, (y) none of Pubco, the Company, Piermont, or any of their respective Affiliates shall settle, compromise or consent to the entry of any judgment in any proceeding or threatened action, suit, proceeding, investigation or claim in which indemnification could be sought by a D&O Indemnified Person hereunder, unless such settlement, compromise or consent includes an unconditional release of all such D&O Indemnified Persons from all liability arising out of such action, suit, proceeding, investigation or claim (including all claims for plaintiffs’ attorney’s fees and expenses) or such D&O Indemnified Person otherwise consents and (z) Pubco, the Company, Piermont, and their respective Affiliates shall cooperate in the defense of any such matter.

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(c) Upon the Closing, Pubco shall purchase a prepaid insurance policy (i.e., “tail coverage”) which policy provides liability insurance coverage for the D&O Indemnified Persons of Piermont on no less favorable terms (including in amount and scope) as the policy or policies maintained by Piermont at the date of this Agreement (but in any event on terms that are reasonably prudent in circumstances) for the benefit of such individuals for an aggregate period of not less than six (6) years with respect to claims arising from acts, events or omissions that occurred at or prior to the Closing, including with respect to the Transactions. Such policy shall be from an insurance carrier with the same or better credit rating as the current insurance carrier(s) of Piermont with respect to directors’ and officers’ liability insurance.

(d) Upon the Closing, Pubco shall purchase (or continue if already in place) a prepaid insurance policy (i.e., “tail coverage”) which policy provides liability insurance coverage for the D&O Indemnified Persons of Pubco and the Company on no less favorable terms (including in amount and scope) as the policy or policies maintained by the Company at the date of this Agreement for the benefit of such individuals for an aggregate period of not less than six (6) years with respect to claims arising from acts, events or omissions that occurred at or prior to the Closing, including with respect to the Transactions. Such policy shall be from an insurance carrier with the same or better credit rating as the current insurance carrier(s) of the Company with respect to directors’ and officers’ liability insurance.

(e) Upon the Closing, Pubco shall purchase a directors’ and officers’ insurance policy in a reasonably prudent amount which policy provides liability insurance coverage with respect to claims arising from acts, events or omissions that occur after the Closing. Such policy shall be from an insurance carrier with the same or better credit rating as the current insurance carrier(s) of the Company with respect to directors’ and officers’ liability insurance.

(f) If Pubco, the Company, or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, in each such case, to the extent necessary, proper provision will be made so that the successors and assigns of Piermont assume the obligations set forth in this Section 5.12.

(g) The provisions of this Section 5.12 are intended to be for the benefit of, and will be enforceable by, each of the D&O Indemnified Persons and may not be changed after Closing without the consent of Pubco, the Company, and a majority of those D&O Indemnified Persons serving on Pubco’s board of directors after the Closing Date.

ARTICLE VI

COVENANTS OF PIERMONT

Section 6.1 Conduct of Piermont During the Interim Period.

(a) During the Interim Period, except as set forth on Schedule 6.1, as required by this Agreement, as consented to by the Company in writing (which consent shall not be unreasonably conditioned, withheld or delayed, except in the case of clause (ix) below which consent will be granted or withheld in the Company’s sole discretion), or as required by applicable Law, Piermont shall not:

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(i) change, amend, restate, supplement or otherwise modify any of the Trust Agreement, the Piermont Organizational Documents, provided that the Piermont Organizational Documents may be amended to extend the deadline for Piermont to complete a Business Combination contained therein without the consent of the Company;

(ii) (A) declare, set aside or pay any dividends on, or make any other distribution in respect of any outstanding Equity Securities of Piermont; (B) split, combine or reclassify any Equity Securities of Piermont; or (C) other than in connection with the Mergers or Piermont Shareholder Redemption, repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any Equity Securities of Piermont;

(iii) make, change or revoke any Tax election, adopt, change or revoke any accounting method with respect to Taxes, settle or compromise any Tax claim or Tax liability, enter into any closing agreement with respect to any Tax, file any Tax Return in a manner inconsistent with past practice or surrender any right to claim a refund of Taxes;

(iv) take any action, or knowingly fail to take any action, where such action or failure to act could reasonably be expected to prevent the Mergers from qualifying for the Intended Income Tax Treatment;

(v) enter into, renew or amend in any material respect, any transaction or Contract with an Affiliate of Piermont (including, for the avoidance of doubt, (A) the Sponsor and (B) any Person in which any Sponsor has a direct or indirect legal, contractual or beneficial ownership interest of 5% or greater);

(vi) waive, release, compromise, settle or satisfy any pending or threatened material claim or Action or compromise or settle any liability;

(vii) incur, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any Indebtedness;

(viii) (A) offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any Equity Securities other than Piermont Equity Securities pursuant to the Subscription Agreements or (B) amend, modify or waive any of the terms or rights set forth in, any Piermont Warrant or the applicable warrant agreement, including any amendment, modification or reduction of the warrant price set forth therein;

(ix) enter into any Contract with any broker, finder, investment banker or other Person under which such Person is or will be entitled to any brokerage fee, finders’ fee or other commission that is payable by the Company or any of its Affiliates, or by Piermont in connection with the Transactions; or

(x) enter into any agreement, or otherwise become obligated, to do any action prohibited under this Section 6.1(a).

(b) During the Interim Period, Piermont shall comply with, and continue performing under, as applicable, the Piermont Organizational Documents, the Trust Agreement, the Transaction Agreements and all other agreements or Contracts to which Piermont is party.

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Section 6.2 Trust Account Proceeds. Upon satisfaction or waiver of the conditions set forth in ARTICLE VIII and provision of notice thereof to the Trustee (which notice Piermont shall provide to the Trustee in accordance with the terms of the Trust Agreement), in accordance with and pursuant to the Trust Agreement, (a) at the Closing, Piermont (i) shall cause any documents, opinions and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered and (ii) shall cause the Trustee to (A) pay as and when due all amounts payable to the shareholders of Piermont pursuant to the Piermont Shareholder Redemption, (B) pay the amounts due for all remaining unpaid transaction expenses and (C) pay all remaining amounts then available in the Trust Account to Pubco for immediate use, or as otherwise directed by Piermont and agreed to by Pubco and the Company, subject to this Agreement and the Trust Agreement, and (b) thereafter, the Trust Account shall terminate, except as otherwise provided in the Trust Agreement.

Section 6.3 Inspection. Subject to confidentiality obligations and similar restrictions that may be applicable to information furnished to Piermont by third parties that may be in Piermont’s possession from time to time, and except for any information which (x) is prohibited from being disclosed by applicable Law or (y) on the advice of legal counsel of Piermont would result in the loss of attorney-client privilege or other privilege from disclosure, Piermont shall afford to Pubco, the Company, their respective Affiliates and their respective Representatives reasonable access during the Interim Period, and with reasonable advance notice, so long as reasonably feasible or permissible under applicable Law, to the books, Tax Returns, records and appropriate officers and employees of Piermont, and shall use its reasonable best efforts to furnish such Representatives with all financial and operating data and other information concerning the affairs of Piermont, in each case as Pubco, the Company, and their respective Representatives may reasonably request for purposes of the Transactions. The Parties shall use reasonable best efforts to make alternative arrangements for such disclosure where the restrictions in the preceding sentence apply. All information obtained by Pubco, the Company, and their respective Representatives under this Agreement shall be subject to the Confidentiality Agreement.

Section 6.4 Piermont Public Filing Delinquency Cure. From the date hereof through the Closing, Piermont will use commercially reasonable efforts to file with the SEC all required filings under the Securities Laws as required to bring Piermont into compliance under the Securities Laws and Nasdaq regulations and shall then keep current and timely file all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable Securities Laws (the “Piermont Reporting Cure”).

Section 6.5 Piermont Board Recommendation. The board of directors of Piermont shall not (and no committee or subgroup thereof shall) change, withdraw, withhold, amend, qualify or modify, or (privately or publicly) propose to change, withdraw, withhold, amend, qualify or modify, the Piermont Board Recommendation for any reason. The board of directors of Piermont shall publicly reaffirm the Piermont Board Recommendation within five (5) Business Days of receipt of a written request therefor from the Company; provided that Piermont shall be obligated to make only two (2) such public reaffirmations.

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ARTICLE VII

JOINT COVENANTS

Section 7.1 Efforts to Consummate.

(a) Subject to the terms and conditions set forth in this Agreement, each of the Parties shall use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary or advisable to consummate and make effective as promptly as reasonably practicable the Transactions contemplated by this Agreement (including (i) preparation and agreement upon the form of each of (A) the Registration Statement (as defined below), (B) the amended and restated certificate of incorporation of Pubco, (C) the amended and restated bylaws of Pubco, (D) the Lockup Agreement, (E) the A&R Registration Rights Agreement, (F) the Certificates of Merger, and (G) the Incentive Equity Plan (defined below), (ii) the satisfaction of the closing conditions set forth in ARTICLE VIII and (iii) consummating the PIPE Investment (as defined below) in accordance with Section 7.10). Without limiting the generality of the foregoing, each of the Parties shall use reasonable best efforts to: (y) obtain any Consents from, or file any notices to, any Governmental Authorities or other Persons necessary to change the name of the authorized permittee of any Permits held by the Company to the name of the Surviving Acquisition Company, as necessary for the continued lawful conduct of the business of Pubco and the Company after Closing, and (z) obtain, file with or deliver to, as applicable, any Consents of, or notices to, any Governmental Authorities (including any applicable Competition Authorities) or other Persons necessary to consummate the Transactions and the transactions contemplated by the Transaction Agreements. Each Party shall (I) make any appropriate filings pursuant to the HSR Act with respect to the Transactions promptly (and in any event within ten (10) Business Days) following the date of this Agreement (II) submit notifications (including draft notifications, as applicable), filings, notices and other required submissions pursuant to the Competition Laws or Investment Screening Laws of the other jurisdictions set forth on Schedule 7.1(a) with respect to the transactions contemplated by this Agreement as promptly as practicable following the date of this Agreement (and any filing fees associated with any such filings shall be paid by Pubco or the Company) and (III) respond as promptly as reasonably practicable to any requests by any Governmental Authority (including any Competition Authorities) for additional information and documentary material that may be requested pursuant to any Competition Laws (including the HSR Act) or Investment Screening Laws. Piermont shall promptly inform the Company of any communication between any Piermont Party, on the one hand, and any Governmental Authority (including any Competition Authorities), on the other hand, and the Company shall promptly inform Piermont of any communication between the Company, on the one hand, and any Governmental Authority, on the other hand, in either case, regarding any of the Transactions or any Transaction Agreement. Without limiting the foregoing, each Party and their respective Affiliates shall not extend any waiting period, review period or comparable period under the HSR Act or any other Competition Laws or Investment Screening Laws or enter into any agreement with any Governmental Authority not to consummate the Transactions or by the other Transaction Agreements, except with the prior written consent of Piermont and the Company.

(b) During the Interim Period, Piermont, on the one hand, and the Company, on the other hand, shall give counsel for the Company (in the case of Piermont) or Piermont (in the case of the Company Parties), a reasonable opportunity to review in advance, and consider in good faith the views of the other in connection with, any proposed written communication to any Governmental Authority (including any Competition Authorities) relating to the Transactions or the Transaction Agreements. Each of the Parties agrees not to participate in any substantive meeting or discussion, either in person or by telephone with any Governmental Authority in connection with the Transactions unless it consults with, in the case of any Piermont Party, the Company, or, in the case of the Company, Piermont in advance and, to the extent not prohibited by such Competition Authority, gives, in the case of Piermont, the Company, or, in the case of the Company Parties, Piermont, the opportunity to attend and participate in such meeting or discussion.

(c) Notwithstanding anything to the contrary in the Agreement, (i) in the event that this Section 7.1 conflicts with any other covenant or agreement in this Agreement that is intended to specifically address any subject matter, then such other covenant or agreement shall govern and control solely to the extent of such conflict and (ii) other than for de minimis costs and expenses, in no event shall Piermont, the Merger Subs, Pubco, or the Company or its Subsidiaries be obligated to bear any expense or pay any fee or grant any concession in connection with obtaining any consents, authorizations or approvals pursuant to the terms of any Contract to which Pubco, the Company, or their respective Subsidiaries is a party or otherwise in connection with the consummation of the Transactions.

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(d) During the Interim Period, Piermont, on the one hand, and the Company, on the other hand, shall each notify the other in writing promptly after learning of any shareholder demands or other shareholder proceedings (including derivative claims) relating to this Agreement, any other Transaction Agreements or any matters relating thereto (collectively, the “Transaction Litigation”) commenced against, in the case of Piermont or any of their respective Representatives (in their capacity as a representative of a Piermont Party) or, in the case of the Company, any Subsidiary of the Company or any of their respective Representatives (in their capacity as a representative of the Company or its Subsidiaries). Piermont and the Company shall each (i) keep the other reasonably informed regarding any Transaction Litigation, (ii) give the other the opportunity to, at its own cost and expense, participate in the defense, settlement and compromise of any such Transaction Litigation and reasonably cooperate with the other in connection with the defense, settlement and compromise of any such Transaction Litigation, (iii) consider in good faith the other’s advice with respect to any such Transaction Litigation and (iv) reasonably cooperate with each other.

Section 7.2 Registration Statement; Proxy Statement; Special Meeting.

(a) Registration Statement and Proxy Statement. As promptly as reasonably practicable after the execution of this Agreement, Piermont and Pubco and the Company shall jointly prepare and file with the SEC a registration statement on Form S-4 (together with all amendments thereto, the “Registration Statement”) registering the Pubco Class A Common Stock to be issued as Merger Consideration and the Pubco Class A Common Stock to be issued in the Reorganization Merger (including those issuable upon conversion of the Pubco Class B Common Stock to be issued in the Reorganization Merger) for offer and sale under the Securities Act. The Registration Statement shall include a proxy statement/prospectus in connection with the Transactions (as amended or supplemented, the “Proxy Statement”) to be filed by Piermont on Schedule 14A and used for soliciting proxies from holders of Piermont Ordinary Shares to vote at the Special Meeting, as adjourned or postponed, in favor of the Piermont Shareholder Matters. The Parties will provide each other, as promptly as reasonably practicable, with such information concerning Pubco, the Company, or Piermont as may be necessary for the information concerning Pubco, the Company, or Piermont in the Registration Statement, Proxy Statement and Other Filings (as defined below) to comply with all applicable provisions of and rules under the Securities Act, the Exchange Act, the Companies Act, the NYBCL, and the NRS in connection with the preparation, filing and distribution of the Registration Statement and Proxy Statement and the solicitation of proxies thereunder, the calling and holding of the Special Meeting and the preparation and filing of the Other Filings. The information relating to a Party furnished by or on behalf of such Party in writing expressly for inclusion in such filings will not, (i) in the case of the Registration Statement and the Proxy Statement, as of (A) the Registration Statement Effectiveness Date, (B) the date of mailing of the Registration Statement and Proxy Statement to the holders of Piermont Ordinary Shares, (C) the date and time of the Special Meeting or (D) the Effective Time, or (ii) in the case of any Other Filing, on the date of its filing, contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, at such time and in light of the circumstances under which they were made, not false or misleading. Without limiting the foregoing, the Party providing information with respect to itself will use commercially reasonable efforts to ensure that (A) the Registration Statement and Proxy Statement do not, as of (I) the Registration Statement Effectiveness Date, (II) the date of mailing of the Registration Statement and Proxy Statement to the holders of Piermont Ordinary Shares, (III) the date and time of the Special Meeting, or (IV) the Effective Time, and (B) any Other Filing does not, as of the date of its filing, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made based on information provided by such Party, in the light of the circumstances under which they were made, not misleading (provided that a Party will not be responsible for the accuracy or completeness of any information relating to the other Party providing such information or any other information furnished in writing by such providing Party expressly for inclusion in Registration Statement and Proxy Statement). Whenever any information is discovered or event occurs which would reasonably be expected to result in the Registration Statement or Proxy Statement containing any untrue statement of a material fact or omitting to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, Piermont or the Company, as the case may be, will promptly inform the other Party of such occurrence and cooperate with each other in filing with the SEC or its staff or any other Governmental Authority, and/or mailing to shareholders of Piermont, an amendment or supplement to the Registration Statement or Proxy Statement, as applicable. Each of the Parties shall use its commercially reasonable efforts to (1) cause the Registration Statement and Proxy Statement and Other Filings to, when filed with the SEC, comply in all material respects with all legal requirements applicable thereto, (2) respond as promptly as reasonably practicable to and resolve all comments received from the SEC concerning the Registration Statement and Proxy Statement, (3) cause all comments from the SEC on the Registration Statement and Proxy Statement to be cleared as promptly as practicable and (4) keep the Registration Statement effective as long as is necessary to consummate the Transactions. Neither Piermont nor Piermont shall file the Registration Statement, Proxy Statement, Other Filing or any amendment or supplement thereto or any other document proposed to be filed in connection therewith with the SEC without the prior written consent of the Company, such consent not to be unreasonably withheld, conditioned or delayed. Any filing fees relating to the filing of the Registration Statement or the Proxy Statement shall be borne by Pubco or the Company.

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(b) Comment Period. Piermont will notify the Company promptly upon the receipt by it or Piermont of any comments from the SEC or its staff or any request by the SEC, its staff or any other Governmental Authority for amendments or supplements to the Registration Statement, Proxy Statement or any Other Filing (as defined below) or for additional information, and will provide a copy of all written correspondence (or, to the extent such correspondence is oral, a complete summary thereof) from the SEC, its staff or any other Governmental Authority. Piermont and Pubco and the Company shall jointly prepare on behalf of Piermont, and Piermont shall file with the SEC on behalf of Piermont, any response letters to any comments from the SEC. Piermont shall not file any such response letter on its own behalf or that of Piermont without the prior written consent of the Company, such consent not to be unreasonably withheld, conditioned or delayed. Prior to the Registration Statement Effectiveness Date (as defined below), Piermont will take all action necessary under applicable Law to, in consultation with the Company, establish on behalf of Piermont a record date for the Special Meeting (as defined below).

(c) Effectiveness; Mailing; Proxy Solicitation. Piermont shall cause Registration Statement and Proxy Statement to be mailed to the Piermont Shareholders as soon as practicable after the date on which all SEC comments to the Registration Statement and Proxy Statement have been cleared and the Registration Statement becomes effective (the “Registration Statement Effectiveness Date”) (but in any event, within five (5) Business Days following such date, or such later time as may be agreed by Piermont and the Company) for the purpose of soliciting the proxies described in Section 7.2(a). Piermont shall include the Piermont Board Recommendation in the Proxy Statement, shall not withdraw or modify the Piermont Board Recommendation and shall otherwise take all lawful action to solicit and obtain the Required Piermont Shareholder Approval. Piermont will keep the Company reasonably informed regarding all matters relating to the proxy solicitation process, including by promptly furnishing any voting or proxy solicitation reports received by Piermont and similar updates regarding any requests for redemptions of Piermont Class A Ordinary Shares. With respect to any such shareholder outreach by Piermont, the Company shall use commercially reasonable efforts to provide to Piermont, and will use its commercially reasonable efforts to cause its Affiliates and Representatives, including legal and accounting representatives, to provide to Piermont, all cooperation reasonably requested by Piermont that is customary and reasonable in connection with such outreach including, among other things, (i) furnishing Piermont reasonably promptly following Piermont’s request with information reasonably available to it regarding the Company (including information to be used in the preparation of one or more information packages regarding the business, operations, financial projections and prospects of the Company) customary for such outreach activities, (ii) causing each of its Representatives with appropriate seniority and expertise to participate in a reasonable number of meetings, presentations, due diligence sessions and drafting sessions in connection with such outreach activities, (iii) assisting with the preparation of marketing materials and similar documents required in connection with such outreach activities, (iv) providing reasonable assistance to Piermont in connection with the preparation of pro forma financial information to be included in any marketing materials to be used in any outreach activities, and (v) cooperating with requests for due diligence to the extent customary and reasonable.

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(d) Special Meeting. Piermont will use its commercially reasonable efforts to take, in accordance with applicable Law and the Piermont Organizational Documents, all action necessary to duly call, give notice of, convene and hold an extraordinary general meeting of its shareholders (the “Special Meeting”) as promptly as reasonably practicable after the Registration Statement Effectiveness Date, to (i) consider and vote upon the approval of the Piermont Shareholder Matters and to cause such vote to be taken, and (ii) provide the shareholders of Piermont with the opportunity to elect to effect a redemption of Piermont Class A Ordinary Shares in exchange for a pro rata portion of the proceeds of the Trust Account. Piermont may only elect (in consultation with the Company) to postpone or adjourn such meeting if (A) a postponement or adjournment is required by Law or (B) a postponement or adjournment is required to provide additional time to consummate the Transactions. Piermont shall, following the Registration Statement Effectiveness Date, use its commercially reasonable efforts to take all actions necessary (in its discretion or at the request of the Company) to obtain the approval of the Piermont Shareholder Matters at the Special Meeting, including as such Special Meeting may be adjourned or postponed in accordance with this Agreement, including by soliciting from its shareholders proxies in favor of the Piermont Shareholder Matters and including in the Proxy Statement the Piermont Board Recommendation. Each party shall keep the other party reasonably informed regarding all matters relating to the Piermont Shareholder Matters and the Special Meeting, including by promptly furnishing any voting or proxy solicitation reports received by such party in respect of such matters and similar updates regarding any Piermont Shareholder Redemptions.

(e) Other Filings. As promptly as reasonably practicable after the execution of this Agreement (or as promptly as reasonably practical after the occurrence of any event or circumstance requiring the filing, issuance or other submission or public disclosure of any such filing, notice, statement, report or other document), Piermont and the Company will, in consultation with each other, prepare and file, issue or submit or publicly disclose any other filings, notices, statements, reports or other documents required under, and in accordance with, the Exchange Act, the Securities Act, applicable the Companies Act, NYBCL or any other Laws relating to the Transactions (collectively, the “Other Filings”). At a reasonable time prior to the filing, issuance or other submission or public disclosure of any Other Filing, Piermont or the Company, as applicable, shall be given an opportunity to review and comment upon drafts of such Other Filings, all reasonable comments to be accepted and incorporated by the Party of whom such Other Filing is required, and give its prior written consent to the form thereof prior to filing, issuance, submission or disclosure thereof, such consent not to be unreasonably withheld, conditioned or delayed.

Section 7.3 Exclusivity.

(a) During the Interim Period, neither the Company, nor any of its Representatives acting on its behalf (including the Company Stockholders) will (and the Company will cause its Representatives (including the Company Stockholders) not to), directly or indirectly, initiate, solicit, encourage, provide any information with respect to, or participate in, discussions, negotiations or transactions with any Person (other than Piermont and its Representatives (including the Insiders)), or enter into or deliver any agreement (including a confidentiality agreement, letter of intent, term sheet, indication of interest, indicative proposal or other agreement or instrument), with respect to any sale or other disposition (however effected) of all or substantially all of the assets of the Company or its Equity Securities other than the Transactions contemplated by this Agreement (a “Company Alternative Transaction”) nor shall it permit any of its Representatives (including any Company Stockholder) to take, whether directly or indirectly, any action to solicit, initiate, continue or engage in discussions or negotiations with, or enter into any agreement with, or encourage or respond to any proposal with respect to a Company Alternative Transaction. The Company shall promptly advise Piermont of any inquiry or proposal regarding a Company Alternative Transaction it may receive following the date hereof (including the terms related thereto). The Company and its Representatives (including the Company Stockholders) shall immediately discontinue any discussions or negotiations relating to any Company Alternative Transaction.

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(b) During the Interim Period, neither Piermont nor any of its Representatives acting on its behalf (including any Insider) will (and Piermont will cause its Representatives (including any Insider) not to), directly or indirectly, initiate, solicit, encourage, provide any information with respect to, or participate in, discussions, negotiations and/or transactions with any person (other than the Company and its Representatives (including the Company Stockholders)), and/or enter into or deliver any agreement or instrument (including a confidentiality agreement, letter of intent, term sheet, indication of interest, indicative proposal or other agreement or instrument), with respect to any business combination transaction involving Piermont and all or a material portion of the asset(s) and/or business(es) of any other person(s), whether by way of stock purchase, asset purchase, merger, business combination or otherwise, other than the Transactions contemplated by this Agreement (a “Piermont Alternative Transaction”) nor shall it permit any of its Representatives (including the Sponsor) to take, whether directly or indirectly, any action to solicit, initiate, continue or engage in discussions or negotiations with, or enter into any agreement with, or encourage or respond to any proposal with respect to a Piermont Alternative Transaction. Piermont and its Representatives (including any Insider) shall immediately discontinue any and all discussions or negotiations relating to any Piermont Alternative Transaction.

(c) Notwithstanding anything to the contrary, no Party shall be in breach of this Section 7.3 (including for the purposes of any of the conditions set forth in Section 8.2 or Section 8.3) unless and to the extent that such Party has committed a Willful Breach of this Section 7.3.

Section 7.4 Tax Matters.

(a) For U.S. federal income tax purposes (and for purposes of any applicable state or local income tax), each of Piermont, the Merger Subs, Pubco, and the Company intend that the Mergers should qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and to consummate the Merger in accordance with the provisions of Sections 368(a) of the Code, and that the Piermont Preferred Stock and Piermont Ordinary Shares shall each constitute voting stock for purposes of Section 368 of the Code (collectively, the “Intended Income Tax Treatment”). Piermont, Merger Subs, Pubco, and the Company will prepare and file all Tax Returns consistent with the Intended Income Tax Treatment set forth in this Section 7.04(a) and will not take any inconsistent position on any Tax Return or during the course of any audit, litigation or other proceeding with respect to Taxes, except as otherwise required by a determination within the meaning of Section 1313(a) of the Code. Each of Piermont, Merger Subs, Pubco, and the Company agree to promptly notify all other Parties of any challenge to the Intended Income Tax Treatment by any Governmental Authority. Piermont, the Merger Subs, Pubco and the Company shall cooperate with each other and their respective counsel to document and support the treatment of the Mergers in a manner consistent with the Intended Income Tax Treatment, including by providing any factual support letters, if applicable.

(b) None of Piermont, Merger Subs, Pubco, or the Company shall take or cause to be taken, or fail to take or cause to be taken, any action which could reasonably be expected to prevent the Mergers from qualifying for the Intended Income Tax Treatment. Pubco, the Company, Piermont and Merger Subs hereby adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulation Section 1.368-2(g). Neither Piermont nor Pubco or the Company shall take other action that is inconsistent with the tax characterization of the Intended Income Tax Treatment described in Section 7.4(a).

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(c) All transfer, stamp, documentary, sales, use, registration, value-added and other similar Taxes (including all applicable real estate transfer Taxes) incurred in connection with this Agreement and the transactions contemplated hereby (“Transfer Taxes”) will be borne by Pubco or the Company. Each of Piermont, the Merger Subs, Pubco, and the Company shall use commercially reasonable efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Transfer Tax that could be imposed in connection with the transactions contemplated hereby.

Section 7.5 Confidentiality; Publicity.

(a) Piermont acknowledges that the information being provided to it in connection with this Agreement and the Transactions is subject to the terms of the Confidentiality Agreement, the terms of which are incorporated herein by reference. The Confidentiality Agreement shall survive the execution and delivery of this Agreement and shall apply to all information furnished thereunder or hereunder and any other activities contemplated thereby.

(b) None of Piermont, the Company or any of their respective Affiliates shall make any public announcement or issue any public communication regarding this Agreement or the Transactions, or any matter related to the foregoing, without first obtaining the prior consent of the Company or Piermont, as applicable (which consent shall not be unreasonably withheld, conditioned or delayed), except if such announcement or other communication is required by applicable Law, in which case Piermont or the Company, as applicable, shall use their reasonable best efforts to coordinate such announcement or communication with the other Party, prior to announcement or issuance; provided, that each Party and its Affiliates may make announcements regarding the status and terms (including price terms) of this Agreement and the Transactions to their respective Representatives and indirect current or prospective limited partners or investors or otherwise in the ordinary course of their respective businesses, in each case, so long as such recipients are obligated to keep such information confidential without the consent of any other Party; and provided, further, that the foregoing shall not prohibit any Party from communicating with third parties to the extent necessary for the purpose of seeking any third party consent or with any Governmental Authorities under Section 7.1.

Section 7.6 Section 16 Matters. Prior to the Effective Time, Pubco and the Company’s boards of directors or an appropriate committee thereof shall take all such steps as may be required to adopt a resolution consistent with the interpretive guidance of the SEC so that the acquisition of Pubco Class A Common Stock pursuant to this Agreement by any officer or director of Piermont or the Company who is expected to become a director or officer (as defined under Rule 16a-1(f) of the Exchange Act) of Pubco for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder will be an exempt transaction under such rules and regulations.

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Section 7.7 Incentive Equity Plan. Prior to the Closing Date, Pubco shall approve and shall adopt an incentive equity plan (the “Incentive Equity Plan”) in the form to be agreed by the Parties. The Incentive Equity Plan shall provide that an aggregate number of shares of Pubco Class A Common Stock equal to 10.0% of the total combined number of shares of Pubco Class A Common Stock outstanding upon the Closing on a fully-diluted basis shall be reserved for issuance pursuant to the Incentive Equity Plan (plus customary evergreen provisions). Pubco shall file with the SEC a registration statement on Form S-8 (or any successor form or comparable form in another relevant jurisdiction) relating to Pubco Class A Common Stock issuable pursuant to the Incentive Equity Plan. Such registration statement shall be filed as soon as reasonably practicable after registration of shares on Form S-8, or any successor form or comparable form in another relevant jurisdiction, first becomes available to Pubco, and Pubco shall use commercially reasonable best efforts to maintain the effectiveness of such registration statement for so long as any awards issued under the Incentive Equity Plan remain outstanding.

Section 7.8 Nasdaq Listing. From the date hereof through the Closing, Piermont and Pubco and the Company shall cooperate to obtain listing and prepare and submit to Nasdaq a listing application for Pubco to become listed as a public company on Nasdaq as of the Closing and covering shares of Pubco Class A Common Stock to be listed on Nasdaq.

Section 7.9 Post-Closing Directors and Officers. Except as otherwise agreed in writing by the Company and Piermont prior to the Closing, and conditioned upon the occurrence of the Closing, Pubco and the Company shall take all such action within its power as may be necessary or appropriate such that effective as of the Effective Time, the board of directors and officers of Pubco will be comprised of the persons listed on Schedule 7.9, which persons shall be agreed upon by Piermont and the Company except that such board of directors shall include one (1) director chosen solely by the current board of directors of Piermont. Piermont shall take all necessary actions to secure the resignation of all members of the board of directors of Piermont.

Section 7.10 PIPE Investment. During the Interim Period, Piermont and the Company shall use their reasonable best efforts to identify, and obtain commitments from, potential investors (the “PIPE Investors”) for an investment in an aggregate amount of $5,000,000 or more to be consummated concurrently with or immediately prior to the Closing (“PIPE Investment”). The terms of the PIPE Investment shall be mutually agreed upon by Piermont and the Company and set forth in subscription or purchase agreements in form and substance satisfactory to each of them (the “PIPE Agreements”). Piermont will prepare the PIPE Agreements, or cause the PIPE Agreements to be prepared. The Company shall reasonably cooperate in obtaining the PIPE Investment and preparing the PIPE Agreements by, in a timely manner, (a) providing such information and assistance as the Piermont may reasonably request, (b) granting such access to potential PIPE Investors and their representatives as may reasonably be necessary for their due diligence and (c) causing its and its Subsidiaries’ respective senior management teams to participate in a reasonable number of meetings, presentations, road shows, drafting sessions, due diligence sessions with respect to the PIPE Investment, subject, in the case of clauses (a) and (b), to confidentiality obligations and similar restrictions that may be applicable to information furnished to the Company or any of its Subsidiaries by third parties, and except, in the case of clauses (a) and (b), for any information which (i) is prohibited from being disclosed by applicable Law or (ii) on the advice of legal counsel of the Company would result in the loss of attorney-client privilege or other privilege from disclosure. Piermont shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to cause the PIPE Investment to be consummated on the terms set forth in the PIPE Agreements, including using its reasonable best efforts to (A) maintain in full force and effect the PIPE Agreements in accordance with the terms thereof, (B) satisfy on a timely basis all conditions to obtaining the PIPE Investment set forth in the PIPE Agreements that are applicable to Piermont or any of its Subsidiaries and within the control of Piermont or any of its Subsidiaries, (C) cause the investors to fund the PIPE Investment concurrently with the Closing, (D) comply on a timely basis with Piermont’s obligations under the PIPE Agreements, and (E) enforce Piermont’s rights under the PIPE Agreements.

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ARTICLE VIII

CONDITIONS TO OBLIGATIONS

Section 8.1 Conditions to Obligations of All Parties. The obligations of the Parties to consummate, or cause to be consummated, the Mergers are subject to the satisfaction of the following conditions, any one or more of which may be waived (if legally permitted) in writing by all of the Parties:

(a) Competition Approvals. The applicable waiting period under the HSR Act in respect of the Transactions shall have expired or been terminated, or it shall have been determined and agreed by the Parties that no filing or waiting period under the HSR Act is required in respect of the Transactions.

(b) No Prohibition. There shall not be in force and effect any (i) Law or (ii) Governmental Order by any Governmental Authority of competent jurisdiction, in either case, enjoining, prohibiting, or having the effect of making illegal the consummation of the Mergers.

(c) Piermont Shareholder Approval. The Required Piermont Shareholder Approval shall have been obtained.

(d) Nasdaq Approval. Pubco Class A Common Stock shall have been approved for listing on Nasdaq, subject to official notice of issuance and the satisfaction of applicable Nasdaq round lot holder requirements.

(e) Registration Statement Effectiveness. The Registration Statement shall be effective in accordance with the provisions of the Securities Act, no stop order shall have been issued by the SEC that remains in effect with respect to the Registration Statement, and no proceeding seeking such a stop order shall have been threatened or initiated by the SEC which remains pending.

Section 8.2 Additional Conditions to Obligations of Piermont Parties. The obligations of Piermont to consummate, or cause to be consummated, the Mergers is subject to the satisfaction of the following additional conditions, any one or more of which may be waived (in whole or in part) in writing by Piermont in its sole discretion:

(a) Representations and Warranties.

(i) Each of the representations and warranties of the Company Parties contained in Section 3.1 (Corporate Organization), Section 3.2 (Subsidiaries) Section 3.3 (Due Authorization), Section 3.18 (Taxes) and Section 3.22 (Brokers’ Fees) (collectively, the “Specified Representations”) shall be true and correct (without giving any effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein) in all material respects as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date).

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(ii) The representations and warranties of the Company Parties contained in Section 3.6 (Capitalization) shall be true and correct in all respects, other than de minimis inaccuracies, as of the Closing Date, as though then made.

(iii) Each of the other representations and warranties of the Company Parties contained in ARTICLE III shall be true and correct (without giving any effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein) as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date), except, in either case, where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

(b) Agreements and Covenants. The covenants and agreements of the Company Parties in this Agreement to be performed as of or prior to the Closing shall have been performed in all material respects, except to the extent that any failure to perform or comply (other than a willful failure to perform or comply or failure to perform or comply with an agreement or covenant reasonably within the control of the Company) does not, or is not reasonably expected to constitute a Company Material Adverse Effect.

(c) Officer’s Certificate. The Company shall have delivered to Piermont a certificate, dated the Closing Date, to the effect that the conditions specified in Section 8.2(a) and Section 8.2(b) have been satisfied.

(d) Lockup Agreement. The Lockup Agreements shall have been duly executed by the requisite Pre-Closing Company Stockholders.

(e) Employment Agreements. Employment agreements between the Company and the individuals listed on Schedule 8.2(e), in a form reasonably acceptable to the Company, Piermont and each such individual and containing customary non-compete provisions, shall have been duly executed by such individuals and delivered to Piermont.

(f) Repayment of Terminated Loans. Each Terminated Loan, to the extent there are any, shall have been repaid in full prior to the Closing Date.

Section 8.3 Additional Conditions to the Obligations of the Company. The obligation of the Company Parties to consummate or cause to be consummated the Transactions is subject to the satisfaction of the following additional conditions, any one or more of which may be waived (in whole or in part) in writing by the Company in its sole discretion:

(a) Representations and Warranties.

(i) Each of the representations and warranties of Piermont contained in Section 4.1 (Organization), Section 4.2 (Subsidiaries), Section 4.3 (Authorization) and Section 4.11 (Brokers Fees) shall be true and correct (without giving any effect to any limitation as to “materiality” or any similar limitation set forth therein) in all respects as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date).

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(ii) The representations and warranties of Piermont contained in Section 4.17 (Capitalization) shall be true and correct in all respects, other than de minimis inaccuracies, as of the Closing Date, as though then made.

(iii) Each of the other representations and warranties of Piermont contained in ARTICLE IV shall be true and correct (without giving any effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein) as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date), except, in either case, where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Piermont Material Adverse Effect.

(b) Agreements and Covenants. The covenants and agreements of Piermont in this Agreement to be performed as of or prior to the Closing (including the Piermont Reporting Cure) shall have been performed in all material respects, except to the extent that any failure to perform or comply (other than a willful failure to perform or comply or failure to perform or comply with an agreement or covenant reasonably within the control of the Piermont) does not, or is not reasonably expected to constitute a Piermont Material Adverse Effect, and the certificate delivered by the Piermont pursuant to Section 8.03(c) shall include a provision to such effect.

(c) Officer’s Certificate. Piermont shall have delivered to the Company a certificate signed by an officer of Piermont, dated the Closing Date, certifying that, to the knowledge and belief of such officer, the conditions specified in Section 8.3(a) and Section 8.3(b) have been satisfied.

(d) Lockup Agreement. The Lockup Agreements shall have been duly executed by the Insiders.

(e) Employment Agreements. Employment agreements between the Company and the individuals listed on Schedule 8.2(e), in a form reasonably acceptable to the Company and each such individual and containing customary non-compete provisions, shall have been duly executed by such individuals and delivered to the Company.

(f) Trust Account. In accordance with and pursuant to the Trust Agreement, Piermont shall have made all necessary and appropriate arrangements with the trustee to the Trust Account to have, subject to Section 6.3, all of the funds contained in the Trust Account disbursed to Piermont, all of the funds contained in the Trust Account shall have been actually disbursed to Piermont, and all such funds disbursed from the Trust Account to Piermont shall be available for use.

ARTICLE IX

TERMINATION/EFFECTIVENESS

Section 9.1 Termination. This Agreement may be validly terminated and the Transactions may be abandoned at any time prior to the Closing only as follows (it being understood and agreed that this Agreement may not be terminated for any other reason or on any other basis):

(a) by mutual written agreement of Piermont and the Company;

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(b) by either Piermont or the Company, if there shall be in effect any (i) Law or (ii) Governmental Order (other than, for the avoidance of doubt, a temporary restraining order), that (x) in the case of each of clauses (i) and (ii), permanently restrains, enjoins, makes illegal or otherwise prohibits the consummation of the Mergers, and (y) in the case of clause (ii) such Governmental Order shall have become final and non-appealable;

(c) by either Piermont or the Company, if the Effective Time has not occurred by 11:59 p.m., New York City time, on September 30, 2026 (the “Termination Date”); provided, however, that (i) if the SEC has not declared the Proxy Statement effective on or prior to September 30, 2026 the Termination Date shall be automatically extended to December 31, 2026 and (ii) in the event that any Investment Screening Law is enacted, after the date of this Agreement, by any Governmental Authority with effectiveness prior to the Closing that requires the consent of such Governmental Authority for the consummation of the Acquisition Merger, the Termination Date shall automatically be extended by 90 days from the effective date of such Investment Screening Law; provided, further, that the right to terminate this Agreement pursuant to this Section 9.1(c) will not be available to any Party whose material breach of any provision of this Agreement caused or resulted in the failure of the Mergers to be consummated by such time;

(d) by either Piermont or the Company, if Piermont fails to obtain the Required Piermont Shareholder Approval upon vote taken thereon at the Special Meeting (or at a meeting of its shareholders following any adjournment or postponement thereof) or if the Company fails to obtain the Company Stockholder Approval on or prior to the date of the Special Meeting; provided that the right to terminate this Agreement under this Section 9.1(d) shall not be available to any Party if such Party has materially breached Section 7.2;

(e) by Piermont, if either of the Company Parties has breached or failed to perform any of its respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would result in the failure of a condition set forth in Section 8.2(a) or Section 8.2(b) to be satisfied at the Closing and (ii) is not capable of being cured by Pubco, the Company or Merger Subs, as applicable, by the Termination Date or, if capable of being cured by Pubco, the Company by the Termination Date, is not cured by the Company or Merger Subs, as applicable, before the earlier of (x) the third (3rd) Business Day immediately prior to the Termination Date and (y) the 45th (forty-fifth) day following receipt of written notice from Piermont of such breach or failure to perform; provided that Piermont shall not have the right to terminate this Agreement pursuant to this Section 9.1(e) if it is then in material breach of any of its representations, warranties, covenants or other agreements contained in this Agreement;

(f) by the Company, if Piermont has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would result in the failure of a condition set forth in Section 8.3(a) or Section 8.3(b) to be satisfied at the Closing and (ii) is not capable of being cured by the Termination Date or, if capable of being cured by Piermont by the Termination Date, is not cured by Piermont before the earlier of (x) the 3rd (third) Business Day immediately prior to the Termination Date and (y) the 45th (forty-fifth) day following receipt of written notice from the Company of such breach or failure to perform; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 9.1(f) if it is then in material breach of any of its representations, warranties, covenants or other agreements contained in this Agreement; or

Section 9.2 Effect of Termination. Except as otherwise set forth in this Section 9.2 or Section 10.13, or as prescribed by law, in the event of the termination of this Agreement pursuant to Section 9.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any Party or its Affiliates, or its Affiliates’ Representatives, other than liability of any Party for any Fraud or any Willful Breach of this Agreement by such Party occurring prior to such termination. The provisions of Section 5.3 (No Claim Against the Trust Account), Section 7.5 (Confidentiality; Publicity), this Section 9.2 (Effect of Termination) and ARTICLE X (Miscellaneous) and the Confidentiality Agreement, shall in each case survive any termination of this Agreement.

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ARTICLE X

MISCELLANEOUS

Section 10.1 Waiver. At any time and from time to time prior to the Closing, Piermont and the Company may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other Party, as applicable; (b) waive any inaccuracies in the representations and warranties of the other Party contained herein or in any document delivered pursuant hereto; and (c) subject to the requirements of applicable Law, waive compliance by the other Party with any of the agreements or conditions contained herein applicable to such Party (it being understood that Piermont and the Merger Subs shall each be deemed a single Party for purposes of this Section 10.1). Any agreement on the part of a Party to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such Party. Any delay in exercising any right pursuant to this Agreement will not constitute a waiver of such right.

Section 10.2 Notices. All notices and other communications among the Parties shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service or (d) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

(i) If to Piermont to:

Piermont Valley Acquisition Corp.

732 S 6th Street, #5386

Las Vegas, Nevada 89101

Attn: Wei Qian

Email:

with a copy (which shall not constitute notice) to:

Edelman Legal Advisory PLLC

400 Rella Boulevard, Suite 165

Suffern, New York 10901

Attention: Ari Edelman, Esq.

Email: ari@edelmanlegal.com

(ii) If to Pubco, the Company, or the Merger Subs to:

Tigerless Health, Inc.

450 7th Avenue, Suite 905

New York, New York 10123

Attention: Zikang Wu

Email:

with a copy (which shall not constitute notice) to:

Graubard Miller

405 Lexington Avenue, 44th Floor

New York, New York 10174

Attention: Jeffrey M. Gallant and Brian L. Ross

Email: jgallant@graubard.com and bross@graubard.com

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or to such other address or addresses as the Parties may from time to time designate in writing. Without limiting the foregoing, any Party may give any notice, request, instruction, demand, document or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, ordinary mail or electronic mail), but no such notice, request, instruction, demand, document or other communication shall be deemed to have been duly given unless and until it actually is received by the Party for whom it is intended.

Section 10.3 Assignment. No Party shall assign this Agreement or any part hereof without the prior written consent of the other Parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Any attempted assignment in violation of the terms of this Section 10.3 shall be null and void, ab initio.

Section 10.4 Rights of Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the Parties, any right or remedies under or by reason of this Agreement; provided that notwithstanding the foregoing (a) in the event the Closing occurs, D&O Indemnitees are intended third-party beneficiaries of, and may enforce, Section 6.1, (b) the Non-Recourse Parties are intended third-party beneficiaries of, and may enforce, Section 10.14 and (c) the Company Stockholders are intended third-party beneficiaries of, and may enforce, Section 10.17.

Section 10.5 Expenses. Except as otherwise expressly provided herein, each Party shall bear its own expenses incurred in connection with this Agreement and the Transactions whether or not such transactions shall be consummated, including all fees of its legal counsel, financial advisors and accountants; provided that any fees payable in respect of the filing of the Registration Statement and any fees relating to any filings under Competition Laws (including the HSR Act) and Investment Screening Laws shall be borne by the Company.

Section 10.6 Governing Law. This Agreement, and all Actions or causes of action based upon, arising out of, or related to this Agreement or the Transactions, shall be governed by, and construed in accordance with, the internal substantive Laws of the State of New York applicable to contracts entered into and to be performed solely within such state, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

Section 10.7 Captions; Counterparts. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 10.8 Schedules and Exhibits. The Schedules and Exhibits referenced herein are a part of this Agreement as if fully set forth herein. All references herein to Schedules and Exhibits shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. Certain information set forth in the Schedules is included solely for informational purposes. The disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made in this Agreement, nor shall such information be deemed to establish a standard of materiality.

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Section 10.9 Entire Agreement. This Agreement (together with the Schedules and Exhibits to this Agreement), the other Transaction Agreements and Confidentiality Agreement constitute the entire agreement among the Parties relating to the transactions contemplated hereby and thereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the Parties or any of their respective Subsidiaries relating to the Transactions.

Section 10.10 Amendments. This Agreement may be amended or modified in whole or in part, only by an agreement in writing executed by each of the Parties in the same manner as this Agreement and which refers to this Agreement. Any approval of this Agreement by the shareholders of any of the Parties shall not restrict the ability of the board of directors (or other body performing similar functions) of any of the Parties to terminate this Agreement in accordance with Section 9.1 or to cause such Party to enter into an amendment to this Agreement pursuant to this Section 10.10.

Section 10.11 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The Parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law.

Section 10.12 Jurisdiction; WAIVER OF TRIAL BY JURY. Any Action based upon, arising out of or related to this Agreement or the Transactions shall be brought in the Delaware Court of Chancery, and if the Delaware Court of Chancery does not have or take jurisdiction over such Action, any other federal or state courts located in the State of New York, and each of the Parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement or the Transactions in any other court. Nothing herein contained shall be deemed to affect the right of any Party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other Party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 10.12. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS.

Section 10.13 Enforcement. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that (a) the Parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of damages, prior to the valid termination of this Agreement in accordance with Section 9.1, this being in addition to any other remedy to which they are entitled under this Agreement or any Transaction Agreement, and (b) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of the Parties would have entered into this Agreement. Each Party agrees that it will not allege, and each Party hereby waives the defense, that the other Parties have an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. The Parties acknowledge and agree that any Party seeking an injunction to prevent breaches of this and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 10.13 shall not be required to provide any bond or other security in connection with any such injunction.

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Section 10.14 Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the Transactions may only be brought against, the Parties and then only with respect to the specific obligations set forth herein with respect to such Party. Except to the extent a Party (and then only to the extent of the specific obligations undertaken by such Party in this Agreement), (a) no past, present or future director, officer, employee, sponsor, incorporator, member, partner, shareholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any Party and (b) no past, present or future director, officer, employee, sponsor, incorporator, member, partner, shareholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the Company, Piermont or the Merger Subs under this Agreement of or for any claim based on, arising out of, or related to this Agreement or the Transactions (each of the Persons identified in clauses (a) or (b), a “Non-Recourse Party”, and collectively, the “Non-Recourse Parties”). For the avoidance of doubt, this Section 10.14 shall not apply to any express obligation of any named party to any other Transaction Agreements under the express terms of such Transaction Agreement.

Section 10.15 Non-Survival. Notwithstanding anything herein or otherwise to the contrary, none of the representations, warranties, covenants, obligations or other agreements of the Parties contained in this Agreement or in any certificate delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Closing, and, from and after the Closing, no Action shall be brought and no recourse shall be had against or from any Person in respect of such non-surviving representations, warranties, covenants or agreements, other than in the case of Fraud against the Party committing such Fraud which shall survive the Closing. All such representations, warranties, covenants, obligations and other agreements shall terminate and expire upon the occurrence of the Effective Time (and there shall be no liability after the Closing in respect thereof). Notwithstanding the foregoing, (a) those covenants and agreements contained herein that by their terms expressly require performance after the Closing shall survive the Effective Time but only with respect to that portion of such covenant or agreement that is expressly to be performed following the Closing, and (b) this ARTICLE X shall survive the Closing. For the avoidance of doubt, the terms of the Lockup Agreement and A&R Registration Rights Agreement shall not be affected by this Section 10.15.

Section 10.16 Non-Reliance. Each of the Parties acknowledges and agrees (on its own behalf and on behalf of its respective Affiliates and its and their respective Representatives) that: (a) it has conducted its own independent investigation of the financial condition, results of operations, assets, liabilities, properties and projected operations of the other Parties (and, in the case of the Company, its Subsidiaries) and has been afforded satisfactory access to the books and records, facilities and personnel of the other Parties (and their respective Subsidiaries) for purposes of conducting such investigation; (b) the representations and warranties in ARTICLE III constitute the sole and exclusive representations and warranties in respect of the Company and its Subsidiaries; (c) the representations and warranties in ARTICLE IV constitute the sole and exclusive representations and warranties in respect of Piermont and the Merger Subs; (d) except for the representations and warranties in ARTICLE III by the Company and the representations and warranties in ARTICLE IV by the Piermont Parties, none of the Parties or any other Person (including any of the Non-Recourse Parties) makes, or has made, any other express or implied representation or warranty with respect to any Party (or any Party’s Subsidiaries), including any implied warranty or representation as to condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of the such Party or its Subsidiaries or the transactions contemplated by this Agreement and all other representations and warranties of any kind or nature expressed or implied (including (i) regarding the completeness or accuracy of, or any omission to state or to disclose, any information, including in the estimates, projections or forecasts or any other information, document or material provided to or made available to any Party or their respective Affiliates or Representatives in certain “data rooms,” management presentations or in any other form in expectation of the Transactions, including meetings, calls or correspondence with management of any Party (or any Party’s Subsidiaries), and (ii) any relating to the future or historical business, condition (financial or otherwise), results of operations, prospects, assets or liabilities of any Party (or its Subsidiaries), or the quality, quantity or condition of any Party’s or its Subsidiaries’ assets) are specifically disclaimed by all Parties and their respective Subsidiaries and all other Persons (including the Representatives and Affiliates of any Party or its Subsidiaries); and (e) neither Party nor any of its Affiliates is relying on any representations and warranties in connection with the Transactions except the representations and warranties in ARTICLE III by the Company and the representations and warranties in ARTICLE IV by the Piermont Parties. The foregoing does not limit any rights of any Party (or any other Person party to any other Transaction Agreements) pursuant to any other Transaction Agreement against any other Party (or any other Person party to any other Transaction Agreements) pursuant to such Transaction Agreement to which it is a party or an express third party beneficiary thereof.

Section 10.17 Currency. All references to currency amounts in this Agreement shall mean United States dollars.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement and Plan of Merger to be duly executed as of the date hereof.

PIERMONT VALLEY ACQUISITION CORP.
A Cayman Islands exempt company

By:
Name:
Title:

TIGERLESS AI HOLDINGS INC.
A Nevada corporation

By:
Name:
Title:

TIGERLESS HEALTH, INC.
A New York corporation

By:
Name:
Title:

TIGERLESS MERGER SUB 1 CORP.
A New York corporation

By:
Name:
Title:

TIGERLESS MERGER SUB 2 CORP.
A Cayman Islands exempted company

By:
Name:
Title:

[Signature Page to Merger Agreement]

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Annex B

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

TIGERLESS AI HOLDINGS INC.

Pursuant to Sections 78.390 and 78.403 of the

Nevada Revised Statutes

Tigerless AI Holdings Inc., a corporation existing under the laws of the State of Nevada (the “Corporation”), by its Chief Executive Officer, hereby certifies as follows:

1. The name of the Corporation is “Tigerless AI Holdings Inc.”

2. The Corporation’s original Articles of Incorporation were filed with the Secretary of State of the State of Nevada on March 6, 2026.

3. These Amended and Restated Articles of Incorporation (these “Articles”) restate, integrate and amend the Articles of Incorporation of the Corporation.

4. These Articles were duly adopted by the Board of Directors and stockholders of the Corporation in accordance with the applicable provisions of Chapter 78 of the Nevada Revised Statutes (the “NRS”).

5. The text of the Articles of Incorporation of the Corporation is hereby amended and restated to read in full as follows:

FIRST: The name of the corporation is “Tigerless AI Holdings Inc.” (hereinafter sometimes referred to as the “Corporation”).

SECOND: The registered agent of the Corporation in the State of Nevada and the street address of the registered office of the Corporation shall be as set forth in the records of the Nevada Secretary of State, as the same may be changed from time to time in accordance with the NRS.

THIRD: The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under Chapter 78 of the NRS. In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all powers and privileges that are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 595,000,000, of which (i) 575,000,000 shares shall be common stock, par value $0.0001 per share (the “Common Stock”), consisting of (a) 500,000,000 shares of Class A common stock (“Class A Common Stock”) and (b) 75,000,000 shares of Class B common stock (“Class B Common Stock”), and (ii) 20,000,000 shares shall be preferred stock, par value $0.0001 per share (the “Preferred Stock”).

A.

Preferred Stock. The Board of Directors of the Corporation (the “Board”) is expressly granted authority, to the fullest extent permitted by the NRS, to provide for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate of designation pursuant to NRS 78.1955, to establish from time to time the number of shares to be included in each such series and to fix the voting powers, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of the shares of each such series, and any qualifications, limitations and restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board providing for the issuance of such series (a “Preferred Stock Designation”).

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B.	Rights of Class A Common Stock and Class B Common Stock.

(1)	Voting. Except as otherwise required by the NRS, these Articles or any Preferred Stock Designation, the Class A Common Stock shall have no voting rights and no holder thereof shall be entitled to vote on any matter submitted to the stockholders of the Corporation; provided that if there are no longer any shares of Class B Common Stock outstanding, each holder of Class A Common Stock shall be entitled to one vote for each share of Class A Common Stock held of record by such holder. If and to the extent the holders of Class A Common Stock are entitled to vote on any matter solely because such vote is required by applicable law, each holder of Class A Common Stock shall be entitled to one-tenth (1/10) of one vote for each share of Class A Common Stock held of record by such holder solely with respect to such matter, to the fullest extent permitted by applicable law. Each holder of Class B Common Stock shall be entitled to one vote for each share of Class B Common Stock held of record by such holder on each matter submitted to a vote of the stockholders of the Corporation. Except as otherwise required by applicable law, only holders of Class B Common Stock and any other class or series of capital stock expressly entitled to vote generally in the election of directors shall be entitled to vote in the election of directors.

(2)	Dividend and Distribution Rights. Subject to the preferential or other rights of any holders of Preferred Stock then outstanding, shares of Class A Common Stock and Class B Common Stock shall be treated equally, identically and ratably, on a per share basis, with respect to any dividends or distributions declared and paid by the Board out of funds legally available therefor; provided, however, that in the event a dividend is paid in the form of shares of Class A Common Stock or Class B Common Stock (or rights to acquire such shares), holders of Class A Common Stock shall receive shares of Class A Common Stock (or rights to acquire such shares) and holders of Class B Common Stock shall receive shares of Class B Common Stock (or rights to acquire such shares), in each case on an equal per-share basis. Any disparate treatment of Class A Common Stock and Class B Common Stock with respect to a dividend or distribution shall require the approval of the holders of a majority of the outstanding shares of each class adversely affected, voting separately as a class.

(3)	Subdivisions, Combinations or Reclassifications. Shares of Class A Common Stock or Class B Common Stock may not be subdivided, combined or reclassified unless the shares of the other class are concurrently and proportionately subdivided, combined or reclassified in a manner that maintains the same relative economic ownership between the holders of the outstanding Class A Common Stock and Class B Common Stock immediately before and after such action; provided, however, that shares of one class may be treated differently if such treatment is approved in advance by the holders of a majority of the outstanding shares of each class adversely affected, voting separately as a class.

(4)	Liquidation, Dissolution or Winding Up. Subject to the preferential or other rights of any holders of Preferred Stock then outstanding, upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, holders of Class A Common Stock and Class B Common Stock shall be entitled to receive, on an equal priority and ratable per-share basis, all assets of the Corporation legally available for distribution to its stockholders, unless different treatment of either class is approved in advance by the holders of a majority of the outstanding shares of each class adversely affected, voting separately as a class.

(5)	Conversion of Class B Common Stock.

(a)	Optional Conversion. Each share of Class B Common Stock shall be convertible, at any time at the option of the holder thereof, into one fully paid and nonassessable share of Class A Common Stock.

(b)	Automatic Conversion Upon Transfer. Each share of Class B Common Stock shall automatically, without further action by the Corporation or the holder thereof, convert into one fully paid and nonassessable share of Class A Common Stock upon any Transfer of such share, other than a Permitted Transfer. Any conversion pursuant to this paragraph shall be effective immediately upon the effectiveness of the applicable Transfer.

(c)	Permitted Transfers. A “Permitted Transfer” means a Transfer of Class B Common Stock by a holder to a Permitted Transferee, provided that the transferee takes such shares subject to the provisions of these Articles applicable to Class B Common Stock. “Permitted Transferee” means, with respect to a holder of Class B Common Stock: (i) a member of such holder’s immediate family; (ii) a trust or other estate-planning vehicle established primarily for the benefit of such holder or one or more members of such holder’s immediate family and over which such holder or a qualifying family member retains control; (iii) an entity directly or indirectly controlled by such holder or by such holder together with one or more members of such holder’s immediate family; (iv) an Affiliate controlled by such holder; or (v) a personal representative, executor, administrator, guardian, conservator, trustee or other fiduciary to whom such shares are transferred by operation of law, in each case subject to such additional conditions as may be provided in these Articles or the Bylaws. For purposes of this paragraph, “Affiliate” has the meaning set forth in Rule 405 under the Securities Act of 1933, as amended.

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(d)	Death or Disability. Upon the death or disability of a holder of Class B Common Stock, each share of Class B Common Stock held by such holder shall convert into a share of Class A Common Stock.

(e)	No Conversion of Class A Common Stock. Class A Common Stock shall not be convertible into Class B Common Stock.

(f)	Mechanics; Reservation. The Corporation shall at all times reserve and keep available out of its authorized but unissued Class A Common Stock, solely for the purpose of effecting the conversion of Class B Common Stock, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all then-outstanding shares of Class B Common Stock. Upon any conversion, the Corporation shall cause the applicable shares of Class A Common Stock to be issued in book-entry form or otherwise in accordance with the holder’s instructions and applicable law. No fractional shares shall be issued upon conversion; each share of Class B Common Stock converts on a one-for-one basis.

(6)	Transfer Defined. For purposes of this Article FOURTH, “Transfer” means any sale, assignment, transfer, conveyance, hypothecation, gift or other disposition or transfer of legal or beneficial ownership, whether direct or indirect, voluntary or involuntary, by operation of law or otherwise; provided that a bona fide pledge that does not transfer voting power or beneficial ownership shall not constitute a Transfer until foreclosure or other realization upon such pledge.

(7)	No Preemptive Rights. Except as may otherwise be expressly provided by the Board pursuant to a Preferred Stock Designation or by written agreement of the Corporation, no holder of capital stock of the Corporation shall have any preemptive right to subscribe for or purchase any shares or other securities of the Corporation.

FIFTH:

A.	The number of members of the entire Board shall be fixed from time to time exclusively by the Board in accordance with the Bylaws of the Corporation (as amended from time to time in accordance with the provisions hereof and thereof, the “Bylaws”), subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, if any.

B.	From and after the first date on which Zikang Wu no longer beneficially owns more than 50% of the total voting power of the outstanding capital stock of the Corporation entitled to vote generally in the election of directors (the “Classification Trigger Date”), the Board shall be divided into three classes, designated Class I, Class II and Class III, with the number of directors in each class fixed exclusively by the Board and as nearly equal as practicable. The directors in Class I shall be elected for a term expiring at the first annual meeting of stockholders after the Classification Trigger Date, the directors in Class II for a term expiring at the second annual meeting after the Classification Trigger Date and the directors in Class III for a term expiring at the third annual meeting after the Classification Trigger Date. Commencing at the first annual meeting after the Classification Trigger Date, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for terms expiring at the third succeeding annual meeting after their election and until their successors are duly elected and qualified.

C.	Subject to the rights of holders of any series of Preferred Stock, any newly created directorship resulting from an increase in the authorized number of directors and any vacancy on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely by a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director, and not by the stockholders, except as otherwise required by the NRS. A director elected to fill a vacancy shall hold office for the remainder of the term of the director whose vacancy is being filled (or, in the case of a newly created directorship, for the term of the class to which such directorship is assigned after the Classification Trigger Date) and until such director’s successor is duly elected and qualified.

D.	Subject to the rights of holders of any series of Preferred Stock, any or all directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of at least 66 2/3% of the voting power of all then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A.	Election of directors need not be by ballot unless the Bylaws so provide.

B.	In furtherance and not in limitation of the powers conferred by the NRS, the Board is expressly authorized to adopt, make, alter, amend or repeal the Bylaws by the affirmative vote of a majority of the Board. The stockholders may also adopt, alter, amend or repeal the Bylaws only by the affirmative vote of holders of at least 66 2/3% of the voting power of all then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

B-3

C.	For so long as Zikang Wu beneficially owns a majority of the total voting power of the outstanding capital stock of the Corporation entitled to vote generally in the election of directors, any action required or permitted to be taken by the stockholders of the Corporation may be taken by written consent in lieu of a meeting to the extent permitted by the NRS. From and after the first date on which Zikang Wu no longer beneficially owns such majority voting power, except as otherwise expressly provided by the terms of any series of Preferred Stock, any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by written consent in lieu of a meeting.

D.	For so long as Zikang Wu beneficially owns a majority of the total voting power of the outstanding capital stock of the Corporation entitled to vote generally in the election of directors, special meetings of stockholders may be called by or at the direction of the Chairperson of the Board, the Chief Executive Officer of the Corporation, the Board or at the request of stockholders collectively holding a majority of such total voting power. From and after the first date on which Zikang Wu no longer beneficially owns such majority voting power, except as otherwise expressly provided by the terms of any series of Preferred Stock, special meetings of stockholders may be called only by or at the direction of the Chairperson of the Board, the Chief Executive Officer of the Corporation or the Board, and the ability of stockholders to call a special meeting is specifically denied.

E.	Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders shall be given in the manner provided in the Bylaws.

F.	In addition to the powers and authorities expressly conferred upon them by these Articles or by statute, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the NRS, these Articles and the Bylaws.

SEVENTH:

A.	To the fullest extent permitted by the NRS, as it presently exists or may hereafter be amended, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except to the extent such liability may not lawfully be eliminated or limited. If the NRS is amended to authorize corporate action further eliminating or limiting such liability, the liability of a director or officer shall be eliminated or limited to the fullest extent permitted by the NRS, as so amended. Any repeal or modification of this paragraph shall not adversely affect any right or protection of a director or officer with respect to any act or omission occurring before such repeal or modification.

B.	The Corporation shall indemnify, to the fullest extent permitted by the NRS, any person who is or was a director or officer of the Corporation and may indemnify any other person whom the Corporation is permitted to indemnify under the NRS. The right to indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of such person’s heirs, executors and personal and legal representatives.

C.	To the fullest extent permitted by the NRS, the Corporation shall pay expenses (including attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding in advance of its final disposition upon receipt of any undertaking required by applicable law.

D.	The rights conferred by this Article SEVENTH shall not be exclusive of any other rights to which any person may otherwise be entitled under these Articles, the Bylaws, any agreement, vote of stockholders or disinterested directors, or otherwise.

EIGHTH:

A.

Unless the Corporation consents in writing to the selection of an alternative forum, the Eighth Judicial District Court of the State of Nevada, Clark County, Nevada (or, if such court lacks subject matter jurisdiction, another state or federal court located within the State of Nevada having subject matter jurisdiction) shall, to the fullest extent permitted by law, be the sole and exclusive forum for any “internal action” as defined in the NRS, including any derivative action or proceeding brought on behalf of the Corporation, any action asserting a breach of fiduciary duty by a director, officer or stockholder of the Corporation, or any action arising pursuant to the NRS, these Articles or the Bylaws, in each case subject to applicable jurisdictional requirements.   Notwithstanding the foregoing, this provision shall not apply to any of the following actions: (A) as to which the District Courts of Nevada determines that there is an indispensable party not subject to the jurisdiction of the District Courts of Nevada (and the indispensable party does not consent to the personal jurisdiction of the District Courts of Nevada within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the District Courts of Nevada, (C) for which the District Courts of Nevada does not have subject matter jurisdiction, or (D) any action arising under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or, in each case, rules and regulations promulgated thereunder, for which there is exclusive federal or concurrent federal and state jurisdiction.

B.	Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article EIGHTH.

NINTH: To the fullest extent permitted by applicable law, the Corporation renounces any interest or expectancy in, or in being offered an opportunity to participate in, any business opportunity that is presented to any director or officer of the Corporation other than solely in such person’s capacity as a director or officer of the Corporation and that the Corporation is legally and contractually permitted to undertake and would otherwise be reasonable for the Corporation to pursue. No director or officer shall have any duty to communicate or offer any such opportunity to the Corporation except to the extent required by applicable law, and no such person shall be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of the fact that such person pursues or acquires such opportunity for itself, directs such opportunity to another person or does not communicate information regarding such opportunity to the Corporation, in each case to the fullest extent permitted by law.

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TENTH: The Corporation reserves the right to amend, alter or repeal any provision contained in these Articles in the manner now or hereafter prescribed by the NRS and these Articles, and all rights, preferences and privileges herein conferred upon stockholders are granted subject to this reservation. Except as otherwise required by the NRS or expressly provided in any Preferred Stock Designation, an amendment to these Articles shall require approval by the Board and the affirmative vote of holders of a majority of the voting power of the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class; provided, however, that the affirmative vote of holders of at least 66 2/3% of the voting power of all then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision inconsistent with, Article FIFTH, Article SIXTH, Article EIGHTH, this Article TENTH or Article ELEVENTH.

ELEVENTH:

A.	Election Not to Be Governed by Certain Nevada Anti-Takeover Statutes. The Corporation expressly elects not to be governed by NRS 78.378–78.3793 and NRS 78.411 through 78.444, inclusive, to the fullest extent such election is permitted under the NRS.

B.	Substitute Business Combination Restrictions. Notwithstanding paragraph A above, at any time the Corporation is a publicly traded corporation, the Corporation shall not engage in any Combination with any Interested Stockholder except in accordance with the requirements set forth in this Article ELEVENTH, which are intended to be substantially similar to the protections provided by NRS 78.411 through 78.444, inclusive, subject to the exclusions expressly set forth herein.

(1)	Two-Year Restriction. For two (2) years after the date on which a person first becomes an Interested Stockholder, the Corporation shall not engage in a Combination with such Interested Stockholder unless (a) before such person first became an Interested Stockholder, the Board approved either the Combination or the transaction by which such person became an Interested Stockholder, or (b) the Combination is approved by the Board and, at or after such approval, is approved at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of holders representing at least sixty percent (60%) of the outstanding voting power of the Corporation not beneficially owned by such Interested Stockholder or its Affiliates or Associates.

(2)	Combinations After Two Years. After the expiration of two (2) years after the date on which a person first becomes an Interested Stockholder, the Corporation shall not engage in a Combination with such Interested Stockholder unless (a) the Combination or the transaction by which such person first became an Interested Stockholder was approved by the Board before such person first became an Interested Stockholder, (b) the Combination is approved by a majority of the outstanding voting power of the Corporation not beneficially owned by such Interested Stockholder or any Affiliate or Associate thereof, or (c) the Combination satisfies the fair-price, form-of-consideration and related conditions that would be applicable under NRS 78.441 through 78.444, inclusive, as in effect on the date these Articles become effective, applied as if the Corporation remained subject thereto.

C.	Definitions. For purposes of this Article ELEVENTH, “Affiliate,” “Associate,” “beneficial owner” and “beneficially owned,” “Combination,” “control,” “Interested Stockholder,” “voting shares” and related terms shall have meanings substantially corresponding to the meanings given such terms in NRS 78.411 through 78.444, inclusive, as in effect on the date these Articles become effective, except that “Interested Stockholder” shall not include (i) the Principal Stockholder, (ii) any Principal Stockholder Transferee, or (iii) any group within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934, as amended, that includes the Principal Stockholder or a Principal Stockholder Transferee.

D.	Principal Stockholder. “Principal Stockholder” means Zikang Wu and any Affiliate controlled by him. “Principal Stockholder Transferee” means any person or entity that acquires voting stock of the Corporation from the Principal Stockholder pursuant to a Permitted Transfer of Class B Common Stock or any other transfer approved in advance by the Board and designated in writing by the Principal Stockholder as a Principal Stockholder Transferee.

E.	Construction. This Article ELEVENTH is intended to implement the Corporation’s election not to be governed by NRS 78.411 through 78.444, inclusive, while preserving substantially similar restrictions on business combinations with interested stockholders, subject to the exclusions in paragraph C. If any provision of this Article ELEVENTH is held invalid or unenforceable, the remaining provisions shall continue in full force and effect to the fullest extent permitted by law.

TWELFTH: If any provision or provisions of these Articles shall be held invalid, illegal or unenforceable as applied to any person, entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of these Articles shall not in any way be affected or impaired thereby.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Corporation has caused these Amended and Restated Articles of Incorporation to be executed by its Chief Executive Officer as of the ___ day of __________, 2026.

TIGERLESS AI HOLDINGS INC.

By:
Name:	Zikang Wu
Title:	Chief Executive Officer

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Annex C

BYLAWS OF TIGERLESS AI HOLDINGS INC.

ARTICLE I

OFFICES

Section 1.1. REGISTERED AGENT AND OFFICE. The registered agent of the Corporation (the “Corporation”) shall be as set forth in the Corporation’s articles of incorporation, as amended or restated (the “Articles of Incorporation”) and the registered office of the Corporation shall be the street office of that agent. The board of directors of the Corporation (the “Board of Directors”) may at any time change the Corporation’s registered agent or office by making the appropriate filing with the Nevada Secretary of State (“SOS”).

Section 1.2. PRINCIPAL OFFICE. The principal office of the Corporation shall be at such place within or without the State of Nevada as shall be fixed from time to time by the Board of Directors.

Section 1.3. OTHER OFFICES. The Corporation may also have other offices, within or without the State of Nevada, as the Board of Directors may designate, as the business of the Corporation may require, or as may be desirable.

Section 1.4. BOOKS AND RECORDS. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be maintained on any information storage device or method that can be converted into clearly legible paper form within a reasonable time. The Corporation shall convert any records so kept on the written request of any person entitled to inspect such records pursuant to applicable law.

ARTICLE II

STOCKHOLDERS

Section 2.1. PLACE OF MEETING. Meetings of the stockholders shall be held either at the principal office of the Corporation or at any other place, within or without the State of Nevada, as shall be fixed by the Board of Directors and designated in the notice of the meeting or executed waiver of notice. The Board of Directors may determine, in its discretion, that any meeting of the stockholders may be held solely by means of electronic communication in accordance with Section 2.2.

Section 2.2. PARTICIPATION BY REMOTE COMMUNICATION. Stockholders not physically present at a meeting of the stockholders may participate in the meeting by remote communication, including (without limitation) electronic communication, videoconference, teleconference, or other available technology if the Corporation implements reasonable measures to:

(a) Verify the identity of each stockholder participating by remote communication.

(b) Provide the stockholders a reasonable opportunity to participate and vote, including an opportunity to communicate and read or hear the proceedings in a substantially concurrent manner with the proceedings.

Stockholders participating by remote communication shall be considered present in person at the meeting.

Section 2.3. ANNUAL MEETING. An annual meeting of stockholders, for the purpose of electing directors and transacting any other business as may be brought before the meeting, shall be held each year at such time and such place within or without the State of Nevada as the Board of Directors shall determine.

Section 2.4. SPECIAL MEETINGS. Special meetings of stockholders may be called by the Board of Directors and shall be held on such date, at such time and place, either within or without the State of Nevada, as shall be determined by the Board of Directors. The only business which may be conducted at a special meeting, other than procedural matters and matters relating to the conduct of the meeting, shall be the matter or matters described in the notice of such meeting. The Board of Directors may, in its sole discretion, determine that the meeting be held solely by means of electronic communication, the platform or service of which shall be the place of the meeting. If the meeting is to be held at a physical location, the Board of Directors may, in its discretion, authorize stockholders not physically present to participate and/or vote in the proceedings of such meeting by means of electronic communication, as more fully set forth in Section 2.2.

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Section 2.5. STOCKHOLDER NOMINATIONS AND PROPOSALS. For business (including, but not limited to, director nominations) to be properly brought before an annual meeting by a stockholder, the stockholder or stockholders of record intending to propose the business (the “proposing stockholder”) must have given written notice of the proposing stockholder’s nomination or proposal, either by personal delivery or by United States mail to the Secretary no earlier than [60/90/120] calendar days and no later than [30/60/90] calendar days prior to the date such annual meeting is to be held. If the current year’s meeting is called for a date that is not within 30 days of the anniversary of the previous year’s annual meeting, notice must be received no later than ten calendar days following the day on which public announcement of the date of the annual meeting is first made. In no event will an adjournment or postponement of an annual meeting of stockholders begin a new time period for giving a proposing stockholder’s notice as provided above.

For business to be properly brought before a special meeting of stockholders, the notice of the meeting sent by or at the direction of the person calling the meeting must set forth the nature of the business to be considered. A person or persons who have made a written request for a special meeting pursuant to Section 2.4 may provide the information required for notice of a stockholder proposal under this section simultaneously with the written request for the meeting submitted to the Secretary or within ten calendar days after delivery of the written request for the meeting to the Secretary.

A proposing stockholder’s notice shall include as to each matter the proposing stockholder proposes to bring before either an annual or special meeting:

(a) The name and address of the proposing stockholder.

(b) The class and number of shares of capital stock of the Corporation held by the proposing stockholder.

(c) If the notice regards a nomination of a candidate for election as director: (i) the name, age, and business and residence address of the candidate; (ii) the principal occupation or employment of the candidate; and (iii) the class and number of shares of the Corporation beneficially owned by the candidate.

(d) If the notice regards a proposal other than a nomination of a candidate for election as director, a brief description of the business desired to be brought before the meeting and the material interest of the proposing stockholder in such proposal.

Section 2.6. FIXING THE RECORD DATE. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the record date shall be the date fixed by resolution of the Board of Directors. If no date is specified, the record date shall be the close of business on the day before the day the first notice of the meeting is given or, if notice is waived, the close of business on the day before the day the meeting is held.

A record date fixed under this Section may not be less than 10 or more than 60 days before the meeting of stockholders. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders is effective for any adjournment or postponement of the meeting unless the Board of Directors fixes a new record date for the adjourned or postponed meeting. The Board of Directors must fix a new record date if the meeting is adjourned or postponed more than 60 days after the original meeting of stockholders.

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Section 2.7. NOTICE OF STOCKHOLDERS’ MEETING. Written notice stating the place (if any), date, and time of the meeting, the means of any electronic communication by which stockholders may participate in the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than 10 and not more than 60 days before the date of the meeting.

Notice to each stockholder entitled to vote at the meeting shall be given personally, by mail, or by electronic transmission if consented to by a stockholder, by or at the direction of the Secretary or the officer or person calling the meeting. If mailed, the notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder’s address as it appears on the share transfer records of the Corporation, with postage thereon prepaid.

Any stockholder entitled to notice of a meeting may sign a written waiver of notice delivered to the Corporation either before or after the meeting. A stockholder’s participation or attendance at a meeting shall constitute a waiver of notice, except where the stockholder attends for the specific purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

Section 2.8. VOTING LISTS. The Corporation shall prepare, as of the record date fixed for a meeting of stockholders, an alphabetical list of all stockholders entitled to vote at the meeting (or any adjournment thereof). [The list shall be available for inspection by any stockholder beginning two business days after notice of the meeting is given, during regular business hours at the Corporation’s principal office or another place identified in the meeting notice in the city where the meeting will be held.] The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting (or any adjournment thereof).

If any stockholders are participating in the meeting by remote communication, the list shall be open to examination by the stockholders for the duration of the meeting on a reasonably accessible electronic network, and the information required to access the list shall be provided to stockholders with the notice of the meeting.

Section 2.9. QUORUM OF STOCKHOLDERS. At each meeting of stockholders for the transaction of any business, a quorum must be present to organize such meeting. The presence in person, by means of remote communication, or by proxy of [a majority/[OTHER PERCENTAGE]] of the voting power constitutes a quorum for the transaction of business at a meeting of stockholders, except as otherwise required by the Articles of Incorporation, these Bylaws, or Chapter 78 of the Nevada Revised Statutes (the “Nevada Corporations Act”). If any class or series of shares is permitted or required to vote separately on any action, the presence in person, by means of remote communication, or by proxy of [a majority/[OTHER PERCENTAGE]] of the voting power of such class or series constitutes a quorum for the transaction of business.

The holders of a majority of the voting power represented in person, by means of remote communication, or by proxy at a meeting, even if less than a quorum, may adjourn or postpone the meeting from time to time.

Section 2.10. CONDUCT OF MEETINGS. The Board of Directors, as it shall deem appropriate, may adopt by resolution rules and regulations for the conduct of meetings of the stockholders. At every meeting of the stockholders, the [DESIGNATED OFFICER], or in the [DESIGNATED OFFICER]’s absence or inability to act, a director or officer designated by the Board of Directors, shall serve as chair of the meeting. The Secretary or, in the Secretary’s absence or inability to act, the person whom the chair of the meeting shall appoint, shall act as secretary of the meeting and keep the minutes thereof.

The chair of the meeting shall determine the order of business and, in the absence of a rule adopted by the Board of Directors, shall establish rules for the conduct of the meeting. The chair of the meeting shall announce the close of the polls for each matter voted upon at the meeting, after which no ballots, proxies, votes, changes, or revocations will be accepted. Polls for all matters before the meeting will be deemed to be closed upon final adjournment of the meeting.

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Section 2.11. VOTING OF STOCK. Each outstanding share of stock, regardless of class or series, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except as otherwise provided by these Bylaws and to the extent that the Articles of Incorporation or the certificate of designation establishing the class or series of stock provides for more or less than one vote per share or limits or denies voting rights to the holders of the shares of any class or series of stock.

Unless a different proportion is required by the Articles of Incorporation, these Bylaws, or the Nevada Corporations Act:

(a) If a quorum exists, action other than the election of directors is approved if the votes cast in favor of the action exceed the votes cast against the action.

(b) If a quorum exists of any class or series of stock that is permitted or required to vote separately on any matter, action is approved by the class or series if a majority of the voting power of a quorum of that class or series votes in favor of the action.

[As authorized by the Articles of Incorporation, at each election of directors of the Corporation, every stockholder entitled to vote shall have the right to multiply the number of votes to which such stockholder may be entitled by the total number of directors to be elected in the same election by the holders of the class or classes of stock of which such stockholder’s shares are a part, and such stockholder may cast the whole number of such votes for one candidate or distribute them among any number of candidates. To exercise the right of cumulative voting, one or more stockholders must give the President or Secretary of the Corporation written notice of their intention to cumulate votes at least 48 hours before the meeting (24 hours if notice of the meeting was delivered less than ten days before the meeting).

OR

Stockholders are prohibited from cumulating their votes in any election of directors of the Corporation.]

Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

Section 2.12. VOTING BY PROXY. A stockholder may vote either in person or by proxy executed in writing by the stockholder or the stockholder’s attorney-in-fact. Any copy, communication by electronic transmission, or other reliable written reproduction may be substituted for the stockholder’s original written proxy for any purpose for which the original proxy could have been used if such copy, communication by electronic transmission, or other reproduction is a complete reproduction of the entire original written proxy.

No proxy shall be valid after six months from the date of its creation unless the proxy specifies its duration, which may not exceed seven years from the date of its creation. A proxy shall be revocable unless the proxy states that the proxy is irrevocable and the proxy is coupled with an interest sufficient to support an irrevocable power.

A properly created proxy or proxies continues in full force and effect until either of the following occurs:

(a) One of the following is filed with or transmitted to the Secretary of the Corporation or another person or persons appointed by the Corporation to count the votes of the stockholders and determine the validity of proxies and ballots: (i) another instrument or transmission properly revoking the proxy; or (ii) a properly created proxy or proxies bearing a later date.

(b) The stockholder executing the original written proxy revokes the proxy by attending a stockholders’ meeting and voting its shares in person, in which case any votes cast by that stockholder’s previously designated proxy or proxies shall be disregarded by the Corporation when the votes are counted.

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Section 2.13. ACTION BY STOCKHOLDERS WITHOUT A MEETING. Any action required or permitted by the Nevada Corporations Act to be taken at a meeting of stockholders may be taken without a meeting if, before or after the action, a written consent to the action is signed by stockholders holding a majority of the voting power of the Corporation or, if different, the proportion of voting power required to take the action at a meeting of stockholders.

ARTICLE III

DIRECTORS

Section 3.1. POWERS. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. Directors must be natural persons at least 18 years of age and need not be stockholders of the Corporation.

Section 3.2. NUMBER OF DIRECTORS. The number of directors shall be [[NUMBER]/at least [NUMBER] and not more than [NUMBER]], provided that the [minimum or maximum] number [or both] may be increased or decreased from time to time by an amendment to these Bylaws. Subject to any provision in the Articles of Incorporation fixing the number of directors, the exact number of directors shall be fixed, within such range, by the Board of Directors. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

Section 3.3. TERM OF OFFICE. At the first annual meeting of stockholders and at each annual meeting thereafter, the holders of shares of stock entitled to vote in the election of directors shall elect directors to hold office until the next succeeding annual meeting or until the director’s earlier death, resignation, disqualification, or removal. Despite the expiration of a director’s term, the director shall continue to serve until the director’s successor is elected and qualified.

Section 3.4. REMOVAL. Any or all of the directors, or a class of directors, may be removed at any time, with [or without] cause, at a special meeting of stockholders called for that purpose by a vote of the holders of [two-thirds/[GREATER PERCENTAGE REQUIRED BY THE ARTICLES OF INCORPORATION]] of the voting power of the issued and outstanding stock entitled to vote. [If less than the entire Board of Directors is removed, no one director may be removed unless the vote in favor of removal would be sufficient to prevent the election of the director at the time of removal.]

If a director is elected by the holders of a class or series of shares, only the vote of the stockholders of such class or series, and not the votes of the outstanding shares as a whole, shall be required to remove the director.

Section 3.5. RESIGNATION. A director may resign at any time by giving written notice to the Board of Directors, its chair, or to the Secretary of the Corporation. A resignation is effective when the notice is given unless a later effective date is stated in the notice. Acceptance of the resignation shall not be required to make the resignation effective. The pending vacancy may be filled before the effective date, but the successor shall not take office until the effective date.

Section 3.6. VACANCIES. Unless otherwise provided in the Articles of Incorporation, vacancies and newly created directorships, whether resulting from an increase in the size of the Board of Directors or due to the death, resignation, disqualification, or removal of a director or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, even if less than a quorum. A director elected to fill a vacancy shall hold office for the unexpired term of that director’s predecessor in office and until that director’s successor is duly elected and qualified.

Section 3.7. REGULAR MEETINGS OF DIRECTORS. A regular meeting of the newly-elected Board of Directors shall be held, without other notice, immediately after and at the place of the annual meeting of stockholders, provided a quorum is present. Other regular meetings of the Board of Directors may be held at such times and places, within or without the State of Nevada, as the Board of Directors may determine.

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[Section 3.8. SPECIAL MEETINGS OF DIRECTORS. Special meetings of the Board of Directors may be called by the entire Board of Directors, any two directors, [or] the President[, or [NAMES OR TITLES OF OTHER AUTHORIZED PERSONS]].]

Section 3.9. PARTICIPATION BY ELECTRONIC COMMUNICATION. Directors not physically present at a meeting of the Board of Directors may participate in the meeting by electronic communication, videoconference, teleconference, or other available technology if the Corporation implements reasonable measures to:

(a) Verify the identity of each director participating by electronic communication.

(b) Provide the directors a reasonable opportunity to participate and vote, including an opportunity to communicate and read or hear the proceedings in a substantially concurrent manner.

Directors participating by electronic communication shall be considered present in person at the meeting.

Section 3.10. NOTICE OF DIRECTORS’ MEETINGS. All meetings of the Board of Directors shall be held upon not less than [NUMBER] days’ written notice stating the purpose or purposes of the meeting, and the date, place (if any), and time of the meeting, and the means of any electronic communication by which directors may participate in the meeting. Notice may be given to each director personally, by mail, by electronic transmission if consented to by the director, or by any other means of communication authorized by the director.

A director entitled to notice of a meeting may sign a written waiver of notice delivered to the Corporation either before or after the time of the meeting. A director’s participation or attendance at a meeting shall constitute a waiver of notice, except where the director attends for the specific purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

Section 3.11. QUORUM AND ACTION BY DIRECTORS. [A majority/[OTHER PERCENTAGE]] of the Board of Directors then in office shall constitute a quorum for the transaction of business. The directors at a meeting for which a quorum is not present may adjourn the meeting until a time and place as may be determined by a vote of the directors present at that meeting.

The act of the directors holding a majority of the voting power of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act requires approval by a greater proportion under the Articles of Incorporation or these Bylaws.

Section 3.12. COMPENSATION. Directors shall not receive any stated salary for their services, but the Board of Directors may provide for a fixed sum and expenses of attendance, if any, for attendance at any meeting of the Board of Directors or committee thereof. A director shall not be precluded from serving the Corporation in any other capacity and receiving compensation for services in that capacity.

Section 3.13. ACTION BY DIRECTORS WITHOUT MEETING. Any action required or permitted by the Nevada Corporations Act to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if, before or after the action, all of the members of the Board of Directors or committee sign a written consent describing the action and deliver it to the Corporation.

Section 3.14. COMMITTEES OF THE BOARD OF DIRECTORS. The Board of Directors, by resolution adopted by a [majority/[GREATER NUMBER]] of the directors, may establish one or more committees, each consisting of one or more directors, to exercise the authority of the Board of Directors to the extent provided in the resolution establishing the committee and allowed under the Nevada Corporations Act.

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Notwithstanding the foregoing, a committee of the Board of Directors shall not have the authority to:

(a) Fill vacancies on the Board of Directors or any committee thereof.

(b) Amend the Articles of Incorporation.

(c) Adopt, amend, or repeal these Bylaws.

(d) Authorize the issuance of shares of the Corporation’s stock.

(e) Authorize a distribution.

(f) Approve any action that requires stockholder approval.

The designation of a committee of the Board of Directors and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

ARTICLE IV

OFFICERS

Section 4.1. POSITIONS AND ELECTION. The officers of the Corporation shall be elected by the Board of Directors and shall be a President, a Secretary, a Treasurer, and any other officers, including assistant officers and agents, as may be deemed necessary by the Board of Directors. Any two or more offices may be held by the same person.

Officers shall be elected annually at the meeting of the Board of Directors held after each annual meeting of stockholders. Each officer shall serve until a successor is elected and qualified or until the earlier death, resignation, disqualification, or removal of that officer. Vacancies or new offices shall be filled at the next regular or special meeting of the Board of Directors. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 4.2. REMOVAL AND RESIGNATION. Any officer elected by the Board of Directors may be removed, with or without cause, at any regular or special meeting of the Board of Directors by the affirmative vote of the majority of the directors in attendance where a quorum is present. Removal shall be without prejudice to the contract rights, if any, of the officer so removed.

Any officer may resign at any time by delivering written notice to the Secretary of the Corporation. Resignation is effective when the notice is delivered unless the notice provides a later effective date. Any vacancies may be filled in accordance with Section 4.1 of these Bylaws.

Section 4.3. POWERS AND DUTIES OF OFFICERS. The powers and duties of the officers of the Corporation shall be as provided from time to time by resolution of the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of other officers. In the absence of such resolution, the respective officers shall have the powers and shall discharge the duties customarily and usually held and performed by like officers of corporations similar in organization and business purposes to the Corporation, subject to the control of the Board of Directors.

ARTICLE V

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND AGENTS

Section 5.1. INDEMNIFICATION IN ACTIONS BY THIRD PARTIES. The Corporation may, to the extent permitted by the Nevada Corporations Act, indemnify any person who is or was a director, officer, employee, or agent of the Corporation or is or was serving at the Corporation’s request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other entity (each such person, an “Indemnitee”) against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement, actually and reasonably incurred by the Indemnitee in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than a proceeding by or in the right of the Corporation, to which the Indemnitee is, was, or is threatened to be made a party by reason of being an Indemnitee, if the Indemnitee either:

(a) Did not breach, through intentional misconduct, fraud, or a knowing violation of law, the Indemnitee’s fiduciary duties as a director or officer to act in good faith and in the interests of the Corporation.

(b) Acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful.

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Section 5.2. INDEMNIFICATION IN ACTIONS BY OR ON BEHALF OF THE CORPORATION. The Corporation may, to the extent permitted by the Nevada Corporations Act, indemnify any Indemnitee against expenses, including attorneys’ fees and amounts paid in settlement, actually and reasonably incurred by the Indemnitee in connection with any threatened, pending, or completed suit or action by or in the right of the Corporation to which the Indemnitee is, was, or is threatened to be made a party by reason of being an Indemnitee, if the Indemnitee either:

(a) Did not breach, through intentional misconduct, fraud, or a knowing violation of law, the Indemnitee’s fiduciary duties as a director or officer to act in good faith and in the interests of the Corporation.

(b) Acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation.

Section 5.3. INDEMNIFICATION AGAINST EXPENSES. The Corporation shall, to the extent permitted by the Nevada Corporations Act, indemnify any Indemnitee who was successful, on the merits or otherwise, in the defense of any action, suit, proceeding, or claim described in Sections 5.1 and 5.2, against expenses (including attorneys’ fees) actually and reasonably incurred by the Indemnitee in connection with the defense.

Section 5.4. NON-EXCLUSIVITY OF INDEMNIFICATION RIGHTS. The rights of indemnification set out in this Article V shall be in addition to and not exclusive of any other rights to which any Indemnitee may be entitled under the Articles of Incorporation, Bylaws, any other agreement with the Corporation, any action taken by the disinterested directors or stockholders of the Corporation, or otherwise. The indemnification provided under this Article V shall inure to the benefit of the heirs, executors, and administrators of an Indemnitee.

ARTICLE VI

SHARE CERTIFICATES AND TRANSFER

Section 6.1. CERTIFICATES REPRESENTING SHARES. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any class or series of stock shall be uncertificated shares. The Corporation shall, within a reasonable time after the issuance or transfer of any uncertificated shares, send to the registered owner of the shares a written notice containing the information required to be set forth or stated on certificates pursuant to the Nevada Corporations Act. Shares represented by certificates shall be signed by officers or agents designated by the Corporation for such purpose and shall state:

(a) The name of the Corporation and that it is organized under the laws of Nevada.

(b) The name of the person to whom the certificate is issued.

(c) The number of shares represented by the certificate.

(d) Any restrictions on the transfer of the shares, such statement to be conspicuous.

No share shall be issued until the consideration therefor, fixed as provided by law, has been fully paid.

Section 6.2. TRANSFERS OF SHARES. Shares of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of shares of the Corporation shall be made on the books of the Corporation only by the holder of record thereof or by such person’s attorney lawfully constituted in writing and, in the case of certificated shares, upon the surrender of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued. No transfer of shares shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

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Section 6.3. REGISTERED STOCKHOLDERS. The Corporation may treat the holder of record of any shares issued by the Corporation as the holder in fact thereof, for purposes of voting those shares, receiving distributions thereon or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares, exercising or waiving any preemptive right with respect to those shares, entering into agreements with respect to those shares in accordance with the laws of the State of Nevada, or giving proxies with respect to those shares.

Neither the Corporation nor any of its officers, directors, employees, or agents shall be liable for regarding that person as the owner of those shares at that time for those purposes, regardless of whether that person possesses a certificate for those shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express notice thereof, except as otherwise provided by law.

Section 6.4. LOST, STOLEN, OR DESTROYED CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed upon the making of an affidavit of that fact by the owner of the allegedly lost, stolen, or destroyed certificate. When authorizing the issue of a new certificate or certificates, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of the allegedly lost, stolen, or destroyed certificate, or the owner’s legal representative, to give the Corporation a bond or other security sufficient to indemnify it against any claim that may be made against the Corporation or other obligees with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificate or certificates.

ARTICLE VII

DISTRIBUTIONS

Section 7.1. DECLARATION. The Board of Directors may authorize, and the Corporation may make, distributions to its stockholders in cash or property (other than shares of the Corporation), or a pro rata issuance of shares of the Corporation without consideration pursuant to NRS 78.215(3), to the extent permitted by the Articles of Incorporation and the Nevada Corporations Act.

Section 7.2. FIXING RECORD DATES FOR DISTRIBUTIONS AND SHARES ISSUED PURSUANT TO NRS 78.215(3). For the purpose of determining stockholders entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or an issuance of shares pursuant to NRS 78.215(3), the Board of Directors may, at the time of declaring the distribution or issuance, set a date no more than [60] days prior to the date of the distribution or issuance. If no record date is fixed for such distribution or issuance, the record date shall be the date on which the resolution of the Board of Directors authorizing the distribution or issuance is adopted.

ARTICLE VIII

MISCELLANEOUS

Section 8.1. CHECKS, DRAFTS, ETC. All checks, drafts, or other instruments for payment of money or notes of the Corporation shall be signed by an officer or officers or any other person or persons as shall be determined from time to time by resolution of the Board of Directors.

Section 8.2. FISCAL YEAR. The fiscal year of the Corporation shall be as determined by the Board of Directors.

Section 8.3. CONFLICT WITH APPLICABLE LAW OR ARTICLES OF INCORPORATION. Unless the context requires otherwise, the general provisions, rules of construction, and definitions of the Nevada Corporations Act shall govern the construction of these Bylaws. These Bylaws are adopted subject to any applicable law and the Articles of Incorporation. Whenever these Bylaws may conflict with any applicable law or the Articles of Incorporation, such conflict shall be resolved in favor of such law or the Articles of Incorporation.

Section 8.4. INVALID PROVISIONS. If any one or more of the provisions of these Bylaws, or the applicability of any provision to a specific situation, shall be held invalid or unenforceable, the provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of these Bylaws and all other applications of any provision shall not be affected thereby.

ARTICLE IX

AMENDMENT OF BYLAWS

Bylaws may be adopted, amended, or repealed by the stockholders or, except as prohibited by a Bylaw adopted by the stockholders, by the Board of Directors.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Tigerless AI Holdings Inc., a Nevada corporation (“Pubco” or the “Registrant”), is subject to the provisions of Chapter 78 of the Nevada Revised Statutes (“NRS”).

Section 78.138 of the NRS provides, among other things, that, subject to certain statutory limitations, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that (i) the director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of law.

Section 78.7502 of the NRS provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe the conduct was unlawful.

Section 78.7502 of the NRS further provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by such person in connection with the defense or settlement of the action or suit if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification may be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.751 of the NRS provides that, to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in NRS 78.7502, or in defense of any claim, issue or matter therein, the corporation shall indemnify such person against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection with the defense.

Section 78.752 of the NRS provides that the indemnification and advancement of expenses authorized in or ordered by a court pursuant to Chapter 78 of the NRS does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in such person’s official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to NRS 78.751(2), may not be made to or on behalf of any director or officer if a final adjudication establishes that such person’s acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action.

Pubco’s amended and restated articles of incorporation, to be effective upon the consummation of the Business Combination, and Pubco’s amended and restated bylaws, to be effective upon the consummation of the Business Combination, are expected to provide for indemnification of Pubco’s directors and officers to the fullest extent permitted by applicable law. Such organizational documents are also expected to provide that Pubco will, to the fullest extent permitted by applicable law, advance expenses incurred by its directors and officers in defending any proceeding in advance of its final disposition, subject to receipt of any required undertaking to repay such amounts if it is ultimately determined that such person is not entitled to indemnification.

Pubco expects to enter into indemnification agreements with each of its directors and executive officers, in a form to be filed as an exhibit to this registration statement, which agreements are expected to require Pubco to indemnify such persons to the fullest extent permitted by applicable law.

Pubco also expects to maintain directors’ and officers’ liability insurance covering certain liabilities that may be incurred by its directors and officers in such capacities.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or controlling persons of Pubco pursuant to the foregoing provisions, or otherwise, Pubco has been advised that in the opinion of the Securities and Exchange Commission (the “SEC”), such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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Item 21. Exhibits and Financial Statement Schedules.

(a) Exhibits

The following exhibits are filed herewith or incorporated by reference as part of this registration statement:

Exhibit No.	Description
2.1*

Agreement and Plan of Merger, dated as of April 17, 2026, by and among Piermont Valley Acquisition Corp., Tigerless Health, Inc., Tigerless AI Holdings Inc., Tigerless Merger Sub 1 Corp. and Tigerless Merger Sub 2 Corp. (included as Annex A to the proxy statement/prospectus).

3.1

Form of Amended and Restated Articles of Incorporation of Tigerless AI Holdings Inc., to be effective upon consummation of the Business Combination (included as Annex B to the proxy statement/prospectus).

3.2	Form of Amended and Restated Bylaws of Tigerless AI Holdings Inc., to be effective upon consummation of the Business Combination (included as Annex D to the proxy statement/prospectus).
3.3	Form of Certificate of Designations of Series A Convertible Preferred Stock
4.1

Warrant Agreement, dated November 30, 2021, by and between Piermont Valley Acquisition Corp and Continental (incorporated by reference to Exhibit 4.1 to Piermont Valley Acquisition Corp’s Current Report on Form 8-K, as filed with the SEC on December 6, 2021).

4.2	Warrant Assignment, Assumption and Amendment Agreement
4.3	Form of Specimen Class A Common Stock certificate
4.4	Form of Warrant certificate
5.1	Opinion of Graubard Miller
10.1	Form of Indemnification Agreement, by and between Tigerless AI Holdings Inc. and each of its directors and executive officers.
10.2	Form of Registration Rights Agreement.
10.3	Form of Lock-Up Agreement.
10.4	Form of Support Agreement.
10.5	Form of CFO Employment Agreement
10.6	Promissory Note of Tigerless Health dated January 15, 2026
10.7	Promissory Note of Tigerless Health dated June 8, 2026
10.8

Promissory Note of Piermont Valley Acquisition Corp. dated August 14, 2025  (incorporated by reference to Exhibit 10.1 to Piermont Valley Acquisition Corp’s Current Report on Form 8-K, as filed with the SEC on August 14, 2025)

10.9	Securities Purchase Agreement
21.1	Subsidiaries of Tigerless AI Holdings Inc.
23.1	Consent of Aloba, Awomolo & Partners.
23.2	Consent of Bush & Associates CPA LLC.
23.3	Consent of Graubard Miller (included in Exhibit 5.1).
23.4	Consent of InTraCoM GmbH, intellectual-property valuation expert, dated July 14, 2026.
24.1	Powers of Attorney (included on the signature page to this registration statement).
99.1	Form of Proxy Card of Piermont Valley Acquisition Corp.
99.2	Consent of Dr. Jing Lu (independent director nominee)
99.3	Consent of Shuxian Ling (independent director nominee)
99.4	Consent of Jeff Deutsch (independent director nominee)
107	Filing Fee Table.

____________

* The schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

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(b) Financial Statement Schedules

All financial statement schedules have been omitted because they are not required, are not applicable or the required information is shown in the financial statements or the notes thereto included in this registration statement.

Item 22. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

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(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to such purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 20 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

(9) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Tigerless AI Holdings Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on October 2, 2026.

TIGERLESS AI HOLDINGS INC.

By:	/s/ Zikang Wu
Name:	Zikang Wu
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Zikang Wu as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-4 of Tigerless AI Holdings Inc., and any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Name	Title	Date
/s/ Zikang Wu	Zikang Wu	Chief Executive Officer and Director (Principal Executive Officer and Principal Financial and Accounting Officer)	October 2, 2026

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TIGERLESS HEALTH, INC.

By:	/s/ Zikang Wu
Name:	Zikang Wu
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Zikang Wu his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4 (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the co-registrant and in the capacities and on the dates indicated.

Name	Position	Date

/s/ Zikang Wu	Chief Executive Officer and Sole Director (Principal Executive Officer)	October 2, 2026
Zikang Wu

/s/ Huasiyuan Liu	Chief Financial Officer (Principal Financial and Accounting Officer)	October 2, 2026
Huasiyuan Liu

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